UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

CRITICAL PATH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
Common Stock, par value $0.001 per share

2)	Aggregate number of securities to which transaction applies:
28,719,360 shares of Common Stock
209,985 shares of Common Stock issuable upon the exercise of options

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): The filing fee was determined based upon the sum of (A) 28,719,360 shares of Common Stock multiplied by $0.102 per share and (B) options to purchase 209,985 shares of Common Stock with exercise prices at or below $0.102 multiplied by $0.021 per share (which is the difference between $0.102 and the weighted average exercise price per share). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying .00003070 by the sum of the preceding sentence.

4)	Proposed maximum aggregate value of transaction: $2,933,784.41

5)	Total fee paid: $90.07

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

March 20, 2008

To the Shareholders of Critical Path, Inc.:

You are cordially invited to attend our special meeting of shareholders to be held on Monday, April 21, 2008, at 10:00 a.m. local time at the offices of Paul, Hastings, Janofsky & Walker LLP, 55 Second Street, San Francisco, California.

On December 5, 2007, we entered into an Agreement and Plan of Merger (as amended on February 19, 2008, referred to herein as the “merger agreement”) with CP Holdco, LLC, a newly-formed Delaware limited liability company (referred to herein as “Parent”), and CP Merger Co., a newly-formed California corporation and wholly-owned subsidiary of Parent (referred to herein as “Merger Sub”), pursuant to which Merger Sub will merge with and into Critical Path, Inc. (referred to herein as the “Company”). Such transaction is referred to herein as the “merger.” If the merger is completed, holders of our common stock (other than Parent and shareholders entitled to and who properly exercise dissenters’ rights under California law) will receive $0.102 in cash (subject to adjustments upon any stock split, stock dividend, stock distribution or reclassification of the common stock) (referred to herein as the “cash merger consideration”) plus a contingent right to receive a pro rata amount of any net recovery received by the Company with respect to an action pending in the United States District Court for the Western District of Washington captioned Vanessa Simmonds v. Bank of America Corporation and J.P. Morgan Chase & Co. (referred to herein as the “contingent litigation recovery right” and, together with the cash merger consideration, the “merger consideration”), without interest (subject to the discussion under “Material United States Federal Income Tax Consequences”) and less any applicable withholding of taxes, for each share of common stock they own.

Parent is beneficially owned by (i) General Atlantic Partners 74, L.P., GapStar, LLC, GAP Coinvestment Partners II, L.P., and GAPCO GmbH Co. & KG. (collectively referred to herein as the “General Atlantic shareholders”), (ii) Campina Enterprises Limited (referred to herein as “Campina”) and Cenwell Limited (referred to herein as “Cenwell” and collectively with Campina, the “CKH shareholders”), and (iii) Richmond CP LLC (referred to herein as “Richmond”). It is anticipated that Vectis-CP Holdings, LLC (referred to herein as “Vectis”) will join Parent as a member immediately prior to the effective time of the merger. Parent, the General Atlantic shareholders, the CKH shareholders, Richmond and Vectis are collectively referred to herein as the “affiliated shareholders.”

Immediately prior to the merger, and pursuant to the terms of the merger agreement, we intend to amend and restate our existing amended and restated articles of incorporation (such amended and restated articles of incorporation are referred to herein as the “existing articles,” and the existing articles as amended and restated are referred to herein as the “second amended and restated articles”) to, among other things, (i) provide for a 70,000-to-1 reverse stock split of our Series E Redeemable Convertible Preferred Stock (referred to herein as “Series E preferred stock”) to be effected immediately following the merger and the cashing out of all fractional shares of Series E preferred stock resulting from such reverse split on an as if converted to common stock basis at a per share price equal to $0.102 (subject to adjustments upon any stock split, stock dividend, stock distribution or reclassification of the common stock) plus the contingent litigation recovery right (referred to herein as the “Series E distribution amount”), (ii) provide for the conversion, on terms set forth in the second amended and restated articles, of all of our then outstanding Series D Cumulative Redeemable Convertible Preferred Stock (referred to herein as “Series D preferred stock”) and remaining Series E preferred stock after the reverse split into shares of our common stock upon the election by holders of a majority of the then outstanding shares of each such series to convert, (iii) increase the number of authorized shares of common stock to 500,000,000 in order to consummate the exchange of all of our outstanding 13.9% promissory notes due June 30, 2008 (referred to herein as the “13.9% notes”) for shares of common stock at a per share price equal to the cash merger consideration following the conversion referred to in clause (ii) above pursuant to a Note Exchange Agreement, dated as of

December 5, 2007, by and among the Company and the holders of all of the outstanding 13.9% notes (the reverse stock split and cashing out of fractional shares referred to in clause (i), the conversion referred to in clause (ii) and the exchange of the notes referred to in clause (iii) are collectively referred to herein as the “recapitalization”), (iv) permit shareholders to act by written consent, (v) terminate the authorization to issue Series F Redeemable Convertible Preferred Stock (referred to herein as “Series F preferred stock”) and (vi) provide that the transactions described herein do not constitute a change of control for purposes of our second amended and restated articles. The merger and the recapitalization are collectively referred to herein as the “transactions.”

Our board of directors, by the unanimous vote of those directors adopting the applicable resolutions (excluding Tom Tinsley, a director affiliated with the General Atlantic shareholders, and Gerald Ma, a director affiliated with the CKH shareholders) and upon the unanimous recommendation of a special committee of independent directors, has determined that the transactions are fair to and in the best interests of the Company and its shareholders other than the affiliated shareholders and our directors and officers (referred to herein as the “unaffiliated shareholders”) and has approved and declared advisable the adoption of the second amended and restated articles, the adoption of the merger agreement and the transactions.

Our board of directors (excluding Tom Tinsley, a director affiliated with the General Atlantic shareholders, and Gerald Ma, a director affiliated with the CKH shareholders) recommends that you vote FOR the proposal to adopt an amendment to our existing articles to provide for a 70,000-to-1 reverse stock split of our Series E preferred stock, FOR the proposal to adopt an amendment to our existing articles to provide for the conversion of our Series D preferred stock and Series E preferred stock into shares of our common stock upon the election of holders of a majority of the outstanding shares of each such series to convert, FOR the proposal to adopt an amendment to our existing articles to increase the number of authorized shares of common stock to 500,000,000, FOR the proposal to adopt an amendment to our existing articles to permit shareholders to act by written consent, FOR the proposal to adopt an amendment to our existing articles to terminate the authorization to issue Series F preferred stock, FOR the proposal to adopt an amendment to our existing articles to provide that the transactions do not constitute a change of control for purposes of the second amended and restated articles, FOR the proposal to adopt the second amended and restated articles as a whole, FOR the proposal to adopt the merger agreement and approve the merger and FOR the proposal to adjourn the special meeting, if necessary, to solicit additional proxies. Each of the proposals relating to our articles of incorporation is conditioned upon the approval of each other such proposal. The proposal relating to the adoption of the merger agreement and approval of the merger is conditioned upon the approval of the proposals relating to our articles of incorporation.

Pursuant to a Voting Agreement dated as of December 5, 2007, among Parent and the shareholders party thereto, holders of a majority of the outstanding shares of common stock, Series D preferred stock and Series E preferred stock as of March 17, 2008 have agreed to vote for the adoption of the second amended and restated articles and for the adoption of the merger agreement and the approval of the merger.

In the materials accompanying this letter, you will find a notice of special meeting of shareholders, a proxy statement relating to the actions to be taken by our shareholders at the special meeting and a proxy or voting card. Included with the proxy statement is the opinion of the special committee’s financial advisor, Oppenheimer & Co. Inc., relating to the fairness, from a financial point of view, of the consideration provided for in the merger agreement. The proxy statement includes other important information about the second amended and restated articles, the merger agreement and the transactions. We encourage you to read the entire proxy statement (including its annexes) carefully.

All of our shareholders are cordially invited to attend the special meeting in person. Whether or not you plan to attend the special meeting, please complete, sign, date and return your proxy card in the enclosed envelope as instructed in these materials. It is important that your shares be represented and voted at the special meeting. If you attend the special meeting, you may vote in person as you wish, even though you have previously returned your proxy card.

On behalf of our board of directors, I thank you for your support and urge you to vote FOR the adoption of an amendment to our existing articles to provide for a 70,000-to-1 reverse stock split of our Series E preferred stock, FOR the adoption of an amendment to our existing articles to provide for the conversion of our Series D preferred stock and Series E preferred stock into shares of our common stock upon the election of holders of a majority of the outstanding shares of each such series to convert, FOR the adoption of an amendment to our existing articles to increase the number of authorized shares of common stock to 500,000,000, FOR the adoption of an amendment to our existing articles to permit shareholders to act by written consent, FOR the adoption of an amendment to our existing articles to terminate the authorization to issue Series F preferred stock, FOR the adoption of an amendment to our existing articles to provide that the transactions do not constitute a change of control for purposes of the second amended and restated articles, FOR the adoption of the second amended and restated articles as a whole, FOR adoption of the merger agreement and the approval of the merger and FOR the proposal to adjourn the special meeting, if necessary, to solicit additional proxies. Each of the proposals relating to our articles of incorporation is conditioned upon the approval of each other such proposal. The proposal relating to the adoption of the merger agreement and approval of the merger is conditioned upon the approval of the proposals relating to our articles of incorporation.

Sincerely, /S/ MARK J. FERRER
Mark J. Ferrer Chairman of the Board of Directors

Neither the Securities and Exchange Commission nor any state regulatory authority has approved or disapproved these transactions, passed upon the merits or fairness of the transactions, or determined if this proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.

This proxy statement is dated March 20, 2008 and is first being mailed to our shareholders on or about March 25, 2008.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be held on April 21, 2008

To the shareholders of Critical Path, Inc.

We will hold a special meeting of shareholders of Critical Path, Inc. (referred to herein as the “Company”) on Monday, April 21, 2008, at 10:00 a.m. local time at the offices of Paul, Hastings, Janofsky & Walker LLP, 55 Second Street, San Francisco, California, to consider the following proposals:

1.    To adopt an amendment to our existing amended and restated articles of incorporation (referred to herein as the “existing articles”) to provide for a 70,000-to-1 reverse stock split of our Series E Redeemable Convertible Preferred Stock (referred to herein as “Series E preferred stock”) to be effected immediately following the merger described in Proposal 8 below and the cashing out of fractional shares of the Series E preferred stock resulting from such reverse split on an as if converted to common stock basis;

2.    To adopt an amendment to our existing articles to provide for the conversion of our Series D Cumulative Redeemable Convertible Preferred Stock (referred to herein as “Series D preferred stock”) and Series E preferred stock into shares of our common stock upon the election of holders of a majority of the outstanding shares of each such series to convert, to be effected immediately following the reverse stock split described in Proposal 1;

3.    To adopt an amendment to our existing articles to increase the number of authorized shares of common stock to 500,000,000 in order to consummate the exchange of all of our outstanding 13.9% promissory notes due June 30, 2008 (referred to herein as the “13.9% notes”) for shares of our common stock at a per share price equal to $.102 following the conversion referred to in Proposal 2 pursuant to the terms of the Note Exchange Agreement, dated December 5, 2007, by and among the Company and the holders of all of the outstanding 13.9% notes (the reverse stock split and cashing out of fractional shares referred to in Proposal 1, the conversion referred to in Proposal 2 and the exchange of the notes referred to in this Proposal 3 are collectively referred to herein as the “recapitalization”);

4.    To adopt an amendment to our existing articles to permit shareholders to act by written consent;

5.    To adopt an amendment to our existing articles to terminate the authorization to issue Series F Redeemable Convertible Preferred Stock;

6.    To adopt an amendment to our existing articles to provide that the transactions described herein do not constitute a change of control for purposes of our existing articles as amended and restated to give effect to the amendments set forth in items 1 through 6 (referred to herein as the “second amended and restated articles”);

7.    To adopt the second amended and restated articles as a whole;

EACH OF THE PROPOSALS SET FORTH IN ITEMS 1 THROUGH 7 IS

CONDITIONED UPON THE APPROVAL OF THE OTHER PROPOSALS ABOVE AND IS REQUIRED FOR COMPLETION OF THE TRANSACTIONS.

8.    To adopt the Agreement and Plan of Merger, dated as of December 5, 2007, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of February 19, 2008 (referred to herein as the “merger agreement”), by and among the Company, CP Holdco, LLC , a newly-formed Delaware limited liability company

(referred to herein as “Parent”), and CP Merger Co., a newly-formed California corporation and wholly-owned subsidiary of Parent (referred to herein as “Merger Sub”), and to approve the merger of Merger Sub with and into the Company as contemplated by the merger agreement (referred to herein as the “merger”); and

THE PROPOSAL SET FORTH IN ITEM 8 IS CONDITIONED UPON THE APPROVAL OF THE PROPOSALS SET FORTH IN ITEMS 1 THROUGH 7 ABOVE AND IS REQUIRED FOR COMPLETION OF THE TRANSACTIONS.

9.    To adjourn the special meeting, if necessary, to solicit additional proxies for the adoption of the second amended and restated articles and the adoption of the merger agreement and the approval of the merger.

The merger and the recapitalization are referred to herein as the “transactions.”

Our board of directors, by the unanimous vote of those directors adopting the applicable resolutions (excluding Tom Tinsley, a director affiliated with the General Atlantic shareholders, and Gerald Ma, a director affiliated with the CKH shareholders) and upon the unanimous recommendation of a special committee of independent directors, has determined that the transactions are fair to and in the best interests of the Company and its shareholders other than the affiliated shareholders named in the proxy statement and our directors and officers (referred to herein as the “unaffiliated shareholders”) and has approved and declared advisable the adoption of the second amended and restated articles, the adoption of the merger agreement and the transactions. Our board of directors (excluding Tom Tinsley, a director affiliated with the General Atlantic shareholders named in the proxy statement, and Gerald Ma, a director affiliated with the CKH shareholders named in the proxy statement) recommends that you vote FOR the proposal to adopt an amendment to our existing articles to provide for a 70,000-to-1 reverse stock split of our Series E preferred stock, FOR the proposal to adopt an amendment to our existing articles to provide for the conversion of our Series D preferred stock and Series E preferred stock into shares of our common stock upon the election of holders of a majority of the outstanding shares of each such series to convert, FOR the proposal to adopt an amendment to our existing articles to increase the number of authorized shares of common stock to 500,000,000, FOR the proposal to adopt an amendment to our existing articles to permit shareholders to act by written consent, FOR the proposal to adopt an amendment to our existing articles to terminate the authorization to issue Series F preferred stock, FOR the proposal to adopt an amendment to our existing articles to provide that the transactions do not constitute a change of control for purposes of the second amended and restated articles, FOR the proposal to adopt the second amended and restated articles as a whole, FOR the proposal to adopt the merger agreement and approve the merger and FOR the proposal to adjourn the special meeting, if necessary, to solicit additional proxies.

Only shareholders of record as of the close of business on March 17, 2008 are entitled to notice of and to vote at the special meeting and any adjournment or postponement thereof. Whether or not you expect to attend the special meeting, please submit your vote according to the instructions on the enclosed proxy or voting card as promptly as possible so your shares can be voted at the special meeting. Even if you have given your proxy, you may still vote in person if you attend the special meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the special meeting, you will not be permitted to vote in person at the special meeting unless you first obtain a proxy issued in your name from the record holder.

We cannot complete the merger or the recapitalization unless (i) the amendment to our existing articles to provide for a 70,000-to-1 reverse stock split of our Series E preferred stock is adopted by the affirmative vote of a majority of (a) the outstanding shares of Series D preferred stock, voting as a separate class, (b) the outstanding shares of Series E preferred stock, voting as a separate class, and (c) the outstanding shares of common stock, Series D preferred stock and Series E preferred stock, voting together as a single class, with each share of common stock being entitled to one vote, each share of Series D preferred stock being entitled to as many votes as is equal to accreted value of such share on the record date divided by $4.20 and each share of Series E preferred stock being entitled to as many votes as is equal to accreted value of such share on the record date divided by $1.50 (the foregoing is referred to herein as “voting on a modified as converted basis”); (ii) the amendment to our existing articles to provide for the conversion of our Series D preferred stock and Series E preferred stock into shares of our common stock upon the election of holders of a majority of the outstanding shares of each such series to convert is adopted by the affirmative vote of a majority of (a) the outstanding shares of Series D preferred stock, voting as a separate class, (b) the outstanding shares of Series E preferred stock, voting as a separate class, and (c) the outstanding shares of common stock, Series D preferred stock and Series E preferred stock, voting together as a single class on a modified as converted basis; (iii) the amendment to our existing articles to increase the number of authorized shares of common stock to 500,000,000 is adopted by the affirmative vote of a majority of (a) the outstanding shares of common stock, voting as a separate class, (b) the outstanding shares of Series D preferred stock, voting as a separate class, and (c) the outstanding shares of common stock, Series D preferred stock and Series E preferred stock, voting together as a single class on a modified as converted basis; (iv) the amendment to our existing articles to permit shareholders to act by written consent is adopted by the affirmative vote of a majority of (a) the outstanding shares of common stock, voting as a separate class, (b) the outstanding shares of Series D preferred stock, voting as a separate class, (c) the outstanding shares of Series E preferred stock, voting as a separate class, and (d) the outstanding shares of common stock, Series D preferred stock and Series E preferred stock, voting together as a single class on a modified as converted basis; (v) the amendment to our existing articles to terminate the authorization to issue Series F preferred stock is adopted by the affirmative vote of a majority of (a) the outstanding shares of Series D preferred stock, voting as a separate class, and (b) the outstanding shares of common stock, Series D preferred stock and Series E preferred stock, voting together as a single class on a modified as converted basis; (vi) the amendment to our existing articles to provide that the transactions do not constitute a change of control for purposes of the second amended and restated articles is adopted by the affirmative vote of a majority of (a) the outstanding shares of Series D preferred stock, voting as a separate class, (b) the outstanding shares of Series E preferred stock, voting as a separate class, and (c) the outstanding shares of common stock, Series D preferred stock and Series E preferred stock, voting together as a single class on a modified as converted basis; and (vii) the second amended and restated articles as a whole are adopted by the affirmative vote of a majority of (a) the outstanding shares of common stock, voting as a separate class, (b) the outstanding shares of Series D preferred stock, voting as a separate class, (c) the outstanding shares of Series E preferred stock, voting as a separate class, and (d) the outstanding shares of common stock, Series D preferred stock and Series E preferred stock, voting together as a single class on a modified as converted basis. If any of the proposals to adopt an amendment to the existing articles or the proposal to adopt the second amended and restated articles as a whole do not pass, none of such proposals will be deemed to pass. The failure of a shareholder to vote on any proposal to adopt an amendment to our existing articles or to adopt the second amended and restated articles as a whole will have the same effect as a vote against the adoption of the second amended and restated articles.

We cannot complete the merger unless the merger agreement is adopted and the merger is approved by the affirmative vote of a majority of (i) the outstanding shares of common stock, voting as a separate class, and (ii) the outstanding shares of common stock, Series D preferred stock and Series E preferred stock, voting together as a single class on a modified as converted basis. The failure of any shareholder to vote on the proposal to adopt the merger agreement will have the same effect as a vote against the adoption of merger agreement.

Pursuant to a Voting Agreement dated as of December 5, 2007, among Parent and the shareholders party thereto, holders of a majority of the outstanding shares of common stock, Series D preferred stock and Series E preferred stock as of March 17, 2008 have agreed to vote for the adoption of the second amended and restated articles and for the adoption of the merger agreement and the approval of the merger.

As of March 17, 2008, there were 67,917,770 shares of common stock, 1,293,365 shares of Series D preferred stock and 48,341,620 shares of Series E preferred stock outstanding.

Please read this proxy statement carefully and in its entirety. This proxy statement contains important information about the transactions, including information regarding your statutory dissenters’ rights.

Holders of our common stock will have the right to demand appraisal of their shares in connection with the merger and obtain payment in cash for the fair market value of their shares of common stock, but only if they comply with the applicable provisions of California law. A copy of the California statutory provisions relating to dissenters’ rights is attached as Annex G to the attached proxy statement, and a summary of these provisions can be found under “Special Factors—Dissenters’ Rights” in the attached proxy statement.

Please do not send in your stock certificates at this time. If the transactions are completed, you will receive instructions regarding the surrender of your stock certificates and payment for your shares of our common stock and fractional shares of Series E preferred stock as promptly as practicable after the transactions are completed.

Sincerely, /S/ MARK J. FERRER
Mark J. Ferrer Chairman of the Board of Directors

San Francisco, California

March 20, 2008

Page
Other Matters	69
The Merger	70
Introduction	70
The Parties	70
The Merger Agreement	71
The Recapitalization	81
Introduction	81
The Voting Agreement and the Conversion and Contribution Agreement	81
The Note Exchange Agreement and the Exchange of Outstanding 13.9% Notes for Common Stock and Cancellation of Warrants to Purchase Series F Preferred Stock	82
Reverse Stock Split of Series E Preferred Stock	82
Conversion of Outstanding Preferred Stock into Common Stock	83
Exchange of Preferred Stock Certificates and Payment for Fractional Shares of Series E Preferred Stock	84
Material United States Federal Income Tax Consequences	85
Generally	85
Tax Consequences of the Merger	85
Tax Consequences of the Reverse Stock Split	85
Tax Consequences of the Conversion of Preferred Stock	88
Tax Consequences of Exercise of Options and Warrants	89
Tax Consequences of Cancellation of Options and Warrants	89
Constructive Distributions	89
Information Reporting and Backup Withholding	89
Selected Historical Consolidated Financial Data	91
Net Book Value	91
Ratio of Earnings to Fixed Charges	91
Trading Market and Price of Common Stock	93
Dividend Policy	93
Security Ownership of Certain Beneficial Owners and Management	94
Prior Purchases and Sales of Our Common Stock	98
By the Company	98
By the Affiliated Shareholders	98
Transactions in Securities of the Company in the Last 60 days	98
Prior Public Offerings	98
Past Contacts, Transactions, Negotiations or Agreements	99
Prior Public Offerings	99
Information About Management of the Company and the Affiliated Shareholders	100
The Company	100
The Affiliated Shareholders	102
Voting by Management of the Company and Affiliated Shareholders; Recommendation by Such Persons	108
Description of Capital Stock	109
General	109
Common Stock	109
Blank Check Preferred Stock	110
Series F Redeemable Convertible Preferred Stock	110
Series E Redeemable Convertible Preferred Stock	111
Series D Cumulative Redeemable Convertible Preferred Stock	113
Series C Participating Preferred Stock	115
Registration Rights	115
Stockholders Agreement	115
Anti-Takeover Provisions	116
Other Matters	119
Shareholder Proposals	119
Delivery of Documents to Security Holders Sharing an Address	119
Where You Can Find More Information	120

SUMMARY TERM SHEET

The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that item. See “Where You Can Find More Information” on page 120. References to “Critical Path,” “the Company,” “we,” “our,” or “us” in this proxy statement refer to Critical Path, Inc. and its subsidiaries unless otherwise indicated by context.

This proxy statement is dated March 20, 2008, and is first being mailed to shareholders of Critical Path on or about March 25, 2008.

The Parties to the Merger (“The Merger—The Parties” beginning on page 70)

Critical Path, Inc. is a California corporation that delivers software and services that enable the rapid deployment of highly scalable valued-added solutions for messaging and identity management. The Company’s messaging and identity management solutions help organizations expand the range of digital communications services they provide while helping to reduce overall costs. Critical Path is publicly traded on the OTC Bulletin Board under the symbol “CPTH.OB”. The Company’s principal executive offices are located at 42-47 Lower Mount Street, Dublin 2, Ireland and its telephone number is (415) 541-2500.

CP Holdco, LLC (referred to herein as “Parent”) is a Delaware limited liability company, beneficially owned and controlled by (i) General Atlantic Partners 74, L.P., GapStar, LLC, GAP Coinvestment Partners II, L.P., and GAPCO GmbH Co. & KG. (collectively referred to herein as the “General Atlantic shareholders”), (ii) Campina Enterprises Limited (referred to herein as “Campina”) and Cenwell Limited (referred to herein as “Cenwell” and collectively with Campina, the “CKH shareholders”), and (iii) Richmond CP LLC (referred to herein as “Richmond”). It is anticipated that Vectis-CP Holdings, LLC (referred to herein as “Vectis”) will join Parent as a member immediately prior to the effective time of the merger. Parent, the General Atlantic shareholders, the CKH shareholders, Richmond and Vectis are collectively referred to herein as the “affiliated shareholders.” Parent’s principal executive offices are located at c/o General Atlantic Service Company, LLC, 3 Pickwick Plaza, Greenwich, Connecticut 06830, and its telephone number is (203) 629-8600. Parent was organized solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement and has not previously engaged in any other business operations.

CP Merger Co. (referred to herein as “Merger Sub”) is a California corporation and a wholly owned subsidiary of Parent. Merger Sub’s principal executive offices are located at c/o General Atlantic Service Company, LLC, 3 Pickwick Plaza, Greenwich, Connecticut 06830, and its telephone number is (203) 629-8600. Merger Sub was organized solely for the purpose of entering into the merger agreement and completing the proposed merger and has not engaged in any other business operations.

The Merger (“The Merger” beginning on page 70)

Under the terms of the Agreement and Plan of merger, dated as of December 5, 2007, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of February 19, 2008 (referred to herein as the “merger agreement”), by and among the Company, Parent and Merger Sub, and subject to satisfaction or waiver of the conditions therein, Merger Sub will merge with and into the Company, with the Company surviving. This transaction is referred to herein as the “merger.” At the effective time of the merger, each share of Critical Path’s common stock, par value $0.001 per share (referred to herein as “common stock”), issued and outstanding immediately prior to the effective time of the merger (other than any shares owned by Parent and shareholders who are entitled to and who properly exercise dissenters’ rights under California law) will be canceled and converted into the right to receive $0.102 in cash (subject to adjustments upon any stock split, stock dividend, stock distribution or reclassifications of the common stock) (referred to herein as the “cash merger consideration”) plus a contingent right to receive a pro rata amount of any net recovery received by the Company with respect to an action pending in the United States District Court for the Western District of Washington captioned Vanessa Simmonds v. Bank of America Corporation and J.P. Morgan Chase & Co. (referred to herein as the “contingent litigation recovery right” and, together with the cash merger consideration, the “merger consideration”) without interest (subject to the discussion under “Material United States Federal Income Tax Consequences”) and less any applicable withholding of taxes.

Our board of directors reserves the right, even after approval of the merger by our shareholders, to elect not to proceed and to abandon the merger if it determines that such action is not in the best interest of the Company or our shareholders.

The Recapitalization (“The Recapitalization” beginning on page 81)

Immediately prior to the merger, and pursuant to the terms of the merger agreement, we intend to amend and restate our existing amended and restated articles of incorporation (such amended and restated articles of incorporation are referred to herein as the “existing articles,” and the existing articles as amended and restated are referred to herein as the “second amended and restated articles”) to, among other things, (i) provide for a 70,000-to-1 reverse stock split of our Series E Redeemable Convertible Preferred Stock (referred to herein as “Series E preferred stock”) to be effected immediately following the merger and the cashing out of all fractional shares of the Series E preferred stock resulting from such reverse split on an as if converted to common stock basis at a per share price equal to $0.102 (subject to adjustments upon any stock split, stock dividend, stock distribution or reclassification of the common stock) plus the contingent litigation recovery right (referred to herein as the “Series E distribution amount”), (ii) provide for the conversion, on the terms set forth in the second amended and restated articles, of all of our then outstanding Series D Cumulative Redeemable Convertible Preferred Stock (referred to herein as the “Series D preferred stock”) and Series E preferred stock after the reverse split into shares of our common stock following the merger upon the election by holders of a majority of the then outstanding shares of each such series to convert, (iii) increase the number of authorized shares of our common stock to 500,000,000, (iv) permit shareholders to act by written consent, (v) terminate the authorization to issue Series F Redeemable Convertible Preferred Stock (referred to herein as “Series F preferred stock”) and (vi) provide that the transactions do not constitute a change of control for purposes of our second amended and restated articles. Pursuant to the terms of the second amended and restated articles, we will consummate the reverse stock split of the Series E preferred stock and cashing out of all fractional shares of Series E preferred stock resulting from such reverse stock split (with the cash consideration for such fractional shares being funded by Parent and paid to the holders thereof by the payment agent) and convert all of the then outstanding Series D preferred stock and Series E preferred stock remaining after the reverse stock split into shares of our common stock, on the terms set forth in the second amended and restated articles, upon the election of holders of a majority of the then outstanding shares of each such series to convert. Pursuant to a Voting Agreement, dated as of December 5, 2007 (referred to herein as the “voting agreement”), the affiliated shareholders, Dragonfield Limited (referred to herein as “Dragonfield”), Lion Cosmos Limited (referred to herein as “Lion Cosmos”), Richmond I, LLC, Richmond III, LLC, Peter Kellner and certain relatives of and entities related to Mr. Kellner (together with Richmond I, LLC, Richmond III, LLC and Mr. Kellner, the “Kellner parties”), Ace Paragon Holdings Limited (referred to herein as “Ace Paragon”) and Crosslink Crossover Fund IV, L.P. (referred to herein as “Crosslink”) who, as of December 5, 2007, collectively held a majority of the outstanding shares of Series D preferred stock and Series E preferred stock, have agreed to elect to convert their shares of then outstanding Series D preferred stock and Series E preferred stock into common stock following the merger upon written notice from any General Atlantic shareholder or CKH shareholder which will result in the automatic conversion of all of the then outstanding Series D preferred stock and Series E preferred stock. See “The Recapitalization—The Voting Agreement and the Conversion and Contribution Agreement.” Immediately following the conversion described in clause (ii) above, all of our outstanding 13.9% promissory notes due June 30, 2008 (referred to herein as the “13.9% notes”) will be exchanged for shares of common stock at a per share price equal to the cash merger consideration pursuant to the terms of the Note Exchange Agreement, dated as of December 5, 2007, by and among the Company and the holders of all of the outstanding 13.9% notes (referred to herein as the “note exchange agreement”). The transactions described above are referred to herein as the “recapitalization” and the merger and the recapitalization are collectively referred to herein as the “transactions.”

Our board of directors reserves the right, even after approval of the second amended and restated articles by our shareholders, to elect not to proceed and to abandon the filing of the second amended and restated articles if it determines that such action is not in the best interest of the Company or our shareholders.

Going Private Transaction (“Special Factors—Certain Effects of the Transactions” beginning on page 51)

As a result of the proposed merger and recapitalization, the Company will cease to be a publicly-traded company. Holders of our common stock immediately prior to the effective time of the merger and holders of less than 70,000 shares of our Series E preferred stock immediately prior to the reverse stock split will no longer have any interest in our future earnings or growth. Immediately following consummation of the transactions, we intend to terminate the registration of our common stock and suspend our reporting obligations under the Securities Exchange Act of 1934, as amended (referred to herein as the “Exchange Act”), upon application to the Securities and Exchange Commission (referred to herein as the “SEC”). In addition, upon completion of the transactions, shares of our common stock will no longer be listed on any stock exchange or quotation system, including the OTC Bulletin Board.

Critical Path’s Reasons for the Transactions (“Special Factors—Reasons for the Transactions and Factors Considered in Determining Fairness” beginning on page 34)

In the course of reaching their decision to approve the transactions, a special committee of our board of directors composed entirely of independent directors (referred to herein as the “special committee”) and our board of directors (excluding Tom Tinsley, a director affiliated with the General Atlantic shareholders, and Gerald Ma, a director affiliated with the CKH shareholders) considered a number of factors in their deliberations. Principal among them was the Company’s inability to attract new capital and its current inability to repay the 13.9% notes when they mature in June 2008 or to redeem the Series D preferred stock and Series E preferred stock when they become mandatorily redeemable in July 2008 in accordance with their current terms. Failure to pay these amounts would likely lead to a bankruptcy of the Company forcing a liquidation of its assets. The special committee also considered the fact that, prior to the receipt of the term sheet relating to the transactions described in this proxy statement, it believed that the Company had exhausted all reasonable efforts to pursue other strategic alternatives. In addition, the board of directors considered the Company’s current inability to provide meaningful equity incentives to management or employees due to the Company’s complex capital structure, as well as our need to reduce operating and compliance costs in order to remain a going concern.

Other significant factors in the timing of the transactions are the recognition by our board of directors that the expenses associated with maintaining registration of our securities under the Exchange Act have increased significantly over the past few years, and the belief that they will continue to do so. The special committee and our board of directors believe that the increased disclosure and procedural requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (referred to herein as “Section 404”) will result in continuing increased legal, accounting and administrative expense, and diversion of the board of directors, management and staff effort from our strategy and operations without a commensurate benefit to our shareholders.

The Merger Agreement (“The Merger—The Merger Agreement” beginning on page 71)

Merger Consideration. If the merger is completed, holders of our common stock (other than Parent and shareholders entitled to and who properly exercise dissenters’ rights under California law) will receive the merger consideration, without interest (subject to the discussion under “Material United States Federal Income Tax Consequences”) and less any applicable withholding of taxes, for each share of common stock they own. Holders of options exercisable for common stock with exercise prices at or below the cash merger consideration will receive, for each share of common stock issuable upon exercise of such options, an amount equal to the difference, if any, between the exercise price of such options and the cash merger consideration, without interest (subject to the discussion under “Material United States Federal Income Tax Consequences”) and less any applicable withholding of taxes, and the contingent litigation recovery right. If the exercise price of such options is greater than the cash merger consideration, such options will be cancelled without consideration. Holders of warrants to purchase common stock will be compensated on the same basis as holders of the Company’s stock options. Preferred stock will remain outstanding after the merger; however, the merger agreement also describes the recapitalization outlined elsewhere in this proxy statement. See “The Merger—The Merger Agreement—Conversion of Capital Stock” beginning on page 71, “The Merger—The Merger Agreement—Treatment of Stock Options” beginning on page 72, “The Merger—The Merger Agreement—Treatment of Warrants” beginning on page 72 and “The Merger—The Merger Agreement— Treatment of Preferred Stock” beginning on page 72.

The contingent litigation recovery right relates to an action currently pending in the Western District of Washington captioned Vanessa Simmonds v. Bank of America Corporation and J.P. Morgan Chase & Co. in which the plaintiff alleges, among other things, violations of Section 16(b) of the Exchange Act by the underwriters in connection with our initial public offering in March 1999 and seeks to compel the underwriters to disgorge any profits they may have realized in violation of Section 16(b). As the statutory beneficiary, the Company is named as a nominal defendant. The contingent litigation recovery right was added to the consideration to be paid in the merger and the recapitalization in order to allow Ms. Simmonds to preserve the right to pursue her claim and to allow other holders of our capital stock to share in any potential recovery. See “The Merger—The Merger Agreement—Contingent Litigation Recovery Right” beginning on page 73.

Conditions to the Merger. The obligations of Parent, Merger Sub and the Company to complete the merger are subject to the satisfaction or waiver of conditions as described in the merger agreement. Neither Parent and Merger Sub, nor the Company, are obligated to consummate the merger unless the following conditions are fulfilled or waived:

•	approval of the merger agreement and the amendments to our existing articles by the Company’s shareholders;

•	receipt of all requisite government approvals and expiration of any applicable waiting period; and

•	the absence of any court order or other action by any government authority that prohibits the consummation of the merger or the recapitalization.

The Parent and Merger Sub need not consummate the merger unless:

•

generally, and subject to qualifications described elsewhere in this proxy statement, the representations and warranties of the Company are true and correct, except where any failure of such representations and warranties to be true and correct has not had a Company material adverse effect (as defined in the merger agreement);

•	the special committee’s and board’s recommendations remain unchanged;

•	the opinion of Oppenheimer provided herein has not been withdrawn, revoked or modified;

•	the Company has not experienced a material adverse effect (as defined in the merger agreement);

•	statutory dissenters’ rights are invoked for only 5% or less of the shares of the Company’s common stock;

•	the Company has performed or complied in all material respects under the merger agreement;

•	less than 10% of the outstanding shares of Series E preferred stock immediately after the 70,000-to-1 reverse stock split are cashed out as fractional shares;

•	there are no lawsuits challenging the merger; and

•	the Company will be eligible for immediate suspension of SEC reporting requirements after the merger.

The Company’s obligations to consummate the merger are contingent upon:

•

the representations and warranties of Parent being true and correct in all respects as of the closing date, except where the failure of such representations and warranties (in the aggregate) to be true and correct would not prevent or materially delay the performance by Parent of any of its obligations under the merger agreement; and

•	the performance in all material respects of the obligations of Parent and Merger Sub under the merger agreement.

See “The Merger—The Merger Agreement—Conditions Precedent to Consummation of the Merger” beginning on page 77.

Limitations on Consideration of Other Proposals. We have agreed not to change the recommendation made by our board of directors in this proxy statement, or to approve any letter of intent or similar arrangement that could reasonably be expected to lead to a takeover proposal by a third party. But our board of directors may withdraw or modify its recommendation of the merger or recommend an acquisition proposal with a third party if, among other things, the acquisition proposal is a superior proposal, and the special committee determines in good faith, after consultation with its legal counsel, that failure to take such action would be inconsistent with its fiduciary duties under applicable law. See “The Merger—The Merger Agreement—Limitations on Consideration of Alternative Proposals” beginning on page 75.

Termination of the Merger Agreement. The merger agreement may be terminated under certain circumstances, including:

•	a material breach of the terms of the agreement by the parties;

•	if the merger has not been consummated by April 30, 2008; or

•

if the special committee has determined that it intends to enter into a transaction with respect to a superior proposal and the Company otherwise complies with certain terms of the merger agreement. See “The Merger—The Merger Agreement—Termination of the Merger Agreement” beginning on page 79.

Payment of Fees and Expenses Upon Termination. Generally, each party is responsible for its own fees and expenses; however, the Company has agreed to reimburse the actual and documented attorneys’ fees and expenses incurred by Parent as of the date of termination in connection with the merger agreement, ancillary documents to the merger agreement and the transactions contemplated thereby, up to an aggregate amount of $750,000, under certain conditions, including failure of shareholders to approve the merger agreement and breach of the merger agreement by the Company. See “The Merger—The Merger Agreement—Fee and Expense Reimbursement” beginning on page 80.

The Voting Agreement and the Conversion and Contribution Agreement (“The Recapitalization—The Voting Agreement and the Conversion and Contribution Agreement” beginning on page 81)

The affiliated shareholders, Dragonfield, Lion Cosmos, the Kellner parties, Ace Paragon and Crosslink, which as of March 17, 2008, collectively held approximately 57.9%, 93.1% and 72.2% of the voting power of the outstanding common stock, Series D preferred stock and Series E preferred stock, respectively (although on an individual basis, each shareholder may not hold shares in each of the foregoing share classes), are parties to a voting agreement pursuant to which these shareholders have agreed to vote all their shares of common stock, Series D preferred stock and Series E preferred stock in favor of adopting the second amended and restated articles, in favor of adopting the merger agreement and approving the merger and in favor of the approval of any other matter to be approved by the shareholders of the Company to facilitate the transactions contemplated by the merger agreement and the second amended and restated articles. In addition, pursuant to a Conversion and Contribution Agreement, dated as of December 5, 2007 (referred to herein as the “conversion and contribution agreement”), entered into by the affiliated shareholders (except for GAPCO GmbH & Co. KG) and the Kellner parties, the General Atlantic shareholders party thereto and the CKH shareholders converted a certain number of their respective shares of Series D preferred stock into common stock such that the affiliated shareholders collectively held, as of the record date, a majority of the outstanding shares of common stock.

Financing (“Special Factors—Financing of the Transactions” beginning on page 54)

Based on information available as of the date of this proxy statement, Parent estimates that the total amount of funds necessary for it to complete the transactions will not exceed $4.9 million. Parent expects this amount to be provided by cash contributions from its members.

Effects of the Merger (“Special Factors—Certain Effects of the Transactions” beginning on page 51)

If the merger is completed, holders of our common stock other than Parent will be entitled to receive the merger consideration, without interest (subject to the discussion under “Material United States Federal Income Tax Consequences”) and less any applicable withholding of taxes, for each share of common stock they own immediately prior to the effective time of the merger, unless such holders have properly exercised their statutory dissenters’ rights under California law with respect to the merger. Shares of common stock held by Parent immediately prior to the merger will be cancelled. Shares of common stock of Merger Sub shall be converted into an equal number of shares of common stock of the Company. At the effective time of the merger, we will cancel all outstanding options and warrants to purchase shares of our common stock and all outstanding warrants to purchase shares of our Series F preferred stock. As a result of the merger and prior to giving effect to the recapitalization, Parent will own all of the outstanding common stock, and the Series D preferred stock and Series E preferred stock will remain outstanding. If you do not hold shares of Series D preferred stock or Series E preferred stock, you will not own any shares of the Company following the merger.

Effect of the Recapitalization (“Special Factors—Certain Effects of the Transactions” beginning on page 51)

Immediately prior to the merger, we will amend and restate our existing articles to, among other things, (i) provide for a 70,000-to-1 reverse stock split of our Series E preferred stock to be effected immediately following the merger and the cashing out of all fractional shares of our Series E preferred stock resulting from such reverse stock split on an as if converted to common stock basis at a per share price equal to the Series E distribution amount, (ii) provide for the conversion, on the terms set forth in the second amended and restated articles, of all of our outstanding Series D preferred stock and Series E preferred stock into shares of our common stock following the reverse stock split upon the election by holders of a majority of each such series to convert, (iii) increase the number of authorized shares of our common stock to 500,000,000, (iv) permit shareholders to act by written consent, (v) terminate the authorization to issue Series F preferred stock and (vi) provide that the transactions described in this proxy statement do not constitute a change of control for purposes of our second amended and restated articles. Immediately following the effective time of the merger, we will consummate the reverse stock split. Pursuant to the voting agreement, holders of a majority of the outstanding Series D preferred stock and Series E preferred stock as of December 5, 2007, have agreed to elect to convert their shares of Series D preferred stock and Series E preferred stock into common stock upon written notice from any General Atlantic shareholder or CKH shareholder following the reverse stock split of the Series E preferred stock which will force the conversion of all of the then outstanding Series D preferred stock and Series E preferred stock into shares of common stock. Immediately following the conversion of our Series D preferred stock and Series E preferred stock described above, all of the outstanding 13.9% notes will be exchanged for shares of common stock at a per share price equal to the cash merger consideration.

Recommendation of the Special Committee and Our Board of Directors (“Special Factors— Reasons for the Transactions and Factors Considered in Determining Fairness—Special Committee and Board of Directors’ Determination of Fairness” beginning on page 35)

After careful consideration, the special committee unanimously determined that the terms of the merger agreement and the transactions contemplated thereby, including the merger, the second amended and restated articles and the recapitalization, are advisable, fair to, and in the best interests of, our shareholders other than the affiliated shareholders and our directors and officers (referred to herein as the “unaffiliated shareholders”). The special committee unanimously recommended to our board of directors that the second amended and restated articles and the merger agreement be adopted and the merger be approved. The special committee unanimously recommends that you vote FOR the proposal to adopt an amendment to our existing articles to provide for a

70,000-to-1 reverse stock split of our Series E preferred stock, FOR the proposal to adopt an amendment to our existing articles to provide for the conversion of our Series D preferred stock and Series E preferred stock into shares of our common stock upon the election of holders of a majority of the outstanding shares of each such series to convert, FOR the proposal to adopt an amendment to our existing articles to increase the number of authorized shares of common stock to 500,000,000, FOR the proposal to adopt an amendment to our existing articles to permit shareholders to act by written consent, FOR the proposal to adopt an amendment to our existing articles to terminate the authorization to issue Series F preferred stock, FOR the proposal to adopt an amendment to our existing articles to provide that the transactions do not constitute a change of control for purposes of the second amended and restated articles, FOR the proposal to adopt the second amended and restated articles as a whole, FOR the proposal to adopt the merger agreement and approve the merger and FOR the proposal to adjourn the special meeting, if necessary, to solicit additional proxies.

After careful consideration, our board of directors (excluding Tom Tinsley, a director affiliated with the General Atlantic shareholders and Gerald Ma, a director affiliated with the CKH shareholders, neither of whom participated in the deliberation or approval relating to the transactions), acting upon the unanimous recommendation of the special committee and after adopting the analyses of the special committee, unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, the second amended and restated articles and the recapitalization, are advisable, fair to, and in the best interests of, the Company and its unaffiliated shareholders and has approved the merger agreement, the merger, the second amended and restated articles and the recapitalization. Our board of directors (excluding Tom Tinsley and Gerald Ma) unanimously recommends that you vote FOR the proposal to adopt an amendment to our existing articles to provide for a 70,000-to-1 reverse stock split of our Series E preferred stock, FOR the proposal to adopt an amendment to our existing articles to provide for the conversion of our Series D preferred stock and Series E preferred stock into shares of our common stock upon the election of holders of a majority of the outstanding shares of each such series to convert, FOR the proposal to adopt an amendment to our existing articles to increase the number of authorized shares of common stock to 500,000,000, FOR the proposal to adopt an amendment to our existing articles to permit shareholders to act by written consent, FOR the proposal to adopt an amendment to our existing articles to terminate the authorization to issue Series F preferred stock, FOR the proposal to adopt an amendment to our existing articles to provide that the transactions do not constitute a change of control for purposes of the second amended and restated articles, FOR the proposal to adopt the second amended and restated articles as a whole, FOR the proposal to adopt the merger agreement and approve the merger and FOR the proposal to adjourn the special meeting, if necessary, to solicit additional proxies.

For a discussion of the material factors considered by the special committee and our board of directors in reaching their conclusions, see “Special Factors—Reasons for the Transactions and Factors Considered in Determining Fairness” beginning on page 34.

Interests of Critical Path’s Directors and Executive Officers in the Transactions (“Special Factors—Interests of Certain Persons in the Transactions—Our Directors and Executive Officers” beginning on page 48)

In considering the recommendation of the board of directors, you should be aware that our directors and executive officers may have interests in the transactions that are different from, or in addition to, your interests as a shareholder, and that may present actual or potential conflicts of interest.

Position of Affiliated Shareholders as to the Fairness of the Transaction (“Special Factors— Position of Affiliated Shareholders as to Fairness of the Transactions “ beginning on page 39)

For each of our affiliated shareholders, their purpose and reasons for engaging in the transactions, alternatives considered and analyses regarding substantive and procedural fairness of the transactions to unaffiliated shareholders were the same as those of the special committee, and each of these affiliated shareholders adopted the analyses of the special committee with respect to these issues. Based on these factors and analyses, each of our affiliated shareholders had concluded that the Rule 13e-3 transaction is procedurally and substantively fair to our unaffiliated shareholders.

Fairness Opinion of Special Committee’s Financial Advisor (“Special Factors—Fairness Opinion of the Special Committee’s Advisor” beginning on page 39)

On November 19, 2007, Oppenheimer & Co. Inc. (referred to herein as “Oppenheimer”) delivered its oral opinion to the special committee of the Company’s board of directors, which was subsequently confirmed in its written opinion delivered the same day, that as of such date, and based upon and subject to the factors and assumptions set forth therein, the cash consideration of $0.102 per share of common stock, for the purpose of taking the Company private, that the holders of common stock (other than Parent and those holders who are entitled to and properly exercise dissenters’ rights under California law) will receive pursuant to the merger agreement was fair from a financial point of view to such holders. The fairness opinion did not address the fairness of the merger consideration to be received by certain holders of common stock, notes and/or preferred stock of the Company (referred to herein as the “rollover shareholders”). In addition, in rendering the fairness opinion, Oppenheimer expressed no opinion with respect to the amount or nature of any compensation to any officer, director or employee of the Company, or any class of such persons relative to the consideration to be received by the unaffiliated shareholders in the merger or with respect to the fairness of any such compensation.

The Company has agreed to pay Oppenheimer a fee for its services comprised of a $270,000 opinion fee, which was payable upon delivery of the fairness opinion to the special committee, and has agreed to reimburse Oppenheimer for certain of its expenses, including attorney’s fees, incurred in connection with its engagement.

The procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Oppenheimer in preparing the fairness opinion are set forth under “Special Factors—Fairness Opinion of the Special Committee’s Advisor.” You should review the full text of the fairness opinion which is attached as Annex F to this proxy statement.

Dissenters’ Rights (“Special Factors—Dissenters’ Rights” beginning on page 53)

Holders of our common stock may be entitled to dissenters’ rights under Chapter 13 of the California Corporations Code (referred to herein as “Chapter 13”) in connection with the merger. Any shares of our common stock as to which dissenters’ rights are properly exercised may, in circumstances specified in Chapter 13, be converted into the right to receive the fair market value of the dissenting shares pursuant to the laws of the State of California. Annex G to this proxy statement contains the full text of Chapter 13. Our shareholders are encouraged to read Chapter 13 in its entirety. Failure to follow all of the steps required by this statute will result in the loss of your statutory dissenters’ rights.

Holders of our Series D preferred stock and Series E preferred stock are not entitled to dissenters’ rights with respect to the merger. Furthermore, none of our shareholders is entitled to dissenters’ rights with respect to the adoption of the amendments to our existing articles or the related recapitalization.

Treatment of Stock Options (“The Merger—The Merger Agreement—Treatment of Stock Options” beginning on page 72)

Option holders that exercise their options to purchase our common stock will receive the merger consideration for each share of common stock they own as of the effective time of the merger. Pursuant to the terms of the merger agreement, all outstanding options to purchase shares of our common stock will become fully vested and exercisable at the effective time of the merger. All of the outstanding options exercisable for shares of common stock will be cancelled at the effective time of the merger and holders of such options with exercise prices at or below the cash merger consideration who do not exercise their options will receive, for each share of common stock issuable upon exercise of such options, an amount equal to the difference, if any, between the exercise price of such options and the cash merger consideration and the contingent litigation recovery right. The right of any holder of options to purchase common stock to receive consideration is subject to and will be reduced by the amount of any applicable withholding of taxes.

Treatment of Warrants (“The Merger—The Merger Agreement—Treatment of Warrants” beginning on page 72)

Pursuant to the terms of each outstanding warrant to purchase shares of our common stock, prior to the closing of the transactions, we will provide notice that each warrant that is not exercised prior to the effective time of the merger will terminate. Warrant holders that exercise their warrants to purchase our common stock will receive the merger consideration for each share of common stock they own at the effective time of the merger. All of the outstanding warrants exercisable for shares of common stock will be cancelled at the effective time of the merger and holders of such warrants with exercise prices at or below the cash merger consideration who do not exercise their warrants will receive, for each share of common stock issuable upon exercise of such warrants, an amount equal to the difference, if any, between the exercise price of such warrants and the cash merger consideration and the contingent litigation recovery right. The right of any holder of warrants to purchase common stock to receive consideration is subject to and will be reduced by the amount of any applicable withholding of taxes.

Each outstanding Series F warrant will be cancelled at the effective time of the merger pursuant to the terms of the merger agreement and the note exchange agreement.

Material United States Federal Income Tax Consequences (“Material United States Federal Income Tax Consequences” beginning on page 85)

The exchange of shares of our common stock for cash pursuant to the merger agreement generally will be a taxable transaction for United States federal income tax purposes. Shareholders who exchange their shares of common stock in the merger will generally recognize gain or loss in an amount equal to the difference, if any, between the cash received in the merger and their adjusted tax basis in their shares of common stock subject to a portion of the cash received being treated as interest.

In general, the reverse split will not be a taxable transaction, except to the extent a shareholder receives cash in lieu of fractional shares of Series E preferred stock. Shareholders who receive cash for all of their shares of Series E preferred stock, and cease to remain shareholders of the Company following the reverse split, will generally recognize gain or loss in an amount equal to the difference, if any, between the cash received and their adjusted tax basis in the fractional shares of Series E preferred stock subject to a portion of the cash received being treated as interest. Shareholders that continue to own shares in the Company following the reverse split and receive cash in lieu of fractional shares will be taxed on amounts received depending upon each shareholders’ individual circumstances.

Shareholders who convert their shares of Series D preferred stock or Series E preferred stock into shares of common stock will generally not recognize any gain or loss except to the extent any common shares received are attributable to any accrued but unpaid dividends. You should consult your tax advisor for a complete analysis of the effect of the merger, reverse split and conversion on your federal, state and local and/or foreign taxes.

Trading Market and Price Range of Our Common Stock (“Trading Market and Price of Common Stock” beginning on page 93)

Our common stock is currently listed on the OTC Bulletin Board under the symbol “CPTH.OB.” During the 52 weeks ended March 14, 2008, the trading price of our common stock on the OTC Bulletin Board ranged from $0.06 to $0.14.

SPECIAL FACTORS

Background of the Transactions

Over the past several years and continuing through the time the Company received the term sheet relating to the transactions described herein, the Company has worked with a series of financial advisors in exploring business strategies and options available to the Company. The Company has faced increasing financial pressures and has adopted a variety of strategies to deal with these pressures. To these ends, the Company has introduced a variety of cost-cutting initiatives, has investigated the possible sale of the Company’s non-core and non-strategic businesses, sought possible strategic partners that may be interested in merging with or into the Company, effected various capital raising activities, and explored the possibility of taking the Company private to eliminate the costs associated with being a public company.

By 2004, the Company was focusing its business strategy and development efforts on its new Memova® Mobile software (referred to herein as “Memova”), a solution for delivering mobile messaging to consumers’ wireless handsets. Trial versions of Memova were released in fall 2004. The Company’s management and board of directors believed that mobile messaging solutions could be an important growth engine for the Company, and decided to explore the sale of certain non-core, non-strategic assets to support a more focused business model. At the same time, they recognized that the timing of when mobile adoption would occur was uncertain.

During this time, the Company had been investigating the possible sale of its hosted messaging (referred to herein as “Hosted”), SuperNews Usenet subscription service (referred to herein as “SuperNews”) and Identity Management software solution (referred to herein as “IDM”) business assets, which it identified as non-core and non-strategic. In early July 2005, the Company began discussions with Updata Capital, Inc., (referred to herein as “Updata”) for the provision of financial advisory services in connection with the Company’s strategic plans, and on July 18, 2005, the Company signed an engagement letter with Updata. Under the agreement, Updata would assess the operations and strategy of the Company and initiate efforts to discuss and negotiate with third parties regarding the sale of certain business units or assets of the Company, specifically targeting the Company’s Hosted, SuperNews and IDM businesses, or the merger or acquisition of, or with, select businesses of third parties.

The board of directors held a regularly scheduled meeting on July 26, 2005, during which Mark Ferrer, then the Company’s Chief Executive Officer, provided the board with an update on plans for the potential sale of certain non-core business assets, specifically potential opportunities with respect to the Hosted and SuperNews assets. During the meeting, representatives of Updata presented a status report on the sale of these business assets. Following a discussion on this issue, the board, as part of its long-term strategic planning and in light of the recent decline in the price of the Company’s common stock, began a discussion on a possible going private transaction for the Company, and representatives from Updata presented a financial analysis of the feasibility of taking the Company private. Additionally, the Company’s legal counsel, Paul, Hastings, Janofsky & Walker, LLP (referred to herein as “Paul Hastings”) presented a general analysis of going private transactions, including mechanics, timing and related legal issues, as well as considerations related to protecting shareholder interests. Following a discussion, the board agreed that any further consideration of any possible going private transaction should be postponed until the Company had further investigated the possibility of selling certain non-core business units.

Between July 26 and September 30, 2005, the Company received requests for information and began initial discussions with a number of parties who had responded to Updata’s contacts and expressed interest regarding some or all of the Company’s non-strategic assets. The board of directors held a telephonic meeting on August 31, 2005, during which representatives from Updata provided an update on developments in connection with potential bidders for the Company’s Hosted and SuperNews businesses.

By September 30, 2005, Updata had received initial proposals or nonbinding letters of intent from three potential bidders, including Tucows Inc. (referred to herein as “Tucows”) for the Hosted assets; and from two other potential bidders, including a party referred to herein as the “Primary SuperNews Bidder,” for the

SuperNews assets. Another party, referred to herein as the “Alternative Hosted/SuperNews Bidder,” expressed an interest in purchasing both the Hosted and SuperNews assets.

Tucows provided an initial proposal to purchase the Hosted assets for $7.0 million in cash with 50% to be paid at closing and the remaining 50% to be placed in escrow and earned over two years based on revenue targets and retaining key customers from the acquired business during that time. The Tucows offer was not contingent on Tucows obtaining outside financing. Tucows indicated it would consider negotiating a shorter earnout period if the Company would consider committing to an exclusivity period for negotiations. Meanwhile, another party (referred to herein as the “Alternative Hosted Bidder”) provided an initial proposal to purchase the Hosted assets for $5.0 million in cash, with 90% to be paid at closing and 10% to be placed in escrow to cover contingent liabilities. On September 22, 2005, the Primary SuperNews Bidder provided an initial expression of interest to purchase the SuperNews assets with $3.0 million to $4.0 million paid up front and $1.5 million to $2.5 million paid one year later provided that certain targets were met. Around the same time, the Alternative Hosted/SuperNews Bidder provided an initial proposal to purchase both the Hosted and SuperNews assets for $8.5 million paid up front, contingent on it obtaining outside financing. Also around this time, the Company was in contact with a number of other parties that had expressed an interest in the Hosted and SuperNews assets. The Company, however, determined that the offers presented by these parties were inferior to the offers presented by Tucows, the Primary SuperNews Bidder, the Alternative Hosted/SuperNews Bidder and the Alternative Hosted Bidder and decided it would be in the Company’s best interests to focus on negotiations with these bidders.

The Alternative Hosted Bidder submitted a revised proposal to Updata on October 13, 2005, with the option of a lower all-cash offer of $3.5 million at closing, or $1.0 million at closing with an earn-out tied to 2006 revenues which could produce higher overall consideration under certain circumstances. Updata indicated it felt there may be customer retention issues if the Alternative Hosted Bidder were to purchase the Hosted assets. The Company decided to put further discussions with the Alternative Hosted Bidder on hold pending progress with the other interested parties.

On October 17, 2005, representatives of the Primary SuperNews Bidder provided the Company with a letter of intent regarding the sale of the Company’s SuperNews assets. Under the terms of the letter, the Primary SuperNews Bidder would pay the Company $4.0 million at closing and would pay up to an additional $1.0 million based on the performance of the SuperNews business during the one-year period after closing. Under the terms of the letter, the Primary SuperNews Bidder would also assume specific liabilities related to the SuperNews business. The letter provided that the Primary SuperNews Bidder’s offer was not contingent upon its ability to obtain external financing at that time, but contemplated that the Primary SuperNews Bidder would be consulting with financial lenders to consider financing options.

During a telephonic meeting of the board of directors on October 19, 2005, Mr. Ferrer made a presentation regarding the competing bids the Company had received from Tucows, the Primary SuperNews Bidder and the Alternative Hosted/SuperNews Bidder. After discussion of the revised bids, the board unanimously decided to proceed with continued negotiations with Tucows and the Primary SuperNews Bidder.

On October 21, 2005, representatives of the Alternative Hosted/SuperNews Bidder provided the Company with a letter of intent regarding the sale of the Company’s Hosted and SuperNews assets. Under the terms of the letter, the Alternative Hosted/SuperNews Bidder would pay the Company up to $15.5 million, $13.0 million of which would be paid at closing provided that the Company would be required to refund $0.5 million of that amount if a specified customer of the businesses did not renew its contract. The Alternative Hosted/SuperNews Bidder would pay up to an additional $2.0 million to the Company contingent upon the successful renewal of certain key customers. Finally, the Alternative Hosted/SuperNews Bidder would pay the Company up to an additional $0.5 million based on the performance of the SuperNews business during the one-year period following closing. The letter of intent also contemplated that the Company would provide transition services to the Alternative Hosted/SuperNews Bidder for a ninety-day period following the sale, and obligated the parties to negotiate a two-year non-competition agreement for customers acquired by the Alternative Hosted/SuperNews Bidder in the transaction.

On October 24, 2005, representatives of Tucows provided the Company with a letter of intent regarding the sale of the Company’s Hosted business assets. Under the terms of the letter, Tucows would pay the Company $7.0 million with $5.5 million due at closing and an additional $1.5 million to be due if and when key customers of the Hosted business elected to renew their contracts. The letter also provided that Tucows and the Company were to enter into a non-competition agreement covering the Hosted business, but the letter specifically provided that the Company could continue to host its SuperNews business and provide hosted mobile messaging services using its Memova software. The letter also provided that, at Tucows’ election, the Company would provide, for a fee, software maintenance and support to Tucows.

The board of directors held a regular meeting on October 27, 2005 during which Mr. Ferrer introduced a discussion of the various bids received for the Company’s non-core businesses and presented a comparison of the pros and cons between accepting the offers from Tucows, the Primary SuperNews Bidder and the Alternative Hosted/SuperNews Bidder. Although the Alternative Hosted/SuperNews Bidder’s bid was higher than those of Tucows and the Primary SuperNews Bidder bids combined, the board of directors had a number of concerns about the Alternative Hosted/SuperNews Bidder’s offer, including the Alternative Hosted/SuperNews Bidder’s lack of current liquidity and its ability to secure financing in a timely manner. In addition, the board believed that the Alternative Hosted/SuperNews Bidder’s offer involved greater transition costs and had a lower probability of retaining key customers. A representative from Updata presented their views on the competing bids. After further discussion, the board unanimously voted to accept the offers from Tucows and the Primary SuperNews Bidder. Following this vote, the Company provided draft asset purchase agreements to Tucows and the Primary SuperNews Bidder and began to respond to due diligence requests from the two parties.

Negotiations with Tucows and the Primary SuperNews Bidder continued through November and into December. On December 14, 2005, the Company entered into an asset purchase agreement with Tucows for the sale of the Company’s Hosted assets, including its Hosted customer base, assembled Hosted workforce, Hosted hardware and other elements of goodwill. Under the agreement, Tucows also acquired a software license for Memova and agreed to assume certain contractual liabilities related to the Hosted assets. The total purchase price was $8.0 million, $1.25 million of which was contingent upon the satisfaction of certain post-closing conditions.

In mid-December 2005, Mr. Ferrer had an initial meeting with representatives of a venture capital firm (referred to herein as the “Alternative Strategic Investor”) to begin discussions about taking the Company private. The Alternative Strategic Investor expressed an interest in investing in the Company, perhaps by buying the Company’s outstanding common stock, subject to agreeing with the preferred shareholders and debt holders on a capital structure and relative valuation.

On December 21, 2005, Ashley Fieglein, a representative of the General Atlantic shareholders, met with a representative of a private equity firm that focuses on investments in software development companies (referred to herein as the “Software Company Investor”) who was interested in discussing the possibility of acquiring the assets of the Company or its IDM business. The Software Company Investor was separately looking at acquiring another smaller messaging software company, merging it with the Company and taking the resulting company private. Later, in March 2006, Mr. Ferrer and Ms. Fieglein met with representatives of the Software Company Investor to follow up on the initial discussions between Ms. Fieglein and representatives of the Software Company Investor. Based on the meeting, in early April 2006, the Company and the Software Company Investor executed a mutual non-disclosure agreement in anticipation of sharing more financial and operations data. The Software Company Investor continued to pursue its other acquisition target as a prerequisite to engaging in a transaction with the Company. Ultimately, in September 2006, the Software Company Investor determined that it was not able to generate sufficient interest with private equity partners to make an offer to the Company.

Meanwhile, during a special meeting of the board of directors on December 22, 2005, Mr. Ferrer reported that a definitive agreement to sell the Hosted assets to Tucows had been signed and that closing was scheduled for January 3, 2006. Mr. Ferrer also presented the board with an update on progress that had been made in the proposed sale of the Company’s SuperNews business assets to the Primary SuperNews Bidder. Prior to the meeting, the Primary SuperNews Bidder notified the Company that it had lost its anticipated source of funding and proposed that the deal be restructured to provide for a portion of the purchase price to be financed. The Primary SuperNews Bidder believed it could secure new funding by the end of the year, and alternatively proposed that the Company self-finance a portion of the purchase price by taking a promissory note from the Primary SuperNews Bidder. Mr. Ferrer recommended to the board that, given the Company’s 2006 plan with respect to SuperNews, the Company defer the sale of the SuperNews business. The Primary SuperNews Bidder was unable to secure financing by the end of the year and the Company consequently ceased negotiations with the Primary SuperNews Bidder.

Also at the December 22, 2005 board meeting, Mr. Clark reported on the discussions he had recently had with various debt investors regarding a potential refinancing of the Company’s $18.0 million aggregate principal amount of 13.9% notes. The Company had previously decided to see if any investors would offer debt instruments with longer maturities than the 13.9% notes. The 13.9% notes provided that interest would be paid in kind with payment of interest not being required until maturity or refinancing. Additionally, the 13.9% notes contained no covenants and only relatively minor warrants. During the ensuing discussion, it became clear to the board that given the Company’s ongoing financial struggles, there was likely no debt financing alternative available to the Company that would have as favorable terms as the 13.9% notes. As a result, after several inquiries were made to potential lenders, the Company temporarily discontinued its efforts to refinance the 13.9% notes.

In late December 2005, representatives from a consumer mobile messaging company listed on the London Stock Exchange Alternative Investment Market (referred to herein as the “AIM”) (referred to herein as the “UK Alternative Merger Partner”) contacted representatives of the Company to discuss the possibility of developing a strategic relationship between the two companies.

On January 3, 2006, the Company completed the sale of its Hosted assets to Tucows for $6.25 million in cash and the assumption certain contractual liabilities. An additional $1.75 million was placed in escrow, $1.2 million of which was ultimately paid to the Company upon satisfaction of certain post-closing conditions and the balance of which was returned to Tucows. As a result of the sale of the Hosted assets to Tucows, the Company’s cash balance increased slightly at March 31, 2006 to $19.1 million from $18.7 million at December 31, 2005. The Company, however, still faced both financial and operational challenges. The Company’s operating activities were still using a significant amount of cash, its revenues were not growing and the Company continued to be engaged in restructuring activities to balance its operating cost structure. The effect of the delay and ultimate termination of the Primary SuperNews Bidder deal for the SuperNews assets meant that the Company would have to continue to invest its cash in the on-going capital equipment requirements of the SuperNews operations. Additionally, the Company needed to restructure its debt obligations ahead of the maturity of its 13.9% notes in December 2007 (the maturity date was subsequently extended to June 2008) for a total of $26.8 million and the redemption of its outstanding preferred stock due in July 2008 for a total of $162.5 million.

The board of directors held a regular meeting on January 24, 2006, during which the board voted to terminate the Company’s employee stock purchase plan. The board’s decision was based on the lack of participation in the plan by employees, which it believed was the result of the significant decline in the price of the Company’s common stock over the past several years, as well as a desire to limit the expense to the Company of maintaining the plan. During the meeting, representatives from Updata made a presentation to the board regarding various strategic options that were available to the Company. Updata advised the board that the Company had three primary options: enter into a strategic relationship with another company, take the Company private or continue as a publicly held company. The board affirmed its ongoing support of the Company’s consumer mobile strategy, although it recognized that consumer adoption of mobile email was occurring at a slower pace than anticipated.

On January 26, 2006, representatives of the Company contacted representatives of the UK Alternative Merger Partner regarding a potential strategic relationship between the two companies. The Company suggested that both sides cooperate in examining financial statements, financial forecasts and any other information that may help the parties determine whether a strategic relationship would be in the interests of both companies.

Also on January 26, 2006, Michael Zukerman, then the Company’s senior vice president and general counsel, communicated with the board of directors regarding the Company’s follow up efforts with Alternative Strategic Investor and such party’s interest in working with the Company to take the Company private.

On February 8, 2006, Mr. Zukerman and Jim Clark, the Company’s Chief Financial Officer, met representatives of Jefferies Broadview, a technology investment banking group, to discuss the possibility of having Jefferies Broadview provide financial advisory services to the Company in connection with the Company’s discussions with the UK Alternative Merger Partner and other strategic opportunities that became available. At the meeting, Jefferies Broadview provided a presentation on the software messaging industry and the mobile market in particular. In mid-February 2006, representatives of Jefferies Broadview met with Mr. Ferrer and Mark Palomba, then the Company’s Executive Vice President, Worldwide Sales and Field Operations, at the 3GSM conference in Barcelona to further discuss the services Jefferies Broadview could provide to the Company. After these discussions, however, the Company decided not to engage Jefferies Broadview. Also during the 3GSM conference, Messrs. Ferrer and Palomba met with representatives of the UK Alternative Merger Partner and conducted further discussions regarding strategic partnering opportunities.

In response to the ongoing financial pressures facing the Company, representatives of the Company had discussions with representatives of Updata in early March 2006 about extending Updata’s engagement. On March 8, 2006, the Company amended its contract with Updata to expand the existing relationship between the parties. Under the amended contract, Updata would provide advisory services to the board with respect to strategic alternatives, and, if so directed by the board, would discuss and negotiate with third parties regarding the sale of substantially all of the assets of the Company, a merger or acquisition of, or with, the Company, or the sale of a significant portion of the outstanding stock of the Company.

Representatives of the Company continued preliminary discussions with representatives of the Alternative Strategic Investor on March 2, 2006 regarding the possibility of taking the Company private. As part of these discussions, representatives of the Company presented representatives of the Alternative Strategic Investor with a general overview of the Company and its services, and a detailed presentation of its financials, product and solution offerings, the overall mobile market, and its market plans and revenue forecasts for 2006. On March 7, 2006, representatives of the Company had further discussions with representatives of the Alternative Strategic Investor regarding the Alternative Strategic Investor’s valuation of the Company. The two parties also discussed the need to involve the Company’s shareholders, including the General Atlantic shareholders and the CKH shareholders in the discussion of any going private transaction due to the fact that the General Atlantic shareholders and the CKH shareholders, together with their respective affiliates, were each significant investors of the Company, holding substantial portions of the 13.9% notes, Series E preferred stock and Series D preferred stock, and consequently both of their approvals would likely be required in any going private transaction.

On March 14, 2006, representatives of the UK Alternative Merger Partner met with Messrs. Ferrer and Palomba in London to make a presentation covering the UK Alternative Merger Partner’s current financial condition and future projects as well as its long-term strategic plans. The presentation included the UK Alternative Merger Partner’s current corporate structure, executive team and investor base, details about its product solutions and customer base, and current relationships with technology partners.

In April 2006, Mr. Ferrer had an initial meeting with the chief executive officer of a Silicon Valley based mobile messaging company (referred to herein as the “Silicon Valley Alternative Merger Partner”). The parties agreed to conduct a financial analysis regarding a possible strategic combination between the two companies. Based on preliminary discussions and analysis, Mr. Ferrer considered the Silicon Valley Alternative Merger Partner’s valuation expectation and cash needs to be high, but the two parties agreed to continue their discussions later in the year.

During this period, representatives of the Company had numerous initial conversations with a variety of companies regarding strategic partnership opportunities. The majority of these conversations, however, did not progress past preliminary stages.

The board of directors held a regular meeting on April 24, 2006, which was continued on April 25. During the meeting, the board discussed and approved various tactical and strategic options concerning cost savings and restructuring. Following such a discussion, a representative of Updata joined the meeting and led the board in a discussion of various strategic alternatives, including a possible going private transaction, as well as a summary of prospective merger partners contacted to date. The Company instructed Updata to contact potential purchasers of the stock or assets of the Company as a whole.

On May 30, 2006, representatives from the Company met with representatives of a large information management company (referred to herein as the “Information Management Company”), which had been contacted by Updata. The Information Management Company was the only potential purchaser contacted that indicated a possible interest in acquiring the Company. Representatives of the Company gave a presentation with a general overview of the Company and its business, with a detailed presentation of its financials; its product and solution offerings including Memova and IDM solutions; the specific market, industry and geographical benefits, along with complimentary technology the Company could bring to enhance the Information Management Company’s current business; and the Company’s market plans and revenue forecasts for the rest of 2006. After the meeting, however, the Information Management Company declined to engage in further discussions with the Company.

Also on May 30, 2006, representatives from the Alternative Strategic Investor contacted Mr. Clark to discuss the Company’s net operating losses and the value they may have for an interested party in the event of a merger with the Company. Later, on June 5, 2006, representatives of the Alternative Strategic Investor provided the Company with a letter describing the basic details of the proposed going private transaction the parties had been discussing. Under the proposal, the Alternative Strategic Investor, the General Atlantic shareholders and potentially the CKH shareholders would form a new corporation (referred to herein as the “Acquisition Vehicle”) that would merge with and into the Company. In the merger, all of the outstanding common stock of the Company would be acquired for cash at a 10% premium to the then current market price of $0.24 per share. The Alternative Strategic Investor would contribute up to $10.0 million to the Acquisition Vehicle in order to finance the purchase of the Company’s common stock in the merger. The merger would be conditioned upon all of the existing preferred shareholders of the Company contributing their equity interests in the Company to the Acquisition Vehicle in exchange for shares of its preferred stock. The 13.9% notes held by the Company’s preferred shareholders would be eliminated, partially through conversion into preferred stock of the Acquisition Vehicle and partially through repayment financed by external sources.

Also on June 5, 2006, Ms. Fieglein met with representatives of the UK Alternative Merger Partner to continue discussions of a potential combination with the Company. During the meeting, the parties discussed the strategic advantages the combined company may have, the capital-raising activities the combined company would need to engage in and some of the potential complications to the transaction.

Ms. Fieglein had a telephone conversation with a representative of the Alternative Strategic Investor on June 7, 2006 and determined that the valuation for the Company would be too low to continue the going private transaction as previously contemplated. To continue with a deal, the Alternative Strategic Investor would require that the Company’s 13.9% notes and Series D and E preferred stock be converted into shares of common stock. In addition, the Alternative Strategic Investor suggested that the new capital it would contribute to buy out the existing common stock would be a new series of preferred stock, thus giving the Alternative Strategic Investor preference over the existing investors. Ms. Fieglein indicated that the General Atlantic shareholders were not prepared to consider a transaction on those terms, given that the Alternative Strategic Investor would not be contributing any additional cash into the Company. Tom Tinsley, the lead director of the Company and a member of General Atlantic LLC, had a telephone conversation with Gerald Ma of Cheung Kong (Holdings) Limited, an affiliate of the CKH shareholders (referred to herein as “CKH”), as a representative of the CKH shareholders, on June 15, 2006, to discuss the Alternative Strategic Investor’s going private proposal. Mr. Tinsley and Mr. Ma discussed their respective views on the unsuccessful negotiations with the Information Management Company, the merits of the current proposal made by the Alternative Strategic Investor, and the possibility of having the General Atlantic shareholders and the CKH shareholders cooperate in taking the Company private and the pros and cons of having the Company merge with the UK Alternative Merger Partner. It was decided that the Company should continue discussions with the Alternative Strategic Investor and the UK Alternative Merger Partner.

On June 15 and 16, 2006, Mr. Ferrer and other representatives of the Company had discussions with representatives of the General Atlantic shareholders and the CKH shareholders regarding the Alternative Strategic Investor’s going private proposal, including discussion of the Company’s capital structure both before and after the proposed going private transaction. Representatives of the General Atlantic shareholders expressed concern that the Alternative Strategic Investor proposed contributing enough capital to acquire the Company’s common stock and that the Company would still need to raise additional capital through additional debt or preferred equity to continue with its operations. The board of directors held a telephonic meeting on June 21, 2006, during which Mr. Ferrer noted that the Alternative Strategic Investor had suggested to the General Atlantic shareholders and to the CKH shareholders that it was interested in sponsoring a going private transaction involving the Company. Mr. Ferrer noted that there had been a number of conversations with representatives of the Alternative Strategic Investor and then summarized the terms of the offer for the board members. A number of questions were asked regarding the terms of the offer, the value of the proposal to the Company and its fairness to the holders of common stock. Mr. Ferrer then led the board in a discussion of other strategic opportunities available to the Company, including the recent discussions with the UK Alternative Merger Partner.

On June 23, 2006, Ms. Fieglein met with a representative of the Silicon Valley Alternative Merger Partner for another discussion about a potential merger with the Company. The representative of the Silicon Valley Alternative Merger Partner indicated that they would consider a transaction that valued the Silicon Valley Alternative Merger Partner at twice the value of the Company, subject to further discussion and approval of its board. The two parties agreed to continue their discussion after the Silicon Valley Alternative Merger Partner had completed its ongoing capital raising activities.

Later that day, Ms. Fieglein had a telephone conversation with Mr. Ma to discuss the various options the Company was considering. They both agreed that the possible combination with the UK Alternative Merger Partner seemed the most promising, and agreed to recommend that the Company pursue a possible combination with the UK Alternative Merger Partner and to consider a possible going private transaction with the Alternative Strategic Investor as a second option. Ms. Fieglein and Mr. Ma expressed concern that the Alternative Strategic Investor’s current proposal provided an extremely low valuation of the Company, while giving preferred terms to the Alternative Strategic Investor. Ms. Fieglein and Mr. Ma also discussed their concern regarding the lack of capital that would be left in the Company after the transaction proposed by the Alternative Strategic Investor.

On June 26, 2006, Mr. Ferrer had discussions with representatives from the General Atlantic shareholders and the CKH shareholders concerning the Company’s strategic options based on the Alternative Strategic Investor’s proposal. Mr. Ferrer explained that in light of the proposal, the Company had three primary strategic options to consider: 1) the Company could enter into a going private transaction with the Alternative Strategic Investor; 2) the Company could continue negotiations regarding a possible business combination with the UK Alternative Merger Partner; or 3) the Company could remain a publicly-held company without entering into any fundamental transaction, but could consider converting the current debt in the form of the 13.9% notes into equity and then seeking an infusion of additional cash from a current investor. Under the first two options, the 13.9% notes would be converted to equity either in total under the first option, or with a portion paid off and the rest converted under the second option.

On July 12, 2006, Mr. Ferrer, Mr. Palomba and Ms. Fieglein met in London with the management team, a director and a major shareholder of the UK Alternative Merger Partner to talk about terms of a possible combination between the two companies. During the meeting, the parties exchanged information on their Companies’ respective products, solutions, go-to-market plans and summary financials. Over the next several weeks, representatives of the Company and the UK Alternative Merger Partner held additional meetings to discuss, among other things, revenue and other financial projections relating to the proposed merger transaction and structure, projected financials of each company and a potential business combination.

At a regular meeting of the board of directors on August 1, 2006, Mr. Ferrer presented to the board an overview of the UK Alternative Merger Partner, a list of the benefits of a combination with the UK Alternative Merger Partner, the proposed deal structure, the current status of talks based upon recent meetings and the projected statement of operations of a combined company and what the merger process would entail. On August 3, 2006, representatives from the UK Alternative Merger Partner provided representatives of the Company with additional information about the UK Alternative Merger Partner’s capital structure in connection with ongoing discussions of a possible business combination between the two companies. The UK Alternative Merger Partner told the Company that it expected to raise an additional $40.0 million from investors to finance the combination contemplated with the Company.

Representatives from the Company had discussions with representatives of the UK Alternative Merger Partner on August 15, 2006, concerning ongoing negotiations regarding a possible merger between the two companies. Then, on August 21, 2006, Mr. Ferrer and other representatives of the Company met with representatives of the UK Alternative Merger Partner and its financial advisor, Banc of America Securities, to discuss the possible merger of the two companies and the valuation as well as the strengths and weaknesses of the resulting company. On August 23 and 24, 2006, representatives from the CKH shareholders discussed with Mr. Ferrer, other representatives of the Company and representatives of the General Atlantic shareholders some of the CKH shareholders’ opinions and concerns about the proposed merger between the UK Alternative Merger Partner and the Company. The CKH shareholders expressed concern about the share price of the company that would result form the proposed merger as well as the profitability of the resulting company.

In late August 2006, representatives from the Company had discussions with Paul Hastings and with Reed, Smith, Rambaud, Carot, LLP, counsel to the UK Alternative Merger Partner, regarding how the market rules of the AIM may impact the possible merger between the Company and the UK Alternative Merger Partner. Messrs. Ferrer and Clark and Ms. Fieglein met with representatives of the UK Alternative Merger Partner in London on September 7, 2006 to continue discussions about a potential business combination, including possible structures of the combination and plans for financing and raising additional capital for the combined entity. On September 13, 2006, representatives from the Company, including Mr. Ferrer, had discussions with representatives from the UK Alternative Merger Partner along with representatives from the General Atlantic shareholders concerning the selection of a financial advisor to the Company to provide advice on the possible merger between the two companies. On September 14, 2006, the Company terminated its advisory agreement with Updata in anticipation of engaging another financial advisor to provide advice with respect to the proposed combination with the UK Alternative Merger Partner and also to generate new interest and develop possible competing bids to a deal with the UK Alternative Merger Partner.

On September 19, 2006, Mr. Ferrer, Mr. Palomba and a representative of the UK Alternative Merger Partner met in Washington, D.C. and separately reviewed the funding projections prepared to compare the latest third quarter estimates with future projections to ensure that the projections were consistent with efforts to raise desired amounts of capital. Representatives from the UK Alternative Merger Partner and the Company participated in several conference calls on September 27, 2006 to further discuss the potential business combination. During the previous week, finance teams for both parties had been preparing and exchanging financial models for projected revenues, expenses, and restructuring of the proposed combined entity. The UK Alternative Merger Partner noted that it would be meeting with Bridgewell Group PLC, a London based investment bank, about providing financing to the UK Alternative Merger Partner in connection with a possible merger. Mr. Ferrer stated that the Company had received advice from various bankers that the parties would need to show support for the projected combined mobile revenue in 2007 in order to raise the capital required under the proposed deal. On a separate call that day, the technical teams for the parties conducted reviews of the Company’s product portfolio and engineering team structure, the UK Alternative Merger Partner’s product portfolio and engineering team structure and possible integration and rationalization models. After the meetings concluded, there was some disagreement over the level of cuts and which projects should be reduced. The Company believed that its current efforts in developing expanded solutions for its next generation of messaging products were important to future revenues, and the UK Alternative Merger Partner appeared to be confused as to how engineering project overlap could be reduced. During the first week of October 2006, Barry Twohig, the Company’s Executive Vice President, Engineering, and Donald Dew, the Company’s Chief Technology Officer, met with the UK Alternative Merger Partner’s chief operating officer and technical team at its offices in Tel-Aviv to discuss product and technical synergies, development plans and product roadmaps.

In October 2006, Messrs. Clark and Ferrer began discussions with SVB Alliant (referred to herein as “SVB”) to provide financial advisory services to the Company in connection with the potential transaction with the UK Alternative Merger Partner.

The board of directors held a telephonic meeting on October 18, 2006, during which Mr. Ferrer provided an overview of the current status of merger discussions with the UK Alternative Merger Partner, discussed the proposed mechanics of the merger, the post-merger ownership structure and organization/management structure, the preliminary due diligence steps taken by the Company’s management to assess the UK Alternative Merger Partner’s revenues, technology and operations, the potential capital raising activities to be undertaken in connection with the proposed merger, the UK Alternative Merger Partner’s current financial condition, cash position and expected 2007 mobile revenues, and the board’s duties in connection with the merger. Following Mr. Ferrer’s presentation and a general discussion, the board discussed several of Mr. Ferrer’s proposals in connection with the potential merger with the UK Alternative Merger Partner.

On October 23, 2006, the UK Alternative Merger Partner provided representatives of the Company with a letter of interest outlining the possible terms of a transaction in which the UK Alternative Merger Partner would acquire the Company through a merger of the Company with and into the UK Alternative Merger Partner. Under the proposed terms, immediately prior to the merger, each issued and outstanding share of common stock of the Company would be converted into the right to receive a cash amount of between $0.176 and $0.186, representing a premium of $0.016 to $0.026 over the closing price of the Company’s common stock on such date, which was $0.016. All of the issued and outstanding shares of preferred stock in the Company would be exchanged for shares of the UK Alternative Merger Partner’s stock. The UK Alternative Merger Partner would also repay $7.6 million of the Company’s outstanding $18.0 million aggregate principal amount of the 13.9% notes. At a regular meeting of the board of directors on October 26, 2006, Mr. Ferrer led a discussion regarding the Company’s recent discussions with the UK Alternative Merger Partner, including a summary of the strategic considerations motivating the letter of interest and alternatives that might be considered. Paul Hastings recapped the terms of the letter and presented a preliminary list of recommended changes if the board elected to respond. Mr. Clark then summarized a range of preliminary 2007 EBITDA profit and loss models projecting the combined results of the Company and the UK Alternative Merger Partner. After discussion, the board of directors decided to continue to explore the possibility of a merger with the UK Alternative Merger Partner but not to sign the letter of interest at the time. Due to the nature of the transaction, the board unanimously agreed to form a special committee of the board to represent the interests of common shareholders in the proposed transaction (referred to herein as the “prior special committee”). The prior special committee was given the power to fully evaluate such proposed transaction, the authority to reject the proposed transaction, to appoint counsel and have an independent financial advisor. Ross Dove and Michael Shannahan were appointed to serve as members of the prior special committee. On November 1, 2006, the prior special committee engaged O’Melveny & Myers LLP (referred to herein as “O’Melveny”) to provide legal advice to it in connection with its review of the UK Alternative Merger Partner transaction.

On November 9, 2006, the Company entered into an agreement with SVB to act as the Company’s exclusive financial advisor. Pursuant to the agreement, SVB was to assist the Company in connection with the potential transaction with the UK Alternative Merger Partner, but also in preparing descriptive materials and presentations and exploring various strategic alternatives available to the Company. Shortly thereafter, the Company sent a revised draft of the letter of interest to the UK Alternative Merger Partner, incorporating comments from Paul Hastings, the special committee, O’Melveny and SVB. On November 14, 2006, representatives of the Company and the UK Alternative Merger Partner had a conference call to discuss a schedule for finalizing the terms in the UK Alternative Merger Partner’s letter of interest and starting the process for exchanging diligence materials.

On November 17, 2006, the UK Alternative Merger Partner sent a revised letter of interest to the Company. Representatives of the Company felt that the draft failed to adequately reflect recent conversations between Mr. Clark and representatives of the UK Alternative Merger Partner about agreed changes to the deal structure, including on exclusivity and cash requirements for closing. Mr. Ferrer met with the chief executive officer of the UK Alternative Merger Partner in Washington, D.C. on November 21, 2006 at which time the parties progressed in negotiating the open items in the letter of interest, including exclusivity terms. The UK Alternative Merger Partner had previously indicated that it needed to approach outside investors for bridge financing to fund ongoing operations during the time it would take the proposed transaction to close. At the meeting, the chief executive officer of the UK Alternative Merger Partner informed Mr. Ferrer that the UK Alternative Merger Partner needed an additional $2.0 million in bridge funding until the expected close of the transaction, as the UK Alternative Merger Partner expected $2.0 million in additional license revenues prior to the closing of the transaction. He informed Mr. Ferrer that the UK Alternative Merger Partner would prefer to get the bridge funding from the Company to eliminate the need to seek any outside financing. Mr. Ferrer reported the results of this meeting to the board and Company management the same day, and gave his view that, given the complexity of the transaction and the changing positioning by the UK Alternative Merger Partner, the transaction had a 50 percent chance of closing. Despite this, he suggested that, in his view at that time, the benefits of a possible combination with the UK Alternative Merger Partner still made it worthwhile for the Company to continue negotiations with the UK Alternative Merger Partner.

After the November 21, 2006 meeting, the Company discussed internally the feasibility of providing interim financing to the UK Alternative Merger Partner, and the likelihood that the extension of funds might cause the Company to receive a going concern opinion from its auditors as part of year-end financial audit in connection with the Company’s Form 10-K filing in March 2007. On November 28, 2006, Mr. Clark had a telephone conversation with representatives of the UK Alternative Merger Partner to discuss final changes to the letter of interest and to set a priority list of initial diligence items, primarily relating to corporate structure and supporting revenue projections. Representatives of the UK Alternative Merger Partner told Mr. Clark that they still anticipated needing $2.0 million to $3.0 million in bridge financing to get through an expected June 2007 close of the transaction.

On November 30, 2006, Mr. Ferrer provided an email update to the board of directors on plans to provide transition financing to the UK Alternative Merger Partner and the Company’s current cash strategy. Because of the likelihood of receiving a going concern opinion if the Company were to provide financing to the UK Alternative Merger Partner, he informed the board that management had concluded that the Company should reexamine a possible sale of its SuperNews business assets. Management believed such a sale was necessary, because it would likely avoid a going concern opinion and the negative reaction such an opinion would bring from customers, which could severely hinder the Company’s ability to sell its mobile solution products in 2007. Mr. Ferrer recommended re-engaging Updata to assist with the sale, as Updata would be owed a commission in any event due to the tail period from its previous engagement. Members of the board responded in support of the strategy, but requested that the Company carefully review the projected cash flows from the mobile sales forecast for the combined entity to confirm that they were reasonable. On December 1, 2006, the UK Alternative Merger Partner sent a final, signed version of the letter of interest to the Company, which the Company executed.

On December 3, 2006, the Company was first contacted by an India-based software and communications company (referred to herein as the “India Alternative Merger Partner”) that had contacted the General Atlantic shareholders about arranging an introduction to the Company. On December 5, 2006, Mr. Ferrer met with representatives of the India Alternative Merger Partner for an initial discussion of strategic partnering opportunities due to similar markets and strategies the two companies were following.

Vectis signed a non-disclosure agreement on December 4, 2006, to receive information regarding the status of discussions with the UK Alternative Merger Partner and other strategic opportunities. Also in early December 2006, Peter Kellner, a significant investor in the Company, requested additional information regarding the possible merger with the UK Alternative Merger Partner, subject to a confidentiality agreement Mr. Kellner had previously entered into with the Company, which Mr. Ferrer had discussed with him in November 2006. Mr Kellner also requested an opportunity to meet with the special committee to discuss the transaction prior to the special committee making a decision to support or oppose the transaction.

On December 7, 2006, the Company provided a term sheet for the UK Alternative Merger Partner to provide a three-year term license to its transcoding product to the Company for a $1.0 million prepaid license fee. Throughout December and January, the parties negotiated and exchanged drafts of a definitive license and support agreement, with much of the negotiations focused on timing of the prepaid license fee installments. The timing of payments was designed so that a significant portion of the prepayment would be contingent on the Company closing a sale of its SuperNews assets.

The prior special committee considered engaging Oppenheimer as its financial advisor in connection with its evaluation of a potential transaction with the UK Alternative Merger Partner. Representatives of Oppenheimer sat in on telephone discussions with members of the prior special committee in early December 2006. However, by mid-December 2006, the prior special committee decided not to engage Oppenheimer, or any other financial advisor, until the negotiations with the UK Alternative Merger Partner progressed further.

Meanwhile, on December 13, 2006, the Company signed a non-disclosure agreement with a private equity firm that had demonstrated an interest the Company’s SuperNews business and provided an information package on the SuperNews assets to that company. Ms. Fieglein was contacted by the chief executive officer of the Silicon Valley Alternative Merger Partner on December 16, 2006. Discussions with the Silicon Valley Alternative Merger Partner were limited, however, due to perceived irresolvable differences between the two parties as to the values of their respective companies.

On December 18, 2006, SVB and Banc of America Securities, outside financial advisors for the Company and the UK Alternative Merger Partner, respectively, signed a supplemental non-disclosure agreement to obtain access to sensitive financial information, including revenue projections, of both parties. The advisors were to review the detailed financial information solely to provide advice on overall valuation to their clients, although the companies themselves would not have access to the details of each other’s sensitive financial information. Also on December 18, 2006, the Company entered into a non-disclosure agreement with ABN-AMRO to begin discussions about financing a group of investors for a possible purchase of the SuperNews business. ABN-AMRO’s representatives had very preliminary discussions with representatives of the Company about a possible transaction but never indicated further interest.

On January 12, 2007, representatives of the General Atlantic shareholders spent several hours with the representatives of the India Alternative Merger Partner to provide more background and details on the Company’s capital structure, shareholders, and existing debt. Representatives of the India Alternative Merger Partner met with representatives of the General Atlantic shareholders again on January 16, 2007, and proposed a valuation of less than $10 million for the Company, which was less than Company’s existing debt. At that point, the Company declined to pursue further discussions with the India Alternative Merger Partner.

Also on January 16, 2007, representatives from SVB sent an update to the Company on the status of the revenue due diligence being conducted on the transaction with the UK Alternative Merger Partner. The representative of SVB relayed Banc of America’s feedback that the valuation range for the transaction was around $130.0 million and would support a capital raise of between $30.0 million and $40.0 million. SVB proposed that a majority of the funds would be raised from AIM investors in Europe with a portion of the funds being sourced through a private placement in the United States. On January 29, 2007, White and Case LLP, counsel for the UK Alternative Merger Partner, distributed a draft merger agreement for review. Paul Hastings provided initial comments and noted that there were significant issues that would need to be negotiated including unilateral breakup fee and no-shop provisions, disproportionate representations and warranties, and onerous closing conditions for the Company.

On January 31, 2007, a representative of Mr. Kellner sent a letter to the special committee requesting copies of all documents related to the merger transaction and the opportunity to meet with the members of the special committee.

The board of directors held a regular meeting on February 6, 2007, during which Mr. Shannahan presented an update on the audit committee meeting held earlier in the day, including the discussion relating to pursuing a sale of the SuperNews assets and the potential for a going concern opinion in March 2007 from the Company’s auditors. Mr. Ferrer then led a discussion regarding the Company’s options for strategic transactions. Mr. Clark provided an overview of options and reasons for considering a sale of the Company’s SuperNews business, including the competitive landscape, pricing trends and additional capital expenditures needed for remaining competitive. Following a discussion, the board recommended that the Company continue to solicit bids from potential buyers. Mr. Ferrer then recapped prior strategic opportunities and other options being considered to change the Company’s capital structure, including taking the Company private. Paul Hastings summarized the various options and proposed changes and actions necessary to accomplish an improved capital structure to enable the Company to go private on its own. Paul Hastings also provided an update of the structure proposed as part of the ongoing discussions with the UK Alternative Merger Partner. Mr. Shannahan then gave an update from the prior special committee of the board reporting that it had retained O’Melveny in November to serve as its legal counsel but was waiting to retain an independent financial advisor until the deal had progressed further, as retention would require a significant upfront payment of one-third of the overall advisor fees. Ms. Fieglein summarized her recent discussions with the UK Alternative Merger Partner’s primary investor, including the UK Alternative Merger Partner’s recent sales activities and its potential to secure additional bridge financing for continued operations for the duration of the likely deal timeline.

On February 7, 2007, representatives of the UK Alternative Merger Partner and the Company, including their respective outside legal counsel, and legal counsel to the special committee, along with Ms. Fieglein and a representative from the UK Alternative Merger Partner’s primary investor, met in New York to discuss the deal structure and negotiate the merger agreement. During a break in the negotiation session, the principals for the companies and their investor representatives met without counsel to discuss financial matters. After a lengthy discussion about the UK Alternative Merger Partner’s financial condition, revenue projections and efforts to obtain additional funding, the Company became concerned about the continued viability of the proposed combination. Further negotiations were put on hold while the UK Alternative Merger Partner continued efforts to secure additional funding.

On February 15, 2007, representatives of a large financial services company requested a non-disclosure agreement with the Company in order to access confidential information regarding the transaction with the UK Alternative Merger Partner. The financial services company was considering providing bridge financing to the UK Alternative Merger Partner and had originally passed on investing after its initial discussions with the UK Alternative Merger Partner. The financial services company expressed its need to review more information about the proposed combination in order to justify the valuation projections.

On February 16, 2007, on the recommendation of the General Atlantic shareholders, Mr. Ferrer began discussions with representatives of a Virginia-based investment bank (the “Virginia Bank”) to have the Virginia Bank evaluate ways to streamline the Company’s capital structure. Through the end of February 2007, Mr. Ferrer, Ms. Fieglein and representatives the Virginia Bank continued their discussions of various capitalization options available to the Company, including raising capital though a private placement offering.

The Virginia Bank proposed a structure whereby all existing investors of the Company would have their ownership interests significantly diluted by bringing on new investment. Ultimately, the Company decided not to pursue a transaction with the Virginia Bank.

A representative of the UK Alternative Merger Partner contacted Messrs. Ferrer and Clark on February 22, 2007, with an update of various financing and revenue opportunities the UK Alternative Merger Partner was pursuing to obtain additional funds, including from an Israeli venture group that had expressed interest in investing in the UK Alternative Merger Partner transaction.

On March 5, 2007, the Company, certain of the General Atlantic shareholders, certain of the CKH shareholders and Richmond III, LLC, the holders of the 13.9% notes, amended the 13.9% notes to extend the maturity date of the 13.9% notes from December 30, 2007 to June 30, 2008.

The chief executive officer of the UK Alternative Merger Partner contacted Mr. Ferrer on March 13, 2007 to inform him that the UK Alternative Merger Partner had secured $1.0 million in funding from current investors, had a term sheet from the Israeli venture group for additional funding, had closed a number of licensing deals and was managing operating costs. Mr. Ferrer commented that adequate funding was not the Company’s only concern, but suggested they consider restarting discussions.

The board of directors held a meeting on May 1, 2007 during which Mr. Ferrer informed the board that the Company had ceased discussions with the UK Alternative Merger Partner after determining that the potential benefit of the transaction would be too risky given the capital needs of the UK Alternative Merger Partner and its difficulties raising money. Based on updated mobile revenue of both companies, the Company determined that the combined projected revenues in the short term likely would not provide the valuation necessary to achieve the capitalization goals of the merged entity. Mr. Ferrer then led a discussion of other strategic partners, including a new indication of interest and upcoming meeting to restart discussions with the India Alternative Merger Partner. Mr. Ferrer also discussed strategies for remaining an autonomous entity, including the possibility of initiating a new round of restructuring activities, as well as the potential benefits of changing the Company’s capital structure and taking the Company private. Paul Hastings provided a summary of the various options and proposed changes and actions necessary to accomplish an improved capital structure. The board of directors agreed that the potential market for mobile email solutions was still worth pursuing, even with the continuing uncertainty of when significant adoption and growth would occur.

Representatives of the Company resumed discussions of a possible strategic combination with representatives of the India Alternative Merger Partner on May 30, 2007. Later, on June 6, 2007, Mr. Clark and Ms. Fieglein had a telephone conference with representatives of the India Alternative Merger Partner regarding the companies’ respective financial conditions. Also in early June, representatives of the Company had follow up meetings with the India Alternative Merger Partner in New York to discuss the structure and feasibility of a possible merger transaction.

On June 11, 2007, Mr. Ferrer notified the board of directors of his decision to step down from his role as Chief Executive Officer of the Company due to personal reasons. On June 12, 2007, the board of directors appointed Mr. Palomba, then the Company’s Executive Vice President, Worldwide Sales and Field Operations, as new Chief Executive Officer for the Company, effective June 14, 2007. The board also resolved that Mr. Ferrer would continue in his position of Chairman of the Board.

Ms. Fieglein had a meeting with the chief executive officer of the Silicon Valley Alternative Merger Partner on July 2, 2007. Ms. Fieglein later discussed the meeting with Messrs. Ferrer and Palomba, during which she expressed skepticism that a combination with the Silicon Valley Alternative Merger Partner would be in the best interests of the Company’s shareholders or employees. Ms. Fieglein provided Messrs. Palomba and Ferrer with a summary of additional information she had learned, including the Silicon Valley Alternative Merger Partner’s monthly burn rate and legal costs, significant customers and partners, and typical end user fees it was receiving from carriers. Throughout July 2007, Mr. Palomba and the chief executive officer of the Silicon Valley Alternative Merger Partner had discussions about a possible combination between the two companies. Ultimately, however, the Company’s management decided that continuing negotiations with the Silicon Valley Alternative Merger Partner was not in the best interests of the Company given the Silicon Valley Alternative Merger Partner’s financial condition and its low valuation of the Company.

In July 2007, Messrs. Palomba, Ferrer, and Clark met in person and via telephone with representatives of the India Alternative Merger Partner to discuss potential capital structure alternatives, including the costs and timing of taking the Company private in connection with the proposed merger and options to satisfy the outstanding debt relating to the 13.9% notes. Much of the discussions revolved around the difficulties of working around the Company’s existing, complex capital structure.

On July 18, 2007, a representative of SVB Financial Group contacted a representative of the Company to inform the Company that SVB Financial Group had decided to cease operations of its investment banking arm, SVB. The Company began searching for a new financial advisor to assist the Company with its ongoing strategic planning efforts.

The board of directors held a regular meeting on August 1, 2007 during which Mr. Palomba led a discussion of strategic options available to the Company. The board continued its exploration of a possible merger with the India Alternative Merger Partner, and Mr. Palomba updated the board on early stages of discussions with several other companies that had recently approached the Company regarding a possible combination with the Company. The board also discussed the potential for opportunities with several entities that had been previously identified by the Company as potential merger candidates due to their size and product line. Ultimately, the board decided that none of the candidates discussed was a good fit due to additional capital needs and significant valuation challenges. Mr. Palomba also led the board in a discussion of strategic alternatives to a merger and discussed the possibility of having the Company pursue a going private transaction, structured either as a tender offer by the Company or a cash-out merger with a new company to be formed by current investors. On August 6, 2007, Mr. Palomba and other representatives from the Company met with the Primary SuperNews Bidder, which had expressed ongoing interest in a possible purchase of the Company’s SuperNews assets.

In mid-August, the Company discontinued discussions with the India Alternative Merger Partner after determining in consultation with the board of directors that the India Alternative Merger Partner’s proposal to fund a significant portion of the transaction using foreign currency convertible bonds rather than its stock would be problematic for the Company’s shareholders as well as holders of the Company’s 13.9% notes. The company was concerned that the foreign currency convertible bonds might not be issuable to investors outside India and, if they were, their mandatory conversion to equity in two years could pose significant problems with investment timing.

In August 2007, the Company solicited and received new inquiries from several parties who might be interested in bidding for its SuperNews assets. On August 23, 2007, one possible bidder (referred to herein as the “New SuperNews Bidder”) provided the Company with a preliminary proposal indicating an interest in purchasing the SuperNews assets for $4.5 million on closing, with an additional $0.5 million to be held for 18 months after closing to cover indemnification contingencies. The proposal was contingent on the New SuperNews Bidder receiving satisfactory financing for the full amount of the purchase price. The Company signed the non-binding proposal letter on September 14, 2007 and began exchanging due diligence materials with the New SuperNews Bidder.

The board of directors held a meeting on August 17, 2007, during which the board began to focus on moving forward with a going private transaction. Paul Hastings discussed the requirements and mechanics for taking the Company private via a cash-out merger, and indicated that a going private transaction would require cash payments to some or all common shareholders and would likely require a fairness opinion. The board of directors decided to consider the General Atlantic shareholders and the CKH shareholders leading a going private transaction and appointed a special committee to represent the Company’s unaffiliated shareholders consisting of Mr. Shannahan and Mr. Dove. The special committee engaged Gibson Dunn & Crutcher LLP (referred herein to as “Gibson Dunn”) as its legal counsel.

In late August 2007, Paul Hastings, representing the Company, and Paul, Weiss, Rifkind, Wharton & Garrison LLP (referred to herein as “Paul Weiss”), representing the General Atlantic shareholders, began preparing timelines and drafting a non-binding summary of proposed terms for the transaction for discussion purposes. These negotiations transpired over the course of several weeks, during which time the Company discussed the progress with the special committee and Gibson Dunn and Oppenheimer, whom the special committee was considering to engage as its financial advisor in connection with the transactions.

The special committee held a meeting on September 21, 2007, during which Mr. Shannahan reported that the General Atlantic shareholders and the CKH shareholders had, on September 19, 2007, transmitted to Paul Hastings for discussion purposes a non-binding term sheet for a proposal to take the Company private, subject to various conditions stated therein. During the meeting, representatives of Gibson Dunn reviewed the term sheet with the special committee. The special committee and Gibson Dunn then discussed the retention of a financial advisor to analyze and opine on the financial fairness of the proposal to the Company’s unaffiliated shareholders. After that discussion, and based on the prior experience of the special committee members with Oppenheimer and Oppenheimer’s familiarity with the Company from its discussions with the prior special committee in late 2006 in connection with the potential transaction with the U.K. Alternative Merger Partner, the special committee determined to retain Oppenheimer as its financial advisor pending the negotiation of mutually acceptable terms for the engagement. The special committee authorized Mr. Shannahan to review and negotiate an engagement letter with Oppenheimer with the counsel of Gibson Dunn. The special committee also requested that Oppenheimer contact the Company’s senior management and prior financial advisors to develop a complete understanding of the Company’s past efforts to identify and pursue alternative strategic transactions. Representatives of Gibson Dunn then discussed with the special committee, in detail, the special committee’s role in evaluating the proposal from the General Atlantic shareholders and the CKH shareholders, the fiduciary duties of the special committee members and the terms and structure of the proposal. The special committee members noted their dissatisfaction with certain proposed terms, including a provision preventing the Company from soliciting alternative transactions, a break-up fee and a requirement to reimburse the expenses of the General Atlantic shareholders and the CKH shareholders if the transaction were terminated. A representative of Gibson Dunn noted that such terms, although not uncommon in similar transactions, can in some circumstances have coercive effects and would need to be carefully considered. The special committee instructed Gibson Dunn to communicate its dissatisfaction with such terms to Paul Weiss.

Later on September 21, 2007, Gibson Dunn and Oppenheimer participated in a conference call with a representative of the General Atlantic shareholders to discuss the assumptions and calculations underlying the term sheet received on September 19, 2007. On September 27, 2007, the special committee formally retained Oppenheimer & Co. Inc. as its advisor and Oppenheimer commenced due diligence in connection with its engagement to opine on the fairness of the proposed going private transaction. In late September and early October, Paul Weiss, Paul Hastings and Gibson Dunn periodically discussed the structure of the transactions contemplated by the term sheet and the status of a first draft of a merger agreement.

On October 15, 2007, the General Atlantic shareholders and the CKH shareholders sent to the Company a draft merger agreement containing their non-binding written proposal to take the Company private. The special committee held a meeting on October 17, 2007, during which a representative of Oppenheimer reported to the special committee on the status of Oppenheimer’s due diligence process and the evaluation methods it proposed to apply to the Company, which included discounted cash flow analysis, comparable company analysis, precedent transaction analysis and precedent premium analysis. The representative of Oppenheimer also explained each proposed analytical method in detail and identified certain assumptions and judgments typically made in performing such analyses. After its discussion of Oppenheimer’s proposed analyses, the special committee discussed prior efforts of the Company to identify and pursue alternative strategic transactions. The representative of Oppenheimer summarized the efforts undertaken to date by the Company to identify and pursue alternative strategic transactions, based on information collected by Oppenheimer from the Company’s senior management and prior financial advisors. The representative of Oppenheimer observed that based on the information provided by the Company’s senior management, the Company had pursued several alternative strategic transactions to date. Gibson Dunn then provided a detailed analysis of the draft merger agreement, after which the special committee and its advisors identified several issues that the special committee determined should be discussed and negotiated with Paul Hastings and Paul Weiss, including: the price and economic terms of the transaction (with respect to which it was agreed that the special committee needed additional input and perspective from Oppenheimer before expressing an opinion); clarifying the presentation of the nature and scope of the special committee’s responsibilities in the merger agreement; minimizing the representations and warranties and pre-closing operating covenants made by the Company; eliminating or softening the non-solicitation and related termination fee and expense reimbursement provisions; and clarifying the provisions concerning alternative transactions and changes in the recommendation of the board of directors in light of a superior proposal. At the conclusion of the meeting, the special committee determined that the special committee should be expanded to include two additional independent directors as members: Mark J. Ferrer and Mario Bobba. The special committee also authorized Gibson Dunn to (1) contact Paul Weiss to develop a process for continuing discussions regarding the terms of the proposed going private transaction; and (2) negotiate changes to the draft merger agreement based on the special committee’s discussion during the meeting.

In late October 2007, the New SuperNews Bidder informed the Company that it had lost its primary source of financing and consequently was dropping its proposed purchase price for the SuperNews assets by 50%, to $2.5 million. On October 31, 2007, the Company notified the New SuperNews Bidder that it was terminating negotiations under the proposal letter. At that time, the Company restarted preliminary discussions with two other possible bidders who had previously indicated interest in purchasing the Company’s SuperNews assets (respectively, the “First Alternative SuperNews Bidder” and “Second Alternative SuperNews Bidder”).

The board of directors held a regularly scheduled meeting on October 30, 2007, during which Mr. Palomba provided an update on the ongoing negotiations between the General Atlantic shareholders, the CKH shareholders and the Company. Mr. Palomba led the board in a discussion of the costs associated with taking the Company private and presented the board with a tentative timeline of the key events that would occur if the board elected to move forward with the proposed transactions. In connection with this discussion, Paul Hastings answered questions raised by members of the board concerning the timing, costs and legal issues involved in the transactions. The board of directors, at the request of the special committee, authorized and ratified the expansion of the special committee to include Messrs. Ferrer and Bobba.

Later on October 30, 2007, Mr. Shannahan briefed each of Messrs. Ferrer and Bobba on the special committee’s work and analysis to date.

The special committee held a meeting on October 31, 2007, during which Mr. Shannahan reported that he had been in regular contact with representatives of Gibson Dunn regarding the negotiations with Paul Weiss and that Oppenheimer had circulated a preliminary draft of its summary valuation analyses regarding the cash merger consideration to be paid to the Company’s unaffiliated common shareholders. A representative of Oppenheimer then explained in detail the preliminary valuation analyses and the underlying metrics. The representative of Oppenheimer noted for the special committee that the $0.102 per common share cash merger consideration implied a valuation for the Company that was within the range of values derived from two of the four metrics that Oppenheimer employed—comparable company analysis and precedent transaction analysis—and exceeded the range of values derived from the other two metrics—discounted cash flow analysis and precedent premium analysis. After discussing Oppenheimer’s preliminary valuation analyses, the special committee members noted that the Company lacked the funds to repay its 13.9% notes when they were to mature in June 2008 or to redeem the outstanding Series D preferred stock and Series E preferred stock when such stock was to become mandatorily redeemable in July 2008, which would likely force the Company into liquidation. The special committee members also judged that, in view of the past efforts to identify and pursue strategic alternatives, the emergence of an alternative acquirer was unlikely. The special committee members observed that the only likely alternative to the proposal from the General Atlantic shareholders and the CKH shareholders would be liquidation, in which instance the Company’s common shareholders would likely receive nothing and its preferred stock holders would likely receive less per share than the amount represented by the cash merger consideration. To confirm that this portion of its analysis was correct, the special committee requested that Oppenheimer contact the Company’s chief financial officer, James Clark, and request that the Company’s finance team determine the estimated liquidation value of the Company and the probable amount that would be available for the Company’s shareholders under a liquidation scenario.

Based on Oppenheimer’s preliminary analyses, and subject to the receipt and discussion of Oppenheimer’s final valuation analyses and the Company’s determination of liquidation value, the special committee members expressed their preliminary view that the cash merger consideration appeared to be fair from a financial point of view to the Company’s shareholders. The special committee discussed with representatives of Gibson Dunn the possibility of offering a counter proposal at a higher valuation for the Company; however, the members of the special committee expressed concern that a counteroffer might alienate the General Atlantic shareholders and the CKH shareholders and thereby jeopardize the Company’s only viable strategic alternative. Representatives of Gibson Dunn then summarized the current status of its negotiations with Paul Weiss, including the General Atlantic shareholders’ insistence that the special committee consider and make a recommendation regarding both the fairness of the Company’s proposed second amended and restated articles of incorporation and the recapitalization. The special committee and its advisors discussed this request, and the special committee determined that it would do so. The special committee and its advisors then discussed and agreed upon a list of issues in the negotiation of the merger agreement where further progress was required, including eliminating or softening the non-solicitation provision and related termination fee and expense reimbursement provisions, additional reduction of the Company’s representations and warranties, limiting the covenants regarding the Company’s operations between signing of the merger agreement and the effectiveness of the merger, limiting the ability of Parent to terminate the merger agreement because of a material adverse effect upon the Company’s business and eliminating the closing condition requiring the absence of private litigation challenging the consummation of the merger.

Following the October 31 meeting of the special committee, representatives of Gibson Dunn and Paul Weiss negotiated the merger agreement extensively, with particular focus on the list of issues identified by the special committee in that meeting. The special committee held a meeting on November 8, 2007, during which Mr. Shannahan noted that negotiations with the General Atlantic shareholders and the CKH shareholders had progressed since the last meeting and that he had been in regular contact with representatives of Gibson Dunn regarding the negotiations. Representatives of Gibson Dunn reported that the non-solicitation provision and related termination fee had been eliminated from the merger agreement, the Company’s representations and warranties had been cut back or qualified, the covenants regarding the Company’s operations between signing and closing had been loosened, and some limitations had been made to Parent’s ability to terminate the merger agreement. Representatives of Gibson Dunn discussed with the special committee the various issues remaining in the negotiation of the merger agreement, in particular, with respect to expense reimbursement and the right of Parent to terminate the merger agreement under certain circumstances. The special committee requested that Gibson Dunn further negotiate these terms with Paul Weiss.

The special committee held a meeting on November 19, 2007, during which Mr. Shannahan noted that he had been in regular contact with representatives of Gibson Dunn and that negotiations with the General Atlantic shareholders and the CKH shareholders had progressed further. Representatives of Gibson Dunn reported to the special committee that agreement had been reached on all material points, including a reduced cap on the expense reimbursement and limitations of the circumstances under which such reimbursement would be required, as well as further limitations on Parent’s ability to terminate the merger agreement. Representatives of Oppenheimer then orally delivered Oppenheimer’s opinion that the cash merger consideration to be received by the common shareholders (other than Parent and those who are entitled to and properly exercise their dissenters’ rights under California law) in the merger was fair from a financial perspective, explaining that the opinion was based on the entirety of Oppenheimer’s analyses and was subject to, and based upon, the assumptions and other considerations that would be set forth in its written opinion. Representatives of Oppenheimer discussed Oppenheimer’s analyses and opinion in detail, and the special committee members asked multiple questions regarding Oppenheimer’s analyses and its underlying assumptions and considerations. In the process of this discussion, representatives of Oppenheimer noted that the cash merger consideration represented a 27.5% premium over the closing price of the common stock on the last day of trading prior to the General Atlantic shareholders and the CKH shareholders’ merger proposal and a 25.9% premium over the closing price on the last day of trading prior to this meeting. The special committee determined that the analysis of Oppenheimer was reasonable and adopted Oppenheimer’s analysis underlying the conclusion as it related to the common shareholders (other than Parent and those who are entitled to and properly exercise their dissenters’ rights under California law).

The special committee then discussed a preliminary liquidation analysis developed at the special committee’s request by the Company’s finance team which provided an estimated liquidation value of the Company and the probable amount that would be left over for the Company’s shareholders under a liquidation scenario. After discussion, the special committee members concluded that the analysis was insufficient in that it did not consider the value of the Company’s intangible assets under such a liquidation scenario. Mr. Shannahan requested that the Company’s finance team provide the special committee with a revised liquidation analysis that considered the value of the Company’s intangible assets.

Also on November 19, 2007, representatives of the First Alternative SuperNews Bidder provided the Company with a preliminary proposal via email for the purchase of the SuperNews assets. On November 22, 2007, the First Alternative SuperNews Bidder provided a revised proposal via email outlining a proposed purchase price of $3.6 million on closing, with an additional $0.4 million to be paid after 12 months, based upon revenue targets. The proposal was contingent on the First Alternative SuperNews Bidder receiving satisfactory financing for the full amount of the purchase price. During December 2007, the Company continued discussions with the First Alternative SuperNews Bidder and also with Second Alternative SuperNews Bidder.

The special committee held a meeting on November 21, 2007, during which Messrs. Palomba and Clark were present to convey the findings of the Company’s revised liquidation analysis. Mr. Shannahan noted that he had been in regular contact with representatives of Gibson Dunn regarding the final negotiations of the merger agreement and that the special committee had received the written copy of Oppenheimer’s fairness opinion. A representative of Gibson Dunn reported that he had been advised by Paul Weiss that Peter Kellner and his affiliates were added as affiliated shareholders for purposes of the merger agreement, the merger and the transactions contemplated thereby. The special committee then discussed the revised liquidation analysis provided by the Company’s finance team, which Mr. Clark explained. The special committee members asked multiple questions of Mr. Clark regarding the revised liquidation analysis. Mr. Clark explained that based on the revised liquidation analysis, which assumed that the Company would receive 100% of the book value of its tangible assets and 70% of the implied going concern value of its intangible assets in a liquidation, the estimated amount that would remain for payment to the Company’s shareholders after the payment of all of the Company’s liabilities would be $4,461,000. Mr. Clark noted that in a liquidation, the preference payment to the holders of Series E preferred stock would rank before any preference payments to the Company’s Series D preferred shareholders, which, in turn, would rank before any payments to holders of the Company’s common stock. Mr. Clark observed that the estimated remaining amount of $4,461,000 would not fully satisfy the preference payments owed to the holders of Series E preferred stock and would therefore result in an approximate payment of $0.092 per share of Series E preferred stock (based on an estimated accreted value as of June 30, 2008) and neither the holders of Series D preferred stock nor common stock would receive any amount in a liquidation. Mr. Clark observed further that the cash merger consideration of $0.102 per share of common stock (which the Company’s Series E preferred shareholders would receive, if they so elect, on an as converted to common stock basis) translates, based on a conversion ratio of one share of Series E preferred stock to 1.228 shares of common stock on the basis of the estimated accreted value of each share of Series E preferred stock as of June 30, 2008, into a consideration of approximately $0.125 per share of Series E preferred stock, which is more than the estimated payment of $0.092 per share of Series E preferred stock that the Series E preferred shareholders would receive in such a liquidation. The special committee members noted that the revised liquidation analysis optimistically projected that the Company would receive full value for its tangible assets and a substantial portion of the value of its intangible assets, which is not a likely outcome under a liquidation scenario. Based on the revised liquidation analysis, the special committee determined that the merger consideration to be received by the Company’s common and preferred shareholders is more favorable than the estimated value that such shareholders would receive under a liquidation scenario since the Series E preferred shareholders would receive less in liquidation and the Series D preferred shareholders and common shareholders would receive nothing in liquidation.

The special committee then considered the fairness to the Company’s common and preferred shareholders of all the constituent steps of the merger, including the proposed second amended and restated articles of incorporation and the recapitalization. The special committee observed that the contractual conversion ratio and the underlying accreting value of the Series D preferred stock and Series E preferred stock used to determine the number of shares of common stock that the preferred shareholders would receive in connection with the merger would be preserved and unaffected by the merger, and, in the case of the Series E preferred stock, will be preserved and adjusted for the recapitalization. The special committee further observed that, although the recapitalization, including the 70,000-to-1 reverse stock split and cashing out of all fractional shares of the Series E preferred stock will deprive holders of approximately 5% of the outstanding shares of Series E preferred stock of the ability to participate in any potential future growth of the Company, the recapitalization is necessary to allow the Company to ensure that the number of record holders of its Series E preferred stock remains below 300, thus suspending its Exchange Act reporting obligations, which will enable the Company to eliminate the material ongoing expenses and management burden associated with being a public company and help reduce the probability of a liquidation of the Company. At the same time, the recapitalization will allow the remaining unaffiliated Series E preferred shareholders to have the ability, if they so elect, to participate in any potential future growth of the Company. The special committee also observed the fact that the recapitalization would allow the unaffiliated Series D preferred shareholders to have the ability, if they so elect, to participate in any potential future growth of the Company. Finally, the special committee determined that the second amended and restated articles providing for the automatic conversion of all the Series D preferred stock and the Series E preferred stock into shares of our common stock immediately following the reverse stock split is necessary to achieve certain material goals of the transactions, including avoiding a liquidation and simplifying the capital structure of the Company.

Based on its review of the analyses underlying Oppenheimer’s fairness opinion during its November 19 meeting, its consideration of the Company’s liquidation analysis and estimated liquidation value, its belief that prior to the receipt of the term sheet relating to the transactions the Company had exhausted all reasonable efforts to pursue other strategic alternatives, and its consideration of the fairness to the Company’s common and preferred shareholders of all the constituent steps of the merger and recapitalization, the special committee unanimously determined that the terms of the merger agreement and the transactions contemplated thereby, including the merger, the second amended and restated articles and the recapitalization, are advisable, fair to, and in the best interests of, the unaffiliated shareholders and determined to recommend to the full board of directors (other than Messrs. Tinsley and Ma) that the board adopt and approve the merger agreement and the transactions contemplated thereby, including the merger, the second amended and restated articles and the recapitalization.

Following the November 19 special committee meeting, Gibson Dunn and Paul Weiss worked to finalize the merger agreement and other transaction documents. Paul Weiss also worked during this period to complete various agreements involving the affiliated shareholders, including the voting agreement and the conversion and contribution agreement. On December 4, 2007, Paul Weiss delivered to Gibson Dunn and Paul Hastings a substantially completed draft of the merger agreement and other transaction documents, which were distributed to the full board of directors (other than Messrs. Tinsley and Ma), together with a copy of Oppenheimer’s written fairness opinion and underlying assumptions and management’s liquidation analysis.

On December 5, 2007, there was a meeting of the full board of directors of the Company (other than Messrs. Tinsley and Ma) for the purpose of receiving the report and recommendation of the special committee with respect to the merger agreement and the transactions contemplated thereby, including the merger, the second amended and restated articles and the recapitalization, and considering such transactions. At this meeting, Mr. Shannahan and a representative of Gibson Dunn summarized the special committee’s work to date and reported that the special committee had determined based on this work that the merger agreement and the transactions it contemplates were advisable, fair to and in the best interests of the shareholders of the Company other than the affiliated shareholders. Representatives of Oppenheimer described the fairness opinion that Oppenheimer delivered to the special committee and summarized the work and assumptions underlying the fairness opinion. Mr. Clark summarized the liquidation analysis prepared for the special committee and the work and assumptions underlying that analysis. A representative of Gibson Dunn then summarized the principal terms of the merger agreement and the transactions contemplated by that agreement, including the merger, the second amended and restated articles and the recapitalization. A lengthy discussion ensued among the directors regarding the work, assumptions and conclusions of the special committee, Oppenheimer’s fairness opinion and the assumptions underlying the opinion, and the various steps comprising the going-private transaction. Several directors asked questions of representatives of Oppenheimer and Gibson Dunn and Mr. Clark. At the conclusion of these discussions, the directors in attendance, constituting all of the disinterested directors, unanimously determined that the merger agreement and the transactions contemplated thereby including the merger, the second amended and restated articles and the recapitalization, were advisable, fair to and in the best interests of the Company and its shareholders and adopted and approved the merger agreement and the transactions contemplated thereby including the merger, the second amended and restated articles and the recapitalization.

On February 12, 2008, the special committee deliberated, in consultation with Gibson Dunn, regarding whether Amendment No. 1 to Agreement and Plan of Merger and the receipt by the Company shareholders of the contingent litigation recovery right changes its earlier determination that the terms of the merger agreement and transactions contemplated thereby, including the merger, are advisable, fair to, and in the best interest of, the unaffiliated shareholders. The special committee unanimously determined that Amendment No. 1 to Agreement and Plan of Merger and the receipt by the Company shareholders of the contingent litigation recovery right doesn’t change its earlier determination of fairness because it is beneficial to all of the Company shareholders on an equal basis.

On February 19, 2008, the board of directors (excluding Messrs. Prioleau and Ma) met to discuss Amendment No. 1 to Agreement and Plan of Merger. At this meeting, a representative of Gibson Dunn summarized the materials terms of the proposed amendment, including the contingent litigation recovery right. Mr. Shannahan, chair of the special committee, reported that the special committee had deliberated and concluded that Amendment No. 1 to Agreement and Plan of Merger did not change its earlier determination of fairness. A discussion ensued at the conclusion of which, the disinterested directors in attendance, constituting a majority of the directors in attendance, determined that Amendment No. 1 to Agreement and Plan of Merger, including the contingent litigation recovery right as contemplated thereby, was advisable, fair to and in the best interests of the Company and its shareholders and adopted and approved Amendment No. 1 to Agreement and Plan of Merger.

Purpose of the Transactions

The principal purposes for the proposed transactions are to avoid an impending liquidation, simplify our capital structure and eliminate the costs of being a public company in order to decrease our operating costs, meet our current obligations and otherwise enable us to position the Company to execute its business plan. There are two main elements to achieving these goals. The first is to exchange our outstanding 13.9% notes for common stock and convert our outstanding preferred stock into common stock in order to avoid defaulting on our payment obligations with respect thereto that are currently scheduled to come due in June 2008 and July 2008, respectively. The second is to decrease the number of shareholders of record of each class of our securities to less than 300 in order to suspend our reporting obligations under the Exchange Act.

Restructuring of Capital Structure in Order to Meet Outstanding Payment Obligations

We have operated at a loss since inception and our history of losses from operations and cash flow deficits, in combination with our limited cash balances, raise concerns about our ability to continue our operations as a going concern. We have focused on capital financing initiatives in order to maintain current and planned operations. Our primary sources of capital have come from both debt and equity financings that we have completed over the past several years and the sale of certain non-core or non-strategic businesses.

In 2003 and 2004, we secured funds through several rounds of financing resulting in aggregate proceeds of approximately $43.5 million that involved the sale of senior secured convertible notes all of which were converted into shares of our Series E preferred stock in 2004. In the third quarter of 2004, we completed a rights offering of additional shares of Series E preferred stock resulting in aggregate proceeds to the Company of approximately $4.0 million. In the fourth quarter of 2004, we secured and drew $11.0 million from an $18.0 million round of debt financing in which we issued the 13.9% notes and Series F warrants and in March 2005, we drew down the remaining $7.0 million. In January 2006, we sold our hosted messaging assets, including a portion of our hosted messaging customer base, assembled hosted messaging workforce, and hosted messaging hardware, for $6.3 million, and in 2006 we received from amounts held in escrow $1.1 million in connection with the satisfaction of certain post-closing conditions related to the sale. Additionally, in January 2007 we received $0.1 million, the last of the amounts held in escrow as all post-closing conditions related to the sale of the hosted messaging assets had been satisfied.

Our principal sources of liquidity include our cash and cash equivalents. As of September 30, 2007, we had cash and cash equivalents available for operations totaling $11.3 million, of which $8.6 million was located in accounts outside the United States and which is not readily available for our domestic operations. Accordingly, at September 30 2007, our readily available cash resources in the United States were $2.7 million. Additionally, as of September 30, 2007, we had cash collateralized letters of credit totaling approximately $0.2 million which is recorded as restricted cash on our balance sheet and is not readily available for operations.

If we are unable to significantly increase our revenues, reduce the amount of cash used by our operating activities and generate positive cash flow from our operating activities, we will need to undertake additional restructuring initiatives to continue our operations. We believe that our existing capital resources are not sufficient to fund our current operations beyond the second quarter of 2008. Additionally, while we are currently implementing actions to reduce the amount of cash used by our operating activities and are in negotiations to sell certain non-core assets to fund our short term operational needs, there can be no assurance that such actions will be completed as planned or at all. If we are unsuccessful in these initiatives, or a combination of these initiatives, we may not have the resources to fund our current operations through the first quarter of 2008. Further, as we approach the June 2008 maturity of the 13.9% notes, we will need to restructure our debt to delay the maturity date or seek additional financing in order to pay the 13.9% notes. As of September 30, 2007, the outstanding principal and interest on these notes was $25.6 million. We also will need to restructure our outstanding preferred stock in order to delay the mandatory redemption of these preferred shares beyond their current mandatory redemption date in July 2008. If the redemption date is not extended, in July 2008 we will also be required to redeem our outstanding shares of our Series D preferred stock and Series E preferred stock to the extent the payment of cash to redeem shares is permitted by applicable law at that time. Based on the currently outstanding number of shares of Series D preferred stock and Series E preferred stock, we would be required to pay an aggregate of $161.7 million in July 2008. The holders of a majority of our outstanding preferred stock are also the holders of a majority of our 13.9% notes. We may be unable to agree on a restructuring of the 13.9% notes or the Series D preferred stock and Series E preferred stock with the holders of these existing commitments. Moreover, we must obtain the consent from the holders of two-thirds in principal amount of the outstanding 13.9% notes and the preferred shareholders in order to incur additional indebtedness. Even if the holders of the 13.9% notes and the Series D preferred stock and Series E preferred stock consent to the incurrence of additional indebtedness, such financing may not be available in sufficient amounts or on terms acceptable to us. We do not believe additional equity financing on terms reasonably acceptable to us is currently available. Additionally, our common stock now trades in the over-the-counter market on the OTC Bulletin Board owned by the Nasdaq Stock Market, Inc., which was established for securities that do not meet the listing requirements of the Nasdaq Global Market or the Nasdaq Capital Market. We believe our listing on the OTC Bulletin Board, and our low stock price greatly impair our ability to raise additional capital through equity or debt financing. If we fail to significantly increase revenues, we will reduce the amount of cash used by our operating activities, liquidate assets, implement restructuring initiatives, and seek the protection of applicable bankruptcy laws or some combination of the foregoing.

Elimination of Exchange Act Reporting Obligations

A significant factor in the timing of the transactions is the recognition by our board of directors that the expenses associated with maintaining registration of our securities under the Exchange Act have increased significantly over the past few years and the belief that such expenses will increase further in the near term. We incur significant direct and indirect costs complying with our periodic reporting and other obligations under the Exchange Act, including: the legal, accounting, printing, mailing, public relations, compliance, and administrative costs of preparing, reviewing, printing, and distributing periodic reports and other filings required under the Exchange Act; the broker and transfer agent charges for forwarding materials to beneficial holders of our stock; and the management time and attention expended in preparing and reviewing such reports and other filings. We also face the disadvantage of publicly disclosing detailed operational and financial information of the Company when non-public competitors need not make comparable disclosures.

Pursuant to Section 15(d) of the Exchange Act, an issuer is required to file periodic reports for any year in which a registration statement is declared effective; however, such reporting obligation is automatically suspended for so long as the company also has a class of securities registered under Section 12 of the Exchange Act. The obligation to file periodic reports is also automatically suspended for any fiscal year, except for the fiscal year in which a registration statement for a class of securities is declared effective, if, at the beginning of such fiscal year, there are fewer than 300 record holders of such class of securities. A registration statement relating to the sale of our Series E preferred stock was declared effective in 2004, at which time an Exchange Act reporting obligation arose with respect to the Series E preferred stock for fiscal 2004. However, such reporting obligation was automatically suspended with respect to fiscal 2004 and each subsequent year because our common stock was and is registered under Section 12 of the Exchange Act. In addition, we believe our reporting obligation with respect to our Series E preferred stock was automatically suspended in each year following fiscal 2004 because we believe our Series E preferred stock was held by less than 300 record holders at the beginning of any such year. For purposes of calculating the number of record holders to determine whether a company is subject to reporting obligations under Section 15(d) of the Exchange Act, the applicable rules “look through” record holders that are depositories, such as the Depository Trust Company, and count bank or broker participants who hold such securities in street name for the beneficial owners as a single record holder; however, they do not look further to the beneficial owners of the shares held in street name. Consequently, the number of holders of record is significantly less than the number of beneficial owners.

Brokers, banks and other financial institutions generally will not hold stock of an issuer that has ceased filing periodic reports. As a result, after a company goes private or “goes dark,” the brokers, banks and other financial institutions will often distribute the shares they held in street name to their clients. This is referred to as a “broker kick-out.” When a broker kick-out occurs, the beneficial owners of shares become record holders, thereby increasing the number of record holders. If the broker kick-out results in the issuer having 300 or more shareholders of record, it can cause the issuer of the shares to again become subject to Exchange Act reporting requirements.

We believe that as a result of suspending our reporting obligation under the Exchange Act we will save at least approximately $1.4 million annually by reducing the use of third-party service providers, reducing the cost of directors and officers insurance, reducing certain personnel costs, eliminating the requirements to make periodic public reports and by reducing the expenses of shareholder communications. We will also benefit from redeployment of financial personnel’s time spent on reporting and securities law compliance matters. In addition, starting with fiscal year 2007, we will face increased costs of compliance with the requirement of Section 404 that management provide a report on internal control over financial reporting systems which we currently expect to be approximately $1.0 million annually. Beginning with fiscal year 2008, we would be required to comply with the requirement under Section 404 that our independent registered public accountants issue an opinion regarding the effectiveness of our internal controls over financial reporting. Our board of directors believes that the increased disclosure and procedural requirements of Section 404 will result in continuing increased legal, accounting and administrative expense, and diversion of the board of directors, management and staff effort without a commensurate benefit to our shareholders.

The estimated savings to the Company of no longer maintaining registration under the Exchange Act are categorized as follows (in thousands):

Estimated annual savings
Avoidance of complying with Section 404 requirements	$1,000
Reduction of legal, accounting and stock transfer service costs	450
Reduction of directors and officers insurance costs	230
Reduction in personnel costs	530
Elimination of cost of filings with the SEC and shareholder communications	140

$2,350

The cost savings figures set forth above are only estimates. The actual savings we realize from terminating our registration may differ from those estimates. Except for the estimated annual savings in connection with the avoidance of complying with Section 404 requirements, estimates of the annual savings to be realized upon deregistration with the SEC are based upon the actual costs to us of the services in each of the categories listed above that were reflected in our recent financial statements. The estimated annual savings in connection with the avoidance of complying with Section 404 requirements is based upon a combination of the Company’s experience in complying with Section 404 in 2004, cost estimates related to its compliance efforts in 2005 as well as its current locations, material weaknesses and operating complexities.

Alternatives Considered by the Board of Directors and Special Committee

As explained above under “—Background of the Transactions,” over the past several years, the board of directors has explored a variety of strategic alternatives to meet our long-term goals and to promote the interests of our shareholders, including various strategic partnerships, sales of assets and mergers or other business combinations with unaffiliated third parties. Additionally, our board of directors and the special committee considered the following specific alternatives to the transactions:

Tender Offer for Common Stock

Our board of directors and the special committee considered undertaking an odd-lot tender offer by which the Company or one of our current shareholders would offer to repurchase shares of our outstanding common stock from each holder of such shares for an amount providing a premium over the market price of the shares. A tender offer conducted by a third party is funded by the third party and not the Company, but currently, no shareholder of the Company has indicated its desire to fund such a tender offer. Additionally, our board of directors and the special committee were skeptical that such an initiative would achieve the desired results. Because shareholders have discretion whether to sell their shares in a tender offer made by either the Company or a third party, the board of directors and the special committee were uncertain as to whether this alternative would result in shares being tendered by a sufficient number of record holders to reduce the record holders of our common stock below 300, which is the number necessary to allow us to deregister our common stock with the SEC. Under California law, minority shareholders are not permitted to be cashed out in a merger if the acquirer or its parent owns more than 50% but less than 90% of the shares of the target corporation’s outstanding stock. The board and the special committee felt that it was unlikely that more than 90% of the outstanding shares of common stock would be tendered in such a tender offer. Because a tender offer would not necessarily meet our objective of reducing the number of shareholders below 300, neither our board of directors nor the special committee considered potential purchase prices to be offered in such a tender offer.

Our board of directors and the special committee also considered the feasibility of an issuer tender offer to repurchase the shares of common stock held by unaffiliated shareholders of the Company. A principal disadvantage of this type of transaction relates to the Company’s ability or willingness to secure the additional debt financing needed to effect a tender offer in which there is full participation by unaffiliated shareholders. In addition, due to the voluntary nature of such a transaction, the Company would have no assurance that the transaction would result in a sufficient number of shares being tendered. Moreover, the tender offer rules regarding the treatment of shareholders, including pro rata acceptance of offers from shareholders, make it difficult to ensure that the Company would be able to significantly reduce the number of record shareholders. As a result of these disadvantages, the board of directors and the special committee determined not to pursue this alternative.

Purchase of Shares in the Open Market

The board of directors and the special committee rejected this alternative because it concluded it was unlikely that we could acquire shares from a sufficient number of record holders to accomplish the special committee’s objectives. The board of directors and the special committee reached this conclusion in large part because we would not be able to dictate that open share purchases only be from record holders selling all of their shares. Even if enough open market purchases resulted in lowering the number of record holders to less than 300, such purchases would likely be more costly than the proposed transactions. The Company does not have sufficient cash on hand in order to undertake this alternative and would have to secure financing. If the Company were able to obtain the necessary financing, it is unlikely that it would be permitted to purchase any shares due to a provision of California law which prohibits a corporation from making distributions to its shareholders if the corporation is, or as a result of such distribution would be, likely to be unable to meet its liabilities as they mature.

Liquidation of the Company

The board of directors and the special committee also considered an orderly liquidation of the Company and distribution of the net proceeds. In its discussion, the board and the special committee assumed that we would be able to sell our assets for no more than net book value and would incur costs in doing so. Furthermore, given the need to sell all of the Company’s assets within a relatively short period of time in the context of a full liquidation, the Company’s management estimated that it is likely that the proceeds per share that would be received for the assets would be lower than the cash merger consideration.

Our board of directors and the special committee determined that a liquidation of the Company was not appropriate at the present time because, based on management’s estimate that the net book value per share is the “best case” scenario for liquidation purposes, the transactions will still result in a payment to the unaffiliated holders of a higher price per share than would result from a liquidation. All proceeds in a liquidation would first be used to pay off the 13.9% notes and then to satisfy the liquidation preference on the Series E preferred stock and then on the Series D preferred stock. It is not likely that the Company would receive sufficient proceeds in a liquidation to satisfy these prior claims in full which means that holders of common stock would not receive any proceeds in the case of a liquidation. Although the board of directors did not determine a specific “going concern” value for the Company, it is believed that some value exists. However, the board of directors and the special committee did review the Company’s net asset value, recent losses and downward trending liquidity and concluded that its going concern value would not exceed the cash merger consideration. Therefore, it did not appear practical or in the best interests of all shareholders, including unaffiliated shareholders, to liquidate.

Maintaining the Status Quo

Our board of directors and the special committee considered the alternative of taking no action. However, due to the fact that the Company does not have sufficient cash to repay the principal amount of the 13.9% notes which mature in June 2008 or to redeem the Series D preferred stock and Series E preferred stock which are mandatorily redeemable in July 2008, the board of directors and the special committee believe that taking no action at this time would result in payment defaults by the Company which would likely lead to a liquidation of the Company and thus is not in the best interests of the Company or our shareholders.

Furthermore, the costs of complying with our reporting requirements under the Sarbanes-Oxley Act of 2002 and the Exchange Act are increasing significantly, especially in relation to our overall expenses and cash flow. We believe that compliance with Sarbanes-Oxley Act of 2002 and Exchange Act reporting requirements may cost us approximately $1.0 million annually with very few benefits resulting to the Company or our shareholders for such expenditure. This estimate is based substantially on past experience, and may not necessarily be indicative of actual future expenses.

Reasons for the Transactions and Factors Considered in Determining Fairness

The Structure of the Transactions

The transactions are structured as a cash-out merger of our common stock followed by a recapitalization involving (i) an exchange of the 13.9% notes for shares of our common stock and cancellation of Series F warrants, (ii) a reverse stock split of the Series E preferred stock and cashing out of all fractional shares of Series E preferred stock following such reverse split (with the cash consideration for such fractional shares being funded by Parent and paid to the holders thereof by the payment agent), and (iii) the mandatory conversion of the Series D preferred stock and remaining Series E preferred stock after the reverse split into shares of our common stock upon election of a majority of the holders of such series of preferred stock. Our board of directors and the special committee agreed to the foregoing structure because it (1) avoids the probable liquidation that would result from a default on the repayment of approximately $180 million due in June and July 2008 upon the maturity of the 13.9% notes and the mandatory redemption of the preferred stock, (2) ensures that the number of record shareholders of each class of our stock will be fewer than 300 following the transactions so as to allow us to deregister our common stock, suspend our reporting obligations under the Exchange Act and achieve material cost savings, (3) involves transaction related expenses that are reasonable relative to the size of the transactions and the anticipated savings, and (4) allows shareholders with relatively small ownership positions to dispose of their stock easily and without having to pay brokerage commissions.

The merger is expected to result in the cashing out of all of the holders of shares of our common stock as of March 17, 2008 except for the affiliated shareholders at a price of $0.102 per share. The reverse stock split is expected to result in the cashing out of holders of approximately 5% of the shares of our Series E preferred stock as of March 17, 2008, each of whom is expected to own less than 70,000 shares on the effective date of the reverse stock split on an as converted basis at a price per share equal to $0.102. Following the transactions, we expect that fewer than 40 of our shareholders of record as of March 17, 2008 will continue as shareholders and will continue to have the incidents of stock ownership, including potential capital appreciation and dividends; provided, however, that the potential benefits to remaining shareholders are dependent on our ability to continue operations, return to profitability and restore growth, none of which are certain.

As described in more detail below, our board of directors has determined that the price to be paid for the shares of our common stock to be cashed out in the merger and the price to be paid in lieu of fractional shares of our Series E preferred stock in the reverse stock split is fair and that the transactions are fair to our unaffiliated shareholders.

While we believe that the annual savings noted above represent a reasonable estimate, it is possible that the actual savings resulting from the transactions will differ from the estimate. We cannot guarantee that the benefits of suspending our reporting obligations under the Exchange Act or the restructuring of our outstanding payment obligations with respect to the 13.9% notes and our preferred stock will be accomplished as rapidly as currently expected, or at all.

The affiliated shareholders have advised us that they do not currently have plans to change the Company’s corporate structure or business following the transactions. Other than as set forth herein, neither the Company nor the affiliated shareholders are currently contemplating any extraordinary transaction, such as a merger, reorganization, or liquidation; any purchase, sale, or transfer of a material amount of assets; any material change in the present dividend policy, indebtedness, or capitalization; or any change in the present board of directors or management other than causing the surviving corporation to be reincorporated in the State of Delaware as soon as practicable after the consummation of the transactions. While the affiliated shareholders do not currently have plans with regard to the items listed above, the Company is currently in a difficult financial position and faces a dynamic market environment. Given this situation and the Company’s relatively small size, as opportunities and challenges arise, the Company might indeed pursue a material transaction from the types listed above.

Determination of Split Ratios

Our shareholders can be divided into three groups: (1) record shareholders, or those shareholders who hold their own share certificates, whose identity and holdings are known to us; (2) non-objecting beneficial owners (referred to herein as “NOBOs”), or those shareholders holding in street name who have agreed to identify themselves, whose identity and holdings are also known to us; and (3) objecting beneficial owners (referred to herein as “OBOs”), or those shareholders holding in street name who have not identified themselves and whose identity and holdings may not be known to us. As of July 11, 2007, we had 38 shareholders of record of Series E preferred stock.

As of July 11, 2007, approximately 318 of the 341 shareholders of record and NOBOs of our Series E preferred stock owned fewer than 70,000 shares. At that time, these shareholders represented approximately 93% of the total number of known shareholders of the Series E preferred stock, but these accounts represented only approximately 1% (497,163 shares of 48,346,820 shares outstanding) of the total number of outstanding shares of Series E preferred stock.

As of July 11, 2007, there were 68,169 shares of Series E preferred stock held by OBOs. We do not know the identity or the holdings of all of the OBOs however, given the aggregate number of shares held by such persons, we know that none of the OBOs hold greater than 70,000 shares of Series E preferred stock. Given that the number of OBOs is unknown and that there is a possibility of a broker “kick-out” following the transactions, our board of directors determined that it must cash out shareholders holding fewer than 70,000 shares in order to ensure that the total number of shareholders of record is less than 300 following the transactions.

Our board of directors considered ratios both lesser than and greater than 70,000-to-1, but ultimately rejected these alternatives due to the possibility that a lesser ratio may not accomplish the goal of ensuring that the total number of shareholders following the transactions is less than 300 and that a greater ratio was unnecessary to achieve this result.

In making the computations presented elsewhere in this proxy statement we have assumed that all of the beneficial owners of fewer than 70,000 shares held in nominee name have the shares transferred into their respective names and, therefore, will be cashed out in the transaction.

Special Committee and Board of Directors’ Determination of Fairness

After careful consideration, the special committee unanimously determined that the terms of the merger agreement and the transactions contemplated thereby, including the merger, the second amended and restated articles and the recapitalization, are advisable, fair to, and in the best interests of, holders of our common stock. The special committee unanimously recommended to our board of directors that the merger agreement and the second amended and restated articles be adopted and the merger and the recapitalization be approved. The special committee considered a number of factors in reaching its determinations and recommendations as more fully described below.

After careful consideration, our board of directors (excluding Tom Tinsley, a director affiliated with the General Atlantic shareholders, and Gerald Ma, a director affiliated with the CKH shareholders, neither of whom participated in the deliberation or approval relating to the transactions), acting upon the unanimous recommendation of the special committee, unanimously adopted the analysis and conclusion of the special committee and determined that the merger agreement and the transactions contemplated thereby, including the merger, the second amended and restated articles and the recapitalization, are fair to, and in the best interests of, the Company and its unaffiliated shareholders. On the basis of the foregoing, our board of directors has unanimously approved the merger agreement and the merger. Our board of directors (excluding Mr. Tinsley and Mr. Ma) unanimously recommend that you vote FOR the proposal to adopt an amendment to our existing articles to provide for a 70,000-to-1 reverse stock split of our Series E preferred stock, FOR the proposal to adopt an amendment to our existing articles to provide for the conversion of our Series D preferred stock and Series E preferred stock into shares of our common stock upon the election of holders of a majority of the outstanding shares of each such series to convert, FOR the proposal to adopt an amendment to our existing articles to increase the number of authorized shares of common stock to 500,000,000, FOR the proposal to adopt an amendment to our existing articles to permit shareholders to act by written consent, FOR the proposal to adopt an amendment to our existing articles to terminate the authorization to issue Series F preferred stock, FOR the proposal to adopt an amendment to our existing articles to provide that the transactions do not constitute a change of control for purposes of the second amended and restated articles, FOR the proposal to adopt the second amended and restated articles as a whole, FOR the proposal to adopt the merger agreement and approve the merger and FOR the proposal to adjourn the special meeting, if necessary, to solicit additional proxies. The unanimous recommendation of our board of directors (excluding Mr. Tinsley and Mr. Ma) was made after consideration of all the material factors, both positive and negative, as described below.

Reasons for the Special Committee’s Determination; Effects of the Transactions; Fairness of the Merger

In determining the fairness of the merger agreement, the second amended and restated articles, the merger and the recapitalization and unanimously recommending approval of the merger agreement, the second amended and restated articles, the merger and the recapitalization to our board of directors, the special committee consulted with our senior management and the special committee’s independent legal and financial advisors and considered the following factors which, in the opinion of the members of the special committee, supported the special committee’s recommendation, including:

•

the special committee’s knowledge of our business, assets, financial condition and results of operations, both on a historical and on a prospective basis, and our prospects if we were to continue as a stand-alone, independent company, in particular, our current inability to attract new capital, incentivize management, repay the 13.9% notes when they mature in June 2008 or redeem the Series D preferred stock and Series E preferred stock when they become mandatorily redeemable in July 2008 (the inability to repay the notes or redeem the preferred stock is referred to herein as the “impending liquidation”);

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the special committee’s belief that, prior to the receipt of the term sheet from the General Atlantic shareholders and the CKH shareholders, we have exhausted all reasonable efforts to pursue other strategic alternatives, as discussed with the special committee’s financial advisor on October 17, 2007 (see “—Background of the Transactions” above), including the provision of due diligence to, and discussions with, certain other likely purchasers, none of whom gave us any expression of interest with respect to a strategic transaction that provided comparable benefits to the Company as the merger and the recapitalization;

•

the fact that the merger agreement does not contain a non-solicitation provision and the board of directors, the special committee and the Company may solicit or pursue other strategic alternatives (provided that they are superior proposals);

•

the fact that the merger and the recapitalization are more favorable to our common shareholders than the estimated value that such shareholders would receive as a result of the impending liquidation, based on the liquidation value analysis as reviewed with our senior management on November 21, 2007, which estimated that the remaining amount of $4,461,000 in a liquidation would not fully satisfy the preference payments owed to the Series E preferred shareholders and would therefore result in the Company’s common shareholders receiving nothing in a liquidation (see “—Background of the Transactions” above);

•

the relationship between the cash merger consideration and recent market prices for our common stock; that is, the fact that $0.102 per share in cash represented a 27.5% premium over the closing price on the last day of trading prior to the affiliated shareholders’ merger proposal and a 25.9% premium over the closing price on the last day of trading prior to Oppenheimer’s rendering of its fairness opinion;

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the financial presentation of Oppenheimer to the special committee on November 19, 2007, including Oppenheimer’s opinion as to the fairness, from a financial point of view and as of the date of the opinion, of the cash merger consideration to holders of our common stock (other than the affiliated shareholders, Parent or those who are entitled to and properly exercise their dissenters’ rights under California law); the special committee believed that the analysis of Oppenheimer was reasonable and adopted Oppenheimer’s analysis underlying the conclusion as it relates to such shareholders;

•	the fact that the cash merger consideration will be paid in all cash to our common shareholders, eliminating any uncertainties in value to our shareholders who participate in the merger;

•

the financial condition of the affiliated shareholders, the fact that the transactions are not subject to any financing condition and the ability of the affiliated shareholders to complete the merger in a timely manner;

•	market prices and financial data related to companies engaged in businesses similar to our business and prices and premiums paid in recent acquisitions of other similar companies;

•

the fact that the Company will be exempt from filing reports under the Exchange Act, the effect of which will be that it will avoid liability under Section 18 of the Exchange Act; generally, Section 18 provides that if the Company makes a false or misleading statement with respect to any material fact in any of its filings pursuant to the Exchange Act, in light of the circumstances at the time the statement was made, the Company will be liable to any person who purchases or sells a security at a price that is affected by the statement;

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the fact that, subject to compliance with the terms and conditions of the merger agreement, including the payment of the affiliated shareholder’s legal expenses incurred in connection with the merger up to an aggregate amount of $750,000, the special committee is permitted to terminate the merger agreement, prior to the approval of the merger by our shareholders, if the failure to terminate the merger agreement and accept an alternative transaction proposed by a third party that constitutes a “superior proposal” as defined in the merger agreement would be inconsistent with the special committee’s fiduciary duties under applicable law; and

•	the ability of our common shareholders who may not support the merger to exercise statutory dissenters’ rights under California law.

The special committee did not consider the historical stock prices of the Company’s common stock relevant to its determination of the fairness of the merger and the transactions contemplated thereby because of the limited trading volume in the Company’s common stock. In the view of the special committee, the limited trading volume of the common stock and the increased volatility that results from such limited volume of trading suggest that the recent historical prices of the common stock are not likely to reflect an informed estimate of the underlying value of the Company, as would be determined through other analytical methods used by the special committee and discussed elsewhere in this proxy statement. The special committee believes historical market prices of the Company’s common stock are relevant only to the extent that the pre-announcement closing price information provides context for the cash merger consideration.

The special committee did not consider a specific going concern value, as it did not believe a specific going concern valuation would be relevant because of the impending liquidation. As noted elsewhere in this proxy statement, the Company does not have sufficient cash to repay the principal amount of the 13.9% notes which mature in June 2008 or to redeem the Series D preferred stock and Series E preferred stock which are mandatorily redeemable in July 2008.

The special committee did not consider net book value, which is an accounting concept, as a factor because it believed that net book value is not a material indicator of the value of the Company as a going concern but rather is indicative of historical costs. Our net book value per share as of October 31, 2007 was $(4.43). This value is substantially below the $0.102 per share cash merger consideration. The special committee did not receive or rely upon the advice or work product of financial advisors previously retained by the Company in connection with other transactions.

The special committee also determined that the merger and the transactions contemplated thereby are procedurally fair because, among other things:

•	the special committee is composed of independent directors who do not serve as directors of and were not appointed by any of the affiliated shareholders;

•	the special committee was granted the full authority of our board of directors to evaluate the merger and any alternative transactions;

•

the special committee retained and received advice from its own independent legal advisor in evaluating, negotiating and recommending the terms of the merger agreement, the second amended and restated articles and the transactions contemplated thereby, and this advisor reported directly to and took direction solely from the special committee;

•

the fact that the opinion of Oppenheimer addresses the fairness, as of the date of such opinion, and based upon and subject to the various factors, assumptions, qualifications and limitations set out therein, from a financial point of view, of the cash merger consideration to be received by holders of our common stock (other than the affiliated shareholders, Parent or those who are entitled to and properly exercise their dissenters’ rights under California law);

•

the fact that the merger agreement does not contain a non-solicitation provision and that we are permitted to solicit and respond to inquiries regarding acquisition proposals and, upon payment of an expense reimbursement, to terminate the merger agreement in order to complete a superior proposal;

•

the price of $0.102 per share and the other terms and conditions of the merger agreement, the second amended and restated articles, the merger and the recapitalization resulted from active and lengthy negotiations between the special committee and its legal advisor, on the one hand, and the affiliated shareholders and their legal advisors, on the other hand, which, among other things, resulted in (i) the elimination of provisions preventing the Company from soliciting or responding to alternative transactions, (ii) a right of termination of the merger agreement in the event that the special committee effects a change of recommendation with respect to a superior proposal, (iii) limitations and qualifications of the Company’s representations and warranties, and (iv) a reduction of the contingent expense reimbursement obligation to $750,000; and

•	under California law, our common shareholders have the statutory right to exercise dissenters’ rights.

Based upon the foregoing reasons for the procedural fairness of the merger and the transactions contemplated thereby, the special committee concluded that the merger and such transactions are procedurally fair notwithstanding the absence of any requirement that they be approved by the Company’s unaffiliated shareholders. In particular, the special committee noted that all members of the special committee are independent, the transaction was negotiated on an arm’s length basis, and the special committee had retained its own legal and financial advisors.

The special committee also considered a variety of risks and other potentially negative factors concerning the merger and the transactions contemplated thereby. The material risks and potentially negative factors considered by the special committee were as follows:

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we will cease to be a public company and will no longer be filing public reports with the SEC and as a result, unaffiliated shareholders will have less legally-mandated access to information about our business and results of operations than such holders had in the past;

•	there will no longer be a public market for trading our common stock;

•

because the affiliated shareholders and the other parties to the voting agreement have agreed to vote, or cause to be voted a majority of the voting power of our common stock, Series D preferred stock and Series E preferred stock as of December 5, 2007 in favor of adopting the merger agreement and approving the merger and adopting the second amended and restated articles, such actions do not require the approval of other unaffiliated shareholders;

•

while we expect to complete the merger, there can be no assurances that all conditions to the parties’ obligations to consummate the merger will be satisfied and, as a result, the merger may not be completed and we may, under certain circumstances, be liable for the reimbursement of up to $750,000 of the affiliated shareholders’ expenses in connection with the merger;

•	gains from all cash transactions are generally taxable to our shareholders for U.S. federal income tax purposes; and

•

the merger agreement imposes restrictions on the conduct of our business and our ability to settle pending litigation prior to the completion of the merger, requiring us to conduct our business only in the ordinary course, subject to specific limitations, which may delay or prevent us from undertaking business opportunities that may arise pending completion of the merger and potentially prevent us from disposing of litigation on favorable terms or at all.

The special committee concluded, however, that these risks and potentially negative factors could be managed or mitigated by the Company or were unlikely to have a material impact on the merger and the recapitalization, and that, overall, the potentially negative factors associated with the merger agreement, the second amended and restated articles, the merger and the recapitalization were outweighed by the potential benefits thereof to the holders of the Company’s common stock.

The foregoing discussion summarizes the material factors considered by the special committee in its consideration of the merger agreement, the second amended and restated articles, the merger and the recapitalization. After considering these factors, the special committee concluded that the positive factors relating to the merger agreement, the merger, the second amended and restated articles and the recapitalization outweighed the potential negative factors to the holders of the Company’s common stock. In view of the wide variety of factors considered by the special committee, and the complexity of these matters, the special committee did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of the special committee may have assigned different weights to various factors. The special committee approved and recommended the merger agreement, the merger, the second amended and restated articles and the recapitalization based upon the totality of the information presented to and considered by it.

Position of Affiliated Shareholders as to Fairness of the Transactions

The affiliated shareholders did not engage their own financial advisor to evaluate the merger or participate in the deliberations of the special committee with respect to determining the fairness of the transactions to the unaffiliated shareholders. For each of our affiliated shareholders, their purpose and reasons for engaging in the transactions, alternatives considered and analyses regarding substantive and procedural fairness of the transactions to unaffiliated shareholders were the same as those of the special committee, and each of these affiliated shareholders adopted the analyses of the special committee with respect to these issues. Based on these factors and analyses, each of our affiliated shareholders had concluded that the Rule 13e-3 transaction is procedurally and substantively fair to our unaffiliated shareholders.

While the foregoing discussion of the information and factors considered by the affiliated shareholders in connection with the fairness of the transactions is believed to include all material factors considered by the affiliated shareholders in determining the fairness of the transactions to the unaffiliated shareholders, the affiliated shareholders did not quantify or otherwise attach relative weights to the foregoing factors in reaching their positions as to the fairness of the transactions. The affiliated shareholders believe that these factors provide a reasonable basis for their belief that the transactions are procedurally and substantively fair to the unaffiliated shareholders.

Fairness Opinion of the Special Committee’s Advisor

Oppenheimer delivered its oral opinion to the special committee of the Company’s board of directors, which was subsequently confirmed in its written opinion dated November 19, 2007 (referred to herein as the “fairness opinion”), that as of such date, and based upon and subject to the factors and assumptions set forth therein, the cash consideration of $0.102 per share of common stock, for the purpose of taking the Company private, that the unaffiliated shareholders (other than those who are entitled to and properly exercise dissenters’ rights under California law) will receive pursuant to the merger agreement was fair from a financial point of view to such holders. The fairness opinion did not address the fairness of the merger consideration to be received by certain holders of common stock, notes and/or preferred stock of the Company (referred to herein as “rollover shareholders”). In addition, in rendering the fairness opinion, Oppenheimer expressed no opinion with respect to the amount or nature of any compensation to any officer, director or employee of the Company, or any class of such persons relative to the consideration to be received by the unaffiliated shareholders in the merger or with respect to the fairness of any such compensation. The fairness opinion was reviewed and approved by a committee of Oppenheimer under procedures designed to satisfy applicable regulatory requirements.

The full text of the fairness opinion, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex F to this proxy statement. Oppenheimer provided its opinion for the information and assistance of the special committee in connection with its consideration of the cash merger consideration.

In connection with delivering the fairness opinion and performing its related financial analyses, Oppenheimer among other things:

•	reviewed drafts of the merger agreement and ancillary documents, including the version of such merger agreement dated November 19, 2007 provided to Oppenheimer by counsel to the special committee;

•	reviewed the transaction steps memos, the then most recent version of such dated November 1, 2007, prepared by the Company’s counsel and provided to Oppenheimer by counsel to the special committee;

•	reviewed the draft Summary of Principal Terms dated September 19, 2007;

•	reviewed the Summary of Previous M&A Activity dated October 11, 2007 prepared by and provided to Oppenheimer by the Company’s management;

•	reviewed the four-year financial projections of the Company prepared by and provided to Oppenheimer by the Company’s management;

•

reviewed the consolidated audited financial statements of the Company for the years ended December 31, 2006, 2005 and 2004, and associated interim reports, prepared by the Company and audited by Burr, Pilger and Mayer LLP and PricewaterhouseCoopers and provided to Oppenheimer by the Company’s management;

•

reviewed Reports to the Audit Committee for the year ended December 31, 2006 and the quarters ended June 30, 2007, March 31, 2007 and September 30, 2006 prepared by Burr, Pilger and Mayer LLP and provided to Oppenheimer by the Company’s management;

•

reviewed Quarterly Reports to the Audit Committee for the quarters ended June 30, 2006 and March 31, 2006, and Letters to the Audit Committee for the years ended December 31, 2005, 2004, 2003 and 2002, prepared by PricewaterhouseCoopers and provided to Oppenheimer by the Company’s management;

•

held discussions with certain members of management of the Company concerning the historical and current business, operations, financial condition and future prospects of the Company and such other matters deemed relevant;

•

reviewed and analyzed certain publicly available financial data and stock market performance data of certain companies with businesses Oppenheimer believed to be generally comparable to the business of the Company;

•	reviewed and analyzed certain publicly available financial information for recently effected transactions that Oppenheimer deemed comparable to the merger;

•	reviewed certain publicly available information relating to the Company; and

•	performed such other analyses, reviewed such other information, and considered such other factors as Oppenheimer deemed appropriate.

In arriving at its opinion, Oppenheimer assumed and relied upon, without independent verification or investigation, the accuracy and completeness of all financial, legal, accounting, tax and other information received and reviewed by Oppenheimer. In addition, Oppenheimer did not make an independent evaluation or appraisal of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company or any of its respective subsidiaries, nor was any evaluation or appraisal of the assets or liabilities of the Company or any of its respective subsidiaries furnished to Oppenheimer. The fairness opinion does not address the underlying business decision of the Company to engage in the merger, the relative merits of the merger as compared to any alternative transaction that might be available to the Company or the impact of the merger on the solvency or viability of Parent or the ability of Parent to pay its obligations when they become due. Furthermore, the fairness opinion does not address the value of Parent common stock or the prices at which the Parent common stock may sell for in a private arms’ length transaction if and when it is issued or whether any market would develop for the Parent common stock. Oppenheimer also assumed that the merger would be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions. Oppenheimer also assumed that in connection with the receipt of all the necessary governmental, regulatory, and other approvals and consents required for the merger, no delays, limitations, conditions or restrictions would be imposed that would have an adverse effect on the contemplated benefits expected to be derived in the merger. Oppenheimer is not a legal, tax or regulatory advisor and it relied upon, without independent verification, the assessment of the Company and its legal, tax or regulatory advisors with respect to such matters.

The fairness opinion does not address the fairness of any consideration to be received by rollover shareholders. Nor does the fairness opinion address the fairness of the conversion of any investor, or the decision by any investor to convert, into common shares of the Company in order to receive the merger consideration, or into common shares of Parent as a rollover shareholder. The fairness opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Oppenheimer as of, the date of the fairness opinion. Events occurring after such date may affect the fairness opinion and the assumptions used in preparing it; however, Oppenheimer did not assume any obligation to update, revise or reaffirm the fairness opinion and has not done so.

In arriving at the fairness opinion, Oppenheimer was not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of the Company or any of its assets, nor did Oppenheimer negotiate with any parties with respect to a possible acquisition of the Company or any of its assets.

Oppenheimer is an internationally recognized investment banking and advisory firm. As part of Oppenheimer’s investment banking and advisory business, it is continuously engaged in performing valuations of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of Oppenheimer’s business, Oppenheimer or its affiliates may actively trade the securities (or related derivative securities) of the Company for its own account and for the accounts of customers and, accordingly, may at any time hold long or short positions of such securities.

Under the terms of its engagement letter, Oppenheimer provided the special committee with the fairness opinion in connection with the merger, and the Company agreed to pay Oppenheimer a fee for its services comprised of a $270,000 opinion fee, which was payable upon delivery of the fairness opinion to the special committee. The fee was not contingent upon the outcome of Oppenheimer’s financial opinion, nor was the fee contingent on any other independent outcome, including the closing of the merger. The Company has agreed to reimburse Oppenheimer for certain of its expenses, including attorney’s fees, incurred in connection with its engagement. In addition, the Company has agreed to indemnify Oppenheimer and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Oppenheimer or any of its affiliates against certain liabilities and expenses, including certain liabilities under federal securities laws, relating to or arising out of its engagement and any related transactions.

Financial Analyses

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary, without considering the analyses as a whole, could create an incomplete view of the processes underlying the fairness opinion. In arriving at its fairness determination, Oppenheimer considered the results of all its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Oppenheimer made its determination as to the fairness of the merger on the basis of its experience and professional judgment after considering the results of all its analyses. No company or transaction used in the analyses as a comparison is directly comparable to the Company or the contemplated transaction.

Oppenheimer prepared its analyses for the purposes of providing its opinion to the special committee as to the fairness from a financial point of view of the cash consideration of $0.102 per common share that the unaffiliated shareholders will receive pursuant to the merger. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by the analyses. Because the analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, future results may be materially different from those forecasted.

The following is a summary of the material financial analyses presented by Oppenheimer to the special committee in connection with rendering its opinion. The following summary, however, does not purport to be a complete description of the financial analyses performed by Oppenheimer. The order of the analyses described does not represent the relative importance or weight given to those analyses by Oppenheimer. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of the Oppenheimer analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before November 16, 2007 and is not necessarily indicative of current market conditions.

Discounted Cash Flow Analysis. Oppenheimer performed a discounted cash flow analysis to calculate the estimated present value of the unlevered, after-tax free cash flow of the Company. The financial forecast was based on internal estimates of the Company’s management, and necessarily assumes that management would be able to achieve a recapitalization of the Company in order to continue as a going concern, including the benefit of capital infusion, the repayment of outstanding indebtedness of $28.674 million due on June 30, 2008 and the conversion of all existing classes of preferred stock into common stock. Oppenheimer calculated ranges of estimated terminal values by multiplying calendar year 2010 revenues by selected multiple ranges of 0.7x to 0.9x. The terminal revenue multiples ranging from 0.7x to 0.9x were selected based on a review of current and historical trading multiples of the companies identified below under “—Publicly Traded Comparables Analysis” as well as the Company. Oppenheimer used metrics derived from the comparable companies which were based on multiples of revenue, which in Oppenheimer’s determination provided the most accurate representation of how the public market values narrowly profitable or unprofitable microcap companies in this particular segment of the technology industry. The estimated after-tax free cash flow and terminal values were then discounted to present value at October 1, 2007 (the day after the date of the final balance sheet, including the cash and debt balances necessary to calculate a net present value, provided to Oppenheimer by the Company) using discount rates of 23% to 25%. The discount rate ranging from 23% to 25% was selected based on a weighted average cost of capital calculation reflecting the following components: (i) a risk free rate of 4.75% determined by the then outstanding rate of the Ten Year Treasury security, (ii) a size premium of 6.36% derived from Ibbotson Associates for companies with market capitalizations under $265 million, (iii) a 5% control premium, (iv) a 7.1%

equity risk premium derived from Ibbotson Associates historical arithmetic mean of equity returns, (v) a normalized tax rate of 35% and (vi) an unlevered Beta of 1.30 provided by Bloomberg. Overall, the discount rate range was selected based on, among other considerations, the degree of risk associated with the business and the industry in general, the cost of equity financing for the Company, assumptions on the Company’s long-term target debt to equity and debt to total capital ratios, and certain other equity risk premia. This analysis indicated the following implied per share, on a fully diluted as-converted basis, equity reference range for the Company, as compared to per share cash merger consideration:

Implied Per Share Equity Reference Range for Critical Path	Per Share Cash Merger Consideration
$0.005—$0.032	$0.102

Publicly Traded Comparables Analysis. Oppenheimer performed a publicly traded company analysis, which attempts to provide a range of implied per share values for a company’s shares by comparing that company to other publicly traded companies and then compares this implied range of values to the consideration to be received by holders of the subject company’s shares in a proposed transaction.

Using publicly available information, Oppenheimer compared selected financial data of the Company with similar data for a number of publicly traded internet and mobile software and services companies. The companies selected by Oppenheimer were:

•	Amdocs Ltd.

•	Intervoice Inc.

•	Openwave Systems Inc.

•	Tucows Inc.

•	Entrust Inc.

These companies were selected because, among other reasons, they share similar business characteristics to the Company. However, none of the companies selected is identical or directly comparable to the Company. Accordingly, Oppenheimer made judgments and assumptions concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading value of the selected companies. Multiples for the selected companies were based, in part, on closing stock prices as of November 16, 2007. Estimated data was based on publicly available equity research analysts’ consensus estimates as published by First Call. Estimated data for the Company was based on internal estimates of the Company’s management and publicly available information. Oppenheimer compared enterprise values as multiples of calendar year 2008 estimated revenue, which, in Oppenheimer’s determination, provided the most accurate representation of how the public market values narrowly profitable or unprofitable microcap companies in this particular segment of the technology industry. The market trading multiples of the selected companies yielded a median enterprise value/revenue multiple of 0.8x and a range of multiples that is 10% above and below the median of 0.7x to 0.9x, respectively. This multiple was then applied to the relevant revenue metric, and adjustments (including a net debt $170.09 million deduction, per the balance sheet dated September 30, 2007 provided by the Company to Oppenheimer) were made, in order to derive an implied per share equity value from which, through judgment of Oppenheimer, the implied per share equity value reference range of ($3.679) to ($3.494), or NA, per share was derived.

Selected Precedent Transactions Analysis. Oppenheimer performed a selected precedent transactions analysis, which compares the per share consideration to be received by the holders of a company’s shares in a proposed transaction to the implied range of per share values for such shares derived from an analysis of selected transactions deemed to be reasonably similar to the proposed transaction.

Using publicly available information, Oppenheimer reviewed over 50 publicly announced transactions over the past 18 months, of which 20 were deemed appropriately comparable based upon transaction type, industry sub-sector, and the availability of publicly announced financial data enabling Oppenheimer to derive necessary metrics of comparison such multiples of revenue and profitability. Of the remaining 20 transactions, Oppenheimer selected the following seven transactions announced since 2006 in the internet and mobile software and services industries as being most directly comparable for purposes of its analysis and opinion:

Date Announced	Acquiror	Target
04/25/07	Photochannel	Pixology
12/15/06	British Sky Broadcasting Group plc	365 Media Group
12/15/06	Made2Manage Systems	Knova Software
11/30/06	Redstone Plc.	IDN Telecom
09/12/06	RealNetworks	WiderThan
08/05/06	Dada	Upoc
06/22/06	Redstone Plc.	Symphony Telecom Holdings

Oppenheimer selected these transactions because of, among other reasons, their similarity to the proposed merger. However, none of the above companies or transactions selected is identical or directly comparable to the Company or the proposed merger. Accordingly, Oppenheimer made judgments and assumptions concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the pricing of the selected transactions.

Multiples for the selected transactions were based on publicly available financial information. Estimated data for the Company was based on internal estimates of the Company’s management and publicly available information. Oppenheimer compared enterprise values in the selected transactions as a multiple of the latest 12 months revenue. The multiples of the selected transactions yielded a median enterprise value/revenue multiple of 0.7x and a reference range of multiples of 0.6x to 0.8x, which is 10% above and below the median, respectively. This multiple was then applied to the relevant revenue metric per the financial projections provided by the Company to Oppenheimer, and adjustments (including a net debt $170.09 million deduction, per the balance sheet dated September 30, 2007 provided by the Company to Oppenheimer) were made, in order to derive an implied per share equity value from which the implied per share equity value reference range of ($3.704) to ($3.524), or NA, per share was determined.

Selected Precedent Transactions Premiums Paid Analysis. Oppenheimer performed a selected precedent transactions premiums paid analysis, which compares the per share consideration to be received by the holders of a company’s shares in a proposed transaction to an implied range of per share values based on premiums paid for such shares derived from an analysis of selected transactions deemed to be reasonably similar to the proposed transaction.

The selected transactions and the processes and methodologies utilized by Oppenheimer in selecting such are described in detail above under “—Selected Precedent Transactions Analysis.” Percentage premiums for the selected transactions were based on publicly available financial information. Oppenheimer compared the premiums paid in comparable transactions to the price of the Company common stock one day prior to announcement to derive a per share implied equity value. The premiums in comparable transactions yielded a median premium percentage paid of 17.9% based upon which a reference range of 7.9% to 27.9% was derived by applying a 10% premium above and discount below the median, respectively. The premiums were then applied to the closing stock price of the Company as of November 16, 2007 to derive an implied per share equity value reference range of $0.086 to $0.102. Oppenheimer then compared this to the per share cash merger consideration:

Implied Per Share Equity Reference Range for Critical Path	Per Share Cash Merger Consideration
$0.086—$0.102	$0.102

Miscellaneous. The special committee retained Oppenheimer to provide it with a financial opinion in connection with the evaluation of the consideration to be received by the unaffiliated shareholders in the transaction.

The cash consideration of $0.102 per common share payable to unaffiliated shareholders was determined through arms-length negotiations between the special committee, on the one hand, and Parent on the other hand, and was unanimously approved by the Company’s board of directors. Oppenheimer did not provide advice as a financial advisor to the special committee or the board of directors during these negotiations. Additionally, Oppenheimer did not recommend any specific amount of consideration to the Company, its board of directors or the special committee or that any specific amount of consideration constituted the only appropriate consideration in the merger.

As described above, the fairness opinion was one of the many factors taken into consideration by the board of directors in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Oppenheimer in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Oppenheimer attached as Annex F to this proxy statement.

Material Projected Financial Information Provided to Oppenheimer, Financial Advisor to the Company

The Company’s management does not as a matter of course make public projections as to future performance or earnings and is especially wary of making projections for extended earnings periods due to the unpredictability of the underlying assumptions and estimates. However, management did provide certain projected financial information to our board of directors, the special committee and Oppenheimer in connection with their consideration of the transactions. Set forth below is a subset of that projected financial information. This projected financial information represents a summary of the material portions of the projected financial information used by Oppenheimer in rendering its fairness opinion. The financial projections were prepared in October 2007, based solely on information available at that time, by our management in a manner consistent with management’s historical development of budgets. In addition, the projected financial information does not necessarily reflect the Company’s current view of its business. While the financial projections were prepared in good faith, no assurance can be given regarding future events. Therefore, this material projected financial information should not be considered a reliable predictor of future operating results. This information was not prepared with a view toward public disclosure or compliance with published guidelines of the SEC or the Public Company Accounting Oversight Board regarding forward-looking information or U.S. generally accepted accounting principles. The material projected financial information included in the proxy statement is the sole responsibility of the Company’s management and neither our independent registered public accounting firm nor any other independent registered public accounting firm has compiled, examined or performed any procedures with respect to this projected financial information, nor has any independent registered public accounting firm expressed any opinion or given any form of assurance on this projected financial information. None of our board of directors, the special committee or Oppenheimer prepared or had any responsibility for this projected financial information. Furthermore, this projected financial information:

•	necessarily makes numerous assumptions, many of which are beyond our control and may not prove to have been, or may no longer be, accurate;

•	does not necessarily reflect revised prospects for our business, changes in general business or economic conditions or any other transaction or event that has occurred or that may occur;

•	is not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth below; and

•	should not be regarded as a representation that the estimates will be achieved.

We believe the assumptions used as a basis for this projected financial information were reasonable at the time this projected financial information was prepared, given the information we had at the time. In preparing these projections, we have assumed, among other things, the following:

•	software license revenue growth of 30% in 2007 and then 5% or less thereafter;

•	the consolidation and/or closing of certain facilities in North America and a 14% reduction in the Company’s workforce beginning in October 2007;

•	the sale of the Company’s hosted usenet newsgroup assets in October 2007 for $5.0 million of gross proceeds; and

•

that the Company would cease to have Exchange Act reporting obligations in the first quarter of 2008 and thus, would not incur costs associated with being a public company beyond fiscal 2007 (as it would not have to file an Annual Report on Form 10-K and comply with Section 404 of the Sarbanes Oxley Act of 2002).

The following table sets forth certain financial projections that were provided to our board of directors, Oppenheimer, and the special committee, relating to the Company’s projected statement of income for the fiscal years 2007 through 2010.

	2007 E	Projected
		2008	2009	2010
	(in thousands)
Statement of Operations:
NET REVENUE
SW licensing	$15,834	$16,400	$17,220	$18,081
Hosted messaging	4,365	—	—	—
Professional services	9,776	10,000	10,332	10,849
Maintenance and support	18,512	18,400	18,942	19,889

Total net revenue	48,487	44,800	46,494	48,818

COST OF REVENUE
SW licensing	4,754	4,787	5,166	5,424
Hosted messaging	2,959	—	—	—
Professional services	7,758	7,578	7,801	8,191
Maintenance and support	5,632	5,726	5,777	6,066
Stock-based expense	15	—	—	—
Restructure expense	43	136	—	—

Total cost of revenue	21,161	18,226	18,744	19,681

GROSS PROFIT (LOSS)	27,326	26,574	27,750	29,137
Gross margin	56%	59%	60%	60%
SW licensing	70%	71%	70%	70%
Hosted messaging	32%	0%	0%	0%
Professional services	21%	24%	25%	25%
Maintenance and support	70%	69%	70%	70%

OPERATING EXPENSES
Selling and marketing	12,392	11,681	11,856	12,449
Research and development	9,321	8,325	8,531	8,958
General and administrative	10,820	7,786	6,775	7,114
Stock-based expense	173	—	—	—
Restructuring expense	582	897	—	—
(Gain) loss on the sale of assets	(128)	(1,969)	(500)	—

Total operating expenses	33,160	26,719	26,662	28,520

OPERATING INCOME (LOSS)	(5,834)	(145)	1,088	617
Operating margin
Other income (expense), net	(513)	-—	—	—
Interest income (expense), net	(4,249)	(515)	—	—

Income (loss) before provision for income taxes	(10,596)	(661)	1,088	617
Provision for income taxes	(646)	(1,300)	(1,300)	(1,300)

NET INCOME (LOSS)	(11,242)	(1,961)	(212)	(683)
Accretion on mandatorily redeemable preferred stock	(14,933)	(2,551)	—	—

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(26,174)	$(4,512)	$(212)	$(683)

The following table sets forth certain financial projections that were provided to our board of directors, Oppenheimer, and the special committee relating to the Company’s projected balance sheet for the fiscal years 2007 through 2010.

	2007 E	Projected
		2008	2009	2010
	(in thousands)
Balance Sheet:
ASSETS
Cash and equivalents	$5,972	$7,468	$7,617	$6,810
Accounts receivable	13,163	11,158	11,464	12,037
Prepaids and other current assets	3,288	3,211	3,211	3,211

Total current assets	22,422	21,836	22,292	22,059
Property and equipment	55,344	55,237	55,987	56,737
Accumulated depreciation	(53,218)	(54,304)	(55,240)	(56,224)

Property and equipment, net	2,126	933	746	513
Goodwill	7,766	7,766	7,766	7,766
Other assets	346	346	135	135

Total assets	$32,660	$30,881	$30,939	$30,472

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$3,286	$3,189	$4,312	$4,528
Accrued liabilities	12,240	11,525	11,525	11,525
Deferred revenue	7,644	7,877	7,877	7,877
Notes payable	26,785	—	—	—
Other current liabilities	11	11	11	11

Total current liabilities	49,966	22,602	23,725	23,941
Long-term liabilities	4,895	660	660	660

Total liabilities	54,861	23,262	24,385	24,601
Redeemable preferred stock	148,597	—	—	—
Stockholders’ equity (deficit)	(170,798)	7,619	7,407	6,725

Total liabilities and stockholders’ deficit	$32,660	$30,881	$31,792	$31,325

The following table sets forth certain financial projections that were provided to our board of directors, Oppenheimer and the special committee, relating to the Company’s projected statement of cash flows for the fiscal years 2007 through 2010.

	2007 E	Projected
		2008	2009	2010
	(in thousands)
Statement of Cash Flow:
Net loss	$(11,240)	$(1,961)	$(212)	$(683)
Cash provided (used) by operating activities
Depreciation, stock-based comp and other	1,900	(883)	437	984
Accounts receivable	(2,727)	2,005	(306)	(573)
Prepaids and other current assets	(672)	77	—	—
Goodwill	—	—	—	—
Other assets	144	—	211	—
Accounts payable	(709)	(97)	1,123	216
Accrued liabilities	(4,217)	(715)	—	—
Deferred revenue	1,227	233	—	—
Other current and long-term liabilities	(381)	—	—	—

	(16,674)	(1,341)	1,252	(57)

Cash provided (used) by investing activities
Purchases of capital equipment	(1,357)	(745)	(750)	(750)
Proceeds from the sale of business operations	126	1,969	500	—

	(1,231)	1,223	(250)	(750)

Cash provided (used) by financing activities	9,411	761	—	—

Net cash provided (used)	(8,494)	643	1,002	(807)
Effect of exchange rates	(76)	—	—	—
Cash at beginning of period	14,542	5,972	6,615	7,617

Cash at end of period	$5,972	$6,615	$7,617	$6,810

The projected financial information is not a guarantee of performance and involves risks, uncertainties and assumptions. The future financial results and shareholder value of the Company may materially differ from the projected financial information due to factors that are beyond our ability to control or predict. We cannot assure you that the estimates in the projected financial information will be realized or that future financial results will not materially vary from such estimates. We do not intend to update or revise the projected financial information. Please see our actual results under “Selected Historical Consolidated Financial Data.”

The projected financial information contains forward-looking statements. For information on factors that may cause the Company’s future financial results to vary materially, see “Cautionary Note Regarding Forward-Looking Statements” on page 64.

Interests of Certain Persons in the Transactions

Our Directors and Executive Officers

In considering the recommendation of the Company’s board of directors with respect to the transactions, you should be aware that our directors and executive officers may have interests in the transactions that are different from, or in addition to, your interests as a shareholder generally. These interests may present the directors with actual or potential conflicts of interest, and these interests, to the extent material, are described below. The Company’s board of directors was aware of these interests and considered them, among other matters, in approving the transactions.

Post-Transactions Employment of Management. It is anticipated that on the closing of the transactions, the members of the Company’s management team will continue in their current positions pursuant to their now existing employment agreements with the Company. Furthermore, although no agreements have been reached, it is anticipated that following the transactions, the Company will implement a new equity incentive plan and that certain members of the management team may receive options to acquire the Company’s stock under such plan. No member of the management team is contractually entitled to any bonus or additional compensation upon the signing or closing of the transactions.

Director Relationships with the Affiliated Shareholders. Mr. Tinsley has served as a director of the Company since May 2004 and as Lead Director of the board of directors since January 2005. Mr. Tinsley is a Managing Director of General Atlantic LLC. Mr. Tinsley was appointed to the Board of Directors by holders of a majority of the outstanding shares of Series D preferred stock pursuant to the terms of the Amended and Restated Stockholders Agreement of the Company dated November 26, 2003. Mr. Tinsley has not and will not vote on, and has not participated nor will he participate in, any of the board of directors’ deliberations relating to the transactions.

Mr. Ma has served as a director of the Company since August 2007. Mr. Ma is Director, Corporate Strategy Unit and Chief Manager, Corporate Business Development at CKH. Mr. Ma was nominated by the CKH shareholders, pursuant to the terms of the Amended and Restated Stockholders Agreement of the Company dated November 26, 2003. Mr. Ma has not and will not vote on, and has not participated nor will he participate in, any of the board of directors’ deliberations relating to the transactions.

Mr. Prioleau has served as a director of the Company since February 2004. Mr. Prioleau is President and Chief Executive Officer of Personifi, LP. Richmond III, LLC, an affiliate of Richmond, is a passive minority investor in Personifi, LP.

Compensation of Members of the Special Committee. As of the date of this proxy statement, an aggregate of $24,500 in fees have been paid to members of the special committee in connection with the performance of their duties as members of the special committee as follows:

Director	Amount of Fees
Michael Shannahan	$10,750
Ross Dove	6,250
Mario Bobba	4,000
Mark Ferrer	3,500

The fees above include a $5,000 annual retainer fee paid ratably on a quarterly basis to all members of our special committee, a $2,000 fee paid to each member of the special committee for each special committee meeting attended in person and a $500 fee paid to each member of the special committee for each special committee meeting attended via telephone.

Treatment of Stock Options. As of March 1, 2008, there were approximately 3,901,304 shares of common stock issuable pursuant to stock options granted under our equity incentive plans to our current executive officers and directors. Pursuant to the terms of the merger agreement, option holders that exercise their options to purchase our common stock will receive the merger consideration without interest (subject to the discussion under “Material United States Federal Income Tax Consequences”) and less any applicable withholding of taxes for each share of common stock they own. Pursuant to the terms of the merger agreement, all outstanding options to purchase shares of our common stock will become fully vested and exercisable at the effective time of the merger. All of the outstanding options exercisable for shares of common stock will be cancelled at the effective time of the merger and holders of such options with exercise prices at or below the cash merger consideration will receive, for each share of common stock issuable upon exercise of such options, an amount equal to the difference, if any, between the exercise price of such options and the cash merger consideration, without interest (subject to the discussion under “Material United States Federal Income Tax Consequences”) and less any applicable withholding of taxes, and the contingent litigation recovery right. The right of any holder of options to purchase common stock to receive consideration is subject to and will be reduced by the amount of any applicable withholding of taxes.

The following table identifies, for each of our directors and executive officers, the aggregate number of shares of common stock subject to outstanding vested and unvested options as of March 1, 2008, the aggregate number of shares of common stock subject to outstanding unvested options that will become fully vested in connection with the merger, the weighted average exercise price and the value of such unvested options, and the weighted average exercise price and value of vested and unvested options. The information in the table assumes that all options currently outstanding remain outstanding on the closing date and immediately prior to the effective time of the merger.

Directors and/or Executive Officers	Total Number of Options	Number of Shares Underlying Unvested Options	Weighted Average Exercise Price of Unvested Options $	Value of Unvested Options(1) $	Weighted Average Exercise Price of Vested and Unvested Options $	Value of Vested and Unvested Options(2) $
Mark E. Palomba	370,000	30,834	$0.20	$—	$0.20	$—
James A. Clark	370,000	30,834	$0.20	$—	$0.20	$—
Donald Dew	80,875	6,325	$0.20	$—	$0.23	$—
Barry Twohig	183,564	15,282	$0.20	$—	$0.20	$—
Mark J. Ferrer	2,082,286	173,524	$0.20	$—	$0.20	$—
Mario Bobba	259,579	54,552	$0.18	$—	$0.19	$—
Ross M. Dove	120,000	16,668	$0.14	$—	$0.19	$—
Frost R. R. Prioleau	120,000	16,668	$0.14	$—	$0.19	$—
Michael J. Shannahan	120,000	21,356	$0.15	$—	$0.19	$—
Gerald Ma(3)	75,000	64,063	$0.08	$1,409	$0.08	$1,650
Tom Tinsley	120,000	16,668	$0.17	$—	$1.34	$—

(1)	Illustrates the economic value of all unvested options that will become fully vested and cashed out in connection with the merger. Calculated for each individual by multiplying the number of shares underlying unvested options by the amount, if any, that the weighted average exercise price of the unvested options exceeds $0.102 (the cash merger consideration).
(2)	Illustrates the economic value of all options to be cancelled and cashed out in connection with the merger. Calculated for each individual by multiplying the aggregate number of shares subject to options by the amount, if any, that the weighted average exercise price of the vested and unvested options exceeds $0.102 (the cash merger consideration).
(3)	Pursuant to that certain Stock Option Waiver and Cancellation Agreement dated December 5, 2007 between the Company and Mr. Ma, the parties agreed to cancel all options previously granted to Mr. Ma, immediately prior to the closing of the merger.

Severance and Change of Control Plans. The Company does not currently maintain a formal severance or change of control plan. Nonetheless, certain members of the management team have “change of control” provisions in their individual employment agreements with the Company. These provisions provide that if such an employee is involuntarily terminated pursuant to a change of control of the Company, that employee shall be entitled to certain severance benefits as provided for in the employee’s employment agreement. The transactions, however, do not constitute a “change of control” as that term is defined in the employment agreements the Company has with the members of the management team.

Additionally, members of our management team have termination provisions in their individual employment agreements with the Company. These provisions provide that in the event that the employee is terminated for any reason without cause, the employee shall be entitled to certain severance benefits. As noted

above, it is anticipated that on the closing of the transactions, the members of the Company’s management team will continue in their current positions pursuant to their now existing employment agreements with the Company.

Restricted Stock. The Company has granted shares of restricted stock and restricted stock units to certain key employees and executive officers through its 1998 Stock Plan. The restricted stock gives employees certain ownership rights, including the right to vote on shareholder matters; whereas, restricted stock units do not convey any voting rights, but present the holder with the right to receive shares of the Company’s common stock as the underlying units vest. Pursuant to the terms of the merger agreement, the restricted stock and restricted stock units held by employees of the Company will become immediately vested and entitled to receive the merger consideration, without interest and less any applicable withholding of taxes.

As of March 1, 2008, Mark Ferrer held 129,314 shares of restricted stock. None of our other directors or executive officers held any shares of restricted stock or restricted stock units as of such date.

Indemnification and Insurance. Following the transactions, the Company will continue its current indemnification obligations with respect to our officers and directors.

Interests of Dragonfield, Lion Cosmos, Ace Paragon and Crosslink

Dragonfield is wholly owned by Li Tzar Kuoi, Victor, Managing Director and Deputy Chairman of CKH, and Lion Cosmos was founded by Li Ka-shing, Chairman of CKH and Hutchison Whampoa Limited, and Dragonfield and Lion Cosmos have entered into the voting agreement pursuant to which they have agreed to vote their shares of Series E preferred stock in favor of adopting the merger agreement and approving the merger and in favor of adopting the second amended and restated articles. However, we do not believe that the interests of Dragonfield and Lion Cosmos are different from other unaffiliated shareholders with respect to the transactions. For more detailed information see “The Recapitalization—Voting Agreement.”

Ace Paragon and Crosslink have entered into the voting agreement pursuant to which they have agreed to vote their shares of Series E preferred stock in favor of adopting of the merger agreement and approving the merger and in favor of adopting the second amended and restated articles. However, we do not believe that the interests of Ace Paragon and Crosslink are different from other unaffiliated shareholders with respect to the transactions. For more detailed information see “The Recapitalization—Voting Agreement.”

Certain Effects of the Transactions

The transactions comprise a “going private” transaction within the meaning of Rule 13e-3 promulgated by the SEC, which will result in approximately 90.8% of our outstanding shares of common stock being owned by the affiliated shareholders immediately following the transactions (assuming that none of the outstanding shares of our preferred stock outstanding as of December 5, 2007 are converted into common stock prior to the effective time of the merger).

At the effective time of the merger, all of our equity incentive plans will terminate.

Immediately following the merger, the Company will become a subsidiary of Parent. The table below sets forth information regarding the interest of each of the affiliated shareholders in the net book value as of September 30, 2007 and net loss of the Company for the nine months ended September 30, 2007 assuming the transactions had occurred as of such date.

	Interest in Net Book Value of the Company		Interest in Net Loss of the Company
Affiliated Shareholder	Dollars	%	Dollars	%
General Atlantic shareholders	$18,032,624	37.4	$(3,530,560)	37.4
CKH shareholders	15,903,370	33.0	(3,155,200)	33.0
Richmond	2,803,463	5.8	(547,520)	5.8
Vectis	578,583	1.2	(113,280)	1.2

Immediately following the effectiveness of the recapitalization, we will file with the SEC applications to deregister our common stock and suspend our ongoing reporting obligations. Our common stock will then no longer be eligible for quotation on the OTC Bulletin Board, and we cannot assure that any trading market for our common stock will continue thereafter.

The merger may constitute a change in ownership as defined under Section 382 of the Internal Revenue Code. If a change in ownership is deemed to have occurred, the Company’s net operating losses may be subject to limitation. The Company has not, as of the date of this filing, determined whether such a change in ownership will occur in connection with the merger.

It is expected that, upon consummation of the merger and the recapitalization (and excluding the related transactions described in this proxy statement), the operations of the Company will be conducted substantially as they currently are being conducted. The affiliated shareholders have advised the Company that they do not have any current intentions, plans or proposals to cause it to engage in the following:

•

an extraordinary corporate transaction following consummation of the transactions involving the Company’s corporate structure, business or management, such as a merger, reorganization or liquidation, other than causing the surviving corporation to be reincorporated in the State of Delaware as soon as practicable after the consummation of the transactions, or

•	any other material changes in its business.

Nevertheless, in light of the Company’s current difficult financial condition, following consummation of the transactions, the management and/or board of directors of the surviving corporation may initiate a review of the surviving corporation and its assets, corporate and capital structure, capitalization, operations, business, properties and personnel to determine what changes, if any, would be desirable following the merger and the recapitalization to avoid any liquidity crisis and to continue and enhance the business and operations of the surviving corporation and may cause the surviving corporation to engage in extraordinary corporate transactions if the management and/or board of directors of the surviving corporation decides that such transactions are in the best interest of the surviving corporation upon such review. The surviving corporation expressly reserves the right to make any changes it deems appropriate in light of such evaluation and review or in light of future developments.

The General Atlantic shareholders and the CKH shareholders intend to enter into a shareholders agreement at the effective time of the merger to provide for certain governance and other matters relating to their interests in the Company after the consummation of the merger, including without limitation, (i) causing the Company to reincorporate in Delaware no earlier than 90 days but no later than 120 days after the merger, (ii) providing for certain approval rights for the General Atlantic shareholders and the CKH shareholders over certain major actions to be taken by the Company; (iii) providing the General Atlantic shareholders, on the one hand, and the CKH shareholders, on the other hand, certain rights of first offer, preemptive rights, tag-along rights on transfers of interests in the Company by the other; and (iv) after reincorporation of the Company in Delaware, causing it to amend its certificate of incorporation and bylaws to provide that all shareholders (other than the General Atlantic shareholders and the CKH shareholders) will be subject to certain right of first offer and drag-along rights held by the Company and the General Atlantic shareholders and the CKH shareholders. Notwithstanding the foregoing, the General Atlantic shareholders and the CKH shareholders may decide to modify, supplement or forego the arrangements summarized above.

Regulatory Approvals

Aside from shareholder approval of the adoption of the amendments to our existing articles and the merger agreement, the transactions are not subject to any regulatory approvals.

Provisions for Unaffiliated Security Holders

No provision has been made to grant our shareholders access to the corporate files of the Company or any affiliated shareholder or to obtain counsel or appraisal services at the expense of the Company or any affiliated shareholder.

Dissenters’ Rights

Holders of our common stock may be entitled to dissenters’ rights under Chapter 13 of the California Corporations Code in connection with the merger. Any shares of our common stock as to which dissenters’ rights are properly exercised may, in circumstances specified in Chapter 13, be converted into the right to receive the fair market value of the dissenting shares pursuant to the laws of the State of California.

Holders of our Series D preferred stock and Series E preferred stock are not entitled to dissenters’ rights with respect to the merger. Furthermore, none of our shareholders is entitled to dissenters’ rights with respect to the adoption of the second amended and restated articles or the recapitalization.

The following summary of Chapter 13 is qualified in its entirety by reference to the full text of Chapter 13 which is attached to this proxy statement as Annex G and incorporated herein by reference. We urge our shareholders to read Chapter 13 in its entirety.

If the merger is not abandoned or terminated, any holder of our common stock outstanding as of the record date may, by complying with the provisions of Chapter 13, demand that the Company purchase for cash at fair market value the shares owned by such holder which were not voted in favor of the merger. The fair market value will be determined as of the day before the first announcement of the terms of the proposed merger, excluding any appreciation or depreciation in consequence of the proposed merger, but adjusted for any stock split, reverse stock split or stock dividend which becomes effective thereafter. Within 10 days after approval of the merger by shareholders of the Company, the Company must mail a notice of such approval to holders of shares of common stock which were not voted in favor of the merger, together with a statement of the price determined by the Company to represent the fair market value of the shares for which dissenters’ rights remain available, a brief description of the procedures to be followed in order for the shareholder to pursue dissenters’ rights and a copy of Sections 1300 to 1304 of Chapter 13. The statement of price by the Company constitutes an offer by the Company to purchase at the price stated all shares for which dissenters’ rights remain available.

The dissenting shareholder wishing to be eligible to have the Company purchase his, her or its shares of our common stock must:

•

within 30 days following the date on which notice of approval of the merger was mailed to our shareholders, make a written demand upon us or our transfer agent to require the Company to purchase such dissenting shareholder’s shares of common stock, setting forth in such dissenting shareholder’s demand his, her or its name and address, the number and class of shares held of record by such dissenting shareholder and which such dissenting shareholder demands that we purchase, and a statement of what such dissenting shareholder believes the fair market value of such shares was as of the date prior to the announcement of the proposed merger;

•	have not consented to or voted in favor of the merger with respect to any of the shares such dissenting shareholder wishes to be dissenting shares; and

•

within 30 days following the date on which the notice of approval of the transactions was mailed to the Company’s shareholders, submit for endorsement at the Company’s principal office or at the office of the transfer agent for the Company’s common stock, the certificates representing any shares of common stock in regard to which demand for purchase is being made, stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed.

The dissenting shareholder may not withdraw his, her or its demand for purchase of dissenting shares without our consent.

If the Company and the dissenting shareholder agree that the shares are “dissenting shares” and agree upon the price of the shares, the dissenting shareholder will be entitled to the agreed price plus interest at the legal rate on judgments from the date of the parties’ agreement. Subject to the provisions of Chapter 13, payment of the fair market value of the dissenting shares will be made within 30 days after the parties’ agreement or after satisfaction of any statutory or contractual condition to the merger, whichever is later, subject to surrender of the certificates representing such shares.

If the Company denies that the shares of common stock are dissenting shares or if the Company and the dissenting shareholder fail to agree upon the fair market value of the shares, then the dissenting shareholder, within six months after the date on which the notice of approval of the merger was mailed to the Company’s shareholders, and not thereafter, may file a complaint in superior court of Sacramento County, requesting the court to determine whether the shares are dissenting shares, or the fair market value of the dissenting shares, or both, or may intervene in any action pending on such a complaint. If a complaint is not filed within six months, the shares will lose their status as dissenting shares. If the eligibility of the shares is in dispute, the court will first decide this issue. If the fair market value of the shares is in dispute, the court will determine, or will appoint one or more impartial appraisers to determine, the fair market value of the shares. The costs of the action, including reasonable appraisal fees to be fixed by the court, will be assessed or apportioned as the court considers equitable, but if the appraisal exceeds the price offered to the shareholder, the Company will be required to pay such costs (including, in the discretion of the court, attorneys’ fees, expert witnesses’ fees and interest if the value awarded by the court for the shares is more than 125% of the price offered by the Company to the shareholder).

Any demands, notices, certificates or other documents required to be delivered to the Company described herein may be sent by mail to:

Critical Path, Inc.

42-47 Lower Mount Street

Dublin 2

Ireland

Attention: Investor Relations

Failure to comply fully with these procedures will cause the shareholder to lose his, her or its dissenters’ rights.

In view of the complexity of these provisions of California law, shareholders who are considering dissenting from the merger should consult their legal advisors.

Financing of the Transactions

Based on information available as of the date of this proxy statement, Parent estimates that the total amount of funds necessary for it to complete the transactions will be approximately $4.9 million. Parent expects this amount to be provided by cash contributions from its members.

Estimate of Fees and Expenses Related to the Transactions

The following table sets forth the estimated fees and expenses to be incurred by the company in connection with the transactions.

Estimated Cost
(in thousands)
Legal advisory services	$1,900
Financial advisory services	270
Accounting and tax advisory services	150
Proxy production, mailing and solicitation	75
Other	50

$2,445

Payment Agent

Computershare Trust Company, N.A. and Computershare, Inc. will act as payment agent in connection with the transactions.

OTHER CONSIDERATIONS

After careful consideration, the special committee unanimously determined that the terms of the merger agreement and the transactions contemplated thereby, including the merger, the second amended and restated articles and the recapitalization, are advisable, fair to, and in the best interests of, our preferred shareholders. In reaching such determination, in addition to the various factors relevant to substantive fairness in regard to the holders of the common stock listed under “Special Factors—Reasons for the Special Committee’s Determination; Effects of the Transactions; Fairness of the Merger,” the special committee also considered the following factors:

•

the fact that the merger and recapitalization are more favorable to holders of our preferred stock than the estimated value that such shareholders would receive as a result of the impending liquidation, based on the liquidation value analysis as reviewed with our senior management on November 21, 2007, which estimated that the remaining amount of $4,461,000 in a liquidation would not fully satisfy the preference payments owed to the Series E preferred shareholders and would therefore result in an approximate payment of $0.092 per share of Series E preferred stock (compared to consideration of approximately $0.125 per share of Series E preferred stock under the merger and the recapitalization) and no payment to our Series D preferred shareholders (see “Special Factors—Background of the Transactions”);

•

the fact that the contractual conversion ratio and the underlying accretive value of the Series D preferred stock and Series E preferred stock used to determine the number of shares of common stock that our preferred shareholders will receive in connection with the merger and the recapitalization will be preserved and unaffected by, or, in the case of the Series E preferred stock, fully adjusted for, the merger, the second amended and restated articles and the recapitalization;

•

the special committee’s determination that the merger and the recapitalization, including the 70,000-to-1 reverse stock split and cash out of all fractional shares of our Series E preferred stock, are necessary to allow us to deregister our common stock with the SEC and suspend future Exchange Act reporting obligations, which will enable us to eliminate the material ongoing expenses and management burden associated with being a public company and will help reduce the probability of a liquidation of the Company; and

•

the fact that holders of approximately 95% of the outstanding shares of Series E preferred stock and all of the unaffiliated Series D preferred shareholders will have the ability, if they so elect, to participate in any potential future growth of the Company in the same manner as the affiliated shareholders.

The special committee did not consider going concern value or historical stock prices in connection with the substantive fairness of the merger and transactions contemplated thereby to the Company’s preferred shareholders for the reasons articulated under “Special Factors—Reasons for the Special Committee’s Determination; Effects of the Transactions; Fairness of the Merger” with respect to the common stock.

In reaching its decision respecting the fairness of the transaction to holders of our preferred stock, the special committee considered the factors in favor of procedural fairness discussed under “Special Factors—Reasons for the Special Committee’s Determination; Effects of the Transactions; Fairness of the Merger.” Based on those factors, the special committee concluded that the merger and the transactions contemplated thereby are procedurally fair to the holders of our preferred shares, notwithstanding the absence of any requirement that they be approved by our unaffiliated shareholders.

In evaluating the fairness of the transaction to our preferred shareholders, the special committee considered the risks and potentially negative factors concerning the merger and the transactions contemplated thereby listed under “Special Factors—Reasons for the Special Committee’s Determination; Effects of the Transactions; Fairness of the Merger.” In addition, the special committee considered the following factors:

•	the 70,000-to-1 reverse stock split and cash out of all fractional shares of our Series E preferred stock will deprive holders of approximately 5% of the outstanding shares of Series E preferred stock

(assuming that none of the shares of Series E preferred stock outstanding as of December 5, 2007 are converted into common stock) of the ability to participate in any potential future growth of the Company;

•

because neither our common stock nor Series E preferred stock will be subject to Exchange Act reporting requirements, beginning 90 days after deregistration, the Company will no longer be entitled under Section 16 of the Exchange Act to any “short-swing” profits realized by its directors, officers or 10% shareholders on purchases and sales of our securities that occur within a six-month period; and

•

after we cease to be a public company, our executive officers and directors will be deprived of the ability to dispose of their shares of our common stock under Rule 144 of the Securities Act, which provides a “safe harbor” for resales of stock by affiliates of an issuer; as a result, affiliates will need to resell their shares in private transactions, which may result in reduced liquidity for the recipient and a lower purchaser price for the shares.

The special committee concluded, however, that such risks and potentially negative factors could be managed or mitigated by the Company or were unlikely to have a material impact on the merger and the recapitalization, and that, overall, the potentially negative factors associated with the merger agreement, the second amended and restated articles, the merger and the recapitalization were outweighed by the potential benefits thereof to our preferred shareholders.

After considering the factors listed and referenced above, the special committee concluded that the positive factors relating to the merger agreement, the merger, the second amended and restated articles and the recapitalization outweighed the potential negative factors for our preferred shareholders. In view of the wide variety of factors considered by the special committee, and the complexity of these matters, the special committee did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of the special committee may have assigned different weights to various factors. The special committee approved and recommended the merger agreement, the merger, the second amended and restated articles and the recapitalization based upon the totality of the information presented to and considered by it.

QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS AND THE SPECIAL MEETING

The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed transactions. These questions and answers may not address all questions that may be important to you as a shareholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q:	When and where is the special meeting?

A:	The special meeting will be held at 10:00 a.m., local time, on April 21, 2008 at the offices of Paul, Hastings, Janofsky & Walker LLP, 55 Second Street, San Francisco, California.

Q:	What are shareholders being asked to vote on at the special meeting?

A:	The Company’s shareholders are being asked to consider and vote on the following proposals:

1.	To adopt an amendment to our existing articles to provide for a 70,000-to-1 reverse stock split of our Series E preferred stock;

2.	To adopt an amendment to our existing articles to provide for the conversion of our Series D preferred stock and Series E preferred stock into shares of our common stock upon the election of holders of a majority of the outstanding shares of each such series to convert;

3.	To adopt an amendment to our existing articles to increase the number of authorized shares of common stock to 500,000,000;

4.	To adopt an amendment to our existing articles to permit shareholders to act by written consent;

5.	To adopt an amendment to our existing articles to terminate the authorization to issue Series F preferred stock;

6.	To adopt an amendment to our existing articles to provide that the transactions do not constitute a change of control for purposes of the second amended and restated articles;

7.	To adopt the second amended and restated articles as a whole;

8.	To adopt the merger agreement and approve the merger; and

9.	To adjourn the special meeting, if necessary, to solicit additional proxies to adopt the second amended and restated articles and to adopt the merger agreement and approve the merger.

Proposals 1 through 7 are each conditioned upon the approval of the others and are required for completion of the transactions. Proposal 8 is conditioned upon the approval of Proposals 1 through 7 and is required to complete the transactions. If any of Proposals 1 through 7 does not pass, none of such proposals will be deemed to pass.

Our board of directors reserves the right, even after approval of the second amended and restated articles and the merger by our shareholders, to elect not to proceed and to abandon the filing of the second amended and restated articles or the merger if it determines that such action is not in the best interest of the Company or our shareholders.

Q:	How does the Company’s board of directors recommend that I vote at the special meeting?

A:

The Company’s board of directors (excluding Tom Tinsley, a director affiliated with the General Atlantic shareholders, and Gerald Ma, a director affiliated with the CKH shareholders, neither of whom participated in the deliberation or approval relating to the transactions) recommends that you vote FOR the proposal to adopt the amendment to our existing articles to provide for a 70,000-to-1 reverse stock split of our Series E preferred stock, FOR the proposal to adopt an amendment to our existing articles to provide for the conversion of our Series D preferred stock and Series E preferred stock into shares of our common stock upon the election of holders of a majority of the outstanding shares of each such series to convert, FOR the proposal to adopt an amendment to our existing articles to increase the number of authorized shares of common stock to 500,000,000, FOR the proposal to adopt an amendment to our existing articles to permit shareholders to act by written consent, FOR the proposal to adopt an amendment to our existing articles to terminate the authorization to issue Series F preferred stock, FOR the proposal to adopt an amendment to our existing articles to provide that the transactions do not constitute a change of control for purposes of the second amended and restated articles, FOR the proposal to adopt the second amended and restated articles as a whole, FOR the proposal to adopt the merger agreement and approve the merger and FOR the proposal to adjourn the special meeting, if necessary, to solicit additional proxies for the adoption of the second amended and restated articles and to adopt the merger agreement and approve the merger.

Q:	Who can vote at the special meeting and what vote is required to approve each proposal?

A:	Holders of the Company’s common stock, Series D preferred stock and Series E preferred stock can vote their shares at the special meeting if they are holders of record of those shares at the close of business on March 17, 2008, the record date for the special meeting.

In accordance with California law and our existing articles:

•

the amendment to our existing articles to provide for a 70,000-to-1 reverse stock split of our Series E preferred stock must be adopted by the affirmative vote of a majority of (i) the outstanding shares of Series D preferred stock, voting as a separate class, (ii) the outstanding shares of Series E preferred stock, voting as a separate class, and (iii) the outstanding shares of common stock, Series D preferred stock and Series E preferred stock, voting together as a single class, with each share of common stock being entitled to one vote, each share of Series D preferred stock being entitled to as many votes as is equal to accreted value of such share on the record date divided by $4.20 and each share of Series E preferred stock being entitled to as many votes as is equal to accreted value of such share on the record date divided by $1.50 (the foregoing is referred to herein as “voting on a modified as converted basis”);

•

the amendment to our existing articles to provide for the conversion of our Series D preferred stock and Series E preferred stock into shares of our common stock upon the election of holders of a majority of the outstanding shares of each such series to convert must be adopted by the affirmative vote of a majority of (i) the outstanding shares of Series D preferred stock, voting as a separate class, (ii) the outstanding shares of Series E preferred stock, voting as a separate class, and (iii) the outstanding shares of common stock, Series D preferred stock and Series E preferred stock, voting together as a single class on a modified as converted basis;

•

the amendment to our existing articles to increase the number of authorized shares of common stock to 500,000,000 must be adopted by the affirmative vote of a majority of (i) the outstanding shares of common stock, voting as a separate class, (ii) the outstanding shares of Series D preferred stock, voting as a separate class, and (iii) the outstanding shares of common stock, Series D preferred stock and Series E preferred stock, voting together as a single class on a modified as converted basis;

•

the amendment to our existing articles to permit shareholders to act by written consent must be adopted by the affirmative vote of a majority of (i) the outstanding shares of common stock, voting as a separate class, (ii) the outstanding shares of Series D preferred stock, voting as a separate class, (iii) the outstanding shares of Series E preferred stock, voting as a separate class, and (iv) the outstanding shares of common stock, Series D preferred stock and Series E preferred stock, voting together as a single class on a modified as converted basis;

•

the amendment to our existing articles to terminate the authorization to issue Series F preferred stock must be adopted by the affirmative vote of a majority of (i) the outstanding shares of Series D preferred stock, voting as a separate class, and (ii) the outstanding shares of common stock, Series D preferred stock and Series E preferred stock, voting together as a single class on a modified as converted basis;

•

the amendment to our existing articles to provide that the transactions do not constitute a change of control for purposes of the second amended and restated articles must be adopted by the affirmative vote of a majority of (i) the outstanding shares of Series D preferred stock, voting as a separate class, (ii) the outstanding shares of Series E preferred stock, voting as a separate class, and (iii) the outstanding shares of common stock, Series D preferred stock and Series E preferred stock, voting together as a single class on a modified as converted basis; and

•

the adoption of the second amended and restated articles as a whole must be adopted by the affirmative vote of a majority of (i) the outstanding shares of common stock, voting as a separate class, (ii) the outstanding shares of Series D preferred stock, voting as a separate class, (iii) the outstanding shares of Series E preferred stock, voting as a separate class, and (iv) the outstanding shares of common stock, Series D preferred stock and Series E preferred stock, voting together as a single class on a modified as converted basis.

In accordance with California law and our existing articles, the merger agreement must be adopted and the merger must be approved by the affirmative vote of a majority of (i) the outstanding shares of common stock, voting as a separate class, and (ii) the outstanding shares of common stock, Series D preferred stock and Series E preferred stock, voting together as a single class on a modified as converted basis.

Pursuant to the voting agreement, the affiliated shareholders, Dragonfield, Lion Cosmos, the Kellner parties, Ace Paragon and Crosslink who, as of March 17, 2008, collectively held approximately 57.9%, 93.1% and 72.2% of the voting power of the outstanding common stock, Series D preferred stock and Series E preferred stock, respectively (although on an individual basis, each shareholder may not hold shares in each of the foregoing share classes), have agreed to vote all of their shares of common stock, Series D preferred stock and Series E preferred stock in favor of adopting the second amended and restated articles, in favor of adopting the merger agreement and approving the merger and in favor of the approval of any other matter to be approved by the shareholders of the Company to facilitate the transactions contemplated by the merger agreement and the second amended and restated articles. In addition, pursuant to the conversion and contribution agreement, the General Atlantic shareholders party thereto and the CKH shareholders converted a certain number of their respective shares of Series D preferred stock into common stock such that the affiliated shareholders collectively held, as of the record date, a majority of the outstanding shares of common stock.

Q:	How do the Company’s shareholders vote?

A:	The Company’s shareholders may vote before the special meeting by completing, signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope. Shareholders may also vote in person by attending the special meeting and voting their shares.

Q:	If a shareholder is not going to attend the special meeting, should the shareholder return its proxy card or otherwise vote its shares?

A:	Yes. Returning the proxy card ensures that the shareholder’s shares will be represented and voted at the special meeting, even if the shareholder is unable to or does not attend.

Q:	Can shareholders change their vote?

A:	Yes. Holders of record of the Company’s common stock, Series D preferred stock and Series E preferred stock who have properly completed and submitted their proxy card can change their vote in any of the following ways:

•	sending a written notice to the corporate secretary of the Company that is received prior to the special meeting stating that the shareholder revokes its proxy;

•	properly completing, signing and dating a new proxy card bearing a later date and properly submitting it so that it is received prior to the special meeting; or

•	attending the special meeting and voting its shares.

Simply attending the special meeting will not revoke a proxy.

A shareholder whose shares are held in “street name” by its broker and who has directed that person to vote its shares should instruct that person in order to change its vote.

Q:	If a shareholder’s shares are held in “street name” by its broker, will the broker vote its shares for the shareholder?

A:	A broker will vote a shareholder’s shares only if the shareholder provides instructions on how to vote. Shareholders should follow the directions provided by their brokers regarding how to instruct the broker to vote their shares. Without instructions, the shares will not be voted, which will have the effect of a vote against the adoption of the second amended and reinstated articles and against the adoption of the merger agreement and the approval of the merger.

Q:	What should the Company’s shareholders do now?

A:	After carefully reading and considering the information contained in this proxy statement, shareholders should vote their shares as soon as possible so that their shares will be represented and voted at the special meeting. Shareholders should follow the instructions set forth on the enclosed proxy card or on the voting instruction form provided by the record holder if their shares are held in the name of a broker or other nominee. DO NOT ENCLOSE OR RETURN YOUR STOCK CERTIFICATE(S) WITH YOUR PROXY CARD.

Q:	What will be the effect of the transactions?

A:	Immediately prior to the merger, we will amend and restate our existing articles to, among other things, (i) provide for a 70,000-to-1 reverse stock split of our Series E preferred stock to be effected immediately following the merger and the cashing out of all fractional shares of our Series E preferred stock resulting from such reverse stock split on an as if converted to common stock basis at a per share price equal to the Series E distribution amount, (ii) provide for the conversion of all of our then outstanding Series D preferred stock and Series E preferred stock following the reverse stock split into shares of our common stock upon the election by holders of a majority of each such series to convert, (iii) increase the number of authorized shares of our common stock to 500,000,000, (iv) permit shareholders to act by written consent, (v) terminate the authorization to issue Series F preferred stock and (vi) provide that the transactions described in this proxy statement do not constitute a change of control for purposes of our second amended and restated articles. At the effective time of the merger, we will cancel all outstanding options and warrants to purchase shares of our common stock and all outstanding warrants to purchase shares of our Series F preferred stock. Immediately following the merger, we will consummate the reverse stock split, the conversion described in clause (ii) above will be effected and all of the outstanding 13.9% notes will be exchanged for shares of common stock at a per share price equal to the cash merger consideration. Pursuant to the voting agreement, the affiliated shareholders, Dragonfield, Lion Cosmos, Ace Paragon and Crosslink who, as of December 5, 2007, collectively held a majority of the outstanding Series D preferred stock and Series E preferred stock, have agreed to elect to convert their shares of Series D preferred stock and Series E preferred stock into common stock upon written notice from any General Atlantic shareholder or CKH shareholder following the reverse stock split of the Series E preferred stock, which will force the conversion of all of the then outstanding Series D preferred stock and Series E preferred stock into shares of common stock. See “The Recapitalization—The Voting Agreement and the Conversion and Contribution Agreement.”

In accordance with the terms of the merger agreement, Merger Sub, a wholly owned subsidiary of Parent, will merge with and into the Company with the Company being the surviving corporation. Merger Sub is a California corporation and Parent is a Delaware limited liability company, and both were formed for the purpose of completing the transactions. If the transactions are completed, the affiliated shareholders will own approximately 90.8% of the outstanding capital stock of the Company (assuming none of the shares of preferred stock, options or warrants outstanding as of December 5, 2007 are converted into common stock prior to the effective time of the merger) and the Company will no longer be a publicly traded company.

Q:	What will shareholders of the Company be entitled to receive pursuant to the transactions?

A:	If the merger is completed, holders of our common stock (other than Parent) will be entitled to receive the cash merger consideration, without interest (subject to the discussion under “Material United States Federal Income Tax Consequences”) and less any required withholding of taxes, and the contingent litigation recovery right for each share of common stock that they own on the record date (unless a holder does not vote in favor of adopting the merger agreement and approving the merger and exercises his or her dissenters’ rights if the merger is completed, but only if such holder complies with all applicable provisions of California law). See “The Merger—The Merger Agreement.” Holders of our Series D preferred stock and Series E preferred stock will not be entitled to receive any consideration in connection with the merger unless they convert their shares of preferred stock into common stock prior to the effective time of the merger.

Pursuant to the terms of each outstanding warrant to purchase shares of our common stock, prior to the closing of the transactions, we will provide notice that each warrant that is not exercised will terminate at the effective time of the merger. Holders of options or warrants that exercise such options or warrants to purchase our common stock will receive the merger consideration for each share of common stock they own as of the effective time of the merger. Pursuant to the terms of the merger agreement, all outstanding options to purchase shares of our common stock will become fully vested and exercisable at the effective time of the merger. All of the outstanding warrants and options exercisable for shares of common stock will be cancelled at the effective time of the merger and holders of such options or warrants with exercise prices at or below the cash merger consideration who do not exercise their options or warrants will receive, for each share of common stock issuable upon exercise of such options or warrants, an amount equal to the difference, if any, between the exercise price per share of such options or warrants and the cash merger consideration, without interest (subject to the discussion under “Material United States Federal Income Tax Consequences”) and less any applicable withholding of taxes, and the contingent litigation recovery right. See “The Merger—The Merger Agreement—Treatment of Stock Options” and “The Merger—Treatment of Warrants.”

Shareholders holding fewer than 70,000 shares of Series E preferred stock at the effective time of the merger will be entitled to receive the Series E distribution amount for each share of common stock issuable upon conversion of the shares of Series E preferred stock then held pursuant to the terms of the second amended and restated articles, without interest (subject to the discussion under “Material United States Federal Income Tax Consequences”) and less any applicable withholding of taxes. Shareholders holding fewer than 70,000 shares of Series E preferred stock at the effective time of the merger will no longer be shareholders of the Company (except to the extent they hold other classes of stock) and will be entitled only to receive the Series E distribution amount as described above. Shareholders holding 70,000 or more shares of Series E preferred stock at the effective time of the merger will continue to hold that whole number of shares of Series E preferred stock equal to the number of shares such shareholder held prior to the reverse stock split divided by 70,000 and will only receive the Series E distribution amount as described above for their fractional shares of Series E preferred stock resulting from the reverse split. The cash payment to holders of fractional shares of Series E preferred stock will be funded by Parent and paid by the payment agent. See “The Recapitalization—Reverse Stock Split of Series E Preferred Stock.”

Q:	What is the contingent litigation recovery right?

A:

A contingent recovery right is the right to receive a payment equal to the quotient of (i) the excess of (a) the aggregate amount of any recovery received by the Company in the action pending in the United States District Court for the Western District of Washington captioned Vanessa Simmonds v. Bank of America Corporation and J.P. Morgan Chase & Co., minus (b) all fees, costs and expenses, including attorneys’ fees, incurred or paid by the Company in pursuing and obtaining recovery from such litigation and distributing any such amounts to the holders of the contingent litigation recovery right, divided by (ii) the total number of shares of common stock outstanding immediately prior to the effective time of the merger assuming conversion of all shares of Series D preferred stock and Series E preferred stock then outstanding and the exercise of all then outstanding warrants and options that have an exercise price below the cash merger consideration (subject to adjustments upon any stock split, stock dividend, stock distribution or reclassifications of the common stock). To the extent any amount is payable with respect to the contingent litigation recovery right in the future, the Company or a paying agent will pay any such amount to each holder of the contingent litigation recovery right, without interest (subject to the discussion under “Material United States Federal Income Tax Consequences”) and less any applicable withholding of taxes. The contingent litigation recovery right is not evidenced by any certificate or other instrument, is not transferable or assignable except by operation of law or by will or intestate succession and does not entitle its holder to any right as holders of common stock or any other equity interest in the Company, including, without limitation, any voting rights or rights to receive dividends, distributions or any other payments.

Q:	What function did the special committee serve with respect to the transactions and who are its members?

A:	The principal function of the special committee with respect to the transactions was to consider, evaluate, assess, negotiate and reject or recommend to our full board of directors the transactions described in this proxy statement and any subsequently proposed potential business combination, strategic partnership or other potential business transaction or series of transactions. The special committee is comprised of Michael Shannahan, Ross Dove, Mario Bobba and Mark Ferrer, each of whom our full board of directors has determined is an independent director with respect to the transactions.

Q:	Should shareholders send in their stock certificates now?

A:	No. If approved, shortly after the transactions are completed, holders of our common stock will receive a letter of transmittal with instructions informing them how to send in their stock certificates to the paying agent in order to receive the merger consideration. Holders of our common stock should use the letter of transmittal to exchange stock certificates for the merger consideration. If a shareholder holds shares of our common stock in “street name” by his or her broker, bank or other nominee, such holder will receive instructions from such broker, bank or nominee as to how to effect the surrender of his or her “street name” shares in exchange for the merger consideration. In addition, holders of Series E preferred stock will receive a letter of transmittal with instructions informing them how to send in their stock certificates in order to receive the consideration for their fractional shares. DO NOT SEND IN ANY STOCK CERTIFICATES WITH YOUR PROXY CARD.

Before the effective time of the merger, the Company will deliver to all holders of employee stock options or warrants entitled to receive consideration in the merger a holder acknowledgement form, which will specify that the right to receive consideration for the holder’s stock options or warrants in the merger is conditioned upon the execution and delivery of such form to the Company. As soon as practicable after the effective time of the merger, the Company will pay to all holders who have delivered an executed holder acknowledgement form the consideration for the cancellation of their options or warrants.

Q:	How can shareholders obtain additional information about the Company?

A:	Our Annual Report on Form 10-K for the year ended December 31, 2006 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 are attached hereto as Annexes K and L hereto. Our other filings with the SEC may be accessed on the Internet at www.sec.gov or the Investor Information section of our website at www.criticalpath.net. In addition, shareholders can request copies of our SEC filings free of charge by sending a written request to 42-47 Lower Mount Street, Dublin 2, Ireland, Attention: Investor Relations. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents to which we refer you in this proxy statement, contain forward-looking statements that reflect our current view as to future periods and include statements regarding our financial condition, results of operations, plans, objectives, future performance, business and the expected completion and timing of the transactions and other information relating to the transactions. The words “anticipates,” “expects,” “intends,” “plans,” “believes,” “seek,” “proposed,” and “estimate” and similar expressions are intended to identify forward-looking statements.

These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that might cause future results to differ materially from those projected in the forward-looking statements include, but are not limited to:

•

the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, the note exchange agreement, the voting agreement or the conversion and contribution agreement;

•	the outcome of any legal proceedings that may be instituted against the Company and others relating to the merger agreement or the transactions;

•	the inability to complete the transactions due to the failure to obtain shareholder approval or the failure to satisfy other conditions to consummate the transactions;

•	the failure of the transactions to close for any other reason;

•	the risk that the transactions disrupt current plans and operations as a result of the transactions;

•	the effect the announcement of the transactions on our customer relationships, operating results and business generally;

•	the amount of the costs, fees, expenses and charges related to the transactions;

•	the amount of cost savings that we expect to achieve as a result of going private; and

•	other risks detailed in our current filings with the SEC, including our most recent Annual Report on Form 10-K for the year ended December 31, 2006, which is attached hereto as Annex K.

The foregoing list and the risks reflected in our Annual Report on Form 10-K for the year ended December 31, 2006 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, which are attached hereto as Annexes K and L, respectively, should not be construed as exhaustive. We believe the forward-looking statements in this proxy statement are reasonable, however, there is no assurance that the actions, events or results of the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations, financial condition or the transactions. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements speak only as of the date hereof and we undertake no obligation to update or revise any forward-looking statement in this proxy statement or elsewhere as a result of new information, future events or otherwise, other than any material changes in the forward-looking information previously filed, for which we undertake to update in accordance with Rule 13e-3(d)(2) promulgated under the Exchange Act and except as required by law.

THE SPECIAL MEETING

We are furnishing this proxy statement to our shareholders in connection with our special meeting.

Purpose; Date, Time and Place of the Special Meeting

This proxy statement is being furnished by the board of directors of the Company in connection with its solicitation of proxies for use at our special meeting and at any adjournment or postponement thereof. The special meeting will be held on Monday, April 21, 2008, at 10:00 a.m. local time at the offices of Paul, Hastings, Janofsky & Walker LLP, 55 Second Street, San Francisco, California, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Shareholders.

Proposals

At the special meeting you will be asked to:

•	consider and vote upon a proposal to adopt an amendment to our existing articles to provide for a 70,000-to-1 reverse stock split of our Series E preferred stock;

•

consider and vote upon a proposal to adopt an amendment to our existing articles to provide for the conversion of our Series D preferred stock and Series E preferred stock into shares of our common stock upon the election of holders of a majority of the outstanding shares of each such series to convert;

•	consider and vote upon a proposal to adopt an amendment to our existing articles to increase the number of authorized shares of common stock to 500,000,000;

•	consider and vote upon a proposal to adopt an amendment to our existing articles to permit shareholders to act by written consent;

•	consider and vote upon a proposal to adopt an amendment to our existing articles to terminate the authorization to issue Series F preferred stock;

•

consider and vote upon a proposal to adopt an amendment to our existing articles to provide that the transactions do not constitute a change of control for purposes of the second amended and restated articles;

•	consider and vote upon a proposal to adopt the second amended and restated articles as a whole;

•	consider and vote upon a proposal to adopt the merger agreement and approve the merger; and

•

vote to adjourn the special meeting, if necessary, to solicit additional proxies for the adoption of the second amended and restated articles and the adoption of the merger agreement and approval of the merger.

Recommendation of Our Board of Directors

The disinterested directors of our board of directors, upon the unanimous recommendation of the special committee, have unanimously determined that the transactions are fair to and in the best interests of the Company and the unaffiliated shareholders and has approved and declared advisable the adoption of the second amended and restated articles, the adoption of merger agreement and approval of the merger.

Our board of directors recommends that you vote FOR the proposal to adopt an amendment to our existing articles to provide for a 70,000-to-1 reverse stock split of our Series E preferred stock, FOR the proposal to adopt an amendment to our existing articles to provide for the conversion of our Series D preferred stock and Series E preferred stock into shares of our common stock upon the election of holders of a majority of the outstanding shares of each such series to convert, FOR the proposal to adopt an amendment to our existing articles to increase the number of authorized shares of common stock to 500,000,000, FOR the proposal to adopt an amendment to our existing articles to permit shareholders to act by written consent, FOR the proposal to adopt an amendment to our existing articles to terminate the authorization to issue Series F preferred stock, FOR the proposal to adopt an amendment to our existing articles to provide that the transactions do not constitute a change of control for purposes of the second amended and restated articles, FOR the proposal to adopt the second amended and restated articles as a whole, FOR the proposal to adopt the merger agreement and approve the merger and FOR the proposal to adjourn the special meeting, if necessary, to solicit additional proxies.

Record Date; Shareholders Entitled to Vote; Quorum

Only shareholders of record at the close of business on March 17, 2008 are entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof. On the record date, 67,917,770 shares of our common stock were outstanding and held by 1,064 holders of record, 1,293,365 shares of our Series D preferred stock were outstanding and held by 10 holders of record, and 48,341,620 shares of our Series E preferred stock were outstanding and held by 36 holders of record.

A quorum is necessary to hold a valid special meeting. A quorum will be present at the special meeting if holders of a majority of the shares of our common stock, Series D preferred stock and Series E preferred stock are present at the special meeting, in person or by proxy. If a quorum is not present at the special meeting, we expect that the special meeting will be adjourned.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (i) delivering to us at our principal offices (Attention: Corporate Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or (ii) attending the special meeting and voting in person.

Please note that if you hold your shares of our common stock in “street name” and you have instructed a broker, bank or other nominee to vote your shares, the above-described options for changing your vote do not apply, and instead you must follow the instructions received from your broker, bank or other nominee to change your vote.

Solicitation of Proxies

Our officers, directors and employees may solicit proxies from shareholders. We will pay no additional compensation to our officers, directors or employees for such solicitation. Solicitations may be made personally, or by mail, facsimile or other electronic means, telephone, or messenger. We may reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending proxy materials to beneficial owners and obtaining proxies from such owners. Pursuant to the terms of the merger agreement, the Company will bear the cost of this solicitation of proxies.

Vote Required

In accordance with California law and our existing articles:

•

the amendment to our existing articles to provide for a 70,000-to-1 reverse stock split of our Series E preferred stock must be adopted by the affirmative vote of a majority of (i) the outstanding shares of Series D preferred stock, voting as a separate class, (ii) the outstanding shares of Series E preferred stock, voting as a separate class, and (iii) the outstanding shares of common stock, Series D preferred stock and Series E preferred stock, voting together as a single class, with each share of common stock being entitled to one vote, each share of Series D preferred stock being entitled to as many votes as is equal to accreted value of such share on the record date divided by $4.20 and each share of Series E preferred stock being entitled to as many votes as is equal to accreted value of such share on the record date divided by $1.50 (the foregoing is referred to herein as “voting on a modified as converted basis”);

•

the amendment to our existing articles to provide for the conversion of our Series D preferred stock and Series E preferred stock into shares of our common stock upon the election of holders of a majority of the outstanding shares of each such series to convert must be adopted by the affirmative vote of a majority of (i) the outstanding shares of Series D preferred stock, voting as a separate class, (ii) the outstanding shares of Series E preferred stock, voting as a separate class, and (iii) the outstanding shares of common stock, Series D preferred stock and Series E preferred stock, voting together as a single class on a modified as converted basis;

•

the amendment to our existing articles to increase the number of authorized shares of common stock to 500,000,000 must be adopted by the affirmative vote of a majority of (i) the outstanding shares of common stock, voting as a separate class, (ii) the outstanding shares of Series D preferred stock, voting as a separate class, and (iii) the outstanding shares of common stock, Series D preferred stock and Series E preferred stock, voting together as a single class on a modified as converted basis;

•

the amendment to our existing articles to permit shareholders to act by written consent must be adopted by the affirmative vote of a majority of (i) the outstanding shares of common stock, voting as a separate class, (ii) the outstanding shares of Series D preferred stock, voting as a separate class, (iii) the outstanding shares of Series E preferred stock, voting as a separate class, and (iv) the outstanding shares of common stock, Series D preferred stock and Series E preferred stock, voting together as a single class on a modified as converted basis;

•

the amendment to our existing articles to terminate the authorization to issue Series F preferred stock must be adopted by the affirmative vote of a majority of (i) the outstanding shares of Series D preferred stock, voting as a separate class, and (ii) the outstanding shares of common stock, Series D preferred stock and Series E preferred stock, voting together as a single class on a modified as converted basis;

•

the amendment to our existing articles to provide that the transactions do not constitute a change of control for purposes of the second amended and restated articles must be adopted by the affirmative vote of a majority of (i) the outstanding shares of Series D preferred stock, voting as a separate class, (ii) the outstanding shares of Series E preferred stock, voting as a separate class, and (iii) the outstanding shares of common stock, Series D preferred stock and Series E preferred stock, voting together as a single class on a modified as converted basis; and

•

the second amended and restated articles as a whole must be adopted by the affirmative vote of a majority of (i) the outstanding shares of common stock, voting as a separate class, (ii) the outstanding shares of Series D preferred stock, voting as a separate class, (iii) the outstanding shares of Series E preferred stock, voting as a separate class, and (iv) the outstanding shares of common stock, Series D preferred stock and Series E preferred stock, voting together as a single class on a modified as converted basis.

In accordance with California law and our existing articles, the merger agreement must be adopted and the merger must be approved by the affirmative vote of a majority of (i) the outstanding shares of common stock, voting as a separate class, and (ii) the outstanding shares of common stock, Series D preferred stock and Series E preferred stock, voting together as a single class on a modified as converted basis.

As of March 17, 2008, the parties to the voting agreement collectively held approximately 57.9%, 93.1% and 72.2% of the voting power of the outstanding common stock, Series D preferred stock and Series E preferred stock, respectively (although on an individual basis, each shareholder may not hold shares in each of the foregoing share classes). In addition, pursuant to the conversion and contribution agreement, the General Atlantic shareholders party thereto and the CKH shareholders converted a certain number of their respective shares of Series D preferred stock into common stock such that the affiliated shareholders collectively held, as of the record date, a majority of the outstanding shares of common stock.

Computershare Trust Company Inc., the transfer agent for the Company’s common stock and Series E preferred stock as of the record date, has been appointed by the Company’s board of directors to ascertain the number of shares represented, receive proxies and ballots, tabulate the vote and serve as inspector of election at the special meeting.

Voting

You may vote in person or by proxy at the special meeting. If you attend the special meeting and you plan to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the special meeting, you must bring to the special meeting a proxy from the record holder (your broker, bank or nominee) of the shares authorizing you to vote at the special meeting.

The inspector of the special meeting will treat shares that are voted “abstain” and broker non-votes as being present and entitled to vote for purposes of determining the presence of a quorum. Shares voted “abstain” will have the same effect as votes against the adoption of the second amended and restated articles, against the adoption of the merger agreement and approval of the merger and against the proposal to adjourn the special meeting. Only shares affirmatively voted for a proposal, including properly executed proxies that do not contain specific voting instructions, will be counted for that proposal. If you do not vote your shares, it will have the same effect as a vote against the adoption of the second amended and restated articles and against the adoption of the merger agreement and approval of the merger, but will have no effect on the proposal to adjourn the special meeting.

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Nominees that hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, nominees are precluded from exercising their voting discretion with respect to approval of non-routine matters, such as the proposals to adopt the amendments to our existing articles, the proposal to adopt the second amended and restated articles as a whole, the proposal to adopt the merger agreement and approve the merger and the proposal to adjourn the special meeting. Broker non-votes will be treated as shares that are present at the special meeting for purposes of determining whether a quorum exists, will have the same effect as votes “against” the adoption of the second amended and restated articles, “against” the adoption of the merger agreement and approval of the merger and will have no effect on the proposal to adjourn the meeting.

Adjournments; Other Business

Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. An adjournment may be made by approval of the holders of shares representing a majority of the votes present in person or by proxy at the special meeting, whether or not a quorum exists, without further notice other than by an announcement made at the special meeting of the date, time and place at which the meeting will be reconvened. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each shareholder of record entitled to vote at the meeting.

Whether or not a quorum exists, holders of a majority of the combined voting power of our common stock, Series D preferred stock and Series E preferred stock present in person or represented by proxy at the special meeting and entitled to vote thereat may adjourn the special meeting. Any signed proxies received by the Company in which no voting instructions are provided on such matter will be voted FOR an adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow the Company’s shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

We do not expect that any matter other than the proposals to adopt the amendments to our existing articles and the second amended and restated articles as a whole and the proposal to adopt the merger agreement and to approve the merger will be brought before the special meeting. If, however, other matters are properly presented at the special meeting, such matters will be voted upon at the meeting.

Other Matters

Representatives of our principal accountants for the current year and for the year ended December 31, 2007, Burr, Pilger & Mayer LLP, are not expected to be present at the special meeting.

If you have questions regarding the special meeting, please contact:

Critical Path, Inc.

42-47 Lower Mount Street

Dublin 2

Ireland

Attention: Investor Relations

Phone: (415) 541-2500

Email: ir@criticalpath.net

THE MERGER

Introduction

The merger agreement provides that Merger Sub will merge with and into the Company. Upon completion of the merger, Critical Path will continue as the surviving corporation. The separate corporate existence of Merger Sub will terminate as of the effective time of the merger. As a result of the merger, current holders of our common stock (other than Parent) will cease to have any ownership interest in the surviving corporation or rights as our shareholders.

The closing of the merger will occur no later than the fifth business day after the conditions to the merger set forth in the merger agreement have been satisfied or waived, unless another date is agreed in writing by the parties. The merger will become effective upon the filing of an agreement of merger and related officer’s certificates with, and the acceptance for record of such agreement of merger and such officer’s certificates by, the Secretary of State of the State of California (or at such later time as the Company and Parent may agree upon and specify in the agreement of merger and related officer’s certificates).

At the effective time of the merger, the articles of incorporation of the surviving corporation will be in the form of the Company’s second amended and restated articles of incorporation. Merger Sub’s bylaws, which are attached hereto as Annex J, will be adopted as the bylaws of the surviving corporation promptly following the effective time of the merger. The officers and directors of the surviving corporation will be the officers and directors of the Company immediately prior to the effective time. Pursuant to the merger agreement, Parent may specify which members of our board of directors will resign and such directors will resign immediately prior to the effective time of the merger.

The Parties

Critical Path, Inc. is a California corporation. Critical Path is publicly traded on the OTC Bulletin Board under the symbol “CPTH.OB”. The Company delivers software and services that enable the rapid deployment of highly scalable valued-added solutions for messaging and identity management.

CP Holdco, LLC is a Delaware limited liability company formed on November 19, 2007, solely for the purpose of entering into the merger agreement and completing the merger and has not engaged in any other business operations. Parent’s principal executive offices are located at c/o General Atlantic Service Company, LLC, 3 Pickwick Plaza, Greenwich, Connecticut 06830 and its telephone number is (203) 629-8600.

The members of Parent are General Atlantic Partners 74, L.P., a Delaware limited partnership (“GAP 74”), GapStar, LLC, a Delaware limited liability company (“GapStar”), GAP Coinvestment Partners II, L.P., a Delaware limited partnership (“GAPCO”), GAPCO GmbH & Co. KG, a German limited partnership (“KG”), Campina, Cenwell and Richmond. It is anticipated that Vectis will join Parent as a member immediately prior to the effective time of the merger. GAP 74, GapStar and GAPCO are located at c/o General Atlantic Service Company, LLC, 3 Pickwick Plaza, Greenwich, Connecticut 06830, and the telephone number at such address is (203) 629-8600. KG is located at c/o General Atlantic GmbH, Koenigsallee 62, 40212 Duesseldorf, Germany, and the telephone number at such address is 49-211-602-88880. Campina is located at c/o 7th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong, and the telephone number at such address is 852-2128-8888. Cenwell is located at c/o 22nd Floor, Hutchison House, 10 Harcourt Road, Hong Kong, and the telephone number at such address is 852-2128-1188. Richmond is located at c/o Richmond Management LLC, 645 Madison Avenue, 20th Floor, New York, New York 10022, and telephone number of such address is (212) 920-2551.

Each of the members is engaged in acquiring, holding and disposing of interests in various companies for investment purposes. During the last five years, none of Parent or any of its members has been (1) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (2) a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

CP Merger Co. is a California corporation and a wholly owned subsidiary of Parent. Merger Sub’s principal executive offices are located at c/o General Atlantic Service Company, LLC, 3 Pickwick Plaza, Greenwich, Connecticut 06830 and its telephone number is (203) 629-8600. Merger Sub was organized solely for the purpose of entering into the merger agreement and completing the proposed merger and has not engaged in any other business operations.

The Merger Agreement

The following is a summary of the material provisions of the merger agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement and Plan of Merger and Amendment No. 1 to Agreement and Plan of Merger, which are incorporated by reference in its entirety and attached to this information statement as Annexes A and B, respectively. The Company urges all shareholders to read the merger agreement in its entirety.

The merger agreement includes representations and warranties that the parties have made to each other as of specific dates. These representations and warranties were made solely for purposes of the contract between the parties and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the merger agreement. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties as statements of factual information.

Our board of directors reserves the right, even after approval of the merger by our shareholders, to elect not to proceed and to abandon the merger if it determines that such action is not in the best interest of the Company or our shareholders.

Effective Time of the Merger

The merger will become effective upon the acceptance for filing of an agreement of merger and related officers’ certificates with the Secretary of State of the State of California, or at such other time or date as we and Parent agree, which time is referred to herein as the “effective time.”

Conversion of Capital Stock

Each outstanding share of our common stock will be converted into the right to receive the merger consideration, without interest (subject to the discussion under “Material United States Federal Income Tax Consequences”) and less applicable withholding of taxes, if any, except for shares of our common stock held by:

•	the Company or any subsidiary of the Company, which will be cancelled without consideration;

•	Parent, which will be cancelled without consideration; and

•

shareholders who properly exercise their statutory dissenters’ rights in accordance with California law, whose shares of common stock will be converted into the right to receive such consideration as may be determined to be due in accordance with California law.

Shares of common stock of Merger Sub outstanding immediately prior to the effective time of the merger will be converted into an equal number of shares of our common stock. Parent, as the sole shareholder of Merger Sub, will consequently hold all of our common stock immediately following the merger.

Treatment of Restricted Stock

Each unvested outstanding share of restricted common stock of the Company will vest immediately before the effective time of the merger. Each such share will then be converted into the right to receive the merger consideration, without interest (subject to the discussion under “Material United States Federal Income Tax Consequences”) and less applicable withholding of taxes, if any.

Treatment of Preferred Stock

Under the terms of the merger agreement, shares of our outstanding Series D and Series E preferred stock will remain outstanding and will not be affected by the merger; however, the merger agreement describes the treatment of the preferred stock after the effectiveness of the merger. See “The Recapitalization” for a description of plans respecting the Company’s preferred stock.

Treatment of Stock Options

Option holders that exercise their options to purchase our common stock will receive the merger consideration for each share of common stock they own as of the effective time of the merger. Pursuant to the terms of the merger agreement, all outstanding options to purchase shares of our common stock will become fully vested and exercisable at the effective time of the merger. All of the outstanding options exercisable for shares of common stock will be cancelled at the effective time of the merger and holders of such options with exercise prices at or below the cash merger consideration who do not exercise their options will receive, for each share of common stock issuable upon exercise of such options, an amount equal to the difference, if any, between the exercise price of such options and the cash merger consideration, without interest (subject to the discussion under “Material United States Federal Income Tax Consequences”) and less applicable withholding of taxes, and the contingent litigation recovery right.

Treatment of Warrants

Pursuant to the terms of each outstanding warrant to purchase shares of our common stock, prior to the closing of the transactions, we will provide notice that each warrant that is not exercised within a specified period prior to the effective time of the merger will terminate. Warrant holders that exercise their warrants to purchase our common stock will receive the merger consideration for each share of common stock they own. All of the outstanding warrants exercisable for shares of common stock will be cancelled at the effective time of the merger and holders of such warrants with exercise prices at or below the cash merger consideration who do not exercise their warrants will receive, for each share of common stock issuable upon exercise of such warrants, an amount equal to the difference, if any, between the exercise price of such warrants and the cash merger consideration, without interest (subject to the discussion under “Material United States Federal Income Tax Consequences”) and less applicable withholding of taxes, and the contingent litigation recovery right.

Each outstanding Series F warrant will be cancelled at the effective time of the merger pursuant to the terms of the note exchange agreement.

Exchange and Payment for Shares of Common Stock

On or prior to the closing date of the merger, Parent will deposit cash in an amount sufficient to pay the cash merger consideration with a bank or trust company (referred to herein as the “payment agent”) reasonably acceptable to Parent. As soon as reasonably practicable after the effective time of the merger, and in any event not later than the fifth business day after the effective time of the merger, the payment agent will mail a letter of transmittal and instructions to the holders of our common stock. The letter of transmittal and instructions will tell you how to surrender your common stock certificates in exchange for the merger consideration.

You should not forward your stock certificates to the payment agent without a letter of transmittal and should not return your stock certificates with the enclosed proxy.

A holder of common stock will not be entitled to receive the merger consideration until such shareholder surrenders its common stock certificates to the payment agent, together with a duly executed letter of transmittal. No interest (subject to the discussion under “Material United States Federal Income Tax Consequences”) will be paid or will accrue on the cash payable upon surrender of the certificates.

At the effective time of the merger, the Company’s stock transfer books will be closed, and there will be no further registration of transfers of outstanding shares of our common stock. If, after the effective time of the merger, certificates are presented to the surviving corporation or the payment agent for transfer or any other reason, they will be canceled and exchanged for the merger consideration.

Neither Parent nor the surviving corporation will be liable to any person for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. All funds held by the payment agent for payment to the holders of unsurrendered certificates that are unclaimed one year after the effective time of the merger will be delivered to the surviving corporation upon demand. Thereafter, any holder of unsurrendered certificates may look only to the surviving corporation for, and the surviving corporation will remain liable for, the payment of the funds, without interest, subject to any applicable laws.

If a shareholder has lost a certificate, or if it has been stolen or destroyed, before the shareholder will be entitled to receive the merger consideration, it will have to comply with the replacement requirements established by Parent or the payment agent, including, if necessary, providing an appropriate affidavit and the posting of a bond reasonably satisfactory to Parent.

Before the effective time of the merger, the Company will deliver to all holders of employee stock options or warrants entitled to receive consideration in the merger a holder acknowledgement form, which will specify that the right to receive consideration for the holder’s stock options or warrants in the merger is conditioned upon the execution and delivery of such form to the Company. As discussed above, at the effective time, all unvested stock options will be deemed vested and immediately cease to exist. In exchange for cancellation of its options and warrants with exercise prices at or below the cash merger consideration, the holder will receive, for each share of common stock issuable upon exercise of such options or warrants, the right to payment in cash equal to the excess, if any, of the cash merger consideration over the exercise price per share of such options or warrants, without interest and less applicable withholding of taxes, and the contingent litigation recovery right. If the exercise price of the option or warrant is greater than the cash merger consideration, then such option or warrant will be cancelled without consideration. As soon as practicable after the effective time of the merger, the Company will pay to all holders who have delivered an executed holder acknowledgement form the consideration for the cancellation of their options or warrants.

Contingent Litigation Recovery Right

On January 28, 2008, the General Atlantic shareholders received a letter from counsel to Vanessa Simmonds, the plaintiff in the litigation entitled Vanessa Simmonds v. Bank of America Corporation and J.P. Morgan Chase & Co. The litigation, filed in the Western District of Washington, alleges, among other things, violations of Section 16(b) of the Exchange Act by the underwriters in connection with our initial public offering in March 1999 and seeks to compel the underwriters to disgorge any profits they may have realized in violation of Section 16(b). As the statutory beneficiary of any recovery in the Simmonds claim, the Company is named as a nominal defendant.

The letter to the General Atlantic shareholders indicated that as a result of the proposed merger, Ms. Simmonds’ standing to bring her claim would be extinguished because her shares of common stock would be cancelled in the merger. In order to preserve Ms. Simmonds’ right to pursue her claim and allow other holders of our capital stock to share in any potential recovery, the parties to the merger agreement agreed to amend the merger agreement to provide for inclusion in the consideration to be paid under the merger agreement and in the recapitalization of the contingent litigation recovery right pursuant to which, in the event that Ms. Simmonds’ litigation is successful, holders of our common stock and holders of options and warrants exercisable for common stock with exercise prices at or below the cash merger consideration whose shares, options or warrants, as the case may be, are being cancelled in connection with the merger, and holders of fractional shares of Series E preferred stock being cashed out in the recapitalization, would be entitled to participate in any net recovery arising from Ms. Simmonds’ litigation. The contingent litigation recovery right is not evidenced by any certificate or other instrument, is not transferable or assignable except by operation of law or by will or intestate succession and does not entitle its holder to any right as holders of common stock or any other equity interest in the Company, including, without limitation, any voting rights or rights to receive dividends, distributions or any other payments. We believe that the contingent litigation recovery right represents the vested interest required to allow Ms. Simmonds to maintain her standing to pursue the Section 16(b) claim for the benefit of the Company.

There can be no assurance that Ms. Simmonds’ claim will be successful or if it is successful, that the amount of the recovery would be sufficient to cover all costs and expenses associated with pursuing the claim that must be paid before any funds may be distributed to holders of the contingent litigation recovery right.

The Company has the sole right, but not the obligation, to manage, pursue, settle or dismiss Ms. Simmonds’ claim or any other related claims, actions or proceedings in such manner as the Company deems necessary or appropriate in its sole, absolute and unfettered discretion.

Each of the payment agent, Parent and the surviving corporation will be entitled to deduct and withhold, and pay to the appropriate taxing authorities, any applicable taxes from the merger consideration. Any sum which is withheld and paid to a taxing authority by the payment agent, Parent or the surviving corporation will be deemed to have been paid to the person with respect to whom it is withheld.

Representations and Warranties

The merger agreement contains various representations and warranties made by us to Parent, including, but not limited to, representations and warranties relating to:

•	the valid organization, authority and good standing of the Company and its subsidiaries;

•	our capitalization (both before and after the adoption of the amendments to our existing articles proposed herein);

•	certain actions by our board of directors, including proper approval of the merger agreement, and the enforceability of the merger agreement;

•	the requisite vote of the Company’s shareholders to approve the amendments to our existing articles proposed herein and the merger;

•	the Company’s performance under certain contracts and the absence of conflicts between the merger agreement and the Company’s existing contracts;

•	required government and third party consents and approvals;

•	the accuracy and completeness of the Company’s reports filed with the SEC since January 1, 2004;

•	litigation involving the Company;

•	the intellectual property used in the Company’s business;

•	the special committee’s receipt of the written opinion of Oppenheimer, as described elsewhere in this proxy statement;

•	the absence of any order issued by a governmental authority purporting to enjoin the performance of the merger agreement or the recapitalization;

•	the absence of certain finders’ fees and brokerage commissions;

•	the inapplicability of our shareholders’ rights plan to the merger; and

•

the absence of representations and warranties made by Parent or Merger Sub, or their directors, officers, employees, agents or other representatives, other than those contained in the merger agreement.

The merger agreement also contains various representations and warranties made by Parent to us, including representations and warranties relating to:

•	the valid organization, authority and good standing of Parent and Merger Sub;

•	required consents and approvals;

•	the accuracy of information supplied for this proxy statement;

•	the absence of certain finders’ fees and brokerage commissions;

•	the limited purpose and operation of Parent and Merger Sub;

•	the sufficiency of Parent’s available funds to pay the cash merger consideration; and

•	the absence of representations and warranties made by us, our directors, officers, employees, agents or other representatives, other than those contained in the merger agreement.

Covenants and Other Agreements

We are subject to restrictions on our conduct and operations until the merger is completed. Specifically, we have agreed that we will not take certain actions, except as expressly contemplated by the merger agreement or otherwise consented to in writing by Parent, including but not limited to:

•	adopt or propose any amendments to our articles of incorporation or bylaws (other than the amendments to our existing articles set forth herein);

•

declare, set aside, make or pay any dividends or other distribution, whether payable in cash, stock or property (other than dividends or distributions declared, set aside, made or paid by any subsidiary of the Company to the Company);

•

split, combine, reclassify, repurchase or redeem, or otherwise acquire any capital stock of the Company or any of its subsidiaries, or acquire any other equity interests or any rights, warrants or options to acquire any such shares or interests;

•

issue, sell, grant, pledge or otherwise encumber any shares of the capital stock or other securities of the Company or its subsidiaries, other than pursuant to the exercise of options and warrants outstanding on the date of the merger agreement, issuances by one of the Company’s wholly owned subsidiaries to the Company or another subsidiary of the Company, delivery of common stock upon the vesting of restricted shares, or issuance of our common stock upon the conversion of our preferred stock;

•	merge with another entity or acquire an amount of assets or equity of another entity in excess of $50,000;

•	make any loans, advances or capital contributions or investments other than to the Company’s subsidiaries or to the Company’s employees in the ordinary course of business;

•	create, incur, guarantee or assume any indebtedness, issuances of debt securities, guarantees, loans or advances outside the ordinary course of business;

•	hire or terminate employees, or make certain changes to our employee contracts, compensation or benefit plans, with limited exceptions;

•	settle or compromise legal actions involving claims or obligations;

•	enter into any agreements or arrangements that expressly and materially restrict the ability of the Company or any of its subsidiaries from engaging or competing in any line of business;

•	adopt a plan of complete or partial liquidation, dissolution, recapitalization, or other reorganization of the Company or its subsidiaries;

•

take any actions, or omit to take any actions, that would be reasonably likely to cause the breach of the Company’s representations and warranties, result in the conditions to the consummation of the merger not being satisfied, or materially impair the ability of the Company or Parent to complete the merger; and

•	change, or propose to change, the Company’s recommendation that shareholders approve the merger agreement and the transactions contemplated thereby, except as permitted by the merger agreement.

Limitations on Consideration of Alternative Proposals

Generally, the board of directors of the Company and the special committee may not, directly or indirectly, change the recommendation made by the Company in this proxy statement, or approve any letter of intent, agreement or similar arrangement that could reasonably be expected to lead to:

•

a tender or exchange offer, merger, consolidation, business combination, share exchange, reorganization, recapitalization, liquidation, dissolution, or similar transaction involving the Company or any of its subsidiaries with any person or entity other than Parent or any affiliate thereof (referred to in this section as a “third party”) pursuant to which such third party would acquire more than 20% of the outstanding capital stock of the Company;

•

the Company’s acquisition of any third party in a business combination transaction in which the shareholders of the third party immediately prior to consummation of such business combination transaction will own more than 20% of the Company’s outstanding capital stock immediately following such business combination transaction, including the issuance by the Company of more than 20% of its outstanding capital stock as consideration for assets or securities of a third party; or

•

any direct or indirect acquisition by any third party of 20% or more of the outstanding capital stock of the Company, or of 20% or more of the consolidated assets of the Company and the Company’s subsidiaries, in a single transaction or a series of related transactions.

But the board of directors or the special committee may withdraw or change its recommendation that our shareholders approve and adopt the merger agreement in response to a “superior proposal” (as defined below) if:

•

the special committee determines in good faith, after consultation with outside legal counsel and an independent financial advisor of national reputation, that the failure to do so would be inconsistent with its fiduciary duties under applicable law; and

•	the Company first provides written notice to Parent that it is prepared to change the Company’s recommendation in response to the superior proposal and a copy of such superior proposal.

Under the merger agreement, the term “superior proposal” means any bona fide written proposal or offer made by a third party regarding a business combination transaction involving, or any purchase or acquisition of:

•	(i) all of the Company’s outstanding capital stock or (ii) all or substantially all of the consolidated assets of the Company and its subsidiaries; and

•

which the special committee determines in good faith, by resolution duly adopted after consultation with its outside counsel and an independent financial advisor of nationally recognized reputation, would result in a transaction that if consummated would be superior from a financial point of view to the holders of each class of the Company’s capital stock than the merger, taking into account all of the terms and conditions it deems relevant to such proposal and to the merger agreement (including whether, in the good faith judgment of the board of directors of the Company, such third party is able to finance the transaction and obtain all required regulatory approvals).

We may terminate the merger agreement if we receive and accept a superior proposal from a third party, as discussed below.

Other Covenants Relating to the Merger

In addition to covenants regarding the conduct of our business and limitations on our ability to consider other acquisition proposals, the merger agreement contains other covenants that we, Parent and Merger Sub must comply with, including covenants relating to:

•	the filing of reports with the SEC;

•	efforts to achieve the consummation of the merger, including efforts to obtain all necessary approvals and consents to the merger;

•	indemnification and directors’ and officers’ insurance;

•	access to our non-public information;

•	this proxy statement and our scheduled special meeting of shareholders;

•	the defense of shareholder litigation; and

•	state takeover laws.

Conditions Precedent to Consummation of the Merger

The obligations of both the Company and Parent to consummate the merger are subject to the satisfaction or waiver of the following conditions:

•	receipt of the requisite approval of the merger agreement and the amendments to our existing articles from the Company’s shareholders, subject to exceptions;

•	receipt of all requisite government approvals and expiration of any applicable waiting period; and

•	the absence of any court order or other action by any government authority that prohibits the consummation of the merger or the recapitalization.

The obligations of Parent and Merger Sub to consummate the merger are subject to satisfaction or waiver by Parent of the following additional conditions:

•

the representations and warranties of the Company are true and correct on the closing date (or the effective time in some instances) except where the failure to be true and correct has not had a Company material adverse effect (as defined below);

•

representations and warranties regarding approval and enforceability of the merger agreement, finders and brokers’ fees, the opinion of Oppenheimer and the Company’s shareholders’ rights agreement must be true and correct in all respects at the effective time;

•	the representations and warranties regarding the Company’s capitalization and obligations to issue securities are true and correct in all material respects as of the effective time;

•

the special committee’s determination that the merger agreement, the second amended and restated articles and the transactions contemplated thereby are fair to and in the best interests of the shareholders of the Company remains unchanged;

•

the board of directors’ approval of the merger agreement, the second amended and restated articles and the transactions contemplated thereby, and its recommendation that the Company’s shareholders approve the same, remain unchanged;

•	the opinion of Oppenheimer provided herein has not been withdrawn, revoked or modified;

•

there has not been, as of the closing date, a material adverse change or development that, individually or in the aggregate, constitutes or could reasonably be expected to constitute, a Company material adverse effect;

•	the second amended and restated articles have been made effective;

•

the total number of shares of common stock of the Company for which statutory dissenters’ rights have been perfected, as described under “Special Factors—Dissenters’ Rights,” amounts to 5% or less of the issued and outstanding shares of common stock (on a fully-diluted basis) as of the closing date;

•	the Company has performed or complied in all material respects with all agreements and covenants required to be performed by it under the merger agreement;

•

the total number of fractional shares of Series E preferred stock to receive the Series E distribution amount in connection with the 70,000-to-1 reverse stock split as described under “The Recapitalization,” must constitute less than 10% of the total outstanding shares of Series E preferred stock immediately after the reverse split;

•

there has not been any lawsuit or similar proceeding brought by any governmental authority or other entity or any person (i) challenging Parent’s acquisition of any capital stock of the Company, seeking to restrain or prohibit the merger or recapitalization, or seeking damages from Parent, its affiliates or the Company, (ii) seeking to prohibit or limit the ownership or operation of any material portion of the business or assets of the Company or its subsidiaries by the Company, Parent or any of their respective subsidiaries, or the members of Parent, or (iii) that would otherwise constitute a Company material adverse effect;

•	assuming effectiveness of the merger and reverse split, the Company will be eligible for immediate suspension of SEC reporting requirements; and

•	certain third party consents set forth in the merger agreement have been obtained.

Under the merger agreement, a “Company material adverse effect” is any effect, change, event, circumstance, condition or development having an effect that individually or in the aggregate is or would reasonably be expected to be materially adverse to the business, assets, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or would materially impair its ability to perform its obligations under the merger agreement, with the following exceptions:

•

changes in general economic conditions nationally or regionally, or changes in conditions (including as a result of changes in laws) affecting the industries in which the Company and its subsidiaries compete, provided that such changes do not disproportionately affect the Company and its subsidiaries, taken as a whole;

•	actions taken or omitted by the Company or any of its subsidiaries with the prior written consent of Parent after the date hereof;

•

failure by the Company to meet or exceed any published analyst’s revenue or earnings projections or forecasts, or any failure by the Company to meet its internal projections presented to the board of directors;

•

subject to certain limitations, any facts or circumstances disclosed in the Company’s disclosure schedules pertaining to the merger agreement or in the Company’s Annual Report on Form 10-K filed for the year ended December 31, 2006 and subsequent SEC reports, and any amendments to any such SEC reports, in each case filed through and until the four business days before the date of the merger agreement; or

•	changes in the Company’s stock price, by itself.

The Company’s obligations to consummate the merger are contingent upon:

•

the representations and warranties of Parent being true and correct in all respects as of the closing date, except where the failure of such representations and warranties (in the aggregate) to be true and correct would not prevent or materially delay the performance by Parent of any of its obligations under the merger agreement; and

•	the performance in all material respects of the obligations of Parent and Merger Sub under the merger agreement.

Waiver

At any time before the effective time of the merger, either the Company or Parent may extend the time for performance of any of the obligations of the other, waive any inaccuracies in the representations and warranties of the other contained in the merger agreement or any ancillary document, or waive compliance of the other with any conditions to the obligations of the waiving party. Any extension of time or waiver must be set forth in a written instrument and signed by the party or parties subject to the extension or waiver. We are not aware of any material fact, event or circumstance that would prevent any of the conditions to closing and effectiveness of the merger from being satisfied. Parent and Merger Sub do not anticipate that any of the closing conditions will be waived; however, if any of the closing conditions are waived after the special meeting, we do not anticipate that we will re-solicit proxies.

Termination of the Merger Agreement

Parent and the Company may terminate the merger agreement by mutual consent. In addition, either Parent or the Company may terminate the merger agreement unilaterally if:

•

the merger is not consummated by April 30, 2008, provided that the ability to terminate the merger agreement after such date will not be available to the party, if any, whose failure to perform its obligations under the merger agreement was the primary cause of the failure to consummate the merger by that date;

•

any governmental authority of competent jurisdiction has issued a final, nonappealable order, decree or ruling, or taken any other action, which permanently restrains or otherwise prohibits the merger or the recapitalization; or

•

the shareholders of the Company do not approve the merger agreement and the merger, as contemplated by the required voting terms described under “The Special Meeting—Vote Required,” provided that the Company may not terminate the merger agreement for such failure if it has violated the provisions of the merger agreement respecting consideration of alternative transactions to the merger, and provided further that Parent may not terminate the merger agreement for such failure if Parent, or certain other parties to the voting agreement, have breached their obligations under the voting agreement and thus proximately caused the vote required to approve the merger and the merger agreement not to be obtained.

Parent may terminate the merger agreement unilaterally if:

•

(i) neither Parent nor Merger Sub is in material breach of their respective obligations under the merger agreement and (ii) the Company has materially breached its representations and warranties, or has failed to fulfill the covenants described above, such that the conditions to the obligations of Parent and Merger Sub to consummate the merger have not been fulfilled, and such failure is not reasonably capable of being cured prior to April 30, 2008, or is not cured within ten business days of receipt of notice by the Company of such breach or failure to perform; or

•	the Company changes its recommendation to shareholders that they approve the merger agreement and the merger;

•

a suit, action or proceeding is brought in relation to the merger agreement or merger that seeks to impede or prevent the merger or seeks damages from the Company, Parent or any of its affiliates in connection with the merger agreement or merger; or

•	any events, changes or developments have occurred that individually, or in the aggregate, constitute or could reasonably be expected to have a Company material adverse effect.

The Company may terminate the merger agreement unilaterally if:

•

(i) the Company is not in material breach of its obligations under the merger agreement and (ii) Parent has materially breached its representations and warranties, or has failed to fulfill the covenants described above, such that the conditions to the obligations of the Company to consummate the merger have not been fulfilled and such failure is not reasonably capable of being cured prior to April 30, 2008, or is not cured within ten business days of receipt of notice by Parent of such breach or failure to perform; or

•

prior to the approval of the merger by the Company’s shareholders, the special committee determines in good faith, after consultation with outside legal counsel and an independent financial advisor of nationally recognized reputation, that the failure to terminate the merger agreement and accept a superior proposal would be inconsistent with the special committee’s fiduciary duties under applicable law.

Fee and Expense Reimbursement

Generally, each party is responsible for its own fees and expenses; however, the Company has agreed to reimburse the actual and documented attorneys’ fees and expenses incurred by Parent as of the date of termination in connection with the merger agreement, ancillary documents to the merger agreement and the transactions contemplated thereby, up to an aggregate amount of $750,000, if:

•

the agreement is terminated because the requisite shareholder approval of the merger agreement and merger is not obtained, in which event the expense reimbursement would be payable within five business days of such termination;

•

Parent terminates the merger agreement as a result of the Company’s failure to perform or breach of its representations and warranties, in which event the expense reimbursement would be payable within five business days of such termination;

•

Parent terminates the merger agreement because the Company changed its recommendation to shareholders that they approve the merger agreement and the transactions contemplated thereby, in which event the expense reimbursement would be payable within 30 business days of such termination; or

•	the Company terminates the merger agreement because the Company has received a superior proposal, in which event the expense reimbursement would be payable within 30 business days of such termination.

THE RECAPITALIZATION

The following is a summary of the material provisions of the recapitalization. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the voting agreement, the conversion and contribution agreement, the note exchange agreement and the form of the second amended and restated articles which are incorporated by reference in their entirety and attached to this proxy statement as Annexes C, D, E and H, respectively. The Company urges all shareholders to read the voting agreement, the conversion and contribution agreement, the second amended and restated articles and the note exchange agreement in their entirety.

Introduction

Immediately prior to the merger and pursuant to the terms of the merger agreement, we intend to amend and restate our existing articles to, among other things, (i) provide for a 70,000-to-1 reverse stock split of the Series E preferred stock to be effected immediately following the merger and the cashing out of all fractional shares of our Series E preferred stock resulting from such reverse stock split on an as if converted to common stock basis at a per share price equal to the Series E distribution amount, (ii) provide for the conversion of all of the then outstanding Series D preferred stock and Series E preferred stock after the reverse stock split into shares of our common stock upon the election by holders of a majority of the then outstanding shares of each such series to convert, (iii) increase the number of authorized shares of common stock to 500,000,000, (iv) permit shareholders to act by written consent, (v) terminate the authorization to issue Series F preferred stock and (vi) provide that the transactions do not constitute a change of control for purposes of our second amended and restated articles. Immediately following the merger, we intend to effect a recapitalization consisting of (i) the reverse stock split of our Series E preferred stock and the cashing out of all fractional shares resulting from such reverse stock split; (ii) the conversion of our then outstanding Series D preferred stock and the remaining Series E preferred stock into shares of our common stock following the reverse stock split; and (iii) the exchange of all of our outstanding 13.9% notes for shares of our common stock at a per share price equal to the cash merger consideration pursuant to the note exchange agreement immediately after the conversion of all of our Series D preferred stock and Series E preferred stock.

Our board of directors reserves the right, even after approval of the second amended and restated articles by our shareholders, to elect not to proceed and to abandon the filing of the second amended and restated articles if it determines that such action is not in the best interest of the Company or our shareholders.

The Voting Agreement and the Conversion and Contribution Agreement

Parent, the General Atlantic shareholders, the CKH shareholders, Dragonfield, Lion Cosmos, Richmond, the Kellner Parties, Vectis, Ace Paragon and Crosslink, who as of March 17, 2008, collectively held approximately 57.9%, 93.1% and 72.2% of the voting power of the outstanding common stock, Series D preferred stock and Series E preferred stock, respectively (although on an individual basis, each shareholder may not hold shares in each of the foregoing share classes), are parties to a voting agreement, dated December 5, 2007, pursuant to which these shareholders have agreed to vote all their shares of common stock, Series D preferred stock and Series E preferred stock to adopt the second amended and restated articles and to adopt the merger agreement and approve the merger. Additionally, upon written notice from any General Atlantic shareholder or CKH shareholder that such shareholder is electing to convert its shares of Series D preferred stock and Series E preferred stock into shares of common stock, each other shareholder holding any shares of Series D preferred stock or Series E preferred stock shall immediately elect to convert all of its shares of Series D preferred stock and Series E preferred stock into shares of common stock.

Further, each shareholder agrees not to transfer any of its shares subject to certain exceptions stated in the voting agreement or otherwise restrict its ability to exercise its voting rights with respect to such shares. Each shareholder also agrees to waive any rights of appraisal or dissenters’ rights.

The terms of the voting agreement provide that it will terminate upon the earliest to occur of (i) the conversion after the reverse stock split of all of the then outstanding shares of Series D preferred stock and

Series E preferred stock into shares of common stock; (ii) the termination of the merger agreement in accordance with its terms, and (iii) the written agreement of Parent, Merger Sub, the General Atlantic shareholders and the CKH shareholders to terminate the voting agreement.

Concurrently with the voting agreement, the General Atlantic shareholders (other than KG), the CKH shareholders, the Kellner parties and Vectis entered into a conversion and contribution agreement with Parent, dated December 5, 2007, pursuant to which the General Atlantic shareholders party to the agreement and the CKH shareholders agreed to convert a certain number of their respective shares of Series D preferred stock into common stock prior to the record date set by the Company for determining shareholders entitled to vote at the special meeting, resulting in the affiliated shareholders holding a majority of the common stock at such time (assuming none of the shares of preferred stock, options or warrants outstanding as of December 5, 2007 are converted into or exercised for common stock). Such conversion was consummated on March 14, 2008. In addition, all of the shareholders party to the conversion and contribution agreement agreed to contribute their shares of common stock to Parent prior to the effective time of the merger in exchange for units of membership interest in Parent.

The Note Exchange Agreement and the Exchange of Outstanding 13.9% Notes for Common Stock and Cancellation of Warrants to Purchase Series F Preferred Stock

In December 2004, we issued $11.0 million in principal amount of 13.9% notes to the General Atlantic shareholders, Campina and Richmond III, LLC (collectively referred to herein as the “13.9% note investors”). Richmond III, LLC subsequently transferred its 13.9% notes and related warrants to Richmond. The 13.9% note investors are also affiliated shareholders. The General Atlantic shareholders, Campina and Richmond hold $8.25 million, $8.25 million and $1.5 million aggregate principal amount, respectively, of the 13.9% notes, respectively. As part of the financing transaction, we issued warrants to purchase 235,712 shares of our Series F preferred stock at a per share purchase price of $14.00 per share, which is equivalent to $1.40 per share on a common stock-equivalent basis. In March 2005, we issued the remaining $7.0 million of the 13.9% notes and warrants to purchase an additional 149,998 shares of our Series F preferred stock to the 13.9% note investors. On March 5, 2007, the Company and the 13.9% note investors amended the 13.9% notes to extend the maturity date of all of the 13.9% notes from December 30, 2007 to June 30, 2008. The 13.9% notes accrue interest at a rate of 13.9% per annum; however, we are not obligated to make interest payments on the notes prior to their maturity date of June 30, 2008, at which time all principal and interest will become due. As of September 30, 2007, the outstanding principal and interest on the 13.9% notes was approximately $25.9 million.

In connection with the merger agreement, we entered into the note exchange agreement, dated as of December 5, 2007, with the holders of the 13.9% notes and the Series F warrants. Pursuant to the note exchange agreement, immediately after the conversion of all of our Series D preferred stock and Series E preferred stock, each outstanding 13.9% note will be cancelled in exchange for a number of shares of our common stock equal to the aggregate principal amount and accrued interest on such note as of such time, divided by the cash merger consideration (subject to adjustments for stock splits, stock combinations and other similar antidilution events affecting the common stock). The right of any holder of 13.9% notes to receive such shares of common stock is subject to and will be reduced by the amount of any applicable withholding of taxes. In addition, pursuant to the note exchange agreement, at the effective time of the merger, each outstanding Series F warrant will be cancelled.

As a result of the exchange of the outstanding 13.9% notes, the General Atlantic shareholders, Campina and Richmond, will receive, based on principal and accrued interest as of March 31, 2008, approximately 124,576,072, 124,576,072 and 22,650,214 shares of common stock in exchange for their 13.9% notes.

Reverse Stock Split of Series E Preferred Stock

In 2003 and 2004, we completed several rounds of financing that involved the sale of senior secured convertible notes all of which converted into approximately 53.3 million shares of Series E preferred stock in 2004. In August 2004, we completed a rights offering in which we issued approximately 2.6 million additional shares of Series E preferred stock.

As of March 17, 2008, there were 48,341,620 shares of Series E preferred stock outstanding, 45,730,548 shares of which were held by 35 shareholders of record. The remaining 2,611,072, or 5.4%, were held of record by Cede & Co. We estimate that as of March 5, 2008, there were approximately 362 beneficial owners of the shares of Series E preferred stock held by Cede & Co., and that the vast majority of these shareholders beneficially own less than 70,000 shares of Series E preferred stock. In order to suspend our reporting obligation under the Exchange Act, we must have fewer than 300 shareholders of record for each class of security.

We will decrease the number of shareholders of our Series E preferred stock through a 70,000-to-1 reverse stock split of our Series E preferred stock to be effected immediately following the merger pursuant to the terms of our second amended and restated articles. Shareholders holding fewer than 70,000 shares of Series E preferred stock at the effective time of the merger will be entitled to receive the Series E distribution amount for each share of common stock issuable upon conversion of the shares of Series E preferred stock then held pursuant to the terms of the second amended and restated articles, without interest (subject to the discussion under “Material United States Federal Income Tax Consequences”) and less any applicable withholding of taxes. Shareholders holding fewer than 70,000 shares of Series E preferred stock at the effective time of the merger will no longer be shareholders of the Company (except to the extent they hold other classes of stock) and will be entitled only to receive the Series E distribution amount as described above. Shareholders holding 70,000 or more shares of Series E preferred stock at the effective time of the merger will continue to hold that whole number of shares of Series E preferred stock equal to the number of shares such shareholder held prior to the reverse stock split divided by 70,000 and will only receive the Series E distribution amount as described above for their fractional shares of Series E preferred stock resulting from the reverse split. Such shareholders will continue to be shareholders of the Company following the reverse stock split. The cash payment to holders of fractional shares of Series E preferred stock will be funded by Parent and paid by the payment agent. The shares of Series E preferred stock acquired by us as a result of the reverse stock split will be retired, which will reduce the number of outstanding shares.

Conversion of Outstanding Preferred Stock into Common Stock

Each share of our preferred stock is currently convertible at any time at the option of the holder into the number of shares of our common stock derived by dividing the accreted value of the respective series of preferred stock plus all accrued dividends by $1.50, subject to certain antidilution provisions. Shares of our preferred stock are entitled to cumulative dividends at a rate of 5 3/4% per year. Dividends are not paid in cash but are added to the value of the preferred stock on June 30 and December 31 each year.

As of the July 2008 mandatory redemption date, the redemption price of the outstanding Series D preferred stock and Series E preferred stock will be approximately $26.9 million and $89.2 million, respectively. Additionally, as of March 31, 2008, the liquidation preference of the Series D preferred stock and Series E preferred stock is expected to be approximately $28.5 million and $88.0 million, respectively.

The second amended and restated articles provide for the conversion, upon the terms and conditions stated therein, of all of our outstanding Series D preferred stock and Series E preferred stock into shares of our common stock upon the election by holders of a majority of the then outstanding shares of each such series to convert. Pursuant to the terms of the voting agreement, the affiliated shareholders, Dragonfield, Lion Cosmos, the Kellner parties, Ace Paragon and Crosslink, who, as of December 5, 2007, collectively held a majority of the outstanding Series D preferred stock and Series E preferred stock, have agreed to, upon receipt of written notice from any General Atlantic shareholder or CKH shareholder, elect to convert their shares of Series D preferred stock and Series E preferred stock into shares of our common stock following the reverse stock split of the Series E preferred stock. As a consequence, based on the expected accreted values as of March 31, 2008 each outstanding share of our Series D preferred stock will be converted into approximately 13.48 shares of our common stock and each outstanding share of our Series E preferred stock, after giving effect to the reverse stock split, will be converted into approximately 84,979.03 shares of our common stock.

Following conversion into our common stock, the holders of our preferred stock will cease to have any rights as preferred shareholders, including redemption rights, dividend rights or liquidation preferences; they will only have rights as a holder of our common stock as set forth in the second amended and restated articles.

Exchange of Preferred Stock Certificates and Payment for Fractional Shares of Series E Preferred Stock

On or prior to the closing date of the merger, Parent will deposit cash in an amount sufficient to pay the aggregate amount of cash to be paid to holders of Series E preferred stock in lieu of fractional shares following the reverse stock split with the payment agent. As soon as reasonably practicable after the effective time of the merger and in any event not later than the fifth business day after the effective time of the merger, the payment agent will mail a letter of transmittal and instructions to the holders of our Series E preferred stock. The letter of transmittal and instructions will tell you how to surrender your Series E preferred stock certificates in order to receive the Series E distribution amount for your fractional shares. If you are a holder of Series D preferred stock and/or more than 70,000 shares of Series E preferred stock, the letter of transmittal and instructions will tell you how to surrender your preferred stock for shares of our common stock.

YOU SHOULD NOT FORWARD YOUR STOCK CERTIFICATES TO THE PAYMENT AGENT WITHOUT THE LETTER OF TRANSMITTAL.

A holder of Series E preferred stock will not be entitled to receive the Series E distribution amount for its fractional shares until such shareholder surrenders its Series E preferred stock certificates to the payment agent, together with a duly executed letter of transmittal. No interest will be paid or will accrue on the cash payable upon surrender of the certificates. Holders of Series D preferred stock and holders of more than 70,000 shares of Series E preferred stock are required to surrender their preferred stock certificates in order to receive the shares of common stock issuable upon conversion thereof.

At the effective time of the merger, our stock transfer books will be closed, and there will be no further registration of transfers of outstanding shares of our preferred stock. If, after the effective time of the second amended and restated articles, certificates are presented to the surviving corporation or the payment agent for transfer or any other reason, they will be canceled and exchanged for common stock, or in the case of certificates representing less than 70,000 shares of Series E preferred stock, the Series E distribution amount in lieu of fractional shares.

Neither Parent nor the surviving corporation will be liable to any person for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. All funds held by the payment agent for payment to the holders of unsurrendered certificates that are unclaimed one year after the effective time of the merger will be delivered to the surviving corporation upon demand. Thereafter, any holder of unsurrendered certificates may look only to the surviving corporation for, and the surviving corporation will remain liable for, the payment of the funds, without interest, subject to any applicable laws.

If a shareholder has lost a certificate, or if it has been stolen or destroyed, before the shareholder will be entitled to receive the Series E distribution amount for its fractional shares, it will have to comply with the replacement requirements established by the surviving corporation or the payment agent, including, if necessary, providing an appropriate affidavit and the posting of a bond reasonably satisfactory to the surviving corporation.

The payment agent or the surviving corporation will be entitled to deduct and withhold, and pay to the appropriate taxing authorities, any applicable taxes from the amount of cash paid in lieu of fractional shares. Any sum which is withheld and paid to a taxing authority by the payment agent or the surviving corporation will be deemed to have been paid to the person with regard to whom it is withheld.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

Generally

The following discussion summarizes the material United States federal income tax consequences of the merger and the recapitalization to holders of our stock, options and warrants. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (referred to herein as the “Code”), the regulations promulgated under the Code, Internal Revenue Service rulings and judicial and administrative rulings in effect as of the date of this proxy statement, all of which are subject to change, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein. This discussion does not address all aspects of federal income taxation that may be relevant to a holder of our stock, options or warrants in light of the holder’s particular circumstances, nor does it discuss the special considerations applicable to those holders of stock, options or warrants subject to special rules, such as holders who are not citizens or residents of the United States, holders whose functional currency is not the U.S. dollar, shareholders who are financial institutions or broker-dealers, tax-exempt organizations, insurance companies, dealers in securities, foreign corporations or trusts, shareholders who acquired their stock through the exercise of options or similar derivative securities or shareholders who hold their stock as part of a straddle or conversion transaction. This discussion does not address foreign, state or local tax consequences of the merger. This discussion assumes that shareholders hold their stock, options or warrants as capital assets within the meaning of the Code and are the beneficial owners of such stock, options or warrants.

Tax Consequences of the Merger

The receipt of cash for our common stock pursuant to the merger will be a taxable transaction for United States federal income tax purposes. In general, a shareholder will recognize gain or loss equal to the difference, if any, between the amount of cash received and the shareholder’s adjusted tax basis for the shares of common stock surrendered for cash pursuant to the merger. Generally, such gain or loss will be long-term capital gain or loss if the shareholder has held the shares of common stock for more than one year. Long-term capital gains of non-corporate taxpayers are currently taxed at a maximum federal rate of 15%. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitation.

We intend to treat the payments pursuant to the contingent litigation recovery right as payments of additional consideration under the merger agreement and not as a separate distribution of a contractual obligation or of an instrument constituting debt or equity for federal income tax purposes. Accordingly, we will treat a portion of such payments as imputed interest under Section 483 of the Code, with the remainder treated as additional cash received pursuant to the merger as described in the preceding paragraph. The amount of interest income will be equal to the difference between the amount of cash received and the present value of such cash as of the closing date, determined using as the discount rate the lowest federal mid-term rate in effect for any month in the three-calendar month period ending with the first calendar month in which the merger agreement is approved. The federal income tax treatment of the contingent litigation recovery right is unclear and each holder is urged to consult his or her own tax advisor regarding the taxation of this right.

Tax Consequences of the Reverse Stock Split

Shareholders Who Receive Post-Split Shares

Holders of our Series E preferred stock will not recognize any gain or loss or dividend income upon the deemed exchange of pre-split shares for post-split shares pursuant to the reverse stock split, other than with respect to cash received in lieu of fractional shares of our Series E preferred stock.

The aggregate tax basis of the post-split shares of our Series E preferred stock received in the reverse stock split, including any fraction of a post-split share deemed to have been received, will be equal to the aggregate tax basis of the pre-split shares surrendered in exchange for such post-split shares, decreased by the amount of any tax basis allocable to any fractional share interest in our common stock for which cash is received. The holding period of the post-split shares will include the holding period of the pre-split shares surrendered in exchange therefor.

Holders of our Series E preferred stock who receive cash payments upon redemption of their fractional shares will generally recognize gain or loss equal to the difference, if any, between such shareholder’s basis in the fractional share and the amount of cash received. However under certain circumstances shareholders may be required to recognize ordinary dividend income with respect to the cash received. The determination whether the receipt of cash has the effect of the distribution of a dividend is made by applying the rules under Section 302 of the Code (see “—Shareholders Who Receive Only Cash” below).

In the case of capital gain or loss recognized in respect of a fractional share, such gain or loss will be capital gain or loss, and generally will constitute long-term capital gain or loss if the shareholder’s holding period in the shares surrendered is more than one year as of the reverse stock split. Net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss) will be subject to tax at reduced rates for non-corporate shareholders who receive cash. The deductibility of capital losses is subject to various limitations for corporate and non-corporate holders.

For purposes of the above discussion of the bases and holding periods for shares of our Series E preferred stock, shareholders who acquired different blocks of our Series E preferred stock at different times for different prices must calculate their gains and losses and holding periods separately for each identifiable block of such stock surrendered in the reverse stock split.

Shareholders Who Receive Only Cash

A holder of our Series E preferred stock who receives only cash (including cash amounts paid pursuant to the contingent litigation recovery right) in the reverse stock split (i.e., a shareholder that owns fewer than the number of shares of pre-split Series E preferred stock for which one share of our Series E preferred stock will be issued in the reverse stock split) may be treated as having such shares redeemed in a taxable transaction governed by Section 302 of the Code and, depending on a shareholder’s situation, the transaction will be taxed as either:

•    A sale or exchange of the redeemed shares, in which case the shareholder will recognize gain or loss equal to the difference between the cash payment and the shareholder’s tax basis for the redeemed shares; or

•    A cash distribution which is treated: (a) first, as a taxable dividend to the extent of allocable earnings and profits, if any; (b) second, as a tax-free return of capital to the extent of the shareholder’s tax basis in the redeemed shares; and (c) finally, as gain from the sale or exchange of the redeemed shares.

As discussed above under “—Tax Consequences of the Merger,” a portion of the cash received pursuant to the contingent litigation recovery right may be treated as interest.

Amounts treated as gain or loss from the sale or exchange of redeemed shares will be capital gain or loss. Amounts treated as a taxable dividend are ordinary income to the recipient. Provided that minimum holding period requirements and other limitations are met, dividend income with respect to non-corporate shareholders that are U.S. persons (including individuals) is eligible for U.S. federal income taxation at a maximum rate of 15%. A corporate taxpayer (other than an S corporation) may be allowed a dividends received deduction subject to applicable limitations and other special rules.

Under Section 302 of the Code, a redemption of our Series E preferred shares from a shareholder as part of the reverse stock split will be treated as a sale or exchange of the redeemed shares if:

•    the reverse stock split results in a “complete termination” of the shareholder’s interest in the Company;

•    the receipt of cash is “substantially disproportionate” with respect to the shareholder; or

•    the receipt of cash is “not essentially equivalent to a dividend” with respect to the shareholder.

These three tests, referred to as the Section 302 Tests, are applied by taking into account not only shares that a shareholder actually owns, but also shares that the shareholder constructively owns pursuant to Section 318 of the Code. Under the constructive ownership rules of Section 318 of the Code, a shareholder is deemed to constructively own shares owned by certain related individuals and entities in which the shareholder has an interest in addition to shares directly owned by the shareholder. For example, an individual shareholder is considered to own shares owned by or for his or her spouse and his or her children, grandchildren and parents (“family attribution”). In addition, a shareholder is considered to own a proportionate number of shares owned by estates or certain trusts in which the shareholder has a beneficial interest, by partnerships in which the shareholder is a partner, and by corporations in which 50% or more in value of the stock is owned directly or indirectly by or for such shareholder. Similarly, shares directly or indirectly owned by beneficiaries of estates of certain trusts, by partners of partnerships and, under certain circumstances, by shareholders of corporations may be considered owned by these entities (“entity attribution”). A shareholder is also deemed to own shares which the shareholder has the right to acquire by exercise of an option or by conversion or exchange of a security. Constructively owned shares may be reattributed to another taxpayer. For example, shares attributed to one taxpayer as a result of entity attribution may be attributed from that taxpayer to another taxpayer through family attribution.

A holder of our Series E preferred stock who receives only cash in the reverse stock split (i.e., a shareholder that owns fewer than the number of shares of pre-split Series E preferred stock for which one share of our Series E preferred stock will be issued in the reverse stock split) and does not constructively own any shares of post-split Series E preferred stock after the reverse stock split will have his or her interest in our completely terminated by the reverse stock split and will therefore receive sale or exchange treatment on his or her pre-split common stock. That is, such a shareholder will recognize gain or loss equal to the difference between the cash payment and the shareholder’s tax basis for his or her (pre-split) Series E preferred stock.

A holder of our Series E preferred stock who receives only cash in the reverse stock split and would only constructively own shares of post-split Series E preferred stock after the reverse stock split as a result of family attribution may be able to avoid constructive ownership of the shares of post-split common stock by waiving family attribution and, thus, be treated as having had his or her interest in our completely terminated by the reverse stock split. Among other things, waiving family attribution requires (a) that the shareholder have no interest in our (including as an officer, director, employee or shareholder) other than an interest as a creditor and does not acquire such an interest during the ten-year period immediately following the reverse stock split other than stock acquired by bequest or inheritance and (b) including an election to waive family attribution in the shareholder’s tax return for the year in which the reverse stock split occurs.

A holder of our Series E preferred stock who receives cash in the reverse stock split and immediately after the reverse stock split actually or constructively owns shares of post-split Series E preferred stock must compare (a) his or her percentage ownership immediately before the reverse stock split (i.e., the number of voting shares actually or constructively owned by him or her immediately before the reverse stock split divided by the number of voting shares outstanding immediately before the reverse stock split) with (b) his or her percentage ownership immediately after the reverse stock split (i.e., the number of voting shares actually or constructively owned by him or her immediately after the reverse stock split divided by the number of voting shares outstanding immediately after the reverse stock split).

If the shareholder’s post-reverse stock split ownership percentage is less than 80% of the shareholder’s pre-reverse stock split ownership percentage, the receipt of cash is “substantially disproportionate” with respect to the shareholder, and the shareholder will, therefore, receive sale or exchange treatment on the portion of his or her shares of pre-split Series E preferred stock exchanged for cash in lieu of fractional shares.

If the receipt of cash by a holder of our Series E preferred stock fails to constitute an “exchange” under the “substantially disproportionate” test or the “complete termination” test, the receipt of cash may constitute an “exchange” under the “not essentially equivalent to a dividend” test. The receipt of cash by a shareholder will be

“not essentially equivalent to a dividend” if the transaction results in a “meaningful reduction” of the shareholder’s proportionate interest in the Company. If (a) the shareholder exercises no control over the affairs of the Company (e.g., is not an officer, director or high ranking employee), (b) the shareholder’s relative stock interest in the Company is minimal, and (c) the shareholder’s post-reverse stock split ownership percentage is less than the shareholder’s pre-reverse stock split ownership percentage, the receipt of cash will generally not be essentially equivalent to a dividend with respect to the shareholder and the shareholder will, therefore, receive sale or exchange treatment on the portion of his or her shares of pre-split Series E preferred stock exchanged for cash in lieu of fractional shares.

In all other cases, cash in lieu of fractional shares received by a holder of our Series E preferred stock who immediately after the reverse stock split actually or constructively owns shares of post-split Series E preferred stock will be treated: (a) first, as a taxable dividend to the extent of allocable earnings and profits, if any; (b) second as a tax-free return of capital to the extent of the shareholder’s tax basis in the redeemed shares; and (c) finally, as gain from the sale or exchange of the redeemed shares.

Tax Consequences of the Conversion of Preferred Stock

In the event that unpaid dividends have accrued with respect to a shareholder’s Series E preferred stock or Series D preferred stock in an amount in excess of the amount that was deemed to have been distributed to the shareholder over the period during which the shareholder held such Series E preferred stock or Series D preferred stock pursuant applicable Treasury regulations (which is referred to herein as an “excess dividend arrearage amount”), the conversion of Series E preferred stock or Series D preferred stock into common stock may result in a constructive distribution to the shareholder. The amount of such a constructive distribution would be the lesser of (a) the amount by which the fair market value of the common stock received upon conversion of a shareholder’s Series E preferred stock or Series D preferred stock exceeds the issue price of the converted Series E preferred stock or Series D preferred stock, or (b) the excess dividend arrearage amount. The amount of any such constructive distribution would be treated for tax purposes as dividends to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such constructive distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the holder’s adjusted tax basis in the holder’s Series E preferred stock or Series D preferred stock, as applicable. With certain exceptions (including but not limited to dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, qualified dividends received by a non-corporate U.S. holder generally will be subject to tax at the maximum tax rate accorded to capital gains for taxable years beginning on or before December 31, 2010, after which the rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income. The aggregate tax basis of any shares of common stock that the shareholder receive with respect to any excess dividend arrearage amount (which we will refer to herein as “excess dividend arrearage common stock”) will be equal to the excess dividend arrearage amount, and a shareholder’s holding period for any such shares will begin on the date of the conversion.

Subject to the foregoing, the shareholder will not recognize gain or loss upon the conversion of shares of Series E preferred stock or Series D preferred stock into shares of our common stock (except to the extent of cash, if any, received in lieu of fractional shares of common stock). A shareholder’s tax basis in the shares of common stock (other than excess dividend arrearage common stock described above) will equal a shareholder’s tax basis in the shares of Series E preferred stock or Series D preferred stock exchanged therefor, and a shareholder’s holding period with respect to the shares of common stock (other than excess dividend arrearage common stock described above) will include a shareholder’s holding period for the shares of Series E preferred stock or Series D preferred stock exchanged therefor. The receipt of cash (if any) in lieu of a fractional interest in a share of common stock will be taxed as if the fractional share of common stock had been issued and then redeemed for cash. Accordingly, the shareholder will generally recognize gain or loss in an amount equal to the difference between the amount of cash received for the fractional interest and a shareholder’s tax basis in the fractional interest.

Tax Consequences of Exercise of Options and Warrants

Upon its exercise of a warrant or option, a holder will not be required to recognize taxable gain or loss with respect to the warrant or option. The holder’s tax basis in the share of our common stock received by such holder will be an amount equal to the sum of the holder’s initial investment in the warrant or option and the exercise price. The holder’s holding period for the share of our common stock received upon exercise of the warrant or option should begin on the date following the date of exercise (or possibly on the date of exercise) of the warrant or option and will not include the period during which the holder held the warrant or option. The tax consequences of the receipt of merger consideration in exchange for the common stock acquired by the warrant or option holder as a result of exercise will as generally be as discussed under “—Tax Consequences of the Merger.”

Tax Consequences of Cancellation of Options and Warrants

Upon cancellation of a warrant or option, a holder will be required to recognize taxable gain or loss in an amount equal to the difference between (i) the amount, if any, realized (including amounts paid pursuant to the contingent litigation recovery right) upon such cancellation and (ii) the holder’s tax basis in the warrant or option. Such gain or loss will generally be treated as long-term capital gain or loss if the warrant or option was held by the holder for more than one year at the time of the cancellation. The deductibility of capital losses is subject to certain limitations. As discussed above under “—Tax Consequences of the Merger,” a portion of the cash received pursuant to the contingent litigation recovery right may be treated as interest.

Constructive Distributions

The terms of the warrants, options, Series D preferred stock and Series E preferred stock allow for changes in their respective conversion rates under certain circumstances. A change in conversion rate that allows holders of our warrants, options, Series D preferred stock and Series E preferred stock to receive more shares of common stock on conversion may increase the holders’ proportionate interests in our earnings and profits or assets. In that case, the holders may be treated as though they received a taxable distribution in the form of our common stock. A taxable constructive stock distribution would result, for example, if the conversion rate is adjusted to compensate holders for distributions of cash or property to our shareholders. Not all changes in the conversion rate that result in holders receiving more common stock on conversion, however, increase the holders’ proportionate interests in us. For instance, a change in conversion rate could simply prevent the dilution of the holders’ interests upon a stock split or other change in capital structure. Changes of this type, if made pursuant to a bona fide reasonable adjustment formula, are not treated as constructive stock distributions. Conversely, if an event occurs that dilutes the holders’ interests and the conversion rate is not adjusted, the resulting increase in the proportionate interests of other shareholders may be treated as a taxable stock distribution to the shareholders. Any taxable constructive stock distributions resulting from a change to, or failure to change, the conversion rate would be treated for U.S federal income tax purposes in the same manner as distributions on our common stock paid in cash or other property. They would result in a taxable dividend to the recipient to the extent of our current or accumulated earnings and profits (with the recipient’s tax basis in its warrant, option, Series D preferred stock or Series E preferred stock or common stock (as the case may be) being increased by the amount of such dividend), with any excess treated as a tax-free return of the holder’s investment in our warrants, options, Series D preferred stock or Series E preferred stock or common stock (as the case may be) and thereafter, as capital gain.

Holders should consult their own tax advisors regarding whether any taxable constructive stock dividend would be eligible for the reduced rate or the dividends received deduction described in the previous paragraph as the requisite applicable holding period and other requirements might not be considered to be satisfied.

Information Reporting and Backup Withholding

Certain non-corporate shareholders will be subject to backup withholding at a rate of 28% on cash payments received pursuant to the merger unless the holder provides certain information required by the Internal Revenue

Service. Backup withholding will not apply to a shareholder who furnishes a taxpayer identification number, or TIN, and certifies that he or she is not subject to backup withholding on the substitute Form W-9 included in the transmittal letter or who provides a certificate of foreign status on Form W-8, or who is otherwise exempt from backup withholding.

The information included in this proxy statement regarding U.S. Federal Income Tax consequences of the merger is not binding on the Internal Revenue Service or the Courts. The preceding discussion does not purport to be a complete analysis of all potential tax consequences of the merger that may be relevant to a particular shareholder. You are urged to consult with your own tax advisors regarding the specific tax consequences to you as a result of the merger, including the applicability and effect of foreign, state, local and other tax laws.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The information in the following table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and accompanying notes included in our Annual Report on Form 10-K for the year ended December 31, 2006 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, attached hereto as Annexes K and L, respectively. The following selected historical consolidated financial data for the nine months ended September 30, 2007 and 2006 and as of September 30, 2007 have been derived from our unaudited interim consolidated financial statements which are which are included elsewhere in this proxy statement. The following selected historical consolidated financial data for the years ended December 31, 2006, 2005 and 2004 and as of December 31, 2006 and 2005 have been derived from our audited consolidated financial statements which are included elsewhere in this proxy statement. The following selected historical consolidated financial data for the years ended December 31, 2003 and 2002 and as of December 31, 2004, 2003 and 2002 have been derived from our audited consolidated financial statements which are not included in this proxy statement. The results of operations for the interim periods are not necessarily indicative of the results of operations which might be expected for the entire year.

	Nine Months Ended September 30,		Year Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(unaudited)
	(Dollars in thousands, except per share amounts)
Statement of Operations Data:
Net revenues	$35,586	$33,890	$46,430	$66,832	$71,072	$72,279	$87,133
Gross profit	19,687	18,186	25,469	31,503	22,520	24,013	16,711
Net loss	(9,440)	(8,628)	(10,966)	(13,652)	(51,997)	(62,133)	(117,911)
Net loss attributable to common shareholders	$(20,597)	$(19,146)	$(25,083)	$(32,382)	$(66,562)	$(74,579)	$(131,815)
Basic and diluted net loss per share attributable to common shareholders	$(0.56)	$(0.53)	$(0.69)	$(1.01)	$(3.15)	$(3.73)	$(6.78)
Shares used in the basic and diluted per share calculation	36,957	36,248	36,174	31,933	21,123	20,020	19,445

Balance Sheet Data (at period end):
Current assets	$24,815		$27,252	$33,996	$47,473	$40,528	$65,929
Non-current assets	10,470		10,751	11,428	21,726	27,197	38,077
Current liabilities	50,998		27,704	29,352	44,790	38,652	45,452
Non-current liabilities	4,690		23,237	20,787	14,211	75,854	40,208
Redeemable preferred stock	144,821		134,406	120,293	122,377	30,411	26,900

Net Book Value

Our net book value per share as of September 30, 2007 was $(4.42).

Ratio of Earnings to Fixed Charges

The following table sets forth our ratio of losses to fixed charges and our ratio of losses to combined fixed charges and preference dividends for the nine months ended September 30, 2007 and 2006 and the years ended December 31, 2006 and 2005.

	Nine Months Ended September 30,		Year Ended December 31,
	2007	2006	2006	2005
Ratio of losses to fixed charges(1)	-147%	-89%	-96%	-120%
Ratio of combined fixed charges and preference dividends(2)	-176%	-275%	-273%	-206%

(1)	Computed by determining the Company’s fixed charges which is (i) the sum of the following components of the Company’s interest expense, net: (a) interest expensed, (b) amortized premiums and discounts and capitalized expenses related to indebtedness and (c) an estimate of the interest within rental expense, divided by (ii) the Company’s losses which equal the sum of (a) pre-tax income from continuing operations and (b) fixed charges.

(2)	Computed by adding to the fixed charges, as computed in footnote 1, the preference dividends which is the amount of pre-tax earnings that is required to pay the dividends on outstanding preference securities and then dividing by the Company’s losses as computed in footnote 1.

TRADING MARKET AND PRICE OF COMMON STOCK

Our common stock is traded on the OTC Bulletin Board under the symbol “CPTH.OB.”

The following sets forth the quarterly high and low trading prices as reported by Yahoo Finance for the periods indicated. These prices are based on quotations between dealers, which do not reflect retail mark-up, markdown or commissions, and do not necessarily represent actual transactions.

	Critical Path, Inc. Common Stock
	High	Low
Fiscal Year 2006
First Quarter	$0.39	$0.15
Second Quarter	$0.34	$0.19
Third Quarter	$0.21	$0.12
Fourth Quarter	$0.18	$0.11
Fiscal Year 2007
First Quarter	$0.35	$0.09
Second Quarter	$0.13	$0.09
Third Quarter	$0.11	$0.06
Fourth Quarter	$0.11	$0.07
Fiscal Year 2008
First Quarter (through March 19, 2008)	$0.09	$0.08

The closing price for our common stock on March 19, 2008 was $0.09. As of March 17, 2008, there were approximately 1,064 holders of record of our common stock, which does not include holders of shares held in book-entry form through The Depository Trust Company. We estimate that the number of beneficial owners of shares of our common stock was approximately 9,583 as of March 17, 2008.

Immediately following the effectiveness of the recapitalization, we will file with the SEC applications to deregister our common stock and suspend our Exchange Act reporting obligations. Our common stock will then no longer be eligible for quotation on the OTC Bulletin Board, and there will be no trading market for our common stock thereafter.

Dividend Policy

We have never declared or paid any dividends on our common stock nor do we anticipate paying any cash dividends in the foreseeable future. We currently intend to retain future earnings, if any, to finance the operations and any expansion of our business. Currently, the affirmative vote of the holders of a majority of the outstanding Series D preferred stock and holders of a majority of the outstanding Series E preferred stock is a prerequisite for the payment of dividends on our common stock. In addition, we are required to pay all accrued and unpaid dividends of our Series D preferred stock and Series E preferred stock before declaring or paying dividends on our common stock. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements and other factors our board of directors deems relevant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of March 1, 2008 by:

•	each person or entity known to us to own beneficially more than 5% of our common stock;

•	each of our directors;

•

our Chief Executive Officer, our Chief Financial Officer, our three other most highly compensated executive officers as of December 31, 2006, and one other most highly compensated executive officer who was employed during 2006, but not employed as of December 31, 2006; and

•	all executive officers and directors as a group.

The information (other than with respect to our directors and executive officers) is based on the Company’s records and a review of statements filed with the SEC pursuant to Sections 13(d), 13(f) and 13(g) of the Exchange Act with respect to capital stock of the Company. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or preferred stock convertible into such shares of common stock, held by that person, that are currently exercisable or convertible or exercisable or convertible within 60 days of March 1, 2008 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of another person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name.

Name and address of beneficial owner(1)	Shares of common stock beneficially owned	Shares of Series D preferred stock beneficially owned	Shares of Series E preferred stock beneficially owned	Preferred stock, warrants and options convertible into or exercisable for common stock within 60 Days of March 1, 2008	Total of common stock(2)	Percent of common stock(2)	Percent of Series D preferred stock(2)	Percent of Series E preferred stock(2)	Percent of common stock on an as converted basis(2)
5% SHAREHOLDERS
Entities affiliated with General Atlantic LLC(3)	—	2,545,455	7,333,332	45,460,340	45,460,340	—	72.3%	15.2%	54.7%
3 Pickwick Plaza Greenwich, Connecticut 06830

Campina Enterprises Limited and Cenwell Limited(4)	—	872,727	6,503,333	21,610,049	21,610,049	—	24.8%	13.5%	36.4%

Ace Paragon Holdings Limited and affiliates(5)	—	—	12,916,667	15,743,085	15,743,085	—	—	26.7%	29.5%
80 Robinson Road, 27th Floor Singapore 068898

Zaxis Equity Neutral and affiliates(6)	—	—	5,673,325	6,914,759	6,914,759	—	—	11.7%	15.5%
25 Orinda Way, Suite 300 Orinda, CA 94563

Crosslink Crossover Fund IV, L.P.	—	—	3,445,370	4,199,284	4,199,284	—	—	7.1%	10.0%
Two Embarcadero Center Suite 2200 San Francisco, California 94111

Permal U.S. Opportunities Limited(7)	—	—	3,334,673	4,064,364	4,064,364	—	—	6.9%	9.7%
25 Orinda Way, Suite 300 Orinda, CA 94563

Name and address of beneficial owner(1)	Shares of common stock beneficially owned		Shares of Series D preferred stock beneficially owned	Shares of Series E preferred stock beneficially owned	Preferred stock, warrants and options convertible into or exercisable for common stock within 60 Days of March 1, 2008		Total of common stock(2)	Percent of common stock(2)	Percent of Series D preferred stock(2)	Percent of Series E preferred stock(2)	Percent of common stock on an as converted basis(2)
Passport Master Fund., L.P.(8)	—		—	2,620,833	3,194,322		3,194,322	—	—	5.4%	7.8%
One Sansome Street 39th Floor San Francisco, California 94104

Vectis-CP Holdings, LLC(9)	5,672,378		—	—	—		5,672,378	15.1%	—	—	15.1%
345 California Street, Suite 3300 San Francisco, California 94104

Peter Kellner and affiliated entities(10)	3,419,727		—	2,266,855	3,075,979		6,495,706	9.1%	—	4.7%	15.9%
c/o Richmond Management, LLC 645 Madison Avenue, 20th Floor New York, NY 10022

DIRECTORS AND NAMED EXECUTIVE OFFICERS
Mark J. Ferrer	1,135,853	(11)	—	—	1,995,523	(12)	3,131,376	3.0%	—	—	7.8%
James A. Clark	33,880		—	—	354,582	(13)	388,462	*	—	—	1.0%
Mark E. Palomba	41,570		—	—	354,582	(14)	396,152	*	—	—	1.0%
Barry Twohig	59,638		—	—	175,684	(15)	235,322	*	—	—	*
Donald Dew	15,322		—	—	77,710	(16)	93,032	—	—	—	*
Mario Bobba	—		—	—	214,282	(17)	214,282	—	—	—	*
Ross Dove	—		—	—	104,583	(18)	104,583	—	—	—	*
Tom Tinsley(19)	—		2,545,455	7,333,332	45,564,923	(20)	45,564,923	—	72.3%	15.2%	54.7%
Michael J. Shannahan	—		—	—	103,020	(21)	103,020	—	—	—	*
Frost R.R. Prioleau	—		—	—	104,583	(22)	104,583	—	—	—	*
Gerald Ma Lai Chee	—		872,727	6,503,333	21,622,549	(23)	21,622,549	—	24.8%	13.5%	36.5%
All Named Executive Officers and current directors, and executive officers as a group (11 persons)(24)	1,286,263		3,148,182	13,836,665	70,672,020		71,958,283	3.4%	97.1%	28.6%	66.4%

*	Amount represents less than 1% of the indicated class or classes of stock.

(1)	Unless otherwise indicated, the address for each of the executive officers and directors is c/o Critical Path, Inc., 42-47 Lower Mount Street, Dublin 2, Ireland.

(2)	Applicable percentage ownership of common stock is based on 37,688,297 shares of common stock issued and outstanding as of March 1, 2008. Applicable percentage ownership of Series D preferred stock is based on 3,520,537 shares of Series D preferred stock issued and outstanding on March 1, 2008. Applicable percentage ownership of Series E preferred stock is based on 48,341,620 shares of Series E preferred stock issued and outstanding on March 1, 2008. In calculating the percentage ownership of the common stock, as a separate class of stock, we have excluded any shares of preferred stock convertible into shares of common stock and any shares of common stock that person has a right to acquire within 60 days of March 1, 2008.

(3)	According to a Schedule 13D/A filed on December 7, 2007, General Atlantic LLC (GA LLC), General Atlantic Partners 74, L.P. (GAP 74), GapStar, LLC (GapStar), GAP Coinvestment Partners II, L.P. (GAPCO II), GAPCO Management GmbH (Management GmbH) and GAPCO GmbH & Co. KG (KG), in the aggregate, beneficially own (i) 2,545,455 shares of Series D preferred stock of which GAP 74, GapStar and GAPCO II own 2,091,218 shares, 159,091 shares and 295,146 shares, respectively; (ii) 7,333,332 shares of Series E preferred stock of which GAP 74, GapStar, GAPCO II and KG own 6,070,185 shares, 466,928 shares, 783,036 shares and 13,183 shares, respectively; and (iii) Series F warrants to purchase 176,784 shares of Series F preferred stock of which GAP 74, GapStar, GAPCO II and KG own 146,615 warrants, 11,358 warrants, 18,526 warrants and 285 warrants, respectively. GA LLC is the general partner of GAP 74 and the sole member of GapStar. The general partners of GAPCO II are also Managing Directors of GA LLC. Management GmbH is the general partner of KG. The Managing Directors of GA LLC have investment and voting power over KG and Management GmbH. GAP 74, GA LLC, GapStar, GAPCO II, KG and Management GmbH (collectively, the GA Group) are a “group” within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as amended. Because the GA Group beneficially owns, in the aggregate, in excess of the 10% of our outstanding shares of common stock, the GA Group is considered an affiliate. The address of the GA Group (other than KG and Management GmbH) is c/o General Atlantic Service Company, LLC, 3 Pickwick Plaza, Greenwich, Connecticut 06830. The address of KG and Management GmbH is c/o General Atlantic GmbH,
Koenigsallee 62, 40212 Duesseldorf, Germany. The number of shares of common stock into which the Series D preferred stock and the Series E preferred stock convert as reflected in the table includes the accretion of dividends through April 29, 2008.

(4)	According to the Schedule 13D/A filed on December 11, 2007, Cheung Kong (Holdings) Limited (Cheung Kong) and its affiliates beneficially own (i) 872,727 shares of Series D preferred stock of which Campina and Cenwell own 436,363 shares and 436,364 shares, respectively; (ii) 6,503,333 shares of Series E preferred stock of which Campina and Cenwell own 3,390,000 shares and 3,113,333 shares, respectively; and (iii) Series F warrants to purchase 176,784 shares of Series F preferred stock which are owned by Campina. The number of shares of common stock into which the Series D preferred stock and the Series E preferred stock convert as reflected in the table includes the accretion of dividends through April 29, 2008. The address of Campina is c/o Cheung Kong (Holdings) Limited, 8th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong. The address of Cenwell is c/o Hutchison Whampoa Limited, 22nd Floor, Hutchison House, 10 Harcourt Road, Hong Kong.

(5)	According to a Schedule 13D/A filed on December 21, 2006 by Ace Paragon Holdings Limited (Ace Paragon), Strategic Global Asset Management PCC Limited (PCC), The March Charitable Trust (March Trust), and SG Hambros Trust Company (Channel Islands) Limited f/k/a SG Hambros Trust Company (Guernsey) Limited (SG Trust, and together with Ace Paragon, PCC and March Trust, the Reporting Persons), report beneficial ownership of 12,916,667 shares of Series E preferred stock. PCC as the sole shareholder of Ace Paragon, the March Trust as the sole shareholder of the management shares of PCC and SG Trust as the trustee of the March Trust and as investment advisor to PCC report shared voting and dispositive power with respect to and beneficially own 12,916,667 shares of Series E preferred stock. As of the date of the Schedule 13D/A, Societe Generales, S.A. (SG) is the ultimate parent company of the Reporting Persons, and SG, its executive officers and directors, and its direct and indirect subsidiaries (other than Reporting Persons), may be deemed to beneficially own the shares held by the Reporting Persons. The number of shares of common stock into which the Series E preferred stock convert as reflected in the table includes the accretion of dividends through April 1, 2008.

(6)	Based on our records, Zaxis Equity Neutral, L.P., Zaxis Institutional Partners, L.P., Zaxis Offshore Limited, Zaxis Institutional Offshore, and Zaxis Partners, L.P. (collectively, Zaxis) in the aggregate own 5,673,325 shares of Series E preferred stock. Of the shares of Series E preferred stock, Zaxis Equity Neutral, L.P., Zaxis Institutional Partners, L.P., Zaxis Offshore Limited, Zaxis Institutional Offshore, and Zaxis Partners, L.P. own 201,869 shares, 904,923 shares, 3,019,726 shares, 399,972 shares and 1,146,835 shares, respectively. According to a Schedule 13G/A filed on February 14, 2008 by Apex Capital, LLC and Sanford J. Colen (Colen) (collectively, Apex), report shared voting and dispositive power over the portion of the securities beneficially owned by Zaxis and Permal U.S. Opportunities Limited equal to 9.9% of our then outstanding shares of common stock. The number of shares of common stock into which the Series E preferred stock convert as reflected in the table includes the accretion of dividends through April 29, 2008.

(7)	According to a Schedule 13G/A filed on February 14, 2008 by Apex, reports shared voting and dispositive power over the portion of the securities beneficially owned by Permal U.S. Opportunities Limited and Zaxis equal to 9.9% of our then outstanding shares of common stock.

(8)	According to a Schedule 13G/A filed on February 14, 2008 by Passport Global Master Fund SPC Ltd. for and on behalf of Portfolio A—Global Strategy (Fund I), Passport Management, LLC (Passport Management), Passport Holdings, LLC (Passport Holdings), Passport Capital, LLC (Passport Capital) and John Burbank (Burbank), report beneficial ownership of 2,620,833 shares of Series E preferred stock. Burbank is the sole managing member of Passport Capital, and Passport Capital is the sole managing member of Passport Holdings and Passport Management. Passport Management is the investment manager to Fund I. As a result, each of Passport Management, Passport Holdings, Passport Capital and Burbank may be considered to share the power to vote or direct the vote of, and the power to dispose or direct the disposition of, the shares owned of record by Fund I. The number of shares of Common Stock into which the Series E preferred stock convert as reflected in the table includes the accretion of dividends through April 29, 2008.

(9)	According to a Schedule 13D/A filed on March 11, 2008, Vectis CP Holdings, LLC beneficially owns 5,672,378 shares of common stock. Vectis Group, LLC, the managing member of Vectis CP Holdings, LLC, and Matthew Hobart, the managing member of Vectis Group, LLC, may be deemed to have beneficial ownership of the shares held by Vectis CP Holdings, LLC. Matthew Hobart has sole voting and investment power over such shares.

(10)	According to a Schedule 13D/A filed on December 11, 2007, Peter Kellner (Mr. Kellner), Richmond CP LLC (Richmond CP), Richmond I, LLC (Richmond I), and Richmond III, LLC (Richmond III) report beneficial ownership of 6,451,896 shares of common stock of which 6,451,896, 696,056 and 2,314,452 shares of common stock are beneficially owned by Richmond CP, Richmond I and Richmond III, respectively. Of the amount of shares of common stock beneficially owned by Richmond CP, 321,420 are issuable upon conversion of shares of our Series F preferred stock issuable upon currently exercisable Series F warrants and 1,993,032 are issuable upon conversion of shares of Series E preferred stock. Mr. Kellner is the managing member of Richmond CP, Richmond I and Richmond III and has voting and dispositive power over the shares owned by Richmond CP, Richmond I and Richmond III. Mr. Kellner, Richmond I and Richmond III agreed to transfer all securities of the Company beneficially owned by them to Richmond CP on December 5, 2007. In addition, relatives and related entities to Mr. Kellner agreed to transfer all securities of the Company beneficially owned by them, totaling 1,269,468 shares of common stock and 717,717 shares of common stock issuable upon conversion of shares of Series E preferred stock in the aggregate, to Richmond CP on December 5, 2007. The number of shares of common stock into which the Series E preferred stock convert as reflected in the table includes the accretion of dividends through April 29, 2008.

(11)	Includes 129,314 shares subject to the right of repurchase as of March 1, 2008, which lapses over time, and 916,613 shares held by Mr. Ferrer’s spouse.

(12)	Consists of 1,995,523 shares subject to options exercisable within 60 days of March 1, 2008.

(13)	Consists of 354,582 shares subject to options exercisable within 60 days of March 1, 2008.

(14)	Consists of 354,582 shares subject to options exercisable within 60 days of March 1, 2008.

(15)	Consists of 175,684 shares subject to options exercisable within 60 days of March 1, 2008.

(16)	Consists of 77,710 shares subject to options exercisable within 60 days of March 1, 2008.

(17)	Consists of 214,282 shares subject to options exercisable within 60 days of March 1, 2008.

(18)	Consists of 104,583 shares subject to options exercisable within 60 days of March 1, 2008.

(19)	Mr. Tinsley is a Managing Director of GA LLC and a general partner of GAPCO II. See footnote 3 above. The address of Mr. Tinsley is 2401 Pennsylvania Avenue, NW, Washington, D.C. 20037.

(20)	Includes 34,754,492 shares issuable upon the conversion of the Series D preferred stock, 8,938,008 shares issuable upon the conversion of the Series E preferred stock and the Series F warrants which are convertible into 1,767,840 shares of common stock. See footnote 3 above. Mr. Tinsley has no pecuniary interest in any of the securities owned by KG. Mr. Tinsley disclaims beneficial ownership of the securities described in footnote 3 above except to the extent of his pecuniary interest therein. Also includes 104,583 shares subject to options exercisable within 60 days of March 1, 2008.

(21)	Consists of 103,020 shares subject to options exercisable within 60 days of March 1, 2008.

(22)	Consists of 104,583 shares subject to options exercisable within 60 days of March 1, 2008.

(23)	Includes 12,500 shares subject to options exercisable within 60 days of March 1, 2008. Pursuant to that certain Stock Option Waiver and Cancellation Agreement dated December 5, 2007 between the Company and Mr. Ma, the parties agreed to cancel all of the options previously granted to Mr. Ma immediately prior to the closing of the merger.

(24)	Includes shares beneficially owned by the directors, and executive officers as a group including the named executive officers. Includes 3,601,632 shares subject to options exercisable within 60 days of March 1, 2008 held by the directors and executive officers.

PRIOR PURCHASES AND SALES OF OUR COMMON STOCK

By the Company

The company has not purchased any of its outstanding securities in the past two years.

By the Affiliated Shareholders

On December 20, 2006, Great Affluent Limited, an indirect wholly owned subsidiary of CK Life Sciences International (Holdings) Inc., an affiliate of CKH, transferred 6,416,667 shares of Series E preferred stock to Ace Paragon for consideration in the amount of $7,667,794.

Other than as disclosed above, none of the affiliated shareholders have purchased securities of the Company within the last two years.

Transactions in Securities of the Company in the Last 60 Days

The Company

On February 7, 2008 and February 28, 2008, Mark Ferrer, the Chairman of our board of directors gifted 44,210 shares and 42,552 shares, respectively, of our common stock to his spouse. Other than this transaction, none of our directors or executive officers have acquired or disposed of any securities of the Company in the last 60 days.

The Affiliated Shareholders

None of the affiliated shareholders or their affiliates, or any of their respective directors, executive officers, members, partners, associates or majority owned subsidiaries has acquired or disposed of any securities of the Company in the last 60 days, other than the conversion of Series D preferred stock into common stock by certain of the General Atlantic shareholders and the CKH shareholders pursuant to the terms of the conversion and contribution agreement, as described elsewhere herein.

Prior Public Offerings

During the past three years, we have not made any underwritten public offering of securities for cash that was registered under the Securities Act or exempt from registration under Regulation A.

PAST CONTACTS, TRANSACTIONS, NEGOTIATIONS OR AGREEMENTS

Other than as described under “Special Factors—Background of the Transactions,” “The Merger—The Merger Agreement,” “The Recapitalization—The Voting Agreement and the Conversion and Contribution Agreement” and “The Recapitalization—The Note Exchange Agreement and the Exchange of Outstanding 13.9% Notes for Common Stock and Cancellation of Warrants to Purchase Shares of Series F Preferred Stock,” there have been no material negotiations, transactions, or contacts between the affiliated shareholders and the Company during the past two years.

Prior Public Offerings

During the past three years, none of the affiliated shareholders has made any underwritten public offering of securities for cash that was registered under the Securities Act or exempt from registration under Regulation A.

INFORMATION ABOUT MANAGEMENT OF THE COMPANY AND THE AFFILIATED SHAREHOLDERS

The Company

The following are the executive officers and directors of Critical Path. The business address for all the executive officers and directors listed below is 42-47 Lower Mount Street, Dublin 2, Ireland. The business telephone number of all of the executive officers and directors listed below is (415) 541-2500.

With the exception of Donald Dew, Barry Twohig, Mario Bobba and Gerald Ma who are citizens of Canada, Ireland, Italy and Hong Kong, SAR, respectively, each of the executive officers and directors of Critical Path is a U.S. citizen. During the last five years, none of Critical Path, its executive officers or directors has been (1) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (2) a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Mark E. Palomba has served as Chief Executive Officer since July 12, 2007 and as a director since November 2007. Prior to holding this position, Mr. Palomba served as our Executive Vice President, Worldwide Sales and Field Operations from January 2006 to July 12, 2007. From May 2004 to January 2006, Mr. Palomba served as our Executive Vice President, Worldwide Services, Support and Asia Pacific. Prior to joining Critical Path, Mr. Palomba served as Senior Vice President, Global Operations at Vastera, Inc. from February 2000 to December 2003. Prior to joining Vastera, Mr. Palomba served as Senior Vice President of Consulting for Baan Americas, a software company from January 1999 to February 2000 and as Vice President of Consulting, Client Services for Aurum Software from July 1998 to January 1999. From 1982 to July 1998, Mr. Palomba held numerous positions with the IBM Corporation.

James A. Clark has served as Executive Vice President and Chief Financial Officer since February 2004. Prior to joining Critical Path, from January 2002 to October 2003, he was the chief financial officer at Diversified Healthcare Services, Inc., which was acquired by Fair Isaac Corporation. Before that, he was the chief financial officer at several software and services businesses, including StellarNet, Inc. from February 2001 to January 2002, Netopia, Inc. from November 1994 to February 2001 and Integral Systems, Inc. from November 1985 to November 1994. He is a certified public accountant.

Donald Dew has served as Chief Technology Officer since January 2006. From March 2000 to January 2006, Mr. Dew served Critical Path in various capacities in the engineering department and in the office of the Chief Technology Officer and, most recently, as Vice President, Product Management.

Barry Twohig has served as Executive Vice President, Engineering since October 2002 and as Vice President, Messaging since November 2000, after joining us as a result of the acquisition of ISOCOR Corporation, where he held Director of Engineering and other engineering management positions, since February 1995. From August 1988 to January 1995, Mr. Twohig served in various roles at Retix Corporation.

Mark J. Ferrer has served as a director since May 2004 and as Chairman of the Board since February 2005. Since June 2007, Mr. Ferrer has served as Vice President and General Manager, Software Americas, of the Hewlett-Packard Company. Mr. Ferrer served as the Company’s Chief Executive Officer from the end of March 2004 until June 2007 (though he provided services to the Company and was compensated through July 2007 while we transitioned to a new Chief Executive Officer). Prior to joining Critical Path, Mr. Ferrer served as president and chief executive officer of Vastera, Inc. from February 2002 to November 2003 and prior to that as its president and chief operating officer from December 1999 to November 2003. From April 1998 to December 1999, Mr. Ferrer held various management positions with the Baan Company, serving as president of Baan Americas and as chief operating officer of Aurum Software. From June 1982 to April 1998, Mr. Ferrer served in various roles at IBM Corporation. Mr. Ferrer serves on the board of directors of Plateau Systems, a private company, and of Teach for America, DC, a not-for-profit corporation.

Mario Bobba has served as a director since July 2005. From February 2005 to June 2005, Mr. Bobba served as General Manager, Worldwide Sales of Critical Path. From January 2000 to February 2005, Mr. Bobba served in various sales management positions for Critical Path, covering the European, Middle Eastern, African and Latin American regions.

Ross M. Dove has served as a director since April 2003. Mr. Dove is the Executive Chairman of DoveBid, Inc. From 1980 to August 2005, Mr. Dove served as chairman and chief executive officer of DoveBid.

Frost R. R. Prioleau has served as director since February 2004. From September 2003 to the present, he has served as the managing partner of Blue Bridge Capital. Since January 2004, Mr. Prioleau has served as the Chief Executive Officer of Nova Media GP, LLC. Mr. Prioleau also serves as the Chief Executive Officer of Personifi GP, LLC. From December 2000 to August 2002, Mr. Prioleau served as the President of Intraware, Inc., an internet software/services company. From May 2000 to December 2000, Mr. Prioleau served as the Executive Vice President of eServices of Intraware, Inc. From 1989 to 1998, Mr. Prioleau served as the President and Chief Executive Officer of Plynetics Express Corporation, a company that provides rapid-response prototyping and manufacturing services.

Michael J. Shannahan has served as a director since May 2004. Since February 2005, Mr. Shannahan has served as Chief Financial Officer of Medsphere Systems Corporation. Prior to joining Medsphere Systems, Mr. Shannahan held the position of chief financial officer at a variety of companies, including Chordiant Software, MySimon, Inc., Tri Strata, Inc., Net Objects, Inc. and Broderbund Software, Inc. From February 2001 until August 2001, Mr. Shannahan served as Chief Financial Officer of Broadband Office, which filed for bankruptcy in May 2001. Before that, Mr. Shannahan was a partner at KPMG Peat Marwick. He serves on the board of directors and audit committee of Kana Software, Inc.

Gerald Ma has served as a director since August 2007 after being nominated by the CKH shareholders, pursuant to the terms of the Amended and Restated Stockholders Agreement of the Company dated November 26, 2003. As a designated director of the CKH shareholders in their capacity as holders of our Series E preferred stock, Mr. Ma’s service on the board of directors is at the discretion of the CKH shareholders. As a director, Mr. Ma is not engaged in, and does not manage, the day-to-day operations of the Company. Mr. Ma, is Director, Corporate Strategy Unit and Chief Manager, Corporate Business Development, of Cheung Kong (Holdings) Limited, joined Cheung Kong Group in February 1996. Mr. Ma is neither an executive officer nor director of any of CKH (whose principal management and policies are determined by the executive directors on its board of directors) or the CKH shareholders. Mr. Ma is not in charge of any of the principal business units of CKH, and he does not hold a controlling equity interest in CKH or the CKH shareholders. He is a Director of AMTD Financial Planning Limited, iBusiness Corporation Limited, CK Communications Limited, Beijing Net-Infinity Technology Development Company Limited, mReferral Corporation (HK) Limited and Silk Telecom Pty Limited. He is also a Non-Executive Director of ARA Asset Management (Prosperity) Limited and The Ming An (Holdings) Company Limited. He has over 17 years of experience in banking, investment and portfolio management, real estate development and marketing, and managing technology related ventures. He holds a Bachelor of Commerce degree in Finance and a Master of Arts degree in Global Business Management. He is a committee member of the Finance and Hospitality Services Committee of Caritas Hong Kong and a member of the Chancellor’s Circle of the University of British Columbia, Canada.

Tom Tinsley has served as a director since May 2004 and as Lead Director of the Board of Directors since January 2005. Mr. Tinsley was appointed to the Board of Directors in May 2004 by the holders of a majority of the outstanding shares of Series D preferred stock pursuant to the terms of the Amended and Restated Stockholders Agreement of the Company dated November 26, 2003 and will serve until the earlier of his resignation, his removal by holders of a majority of the outstanding shares of Series D preferred stock or such time as there are fewer than 500,000 shares of Series D preferred stock outstanding. As a designated director of the General Atlantic shareholders in their capacity as holders of our Series D preferred stock, Mr. Tinsley’s service on the board of directors is at the discretion of the General Atlantic shareholders. As a director, Mr. Tinsley is not engaged in, and does not manage, the day-to-day operations of the Company. Mr. Tinsley is a Managing Director of General Atlantic LLC. Prior to joining General Atlantic, Mr. Tinsley served in a variety of executive positions with Baan Company, NV, including chairman and chief executive officer of Baan

Company’s management board. Before that, he was a director at McKinsey & Company. In addition, Mr. Tinsley is a director at Xchanging plc, BMC Software, Inc. and Philanthropic Research, Inc and serves on the Advisory Board of the Kellogg Institute for International Studies at the University of Notre Dame.

The Affiliated Shareholders

CP Holdco, LLC and CP Merger Co.

CP Holdco, LLC is a Delaware limited liability company formed on November 19, 2007, solely for the purpose of entering into the merger agreement and completing the proposed merger and has not engaged in any other business operations. Parent’s principal executive offices are located at c/o General Atlantic Service Company, LLC, 3 Pickwick Plaza, Greenwich, Connecticut 06830 and its telephone number is (203) 629-8600. The members of Parent are General Atlantic Partners 74, L.P., a Delaware limited partnership, GapStar, LLC, a Delaware limited liability company, GAP Coinvestment Partners II, L.P., a Delaware limited partnership, GAPCO GmbH & Co. KG, a German limited partnership, Campina Enterprises Limited, a British Virgin Islands Corporation, Cenwell Limited, a British Virgin Islands Corporation and Richmond CP LLC, a Delaware limited liability company. It is anticipated that Vectis, a Delaware limited liability company, will join Parent as a member prior to the effective time of the merger.

GAP 74, GapStar and GAPCO are located at c/o General Atlantic Service Company, LLC, 3 Pickwick Plaza, Greenwich, Connecticut 06830, and the telephone number at such address is (203) 629-8600. KG is located at c/o General Atlantic GmbH, Koenigsallee 62, 40212 Duesseldorf, Germany, and the telephone number at such address is 49-211-602-88880. Campina is located at 7th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong, and the telephone number at such address is 852-2128-8888. Cenwell is located at 22nd Floor, Hutchison House, 10 Harcourt Road, Hong Kong, and the telephone number at such address is 852-2128-1188. Richmond is located at c/o Richmond Management LLC, 645 Madison Avenue, 20th Floor, New York, New York 10022, and the telephone number at such address is (212) 920-2551.

Vectis is located at 645 California Street, Suite 3300, San Francisco, California, 94104, and the telephone number at such address is (415) 743-1610.

Each of the members of Parent own securities of the Company. Each of the members is engaged in acquiring, holding and disposing of interests in various companies for investment purposes.

CP Merger Co. is a California corporation and wholly owned subsidiary of Parent incorporated on November 20, 2007, solely for the purpose of entering into the merger agreement and completing the proposed merger and has not engaged in any other business operations. Merger Sub’s principal executive offices are located at c/o General Atlantic Service Company, LLC, 3 Pickwick Plaza, Greenwich, Connecticut 06830 and its telephone number is (203) 629-8600.

The following are the managers, directors and officers of Parent and of Merger Sub. The business address for Tom Tinsley, Matthew Nimetz, Thomas Murphy and David Rosenstein is c/o General Atlantic Service Company, LLC, 3 Pickwick Plaza, Greenwich, CT 06830, and the business telephone number of each such person is (203) 629-8600. The business address for Gerald Ma and Edmond Tak Chuen Ip is c/o Campina Enterprise Limited, 7th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong, and the business telephone number of each such person is 852-2128-8001. Unless otherwise indicated below, each manager, director or officer of Parent or Merger Sub has held his position or positions since November 2007 and is a citizen of the United States.

Tom Tinsley is a manager and President of Parent and a director and President of Merger Sub. Mr. Tinsley is also a director of the Company. For Mr. Tinsley’s material occupations, positions, offices or employment during the past five years, refer to “—General Atlantic,” below.

Gerald Ma is a manager and Vice President and Secretary of Parent and a director and Vice President and Secretary of Merger Sub. Mr. Ma is also a director of the Company. Mr. Ma, who has been with CKH since

February 1996, is Director, Corporate Strategy Unit and Chief Manager, Corporate Business Development at CKH. Mr. Ma is a Director of AMTD Financial Planning Limited, iBusiness Corporation Limited, CK Communications Limited, Beijing Net-Infinity Technology Development Company Limited, mReferral Corporation (HK) Limited and Silk Telecom Pty Limited. Mr. Ma is also a Non-executive Director of The Ming An (Holdings) Company Limited and ARA Asset Management (Prosperity) Limited. Mr. Ma holds a Bachelor of Commerce degree in Finance and a Master of Arts degree in Global Business Management. Mr. Ma is a citizen of Hong Kong, SAR.

Matthew Nimetz is a manager and Vice President of Parent and Vice President of Merger Sub. For Mr. Nimetz’s material occupations, positions, offices or employment during the past five years, refer to “—General Atlantic,” below.

Edmond Tak Chuen Ip is a manager and Vice President of Parent and Vice President of Merger Sub. Mr. Ip was a director of the Company from January 2005 to January 2007. Mr. Ip has been an Executive Director of CKH since 1993 and Deputy Managing Director of CKH since 2005. He is also an Executive Director and Deputy Chairman of Cheung Kong Infrastructure Holdings Limited, the Senior Vice President and Chief Investment Officer of CK Life Sciences Int’l., (Holdings) Inc., a Non-executive Director of TOM Group Limited and a Director of ARA Asset Management (Singapore) Limited and ARA Trust Management (Suntec) Limited. He holds a Bachelor of Arts degree in Economics and a Master of Science degree in Business Administration. Mr. Ip is a citizen of the United Kingdom.

David A. Rosenstein is Vice President and Assistant Secretary of Parent and Vice President and Assistant Secretary of Merger Sub. For Mr. Rosenstein’s material occupations, positions, offices or employment during the past five years, refer to “—General Atlantic,” below.

Thomas J. Murphy is Vice President, Treasurer and Chief Financial Officer of Parent and Vice President, Treasurer and Chief Financial Officer of Merger Sub. For Mr. Murphy’s material occupations, positions, offices or employment during the past five years, refer to “—General Atlantic,” below.

During the last five years, none of Parent, Merger Sub or any of their members, managers, directors or officers has been (1) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (2) a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

General Atlantic Shareholders

General Atlantic LLC (formerly known as General Atlantic Partners, LLC), a Delaware limited liability company (referred to herein as “General Atlantic”), is the general partner of GAP 74 and the sole member of GapStar. The Managing Directors of General Atlantic are Steven A. Denning (Chairman), William E. Ford (Chief Executive Officer), H. Raymond Bingham, Peter L. Bloom, Mark F. Dzialga, Klaus Esser, William O. Grabe, Abhay Havaldar, David C. Hodgson, Rene M. Kern, Jonathan Korngold, Christopher G. Lanning, Jeff Leng, Anton J. Levy, Marc F. McMorris, Thomas J. Murphy, Matthew Nimetz, Ranjit Pandit, Andrew C. Pearson, Raul Rai, David A. Rosenstein, Sunish Sharma, Franchon M. Smithson, Tom C. Tinsley, Oliver Thum, Sean Tong, Philip P. Trahanas and Florian P. Wendelstadt (collectively referred to herein as the “GA Managing Directors”). The general partners of GAPCO are GA Managing Directors. GAPCO Management GmbH, a German corporation (referred to herein as “GmbH Management”), is the general partner of KG. GmbH Management is located at c/o General Atlantic GmbH, Koenigsallee 62, 40212 Duesseldorf, Germany, and the telephone number at such address is 49-211-602-88880. General Atlantic, GAP 74, GapStar, GAPCO, KG and GmbH Management are each engaged in acquiring, holding and disposing of interests in various companies for investment purposes.

The business address of each of the GA Managing Directors (other than Messrs. Esser, Thum, Leng, Tong, Havaldar, Pandit, Rai, Sharma, Bingham, McMorris, Tinsley and Wendelstadt) is General Atlantic Service

Company, LLC, 3 Pickwick Plaza, Greenwich, Connecticut 06830, and the telephone number at such address is (203) 629-8600. The business address of Messrs. Esser and Thum is General Atlantic GmbH, Koenigsallee 62, 40212, Duesseldorf, Germany, and the telephone number at such address is 49-211-602-88880. The business address of Messrs. Leng and Tong is General Atlantic Service Company, LLC, 18/F One International Finance Centre, 1 Harbour View Street, Central, Hong Kong, and the telephone number at such address is 852 3602 2600. The business address of Messrs. Havaldar, Pandit, Rai and Sharma is General Atlantic Private Limited, 151-152, 15th Floor, Maker Chamber VI, 220 Nariman Point, Mumbai 400 021, India, and the telephone number at such address is 91 22 66561400. The business address of Messrs. Bingham and McMorris is General Atlantic Service Company, LLC, 228 Hamilton Avenue, Palo Alto, California 94301, and the telephone number at such address is (650) 251-7800. The business address of Mr. Tinsley is General Atlantic Service Company, LLC, 2401 Pennsylvania Avenue N.W., Washington D.C. 20037, and the telephone number at such address is (202) 263-5820. The business address of Messrs. Bernstein and Wendelstadt is General Atlantic Limited, 83 Pall Mall, Fourth Floor, London SW1Y 5ES, United Kingdom, and the telephone number at such address is 44 20 7484-3200.

The present principal occupation or employment of each of the GA Managing Directors is as a Managing Director of General Atlantic. Mr. Tinsley is also a manager and President of Parent, a director and President of Merger Sub, and a director of the Board of Directors of the Company. Mr. Murphy is also Vice President, Treasurer and Chief Financial Officer of Parent and Vice President, Treasurer and Chief Financial Officer of Merger Sub. Mr. Nimetz is also a manager and Vice President of Parent and Vice President of Merger Sub. Mr. Rosenstein is also Vice President and Assistant Secretary of Parent and Vice President and Assistant Secretary of Merger Sub.

The material occupations, positions, offices or employment during the past five years of each of the GA Managing Directors are set forth below. Directorships set forth below are only with respect to publicly listed companies. Except as otherwise indicated below, each of the GA Managing Directors is a citizen of the United States.

Steven A. Denning is the Chairman of General Atlantic and has been with General Atlantic since 1980. Mr. Denning is a director of Eclipsys Corporation, Genpact Limited, Hewitt Associates, Inc., IHS Inc. and The Thomson Corporation.

William E. Ford is the Chief Executive Officer of General Atlantic and has been with General Atlantic since 1991. Mr. Ford is a director of NYMEX Holdings, Inc. and NYSE Euronext.

John Bernstein has been with General Atlantic since January 2008. Prior to joining General Atlantic, Mr. Bernstein was a partner at Advent International, where he led the European telecoms and technology investment practice. He is a citizen of the United Kingdom.

H. Raymond Bingham was a self-employed private investor from August 2005 to October 2006 prior to joining General Atlantic in November 2006. He was formerly with Cadence Design Systems, Inc., for 13 years, holding various positions, including Executive Chairman, President, Chief Executive Officer, and Chief Financial Officer. Mr. Bingham is a director of KLA-Tencor Corporation, Flextronics International Ltd., Oracle Corporation and STMicroelectronics N.V.

Peter L. Bloom has been with General Atlantic since 1996.

Mark F. Dzialga has been with General Atlantic since 1998. Mr. Dzialga is a director of Genpact Limited and Hexaware Technologies Limited.

Klaus Esser has been with General Atlantic since 2000. Mr. Esser is a director of CompuGROUP Holding AG. Mr. Esser is a citizen of Germany.

William O. Grabe has been with General Atlantic since 1992. Mr. Grabe is a director of Compuware Corporation, Gartner Inc., Lenovo Group Ltd. and Patni Computer Systems Ltd.

Abhay Havaldar has been with General Atlantic since 2002. Mr. Havaldar is a director of Jubilant Organosys Ltd. and Patni Computer Systems Ltd. Mr. Havaldar is a citizen of India.

David C. Hodgson has been with General Atlantic since 1982. Mr. Hodgson is a director of Dice Holdings, Inc. and Xchanging plc.

Rene M. Kern has been with General Atlantic since 1996. Mr. Kern is a director of Bolsa de Mercadorias y Futuros—BM&F S.A., Intec Telecom Systems plc and RiskMetrics Group, Inc. Mr. Kern is a citizen of the United States and Germany.

Jonathan Korngold has been with General Atlantic since 2001.

Christopher G. Lanning has been with General Atlantic since 2000.

Jeff Leng has been with General Atlantic since 2007. Prior to joining General Atlantic, Mr. Leng was a managing director at Warburg Pincus. Mr. Leng is a citizen of Hong Kong, SAR.

Anton J. Levy has been with General Atlantic since 1998. Mr. Levy is a director of Dice Holdings, Inc. and Mercado Libre, Inc.

Marc F. McMorris has been with General Atlantic since 1999.

Thomas J. Murphy has been with General Atlantic since 1994.

Matthew Nimetz has been with General Atlantic since 2000.

Ranjit Pandit has been with General Atlantic since 2007. Prior to joining General Atlantic, Mr. Pandit was a managing director at McKinsey & Company, Inc. Mr. Pandit is a citizen of the United States and India.

Andrew C. Pearson has been with General Atlantic since 1996.

Raul Rai been with General Atlantic since 2005. Prior to joining General Atlantic, Mr. Rai was a managing director and global co-head of Software Investment Banking at UBS. Mr. Rai is a citizen of India.

David A. Rosenstein has been with General Atlantic since 1997.

Sunish Sharma has been with General Atlantic since 2004. Prior to joining General Atlantic, Mr. Sharma was an engagement manager at McKinsey & Company, Inc. Mr. Sharma is a director of Hexaware Technologies Limited. Mr. Sharma is a citizen of India.

Tom Tinsley has been with General Atlantic since 1999. Mr. Tinsley is a director of Xchanging plc, Critical Path, Inc. and BMC Software, Inc.

Oliver Thum has been with General Atlantic since 2001. Mr. Thum is a citizen of Germany.

Sean Tong has been with General Atlantic since 2000. Mr. Tong is a director of Wuxi Pharmatech (Cayman), Inc. Mr. Tong is a citizen of China.

Philip P. Trahanas has been with General Atlantic since 2000. Mr. Trahanas is a director of SYS Technologies, Inc.

Florian P. Wendelstadt has been with General Atlantic since 1997. Mr. Wendelstadt is a director of Net 1 U.E.P.S. Technologies, Inc. Mr. Wendelstadt is a citizen of Germany.

None of General Atlantic, GAP 74, GapStar, GAPCO, KG, GmbH Management or any of the GA Managing Directors has, during the last five years, been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) a party to a civil proceeding of a judicial or administrative body of competent jurisdiction or subject to any judgment, decree or final order finding any violation of federal or state securities laws or enjoining future violations of, or prohibiting or mandating activities subject to, such laws.

CKH Shareholders

Following are the business addresses for the entities referred to in the director biographies below, each of which is engaged in acquiring, holding and disposing of interests in various companies and industry areas for investment purposes: (1) Campina and CKH, 7th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong, 852-2128-8888; (2) Cenwell and Hutchison Whampoa Limited, 22nd Floor, Hutchison House, 10 Harcourt Road, Hong Kong, 852-2128-1188; (3) Hutchison Whampoa (Europe) Limited and Hutchison Whampoa Properties (Europe) Limited, Hutchison House, 5 Hester Road, London SW11 4AN, United Kingdom, (44) 20-7350-5733, (4) Hutchison Europe Telecommunications S.a r.l., 7, rue du Marche aux Herbes, L-1728 Luxembourg; (5) Husky Energy Inc., 707-8th Avenue S.W., Box 6525, Station D, Calgary, Alberta, Canada, T2P 3G7; (6)0 TOM Group Limited, 48/F, The Center, 99 Queen’s Road Central, Central, Hong Kong and (7) Property Enterprises Development (Singapore) Pte Ltd., 150 Beach Road #17-03, Gateway West, Singapore 189720, (65) 6297-6133.

The present principal occupation or employment of each of the Directors listed below is as a director of Campina or Cenwell, as applicable. The material occupations, positions, offices or employment during the past five years of each of the Directors of Campina or Cenwell, as applicable, are set forth below.

Campina. Set forth below are the names and biographical information for each Director of Campina:

Edmond Tak Chuen Ip was a director of the Company from January 2005 to January 2007. Mr. Ip has been an Executive Director of CKH since 1993 and Deputy Managing Director of CKH since 2005. He is also an Executive Director and Deputy Chairman of Cheung Kong Infrastructure Holdings Limited, the Senior Vice President and Chief Investment Officer of CK Life Sciences Int’l., (Holdings) Inc., a Non-executive Director of TOM Group Limited and a Director of ARA Asset Management (Singapore) Limited and ARA Trust Management (Suntec) Limited. He holds a Bachelor of Arts degree in Economics and a Master of Science degree in Business Administration. Mr. Ip is a citizen of the United Kingdom.

Ezra Yee Wan Pau is an Executive Director of CKH. He also serves as a Director of Lion Cosmos Limited. Mr. Pau is a citizen of Hong Kong, SAR.

John Chin Sung Lau is President and Chief Executive Officer of Husky Energy, Inc. Mr. Lau also serves as a director of Great Affluent Limited and Lion Cosmos. Mr. Lau is a fellow member of the Institute of Chartered Accountants, the Australian Society of Accountants, the Hong Kong Society of Accountants, the Taxation Institute of Hong Kong and the Institute of Chartered Secretaries of Administrators of the United Kingdom. Mr. Lau is a citizen of Australia.

Annie May Ann Yeo is the General Manager of Property Enterprises Development (Singapore) Pte Ltd. Ms. Yeo is also a Director of Great Affluent Limited and Lion Cosmos. Ms. Yeo is a citizen of Singapore.

James Qi Wang is a Director of Great Affluent Limited, Lion Cosmos and WinTop Capital (Beijing) Inc. Mr. Wang is also the Chief Representative of the Beijing Office for CKH and Deputy General Manager of Beijing Oriental Plaza Co. Ltd. Mr. Wang holds a Bachelors degree in economics and a Masters degree in Management. Mr. Wang is a citizen of the People’s Republic of China.

Christian Nicolas Roger Salbaing is a Deputy Chairman of Hutchison Whampoa (Europe) Limited and he has been a Managing Director of Hutchison Europe Telecommunications S.a.r.l. since January 2001. Mr. Salbaing also serves as a Non-Executive Director of Hutchison Europe Telecommunications S.a.r.l. Mr. Salbaing holds an LL.L degree in Civil Law and a Juris Doctor degree. He is a member of the Bars of Quebec, California (inactive) and Paris. Mr. Salbaing is a citizen of both France and Canada.

Cenwell. Set forth below are the names and biographical information for each Director of Cenwell.

Susan Mo Fong Chow Woo is the Deputy Group Managing Director and Executive Director of Hutchison Whampoa Limited. In addition, Ms. Chow is an Executive Director of Cheung Kong Infrastructure Holdings Limited, Hutchison Harbour Ring Limited, Hongkong Electric Holdings Limited, Hutchison Global Communications Holdings Limited. Ms. Chow is also a Director of Hutchison Telecommunications (Australia) Limited and Partner Communications Company Ltd. and a Non-executive Director of TOM Group Limited and Hutchison Telecommunications International Limited. Ms. Chow is a solicitor and has a Bachelor of Science degree in Business Administration. Ms. Chow is a citizen of the United Kingdom.

Frank John Sixt is the Group Finance Director and Executive Director of Hutchison Whampoa Limited and is the Chairman of TOM Group Limited. Mr. Sixt is an Executive Director of Cheung Kong Infrastructure Holdings Limited, Hongkong Electric Holdings Limited and Hutchison Global Communications Holdings Limited and a Director of Hutchison Telecommunications (Australia) Limited, Husky Energy Inc. and Partner Communications Company Ltd. Additionally, Mr. Sixt is a Non-executive Director of Hutchison Telecommunications International Limited and CKH. Mr Sixt has Bachelor’s and Master’s degrees in Arts and a Bachelor’s degree in Civil Law and is a member of the Bar and the Law Society of the Provinces of Quebec and Ontario, Canada. Mr. Sixt is a citizen of Canada.

Edmond Wai Leung Ho is a Director of Hutchison Whampoa (Europe) Limited and Hutchison Whampoa Properties (Europe) Limited. Dr. Ho holds the following degrees in the field of civil engineering: Bachelor of Science, Master of Science, Doctor of Philosophy and an Imperial College Diploma. Dr. Ho is a citizen of the United Kingdom.

Christian Nicolas Roger Salbaing is a Deputy Chairman of Hutchison Whampoa (Europe) Limited and a Managing Director of Hutchison Europe Telecommunications S.a.r.l. Mr. Salbaing also serves as a Non-executive Director of Hutchison China MediTech Limited. Mr. Salbaing holds an LL.L degree in Civil Law and a Juris Doctor degree. He is a member of the Bars of Quebec, California (inactive) and Paris. Mr. Salbaing is a citizen of both France and Canada.

Robin Cheng Khoong Sng is a Director of Cenwell. Mr. Sng has a Bachelor’s degree in Commerce and a Master’s degree in Business Administration. Mr. Sng is a citizen of Singapore.

None of Campina, Cenwell or any of their Directors has, during the last five years, been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) a party to a civil proceeding of a judicial or administrative body of competent jurisdiction or subject to any judgment, decree or final order finding any violation of federal or state securities laws or enjoining future violations of, or prohibiting or mandating activities subject to, such laws.

Richmond Shareholders

The managing member of Richmond is Peter Kellner. Mr. Kellner is also the managing member of Richmond I, LLC and Richmond III, LLC, which together with Mr. Kellner are affiliated with Richmond.

Mr. Kellner’s principal occupation is to act as a private investor. He is the founder and managing director of Richmond Management, a New York based investment management and venture capital firm focused on communications technologies and technology-enabled services. Richmond is a Delaware limited liability company with the principal business of being a private investment limited liability company. Mr. Kellner has voting and dispositive power over Richmond.

During the last five years, neither Mr. Kellner nor Richmond (i) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); or (ii) has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

Mr. Kellner is a citizen of the United States of America. The business address and business telephone number for Mr. Kellner and Richmond is c/o Richmond Management LLC, 645 Madison Avenue, 20th Floor, New York, NY 10022, Telephone: (212) 920-2551.

Vectis

Matt Hobart is the managing member of Vectis Group, LLC (referred to herein as “Vectis Group”), which is the managing member of Vectis. Mr. Hobart has been a principal at TPG Growth, LLC since August 2004. Previously, Mr. Hobart was our Vice President, Corporate Development from 2001 until August 2004. Mr. Hobart has voting and dispositive power over the shares held by Vectis.

During the last five years, none of Mr. Hobart, Vectis Group or Vectis has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); or (ii) a party to a civil proceeding of a judicial or administrative body of competent jurisdiction or subject to any judgment, decree or final order finding any violation of federal or state securities laws or enjoining future violations of, or prohibiting or mandating activities subject to, such laws.

Mr. Hobart is a citizen of the United States. The business address and business telephone number for Mr. Hobart, Vectis Group and Vectis is TPG Growth, LLC, 345 California Street, Suite 3300, San Francisco, CA 94104, Telephone: (415) 743-1610.

Voting by Management of the Company and Affiliated Shareholders; Recommendation by Such Persons

The Company

The directors and executive officers of the Company have informed the Company that they intend to vote their shares of common stock, Series D preferred stock and Series E preferred stock in favor of the transactions. The board of directors has recommended that shareholders of the Company vote in favor of adopting the second amended and restated articles and in favor of adopting the merger agreement and approving the merger. None of our executive officers who is not also a director of the Company has made any recommendation in support of or opposed to the merger agreement or the transactions.

The Affiliated Shareholders

Parent is a party to the conversion and contribution agreement, pursuant to which (i) each of the General Atlantic shareholders party thereto and the CKH shareholders converted a certain number of their respective shares of Series D preferred stock into common stock on March 14, 2008 and (ii) each of the shareholders party thereto agrees to contribute immediately prior to the effective time of the merger all its shares of common stock to Parent for units of limited liability company interests of Parent.

Parent is also a party to the voting agreement, pursuant to which the shareholders party thereto agree to vote all their shares of common stock, Series D preferred stock and Series E preferred stock in favor of adopting the merger agreement and approving the merger and adopting the second amended and restated articles.

Mr. Tom Tinsley, a manager and President of Parent, a director and President of Merger Sub, a Managing Director of General Atlantic and a general partner of GAPCO, is a director of the Company. Mr. Gerald Ma, a manager and Vice President of Parent, a director and Vice President and Secretary of Merger Sub, and a Director, Corporate Strategy Unit and Chief Manager, Corporate Business Development at CKH, is a director of the Company. The Company’s board of directors has recommended that shareholders of the Company vote in favor of adopting the amendments to our existing articles and in favor of adopting the merger agreement and approving the merger. Messrs. Tinsley and Ma did not participate in the deliberation relating to or the approval of the transactions.

DESCRIPTION OF CAPITAL STOCK

In connection with the transactions, our existing articles will be amended and restated. The following summary describes the material terms of our existing articles as well as the effect of the filing of the second amended and restated articles, but it does not purport to describe all of the terms, of our existing articles or the second amended and restated articles. The full text of the form of second amended and restated articles is attached hereto as Annex H and is incorporated by reference herein. All shareholders are urged to read the second amended and restated articles in their entirety. The summary is qualified in its entirety by the California Corporations Code.

The second amended and restated articles will not become effective until immediately prior to the merger.

General

Under our existing articles, the total authorized capital stock of the Company consists of 200,000,000 shares of common stock, par value $0.001 per share, and 75,000,000 shares of preferred stock, par value $0.001 per share. The second amended and restated articles increase the number of authorized shares of common stock to 500,000,000.

Our common stock began trading on the NASDAQ Global Market under the symbol “CPTH” in March 1999. In November 2005, our common stock was delisted from the NASDAQ Global Market and began trading on the OTC Bulletin Board under the symbol “CPTH.OB”. Following the transactions, the common stock will no longer trade on the OTC Bulletin Board.

Common Stock

As of March 1, 2008, there were 37,688,297 shares of common stock outstanding. As of March 1, 2008, there were outstanding options to purchase 7,071,924 shares of our common stock at a weighted average exercise price of $0.81 per share. As of March 1, 2008, there were outstanding warrants to purchase 25,000 shares of our common stock at $2.49 per share.

The following material terms of our common stock will remain the same under the second amended and restated articles.

Dividends

Subject to the prior rights of the holders of our preferred stock, holders of common stock are entitled to receive such dividends and other distributions in cash, stock or property of the Company as may be declared by our board of directors from time to time, out of assets or funds legally available for dividends, provided that in the case of cash dividends or dividends of assets, we are required to declare and pay to the holders of our preferred stock on an as-converted basis any dividends declared or paid on the common stock.

Voting Rights

Each share of common stock is entitled to one vote per share on all matters submitted to our shareholders, including the election of directors. The holders of common stock generally vote together with the holders of our preferred stock as a single class.

Liquidation Rights

In the event of any dissolution, liquidation or winding up of the affairs of the Company, after payment or provision for payment of our debts and other liabilities and any amounts to which the holders of our preferred stock are entitled, our remaining assets and funds will be divided among the holders of the common stock.

Listing and Transfer Agent

Our common stock currently trades on the OTC Bulletin Board under the symbol “CPTH.OB”. Computershare Trust Company Inc. is the transfer agent and registrar for our common stock. Following the transactions, the common stock will no longer be listed on the OTC Bulletin Board and the Company will be the transfer agent and registrar for the common stock.

Blank Check Preferred Stock

Our existing articles authorize us to issue preferred in one or more series having designations, rights, and preferences determined from time to time by our board of directors. Accordingly, subject to applicable stock exchange rules and the terms of existing preferred stock, our board of directors is empowered, without the approval of the holders of common stock, to issue shares of preferred stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of common stock that are outstanding or proposed to be issued. In some cases, the issuance of preferred stock could delay a change of control or make it harder to remove present management. In addition, the voting and conversion rights of a series of preferred stock could adversely affect the voting power of holders of our common stock. Preferred stock could also restrict dividend payments to holders of our common stock. Subject to the rights of holders of our existing preferred stock we could create any new series or issue any additional shares of preferred stock.

Series F Redeemable Convertible Preferred Stock

As of March 1, 2008, no shares of our Series F preferred stock were outstanding. The Series F preferred stock has a par value of $0.001 per share. As of March 1, 2008, there were outstanding warrants to purchase 385,710 shares of our Series F preferred stock. These warrants are exercisable at $14.00 per share.

In connection with the recapitalization, all outstanding warrants to purchase shares of our Series F preferred stock will be cancelled, and the Series F preferred stock will be eliminated.

Dividends

The shares of Series F preferred stock rank pari passu to the Series E preferred stock and senior to all other capital stock of the Company with respect to the payment of dividends. Dividends on the shares of Series F preferred stock accrue at a simple annual rate of 5 3/4% whether or not our board of directors declares them. Dividends in respect of the Series F preferred stock will not be paid in cash but will be added to the value of the Series F preferred stock and will be taken into account for purposes of determining the liquidation preference, conversion rate, dividends and voting rights. We must declare or pay dividends on the Series F preferred stock when we declare or pay dividends to the holders of common stock. Except for dividends accruing to the Series D preferred stock, we may make no dividends or distribution with respect to any shares of capital stock unless all dividends accruing to the Series F preferred stock have already been paid.

Liquidation or Change of Control

In the event of a liquidation or change of control, we will pay each share of Series F preferred stock, prior to the payment of any other equity securities, an amount equal to the greater of the purchase price of the Series F preferred stock plus all accrued dividends or the value that would be paid to the holder of the number of shares of common stock into which such shares of Series F preferred stock are convertible immediately prior to the closing of such liquidation or change of control. A change of control includes, among others, any merger consolidation or other business combination transaction in which the shareholders owning a majority of our voting securities do not own a majority of our voting securities of the surviving entity, any tender, exchange or other offer whereby any person obtains a majority of the voting securities, any proxy contest in which a majority of the board of directors prior to such contest do not constitute a majority of the board of directors after such contest, any sale of all or substantially all of our assets or any other transaction that triggers the issuance of rights pursuant to our Shareholder Rights Plan (which issuance is not waived by the board of directors).

Calls for Redemption

All, but not less than all, of the shares of Series F preferred stock may be called for redemption, at our option, if on any date the average closing price per share of the common stock equals or exceeds four hundred percent (400%) of the sum of the per share purchase price of the Series F preferred stock and all accrued dividends through the most recent dividend accrual date for any 60 consecutive trading day period. We must provide notice of any such call for redemption within 30 days of such period and not less than 10 nor more than 30 days prior to the date set for redemption. The shares of Series F preferred stock must be called for redemption on July 9, 2008. Notice of the mandatory call for redemption must be given not less than 30 nor more than 60 days prior to the date set for redemption. In the case of any call for redemption, we must pay the applicable redemption price by wire transfer of immediately available funds or check within seven days after we receive surrendered certificates representing the shares of Series F preferred stock called for redemption. If we do not have sufficient funds available by law to redeem the Series F preferred stock on the date set for the mandatory call, the holders of shares of Series F preferred stock will share ratably any funds available by law for redemption. Any shares of Series F preferred stock that remain outstanding following the mandatory redemption date will thereafter continue to accrue dividends until redeemed. Any additional funds available by law for redemption will be used to redeem the balance or a portion of the balance of any shares as soon as practicable.

Voting

Each share of Series F preferred stock entitles its holder to vote at any shareholders’ meeting, on any matter entitled to be voted on by holders of our common stock, voting together as a single class with other shares entitled to vote on such matters. The voting formula for each share of Series F preferred stock is equal to the sum of $14.00 plus all accrued dividends for such share divided by $14.00.

In addition, holders of a majority of the outstanding shares of Series F preferred stock must approve:

•	Any amendment to the terms of the Series F preferred stock;

•	Any amendment to the number of authorized shares of Series F preferred stock and any issuance of shares of equity securities ranking senior to the Series F preferred stock; or

•

The redemption of any junior equity securities (other than repurchases from employees, officers, directors or consultants upon termination of service or in accordance with our stock option plans) or the payment of dividends to junior equity holders.

Conversion

Each share of Series F preferred stock will be convertible at any time at the option of the holder into the number of shares of common stock derived by dividing the purchase price of the Series F preferred stock plus all accrued dividends from the date of issuance through the most recent semi-annual dividend accrual date by $14.00, subject to certain antidilution provisions. The terms of the Series F preferred stock contain protection against dilution if the Company effects a subdivision or combination of common stock or in the event of a reclassification, recapitalization, stock split, stock dividend or other distribution payable in securities of the Company or any other person or cash, indebtedness or other assets, except that no adjustment for cash dividends will be made if the shares of Series F preferred stock are entitled to participate in those dividends.

Transfer Agent

The Company is the transfer agent and registrar for our Series F preferred stock.

Series E Redeemable Convertible Preferred Stock

As of March 1, 2008, there were 48,341,620 shares of our Series E preferred stock outstanding. The Series E preferred stock has a par value of $0.001 per share.

As part of the recapitalization, we will effect a 70,000-to-1 reverse stock split of our Series E preferred stock and cash out the remaining fractional shares. In addition, the second amended and restated articles provide that the Series E preferred stock is convertible into shares of our common stock upon the election of holders of a majority of Series E preferred stock to convert. Pursuant to the terms of the voting agreement, the affiliated shareholders, Dragonfield, Lion Cosmos, the Kellner parties, Ace Paragon and Crosslink, who, as of December 5, 2007, collectively held a majority of the outstanding Series E preferred stock, have agreed to, upon notice from any General Atlantic shareholder or CKH shareholder, elect to convert their shares of Series E preferred stock into common stock following the reverse stock split. Thus, following the transactions, no shares of Series E preferred stock will remain outstanding.

Dividends

The shares of Series E preferred stock rank pari passu to the Series F preferred stock and senior to all other capital stock of the Company with respect to the payment of dividends. Dividends on the shares of Series E preferred stock accrue at a simple annual rate of 5 3/4% whether or not our board of directors declares them.

Dividends in respect of the Series E preferred stock will not be paid in cash but will be added to the value of the Series E preferred stock and will be taken into account for purposes of determining the liquidation preference, conversion rate, dividends and voting rights. We must declare or pay dividends on the Series E preferred stock when we declare or pay dividends to the holders of common stock. Except for dividends accruing to the Series D preferred stock, we may make no dividends or distribution with respect to any shares of capital stock unless all dividends accruing to the Series E preferred stock have already been paid.

Liquidation or Change of Control

In the event of a liquidation or change of control, we will pay each share of Series E preferred stock, prior to the payment of any other equity securities, an amount equal to the greater of the purchase price of the Series E preferred stock plus all accrued dividends or the value that would be paid to the holder of the number of shares of common stock into which such shares of Series E preferred stock are convertible immediately prior to the closing of such liquidation or change of control. A change of control includes, among others, any merger consolidation or other business combination transaction in which the shareholders owning a majority of our voting securities do not own a majority of our voting securities of the surviving entity, any tender, exchange or other offer whereby any person obtains a majority of the voting securities, any proxy contest in which a majority of the board of directors prior to such contest do not constitute a majority of the board of directors after such contest, any sale of all or substantially all of our assets or any other transaction that triggers the issuance of rights pursuant to our Shareholder Rights Plan (which issuance is not waived by the board of directors).

The second amended and restated articles provide that the transactions do not constitute a change of control or liquidation. Accordingly, no payment with respect to such events shall be made to the holders of the Series E preferred stock.

Calls for Redemption

All, but not less than all, of the shares of Series E preferred stock may be called for redemption, at our option, after July 9, 2007 (the third anniversary of the date shares of Series E preferred stock were first issued), if on any date the average closing price per share of the common stock equals or exceeds four hundred percent (400%) of the sum of the per share purchase price of the Series E preferred stock and all accrued dividends through the most recent dividend accrual date for any 60 consecutive trading day period. We must provide notice of any such call for redemption within 30 days of such period and not less than 10 nor more than 30 days prior to the date set for redemption. The shares of Series E preferred stock must be called for redemption on July 9, 2008 (the fourth anniversary of the date shares of Series E preferred stock were first issued). Notice of the mandatory call for redemption must be given not less than 30 nor more than 60 days prior to the date set for redemption. In the case of any call for redemption, we must pay the applicable redemption price by wire transfer of immediately available funds or check within seven days after we receive surrendered certificates representing the shares of

Series E preferred stock called for redemption. If we do not have sufficient funds available by law to redeem the Series E preferred stock on the date set for the mandatory call, the holders of shares of Series E preferred stock will share ratably any funds available by law for redemption. Any shares of Series E preferred stock that remain outstanding following the mandatory redemption date will thereafter continue to accrue dividends until redeemed. Any additional funds available by law for redemption will be used to redeem the balance or a portion of the balance of any shares as soon as practicable.

Voting

Each share of Series E preferred stock entitles its holder to vote at any shareholders’ meeting, on any matter entitled to be voted on by holders of our common stock, voting together as a single class with other shares entitled to vote on such matters. The voting formula for each share of Series E preferred stock is equal to the sum of $1.50 plus all accrued dividends for such share divided by $1.50.

In addition, holders of a majority of the outstanding shares of Series E preferred stock must approve:

•	Any amendment to the terms of the Series E preferred stock;

•	Any amendment to the number of authorized shares of Series E preferred stock and any issuance of shares of equity securities ranking senior to the Series E preferred stock; or

•

The redemption of any junior equity securities (other than repurchases from employees, officers, directors or consultants upon termination of service or in accordance with our stock option plans) or the payment of dividends to junior equity holders.

Conversion

Under our existing articles, each share of Series E preferred stock is convertible at any time at the option of the holder into the number of shares of common stock derived by dividing accreted value of the Series E preferred stock by $1.50, subject to certain antidilution provisions. The terms of the Series E preferred stock contain protection against dilution if Critical Path effects a subdivision or combination of common stock or in the event of a reclassification, recapitalization, stock split, stock dividend or other distribution payable in securities of Critical Path or any other person or cash, indebtedness or other assets, except that no adjustment for cash dividends will be made if the shares of Series E preferred stock are entitled to participate in those dividends.

Under the second amended and restated articles, each share of Series E preferred stock will be convertible into the number of shares of common stock as calculated under our existing articles upon the election of holders of a majority of Series E preferred stock to convert.

Transfer Agent

Computershare Trust Company Inc. is the current transfer agent and registrar for our Series E preferred stock.

Series D Cumulative Redeemable Convertible Preferred Stock

As of March 1, 2008, there were 3,520,537 shares of our Series D preferred stock outstanding. The Series D preferred stock has a par value of $0.001 per share.

The second amended and restated articles provide that the Series D preferred stock is convertible into shares of our common stock upon the election of holders of a majority of Series D preferred stock to convert. Pursuant to the terms of the voting agreement, the affiliated shareholders, Dragonfield, Lion Cosmos, the Kellner parties, Ace Paragon and Crosslink, who, as of December 5, 2007, collectively held a majority of the outstanding Series D preferred stock, have agreed to, upon notice from any General Atlantic shareholder or CKH shareholder, elect to convert their shares of Series D preferred stock into common stock following the reverse stock split. Accordingly, following the transactions, no shares of Series D preferred stock will remain outstanding.

Dividends

Subject to the rights and preferences of the Series E preferred stock and Series F preferred stock, the shares of Series D preferred stock rank senior to all capital stock of the Company with respect to the payment of dividends. Dividends on these shares of Series D preferred stock will accrue at a simple annual rate of 5 3/4% whether or not declared by our board of directors. Dividends in respect of the Series D preferred stock will not be paid in cash but will be added to the value of the Series D preferred stock and will be taken into account for purposes of determining the liquidation preference, conversion rate, dividends and voting rights. We must declare or pay dividends on the Series D preferred stock when we declare or pay dividends to the holders of common stock. Except for dividends accruing to the Series E preferred stock, no dividends or distribution with respect to any shares of capital stock may be made unless all dividends accruing to the Series D preferred stock have been paid.

Liquidation

In the event of a liquidation, each share of Series D preferred stock will be paid, prior to the payment of any other equity securities (except for the Series E preferred stock), payments equal to the greater of (a) the accreted value of the Series D preferred stock plus all accrued dividends, (b) 1.6 times the original purchase price of the Series D preferred stock ($22), or (c) the amount that would be paid to the holder of the number of shares of common stock into which such shares of Series D preferred stock are convertible immediately prior to the closing of such liquidation.

Change of Control

In the event of a change of control, each share of Series D preferred stock will be paid, prior to the payment of any other equity securities (except for the Series E preferred stock), payments equal to the greater of (a) the sum of (i) the accreted value per share of the Series D preferred stock, (ii) all accrued dividends, plus (iii) all dividends that would have accrued through the fourth anniversary of the date shares of Series E preferred stock are first issued, (b) 1.6 times the original purchase price of the Series D preferred stock ($22), or (c) the amount that would be paid to the holder of the number of shares of common stock into which such shares of Series D preferred stock are convertible immediately prior to the closing of such change of control. A change of control includes, among others, any merger consolidation or other business combination transaction in which the shareholders owning a majority of our voting securities do not own a majority of our voting securities of the surviving entity, any tender, exchange or other offer whereby any person obtains a majority of the voting securities, any proxy contest in which a majority of the board of directors prior to such contest do not constitute a majority of the board of directors after such contest, any sale of all or substantially all of our assets or any other transaction that triggers the issuance of rights pursuant to our Shareholder Rights Plan (which issuance is not waived by the board of directors).

The second amended and restated articles provide that the transactions do not constitute a change of control or liquidation. Accordingly, no payment with respect to such events shall be made to the holders of the Series D preferred stock.

Redemption

If, on any date after July 9, 2007 (the third anniversary of the date shares of Series E preferred stock were first issued), the average closing price per share of our common stock for any consecutive 60 trading days after the third anniversary date, equals or exceeds 400% of the sum of the purchase price per share of the Series D preferred stock plus all dividends that have accrued through the most recent accrual date, we may call for redemption all, but not less than all, of the outstanding shares of Series D preferred stock. The shares Series D preferred stock must be called for redemption on July 9, 2008 (the fourth anniversary of the date shares of Series E preferred stock were first issued). Any call for redemption of the Series D preferred stock is subject to the prior redemption of all the outstanding shares of Series E preferred stock and must be paid in cash at a price per share equal to the purchase price of the Series D preferred stock plus all dividends that have accrued or would have accrued through the fourth anniversary of the date shares of Series E preferred stock was first issued.

Voting

The holders of Series D preferred stock are entitled to elect one member to our board of directors. In addition, each share of Series D preferred stock entitles its holder to vote at any shareholders meeting, on any matter entitled to be voted on by holders of our common stock, voting together as a single class with other shares entitled to vote on such matters. In that event, each share of Series D preferred stock entitles its holder to cast that number of votes as is equal to the sum of the purchase price for such share plus all accrued dividends with respect to such share divided by $4.20.

In addition, holders of a majority of the outstanding shares of Series D preferred stock must approve:

•	Any amendment to our articles of incorporation or bylaws;

•	Any issuance or authorization of shares of equity securities ranking senior to the Series D preferred stock or any amendment to the number of authorized shares of Series D preferred stock;

•

The redemption of any junior equity securities (other than repurchases from employees, officers, directors or consultants upon termination of service or in accordance with our stock option plans) or the payment of dividends to junior equity holders; or

•	The incurrence of any indebtedness, subject to certain exceptions.

Conversion

Under our existing articles, each share of Series D preferred stock is convertible at any time at the option of the holder into the number of shares of common stock derived by dividing the accreted value of the Series D preferred stock plus all accrued dividends by $1.50, subject to certain antidilution provisions. The terms of the Series D preferred stock contain protection against dilution if the Company effects a subdivision or combination of common stock or in the event of a reclassification, recapitalization, stock split, stock dividend or other distribution payable in securities of the Company or any other person or cash, indebtedness or other assets, except that no adjustment of cash dividends will be made if the shares of Series D preferred stock are entitled to participate in those dividends.

Under the second amended and restated articles, each share of Series D preferred stock will be convertible into the number of shares of common stock as calculated under our existing articles upon the election of holders of a majority of Series D preferred stock.

Transfer Agent

Pillsbury Winthrop Shaw Pittman LLP is the transfer agent and registrar for our Series D preferred stock.

Series C Participating Preferred Stock

As of March 1, 2008, no shares of Series C participating preferred stock have been issued. See the discussion of our Series C participating preferred stock under “—Anti-Takeover Provisions—Shareholder Rights Plan.”

Registration Rights

Certain of our shareholders, including the GA shareholders, the CKH shareholders, Vectis, Dragonfield, Lion Cosmos and Crosslink, have registration rights with respect to certain securities of the Company that they own, pursuant to a Third Amended and Restated Registration Rights Agreement, dated as of March 9, 2004, by and among the Company and shareholders party thereto.

Stockholders Agreement

The Company, the General Atlantic shareholders, GAP-W, LLC, the CKH shareholders, Great Affluent Limited, Dragonfield, Lion Cosmos and Vectis are party to an Amended and Restated Stockholders Agreement, dated as of November 26, 2003, pursuant to which the General Atlantic shareholders and their affiliates have the right to designate one individual for nomination to the Company’s board of directors and the CKH shareholders, Great Affluent Limited, Dragonfield and Lion Cosmos (together with their affiliates that acquire shares of the Company’s capital stock) have the right to designate one individual for nomination to the Company’s board of directors, unless such groups of shareholders already have the right to elect one director by virtue of their respective rights as holders of a majority of our outstanding Series D preferred stock and Series E preferred stock.

Pursuant to the Amended and Restated Stockholders Agreement, if the Company proposes to issue shares of its capital stock or securities convertible into shares of its capital stock in certain private placement transactions, the Company is required to first offer such securities to the General Atlantic shareholders and their affiliates, the CKH shareholders, Great Affluent Limited, Dragonfield and Lion Cosmos and such shareholders will have the right to purchase, at the same price and on the same terms and conditions as the new securities are being offered, the percentage of new securities being offered that is equal to the number of shares held by such shareholder divided by the total number of securities held by the General Atlantic shareholders and their affiliates, the CKH shareholders, Great Affluent Limited, Dragonfield and Lion Cosmos (together with their affiliates that acquire shares of the Company’s capital stock). In addition, notwithstanding anything to the contrary in the Company’s articles of incorporation, so long as the CKH shareholders, Great Affluent Limited, Dragonfield and Lion Cosmos together with their affiliates that acquire shares of the Company’s capital stock own at least 7,000,000 shares of Series E preferred stock (subject to anti-dilution adjustment for stock splits, combinations and capital reorganizations), the prior approval of such shareholders will be required to (i) consummate any action that would result in a deemed dividend to the shares of Series E preferred stock under Section 305 of the Internal Revenue Code, as amended, or (ii) effect the issuance, incurrence, assumption or guarantee by the Company or any of its subsidiaries of certain indebtedness.

The Amended and Restated Stockholders Agreement prohibits, without the approval of the Company’s board of directors, the General Atlantic shareholders and their affiliates and the CKH shareholders, Great Affluent Limited, Dragonfield and Lion Cosmos together with their affiliates, prior to November 8, 2008, from (i) acquiring or proposing to acquire any shares of the Company’s capital stock in excess of the standstill ceiling as calculated pursuant to the Amended and Restated Stockholders Agreement, (ii) except as otherwise provided for in the Amended and Restated Stockholders Agreement, making or “participating” in any solicitation or “proxy,” or becoming a “participant” in any “election contest” (as such terms are used or defined in Regulation 14A of the Exchange Act) relating to the election of directors of the Company, (iii) forming, joining or participating in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) for the purpose of acquiring, holding, voting or disposing of shares of capital stock of the Company, or (iv) requesting that the Company take any action which would require the Company to make a public announcement, proposal or offer with respect to any form of business combination or transaction involving the Company or encouraging or assisting any person in doing any of the foregoing.

The Amended and Restated Stockholders Agreement terminates on the earlier of (i) with respect to any shareholder party to such agreement, the date when such shareholder and its affiliates beneficially own less than 5% of the shares of common stock outstanding (assuming the conversion of the Series D preferred stock and the Series E preferred stock) or (ii) November 26, 2023.

Anti-Takeover Provisions

Shareholder Rights Plan

On March 19, 2001, we adopted a shareholder rights plan pursuant to the terms of a Preferred Stock Rights Agreement entered into with Computershare Trust Company Inc., acting as the rights agent.

To effect the rights plan, our board of directors declared a dividend of one right for each outstanding share of common stock and each exchangeable share (described above) held of record at the close of business on

May 15, 2001. Each right, when exercisable, entitles the registered holder to purchase one one-thousandth of a share of Series C participating preferred stock, at a purchase price of $25.00, subject to adjustment for, among other things, stock splits and combinations.

Initially, the rights are “attached” to the common stock and exchangeable shares and trade with the common stock and exchangeable shares. The rights separate from the common stock or exchangeable shares (i) the tenth day (or such later date as may be determined by our board of directors) after a person or affiliated or associated group of persons acquired, or obtained the right to acquire 15% or more of the outstanding shares of common stock (subject to exceptions contained in the rights agreement, as amended, for certain large investors who have acquired stock directly from the company) or (ii) the tenth business day (or such later date as may be determined by our board of directors), following the public announcement of a tender offer or exchange offer which would result in someone becoming the owner of 15% or more of our outstanding common stock. Following a separation, the rights become exercisable, are separately tradable and we will mail separate rights certificates to shareholders. Previous acquisitions of our securities directly from us by the General Atlantic shareholders, the CKH shareholders and certain other holders of our Series E preferred stock have been excluded from triggering the exercisability of the rights under the rights plan.

The rights expire on the earliest of May 15, 2011, or the redemption or exchange of the rights as described below.

The purchase price, the number of rights and the number of shares of Series C participating preferred stock (or other securities) issuable upon exercise of the rights are subject to adjustment upon a stock dividend, stock split, reverse split or combination.

Unless the rights are earlier redeemed, in the event that, after an acquiring person has acquired more than 15% of the common stock, we are acquired, proper provision must be made such that the rights (other than the rights held by the acquiring person) become exercisable for shares of common stock of the acquiring company with a market value equal to two times the purchase price of the rights. If there is merely an acquisition of at least 15% of our common stock without such approval, each rights (other than the rights held by the acquiring person) shall become exercisable for common stock with a market value of two times the such right’s purchase price.

Prior to a 15% acquisition or the expiration of the rights, we may redeem the rights in whole, but not in part, at a price of $0.001 per right.

In addition, our board of directors may, after a 15% acquisition (but less than a 50% acquisition), exchange the rights for shares of common stock on a one for one basis or for cash or other assets or securities of the Company.

If issued, the Series C participating preferred stock will be nonredeemable and junior to any other series of preferred stock we may issue, but will have a preferential quarterly dividend equal to 1,000 times the cash dividend, if any, declared on each share of common stock and 1,000 times the non-cash dividend, if any, declared on each share of common stock and, in the event of our liquidation, a preferred liquidation preference equal to 1,000 times the payment per share of common stock, plus accrued and unpaid dividends. Each share of Series C participating preferred stock will have 1,000 votes and will vote together with the common stock.

Until a right is exercised, the holder will have no rights as a shareholder of the Company. We and the rights agent have broad discretion to amend the rights plan; however, following a separation, no amendment may adversely affect the rights holders.

The rights approved by the board of directors are designed to protect and maximize the value of the outstanding equity interests in the Company in the event of an unsolicited attempt by an acquirer to take over the Company in a manner or on terms not approved by the board of directors.

Takeover attempts frequently include coercive tactics to deprive our board of directors and our shareholders of any real opportunity to determine the destiny of the Company. The rights have been declared by the board of directors in order to deter such tactics, including a gradual accumulation of shares in the open market of 15% or greater position to be followed by a merger or a partial or two-tier tender offer that does not treat all shareholders equally. These tactics unfairly pressure shareholders, squeeze them out of their investment without giving them any real choice and deprive them of the full value of their shares.

The rights are not intended to prevent a takeover of the Company and will not do so. Subject to the restrictions described above, the rights may be redeemed by the Company at $0.001 per right at any time prior to the date the rights are separated from the common stock and exchangeable shares. Accordingly, the rights should not interfere with any merger or business combination approved by the board of directors.

On October 17, 2007, the General Atlantic shareholders amended their Schedule 13D with the SEC announcing that it, along with the CKH shareholders, had submitted a non-binding preliminary proposal to the Company to acquire all of the outstanding shares of our common stock. The CKH shareholders amended their Schedule 13D with the SEC on October 18 ,2007 containing similar disclosure. On October 26, 2007, we amended the rights plan to provide that neither the General Atlantic shareholders nor the CKH shareholders would qualify as “acquiring persons” by virtue of submitting their proposal to the Company.

After the Company signed the merger agreement with Parent and Merger Sub on December 5, 2007, we executed another amendment to our rights plan to change the definition of “beneficial ownership” such that no shareholder would, by virtue of the execution of the merger agreement, be deemed to be an “acquiring person.” This amendment became effective on December 14, 2007.

However, the rights may have the effect of rendering more difficult or discouraging an acquisition of the Company deemed undesirable by the board of directors. The rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms or in a manner not approved by our board of directors, except pursuant to an offer conditioned upon the negation, purchase or redemption of the rights.

Issuance of the rights does not in any way weaken the financial strength of the Company or interfere with its business plans. The issuance of the rights themselves has no dilutive effect, will not affect reported earnings per share, should not be taxable to the company or to its shareholders, and will not change the way in which the Company’s shares are presently traded.

Charter and Bylaw Provisions

Our bylaws and existing articles contain, and the second amended and restated articles will contain, provisions that could delay or prevent a change of control of the Company. These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. Our board of directors can authorize the issuance of preferred stock that can be created and issued by our board of directors without prior shareholder approval, commonly referred to as “blank check” preferred stock, with rights senior to those of our common stock. Further, our existing articles require, though the second amended and restated articles will not require, that all shareholder action be taken at a shareholders’ meeting. Special meetings of the shareholders may be called only by our board of directors, the chairman of the board of directors, the chief executive officer and president, or by shareholders holding at least 10% of our outstanding common stock. We also have advance notice requirements for submitting nominations for election to our board of directors and for proposing matters that can be acted upon by shareholders at a meeting. Shareholder amendments to our bylaws require a two-thirds vote.

The provisions described above, together with the rights, may have the effect of deterring a hostile takeover or delaying a change of control or our management. See “—Shareholder Rights Plan.”

OTHER MATTERS

Shareholder Proposals

If the transactions described herein are completed, we will no longer have any public shareholders and we will not hold an annual meeting of shareholders in 2008. However, if the transactions are not completed for any reason, we expect to hold an annual meeting of shareholders in December 2008, in which case we will make a public announcement to set the date of such meeting. If our reporting obligations under the Exchange Act are not suspended, shareholders may present proposals for inclusion in the information or proxy statement to be mailed in connection with our 2008 annual meeting of shareholders, provided such proposals are received by us no later than 120 days before the one-year anniversary of the date our proxy statement relating to the 2007 annual meeting of shareholders is released to shareholders, and are otherwise in compliance with applicable laws and regulations and the governing provisions of our articles of incorporation and bylaws.

For more information, you may contact our secretary at Critical Path, Inc., 42-47 Lower Mount Street, Dublin 2, Ireland, Attention: Corporate Secretary.

As of the date of this proxy statement, our board of directors does not intend to present and has not been informed that any other person intends to present any matter to be voted upon at the special meeting other than as discussed in this proxy statement.

Delivery of Documents to Security Holders Sharing an Address

We may send a single set of proxy materials and other shareholder communications to any household at which two or more shareholders reside. This process is called “householding.” This process reduces duplicate mailings and saves printing and postage costs as well as natural resources. Proxy materials and other shareholder communications to you may be householded based on your prior express or implied consent. If your proxy materials are being householded and you wish to receive separate copies of our proxy statement, or if you are receiving multiple copies and would like to receive a single copy, you may contact our transfer agent as described below. If you received a householded mailing this year and you would like to have additional copies mailed to you or you would like to opt out of this practice for future mailings, please submit your request to our transfer agent, Computershare Trust Company Inc., 350 Indiana Street, Suite 800, Golden, CO 80401. You may contact our transfer agent at (303) 262-0600.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain more information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website located at http://www.sec.gov, which contains reports, proxy statements and other information regarding companies that file electronically with the SEC. You may also obtain free copies of the documents we file with the SEC by going to the “Investor Info” section of our website, www.criticalpath.net. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference.

We are “incorporating by reference” information into this proxy statement, meaning that we are disclosing important information to you by referring you to another document. The information incorporated by reference is considered to be part of this proxy statement, except to the extent that the information is superseded by information in this proxy statement.

The following documents contain important information about us and our financial condition and operating results, and are hereby incorporated by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the SEC on April 16, 2007, and attached hereto as Annex K

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed with the SEC on November 14, 2007, and attached hereto as Annex L

Pursuant to the rules of the SEC, services that deliver our communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of our proxy statement, unless we have received contrary instructions from one or more of the shareholders. Upon written or oral request, we will promptly deliver a separate copy of the proxy statement to any shareholder at a shared address to which a single copy of the proxy statement was delivered. Multiple shareholders sharing the same address may also notify us if they wish to receive separate copies of our communications to shareholders in the future or if they are currently receiving multiple copies of such communications and they would prefer to receive a single copy in the future. Shareholders may notify us of their requests by writing the secretary at Critical Path, Inc., 42-47 Lower Mount Street, Dublin 2, Ireland, Attention: Corporate Secretary, or by telephone at (415) 541-2500.

Because the transactions make up a “going private” transaction, we and the affiliated shareholders have filed a Schedule 13E-3 Transaction Statement with the SEC with respect to the transactions. This proxy statement does not contain all of the information set forth in the Schedule 13E-3 and the exhibits thereto. Copies of the Schedule 13E-3 and the exhibits thereto (including the financial analysis materials prepared by Oppenheimer in connection with its presentation to the Special Committee) are available on the SEC’s or our website as described above and are also available for inspection and copying at our principal executive offices during regular business hours by any of our shareholders, or a representative of a shareholder who has been so designated in writing, and may be inspected and copied, or obtained by mail, by making a request in writing to Critical Path, Inc., 42-47 Lower Mount Street, Dublin 2, Ireland, Attention: Investor Relations, or by telephone at (415) 541-2500.

* * * * *

This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such proxy solicitation in that jurisdiction. You should rely only on the information contained or incorporated by reference in this proxy statement to vote your shares at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement or incorporated in this proxy statement by reference. This proxy statement is dated March 20, 2008. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to shareholders does not create any implication to the contrary.

Annex A

AGREEMENT AND PLAN OF MERGER

BY AND BETWEEN

CP HOLDCO, LLC,

CP MERGER CO.

AND

CRITICAL PATH, INC.

DATED AS OF DECEMBER 5, 2007

A-i

A-ii

Index of Defined Terms

Term	Section
Agreement	Preamble
Agreement of Merger	1.03
Board of Directors	Recitals
Business Combination Transaction	5.08(d)
Cap	5.03(b)
Certificates	2.01(g)
CGCL	Recitals
Change in the Company Recommendation	5.07(c)
Claims	3.08
Closing	1.02
Closing Date	1.02
Code	2.01(f)
Common Stock	Recitals
Common Stock Certificate	1.07(a)
Company	Preamble
Company Contracts	3.17(a)
Company Derivatives	3.02(b)
Company Option	1.09(b)
Company Plans	3.12(a)
Company Recommendation	5.07(c)
Company Restricted Share	1.09(a)
Company Shareholder Approval	3.03(c)
Company Shareholders Meeting	5.07(c)
Company Stock Option Plans	3.02(a)
Company Warrant	1.09(c)
Conversion and Contribution Agreement	Recitals
Converted Shares	Recitals
Dissenting Shares	1.08
Effective Time	1.03
Exchange Act	5.07(a)
Expense Amount	7.03(a)
Expenses	8.02
Financial Statements	3.05(b)
Form 10-K	Article III
Governmental Approvals	3.04(b)
Governmental Authority	3.04(b)
Holder Acknowledgement	1.09(b)
Indemnified Person	5.03(a)
Intellectual Property	3.14(a)
IP Agreements	3.14(a)
Liabilities	3.21
Merger	Recitals
Merger Consideration	Recitals
Merger Filing	1.03
Merger Sub	Preamble
Parent	Preamble
Parent Affiliate	8.08(b)
Parent Held Shares	1.07(b)

A-iii

Term	Section
Parties	Preamble
Paying Agent	2.01(a)
Paying Agent Agreement	2.01(a)
Payment Fund	2.01(a)
Proceeding	5.01(m)
Proxy Statement	5.07(a)
Restated Articles	6.02(g)
Reverse Split	1.07(d)
Rights Plan	3.24
Sarbanes-Oxley Act	3.09(b)
Schedule 13E-3	5.07(a)
SEC Reports	3.05(a)
Senior Convertible Notes	1.10
Series D Preferred Stock	Recitals
Series E Distribution	1.07(d)
Series E Distribution Holder	1.07(d)
Series E Preferred Stock	Recitals
Series E Stock Certificate	1.07(d)

Special Committee	Recitals

Superior Proposal	5.08(d)
Surviving Corporation	1.01
Takeover Proposal	5.08(d)
Termination Date	7.01(b)(i)
Third Party	5.08(d)
Transactions	Recitals
Transmittal Documents	2.01(b)
Treasury Shares	1.07(b)
Vote of Outstanding Shares	3.03(c)(i)

Voting Agreement	Recitals

Voting Company Debt	3.02(a)

A-iv

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of December 5, 2007, is entered into by and among CP Holdco, LLC, a Delaware limited liability company (“Parent”), CP Merger Co., a California corporation and a wholly-owned subsidiary of Parent (“Merger Sub”) and Critical Path, Inc., a California corporation (the “Company” and, collectively with Parent and Merger Sub, the “Parties”).

R E C I T A L S

WHEREAS, the Board of Directors of the Company (the “Board of Directors”), based on the unanimous recommendation of a special committee thereof consisting solely of disinterested directors of the Company (the “Special Committee”) has (i) determined that (x) the merger of Merger Sub with and into the Company (the “Merger”), with the Company remaining as the surviving corporation and a Subsidiary of Parent, whereby each share of the Common Stock of the Company, par value $0.001 per share (the “Common Stock”) (other than Excluded Shares (as defined herein) and Dissenting Shares (as defined herein)) will, upon the terms and subject to the conditions set forth herein, be converted into the right to receive cash in an amount equal to $0.102 per share (subject to adjustments upon any stock split, stock dividend, stock distribution or reclassifications of the Common Stock pursuant to Section 2.04) (the “Merger Consideration”) and (y) the other transactions (collectively with the Merger, the “Transactions”) contemplated by this Agreement and the Note Exchange Agreement (as defined herein) and the provisions of the Restated Articles (as defined herein) are fair to, and in the best interests of the shareholders of the Company (other than the Rollover Shareholders (as defined herein)), (ii) approved and adopted this Agreement and the Transactions, and declared their advisability, (iii) recommended the adoption by the shareholders of the Company, subject to the terms and conditions set forth herein, of this Agreement and the Restated Articles, and (iv) approved the Merger, the Transactions and this Agreement for purposes of Section 1201 of the California General Corporation Law (as amended from time to time, the “CGCL”);

WHEREAS, concurrently with the execution and delivery of this Agreement, the Contributing Shareholders (as defined herein) have entered into an agreement with Parent, substantially in the form of Exhibit A (the “Conversion and Contribution Agreement”), pursuant to which (i) certain of the Contributing Shareholders have agreed that, subject to the terms and conditions thereof and prior to the record date established by the Board of Directors for the determination of shareholders entitled to vote on the Merger and the Transactions at the Company Shareholders Meeting (as defined below), such Contributing Shareholders shall convert a portion of their respective shares of Series D Cumulative Redeemable Convertible Preferred Stock of the Company, par value $0.001 per share (the “Series D Preferred Stock”) as set forth in the Conversion and Contribution Agreement into shares of Common Stock (collectively, the “Converted Shares”), and (ii) the Contributing Shareholders will, immediately prior to the Effective Time, contribute to Parent all of the shares of Common Stock owned by them (including all of the Converted Shares) in exchange for units of membership interest of Parent;

WHEREAS, concurrently with the execution and delivery of this Agreement, each of the Contributing Shareholders and the other shareholders named therein are entering into a voting agreement with Parent, substantially in the form of Exhibit B (the “Voting Agreement”), pursuant to which, among other things, each such Person (as defined herein) has agreed to vote the shares of Common Stock, Series D Preferred Stock, Series E Redeemable Convertible Preferred Stock of the Company, par value $0.001 per share (the “Series E Preferred Stock”) or other voting securities of the Company owned by such Person for approval of this Agreement, the Restated Articles, the Merger and the other Transactions;

WHEREAS, the board of managers of Parent and the board of directors of Merger Sub has each deemed it in the best interests of their respective members or shareholders, as applicable, to consummate the Merger and the other Transactions, and such boards have approved this Agreement, the Conversion and Contribution Agreement, the Voting Agreement, the Merger and the other Transactions, and

WHEREAS, certain capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in Section 8.11 of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the Parties hereby agree as follows:

ARTICLE I

THE MERGER

Section 1.01 The Merger. Upon the terms and conditions set forth in this Agreement, and in accordance with the CGCL, Merger Sub shall be merged with and into the Company at the Effective Time. At the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”).

Section 1.02 Closing. The closing of the Merger (the “Closing”) shall take place as soon as practicable, and in any event no later than the fifth (5th) Business Day after all of the conditions set forth in Article VI have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing), unless this Agreement has been theretofore terminated pursuant to its terms or unless another time or date is agreed to in writing by the Parties. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”. The Closing shall be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York, at 10:00 a.m., New York City time, or at such other place and time as the Parties shall agree in writing.

Section 1.03 Effective Time; Effects of the Merger. Prior to the Closing, Parent and the Company shall prepare, and on the Closing Date the Company shall cause to be filed with the Secretary of State of the State of California, a copy of an agreement of merger substantially in the form of Exhibit E hereto (the “Agreement of Merger”) and the officer’s certificates of the Company and Merger Sub required by Section 1103 of the CGCL (collectively, the “Merger Filing”), and the Merger shall become effective at such time when the Merger Filing is filed with and accepted by the Secretary of State of the State of California or at such later time as is agreed to by the Parties and is specified in the Merger Filing (the “Effective Time”). From and after the Effective Time, the Merger shall have the effects provided for in this Agreement and in Section 1107 of the CGCL.

Section 1.04 Articles of Incorporation and Bylaws. The articles of incorporation of the Company as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation as of the Effective Time, until duly amended in accordance with applicable Law. The by-laws of Merger Sub in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation as of the Effective Time, until duly amended in accordance with applicable Law.

Section 1.05 Directors. The directors of the Company immediately prior to the Effective Time (other than those who have tendered their resignations as contemplated by Section 6.02(e)) shall be the initial directors of the Surviving Corporation as of the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the articles of incorporation and bylaws of the Surviving Corporation, or until their earlier death, resignation or removal, or otherwise as provided by applicable Law.

Section 1.06 Officers. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation as of the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the articles of incorporation and bylaws of the Surviving Corporation, or until their earlier death, resignation or removal, or otherwise as provided by applicable Law.

Section 1.07 Conversion of Shares of Company Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Parties hereto or any holder of any of the following securities:

(a) Common Stock of the Company. Each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) shall be converted into the right to receive the Merger Consideration. As of the Effective Time, all such shares of Common Stock shall no longer remain outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented such share of Common Stock (a “Common Stock Certificate”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be paid in consideration therefor upon surrender of such Common Stock Certificate in accordance with Section 2.01(b), without interest.

(b) Common Stock of the Company held in Treasury or by Parent. (i) Each share of Common Stock that is owned by the Company or by any direct or indirect wholly-owned Subsidiary of the Company (the “Treasury Shares”), and (ii) each share of Common Stock that is owned by Parent immediately prior to the Effective Time and after giving effect to the transactions contemplated by the Conversion and Contribution Agreement (the “Parent Held Shares”) shall automatically be cancelled and cease to exist and shall no longer be outstanding, and no consideration shall be paid or delivered in exchange therefor.

(c) Series D Preferred Stock. Each share of the Series D Preferred Stock issued and outstanding immediately prior to the Effective Time shall not be affected by the Merger and shall, upon the election of holders of a majority of the then outstanding Series D Preferred Stock, be converted, immediately after the Reverse Split and simultaneously with the conversion of the Series E Preferred Stock as contemplated by Section 1.07(d)(ii) below, into that number of shares of common stock of the Surviving Corporation in accordance with Section 7(aa) of Article V.B of the Restated Articles then in effect.

(d) Series E Preferred Stock. Each share of the Series E Preferred Stock issued and outstanding immediately prior to the Effective Time shall not be affected by the Merger and shall be automatically reverse split, immediately after the Effective Time, on a 70,000 to 1 basis in accordance with the terms of the Restated Articles (the “Reverse Split”). Immediately after the Reverse Split, (i) each holder holding fractional shares of Series E Preferred Stock (each, a “Series E Distribution Holder”) shall receive, in exchange for the cancellation of all fractional shares of Series E Preferred Stock held by such Series E Distribution Holder, an amount in cash equal to the product of (x) the fractional shares of the Series E Preferred Stock held by such Series E Distribution Holder, multiplied by (y) the quotient referred to in Section 7(a)(ii) of Article V.C of the Restated Articles then in effect, as adjusted pursuant to the Restated Articles after the Reverse Split, multiplied by (z) the Merger Consideration (such amount of cash payable to each Series E Distribution Holder shall be referred to as the “Series E Distribution” for such Series E Distribution Holder), and (ii) all other shares of Series E Preferred Stock shall remain issued and outstanding, and shall, upon the election of holders of a majority of the then outstanding Series E Preferred Stock, be converted into that number of shares of common stock of the Surviving Corporation (rounded up to the nearest whole number) in accordance with Section 7(aa) of Article V.C of the Restated Articles then in effect. Immediately after the Reverse Split, all fractional shares of Series E Preferred Stock shall no longer remain outstanding and shall automatically be cancelled and shall cease to exist, and each Series E Distribution Holder of a certificate that represented such fractional shares of Series E Preferred Stock as a result of the Reverse Split (a “Series E Stock Certificate”) shall cease to have any rights with respect thereto, except the right to receive his, her or its Series E Distribution, to be paid in consideration therefor upon surrender of such Series E Stock Certificate in accordance with Section 2.01(b), without interest.

(e) Merger Sub Capital Stock. Each issued and outstanding share of capital stock of Merger Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

Section 1.08 Dissenting Shares. For purposes of this Agreement, “Dissenting Shares” means shares of Common Stock of the Company held immediately prior to the Effective Time by a shareholder who did not vote in favor of the Merger (or consent thereto in writing) and with respect to which demand to the Company for purchase of such shares is duly made and perfected in accordance with Section 1301 of the CGCL and not subsequently and effectively withdrawn or forfeited. Notwithstanding the provisions of Section 1.07(a) or any other provision of this Agreement to the contrary, Dissenting Shares shall not be converted into or be exchangeable for the right to receive the Merger Consideration at or after the Effective Time, but shall entitle the holder thereof to receive such consideration as may be determined to be due to holders thereof pursuant to the CGCL, unless and until the holder of such Dissenting Shares withdraws his, her or its demand for such appraisal or shall become ineligible for such appraisal (through failure to perfect or otherwise). If a holder of Dissenting Shares shall withdraw his, her or its demand for such appraisal or shall become ineligible for such appraisal (through failure to perfect or otherwise), then, as of the Effective Time or the occurrence of such event, whichever last occurs, such holder’s Dissenting Shares shall automatically be converted into and represent the right to receive the Merger Consideration for each Dissenting Share, without interest, as provided in Section 1.07(a) and in accordance with the CGCL. The Company shall give Parent (i) prompt notice of any demands received by the Company for appraisal of shares of Common Stock and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

Section 1.09 Treatment of Company Restricted Shares, Company Options and Company Warrants.

(a) Company Restricted Shares. Pursuant to the Company Stock Option Plans and the applicable agreements evidencing the grant of any restricted shares of Common Stock (each, a “Company Restricted Share”), prior to the Effective Time, the Company shall take any action required to provide that as of the Effective Time, and without any further action or consent required of the holder of any Company Restricted Share, all transferability restrictions and vesting conditions shall be waived with respect to each Company Restricted Shares and all Company Restricted Shares that vest at the Effective Time pursuant to this sentence or pursuant to an applicable agreement evidencing the grant of any such Company Restricted Shares shall be entitled to receive payment of the Merger Consideration (without any interest thereon and less any required withholding of Taxes) for each such Company Restricted Share, unless such share is an Excluded Share, and shall be treated the same as other shares of Common Stock for purposes of this Agreement.

(b) Company Options. Pursuant to the Company Stock Option Plans and the applicable agreements evidencing the grant of any option to purchase shares of Common Stock (each, a “Company Option”), prior to the Effective Time, the Company shall take any action required to provide that as of the Effective Time, and without any further action or consent required of the holder of any Company Option, each Company Option (whether vested or unvested) outstanding immediately prior to the Effective Time shall immediately vest and be cancelled and cease to exist, in exchange for the right to receive a cash payment (without any interest thereon and less any required withholding of Taxes) equal to the product of (A) the excess, if any, of (x) the Merger Consideration, over (y) the per share exercise price of such Company Option, multiplied by (B) the number of shares of Common Stock covered by such Company Option. Prior to the Effective Time, the Company shall deliver to each holder of Company Options entitled to receive the cash payment pursuant to this Section 1.09(b) a holder acknowledgement in form and substance reasonably satisfactory to Parent (the “Holder Acknowledgement”), which shall specify that the right to receive such cash payment in respect of such Company Options is conditioned upon the execution and delivery of such Holder Acknowledgement by such holder to the Company, which shall terminate such Company Options. Upon the delivery of the relevant Holder Acknowledgement executed by such holder of Company Options at or prior to the Effective Time, the Surviving Corporation shall pay any such cash payment, without interest and less any withholding Taxes as described in Section 2.01(f) as soon as practicable after the Effective Time. As of the Effective Time, each holder of any Company Option shall cease to have any rights in respect thereof, or under the Company Stock Option Plans or applicable agreement evidencing the grant of any such Company Option except as described in this Section 1.09(b). As of the Effective Time, any Company Option with an exercise price per share greater than the Merger Consideration shall be canceled without consideration and be of no further force or effect.

(c) Company Warrants. As of the Effective Time, (i) any warrant to purchase shares of Common Stock or shares of Series F Redeemable Convertible Preferred Stock of the Company (each, a “Company Warrant”) outstanding immediately prior to the Effective Time shall be cancelled and cease to exist, in exchange for the right, in the case of each Company Warrant to purchase shares of Common Stock, to receive a cash payment (without any interest thereon and less any required withholding of Taxes) equal to the product of (A) the excess, if any, of (x) the Merger Consideration, over (y) the per share exercise price of such Company Warrant, multiplied by (B) the number of shares of Common Stock covered by such Company Warrant. The Company shall pay any such cash payment as soon as practicable after the Effective Time. As of the Effective Time, each holder of any Company Warrant shall cease to have any rights in respect thereof, or under any applicable agreement evidencing the issuance of any such Company Warrant except as described in this Section 1.09(c). As of the Effective Time, any Company Warrant for shares of Common Stock with an exercise price per share greater than the Merger Consideration shall be canceled without consideration and be of no further force or effect.

(d) Termination of Company Stock Option Plans. The Company shall cause all Company Stock Option Plans to terminate as of the Effective Time and except as provided herein, shall cause the provisions in any other plan, program or arrangement providing for the issuance or grant by the Company of any interest in respect of the capital stock of the Company or any of its Subsidiaries to terminate and have no further force or effect as of the Effective Time.

Section 1.10 Senior Convertible Notes. Pursuant to the Note Exchange Agreement substantially in the form attached hereto as Exhibit C, immediately after, and conditioned upon, the conversion of all outstanding shares of Series D Preferred Stock and Series E Preferred Stock, all principal of the then outstanding 13.9% Senior Convertible Notes of the Company (the “Senior Convertible Notes”), together with all interest accrued thereon up to and including the Closing Date, shall be converted, at a per share price equal to the Merger Consideration, into shares of common stock of the Surviving Corporation.

ARTICLE II

PAYMENT FOR SHARES

Section 2.01 Exchange of Stock Certificates and Cash.

(a) Paying Agent. As soon as practicable after the execution of this Agreement, Parent and the Company shall enter into an agreement, providing for the matters set forth in this Section 2.01 (the “Paying Agent Agreement”) with a bank or trust company selected by Parent (the “Paying Agent”), authorizing such Paying Agent to act as Paying Agent in connection with the Merger and the other Transactions. Prior to the Effective Time, Parent shall deposit or shall cause to be deposited with or for the account of the Paying Agent, for the benefit of the holders of shares of Common Stock and the Series E Distribution Holders, funds in an amount necessary for payment of the aggregate Merger Consideration upon surrender of the Common Stock Certificates and the aggregate Series E Distribution upon surrender of the Series E Stock Certificates, pursuant to Section 1.07(a) and 1.07(d), respectively. Cash deposited with the Paying Agent shall hereinafter be referred to as the “Payment Fund.”

(b) Exchange Procedures. As soon as reasonably practicable, and in any event within five (5) Business Days after the Effective Time, the Surviving Corporation will instruct the Paying Agent to mail to (A) each holder of record of a Common Stock Certificate that immediately prior to the Effective Time evidenced outstanding shares (other than Excluded Shares and Dissenting Shares) of Common Stock and (B) each Series E Distribution Holder, (1) a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Common Stock Certificates or Series E Stock Certificates, as applicable, shall pass, only upon proper delivery of the Common Stock Certificates or Series E Stock Certificates, as applicable, to the Paying Agent and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify) and (2) instructions for use in effecting the surrender of the Common Stock Certificates in exchange for the amount of Merger Consideration therefor pursuant to Section 1.07(a) and the surrender of the Series E Stock Certificates in exchange for the amount of the Series E Distribution therefor pursuant to Section 1.07(d). Upon surrender of a Common Stock Certificate or a Series E Stock Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by the Surviving Corporation, together with a letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions (collectively, the “Transmittal Documents”), the holder of such Common Stock Certificate or Series E Stock Certificate shall be entitled to receive in exchange therefor, (i) in the case of the Common Stock Certificate, the Merger Consideration for each share of Common Stock formerly represented by such Common Stock Certificate, and (ii) in the case of the Series E Stock Certificate, the Series E Distribution for the fractional shares of Series E Preferred Stock formerly represented by such Series E Stock Certificate, in each case without any interest thereon, less any required withholding of Taxes, and the Common Stock Certificate or Series E Stock Certificate so surrendered shall thereupon be canceled. In the event of a transfer of ownership of Common Stock or Series E Preferred Stock that is not registered in the transfer records of the Company, the Merger Consideration or Series E Distribution may be issued and paid in accordance with this Article II to the transferee of such shares if the Common Stock Certificate or Series E Stock Certificate, as applicable, evidencing such shares is presented to the Paying Agent and is properly endorsed or otherwise in proper form for transfer. In such event, the signature on the Common Stock Certificate or Series E Stock Certificate, as applicable, or any related stock power must be properly guaranteed and the Person requesting payment of the Merger Consideration or Series E Distribution must either pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of the Common Stock Certificate or Series E Stock Certificate so surrendered or establish to the satisfaction of the Surviving Corporation that such Tax has been paid or is not applicable. The Merger Consideration or Series E Distribution will be delivered by the Paying Agent as promptly as practicable following surrender of a Common Stock Certificate or Series E Stock Certificate, as applicable, and the related Transmittal Documents. Cash payments may be made by check unless otherwise required by a depositary institution in connection with the book-entry delivery of securities. No interest will be payable on any Merger Consideration or Series E Distribution. Until surrendered in accordance with this Section 2.01, each Common Stock Certificate or Series E Stock Certificate held by a Series E Distribution Holder shall be deemed at any time after the Effective Time to evidence only the right to receive, upon such surrender, in the case of Common Stock Certificate, the Merger Consideration for each share of Common Stock (other than Excluded Shares and Dissenting Shares) formerly represented by such Common Stock Certificate, and in the case of Series E Stock Certificate, the Series E Distribution for the fractional shares of Series E Preferred Stock formerly represented by such Series E Stock Certificate. The Payment Fund shall not be used for any purpose other than as set forth in this Article II. Any interest, dividends or other income earned on the investment of cash held in the Payment Fund shall be for the account of the Surviving Corporation. The Merger Consideration delivered upon surrender of the Common Stock Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares. The Series E Distribution delivered upon surrender of the Series E Stock Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such fractional shares of Series E Preferred Stock.

(c) Termination of Payment Fund. Any portion of the Payment Fund (including the proceeds of any investments thereof) which remains undistributed to the holders of Common Stock and Series E Distribution Holder for one year following the Effective Time shall be delivered by the Paying Agent to the Surviving Corporation. Any holders of Common Stock or any Series E Distribution Holder who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration or Series E Distribution, as applicable.

(d) No Liability. None of the Surviving Corporation, Parent, the Company or the Paying Agent shall be liable to any Person for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(e) Investment of the Payment Fund. The Paying Agent shall invest any cash included in the Payment Fund as directed by the Surviving Corporation on a daily basis; provided that no such gain or loss thereon shall affect the amounts payable to the shareholders of the Company pursuant to Article I or this Article II. Any interest and other income resulting from such investments shall promptly be paid to the Surviving Corporation. If for any reason (including as a result of losses) the cash in the Payment Fund shall be insufficient to fully satisfy all of the payment obligations to be made in cash by the Paying Agent hereunder, the Surviving Corporation shall promptly deposit cash into the Payment Fund in an amount which is equal to the deficiency in the amount of cash required to fully satisfy such cash payment obligations.

(f) Withholding Rights. Each of the Surviving Corporation, the Parent and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Series E Distribution Holder or holder of Common Stock, Company Restricted Shares, Company Options or Company Warrants such amounts as it is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended (the “Code”), or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Series E Distribution Holder or the holder of the Common Stock, Company Restricted Shares, Company Options or Company Warrants in respect of which such deduction and withholding was made.

(g) Lost, Stolen or Destroyed Certificates. In the event any Common Stock Certificates or Series E Stock Certificates (collectively, the “Certificates”) shall have been lost, stolen or destroyed, the holder of such lost, stolen or destroyed Certificate(s) shall execute an affidavit of that fact in form and substance reasonably satisfactory to Parent, the Surviving Corporation and the Paying Agent. The holder of any such lost, stolen or destroyed Certificate(s) shall also deliver a reasonable indemnity against any claim that may be made against Parent, the Surviving Corporation or the Paying Agent with respect to the Certificate(s) alleged to have been lost, stolen or destroyed. The affidavit and any indemnity which may be required hereunder shall be delivered to the Paying Agent, who shall be responsible for making payment for such lost, stolen or destroyed Certificates(s) pursuant to the terms hereof.

Section 2.02 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of Common Stock, Series D Preferred Stock or Series E Preferred Stock thereafter on the records of the Company.

Section 2.03 Further Assurances. After the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Parent, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Parent, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger and the other Transactions.

Section 2.04 Adjustments upon Stock Splits, etc.. In the event that after the date hereof but prior to the Effective Time, solely as a result of a reclassification, stock split (including a reverse stock split), stock dividend or stock distribution which in any such event is made on a pro rata basis to all holders of Common Stock, there is a change in the number of shares of Common Stock outstanding, then the Merger Consideration shall be equitably adjusted to eliminate the effects of such event. In the event that after the date hereof but prior to the Effective Time, solely as a result of a reclassification, stock split (including a reverse stock split), stock dividend or stock distribution (other than the Reverse Split) which in any such event is made on a pro rata basis to all holders of Series E Preferred Stock, there is a change in the number of shares of Series E Preferred Stock outstanding, then the amount of Series E Distribution payable pursuant to Section 1.07(d) shall be equitably adjusted to eliminate the effects of such event.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in the Annual Report on Form 10-K of the Company for the fiscal period ended December 31, 2006 (the “Form 10-K”), the Quarterly Reports on Form 10-Q and the Current Reports on Form 8-K filed from the date of the filing of the Form 10-K and any amendments to any such reports, in the case of all such reports and amendments through and until not later than four (4) Business Days prior to the date of this Agreement (excluding any disclosures set forth in any risk factor section thereof or in any other disclosures included therein to the extent that they are cautionary, predictive or forward-looking in nature), the Company hereby represents and warrants to Parent as follows:

Section 3.01 Corporate Organization. The Company and each of its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged; and (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Company Material Adverse Effect.

Section 3.02 Capitalization.

(a) The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock and 75,000,000 shares of preferred stock, one share of which is a Special Voting Stock of the Company, 75,000 shares of which are Series C Participating Preferred Stock, 4,188,587 shares of which are Series D Preferred Stock, 68,000,000 shares of which are Series E Preferred Stock, 450,000 shares of which are Series F Preferred Stock and 2,286,412 shares are undesignated “blank check” preferred stock. From and after the effective date of the Restated Articles until the Effective Time, the authorized capital stock of the Company will consist of (A) 500,000,000 shares of Common Stock and (B) 75,000,000 shares of preferred stock, 75,000 shares of which are Series C Participating Preferred Stock, 4,188,587 shares of which are Series D Preferred Stock, 68,000,000 shares of which are Series E Preferred Stock and 2,736,413 shares are undesignated “blank check” preferred stock. As of the date hereof, (i) 37,682,065 shares of Common Stock are issued and outstanding, (ii) no share of Special Voting Stock is issued and outstanding, (iii) none of the Series C Participating Preferred Stock are issued and outstanding, (iv) 3,520,537 shares of Series D Preferred Stock are issued and outstanding, (v) 48,346,820 shares of Series E Preferred Stock are issued and outstanding, (vi) none of the Series F Preferred Stock are issued and outstanding, (vii) no shares of Common Stock are held by the Company as treasury stock, and (viii) no shares of Common Stock are held by the Company Subsidiaries. As of the date hereof, an aggregate of 24,450,147 shares of Common Stock are authorized for issuance under the Company Stock Option Plans, and an aggregate of 216,076 restricted shares of Common Stock and 7,304,661 options to acquire Common Stock are outstanding, all of which issued and outstanding shares and options have been granted in accordance with the Company Stock Option Plans as set forth in Section 3.02 of the Company Disclosure Letter. Section 3.02 of the Company Disclosure Letter sets forth, as of the date hereof, each plan, program or arrangement that provides for the grant, award, or payment of Company common stock, stock options, restricted stock units, restricted stock, stock appreciation rights, or other stock or stock-based compensation awards (collectively, the “Company Stock Option Plans”), the number of options and restricted shares of Common Stock issued and outstanding thereunder and the applicable exercise prices therefor to the extent such exercise prices are not greater than the Merger

Consideration. All outstanding shares of the capital stock of the Company are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the CGCL, the Company Constituent Documents, any material contractual obligation to which the Company is a party or otherwise. There are not any bonds, debentures, notes or other Indebtedness of the Company or any of its Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of the Common Stock, Series D Preferred Stock, Series E Preferred Stock or holders of equity securities of any Subsidiary of the Company may vote (“Voting Company Debt”).

(b) Except as set forth in Section 3.02 of the Company Disclosure Letter, there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, restricted stock awards, dividend equivalent awards, stock-based performance units, commitments, contracts, arrangements or undertakings of any kind (collectively, “Company Derivatives”) to which the Company or any of its Subsidiaries is a party (i) obligating the Company or any such Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible into or exercisable or exchangeable for any capital stock of or other equity interest in, the Company or of any of its Subsidiaries or any Voting Company Debt or (ii) obligating the Company or any such Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking. There are not any outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any such Subsidiary. At the Effective Time and after giving effect to the provisions of Section 1.09 of this Agreement, all Company Derivatives outstanding immediately prior to the Effective Time shall have been canceled or terminated and shall have no further force or effect.

Section 3.03 Authority; Enforceability.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and subject to receipt of the Company Shareholder Approval, to consummate the Transactions contemplated hereby. The execution and delivery of this Agreement by the Company have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery by the Company of this Agreement. Other than the Company Shareholder Approval and the filing of the Merger Filings as required by the CGCL, the consummation by the Company of the Merger and the other Transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize the consummation by the Company of the Merger and the other Transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each other Parties hereto, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws in effect which affect the enforcement of creditors’ rights generally and by general equitable principles.

(b) The Special Committee, at a meeting duly called and held, has by unanimous vote of all its members approved and declared this Agreement and the Transactions contemplated hereby advisable and has determined that the Merger and the other Transactions are fair to, and in the best interests of, the shareholders of the Company (other than the Rollover Shareholders). The Board of Directors of the Company, based on the unanimous recommendation of the Special Committee, has (i) determined that the Merger and the other Transactions, upon the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, the shareholders of the Company (other than the Rollover Shareholders), (ii) approved and adopted this Agreement and the Transactions, and declared their advisability, (iii) recommended the adoption of this Agreement by the shareholders of the Company, subject to the terms and conditions set forth herein, and (iv) approved and adopted this Agreement, the Merger and the other Transactions contemplated hereby and thereby.

(c) Under applicable Law (including, without limitation, the CGCL) and the Company Articles of Incorporation, the only votes of the Company’s shareholders required to adopt and approve:

(i) this Agreement and the Merger are the (A) affirmative vote of a majority of the outstanding shares of Common Stock, voting as a separate class, and (B) affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a single class, with each share of Common Stock outstanding being entitled to one vote and each share of Series D Preferred Stock and Series E Preferred Stock being entitled to that number of votes determined in accordance with applicable Law and the Company Articles of Incorporation and By-laws (the “Vote of Outstanding Shares”); and

(ii) the Restated Articles are the (A) affirmative vote of a majority of the outstanding shares of Common Stock, voting as a separate class, (B) affirmative vote of a majority of the outstanding shares of Series D Preferred Stock, voting as a separate class, (C) affirmative vote of a majority of the outstanding shares of Series E Preferred Stock, voting as a separate class, and (D) Vote of Outstanding Shares.

The votes of the Company’s shareholders described in (i) and (ii) of this Section 3.03(c) are hereinafter referred to collectively as the “Company Shareholder Approval.”

Section 3.04 No Conflict: Required Filings and Consents.

(a) The execution and delivery of this Agreement by the Company do not, and upon receipt of the Company Shareholder Approval and the filing of the Merger Filing as required by CGCL, the performance of this Agreement and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the Constituent Documents of the Company or any of its Subsidiaries, (ii) assuming the receipt of the approvals referred to in Section 3.04(b), conflict with or violate, in any material respect, any federal, state or local statute, law, rule, regulation, ordinance, code, order, judgment, decree or any other requirement of Law applicable to the Company or any of the Company Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under or give to others any right of termination, amendment, acceleration, payment or cancellation of, or result in the creation of a lien or other encumbrance on any property or under any contract, agreement, lease, license, permit, franchise or other instrument or obligation (including, without limitation, the Company Derivatives) to which the Company or any of the Company Subsidiaries is a party or by which the Company or any of the Company Subsidiaries or any of their properties or assets is bound or affected, except for such breach or default that could not reasonably be expected to result in a Company Material Adverse Effect.

(b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by the Company will not, require any material consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign (each a “Governmental Authority”), except for (i) any applicable requirements of the Exchange Act or the Securities Act, (ii) the filing of the Merger Filing and other appropriate documents as required by the CGCL in connection with the Merger and the transactions contemplated hereby, and (iii) the approvals from other regulatory agencies set forth in Section 3.04(b) of the Company Disclosure Letter (the “Governmental Approvals”).

Section 3.05 SEC Filings and Financial Statements.

(a) As of the respective dates of their filing with the SEC, all reports, registration statements and other filings, together with any amendments thereto, filed by the Company with the SEC since January 1, 2004 (the “SEC Reports”), complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, except as disclosed in the SEC

Reports. The SEC Reports did not at the time they were filed with the SEC, or will not at the time they are filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(b) The consolidated financial statements of the Company and its Subsidiaries (together, in the case of year-end statements, with reports thereon by the independent auditors of the Company, including in each case a consolidated balance sheet, a consolidated statement of income, a consolidated statement of shareholders’ equity and a consolidated statement of cash flows, and accompanying schedules and notes) contained in or incorporated by reference in the SEC Reports and any such reports, registration statements and other filings to be filed by the Company with the SEC prior to the Effective Time (the “Financial Statements”), (i) have been or will be prepared in accordance with the published rules and regulations of the SEC and GAAP consistently applied during the periods involved (except as may be indicated in the notes thereto) and (ii) fairly present or will fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of operations, statements of shareholders’ equity and cash flows for the periods indicated, except that any unaudited interim financial statements were or will be subject to normal and recurring year end adjustments and may omit footnote disclosure as permitted by regulations of the SEC.

Section 3.06 Absence of Certain Changes or Events. Except as set forth on Section 3.06 of the Company Disclosure Letter, since December 31, 2006, (a) there has not been any occurrence, event, change, effect or circumstance that could reasonably be expected to result in a Company Material Adverse Effect, (b) neither the Company nor any of its Subsidiaries has participated in any transaction material to the Company and its Subsidiaries, taken as a whole, including, without limitation, declaring or paying any dividend or declaring or making any distribution to shareholders except out of the earnings of the Company or its Subsidiary, as the case may be, (c) neither the Company nor any of its Subsidiaries has entered into any material contractual obligations, other than in the ordinary course of business and (d) there has not occurred a material change in the accounting principles or practice of the Company or any of its Subsidiaries except as required by reason of a change in GAAP.

Section 3.07 Proxy Statement. None of the information contained in the Proxy Statement (other than any such information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement) will at the time of the mailing of the Proxy Statement to the shareholders of the Company, at the time of the Company Shareholders Meeting, and at the time of any amendments thereof or supplements thereto, and none of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Schedule 13E-3 to be filed with the SEC concurrently with the filing of the Proxy Statement, will, at the time of its filing with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 3.08 Litigation. Except as set forth on Section 3.08 of the Company Disclosure Letter, there are no actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations (collectively, “Claims”) pending or, to the knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company or any of its Subsidiaries that seeks in excess of $100,000 in damages nor is the Company aware that there is any basis for any of the foregoing. The foregoing includes, without limitation, Claims pending or, to the knowledge of the Company, threatened involving the prior employment of any employee of the Company or any of its Subsidiaries, their use in connection with the business of the Company or any of its Subsidiaries of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers. No Order has been issued by any Governmental Authority against the Company or any of its Subsidiaries purporting to enjoin or restrain the execution, delivery or performance of this Agreement or the consummation of any of the Transactions.

Section 3.09 Compliance with Laws.

(a) Each of the Company and its Subsidiaries is in compliance in all material respects with all applicable Laws and has not been given notice of any material violation of any Law.

(b) Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3), since the enactment of the Sarbanes-Oxley Act of 2002 (together with the rules and regulations promulgated thereunder, the “Sarbanes Oxley Act”), neither the Company nor any of its Affiliates has directly or indirectly extended or maintained credit, arranged for the extension of credit, renewed an extension of credit or materially modified an extension of credit in the form of personal loans to any executive officer or director (or equivalent thereof) of the Company or any of its Subsidiaries.

(c) The Company has (i) implemented disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company is made known to the management of the Company by others within those entities, and (ii) has disclosed, based on its most recent evaluation, to the Company’s outside auditors and the audit committee of the Board of Directors of the Company (A) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(d) The Company has made available to Parent copies of any written notifications it has received since January 1, 2006, of a (i) “reportable condition” or (ii) “material weakness” in the Company’s internal controls. For purposes of this Agreement, the terms “reportable condition” and “material weakness” shall have the meanings assigned to them in the Statements of Auditing Standards No. 60, as in effect on the date hereof.

Section 3.10 Taxes. The Company and each of its Subsidiaries has paid all Taxes which have come due and are required to be paid by it through the date hereof, and all deficiencies or other additions to Tax, interest and penalties owed by it in connection with any such Taxes, other than Taxes being disputed by the Company in good faith for which adequate reserves have been made in accordance with GAAP; (b) the Company and each of its Subsidiaries has timely filed or caused to be filed all returns for Taxes that it is required to file on and through the date hereof (including all applicable extensions), and all such Tax returns are accurate and complete in all material respects; (c) with respect to all Tax returns of the Company and each of its Subsidiaries, (i) there is no unassessed Tax deficiency proposed or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries and (ii) no audit is in progress with respect to any return for Taxes, no extension of time is in force with respect to any date on which any return for Taxes was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax; (d) all provisions for Tax liabilities of the Company and each of its Subsidiaries have been disclosed in the Financial Statements and made in accordance with GAAP consistently applied, and all liabilities for Taxes of the Company and each of its Subsidiaries attributable to periods prior to or ending on the date hereof, have been adequately disclosed in the Financial Statements; and (e) there are no Liens for Taxes on the assets of the Company or any of its Subsidiaries, other than Permitted Liens.

Section 3.11 Real Estate; Assets. The Company and each of its Subsidiaries has good and marketable title in fee simple to, or holds interests as lessee under leases in full force and effect in, all real property used in connection with its business or otherwise owned or leased by it. The Company and each of its Subsidiaries owns and has good, valid and marketable title to all of its properties and assets used in its business or reflected as owned on the Financial Statements, in each case free and clear of all Liens, except for Permitted Liens, or that would required to be described in the notes to the Financial Statements.

Section 3.12 Employee Benefit Plans and Related Matters; ERISA.

(a) The SEC Reports list or describe each Plan that the Company or any of its Subsidiaries maintains or to which the Company or any of its Subsidiaries contributes (the “Company Plans”). Neither the Company nor any of its Subsidiaries has any liability under any Plans other than the Company Plans. Except as described in or incorporated by reference in the SEC Reports, neither the Company nor any Commonly Controlled Entity maintains or contributes to, or has within the preceding six years maintained or contributed to, or may have any liability with respect to any Plan subject to Title IV of ERISA or Section 412 of the Code or any “multiple employer plan” within the meaning of the Code or ERISA. Each Company Plan (and related trust, insurance contract or fund) has been established and administered in accordance with its terms, and complies in form and in operation with the applicable requirements of ERISA and the Code and other applicable Requirements of Law. All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Company Plan.

(b) No Claim with respect to the administration or the investment of the assets of any Company Plan (other than routine claims for benefits) is pending.

(c) Except as could not reasonably be expected to have a Company Material Adverse Effect, each Company Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period since its adoption; each trust created under any such Plan is exempt from tax under Section 501(a) of the Code and has been so exempt since its creation.

(d) No Company Plan is a Retiree Welfare Plan.

(e) Neither the consummation of the Transactions contemplated by this Agreement nor any termination of employment following such Transactions will accelerate the time of the payment or vesting of, or increase the amount of, compensation due to any employee or former employee whether or not such payment would constitute an “excess parachute payment” under Section 280G of the Code.

(f) There are no unfunded obligations under any Company Plan which are not fully reflected in the Financial Statements.

(g) Except as could not reasonably be expected to have a Company Material Adverse Effect, the Company has no liability, whether absolute or contingent, including any obligations under any Company Plan, with respect to any misclassification of any person as an independent contractor rather than as an employee.

(h) The Company has the necessary and requisite authority to take the actions contemplated in Sections 1.09(a) and (b) pursuant to the terms of the applicable Company Stock Option Plans and agreements evidencing the grant of Company Restricted Shares and Company Options and no consent is required of holders of Company Options or Company Restricted Shares to effect such actions.

Section 3.13 Employees, Labor Matters. Except as could not reasonably be expected to have a Company Material Adverse Effect: (a) neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice; (b) there is no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries; (c) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or contract; and (d) no union organizing activities are taking place. To the knowledge of the Company, no officer or key employee, or any group of key employees, intends to terminate their employment with the Company or any of its Subsidiaries as a result of the Merger or the Transactions contemplated hereby.

Section 3.14 Intellectual Property Rights.

(a) (i) The Company and each of its Subsidiaries is the owner of all, or has the license or right to use, sell and license all of, the material Copyrights, Patents, Trade Secrets, Trademarks, Internet Assets, Software and other proprietary rights (collectively, “Intellectual Property”) that are used in connection with its business as presently conducted, free and clear of all Liens, other than Permitted Liens.

(ii) None of the Intellectual Property owned by the Company or any of its Subsidiaries is subject to any outstanding Order, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the knowledge of the Company, threatened, which challenges the validity, enforceability, use or ownership of the item. To the knowledge of the Company, none of the Intellectual Property not owned by the Company or any of its Subsidiaries but in which the Company or any of its Subsidiaries has a license or other right to use, sell or license, is subject to any outstanding Order, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the knowledge of the Company, threatened, which challenges the validity, enforceability, use or ownership of the item.

(iii) The Company and each of its Subsidiaries has substantially performed all obligations imposed upon it under all material Intellectual Property licenses, sublicenses, distributor agreements and other agreements under which the Company or any of its Subsidiaries is either a licensor, licensee or distributor, except such licenses, sublicenses and other agreements relating to off-the-shelf software which is commercially available on a retail basis and used solely on the computers of the Company or its Subsidiaries (collectively, the “IP Agreements”). The Company and each of its Subsidiaries is not, nor to the knowledge of the Company is any other party thereto, in breach of or default thereunder in any material respect, nor is there any event which with notice or lapse of time or both would constitute a material default thereunder. All of the IP Agreements are valid, enforceable and in full force and effect, and will continue to be so on identical terms immediately following the Closing, as the case may be, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

(iv) To the Company’s knowledge, none of the Intellectual Property that is currently sold or licensed by the Company or any of its Subsidiaries to any Person or that is used by or licensed to the Company or any of its Subsidiaries by any Person infringes upon or otherwise violates any Intellectual Property rights of others, except as could not reasonably be expected to have a Company Material Adverse Effect.

(b) No litigation is pending and no Claim has been made against the Company or any of its Subsidiaries or, to the knowledge of the Company, is threatened, contesting the right of the Company or any of its Subsidiaries to sell or license to any Person or, to the knowledge of the Company, use the Intellectual Property presently sold or licensed to such Person or used by the Company or any of its Subsidiaries. To the knowledge of the Company, no Person is infringing upon or otherwise violating the Intellectual Property rights of the Company or any of its Subsidiaries.

(c) No former employer of any employee of the Company or any of its Subsidiaries has made a claim against the Company or any of its Subsidiaries or, to the knowledge of the Company, against any other Person, that such employee is utilizing Intellectual Property of such former employer.

(d) To the actual knowledge of the Company, none of the Trade Secrets, wherever located, has been disclosed to any Person other than employees, representatives and agents of the Company or any of its Subsidiaries, except as required pursuant to the filing of a patent application by the Company or any of its Subsidiaries. The Company has implemented policies and procedures reasonably designed to establish and preserve the ownership of the Trade Secrets of the Company and its Subsidiaries.

(e) It is not necessary for the business of the Company or any of its Subsidiaries to use any Intellectual Property owned by any director, officer, employee or consultant of the Company or any of its Subsidiaries (or persons the Company or any of its Subsidiaries presently intends to hire). To the Company’s knowledge, at no time during the conception or reduction to practice of any of the Intellectual Property of the Company or any of its Subsidiaries was any developer, inventor or other contributor to such Intellectual Property operating under any grants from any Governmental Authority or subject to any employment agreement, invention assignment, nondisclosure agreement or other contractual obligation with any Person that could materially adversely affect the rights of the Company or any of its Subsidiaries to its Intellectual Property.

Section 3.15 Privacy of Customer Information. Neither the Company nor any of its Subsidiaries use any of the customer information it receives through its website or otherwise in an unlawful manner, or in a manner violative of the privacy policy of the Company or its Subsidiary, as the case may be, or the privacy rights of its customers. Neither the Company nor any of its Subsidiaries has collected any customer information through its website in an unlawful manner or in violation of its privacy policy.

Section 3.16 Potential Conflicts of Interest. Except as set forth on Section 3.16 of the Company Disclosure Letter, (a) no officer or director, to the knowledge of the Company, no spouse of any such officer or director, and, to the knowledge of the Company, no Affiliate of any of the foregoing owns, directly or indirectly, any interest in (excepting less than one percent (1%) stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, or customer of, or investor to or borrower from, the Company or any of its Subsidiaries; (b) no officer, director or shareholder beneficially owning more than five percent (5%) of the outstanding shares of Common Stock, and, to the actual knowledge of the Company, no Affiliate of any of the foregoing, owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company or any of its Subsidiaries use, in the conduct of business; and (c) no officer, director or shareholder beneficially owning more than five percent (5%) of the outstanding shares of Common Stock, and, to the actual knowledge of the Company, no Affiliate of any of the foregoing, has any cause of action or other claim whatsoever against, or owes or has advanced any amount to, the Company or any of its Subsidiaries, except for claims in the ordinary course of business such as for expense reimbursement in the ordinary course of business in accordance with the policies of the Company, accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof. Notwithstanding the foregoing, no representation or warranty stated in this Section 3.16 shall be deemed to extend to or include any of the GA Shareholders, CK Shareholders or their respective members, shareholders, investors, officers, directors, employees or Affiliates.

Section 3.17 Material Contracts.

(a) All contracts and agreements to which the Company or any Company Subsidiary is a party or to which any of their respective properties or assets is subject that are required pursuant to Item 601 of Regulation S-K under the Exchange Act to be filed as an exhibit to any SEC Reports have been filed as an exhibit to such SEC Reports (such filed contracts and agreements, the “Company Contracts”). All the Company Contracts are valid and in full force and effect except to the extent they have previously expired, been performed in full or terminated in accordance with their terms. None of the Company or any of its Subsidiaries is in material violation of or material default under, and none of the Company, any of its Subsidiaries or, to the knowledge of the Company, any other party thereto is in material default or breach under the terms of, or has provided any notice of intention to terminate, any of the Company Contracts and no event or circumstance has occurred or will occur by reason of this Agreement or the consummation of any of the Transactions contemplated hereby, that with notice or lapse of time or both, would constitute any event of material default thereunder or would result in a termination thereof.

(b) True, correct and complete copies of each such Company Contract (including all modifications and amendments thereto and waivers thereunder) have been made available to Parent.

Section 3.18 Environmental Laws and Regulations.

(a) The Company and each of its Subsidiaries has complied and is in compliance with all applicable Environmental Laws in all material respects and has obtained and is in compliance in all material respects with all Environmental Permits.

(b) No material notice of violation, notification of liability, demand, request for information, citation, summons or order has been received by the Company or any of its Subsidiary, no material complaint has been filed, no material penalty or fine has been assessed, and no material investigation, action, claim, suit or proceeding is pending or, to the knowledge of the Company, threatened by any Person involving the Company or any of its Subsidiaries relating to or arising out of any Environmental Law.

(c) No Hazardous Substances are located and no disposal or Releases of Hazardous Substances have occurred at, on, above, under or from any properties currently or formerly owned, leased, operated or used by the Company, any of its Subsidiaries or any predecessors in interest that has resulted in or would reasonably be expected to result in any material cost, liability, investigation or remediation obligation of the Company or any of its Subsidiaries under any Environmental Law.

Section 3.19 Insurance Coverage. All insurance policies carried by or covering the Company and its Subsidiaries with respect to their business, assets and properties are in full force and effect, and, as of the date of this Agreement, no notice of cancellation has been received by the Company or any of its Subsidiaries with respect to any such policies which has not been cured by the payment of premiums that are due. All premiums due under such policies have been paid in a timely manner and the Company and its Subsidiaries have complied in all material respects with the terms and provisions thereof.

Section 3.20 Related Party Transactions. Except as set forth in Section 3.20 of the Company Disclosure Letter, since January 1, 2007, neither the Company nor any of its Subsidiaries has sold, leased or otherwise transferred any property or assets to, or purchased, leased or otherwise acquired any property or assets from, or otherwise engaged in any other transactions with, any of its Affiliates, except in (a) transactions that are at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm’s length basis from unrelated third parties, (b) transactions exclusively between the Company and one or more if its Subsidiaries, or between two or more Subsidiaries of the Company, and which do not involve any other Affiliate and (c) transactions under the agreements listed on Section 3.20 of the Company Disclosure Letter.

Section 3.21 Absence of Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any direct or indirect obligation or liability (the “Liabilities”) which is not fully reflected or reserved against in the Financial Statements, other than (a) Liabilities that, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect and (b) Liabilities not exceeding $1,000,000 in the aggregate incurred since the date of the most recent Financial Statements in the ordinary course of business.

Section 3.22 Opinion of Financial Advisor. The Special Committee has received the written opinion of Oppenheimer & Co. Inc., financial advisor to the Special Committee, dated the date hereof, to the effect that, as of such date and subject to the qualifications and limitations stated therein, the Merger Consideration to be received by the holders of the Common Stock (other than the Rollover Shareholders) in the Merger provided herein is fair from a financial point of view, signed copies of which have been made available to Parent, and such opinion has not been withdrawn, revoked or modified.

Section 3.23 Brokers. No broker, finder or investment banker (other than Oppenheimer & Co. Inc.) is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement, the Merger and the other transactions contemplated hereby based upon arrangements made by or on behalf of the Company. There are no agreements, contracts or arrangements pursuant to which Oppenheimer & Co. Inc. is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement, the Merger and the other transactions contemplated hereby other than that certain engagement letter, dated as of September 27, 2007, between the Company and Oppenheimer & Co. Inc.

Section 3.24 Rights Agreement. The Company has delivered or made available to Parent a correct and complete copy of the Company’s shareholders’ rights agreement, dated as of March 19, 2001, as amended (the “Rights Plan”), including all exhibits thereto. The Company has taken all necessary action so that neither the execution and delivery of this Agreement nor the consummation of the Merger or the other transactions contemplated hereby will (i) cause the rights granted under the Rights Plan to become exercisable, (ii) cause Parent or Merger Sub, or any Affiliate of Parent or Merger Sub, to become an “Acquiring Person” (as defined in the Rights Plan) or (iii) give rise to a “Distribution Date” (as defined in the Rights Plan) or other triggering event under the Rights Plan.

Section 3.25 No Other Representations. The Company acknowledges that, other than as set forth in this Agreement, neither Parent or Merger Sub, nor any of their respective directors, officers, employees, agents or other representatives makes any representations or warranties either expressed or implied, as to the accuracy or completeness of any information provided or made available to the Company, its Subsidiaries or any of their respective directors, officers, members, shareholders, employees, agents or other representatives in connection with this Agreement or the Transactions contemplated hereby.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent hereby represents and warrants to the Company as follows:

Section 4.01 Organization. Parent (a) is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite limited liability company power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged; and (c) is duly qualified as a foreign entity, licensed and in good standing under the laws of each jurisdiction in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Parent Material Adverse Effect. Merger Sub (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged; and (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Parent Material Adverse Effect.

Section 4.02 Authority Relative to this Agreement. Parent and Merger Sub have all necessary limited liability company or corporate power and authority, as the case may be, to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the Conversion and Contribution Agreement and the Voting Agreement by Parent and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Managers of Parent, and in the case of this Agreement, the members of Parent, and no other limited liability company proceedings on the part of Parent are necessary to authorize the execution, delivery and performance of this Agreement, the Conversion and Contribution Agreement and the Voting Agreement by Parent or the consummation by Parent of the transactions contemplated hereby or thereby (other than the filing of the Merger Filings as required by the CGCL). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company hereto, constitute valid and binding obligations of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with their terms except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws in effect which affect the enforcement of creditors’ rights generally and by general equitable principles.

Section 4.03 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement, the Conversion and Contribution Agreement and the Voting Agreement by Parent and Merger Sub, as applicable, do not, and the performance of this Agreement and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with or violate the Constituent Documents of Parent and Merger Sub, (ii) conflict with or violate, in any material respects, any federal, state or local statute, Law, rule, regulation, ordinance, code, order, judgment, decree or any other requirement of Law applicable to Parent or Merger Sub or by which any of their respective properties or assets are bound or affected, or (iii) result in any material breach of or constitute a material default (or an event which, with notice, lapse of time or both, would become a default) under, result in the loss of a material benefit under or give to others any right of termination, amendment, acceleration, payment or cancellation of, or result in the creation of a material Lien or other material encumbrance on any property or under any contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties or assets is bound or affected.

(b) The execution and delivery of this Agreement, the Conversion and Contribution Agreement and the Voting Agreement by Parent and Merger Sub, as applicable, do not, and the performance of this Agreement, the Conversion and Contribution Agreement and the Voting Agreement and the consummation of the transactions contemplated hereby and thereby by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for (A) any applicable requirements, if any, of the Exchange Act or the Securities Act, (B) the filing of the Merger Filings and other appropriate documents as required by the CGCL in connection with the Merger and the other transactions contemplated hereby, and (C) the Governmental Approvals.

Section 4.04 Proxy Statement. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Proxy Statement will, at the time of the mailing of the Proxy Statement to the shareholders of the Company, at the time of the Company Shareholders Meeting, and at the time of any amendments thereof or supplements thereto, and none of the information contained in the Schedule 13E-3 (other than information incorporated by reference therein based on information supplied by the Company) to be filed with the SEC concurrently with the filing of the Proxy Statement, will, at the time of its filing with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Schedule 13E-3 will comply as to form in all material respects with the Exchange Act, except that no representation is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company.

Section 4.05 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement, the Merger and the other transactions contemplated hereby based upon arrangements made by or on behalf of Parent or Merger Sub.

Section 4.06 Formation. Each of Parent and Merger Sub was formed specifically for the transactions contemplated by this Agreement and has conducted no business or operations of any kind or nature and has not entered into or become subject to any contract, agreement, arrangement or other understanding (whether written or oral) or otherwise incurred or become subject to any liability or other obligations other than in connection with the transactions contemplated by this Agreement.

Section 4.07 No Other Representations. Each of Parent and Merger Sub acknowledge that, other than as set forth in this Agreement, neither the Company nor any of its directors, officers, employees, agents or other representatives makes any representations or warranties either expressed or implied, as to the accuracy or completeness of any information provided or made available to Parent, Merger Sub or any of their respective directors, officers, members, shareholders, employees, agents or other representatives in connection with this Agreement or the transactions contemplated hereby.

Section 4.08 Sufficient Funds. At the Effective Time, Parent will have immediately available funds in an amount sufficient to make the required deposit with the Paying Agent of the Payment Fund as required pursuant to Section 2.01.

ARTICLE V

COVENANTS AND OTHER AGREEMENTS

Section 5.01 Conduct of Business of the Company. From the date of this Agreement until the Effective Time or the earlier termination of this Agreement, unless Parent shall otherwise consent in writing or as otherwise expressly provided for in this Agreement, the Company shall, and shall cause each of the Company Subsidiaries to, conduct its business only in the ordinary course of business consistent with past practice and shall use its commercially reasonable efforts to preserve intact its business organization and goodwill and relationships with customers, suppliers and others having business dealings with it and to keep available the services of its current officers and key employees on terms and conditions substantially comparable to those currently in effect, in each case, in the ordinary course consistent with past practice and to timely file all reports required to be filed with the SEC. In addition to and without limiting the generality of the foregoing, except as otherwise expressly provided for in this Agreement or the Conversion and Contribution Agreement, from the date hereof until the Effective Time, without the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed, except with respect to any Proceedings described in clause (m) of this Section 5.01 that relate to this Agreement, the Merger or any other transactions contemplated herein, in which case such consent may be withheld, conditioned or delayed in Parent’s absolute discretion), the Company shall not and shall not permit any of its Subsidiaries to:

(a) adopt or propose any change in its Constituent Documents in effect as of the date hereof, except the Restated Articles contemplated herein;

(b) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property) in respect of any of its capital stock (other than dividends or distributions declared, set aside, made or paid by any Company Subsidiary wholly-owned by the Company or another Company Subsidiary to the Company), (ii) split, combine or reclassify any of its capital stock or issue or propose or authorize the issuance of any other securities (including options, warrants or any similar security exercisable for, or convertible into, such other security) in respect of, in lieu of, or in substitution for, shares of its capital stock, or (iii) repurchase, redeem or otherwise acquire any shares of the capital stock of the Company or any Company Subsidiary, or any other equity interests or any rights, warrants or options to acquire any such shares or interests;

(c) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock or other securities (including any options, warrants or any similar security exercisable for or convertible into such capital stock or similar security) other than (i) pursuant to the exercise of any Company Options outstanding on the date hereof under the Company Stock Option Plans or any Company Warrants outstanding on the date hereof, in each case in accordance with their respective terms in effect on the date hereof, (ii) issuances by a wholly-owned Company Subsidiary of capital stock to such Company Subsidiary’s parent or another wholly-owned Company Subsidiary, (iii) delivery of capital stock upon the vesting of any Company Restricted Shares or (iv) issuances of shares of Common Stock issuable upon conversion of any shares of Series D Preferred Stock or Series E Preferred Stock outstanding on the date of this Agreement in accordance with the terms of the Company Articles of Incorporation in effect on the date hereof;

(d) merge or consolidate with any other Person or acquire an amount of assets or equity of any other Person in excess of $50,000 individually or in the aggregate;

(e) sell, lease, license, subject to a Lien (other than a Permitted Lien), encumber or otherwise surrender, relinquish or dispose of any assets, property or rights (including capital stock of a Company Subsidiary) except (i) as set forth on Section 5.01(e) of the Company Disclosure Letter, or (ii) in the ordinary course of business consistent with past practice;

(f) make any loans, advances or capital contributions to, or investments in, any other Person other than (i) from any wholly-owned Subsidiaries of the Company to the Company or (ii) advances to employees in the ordinary course of business consistent with past practice not to exceed $10,000 in each individual case;

(g) create, incur, guarantee or assume any Indebtedness, issuances of debt securities, guarantees, loans or advances, other than any of the foregoing created, incurred, guaranteed or assumed in the ordinary course of business consistent with past practice for working capital and cash management purposes under any revolving credit agreement in existence as of the date hereof or lease obligations incurred in the ordinary course of business consistent with past practice;

(h) make any capital expenditure other than in accordance with the budget of the Company and the Company Subsidiaries for the fiscal year ending December 31, 2007;

(i) materially amend or otherwise materially modify benefits under any Company Benefit Plan, materially accelerate the payment or vesting of benefits or amounts payable or to become payable under any Company Benefit Plan as currently in effect on the date hereof, fail to make any required contribution to any Company Benefit Plan, merge or transfer any Company Benefit Plan or the assets or liabilities of any Company Benefit Plan, change the sponsor of any Company Benefit Plan, or terminate or establish any Company Benefit Plan, in each case except as required by an existing agreement, plan or applicable Law;

(j) grant any increase in the compensation or benefits of directors, officers, employees, consultants, representatives or agents of the Company or any Company Subsidiary other than as required by any Company Benefit Plan in effect on the date hereof and payments and increases in the ordinary course of business consistent with past practice;

(k) enter into or amend or modify any change of control, severance, consulting, retention or employment agreement with any officer or employee, or any change of control, severance, consulting, retention or employment plan, program or arrangement;

(l) hire or terminate the employment or contractual relationship of any officer or employee of the Company or any Company Subsidiary, as the case may be, other than hirings or terminations in the ordinary course of business consistent with past practice or that, individually and in the aggregate, would not result in (i) a material increase in the number of persons providing services to the Company and the Company Subsidiaries in all such capacities, (ii) in the case of hirings, a material increase in the aggregate payroll and other benefits costs to the Company or such Company Subsidiary, and (iii) in the case of terminations, material liability to the Company or any Company Subsidiaries in excess of the costs savings, if any, directly derived from such terminations;

(m) settle or compromise any action, suit, claim, litigation, proceeding, arbitration, investigation, audit or controversy involving claims, liabilities or obligations (each, a “Proceeding”), or enter into any consent, decree, injunction or similar restraint or form of equitable relief in settlement of any Proceeding;

(n) make or rescind any material election relating to Taxes, settle or compromise any Proceeding relating to Taxes, make a request for a written ruling of a Taxing Authority relating to Taxes, enter into a material written and legally binding agreement with a Taxing Authority relating to Taxes, or change any of its material methods of reporting income or deductions for federal income Tax purposes (other than as required by applicable Law) from those employed in the preparation of its federal income Tax returns for the taxable year ending December 31, 2006;

(o) modify, amend, fail to renew or terminate any Company Contract, enter into any successor agreement to an expiring Company Contract that changes the terms of the expiring Company Contract in a way that is materially adverse to the Company or any Company Subsidiary, or modify, amend or enter into any new agreement that would have been considered a Company Contract if it were entered into at or prior to the date hereof;

(p) enter into or renew or extend any agreements or arrangements that limit or otherwise restrict the Company or any of the Company Subsidiaries or any of their respective Affiliates or any successor thereto, or that could reasonably be expected to, after the Effective Time, limit or restrict the Surviving Corporation or any of its Affiliates or any successor thereto, from engaging or competing in any line of business or in any geographic area;

(q) change any method of accounting or accounting principles or practices by the Company or any Company Subsidiary, except for any such change required by a change in GAAP;

(r) terminate, cancel, amend or modify any material insurance policies maintained by it covering the Company or the Company Subsidiaries or their respective properties which is not replaced by a comparable amount of insurance coverage;

(s) adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of the Company Subsidiaries;

(t) take any actions or omit to take any actions that would or would be reasonably likely to (i) result in any of the representations and warranties of the Company and the Company Subsidiaries set forth in this Agreement being or becoming untrue or incorrect in any material respect; (ii) result in any of the conditions to the consummation of the Merger and the other Transactions set forth in Sections 6.01 and 6.02 not being satisfied or (iii) materially impair the ability of the Company or Parent to consummate the Merger and the other Transactions in accordance with the terms hereof or materially delay such consummation; or

(u) agree or commit to do any of the foregoing.

Section 5.02 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of the occurrence, or failure to occur, of any event the occurrence or failure of which to occur would cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, or (b) any material failure of the Company, on the one hand, or Parent or Merger Sub, on the other hand, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall be deemed to amend, modify or otherwise affect the representations or warranties of the Parties as set forth herein, the conditions to the performance by the Parties hereunder or the remedies available hereunder to the Party or Parties receiving such notice.

Section 5.03 Indemnification; Directors’ and Officers’ Insurance.

(a) The Surviving Corporation and the Company agree that all rights to indemnification and advancement of expenses and all limitations on liability existing in favor of any individual who was on or at any time prior to the Effective Time, a director, officer or employee of the Company or any Company Subsidiary (each, an “Indemnified Person”) in respect of acts or omissions of such Indemnified Person on or prior to the Effective Time, as provided in the Company Articles of Incorporation or the Bylaws of the Company or any agreement between an Indemnified Person and the Company in effect as of the date of this Agreement, shall survive the Merger and shall be observed by the Surviving Corporation to the fullest extent available under applicable Law for a period of six years from the Effective Time. Without limiting the foregoing, until the sixth anniversary of the Effective Date, the articles of incorporation and bylaws of the Surviving Corporation and the certificate or articles of incorporation, bylaws or similar documents of its Subsidiaries shall, with respect to matters occurring prior to the Effective Time, contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of each Indemnified Person than are set forth in the Constituent Documents of the Company and such Company Subsidiaries in effect as of the date of execution of this Agreement, and such provisions shall not be amended, repealed or otherwise modified prior to the sixth anniversary of the Effective Time in any manner that would materially adversely affect the rights of the Indemnified Persons thereunder as of the Effective Time with respect to matters occurring prior to the Effective Time.

(b) The Surviving Corporation shall obtain and maintain directors and officers liability insurance policies for the Indemnified Persons with respect to matters occurring prior to the Effective Time for a period of six years from the Effective Time on terms with respect to coverage and amount no less favorable than those of the applicable policies in effect on the date hereof; provided, however, that in no event shall the Surviving Corporation be obligated to expend in order to obtain or maintain insurance coverage pursuant to this Section 5.03(b) any amount per annum in excess of $350,000 (the “Cap”); and provided further, that if equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of the Cap, the Surviving Company shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Cap.

(c) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision will be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.03.

(d) The provisions of this Section 5.03 are intended to be for the benefit of, and will be enforceable by, each Indemnified Person and his or her heirs and representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

Section 5.04 Access and Information. The Company shall afford to Parent and its Representatives such access during normal business hours throughout the period prior to the Effective Time to the Company’s books, records (including, without limitation, tax returns and work papers of the Company’s independent auditors (subject, in the case of such work papers, to execution by Parent of a reasonable and customary release and indemnity agreement with such auditors if requested)), facilities, personnel, management reports and to such other information as Parent shall reasonably request, subject to any existing confidentiality obligations of the Company. Each of Parent and Merger Sub agrees that it shall, and shall direct its Affiliates to, hold in confidence all nonpublic information (other than information that (i) is in the public domain through no act of the receiving party in breach of this Section 5.04, (ii) was in the possession of the receiving party prior to its disclosure or transfer hereunder, (iii) is independently developed by the receiving party or (iv) is received from another source without any restriction on use or disclosure through no act of the receiving party in breach of this Section 5.04) obtained by it pursuant hereto, except for disclosures (i) to its directors, officers, employees, consultants, agents and representatives who need to know such nonpublic information in connection with the transactions contemplated hereby and who have agreed to maintain such information in confidence and (ii) required pursuant to applicable Law or applicable requirements of any exchange, market or quotation system (including by interrogatories, requests for information or other documents in legal proceedings, subpoena, civil investigative demand or any other similar process).

Section 5.05 Publicity. Parent and the Special Committee have agreed upon the text of a press release to be issued with respect to this Agreement and the transactions contemplated hereby. Except as may be required to comply with applicable Law or the requirements of any exchange, market or quotation system, none of the Parties shall issue or cause the publication of any other press release or other public announcement with respect to this Agreement, the Merger or the other transactions contemplated hereby without prior consultation with the other Parties.

Section 5.06 Commercially Reasonable Efforts. Subject to the terms and conditions hereof, each of the Parties hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and the other transactions contemplated hereby, and to cooperate with each other in connection with the foregoing, including using commercially reasonable efforts to (a) obtain all necessary waivers, consents and approvals from other parties to material agreements, leases and other contracts, (b) obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal, state or foreign Law or regulation, (c) effect any necessary registrations and filings and submissions of information requested by Governmental Authorities, and (e) fulfill all conditions to this Agreement. In furtherance of and not in limitation of the foregoing, the Company shall permit Parent, at its sole expense, to reasonably participate in the defense and settlement of any claim, suit or cause of action relating to any Takeover Proposal, the Merger, this Agreement or the other Transactions contemplated hereby, and the Company shall not settle or compromise any such claim, suit or cause of action without Parent’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing in this Section 5.06 or anything contained in this Agreement to the contrary, in no event shall Parent or Merger Sub be required to, or the Company be permitted to, (i) agree to any divestiture of any businesses, assets or product lines of the Company, Parent or any of their respective Subsidiaries or Affiliates, (ii) commence or file any action, suit, claim, litigation or other proceeding, (iii) agree to the imposition of any conditions or any amendments to any contracts or agreements (other than as expressly provided for in this Agreement) or (iv) make any payments or provide any economic benefits to third parties, in each case in order to obtain any approval or consent that is necessary to consummate the Merger or any other transaction contemplated by this Agreement.

Section 5.07 Company Shareholders Meeting; Proxy Material.

(a) As promptly as practicable following the date of this Agreement, the Company shall prepare a proxy statement relating to the approval of the Merger and the other Transactions by the Company’s shareholders (as amended or supplemented, the “Proxy Statement”), and the Parties shall prepare a Schedule 13E-3 filing (as amended or supplemented, the “Schedule 13E-3”). Parent and the Company shall cooperate with each other in connection with the preparation of the foregoing documents. Both Parent and the Company will cause the Schedule 13E-3 to comply as to form in all material respects with the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and the CGCL. Both Parent and the Company will furnish to each other all information concerning the Company, Merger Sub or Parent each may reasonably request in connection with such actions and the preparation of the Schedule 13E-3 and the Proxy Statement. The Company will use commercially reasonable efforts to promptly respond to any requests or comments from the SEC with respect to the Proxy Statement, and the Parties will use commercially reasonable efforts to promptly respond to any requests or comments from the SEC with respect to the Schedule 13E-3.

(b) The Company will use commercially reasonable efforts to cause the Proxy Statement to be mailed to the Company’s shareholders as promptly as practicable after the compliance with SEC filing requirements and satisfactory resolution of all SEC comments thereon, if any. The Company shall as promptly as practicable notify Parent of the receipt of any oral or written comments from the SEC relating to the Proxy Statement. The Company shall cooperate and provide Parent with a reasonable opportunity to review and comment on the draft of the Proxy Statement (including each amendment or supplement thereto), and the Parties hereto shall cooperate and provide one another with a reasonable opportunity to review and comment on the draft Schedule 13E-3 (including each amendment or supplement thereto) and all responses to requests for additional information by and replies to comments of the SEC prior to filing such with or sending such to the SEC, and the Parties hereto will provide one another with copies of all such filings made and correspondence with the SEC. If at any time prior to the Effective Time, any information should be discovered by any Party which should be set forth in an amendment or supplement to the Proxy Statement or the Schedule 13E-3 so that the Proxy Statement or the Schedule 13E-3 would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Parties hereto and, to the extent required by applicable Law, an appropriate amendment or supplement describing such information shall be promptly filed by the Company with the SEC and disseminated by the Company to the shareholders of the Company.

(c) The Company shall (i) duly take all lawful action to call, give notice of, convene and hold a meeting of its shareholders on a date as soon as practicable after the compliance with SEC filing requirements with respect to the Proxy Statement and satisfactory resolution of all SEC comments thereon, if any (the “Company Shareholders Meeting”) for the purpose of obtaining the Company Shareholder Approval with respect to the adoption of this Agreement and (ii) shall use commercially reasonable efforts to solicit the adoption of this Agreement by the Company Shareholder Approval. The Board of Directors shall recommend adoption of this Agreement by the shareholders of the Company to the effect as set forth in Section 3.03(b) (the “Company Recommendation”), and shall not withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to Parent such recommendation or take any action or make any statement in connection with the Company Shareholder Meeting inconsistent with such recommendation including, without limitation, approving or recommending or proposing to approve or recommend a third party Takeover Proposal with respect to the Company or failing to recommend the adoption of this Agreement (collectively, a “Change in the Company Recommendation”); provided that the Board of Directors and/or the Special Committee may make a Change in the Company Recommendation pursuant to Section 5.08(b) hereof.

Section 5.08 Takeover Proposal and Related Matters.

(a) As promptly as practicable after the receipt by the Company of any Takeover Proposal or any inquiry with respect to, or that could reasonably be expected to lead to, any Takeover Proposal, and in any case within one Business Day after the receipt thereof, the Company shall provide written notice to Parent of (i) such Takeover Proposal or inquiry, (ii) the identity of the Person making any such Takeover Proposal or inquiry, and (iii) the material terms and conditions of any such Takeover Proposal or inquiry (including any amendments or modifications thereto). The Company shall keep Parent informed on a current basis of the status of any such Takeover Proposal, including, without limitation, any changes to the price or other material terms and conditions thereof, and promptly provide Parent with copies of all written or e-mail correspondence or other communications and other written materials sent or provided to or by the Company and its Representatives in connection with any Takeover Proposal that relate to the price or other material terms and conditions thereof.

(b) Neither the Board of Directors of the Company nor any committee thereof (including the Special Committee) shall, directly or indirectly, (i) effect a Change in the Company Recommendation or (ii) approve any letter of intent, memorandum of understanding, merger agreement or other agreement, arrangement or understanding relating to, or that may reasonably be expected to lead to, any Takeover Proposal. Notwithstanding the foregoing, at any time prior to the Company Shareholder Approval, the Board of Directors of the Company and/or the Special Committee may in response to a Superior Proposal effect a Change in the Company Recommendation, provided that the Special Committee determines in good faith, by resolution duly adopted after consultation with its outside legal counsel and an independent financial advisor of nationally recognized reputation, that the failure to do so would be inconsistent with its fiduciary duties under applicable Law, and provided, further, that the Board of Directors and/or the Special Committee may not effect such a Change in the Company Recommendation unless the Special Committee shall have first provided prior written notice to Parent that it is prepared to effect a Change in the Company Recommendation in response to a Superior Proposal, which notice shall attach the most current version of any written agreement relating to the transaction that constitutes such Superior Proposal.

(c) Nothing contained in this Section 5.08 shall prohibit the Company from complying with the Exchange Act in respect of any Takeover Proposal or making any disclosure to the shareholders of the Company if the Special Committee or Board of Directors determines in good faith, by resolution duly adopted after consultation with its outside counsel, that the failure to make such disclosure would be inconsistent with its fiduciary duties under applicable Law, provided, however that neither the Board of Directors of the Company nor any committee thereof (including the Special Committee) shall, except as expressly permitted by Section 5.08(b), effect a Change in the Company Recommendation or approve or recommend, or publicly propose to approve or recommend, a Takeover Proposal.

(d) For purposes of this Agreement:

“Takeover Proposal” means any proposal or offer in respect of (i) a tender or exchange offer, merger, consolidation, business combination, share exchange, reorganization, recapitalization, liquidation, dissolution, or similar transaction involving the Company or any of the Company Subsidiaries (any of the foregoing, a “Business Combination Transaction”) with any Person other than Parent or any Affiliate thereof (a “Third Party”) pursuant to which such Third Party would acquire more than 20% of the outstanding capital stock of the Company, (ii) the Company’s acquisition of any Third Party in a Business Combination Transaction in which the shareholders of the Third Party immediately prior to consummation of such Business Combination Transaction will own more than 20% of the Company’s outstanding capital stock immediately following such Business Combination Transaction, including the issuance by the Company of more than 20% of its outstanding capital stock as consideration for assets or securities of a Third Party, or (iii) any direct or indirect acquisition by any Third Party of 20% or more of the outstanding capital stock of the Company or of 20% or more of the consolidated assets of the Company and the Company Subsidiaries, in a single transaction or a series of related transactions.

“Superior Proposal” means any bona fide written proposal or offer made by a Third Party in respect of a Business Combination Transaction involving, or any purchase or acquisition of, (i) all of the Company’s outstanding capital stock or (ii) all or substantially all of the consolidated assets of the Company and the Company Subsidiaries, which the Special Committee determines in good faith, by resolution duly adopted after consultation with its outside counsel and an independent financial advisor of nationally recognized reputation, would result in a transaction that if consummated would be superior from a financial point of view to the holders of each class of the Company’s capital stock than the Merger, taking into account all of the terms and conditions it deems relevant to such proposal and to this Agreement (including whether, in the good faith judgment of the Board of Directors of the Company, such Third Party is able to finance the transaction and obtain all required regulatory approvals).

Section 5.09 Third Party Consents. Between the date hereof and the Effective Time, the Company shall use all reasonable best efforts to obtain the third party consents set forth in Section 6.02(j) of the Company Disclosure Letter.

Section 5.10 Shareholder Litigation. The Company shall give Parent the opportunity to participate, at its sole expense, in the defense or settlement of any shareholder litigation against the Company and/or its directors or executive officers relating to the transactions contemplated by this Agreement, whether commenced prior to or after the execution and delivery of this Agreement. The Company agrees that it shall not settle or offer to settle any litigation commenced prior to or after the date hereof against the Company or any of its directors or executive officers by any shareholder of the Company relating to this Agreement, the Merger, any other Transaction contemplated hereby or otherwise, without the prior written consent of Parent.

Section 5.11 State Takeover Laws. If any “fair price,” “business combination” or “control share acquisition” statute or other similar statute or regulation is or may become applicable to the Merger and the other transactions contemplated by this Agreement, the Company, the Special Committee and the Board of Directors shall each take such actions as are necessary so that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any such statute or regulation on the Merger and the other transactions contemplated hereby.

ARTICLE VI

CONDITIONS

Section 6.01 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of Parent and the Company to consummate the Merger and the other Transactions are subject to the satisfaction or waiver (by mutual written consent of the Company and Parent) on or prior to the Closing Date of each of the following conditions:

(a) Shareholder Approval. The Company shall have obtained the Company Shareholder Approval.

(b) Regulatory Approval. All requisite approvals from Governmental Authorities shall have been received and any waiting period (and any extension thereof) applicable to the Merger and the other Transactions under applicable Law shall have been terminated or shall have expired.

(c) No Order. No court of competent jurisdiction or any other Governmental Authority shall have issued, enacted, promulgated, enforced or entered any law, rule, regulation, decree, ruling or order or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the Merger or the other transactions contemplated by this Agreement.

Section 6.02 Conditions to Obligation of Parent and Merger Sub. The obligation of Parent and Merger Sub to effect the Merger and the other Transactions is subject to the satisfaction or waiver by Parent, in its sole discretion, on or prior to the Closing Date of the following additional conditions:

(a) Representations and Warranties.

(i) Except as set forth in, and subject to, Sections 6.02(a)(ii) and 6.02(a)(iii), the representations and warranties of the Company contained in this Agreement shall be true and correct in all respects as of the Closing Date, as if made on the Closing Date (except for such representations and warranties which are made as of a certain date, which shall be true and correct as of such date), except where the failure of such representations and warranties in the aggregate to be so true and correct would not result in a Company Material Adverse Effect.

(ii) Notwithstanding anything to the contrary set forth in Section 6.02(a)(i), the representations and warranties of the Company set forth in Sections 3.03(b), 3.03(c), 3.22, 3.23 and 3.24 shall be true and correct in all respects when made and as of the Effective Time as if made at the Effective Time.

(iii) Notwithstanding anything to the contrary set forth in Section 6.02(a)(i), the representations and warranties set forth in Section 3.02(a) and Section 3.02(b) shall be true and correct in all material respects as of the Effective Time as though made on and as of such time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date); it being understood that, in any event, the condition set forth in this Section 6.02(a)(iii) shall be deemed not to have been satisfied if any breach of the representations and warranties set forth in Section 3.02(a) and Section 3.02(b) shall have occurred that would reasonably be expected to result in the sum of (x) the aggregate Merger Consideration (including amounts payable pursuant to cancellation of any Company Restricted Shares) and (y) the aggregate consideration payable pursuant to any repurchase or cancellation of any Company Options, Company Warrants, Company Derivatives or other equity securities of the Company, in each case pursuant to this Agreement, but excluding, for the avoidance of doubt, the Series E Distributions, to be more than $4,723,000.

(b) Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date and Parent shall have received a certificate signed by a duly authorized officer of the Company certifying that the conditions set forth in 6.02(a), 6.02(b) and 6.02(c) shall have been satisfied.

(c) No Material Adverse Change. Since the date of this Agreement, there shall not have occurred any event, change or development that, individually or in the aggregate, constituted or could reasonably be expected to constitute a Company Material Adverse Effect.

(d) No Litigation. There shall not be pending any suit, action or proceeding brought by any Governmental Authority or any Person, (i) challenging the acquisition by Parent of any capital stock of the Company, seeking to restrain, enjoin or prohibit the consummation of the Merger or any other Transaction contemplated hereby or seeking to obtain from the Company, Parent or any members of Parent any damages, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective Subsidiaries or the members of Parent of any material portion of the business or assets of the Company or the Company Subsidiaries or (iii) which otherwise is likely to constitute a Company Material Adverse Effect.

(e) Directors. The Company shall have received, and delivered copies to Parent of the resignations of those directors of the Company identified by Parent in writing prior to the Effective Time, which shall be valid and effective immediately prior to the Effective Time. The Board of Directors of the Company, as it is constituted immediately prior to the Company Shareholders Meeting, subject to any death or resignation, shall have elected to the Board of Directors of the Company the Persons designated in writing by Parent prior to the Effective Time, such election to take effect as of immediately after the Effective Time.

(f) Tax Certification. Parent shall have received a certification from the Company in the form prescribed by Treasury regulations under Section 1445 of the Code to the effect that the Company is not (and was not at any time during the five-year period ending on the Closing date) a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(g) Amended and Restated Articles of Incorporation. The Company’s Board of Directors and shareholders shall have adopted and approved the Second Amended and Restated Articles of Incorporation of the Company in substantially the form attached hereto as Exhibit D (the “Restated Articles”), which Restated Articles shall supersede and replace the Amended and Restated Articles of Incorporation of the Company and any related Certificates of Determination related thereto in effect as of the date hereof, and such Restated Articles shall have been duly filed with the Secretary of State of the State of California.

(h) Dissenting Shares. The total number of Dissenting Shares shall not exceed five percent (5%) of the issued and outstanding shares of Common Stock (on a fully diluted and as-if converted basis) as of the Closing Date.

(i) Series E Preferred Stock. The total number of fractional shares of Series E Preferred Stock to receive the Series E Distribution pursuant to Section 1.07(d) shall constitute less than 10% of the total outstanding shares of Series E Preferred Stock immediately after the Reverse Split.

(j) Third Party Consents. The third party consents set forth in Section 6.02(j) of the Company Disclosure Letter shall have been obtained by the Company in form and substance reasonably satisfactory to Parent, which consents shall not have been revoked or modified.

(k) Rights Plan. The Company shall have caused the Rights Plan to be terminated upon the Effective Time, without payment or distribution of any amounts or securities to any holders thereunder.

(l) SEC Filings.

(i) The Company shall have filed all reports required by Section 13(a) of the Exchange Act (without regard to Rule 12b-25 under the Exchange Act) since January 1, 2005 and through immediately prior to the Effective Time and there shall not have been any amendment or restatement to any such report (or any event that could reasonably be expected to require such amendment or restatement) that the Company is required to file under Section 15(d) of the Exchange Act.

(ii) No registration statement relating to the Common Stock, the Series E Preferred Stock or any other class of securities of the Company shall have become effective under the Securities Act in the fiscal year during which the Effective Time occurs and the Company shall have otherwise met the requirements for availability of Rule 12h-3 under the Exchange Act set forth in Rule 12h-3(c) under the Exchange Act.

(iii) The Company shall have terminated, prior to the filing by the Company of the Annual Report on Form 10-K of the Company for the fiscal period ended December 31, 2007, any then effective registration statement filed by the Company under the Securities Act.

(iv) Assuming the consummation of the Merger and the effectiveness of the Reverse Split, the Company shall have met all the requirements under the Exchange Act for the immediate suspension of duty to file reports under Section 15(d) of the Exchange Act for the Common Stock and the Series E Preferred Stock upon the filing with the Commission of a certification on Form 15.

Section 6.03 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction or waiver by the Company, in its sole discretion, on or prior to the Closing Date of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Parent and Merger Sub contained in this Agreement shall be true and correct in all respects as of the Closing Date, as if made on the Closing Date (except for such representations and warranties which are made as of a certain date, which shall be true and correct as of such date), except where the failure of such representations and warranties in the aggregate to be so true and correct would not result in a Parent Material Adverse Effect. The Company shall have received a certificate of a duly authorized officer of Parent to such effect.

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date and the Company shall have received a certificate of a duly authorized officer of Parent to such effect.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

Section 7.01 Termination. This Agreement may be terminated and the Merger and other transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether prior to or after receipt of the Company Shareholder Approval:

(a) by mutual written consent of Parent and, acting at the direction of the Special Committee, the Company;

(b) by either Parent or the Company, if:

(i) the Merger shall not have been consummated by April 30, 2008 (such date, the “Termination Date”), provided, that the right to terminate the Agreement pursuant to this Section 7.01(b)(i) shall not be available to any Party whose failure to perform any of its obligations under this Agreement has been the primary cause of the failure of the Merger to be consummated by such time;

(ii) any Governmental Authority of competent jurisdiction issues an order, judgment, decision, opinion, decree or ruling or takes any other action permanently restraining, enjoining or otherwise prohibiting the Merger or any other Transactions contemplated herein and such order, judgment, decision, opinion, decree or ruling or other action shall have become final and non-appealable; or

(iii) the Company Shareholder Approval shall not have been obtained at the Company Shareholders Meeting or any adjournment or postponement thereof; provided that the right to terminate the Agreement pursuant to this Section 7.01(b)(iii) shall not be available to the Company if it has breached its obligations under Section 5.08 or to Parent if Parent or any of the Rollover Shareholders shall have breached their obligations under the Voting Agreement and such breach has proximately caused the Company Shareholder Approval not to have been obtained;

(c) by Parent, if:

(i) neither Parent nor Merger Sub is in material breach of their respective obligations under this Agreement and the Company shall have breached or failed to perform any of its representations, warranties or covenants contained in this Agreement such that the conditions stated in Section 6.02(a) and/or Section 6.02(b) would not be satisfied, which breach or failure to perform is not reasonably capable of being cured by the Company prior to the Termination Date or is not cured by the Company within ten (10) Business Days of receipt of notice by the Company of such breach or failure to perform;

(ii) a Change in the Company Recommendation shall have occurred;

(iii) there is pending any suit, action or proceeding brought by any Governmental Authority or any Person, (x) challenging the acquisition by Parent of any capital stock of the Company, seeking to restrain, enjoin or prohibit the consummation of the Merger or any other Transaction contemplated hereby or seeking to obtain from the Company, Parent or any members of Parent any damages, (y) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective Subsidiaries or the members of Parent of any material portion of the business or assets of the Company or the Company Subsidiaries or (z) which otherwise is likely to constitute a Company Material Adverse Effect; or

(iv) after the date hereof, there shall have occurred any event, change or development that, individually or in the aggregate, constituted or could reasonably be expected to constitute a Company Material Adverse Effect.

(d) by the Company if:

(i) the Company is not in material breach of its obligations under this Agreement and Parent shall have breached or failed to perform any of its representations, warranties or covenants contained in this Agreement such that the conditions stated in Section 6.03(a) and/or Section 6.03(b) would not be satisfied, which breach or failure to perform is not reasonably capable of being cured by Parent prior to the Termination Date or is not cured by Parent within ten (10) Business Days of receipt of notice by Parent of such breach or failure to perform; or

(ii) prior to approval of the Merger by the Company’s shareholders as contemplated by Section 6.1(a) and as a result of a Superior Proposal, the Special Committee determines in good faith, by resolution duly adopted after consultation with its outside legal counsel and an independent financial advisor of nationally recognized reputation, that the failure to terminate this Agreement and accept such Superior Proposal would be inconsistent with its fiduciary duties under applicable Law, and provided, that with its notice to terminate this Agreement pursuant to this Section 7.01(d)(ii), the Company must include the most current version of any written agreement relating to the transaction that constitutes such Superior Proposal.

Section 7.02 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, and there shall be no liability on the part of Parent or the Company, except for the provisions of this Section 7.02, Section 7.03 and Article VIII, which shall survive any such termination and remain in full force and effect, and except that no Party shall be relieved or released from any liability or damages arising from a willful or intentional breach of any provision of this Agreement.

Section 7.03 Fees and Expenses.

(a) If this Agreement is terminated pursuant to Section 7.01(b)(iii), Section 7.01(c)(i), Section 7.01(c)(ii) or Section 7.01(d)(ii), then within five (5) Business Days of such termination, Parent shall deliver a written notice to the Company setting forth the aggregate amount of all actual and documented attorneys’ fees and expenses incurred by Parent as of the date of such termination in connection with this Agreement and the ancillary agreements and the Transactions (the “Expense Amount”). Within (x) five (5) Business Days of the receipt by the Company of such written notice in the event of a termination pursuant to Section 7.01(b)(iii) or Section 7.01(c)(i) and (y) 30 Business Days of the receipt by the Company of such written notice in the event of a termination pursuant to Section 7.01(c)(ii) or Section 7.01(d)(ii), the Company shall pay to Parent, by wire transfer of immediately available funds to an account designated by Parent, an amount equal to the Expense Amount; provided that the Company shall not be obligated to pay to Parent more than an aggregate of $750,000 pursuant to this Section 7.03(a).

(b) The Parties each agree that the agreements contained in this Section 7.03 are an integral part of the transaction contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay the Expense Amount due under this Section 7.03 and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for such amounts, the Company shall pay interest on such amounts from the date payment of such amounts were due to the date of actual payment at the prime rate of Citibank, N.A. in effect on the date such payment was due, together with the costs and expenses of Parent (including reasonable legal fees and expenses) in connection with such suit.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and in any certificate delivered pursuant to this Agreement by any Person shall terminate at the Effective Time or the termination of this Agreement pursuant to Section 7.01 hereof, as the case may be, except that the agreements set forth in Section 7.02, 7.03 and Article VIII hereof shall survive termination and this Section 8.01 shall not limit any covenant or agreement of the Parties hereto which by its terms contemplates performance after the Effective Time. For the avoidance of doubt and notwithstanding anything to the contrary contained in the foregoing sentence, all representations, warranties and agreements in this Agreement and in any certificate delivered pursuant to this Agreement by Parent shall terminate at the Effective Time or the termination of this Agreement pursuant to Section 7.01, as the case may be.

Section 8.02 Fees and Expenses. Except as set forth in Section 7.03, if the Merger is not consummated and this Agreement is terminated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such Expenses. As used in this Agreement, “Expenses” includes all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the Transactions contemplated hereby, including the preparation, printing, filing and mailing, as the case may be, of the Proxy Statement and Schedule 13E-3 and any amendments or supplements thereto, and the solicitation of shareholder approvals and all other matters related to the transactions contemplated hereby.

Section 8.03 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telecopy or telex, overnight courier service or by registered or certified mail (postage prepaid, return receipt requested), to the respective Parties at the following addresses or at such addresses as shall be specified by the Parties by like notice:

(a)	If to Parent:

CP Holdco, LLC

c/o General Atlantic Service Company, LLC

3 Pickwick Plaza

Greenwich, Connecticut 06830

Telecopier: (203) 302-3044

Attention: David A. Rosenstein, Esq.

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

Telecopier: (212) 757-3990

Attention:	Douglas A. Cifu, Esq.
Marilyn Sobel, Esq.

(b)	If to the Company:

Critical Path, Inc.

2 Harrison Street, 2nd Floor

San Francisco, California 94105

Telecopier: (415) 541-2300

Attention: Chief Executive Officer

with a copy to:

Special Committee of the Board of Directors of Critical Path, Inc.

Critical Path, Inc.

2 Harrison Street, 2nd Floor

San Francisco, California 94105

Telecopier: (415) 541-2300

Attention: Chief Executive Officer

and a copy (which shall not constitute notice) to:

Paul, Hastings, Janofsky & Walker, LLP

55 Second Street, 24th Floor

San Francisco, California 94105

Telecopier: (415) 856-7310

Attention: Gregg F. Vignos, Esq.

Gibson, Dunn & Crutcher LLP

3161 Michelson Drive

Fourteenth Floor

Irvine, California 92612

Attention: Terrence R. Allen, Esq.

Section 8.04 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to any conflict of laws rules thereof that might indicate the application of the Laws of any other jurisdiction. Each of the Parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in Delaware, over any suit, action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto. To the fullest extent they may effectively do so under applicable Law, the Parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each of the Parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 8.05 Entire Agreement; Assignment. This Agreement (together with the exhibits and annexes hereto and the Company Disclosure Letter) contain the entire agreement among Parent, Merger Sub and the Company with respect to the Merger and the other transactions contemplated hereby and supersedes all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to these matters. Each Party hereto has participated in the drafting of this Agreement, which each Party acknowledges is the result of extensive negotiations between the Parties. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other Party, and any attempt to make any such assignment without such consent shall be null and void, except that Parent may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any direct wholly owned Subsidiary of Parent without the consent of the Company, but no such assignment shall relieve Parent of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

Section 8.06 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any terms or provisions of this Agreement in any other jurisdiction so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 8.07 Headings. Headings are used for reference purposes only and do not affect the meaning or interpretation of this Agreement.

Section 8.08 Parties in Interest; Limitation of Liabilities.

(a) This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and their respective successors, legal representatives and permitted assigns, and, except for the provisions of Section 5.03 hereof, which shall be enforceable by the beneficiaries contemplated thereby, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

(b) The Company hereby acknowledges and agrees that neither the Company, its Subsidiaries, nor any of their respective Affiliates, shall have any right of recovery against, and no personal liability shall attach to, any members, officers, directors or employees of Parent or Merger Sub or any of their respective former, current or future stockholders, controlling persons, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners, assignees, successors or assigns (each a “Parent Affiliate”), through the Parent, Merger Sub or otherwise, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of the Parent or Merger Sub against any Parent Affiliate, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law, or otherwise; provided, that the foregoing shall not affect in any respect any liability or obligations of Parent or Merger Sub under this Agreement or any of the Company’s rights or remedies hereunder with respect to Parent and Merger Sub.

Section 8.09 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

Section 8.10 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS CONTAINED IN THIS SECTION 8.10.

Section 8.11 Definitions. As used in this Agreement:

“Affiliate” has the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Business Day” means any day on which banks are not required or authorized to close in the City of New York.

“CK Shareholders” means, collectively, Cenwell Limited, Campina Enterprises Limited, Dragonfield Limited and Lion Cosmos Limited.

“Company Articles of Incorporation” means the Amended and Restated Articles of Incorporation of the Company, as amended from time to time.

“Company Disclosure Letter” means the Company Disclosure Letter delivered by the Company to Parent and Merger Sub on the date hereof, setting forth items the disclosure of which is necessary in response to an express disclosure requirement or as an exception to one or more of the Company’s representations or warranties contained in this Agreement. Each disclosure set forth in the Company Disclosure Letter is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement and shall only be deemed a qualification or exception to such section and to any other sections of this Agreement if the relation of such disclosure to such other section is reasonably apparent.

“Company Material Adverse Effect” means any effect, change, event, circumstance, condition or development having an effect that individually or in the aggregate is or would reasonably be expected to be materially adverse to the business, assets, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole or would materially impair its ability to perform its obligations under this Agreement; provided, however, that any effect, change, event, circumstance, condition or development that results from or arises out of one or more of the following will not be considered in determining whether a “Company Material Adverse Effect” has occurred or would reasonably be expected to occur: (i) changes in general economic conditions nationally or regionally or changes in conditions (including as a result of changes in laws) affecting the industries in which the Company and the Company Subsidiaries compete, provided that such changes in each case do not disproportionately affect the Company and the Company Subsidiaries, taken as a whole, (ii) actions taken or omitted by the Company or any of the Company Subsidiaries with the prior written consent of Parent after the date hereof, (iii) failure by the Company to meet or exceed any published analyst’s revenue or earnings projections or forecasts or any failure by the Company to meet its internal projections presented to the Board of Directors (but, in each case, not the underlying cause of such failure or the effects therefrom), (iv) any facts or circumstances disclosed in the Form 10-K, the Quarterly Reports on Form 10-Q and the Current Reports on Form 8-K filed from the date of the filing of the Form 10-K and any amendments to any such reports, in the case of all such reports and amendments through and until not later than four (4) Business Days prior to the date of this Agreement (excluding any disclosures set forth in any risk factor section thereof or in any other disclosures included therein to the extent that they are cautionary, predictive or forward-looking in nature) or in the Company Disclosure Letter or (v) changes in the Company’s stock price, by itself.

“Constituent Documents” means with respect to any entity, the certificate or articles of incorporation, certificate of formation, the operating agreement, the bylaws, or any similar charter or other organizational or governing documents of such entity.

“Contributing Shareholders” means, collectively, General Atlantic Partners 74, L.P., GapStar, LLC, GAP Coinvestment Partners II, L.P., Cenwell Limited, Campina Enterprises Limited, Richmond CP LLC, Peter Kellner, Richmond I, LLC, Richmond III, LLC, the Kellner Foundation, George Kellner, Trust FBO Peter and Catherine Kellner, Catherine Kellner, Clara Kellner, Paul Kellner and Vectis-CP Holdings, LLC.

“Copyrights” means any foreign or United States copyright registrations and applications for registration thereof, and any non-registered copyrights.

“Environmental Law” means any foreign, federal, state or local law, treaty, statute, rule, regulation, order, ordinance, decree, injunction, judgment, governmental restriction or any other requirement of law (including common law) regulating or relating to the protection of human health, safety (as it relates to Releases of Hazardous Substances), natural resources or the environment, including, without limitation, laws relating to wetlands, pollution, contamination or the use, generation, management, handling, transport, treatment, disposal, storage, Release or threatened Release of Hazardous Substances.

“Environmental Permit” means any permit, license, authorization or consent required pursuant to applicable Environmental Laws.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Shares” means the Treasury Shares and the Parent Held Shares.

“GA Shareholders” means, collectively, General Atlantic Partners 74, L.P., GapStar, LLC, GAP Coinvestment Partners II, L.P. and GAPCO GmbH & Co. KG.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Hazardous Substances” means any substance that: (i) is or contains asbestos, urea formaldehyde insulation, polychlorinated biphenyls, petroleum, petroleum products or petroleum-derived substances or wastes, radon gas, microbial or microbiological contamination or related materials, (ii) requires investigation or remedial action pursuant to any Environmental Law, or is defined, listed or identified as a “hazardous waste,” “hazardous substance,” “toxic substance” or words of similar import thereunder, or (iii) is regulated under any Environmental Law.

“Indebtedness” means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid (other than trade payables incurred in the ordinary course of business consistent with past practices), (iv) all obligations of such Person under conditional sale or other title retention agreements relating to any property purchased by such Person, (v) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding obligations of such Person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of business consistent with past practices), (vi) all lease obligations of such Person capitalized on the books and records of such Person, (vii) all obligations of others secured by a Lien on property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (viii) all obligations of such Person under interest rate, currency or commodity derivatives or hedging transactions, (ix) all letters of credit or performance bonds issued for the account of such Person and (x) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person.

“Internet Assets” means any Internet domain names and other computer user identifiers and any rights in and to sites on the worldwide web, including rights in and to any text, graphics, audio and video files and html or other code incorporated in such sites.

“IRS” means the U.S. Internal Revenue Service.

“known” or “knowledge” means, with respect to any party, the knowledge of such party’s executive officers after due inquiry.

“Law” (and with the correlative meaning “Laws”) means rule, regulation, statutes, orders, ordinance, guideline, code, or other legally enforceable requirement, including but not limited to common law, state and federal laws or securities laws and laws of foreign jurisdictions.

“Leased Real Property” means all interests leased pursuant to the Leases.

“Leases” means leases, subleases, licenses and occupancy agreements.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), other charge or security interest; or any preference, priority or other agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, or any capital lease having substantially the same economic effect as any of the foregoing).

“Order” means any charge, order, writ, injunction, judgment, decree, ruling, determination, directive, award or settlement, whether civil, criminal or administrative and whether formal or informal, applicable to the Company or any Company Subsidiary.

“Parent Material Adverse Effect” means any event, change or development having an effect that would prevent or materially delay the performance by Parent of any of its obligations under this Agreement.

“Patents” means any foreign or United States patents and patent applications, including any divisions, continuations, continuations-in-part, substitutions or reissues thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted.

“Permitted Liens” means (i) any liens for Taxes not yet due or which are being contested in good faith by appropriate proceedings, (ii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar liens, (iii) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation, and (iv) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially impair the use in the business of the property subject thereto consistent with past practice.

“Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

“Plan” means each “employee benefit plan”, as such term is defined in section 3(3) of ERISA, and each employment, consulting, bonus, incentive or deferred compensation, severance, termination, retention, change of control, stock option, stock appreciation, stock purchase, restricted stock, deferred stock, phantom stock or other equity-based, performance or other employee or retiree benefit or compensation plan, program, arrangement, agreement or policy, whether written or unwritten, that provides or may provide benefits or compensation in respect of any current or former officer, director or employee of the Company or the beneficiaries or dependents of any such person that is or has been maintained or established by the Company or any other Related Persons, or to which the Company or any Related Person contributes or is or has been obligated or required to contribute.

“Related Person” means any trade or business, whether or not incorporated, which, together with the Company, is or would have been at any date of determination occurring within the preceding six years, treated as a single employer under Section 414 of the Code.

“Release” means any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersal, migration, transporting, placing and the like, including without limitation, the moving of any materials through, into or upon, any land, soil, surface water, groundwater or air, or otherwise entering into the indoor or outdoor environment.

“Representatives” of a Person means the officers, directors, employees, accountants, counsel, financial advisors, consultants, financing sources and other advisors or representatives of such Person.

“Retiree Welfare Plan” means any Plan that provides for continued medical, dental or life insurance benefits or coverage after termination or retirement from employment, other than as required by COBRA (Section 4980B of the Code) or any similar state or local Law.

“Rollover Shareholders” means, collectively, the Contributing Shareholders, GAPCO GmbH & Co. KG., Dragonfield Limited and Lion Cosmos Limited.

“SEC” means the United States Securities and Exchange SEC.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Software” means any and all computer software, including application software, system software and firmware, including all source code and object code versions thereof, in any and all forms and media, and all related documentation.

“Subsidiary” when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

“Tax” (and with the correlative meaning “Taxes”) shall mean all federal, state, local or foreign net income, franchise, gross income, sales, use, ad valorem, property, gross receipts, license, capital stock, payroll, withholding, excise, severance, transfer, employment, alternative or add-on minimum, stamp, occupation, premium, environmental or windfall profits taxes, and other taxes, charges, fees, levies, imposts, customs, duties, licenses or other assessments, together with any interest and any penalties, additions to tax or additional amounts imposed by any Taxing Authority.

“Tax Return” means all federal, state, local and foreign tax returns, estimates, information statements and reports relating to Taxes.

“Taxing Authority” means, with respect to any Tax, the Governmental Authority that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such Governmental Authority.

“Trade Secrets” means information, including all inventions (whether or not patentable), discoveries, processes, procedures, designs, formulae, know-how, Software, ideas, methods, research and development, data and databases, that is proprietary or confidential, the value of which is contingent upon the continued confidentiality of such information.

“Trademarks” means any foreign or United States trademarks, service marks, trade dress, trade names, brand names, designs and logos, corporate names, product or service identifiers, whether registered or unregistered, and all registrations and applications for registration thereof.

Section 8.12 Amendment. This Agreement may not be amended and no waiver, consent or approval by or on behalf of the Company (or Special Committee, if applicable) may be granted except pursuant to an instrument in writing signed by or on behalf of the Company (or Special Committee, if applicable) following approval of such action by the Special Committee and signed by Parent.

Section 8.13 Extension and Waiver. At any time prior to the Effective Time, whether before or after receipt of the Company Shareholder Approval at the Company Shareholders Meeting, if applicable:

(a) The Special Committee on behalf of the Company may (i) extend the time for the performance of any of the obligations or other acts of Parent, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered by Parent pursuant hereto, or (iii) waive compliance by Parent with any of the agreements or with any conditions to the Company’s obligations.

(b) Parent may (i) extend the time for the performance of any of the obligations or other acts of the Company, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered by the Company pursuant hereto, or (iii) waive compliance by the Company with any of the agreements or with any conditions to Parent’s obligations.

(c) Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer.

[Signatures on the following page]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

CP HOLDCO, LLC

By:	/s/ TOM C. TINSLEY
Name:	Tom C. Tinsley
Title:	President

CP MERGER CO.

By:	/s/ TOM C. TINSLEY
Name:	Tom C. Tinsley
Title:	President

CRITICAL PATH, INC.

By:	/s/ MARK PALOMBA
Name:	Mark Palomba
Title:	Chief Executive Officer

Annex B

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

This Amendment No. 1, dated as of February 19, 2008 (this “Amendment”), is to the Agreement and Plan of Merger, dated as of December 5, 2007 (the “Merger Agreement”), by and among CP Holdco, LLC, a Delaware limited liability company (“Parent”), CP Merger Co., a California corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Critical Path, Inc., a California corporation (the “Company” and, collectively with Parent and Merger Sub, the “Parties”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Merger Agreement, and all references to Articles and Sections herein are references to Articles and Sections of the Merger Agreement.

In consideration of the premises and mutual promises herein made, and in consideration of the agreements herein contained, the Parties, intending to be legally bound hereby, agree as follows:

1.	Amendment to Recitals. The first recital of the Agreement is hereby amended and restated in its entirety as follows:

“WHEREAS, the Board of Directors of the Company (the “Board of Directors”), based on the unanimous recommendation of a special committee thereof consisting solely of disinterested directors of the Company (the “Special Committee”) has (i) determined that (x) the merger of Merger Sub with and into the Company (the “Merger”), with the Company remaining as the surviving corporation and a Subsidiary of Parent, whereby each share of the Common Stock of the Company, par value $0.001 per share (the “Common Stock”) (other than Excluded Shares (as defined herein) and Dissenting Shares (as defined herein)) will, upon the terms and subject to the conditions set forth herein, be converted into the right to receive the following (the “Merger Consideration”): (a) cash in an amount equal to $0.102 per share (subject to adjustments upon any stock split, stock dividend, stock distribution or reclassifications of the Common Stock pursuant to Section 2.04), and (b) subject to Section 1.11(c), the Contingent Litigation Recovery Right (as defined herein), and (y) the other transactions (collectively with the Merger, the “Transactions”) contemplated by this Agreement and the Note Exchange Agreement (as defined herein) and the provisions of the Restated Articles (as defined herein) are fair to, and in the best interests of the shareholders of the Company (other than the Rollover Shareholders (as defined herein)), (ii) approved and adopted this Agreement and the Transactions, and declared their advisability, (iii) recommended the adoption by the shareholders of the Company, subject to the terms and conditions set forth herein, of this Agreement and the Restated Articles, and (iv) approved the Merger, the Transactions and this Agreement for purposes of Section 1201 of the California General Corporation Law (as amended from time to time, the “CGCL”).”

2.	Amendment to Section 1.07(d). Section 1.07(d) is hereby amended and restated in its entirety as follows:

“(d) Series E Preferred Stock. Each share of the Series E Preferred Stock issued and outstanding immediately prior to the Effective Time shall not be affected by the Merger and shall be automatically reverse split, immediately after the Effective Time, on a 70,000 to 1 basis in accordance with the terms of the Restated Articles (the “Reverse Split”). Immediately after the Reverse Split, (i) each holder holding fractional shares of Series E Preferred Stock (each, a “Series E Distribution Holder”) shall receive, in exchange for the cancellation of all fractional shares of Series E Preferred Stock held by such Series E Distribution Holder, an amount in cash equal to the product of (x) the fractional shares of the Series E Preferred Stock held by such Series E Distribution Holder, multiplied by (y) the quotient referred to in Section 7(a)(ii) of Article V.C of the Restated Articles then in effect, as adjusted pursuant to the Restated Articles after the Reverse Split, multiplied by (z) cash in an amount equal to $0.102 (subject to adjustment for any stock splits, combinations or recapitalizations of the Common Stock and similar anti-dilution events involving the Common Stock) and, subject to Section 1.11(c), the Contingent Litigation Recovery Right (such amount payable to each Series E Distribution Holder shall be referred to as the “Series E Distribution” for such Series E Distribution Holder), and (ii) all other shares of Series E Preferred Stock shall remain issued and outstanding, and shall, upon the election of holders of a majority of the then outstanding Series E Preferred Stock, be converted into that number of shares of common stock of the Surviving Corporation (rounded up to the nearest whole number) in accordance with Section 7(aa) of Article V.C of the Restated Articles then in effect. Immediately after the Reverse Split, all fractional shares of Series E Preferred Stock shall no longer remain outstanding and shall automatically be cancelled and shall cease to exist, and each Series E Distribution Holder of a certificate that represented such fractional shares of Series E Preferred Stock as a result of the Reverse Split (a “Series E Stock Certificate”) shall cease to have any rights with respect thereto, except the right to receive his, her or its Series E Distribution, to be paid in consideration therefor upon surrender of such Series E Stock Certificate in accordance with Section 2.01(b), without interest.”

3.	Amendment to Article I. Article I is hereby amended by adding the following Section 1.11 at the end thereof:

“Section 1.11 Contingent Litigation Recovery Right.

(a) The term “Contingent Litigation Recovery Right” shall mean a payment equal to the quotient of (A) the excess of (1) the aggregate amount of all payment, penalty, interest and other damages actually recovered by the Surviving Corporation in the action pending in the United States District Court for the Western District of Washington captioned Vanessa Simmonds v. Bank of America Corporation and J.P. Morgan Chase & Co., Docket # 2:07-cv-01582-JLR (collectively, the “Simmonds Claims”), whether such payment, penalty, interest and other damages are recovered at trial, upon appeal or in settlement (the “Recovery”) minus (2) the sum of the aggregate amount of all fees, costs and expenses (including, without limitation, attorneys’ fees and disbursements) incurred by, paid by, or charged to the Surviving Corporation and its shareholders and Affiliates in (x) pursuing, prosecuting, settling and obtaining Recovery from the Simmonds Claims, and (y) distributing any amounts pursuant to this Section 1.11 to holders of shares of Common Stock of the Company outstanding as of the Effective Time, each holder of Company Warrants or Company Options that is entitled to receive any cash payments pursuant to Sections 1.09(b) or 1.09(c), and each Series E Distribution Holder, divided by (B) the total number of shares of Common Stock outstanding immediately prior to the Effective Time on a fully diluted basis assuming conversion of all shares Series D Preferred Stock and Series E Preferred Stock then outstanding and the exercise of all then outstanding Warrants and Company Options that have an exercise price below $0.102 per share (subject to adjustments upon any stock split, stock dividend, stock distribution or reclassifications of the Common Stock pursuant to Section 2.04). Any amount of the Recovery in excess of the aggregate amount distributed as Contingent Litigation Recovery Right pursuant to this Section 1.11 shall be retained by the Surviving Corporation.

(b) Notwithstanding any provision to the contrary contained herein or in any other agreement or document, neither the Surviving Corporation, its Subsidiaries and Affiliates, nor any of their respective directors, officers, employees, agents or representatives shall have any obligation to pursue, prosecute, settle or otherwise take any action with respect to the Simmonds Claims or any other related claims, actions or proceedings. The parties hereto further acknowledge and agree that, after the Effective Time, should it elect to do so in its sole, absolute and unfettered discretion, the Surviving Corporation shall have all right and authority, but not the obligation, to manage, pursue, prosecute, settle, compromise or dismiss the Simmonds Claims or any other related claims, actions or proceedings in such manner as the Surviving Corporation deems necessary or appropriate in its sole, absolute and unfettered discretion.

(c) For purposes of this Agreement, prior to the actual receipt of any Recovery by the Surviving Corporation, the Contingent Litigation Recovery Right shall not be deemed a part of the Merger Consideration or the Series E Distribution; provided, however, that if any amounts are received pursuant to the Contingent Litigation Recovery Right in the future, then such amounts shall represent payments of additional consideration pursuant to this Agreement and shall be deemed an integral part of the Merger Consideration and the Series E Distribution.

(d) To the extent any amount is payable pursuant to Section 1.11(a), the Surviving Corporation shall, or shall cause a paying agent selected by the Surviving Corporation to, pay any such amount to (i) each holder of shares of Common Stock outstanding immediately prior to the Effective Time pursuant to Section 1.07(a), (ii) each holder of Company Warrants or Company Options that is entitled to receive any cash payments pursuant to Sections 1.09(b) or 1.09(c), and (iii) each Series E Distribution Holder pursuant to Section 1.07(d), respectively, in each case without interest and less any withholding Taxes as described in Section 2.01(f), and in the case of holders of shares of Common Stock outstanding immediately prior to the Effective Time and Series E Distribution Holders, according to the payment instructions set forth in the Transmittal Documents submitted by such holder pursuant to Section 2.01(b).

(e) The right of each holder of shares of Common Stock outstanding as of the Effective Time, each holder of Company Warrants or Company Options that is entitled to receive any cash payments pursuant to Sections 1.09(b) or 1.09(c) and each Series E Distribution Holder, respectively, to receive any payment under the Contingent Litigation Recovery Right pursuant to this Agreement (i) shall not be transferred or assigned except by operation of law or by will or intestate succession, (ii) shall not be evidenced by a certificate or any other instrument, and (iii) shall not entitle such holder to any right as holders of common stock or any other equity interest in the Surviving Corporation, including, without limitation, any voting rights or rights to receive dividends, distributions or any other payments.”

4.	Amendment to Section 3.03(c)(ii). Section 3.03(c)(ii) is hereby amended and restated in its entirety as follows:

“(ii) the Restated Articles are:

(A) with respect to the amendment to the Company Articles of Incorporation to provide for a 70,000-to-1 reverse stock split of the Series E Preferred Stock, the (1) affirmative vote of a majority of outstanding shares of Series D Preferred Stock, voting as a separate class, (2) affirmative vote of a majority of the outstanding shares of Series E Preferred Stock, voting as a separate class, and (3) Vote of Outstanding Shares;

(B) with respect to the amendment to the Company Articles of Incorporation to provide for the conversion of the Series D Preferred Stock and Series E Preferred Stock into shares of Common Stock upon the election of holders of a majority of the outstanding shares of each such series of preferred stock to convert, the (1) affirmative vote of a majority of outstanding shares of Series D Preferred Stock, voting as a separate class, (2) affirmative vote of a majority of the outstanding shares of Series E Preferred Stock, voting as a separate class, and (3) Vote of the Outstanding Shares;

(C) with respect to the amendment to the Company Articles of Incorporation to increase the number of authorized shares of Common Stock to 500,000,000, the (1) affirmative vote of a majority of the outstanding shares of Common Stock, voting as a separate class, (2) affirmative vote of a majority of the outstanding shares of Series D Preferred Stock, voting as a separate class, and (3) Vote of the Outstanding Shares;

(D) with respect to the amendment to the Company Articles of Incorporation to permit shareholders to act by written consent, the (1) affirmative vote of a majority of the outstanding shares of Common Stock, voting as a separate class, (2) affirmative vote of a majority of the outstanding shares of Series D Preferred Stock, voting as a separate class, (3) affirmative vote of a majority of the outstanding shares of Series E Preferred Stock, voting as a separate class, and (4) Vote of the Outstanding Shares;

(E) with respect to the amendment to the Company Articles of Incorporation to terminate the authorization to issue Series F Preferred Stock, the (1) affirmative vote of a majority of the outstanding shares of Series D Preferred Stock, voting as a separate class, and (2) Vote of Outstanding Shares;

(F) with respect to the amendment to the Company Articles of Incorporation to provide that the Transactions do not constitute a change of control for purposes of the Restated Articles, the (1) affirmative vote of a majority of the outstanding shares of Series D Preferred Stock, voting as a separate class, (2) affirmative vote of a majority of the outstanding shares of Series E Preferred Stock, voting as a separate class, and (3) Vote of the Outstanding Shares; and

(G) with respect to the adoption of the Restated Articles as a whole, the (1) affirmative vote of a majority of the outstanding shares of Common Stock, voting as a separate class, (2) affirmative vote of a majority of the outstanding shares of Series D Preferred Stock, voting as a separate class, (3) affirmative vote of a majority of the outstanding shares of Series E Preferred Stock, voting as a separate class, and (4) Vote of the Outstanding Shares.”

5.	Amendment to Exhibits D and E. The form of the second amended and restated articles of incorporation of the Company attached as Exhibit D to the Merger Agreement and the form of agreement of merger attached as Exhibit E to the Merger Agreement shall be amended as necessary and appropriate to reflect the terms of this Amendment.

6.	Confirmation of Merger Agreement. Other than as expressly modified pursuant to this Amendment, all provisions of the Merger Agreement remain unmodified and in full force and effect. The provisions of Article VIII of the Merger Agreement shall apply to this Amendment mutatis mutandis.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the first date above written.

CP HOLDCO, LLC

By:	/S/ TOM C. TINSLEY
Name:	Tom C. Tinsley
Title:	President

CP MERGER CO.

By:	/S/ TOM C. TINSLEY
Name:	Tom C. Tinsley
Title:	President

CRITICAL PATH, INC.

By:	/S/ MARK PALOMBA
Name:	Mark Palomba
Title:	Chief Executive Officer

Annex C

VOTING AGREEMENT

BY AND AMONG

CP HOLDCO, LLC

AND

THE ENTITIES AND PERSONS NAMED ON SCHEDULE I HERETO

DATED AS OF DECEMBER 5, 2007

C-i

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is dated as of December 5, 2007, by and among CP Holdco, LLC, a Delaware limited liability company (“Parent”) and the entities and persons set forth on Schedule I attached hereto (each, a “Shareholder” and collectively, the “Shareholders”).

RECITALS

WHEREAS, concurrently with the execution of this Agreement, Parent, CP Merger Co., a California corporation and a wholly-owned subsidiary of Parent (“Merger Sub”, and, jointly with Parent, the “Purchaser Parties”) and Critical Path, Inc., a California corporation (the “Company”) have entered into that certain Agreement and Plan of Merger, dated as of the date hereof (as it may be amended, supplemented, modified from time to time, the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company (the “Merger”) and certain other transactions contemplated therein, upon the terms and subject to the conditions set forth therein;

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, the Company proposes to amend and restate its Articles of Incorporation (the “Restated Articles”);

WHEREAS, each Shareholder is the record and Beneficial Owner (as defined below) of, and has the sole right to vote and dispose of, that number of shares of (i) Common Stock, par value $0.001 per share, of the Company (the “Common Stock”), (ii) Series D Cumulative Redeemable Convertible Preferred Stock, par value $0.001 per share, of the Company (the “Series D Preferred Stock”) and/or (iii) Series E Redeemable Convertible Preferred Stock, par value $0.001 per share, of the Company (the “Series E Preferred Stock”), set forth next to such Shareholder’s name on Schedule II hereto; and

WHEREAS, as an inducement and condition to the Purchaser Parties entering into the Merger Agreement and incurring the obligations therein, the Purchaser Parties have required that each Shareholder enter into this Agreement and the Shareholders, as an inducement to the Purchaser Parties entering into the Merger Agreement and incurring the obligations therein, have agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1 Capitalized Terms. Each capitalized term used in this Agreement and not defined herein shall have the meaning ascribed to such term in the Merger Agreement.

Section 1.2 Other Definitions. For the purposes of this Agreement:

(a) “Agreement” has the meaning set forth in the Preamble.

(b) “Beneficial Owner” or “Beneficial Ownership” with respect to any securities means having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act).

(c) “CK Shareholders” means, collectively, those Shareholders set forth under the heading “CK Shareholders” in Schedule I hereto.

(d) “Common Stock” has the meaning set forth in the Recitals.

(e) “Expiration Time” has the meaning set forth in Section 2.1(a).

(f) “GA Shareholders” means, collectively, those Shareholders set forth under the heading “GA Shareholders” in Schedule I hereto.

(g) “Legal Actions” means any claims, actions, suits, demand letters, judicial, administrative or regulatory proceedings, or hearings, notices of violation, or investigations.

(h) “Merger Agreement” has the meaning set forth in the Recitals.

(i) “Merger Sub” has the meaning set forth in the Recitals.

(j) “Owned Shares” has the meaning set forth in Section 2.1(a).

(k) “Parent” has the meaning set forth in the Preamble.

(l) “Permits” means all authorizations, licenses, consents, certificates, registrations, approvals, orders and other permits of any Governmental Authority.

(m) “Purchaser Parties” has the meaning set forth in the Recital.

(n) “Representative” means, with respect to any particular Person, any director, officer, employee, agent or other representative of such Person, including any consultant, accountant, legal counsel or investment banker.

(o) “Restated Articles” has the meaning set forth in the Recitals.

(p) “Series D Preferred Stock” has the meaning set forth in the Recitals.

(q) “Series E Preferred Stock” has the meaning set forth in the Recitals.

(r) “Shareholder” has the meaning set forth in the Preamble.

(s) “Shares” shall mean, for the purposes of this Agreement, all the shares of Common Stock, Series D Preferred Stock, Series E Preferred Stock and other voting securities into which such shares may be reclassified, sub-divided, consolidated or converted and any rights and benefits arising therefrom, including any dividends or distributions of securities which may be declared in respect of such shares and entitled to vote in respect of the matters contemplated by Article II and all other capital stock of the Company entitled to vote in respect of the matters contemplated by Article II.

(t) “Shareholders’ Meeting” has the meaning set forth in Section 2.1(a).

(u) “Transfer” means, with respect to a security, the sale, grant, assignment, transfer, pledge, encumbrance, hypothecation or other disposition of such security or the Beneficial Ownership thereof (including by operation of Law), or the entry into any Contract to effect any of the foregoing, including, for purposes of this Agreement, the transfer or sharing of any voting power of such security or other rights in or of such security, the granting of any proxy with respect to such security, depositing such security into a voting trust or entering into a voting agreement with respect to such security.

ARTICLE II

AGREEMENT TO VOTE

Section 2.1 Agreement to Vote.

(a) Subject to the terms and conditions hereof, each Shareholder, severally and not jointly, hereby irrevocably and unconditionally agrees that from and after the date hereof and until the earliest to occur of (i) the conversion, after the Reverse Split, of all then outstanding shares of Series D Preferred Stock and Series E Preferred Stock into shares of Common Stock, (ii) the termination of the Merger Agreement in accordance with its terms, and (iii) the written agreement of the Purchaser Parties, the GA Shareholders and the CK Shareholders to terminate this Agreement (such earliest occurrence being the “Expiration Time”), at any meeting (whether annual or special, and at each adjourned or postponed meeting) of the Company’s shareholders, however called, or in any other circumstances (including any action by written consent) upon which a vote or other consent or approval is sought (any such meeting or other circumstance, a “Shareholders’ Meeting”), each Shareholder will (x) appear at such a meeting or otherwise cause its Owned Shares to be counted as present thereat for purposes of calculating a quorum and respond to any other request by the Company for written consent, if any, and, unless otherwise expressly consented to in writing by the Purchaser Parties, in their sole discretion, and (y) vote, or cause to be voted, all of such Shareholder’s Shares Beneficially Owned by such Shareholder as of the relevant time (“Owned Shares”) (A) in favor of the adoption of the Merger Agreement (whether or not recommended by the Company Board of Directors or any committee thereof) and the approval of the transactions contemplated thereby, including the Merger, (B) in favor of the adoption of the Restated Articles (whether or not recommended by the Company’s Board of Directors or any committee thereof), and (C) in favor of the approval of any other matter to be approved by the shareholders of the Company to facilitate the transactions contemplated by the Merger Agreement and the filing of the Restated Articles. In addition, upon written notice from any GA Shareholder or any CK Shareholder that such GA Shareholder or CK Shareholder is electing to convert its shares of Series D Preferred Stock (if any) and Series E Preferred Stock into shares of Common Stock, each other Shareholder holding any shares of Series D Preferred Stock or Series E Preferred Stock shall immediately elect to convert all of its shares of Series D Preferred Stock and Series E Preferred Stock into shares of Common Stock pursuant to Section 7(aa) of Article V.C of the Restated Articles then in effect.

(b) Notwithstanding anything to the contrary contained in this Agreement, each of Peter Kellner, Richmond I, LLC, Richmond III, LLC, the Kellner Foundation, George Kellner, Trust FBO Peter and Catherine Kellner, Catherine Kellner, Clara Kellner and Paul Kellner (collectively, the “Current Kellner Shareholders”) and Richmond CP LLC (“Richmond CP”), hereby jointly and severally agree that (i) as soon as practicable after the date hereof (but in any event not more than five (5) days after the date hereof), each of the Current Kellner Shareholders shall assign, transfer, convey and deliver to Richmond CP, and Richmond CP shall accept the assignment and transfer from such Current Kellner Shareholder, all of the right, title and interest in and to (x) the Owned Shares of such Current Kellner Shareholder set forth opposite its name on Schedule II attached hereto and (y) all rights and obligations (including, without limitation, the obligation to vote its Owned Shares pursuant to the terms hereof) of such Current Kellner Shareholder pursuant to or arising out of this Agreement, and (ii) upon such assignment and transfer, Richmond CP hereby assumes and agrees to perform and discharge in full as and when due any and all liabilities and obligations of each of the Current Kellner Shareholders, of any type whatsoever, arising out of or relating to the Owned Shares or this Agreement, whether accruing before, on or after the date hereof. Upon the completion of such transfers pursuant to this Section 2.1(b), Schedule II hereto shall be amended in accordance with the provisions of Section 6.6.

Section 2.2 Additional Shares. Each Shareholder, severally and not jointly, hereby agrees, while this Agreement is in effect, promptly to notify the Purchaser Parties of the number of any new Shares or equivalent thereof with respect to which Beneficial Ownership is acquired by such Shareholder, if any, after the date hereof and before the Expiration Time. Any such Shares shall automatically become subject to the terms of this Agreement as Owned Shares as though owned by such Shareholder as of the date hereof.

Section 2.3 Restrictions on Transfer, Etc. Except as provided for herein, each Shareholder, severally and not jointly, agrees, from the date hereof until the Expiration Time, not to (i) directly or indirectly Transfer, offer to Transfer or contract to Transfer any Owned Shares or Company Derivatives (other than (x) Transfers to Parent pursuant to that certain Conversion and Contribution Agreement, dated the date hereof, among Parent and the shareholders of the Company named therein and (y) Transfers by each Current Kellner Shareholder to Richmond CP pursuant to Section 2.1(b)); (ii) tender any Owned Shares or Company Derivatives into any tender or exchange offer; or (iii) otherwise restrict the ability of such Shareholder freely to exercise all voting rights with respect thereto. Any action attempted to be taken in violation of the preceding sentence shall be deemed null and void. Each Shareholder, severally and not jointly, further agrees to authorize and hereby authorizes the Purchaser Parties and the Company to notify the Company’s transfer agent and the Paying Agent that there is a stop transfer order with respect to all of the Owned Shares and that this Agreement places limits on the voting of the Owned Shares.

Section 2.4 Acknowledgement. Each Shareholder hereby acknowledges receipt and review of a copy of the Merger Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

The Shareholders, severally and not jointly, represent and warrant to the Purchaser Parties as of the date of this Agreement and at all times during the term of this Agreement, as follows:

Section 3.1 Authority Relative to this Agreement. (i) Each Shareholder has the requisite capacity and authority to execute and deliver this Agreement, to fulfill and perform such Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby and (ii) the execution and delivery of this Agreement by each Shareholder and the consummation by each Shareholder of the transactions to be consummated by it as contemplated hereby have been duly and validly executed and delivered by such Shareholder and, assuming the due authorization, execution and delivery by Parent, constitutes a legal, valid and binding agreement of such Shareholder enforceable by the Purchaser Parties against such Shareholder in accordance with its terms and no other proceedings on the part of such Shareholder are necessary to authorize this Agreement, to perform such obligations or to consummate such transactions.

Section 3.2 No Conflict. Other than the filing by a Shareholder of any reports with the SEC required by Sections 13(d) or 16(a) of the Exchange Act, none of the execution and delivery of this Agreement by a Shareholder, the consummation by a Shareholder of the transactions contemplated hereby or compliance by a Shareholder with any of the provisions hereof (i) requires any consent or other permit of, or filing with or notification to, any Governmental Authority or any other Person by such Shareholder, (ii) results in a violation or breach of, or constitutes (with or without notice or lapse of time or both) a default (or gives rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any organizational document or contract to which such Shareholder is a party or by which such Shareholder or any of such Shareholder’s properties or assets (including such Shareholder’s Owned Shares) may be bound, (iii) violates any Law applicable to such Shareholder or any of such Shareholder’s properties or assets (including such Shareholder’s Owned Shares), or (iv) results in a Lien upon any of such Shareholder’s properties or assets (including such Shareholder’s Owned Shares).

Section 3.3 Ownership of Shares. The number of Shares of the Company constituting Owned Shares of each Shareholder as of the date hereof and the number and type of Company Derivatives held or Beneficially Owned by such Shareholder are set forth next to such Shareholder’s name on Schedule II of this Agreement. Such Shareholder is, and in the case of Richmond CP, will be upon transfer of the Owned Shares by the Current Kellner Shareholders as provided in Section 2.1(b) hereof, the record and Beneficial Owner and has, and in the case of Richmond CP, upon such transfer of the Owned Shares by the Current Kellner Shareholders will have, good, valid and marketable title, free and clear of any Liens (other than those arising under this Agreement), of the Owned Shares, and, except as provided in this Agreement, has, and in the case of Richmond CP, upon transfer of the Owned Shares by the Current Kellner Shareholders as provided in Section 2.1(b) hereof will have, full and unrestricted power to dispose of and vote all of such Shareholder’s Owned Shares without the consent or approval of, or any other action on the part of any other Person, and has not granted any proxy inconsistent with this Agreement that is still effective or entered into any voting or similar agreement with respect to, such Shareholder’s Owned Shares. The Owned Shares set forth next to such Shareholder’s name on Schedule II hereto constitute all of the capital stock of the Company that is Beneficially Owned by such Shareholder as of the date hereof, and, except for such Shareholder’s Owned Shares and Company Derivatives and the Owned Shares and Company Derivatives owned by the other Shareholders who are parties to this Agreement, such Shareholder and such Shareholder’s Affiliates do not Beneficially Own or have any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any Shares or any securities convertible into Shares.

Section 3.4 No Finder’s Fee. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Shareholders.

Section 3.5 Reliance by the Purchaser Parties. Each Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Shareholders’ execution and delivery of this Agreement.

ARTICLE IV

ADDITIONAL COVENANTS OF THE SHAREHOLDERS

Section 4.1 Restriction on Conversion. Each Shareholder, severally and not jointly, hereby agrees, from the date hereof until the Expiration Time, not to voluntarily convert any shares of Series D Preferred Stock, Series E Preferred Stock or any other capital stock of the Company held or Beneficially Owned by such Shareholder into shares of Common Stock, provided that, for the avoidance of doubt, voting in favor of the Restated Articles in accordance with Section 2.1(a) hereof shall not be deemed a violation of this Section 4.1. Notwithstanding the foregoing restriction, Shareholders holding shares of Series D Preferred Stock may convert that number of shares of Series D Preferred Stock pursuant to and in satisfaction of their respective obligations under Section 1.1 of the Conversion and Contribution Agreement, dated as of the date hereof, by and among such Shareholders, Parent and the other Shareholders named therein, as the same may be amended from time to time.

Section 4.2 Waiver of Appraisal Rights. Each Shareholder, severally and not jointly, hereby irrevocably and unconditionally waives, and agrees to prevent the exercise of, any rights of appraisal, any dissenters’ rights or any similar rights under applicable Laws (including, without limitation, the CGCL) relating to the Merger and the other transactions contemplated by the Merger Agreement, the adoption of the Restated Articles or any related transaction that such Shareholder may directly or indirectly have by virtue of the record or Beneficial Ownership of any Shares.

Section 4.3 Disclosure. Each Shareholder, severally and not jointly, hereby authorizes the Purchaser Parties and the Company to publish and disclose in any announcement or disclosure required by the SEC or other Governmental Authority such Shareholder’s identity and ownership of the Owned Shares and the nature of such Shareholder’s obligation under this Agreement.

Section 4.4 No Inconsistent Agreement; Non-Interference; Further Assurances. Each Shareholder, severally and not jointly, hereby covenants and agrees that it shall not enter into any agreement that would restrict, limit or interfere with the performance of its obligations hereunder or under the Merger Agreement. Each Shareholder, severally and not jointly, agrees that, prior to the termination of this Agreement, such Shareholder shall not take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing, impeding, interfering with or adversely affecting the performance by such Shareholder of its obligations under this Agreement. Each Shareholder agrees, without further consideration, to execute and deliver such additional documents and to take such further actions as necessary or reasonably requested by the Purchaser Parties to confirm and assure the rights and obligations set forth in this Agreement or to consummate the transactions contemplated by this Agreement.

ARTICLE V

TERMINATION

Section 5.1 Termination. This Agreement shall terminate without further action at the Expiration Time; provided that, notwithstanding the foregoing, Article VI of this Agreement shall survive any termination of this Agreement. For the avoidance of doubt, the termination of this Agreement shall not relieve any party of liability for any breach of this Agreement prior to the time of termination.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Notices. Any notice, request, instruction or other communication under this Agreement shall be in writing and delivered by hand or overnight courier service or by facsimile, (i) if to a Shareholder, to the address set forth below such Shareholder’s name on Schedule I hereto, and (ii) if to the Purchaser Parties, in accordance with Section 8.3 of the Merger Agreement, or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above. Each such communication will be effective (A) if delivered by hand or overnight courier service, when such delivery is made at the address specified in this Section 6.1, or (B) if delivered by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 6.1 and appropriate confirmation is received.

Section 6.2 Parties in Interest. Other than with respect to the parties to this Agreement, nothing in this Agreement, express or implied, is intended to or shall confer upon any person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 6.3 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be construed, and the rights and obligations of the parties hereunder determined, in accordance with and governed by the law of the state of Delaware. The parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the State of Delaware over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN CONNECTION WITH ANY MATTER RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND

(B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, AMONG OTHER THINGS, BY THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH IN THIS SECTION.

Section 6.4 Severability. The provisions of this Agreement are severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision will be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of that provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.

Section 6.5 Assignment; Successors and Assigns. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto, in whole or part (whether by operation of Law or otherwise), without the prior written consent of the other parties hereto and any attempt to do so shall be null and void; except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to Parent or any direct or indirect wholly-owned subsidiary of Parent. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns, heirs, executors, or devises.

Section 6.6 Amendments; Waivers. This Agreement may not be amended, and no provision hereof may be waived, except by the express written agreement signed by Parent, the GA Shareholders and the CK Shareholders, which agreement shall be binding upon all of the Shareholders. The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

Section 6.7 Fees and Expenses. Except as expressly provided in this Agreement, each party is responsible for its own fees and expenses (including the fees and expenses of financial consultants, investment bankers, accountants and counsel) in connection with the entry into of this Agreement and the consummation of the transactions contemplated hereby.

Section 6.8 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement.

Section 6.9 Remedies Cumulative. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at law or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

Section 6.10 Counterparts; Effectiveness; Execution. This Agreement may be executed in any number of counterparts, all of which are one and the same agreement. This Agreement will become effective and binding upon each Shareholder when executed by such Shareholder and the Purchaser Parties. This Agreement may be executed by facsimile signature by any party and such signature is deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

Section 6.11 Specific Performance. The parties to this Agreement agree that irreparable damage would occur to Parent in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that prior to the termination of this Agreement in accordance with Article V, Parent will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Parent is entitled at law or in equity.

Section 6.12 Additional Shareholders. Additional Shareholders shall become a party to this Agreement upon their execution of this Agreement. Any such additional Shareholders who become parties to this Agreement shall not affect the rights and obligations of any other party hereto.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed as of the date first above written.

CP HOLDCO, LLC

By:	/s/ TOM C. TINSLEY
Name:	Tom C. Tinsley
Title:	President

CP MERGER CO.

By:	/s/ TOM C. TINSLEY
Name:	Tom C. Tinsley
Title:	President

GA SHAREHOLDERS:

GENERAL ATLANTIC PARTNERS 74, L.P.

By:	General Atlantic LLC,
Its general partner

By:	/s/ MATTHEW NIMETZ
Name:	Matthew Nimetz
Title:	Managing Director

GAPSTAR, LLC

By:	General Atlantic LLC,
Its sole member

By:	/s/ MATTHEW NIMETZ
Name:	Matthew Nimetz
Title:	Managing Director

GAP COINVESTMENT PARTNERS II, L.P.

By:	/s/ MATTHEW NIMETZ
Name:	Matthew Nimetz
Title:	A General Partner

GAPCO GMBH & CO. KG

By:	GAPCO Management GmbH,
Its general partner

By:	/s/ MATTHEW NIMETZ
Name:	Matthew Nimetz
Title:	Managing Director

CK SHAREHOLDERS

CAMPINA ENTERPRISES LIMITED

By:	/s/ IP TAK CHUEN, EDMOND
Name:	Ip Tak Chuen, Edmond
Title:	Director

CENWELL LIMITED

By:	/s/ IP TAK CHUEN, EDMOND
Name:	Ip Tak Chuen, Edmond
Title:	Authorised Person

DRAGONFIELD LIMITED

By:	/s/ LI TZAR QUOI, VICTOR
Name:	Li Tzar Quoi, Victor
Title:	Director

LION COSMOS LIMITED

By:	/s/ PAU YEE WAN, EZRA
Name:	Pau Yee Wan, Ezra
Title:	Director

ACE PARAGON HOLDINGS LIMITED

By:	/s/ ILLEGIBLE
Name:
Title:

RICHMOND CP LLC

By:	/s/ PETER B. KELLNER
Name:	Peter Kellner
Title:	Managing Member

/s/ PETER B. KELLNER
Peter Kellner

RICHMOND I, LLC

By:	/s/ PETER B. KELLNER
Name:	Peter Kellner
Title:	Managing Director

RICHMOND III, LLC

By:	/s/ PETER B. KELLNER
Name:	Peter Kellner
Title:	Managing Director

/s/ GEORGE KELLNER
George Kellner

THE KELLNER FOUNDATION

By:	/s/ GEORGE KELLNER
Name:	George Kellner
Title:	Authorized Signatory

TRUST FBO PETER AND CATHERINE KELLNER

By:	/s/ GEORGE KELLNER
Name:	George Kellner
Title:	Trustee

/s/ CATHERINE KELLNER
Catherine Kellner

/s/ CLARA KELLNER
Clara Kellner

/s/ PAUL KELLNER
Paul Kellner

VECTIS-CP HOLDINGS, LLC

By:	/s/ MATTHEW T. HOBART
Name:	Matthew T. Hobart
Title:	Managing Director

CROSSLINK CROSSOVER FUND IV, LP

By:	/s/ GERRI GROSSMAN
Name:	Gerri Grossmann
Title:	Chief Financial Officer

SCHEDULE I

SHAREHOLDERS

1. GA Shareholders

General Atlantic Partners 74, L.P.

c/o General Atlantic Service Company, LLC

3 Pickwick Plaza

Greenwich, CT 06830

Telecopier: (203) 302-3044

Attention: David A. Rosenstein

GapStar, LLC

c/o General Atlantic Service Company, LLC

3 Pickwick Plaza

Greenwich, CT 06830

Telecopier: (203) 302-3044

Attention: David A. Rosenstein

GAP Coinvestment Partners II, L.P.

c/o General Atlantic Service Company, LLC

3 Pickwick Plaza

Greenwich, CT 06830

Telecopier: (203) 302-3044

Attention: David A. Rosenstein

GAPCO GmbH & Co. KG

Koenigsallee 62

40212 Duesseldorf

Germany

Telecopier: 49 211 602 888-57

Attention: David A. Rosenstein

2. CK Shareholders

Campina Enterprises Limited

7th Floor, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

Telecopier: (852) 2128-8001

Attention: Company Secretary

Cenwell Limited

22nd Floor, Hutchison House

10 Harcourt Road

Hong Kong

Telecopier: (852) 2128-1778

Attention: Company Secretary

Dragonfield Limited

7th Floor, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

Telecopier: (852) 2128-8001

Attention: Company Secretary

Lion Cosmos Limited

7th Floor, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

Telecopier: (852) 2128-8001

Attention: Company Secretary

3. Other Shareholders

Richmond CP LLC

c/o Richmond Management LLC

645 Madison Avenue, 20th Floor

New York, NY 10022

Telecopier: (212)838-6742

Attention: Peter B. Kellner

Peter Kellner

c/o Richmond Management LLC

645 Madison Avenue, 20th Floor

New York, NY 10022

Telecopier: (212)838-6742

Attention: Peter B. Kellner

Richmond I, LLC

c/o Richmond Management LLC

645 Madison Avenue, 20th Floor

New York, NY 10022

Telecopier: (212)838-6742

Attention: Peter B. Kellner

Richmond III, LLC

c/o Richmond Management LLC

645 Madison Avenue, 20th Floor

New York, NY 10022

Telecopier: (212)838-6742

Attention: Peter B. Kellner

The Kellner Foundation

c/o Richmond Management LLC

645 Madison Avenue, 20th Floor

New York, NY 10022

Telecopier: (212)838-6742

Attention: Peter B. Kellner

George Kellner

c/o Richmond Management LLC

645 Madison Avenue, 20th Floor

New York, NY 10022

Telecopier: (212)838-6742

Attention: Peter B. Kellner

Trust FBO Peter and Catherine Kellner

c/o Richmond Management LLC

645 Madison Avenue, 20th Floor

New York, NY 10022

Telecopier: (212)838-6742

Attention: Peter B. Kellner

Catherine Kellner

c/o Richmond Management LLC

645 Madison Avenue, 20th Floor

New York, NY 10022

Telecopier: (212)838-6742

Attention: Peter B. Kellner

Clara Kellner

c/o Richmond Management LLC

645 Madison Avenue, 20th Floor

New York, NY 10022

Telecopier: (212)838-6742

Attention: Peter B. Kellner

Paul Kellner

c/o Richmond Management LLC

645 Madison Avenue, 20th Floor

New York, NY 10022

Telecopier: (212)838-6742

Attention: Peter B. Kellner

Vectis-CP Holdings, LLC

345 California St, Suite 2600

San Francisco, California 94104

Ace Paragon Holdings Limited

80 Robinson Road, 27th Floor

Singapore 068898

Crosslink Crossover Fund IV, L.P.

Two Embarcadero Center, Suite 2200

San Francisco, California 94111

SCHEDULE II

OWNED SHARES; COMPANY DERIVATIVES

SHAREHOLDER	OWNED SHARES	COMPANY DERIVATIVE
General Atlantic Partners 74, L.P.	Series D: 2,091,218	Series F Warrants: 146,615
	Series E: 6,070,185

GapStar, LLC	Series D: 159,091	Series F Warrants: 11,358
	Series E: 466,928

GAP Coinvestment Partners II, L.P.	Series D: 295,146	Series F Warrants: 18,526
	Series E:783,036

GAPCO GmbH & Co. KG	Series E: 13,183	Series F Warrants: 285

Campina Enterprises Limited	Series D: 436,363	Series F Warrants: 176,784
	Series E: 3,390,000

Cenwell Limited	Series D: 436,364	0
	Series E: 3,113,333

Dragonfield Limited	Series E: 666,667	0

Lion Cosmos Limited	Series E: 1,776,667	0

Ace Paragon Holdings Limited	Series E: 12,916,667	0

Richmond CP LLC	0	Series F Warrants: 32,142

Peter Kellner	Common: 1,454,203	0

Richmond I, LLC	Common: 696,056	0

Richmond III, LLC	Series E: 1,666,666	0

The Kellner Foundation	Common: 498,700	0
	Series E: 254,800

George Kellner	Common: 455,568	0
	Series E: 220,719

Trust FBO Peter and Catherine Kellner	Common: 111,100	0
	Series E: 49,855

Catherine Kellner	Common: 106,800	0
	Series E: 48,815

Clara Kellner	Common: 50,000	0
	Series E: 13,975

Paul Kellner	Common: 47,300	0
	Series E: 12,025

Vectis-CP Holdings, LLC	Common: 5,672,378	0

Crosslink Crossover Fund IV, L.P.	Series E: 3,445,370	0

Annex D

CONVERSION AND CONTRIBUTION AGREEMENT

BY AND AMONG

CP HOLDCO, LLC

AND

THE PERSONS NAMED ON SCHEDULE I HERETO

Dated: December 5, 2007

D-i

SCHEDULES

Schedule I	Contributing Shareholders
Schedule II	Conversion Shares
Schedule III	Conversion Shares and Units

D-ii

CONVERSION AND CONTRIBUTION AGREEMENT

THIS CONVERSION AND CONTRIBUTION AGREEMENT, dated December 5, 2007 (this “Agreement”), by and among the persons set forth on Schedule I attached hereto (each, a “Contributing Shareholder” and together, the “Contributing Shareholders”) and CP Holdco, LLC, a Delaware limited liability company (“Parent”).

WHEREAS, each of the Contributing Shareholders set forth under the heading “GA Shareholders” on Schedule I attached hereto (collectively, the “GA Shareholders”) and each of the Contributing Shareholders set forth under the heading “CK Shareholders” on Schedule I attached hereto (collectively, the “CK Shareholders”) owns shares of Series D Cumulative Redeemable Convertible Preferred Stock of Critical Path, Inc., a California corporation (the “Company”), par value $0.001 per share (the “Series D Preferred Stock”);

WHEREAS, the shares of Series D Preferred Stock are convertible into shares of common stock of the Company, par value $0.001 per share (the “Common Stock”) pursuant to the Amended and Restated Certificate of Determination of Preferences of Series D Cumulative Redeemable Convertible Preferred Stock (the “Series D Certificate of Determination”);

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”) with Parent and CP Merger Co., a California corporation and a wholly-owned subsidiary of Parent;

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, subject to the satisfaction or waiver of the conditions set forth herein, (i) the GA Shareholders wish to convert, pursuant to Section 7 of the Series D Certificate of Determination, prior to the record date (the “Record Date”) established by the Company’s Board of Directors for the determination of shareholders entitled to vote on the transactions contemplated by the Merger Agreement, an aggregate number of shares of Series D Preferred Stock, which number shall not exceed that aggregate number of shares of Series D Preferred Stock set forth opposite the GA Shareholders’ names on Schedule II hereto, which, upon conversion, will result in the GA Shareholders owning that number of shares of Common Stock set forth opposite the GA Shareholders’ names on Schedule II hereto, (ii) each of the CK Shareholders wishes to convert, pursuant to Section 7 of the Series D Certificate of Determination, prior to the Record Date, an aggregate number of shares of Series D Preferred Stock, which number shall not exceed that number of shares of Series D Preferred Stock set forth opposite such CK Shareholder’s name on Schedule II hereto, which, upon conversion, will result in each CK Shareholder owning that number of shares of Common Stock set forth opposite such CK Shareholder’s names on Schedule II hereto and (iii) each of the Contributing Shareholders wishes to contribute all of the shares of Common Stock (including shares of Common Stock issued upon conversion of the Series D Preferred Stock) (the “Conversion Shares”) held by such Contributing Shareholders set forth opposite its name on Schedule III hereto for the aggregate number of Units set forth opposite its name on Schedule III; and

WHEREAS, Parent is authorized to issue an aggregate of 70,000,000 units of membership interest (“Units”) in accordance with its Limited Liability Company Agreement, dated as of the date hereof.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

CONVERSION AND CONTRIBUTION

Section 1.1 Conversion of Series D Preferred Stock.

(a) Subject to the terms and conditions set forth herein, the GA Shareholders hereby agree with Parent that, no later than one (1) Business Day (as defined in the Merger Agreement) prior to the Record Date, the GA Shareholders shall convert, pursuant to the terms and conditions of the Series D Certificate of Determination, an aggregate number of shares of Series D Preferred Stock, which number shall not exceed that aggregate number of shares of Series D Preferred Stock set forth opposite the GA Shareholders’ names on Schedule II hereto, which, upon conversion, will result in the GA Shareholders owning that number of shares of Conversion Shares set forth opposite the GA Shareholders’ names on Schedule II hereto. The GA Shareholders may allocate in their sole discretion the number of shares of Series D Preferred Stock to be converted pursuant to this Section 1.1(a) among the GA Shareholders without the consent of the Parent or any other Contributing Shareholders, provided that the aggregate number of shares of Series D Preferred Stock converted by the GA Shareholders pursuant to this Section 1.1(a) shall, upon conversion, result in the aggregate number of Conversion Shares set forth opposite the GA Shareholders’ names on Schedule II hereto.

(b) Subject to the terms and conditions set forth herein, each of the CK Shareholders hereby agrees with Parent that, no later than one (1) Business Day prior to the Record Date, such CK Shareholder shall convert, pursuant to the terms and conditions of the Series D Certificate of Determination, a number of shares of Series D Preferred Stock, which number shall not exceed that aggregate number of shares of Series D Preferred Stock set forth opposite such CK Shareholder’s name on Schedule II hereto, which, upon conversion, will result in such CK Shareholder owning that number of shares of Conversion Shares set forth opposite its name on Schedule II hereto.

Section 1.2 Contribution of Conversion Shares for Units.

(a) Subject to the terms and conditions set forth herein, the GA Shareholders hereby agree to contribute to Parent, on the Closing Date (as defined below), all of the Conversion Shares set forth opposite the GA Shareholders’ names on Schedule III hereto, in exchange for that number of Units set forth opposite their names on Schedule III attached hereto, and Parent hereby agrees to accept such Conversion Shares from the GA Shareholders on the Closing Date and issue such Units to the GA Shareholders in consideration therefor on the Closing Date. The GA Shareholders may allocate in their sole discretion the number of Conversion Shares contributed and Units issued pursuant to this Section 1.2(a) among the GA Shareholders without the consent of the Parent or any other Contributing Shareholders, provided that the aggregate number of such Conversion Shares contributed and Units issued in consideration therefor are those set forth opposite the GA Shareholders’ names on Schedule III hereto.

(b) Subject to the terms and conditions set forth herein, each Contributing Shareholder (other than the GA Shareholders) hereby agrees, severally but not jointly, to contribute to Parent, on the Closing Date, all of the Conversion Shares set forth opposite its name on Schedule III hereto, in exchange for that number of Units set forth opposite its name on Schedule III attached hereto, and Parent hereby agrees to accept such Conversion Shares from such Contributing Shareholder (other than the GA Shareholders) on the Closing Date and issue such Units to such Contributing Shareholder (other than the GA Shareholders) in consideration therefor on the Closing Date.

(c) Notwithstanding anything to the contrary contained in this Agreement, each of Peter Kellner, Richmond I, LLC, Richmond III, LLC, the Kellner Foundation, George Kellner, Trust FBO Peter and Catherine Kellner, Catherine Kellner, Clara Kellner and Paul Kellner (collectively, the “Current Kellner Shareholders”) and Richmond CP LLC (“Richmond CP”), hereby jointly and severally agree that (i) as soon as practicable after the date hereof (but in any event not more than five (5) days after the date hereof) (the “Assignment Date”), each of the Current Kellner Shareholders shall assign, transfer, convey and deliver to Richmond CP, and Richmond CP shall accept the assignment and transfer from such Current Kellner Shareholder, all of the right, title and interest in and to (x) the Conversion Shares of such Current Kellner Shareholder set forth opposite its name on Schedule III attached hereto and (y) all rights (including, without limitation, the right to receive Units upon contribution of the Conversion Shares pursuant to the terms hereof) and obligations (including, without limitation, the obligation to contribute the Conversion Shares pursuant to the terms hereof) of such Current Kellner Shareholder pursuant to or arising out of this Agreement, and (ii) upon such assignment and transfer, Richmond CP hereby assumes and agrees to perform and discharge in full as and when due any and all liabilities and obligations of each of the Current Kellner Shareholders, of any type whatsoever, arising out of or relating to the Conversion Shares or this Agreement, whether accruing before, on or after the date hereof. Upon the completion of such transfers pursuant to this Section 1.2(c), Schedule III hereto shall be amended in accordance with the provisions of Section 6.4.

Section 1.3 Closing; Deliveries at Closing. Subject to the satisfaction or waiver of the conditions set forth in Article 4 herein, the closing of the contribution of the Conversion Shares for Units contemplated by this Agreement (the “Closing”) shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP at 1285 Avenue of the Americas, New York, New York 10019, immediately prior to the Effective Time (the date upon which such Closing occurs, the “Closing Date”). At the Closing, each Contributing Shareholder shall deliver to Parent the stock certificate(s) evidencing the Conversion Shares to be contributed by it under this Agreement, in each case together with stock powers duly endorsed in blank or a lost stock affidavit in form and substance reasonably acceptable to Parent, against the issuance by Parent to such Contributing Shareholder of the Units to be acquired by such Contributing Shareholder, which issuance shall be evidenced by appropriate notations on the membership interest ledger of Parent.

Section 1.4 No Transfer. Prior to the earlier of the Closing and termination of this Agreement pursuant to Section 5.1, except with the prior written consent of Parent and except for the transfers by the Current Kellner Shareholders pursuant to Section 1.2(c), no Contributing Shareholder shall sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise) any shares of Series D Preferred Stock, Series E Preferred Stock or Conversion Shares.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to each of the Contributing Shareholders as follows:

Section 2.1 Existence and Power. Parent (a) is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged; (c) is duly qualified as a foreign entity, licensed and in good standing under the laws of each jurisdiction in which its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) has the power and authority to execute, deliver and perform its obligations under this Agreement.

Section 2.2 Authorization, No Conflicts. The execution, delivery and performance by Parent of this Agreement and the transactions contemplated hereby (a) have been duly authorized by all necessary action of Parent; (b) do not violate or conflict with the terms of the certificate of formation, the limited liability company agreement or other organizational documents of Parent; (c) do not violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any lien under, any contractual obligation of Parent or any requirement of law applicable to Parent; and (d) do not violate any judgment, injunction, writ, award, decree or order of any nature of any governmental authority against, or binding upon, Parent.

Section 2.3 Binding Effect. This Agreement has been duly executed and delivered by Parent, and constitutes the legal, valid and binding obligations of Parent, enforceable against Parent in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

Section 2.4 Approvals and Consents. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or registration, declaration or filing with, any governmental authority or any other person or entity, and no lapse of a waiting period under a requirement of law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the issuance and delivery of the Units) by, or enforcement against, the Parent of this Agreement or the consummation of the transactions contemplated hereby.

Section 2.5 Issuance of Units. Upon consummation of the Closing, including receipt by Parent of the Conversion Shares to be surrendered by the Contributing Shareholders under this Agreement, the Units to be issued to each Contributing Shareholder under this Agreement will be duly and validly issued, fully paid and nonassessable, free and clear of any transfer restrictions or liens (other than as provided by applicable law), and not subject to any preemptive rights, rights of first refusal or other similar rights.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTING

SHAREHOLDERS

Each Contributing Shareholder represents and warrants, severally and not jointly, to Parent as follows:

Section 3.1 Power and Authority. Such Contributing Shareholder (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (b) has the power and authority to execute, deliver and perform its obligations under this Agreement.

Section 3.2 Authorization, No Conflicts. The execution, delivery and performance by such Contributing Shareholder of this Agreement and the transactions contemplated hereby (a) have been duly authorized by all necessary action of such Contributing Shareholder; (b) do not violate or conflict with the terms of the organizational or governing documents of such Contributing Shareholder; (c) do not violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any lien under, any contractual obligation of such Contributing Shareholder or any requirement of law applicable to such Contributing Shareholder; and (d) do not violate any judgment, injunction, writ, award, decree or order of any nature of any governmental authority against, or binding upon, such Contributing Shareholder.

Section 3.3 Binding Effect. This Agreement has been duly executed and delivered by such Contributing Shareholder, and constitutes the legal, valid and binding obligations of such Contributing Shareholder, enforceable against such Contributing Shareholder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

Section 3.4 Approvals and Consents. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or registration, declaration or filing with, any governmental authority or any other person or entity, and no lapse of a waiting period under a requirement of law, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the such Contributing Shareholder of this Agreement or the consummation of the transactions contemplated hereby.

Section 3.5 Status of Contributing Shareholder. Such Contributing Shareholder is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”).

Section 3.6 Ownership of Series D Preferred Stock. To the extent that such Contributing Shareholder owns shares of Series D Preferred Stock or is converting shares of Series D Preferred Stock pursuant to this Agreement, such Contributing Stockholder is the record and beneficial owner of all of such Series D Preferred Stock and has good and valid title to such Series D Preferred Stock, free and clear of any and all liens, claims and encumbrances of any nature whatsoever, and no other person or entity has any right, title or interest in or to any of those shares.

Section 3.7 Ownership of Conversion Shares. Such Contributing Shareholder (other than Richmond CP) is, and in the case of Richmond CP, will be effective upon the Assignment Date, the record and beneficial owner of the Conversion Shares to be surrendered by it to Parent pursuant to this Agreement and has, and in the case of Richmond CP, will have effective upon the Assignment Date, good and valid title to such Conversion Shares, free and clear of any and all liens, claims and encumbrances of any nature whatsoever, and no other person or entity has any right, title or interest in or to any of those shares. The Conversion Shares to be surrendered to Parent pursuant to this Agreement constitute all of the shares of Common Stock of the Company owned by such Contributing Shareholder.

ARTICLE 4

CONDITIONS TO THE OBLIGATIONS

OF THE PARTIES TO CLOSE

Section 4.1 Conditions to the Obligations of the Contributing Shareholders to Close. The obligations of each Contributing Shareholder to acquire the Units, to deliver the Conversion Shares to Parent in exchange for the Units at the Closing and to perform any obligations hereunder (other than the obligations of each GA Shareholder and CK Shareholder pursuant to Section 1.1) shall be subject to the satisfaction as determined by, or waived by, such Contributing Shareholder in its sole discretion, of the following conditions on or before the Closing Date:

(a) Representations and Warranties; Compliance. The representations and warranties of Parent contained in Article II hereof shall be true and correct in all respects at and on the Closing Date as if made at and on such date. Parent shall have performed and complied in all respects with all of its agreements set forth herein that are required to be performed by Parent on or before the Closing Date.

Section 4.2 Conditions to the Obligations of Parent to Close. The obligations of Parent to issue the Units at the Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waived by, Parent in its sole discretion, of the following conditions on or before the Closing Date:

(a) Representations and Warranties; Compliance. The representations and warranties of each Contributing Shareholder contained in Article 3 hereof shall be true and correct in all respects at and on the Closing Date as if made at and on such date (other than the representations by each of the Current Kellner Shareholders in Section 3.7, which shall be true and correct in all respects as of the date hereof and as of the date upon which such Current Kellner Shareholders transfers their Conversion Shares to Richmond CP). Each Contributing Shareholder shall have performed and complied in all respects with all of its agreements set forth herein that are required to be performed by it on or before the Closing Date.

ARTICLE 5

TERMINATION

Section 5.1 Termination. This Agreement shall terminate automatically, without any action on the part of any party hereto, upon the termination of the Merger Agreement in accordance with its terms.

Section 5.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 5.1, this Agreement shall forthwith become void and have no effect; provided, that such termination shall not relieve any party for any material breach of this Agreement by such party prior to such termination. In no event shall any party be liable for any consequential, speculative or punitive damages or any damages arising from lost profits.

ARTICLE 6

MISCELLANEOUS

Section 6.1 Survival of Representations and Warranties. All of the representations, warranties and agreements in this Agreement by the Contributing Shareholders shall survive the execution and delivery of this Agreement and the Closing. All of the representations, warranties and agreements in this Agreement by Parent shall terminate at the Closing.

Section 6.2 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

If to Parent,

CP Holdco, LLC

c/o General Atlantic Service Company, LLC

3 Pickwick Plaza

Greenwich, Connecticut 06830

Telecopier: (203) 302-3044

Attention: David A. Rosenstein, Esq.

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

Telecopier: (212) 757-3990

Attention:	Douglas A. Cifu, Esq.
Marilyn Sobel, Esq.

If to any Contributing Shareholder, at the addresses of such Contributing Shareholder set forth on Schedule I attached hereto

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

Section 6.3 Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors of the parties hereto. No Person other than the parties hereto and their successors are intended to be a beneficiary of this Agreement.

Section 6.4 Amendment and Waiver. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by Parent or the Contributing Shareholders from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by Parent, the GA Shareholders and the CK Shareholders and

(ii) only in the specific instance and for the specific purpose for which it is made or given. Any such amendment, supplement, modification, waiver or consent shall be binding upon all of the Contributing Shareholders.

Section 6.5 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 6.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 6.7 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be construed, and the rights and obligations of the parties hereunder determined, in accordance with and governed by the law of the state of Delaware. The parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the State of Delaware over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN CONNECTION WITH ANY MATTER RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, AMONG OTHER THINGS, BY THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH IN THIS SECTION.

Section 6.8 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

Section 6.9 Specific Performance. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which the parties are entitled at law or in equity.

Section 6.10 Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

Section 6.11 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties hereto have caused this Conversion and Contribution Agreement to be executed and delivered by their respective officers hereunto duly authorized on the date first above written.

CP HOLDCO, LLC

By:	/S/ TOM C. TINSLEY
Name:	Tom C. Tinsley
Title:	President

GA SHAREHOLDERS:

GENERAL ATLANTIC PARTNERS 74, L.P.

By:	General Atlantic LLC,
Its general partner

By:	/S/ MATTHEW NIMETZ
Name:	Matthew Nimetz
Title:	Managing Director

GAPSTAR, LLC

By:	General Atlantic LLC,
Its sole member

By:	/S/ MATTHEW NIMETZ
Name:	Matthew Nimetz
Title:	Managing Director

GAP COINVESTMENT PARTNERS II, L.P.

By:	/S/ MATTHEW NIMETZ
Name:	Matthew Nimetz
Title:	A General Partner

CK SHAREHOLDERS:

CAMPINA ENTERPRISES LIMITED

By:	/S/ IP TAK CHUEN, EDMOND
Name:	Ip Tak Chuen, Edmond
Title:	Director

CENWELL LIMITED

By:	/S/ IP TAK CHUEN, EDMOND
Name:	Ip Tak Chuen, Edmond
Title:	Authorised Person

CONTRIBUTING SHAREHOLDER:

RICHMOND CP LLC

By:	/S/ PETER B. KELLNER
Name:	Peter Kellner
Title:	Managing Member

/S/ PETER B. KELLNER
Peter Kellner

RICHMOND I, LLC

By:	/S/ PETER B. KELLNER
Name:	Peter Kellner
Title:	Managing Director

RICHMOND III, LLC

By:	/S/ PETER B. KELLNER
Name:	Peter Kellner
Title:	Managing Director

/S/ GEORGE KELLNER
George Kellner

THE KELLNER FOUNDATION

By:	/S/ GEORGE KELLNER
Name:	George Kellner
Title:	Authorized Signatory

TRUST FBO PETER AND CATHERINE KELLNER

By:	/S/ GEORGE KELLNER
Name:	George Kellner
Title:	Trustee

/S/ CATHERINE KELLNER
Catherine Kellner

/S/ CLARA KELLNER
Clara Kellner

/S/ PAUL KELLNER
Paul Kellner

CONTRIBUTING SHAREHOLDER:

VECTIS-CP HOLDINGS, LLC

By:	/S/ MATTHEW HOBART
Name:	Matthew Hobart
Title:	Managing Director

SCHEDULE I

CONTRIBUTING SHAREHOLDERS

I.	GA SHAREHOLDERS:

General Atlantic Partners 74, L.P.

c/o General Atlantic Service Company, LLC

3 Pickwick Plaza

Greenwich, CT 06830

Telecopier: (203) 302-3044

Attention: David A. Rosenstein

GapStar, LLC

c/o General Atlantic Service Company, LLC

3 Pickwick Plaza

Greenwich, CT 06830

Telecopier: (203) 302-3044

Attention: David A. Rosenstein

GAP Coinvestment Partners II, L.P.

c/o General Atlantic Service Company, LLC

3 Pickwick Plaza

Greenwich, CT 06830

Telecopier: (203) 302-3044

Attention: David A. Rosenstein

II.	CK SHAREHOLDERS:

Campina Enterprises Limited

c/o 7th Floor, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

Telecopier: (852) 2128-8001

Attention: Company Secretary

Cenwell Limited

c/o 22nd Floor, Hutchison House

10 Harcourt Road

Hong Kong

Telecopier: (852) 2128-1778

Attention: Company Secretary

III.	Other Contributing Shareholders:

Richmond CP LLC

c/o Richmond Management LLC

645 Madison Avenue, 20th Floor

New York, NY 10022

Telecopier: (212) 838-6742

Attention: Peter B. Kellner

Peter Kellner

c/o Richmond Management LLC

645 Madison Avenue, 20th Floor

New York, NY 10022

Telecopier: (212) 838-6742

Attention: Peter B. Kellner

Richmond I, LLC

c/o Richmond Management LLC

645 Madison Avenue, 20th Floor

New York, NY 10022

Telecopier: (212) 838-6742

Attention: Peter B. Kellner

The Kellner Foundation

c/o Richmond Management LLC

645 Madison Avenue, 20th Floor

New York, NY 10022

Telecopier: (212) 838-6742

Attention: Peter B. Kellner

George Kellner

c/o Richmond Management LLC

645 Madison Avenue, 20th Floor

New York, NY 10022

Telecopier: (212) 838-6742

Attention: Peter B. Kellner

Trust FBO Peter and Catherine Kellner

c/o Richmond Management LLC

645 Madison Avenue, 20th Floor

New York, NY 10022

Telecopier: (212) 838-6742

Attention: Peter B. Kellner

Catherine Kellner

c/o Richmond Management LLC

645 Madison Avenue, 20th Floor

New York, NY 10022

Telecopier: (212) 838-6742

Attention: Peter B. Kellner

Clara Kellner

c/o Richmond Management LLC

645 Madison Avenue, 20th Floor

New York, NY 10022

Telecopier: (212) 838-6742

Attention: Peter B. Kellner

Paul Kellner

c/o Richmond Management LLC

645 Madison Avenue, 20th Floor

New York, NY 10022

Telecopier: (212) 838-6742

Attention: Peter B. Kellner

Vectis-CP Holdings, LLC

345 California St, Suite 2600

San Francisco, California 94104

SCHEDULE II

CONVERSION SHARES

Contributing Shareholder	Shares of Series D Preferred Stock To Be Converted	Shares of Common Stock To Be Held Upon Conversion
GA Shareholders	1,293,561[1]	17,316,848

General Atlantic Partners 74, L.P.
GapStar, LLC
GAP Coinvestment Partners II, L.P.

Campina Enterprises Limited	436,363	5,841,576
Cenwell Limited	436,364	5,841,576

[1]	To be allocated among the GA Shareholders pursuant to Section 1.1(a) hereof.

SCHEDULE III

CONVERSION SHARES AND UNITS

Contributing Shareholder	Conversion Shares	Units to be Acquired
GA Shareholders	17,316,848[2]	17,316,848[3]

General Atlantic Partners 74, L.P.
GapStar, LLC
GAP Coinvestment Partners II, L.P.

Campina Enterprises Limited	5,841,576	5,841,576
Cenwell Limited	5,841,576	5,841,576
Richmond CP LLC	0	0
Peter Kellner	1,454,203	1,454,203
Richmond III, LLC	0	0
Richmond I, LLC	525,807	525,807
The Kellner Foundation	498,700	498,700
George Kellner	455,568	455,568
Trust FBO Peter and Catherine Kellner	111,100	111,100
Catherine Kellner	106,800	106,800
Clara Kellner	50,000	50,000
Paul Kellner	47,300	47,300
Vectis-CP Holdings, LLC	5,672,378	5,672,378

[2]	To be allocated among the GA Shareholders pursuant to Section 1.2(a) hereof.
[3]	To be allocated among the GA Shareholders pursuant to Section 1.2(a) hereof.

Annex E

NOTE EXCHANGE AGREEMENT

BY AND AMONG

CRITICAL PATH, INC.

AND

THE PERSONS NAMED ON SCHEDULE I HERETO

DATED AS OF December 5, 2007

E-i

NOTE EXCHANGE AGREEMENT

THIS NOTE EXCHANGE AGREEMENT, dated December 5, 2007 (this “Agreement”), among Critical Path, Inc., a California corporation (the “Company”) and the persons set forth on Schedule I attached hereto (each, an “Exchanging Noteholder” and together, the “Exchanging Noteholders”).

WHEREAS, each Exchanging Noteholder owns the 13.9% Senior Notes having the aggregate principal amount set forth opposite the name of such Exchanging Noteholder on Schedule I hereto (the “Notes”) of the Company;

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”) with CP Holdco, LLC, a Delaware limited liability company (“Parent”) and CP Merger Co., a California corporation and a wholly owned subsidiary of Parent;

WHEREAS, in connection with the Merger Agreement, the Company has proposed to effect, subject to the Company Shareholder Approval (as defined in the Merger Agreement), that certain Amended and Restated Articles of Incorporation (the “Restated Articles”);

WHEREAS, subject to the satisfaction or waiver of the conditions set forth herein, the Exchanging Noteholders wish to exchange, immediately after the conversion (the “Conversion Completion”) of all then outstanding shares of Series D Cumulative Redeemable Convertible Preferred Stock, par value $0.001 per share, of the Company (the “Series D Preferred Stock”) and Series E Redeemable Convertible Preferred Stock, par value $0.001 per share, of the Company (the “Series E Preferred Stock”) into shares of common stock of the surviving corporation of the merger contemplated by the Merger Agreement, par value $0.001 per share (the “Common Stock”), and the Company wishes to accept, all of the then outstanding Notes for shares of Common Stock, at a per share price equal to $0.102 (subject to adjustment for stock splits, combinations, recapitalizations and similar antidilution events), and

WHEREAS, the Company proposes, in connection and simultaneously with the exchange of the Notes pursuant to the terms hereof, to cancel all outstanding warrants to purchase shares of Series F Redeemable Convertible Preferred Stock of the Company, par value $0.001 per share (the “Series F Warrants”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

EXCHANGE OF NOTES FOR COMMON STOCK

Section 1.1 Exchange of the Notes; Cancellation of the Series F Warrants. Subject to the terms and conditions herein set forth, each Exchanging Noteholder hereby agrees, severally and not jointly, to exchange its Notes on the Closing Date (as defined below) for, and the Company hereby agrees to accept such Notes for cancellation and issue to such Exchanging Noteholder on the Closing Date, the aggregate number of shares of Common Stock equal to a fraction, the numerator of which is the outstanding principal amount of such Notes, together with all interest accrued thereon up to and including the Closing Date, and the denominator of which is $0.102 (subject to adjustment for stock splits, combinations, recapitalizations and similar anti-dilution events with respect to the Common Stock). The shares of Common Stock to be issued by the Company in exchange for all of the Notes are hereinafter referred to as the “Exchanged Shares”. Upon the surrender of the Notes in exchange for the Exchanged Shares, all then outstanding principal amount of such Notes, together with all interest accrued thereon up to and including the Closing Date shall be deemed satisfied and such Notes shall be forthwith cancelled. Subject to the terms and conditions herein set forth, each Exchanging Noteholder hereby further agrees, severally and not jointly, that the Series F Warrants held by such Exchanging Noteholders shall be cancelled at the Effective Time (as defined in the Merger Agreement) pursuant to Section 1.09 of the Merger Agreement.

Section 1.2 Closing. Subject to the satisfaction or waiver of the conditions set forth in Article IV herein, the closing of the exchange of the Notes and issuance of the Exchanged Shares (the “Closing”) shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP at 1285 Avenue of the Americas, New York, New York 10019 immediately after the Conversion Completion (the date upon which the Closing occurs, the “Closing Date”). At the Closing, the Company shall deliver to each Exchanging Noteholder a certificate or certificates in definitive form and registered in the name of each such Exchanging Noteholder, representing his or its Exchanged Shares against delivery by such Exchanging Noteholder to the Company, for cancellation, of the Notes held by such Exchanging Noteholder.

Section 1.3 No Transfer. Prior to the earlier of the Closing and termination of this Agreement pursuant to Section 5.1, except with the prior written consent of the Company, no Exchanging Noteholder shall sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise) any of its Notes.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each of the Exchanging Noteholders as follows:

Section 2.1 Corporate Existence and Power. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and (b) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement.

Section 2.2 Authorization, No Conflicts. The execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby (a) have been duly authorized by all necessary corporate action of the Company; (b) do not violate or conflict with the terms of its articles of incorporation or by-laws; (c) do not violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any lien under, any contractual obligation of the Company or any requirement of law applicable to the Company; and (d) do not violate any judgment, injunction, writ, award, decree or order of any nature of any governmental authority against, or binding upon, the Company.

Section 2.3 Binding Effect. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

Section 2.4 Approvals and Consents. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or registration, declaration or filing with, any governmental authority or any other person or entity, and no lapse of a waiting period under a requirement of law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the issuance and delivery of the Exchanged Shares) by, or enforcement against, the Company of this Agreement or the consummation of the transactions contemplated hereby.

Section 2.5 Issuance of Exchanged Shares. The Exchanged Shares to be issued to each Exchanging Noteholder under this Agreement will be duly and validly issued, fully paid and nonassessable, free and clear of any transfer restrictions or liens (other than as provided by applicable law), and not subject to any preemptive rights, rights of first refusal or other similar rights. All of the Exchanged Shares will be, on the Closing Date, duly authorized, validly issued, fully paid and non-assessable, and will be issued in compliance with the registration and qualification requirements of all applicable federal, state and foreign securities laws. The Notes set forth on Schedule I are all of the issued and outstanding Notes and there are no options, warrants, conversion privileges, purchase or other rights outstanding to purchase or acquire any Notes from the Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE EXCHANGING NOTEHOLDERS

Each Exchanging Noteholder represents and warrants, severally and not jointly, to the Company as follows:

Section 3.1 Existence and Power. Such Exchanging Noteholder (a) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (b) has the capacity or power and authority to execute, deliver and perform its obligations under this Agreement.

Section 3.2 Authorization, No Conflicts. The execution, delivery and performance by such Exchanging Noteholder of this Agreement and the transactions contemplated hereby (a) have been duly authorized by all necessary action of such Exchanging Noteholder; (b) do not violate or conflict with the terms of its organizational or governing documents; (c) do not violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any lien under, any contractual obligation of such Exchanging Noteholder or any requirement of law applicable to such Exchanging Noteholder; and (d) do not violate any judgment, injunction, writ, award, decree or order of any nature of any governmental authority against, or binding upon, such Exchanging Noteholder.

Section 3.3 Binding Effect. This Agreement has been duly executed and delivered by such Exchanging Noteholder, and constitutes the legal, valid and binding obligations of such Exchanging Noteholder, enforceable against such Exchanging Noteholder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

Section 3.4 Approvals and Consents. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or registration, declaration or filing with, any governmental authority or any other person or entity, and no lapse of a waiting period under a requirement of law, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Exchanging Noteholder of this Agreement or the consummation of the transactions contemplated hereby.

Section 3.5 Status of Exchanging Noteholder. Such Exchanging Noteholder is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”).

Section 3.6 Purchase for Own Account. The Exchanged Shares to be acquired by such Exchanging Noteholder pursuant to this Agreement are being or will be acquired for its own account and with no intention of distributing or reselling such Exchanged Shares or any part thereof. If such Exchanging Noteholder should in the future decide to dispose of any such Exchanged Shares, such Exchanging Noteholder understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. Such Exchanging Noteholder agrees to the imprinting, so long as required by law, of a legend on certificates representing all of its Exchanged Shares to the following effect:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES

LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA. THE SHARES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

Section 3.7 Title to Notes. Such Exchanging Noteholder is the true and lawful owner of its Notes having the aggregate principal amount set forth opposite its name on Schedule I and such Notes are free and clear of all liens, restrictions, charges, adverse claims and other encumbrances (other than liens that would be released prior to the Closing and applicable restrictions under state and federal securities laws).

Section 3.8 Pre-existing Relationship. Such Exchanging Noteholder has either a preexisting personal or business relationship with the Company or one or more of its officers, directors or controlling Persons or, by reason of such Exchanging Noteholder’s business or financial experience or the business or financial experience of its professional advisors who are unaffiliated with and who are not compensated by the Company or any Affiliate or any selling agent of the Company, directly or indirectly, have, and could reasonably be assumed to have, the capacity to protect its own interests in connection with the issuance of the Exchanged Shares to such Exchanging Noteholder.

Section 3.9 No Advertising. Such Exchanging Noteholder is not aware of the publication of any advertisement or of any general solicitation or advertising in connection with the offer and sale of the Exchanged Shares.

ARTICLE IV

CONDITIONS TO THE OBLIGATION

OF THE PARTIES TO CLOSE

Section 4.1 Conditions to the Obligations of the Exchanging Noteholders to Close. The obligations of each Exchanging Noteholder to acquire the Exchanged Shares, to deliver the Notes to the Company for cancellation therefor at the Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waived by, such Exchanging Noteholder in its sole discretion, of the following conditions on or before the Closing Date:

(a) Representations and Warranties; Compliance. The representations and warranties of the Company contained in Article II hereof shall be true and correct in all respects. The Company shall have performed and complied in all respects with all of its agreements set forth herein that are required to be performed by the Company on or before the Closing Date.

(b) Merger Agreement. The Effective Time shall have occurred.

(c) Restated Articles. The Restated Articles shall have been duly filed with the Secretary of State of the State of California and shall be in full force and effect.

(d) Conversion Completion. The Conversion Completion shall have occurred.

Section 4.2 Conditions to the Obligations of the Company to Close. The obligations of the Company to issue the Exchanged Shares at the Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waived by, the Company in its sole discretion, of the following conditions on or before the Closing Date:

(a) Representations and Warranties; Compliance. The representations and warranties of each Exchanging Noteholder contained in Article III hereof shall be true and correct in all respects. Each Exchanging Noteholder shall have performed and complied in all respects with all of its agreements set forth herein that are required to be performed by such Exchanging Noteholder on or before the Closing Date.

(b) Merger Agreement. The Effective Time shall have occurred.

(c) Restated Articles. The Restated Articles shall have been duly filed with the Secretary of State of the State of California and shall be in full force and effect.

(d) Conversion Completion. The Conversion Completion shall have occurred.

ARTICLE V

TERMINATION

Section 5.1 Termination. This Agreement shall terminate automatically, without any action on the part of any party hereto, upon the termination of the Merger Agreement in accordance with its terms. In no event shall any party be liable for any consequential, speculative or punitive damages or any damages arising from lost profits.

Section 5.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 5.1, this Agreement shall forthwith become void and have no effect; provided, that such termination shall not relieve any party for any material breach of this Agreement by such party prior to such termination.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Survival of Representations and Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement.

Section 6.2 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

If to the Company:

Critical Path, Inc.

2 Harrison Street, 2nd Floor

San Francisco, California 94105

Telecopier: (415) 541-2300

Attention: Chief Executive Officer

with a copy to:

Paul, Hastings, Janofsky & Walker, LLP

55 Second Street, 24th Floor

San Francisco, California 94105

Telecopier: (415) 856-7310

Attention: Gregg F. Vignos, Esq.

If to any Exchanging Noteholders, at the addresses of such Exchanging Noteholder set forth on Schedule I attached hereto.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

Section 6.3 Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors of the parties hereto. No Person other than the parties hereto and their successors are intended to be a beneficiary of this Agreement.

Section 6.4 Amendment and Waiver. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Exchanging Noteholders from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and the Exchanging Noteholders holding two-thirds ( 2/3) of the aggregate principal amount of the Notes set forth on Schedule I hereto and (ii) only in the specific instance and for the specific purpose for which it is made or given. Any such amendment, supplement, modification, waiver or consent shall be binding upon all of the Exchanging Noteholders.

Section 6.5 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 6.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 6.7 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be construed, and the rights and obligations of the parties hereunder determined, in accordance with and governed by the law of the state of Delaware. The parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the State of Delaware over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN CONNECTION WITH ANY MATTER RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, AMONG OTHER THINGS, BY THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH IN THIS SECTION.

Section 6.8 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

Section 6.9 Specific Performance. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which the parties are entitled at law or in equity.

Section 6.10 Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

Section 6.11 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 6.12 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

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IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Note Exchange Agreement on the date first written above.

CRITICAL PATH, INC.

By:	/s/ MARK PALOMBA
Name:	Mark Palomba
Title:	Chief Executive Officer

EXCHANGING NOTEHOLDERS: GENERAL ATLANTIC PARTNERS 74, L.P.

By:	General Atlantic LLC,
Its general partner

By:	/s/ MATTHEW NIMETZ
Name:	Matthew Nimetz
Title:	Managing Director

GAPSTAR, LLC

By:	General Atlantic LLC,
Its sole member

By:	/s/ MATTHEW NIMETZ
Name:	Matthew Nimetz
Title:	Managing Director

GAP COINVESTMENT PARTNERS II, L.P.

By:	/s/ MATTHEW NIMETZ
Name:	Matthew Nimetz
Title:	A General Partner

GAPCO GMBH & CO. KG.

By:	GAPCO Management GmbH,
Its general partner

By:	/s/ MATTHEW NIMETZ
Name:	Matthew Nimetz
Title:	Managing Director

EXCHANGING NOTEHOLDER:

CAMPINA ENTERPRISES LIMITED

By:	/s/ IP TAK CHUEN, EDMOND
Name:	Ip Tak Chuen, Edmond
Title:	Director

EXCHANGING NOTEHOLDER:

RICHMOND CP LLC

By:	/s/ PETER B. KELLNER
Name:	Peter Kellner
Title:	Managing Member

SCHEDULE I

EXCHANGING NOTEHOLDERS

Exchanging Noteholder	Principal Amount of Notes
General Atlantic Partners 74, L.P. c/o General Atlantic Service Company, LLC 3 Pickwick Plaza Greenwich, CT 06830 Telecopier: (203) 302-3044 Attention: David A. Rosenstein	$6,841,995.29

GapStar, LLC c/o General Atlantic Service Company, LLC 3 Pickwick Plaza Greenwich, CT 06830 Telecopier: (203) 302-3044 Attention: David A. Rosenstein	$530,073.19

GAP Coinvestment Partners II, L.P. c/o General Atlantic Service Company, LLC 3 Pickwick Plaza Greenwich, CT 06830 Telecopier: (203) 302-3044 Attention: David A. Rosenstein	$864,571.92

GAPCO GmbH & Co. KG Koenigsallee 62 40212 Duesseldorf Germany Telecopier: 49 211 602 888-57 Attention: David A. Rosenstein	$13,359.60

Campina Enterprises Limited c/o 7th Floor, Cheung Kong Center 2 Queen’s Road Central Hong Kong Telecopier: (852) 2128-8001 Attention: Company Secretary	$8,250,000.00

Richmond CP LLC c/o Richmond Management LLC 645 Madison Avenue, 20th Floor New York, NY 10022 Telecopier: (212) 838-6742 Attention: Peter B. Kellner	$1,500,000.00

Annex F

19 November 2007

Special Committee of the Board of Directors

Critical Path, Inc.

Two Harrison Street, 2nd Floor

San Francisco, CA 94105

Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.001 per share, (the “Shareholders”), of Critical Path, Inc., a California corporation (“Critical Path” or the “Company”), of the consideration to be paid to the Shareholders pursuant to the terms of the Merger Agreement (the “Agreement”) by and among Critical Path and CP Holdings LLC, a Delaware limited liability company, and its wholly-owned merger subsidiary, CP Merger Co., a California corporation, (together with CP Holdings LLC, “CP Holdings”), each formed by General Atlantic and Cheung Kong and other entities and affiliates associated therewith for the purpose of merging the Company into CP Holdings in a going-private transaction (the “Transaction”). In consideration the Transaction, CP Holdings shall pay $0.102 per share in cash (the “Merger Consideration”) to the Shareholders. This opinion does not address the amount, nature or fairness of the Merger Consideration to be received by certain holders of common stock, notes and/or preferred stock of the Company who are referred to as Rollover Shareholders in the Agreement (the “Rollover Shareholders”), nor does it address the fairness of conversion or the choice to convert any class of investment into common stock. In addition, in rendering this Opinion, we express no opinion with respect to the amount or nature of any compensation to any officer, director, or employee of the Company, or any class of such persons relative to the consideration to be received by the Shareholders in the Transaction or with respect to the fairness of any such compensation.

Our Opinion has been reviewed and approved by a committee of the firm under procedures designed to satisfy applicable regulatory requirements. In arriving at our opinion we have:

(a) reviewed drafts of the Merger Agreement and ancillary documents, including the most recent version of such dated 19 November 2007 provided to us by counsel to the Special Committee;

(b) reviewed the Transaction Steps memos, the most recent version of such dated 1 November 2007, prepared by company counsel and provided to us by counsel to the Special Committee;

(c) reviewed the draft Summary of Principal Terms dated 19 September 2007;

(d) reviewed the Summary of Previous M&A Activity dated 11 October 2007 prepared by and provided to us by Critical Path’s management;

(e) reviewed the four-year financial projections of Critical Path prepared by and provided to us by Critical Path’s management;

(f) reviewed the consolidated audited financial statements of Critical Path for the years ended 31 December 2006, 2005 and 2004, and associated interim reports, prepared by Critical Path and audited by Burr, Pilger and Mayer LLP and PricewaterhouseCoopers and provided to us by Critical Path’s management;

(g) reviewed Reports to the Audit Committee for the year ended 31 December 2006 and the quarters ended 30 June 2007, 31 March 2007 and 30 September 2006 prepared by Burr, Pilger and Mayer LLP and provided to us by Critical Path’s management;

(h) reviewed Quarterly Reports to the Audit Committee for the quarters ended 30 June 2006 and 31 March 2006, and Letters to the Audit Committee for the years ended 31 December 2003 and 2002, prepared by PricewaterhouseCoopers and provided to us by Critical Path’s management;

(i) held discussions with certain members of management of Critical Path concerning the historical and current business, operations, financial condition and future prospects of Critical Path and such other matters deemed relevant;

(j) reviewed and analyzed certain publicly available financial data and stock market performance data of certain companies with businesses we believe to be generally comparable to the business of Critical Path;

(k) reviewed and analyzed certain publicly available financial information for recently effected transactions that we deemed comparable to the Transaction;

(l) reviewed certain publicly available information relating to Critical Path; and

(m) performed such other analyses, reviewed such other information, and considered such other factors as we have deemed appropriate.

We have, with your consent, relied and assumed, without independent verification or investigation, upon the accuracy and completeness of all financial and other information (including without limitation the representations and warranties of Critical Path contained in the Agreement) that is publicly available or was provided to us by Critical Path or their respective employees, representatives and affiliates. With respect to forecasts of future financial condition and operating results of Critical Path provided to us, we have assumed, at the direction of Critical Path’s management, without independent verification or investigation, that such forecasts were reasonably prepared on bases reflecting the best currently available information, estimates, assumptions and good faith judgments of Critical Path’s management team. We have not assumed any responsibility for the independent verification of any such information or of such forecasts (or the information, estimates, assumptions or judgments contained in such forecasts) provided to us, and we have further relied upon the representations of the senior management of Critical Path that they are unaware of any facts that would make the information and forecasts incomplete or misleading. At your direction, we have also assumed that the final, executed version of the Agreement will be substantially similar to the draft of 19 November 2007 previously provided to us and that the Transaction will be completed without any delay or waiver of the material terms or conditions of the Agreement. We have relied on the advice of counsel to the Special Committee as to all legal matters with respect to the Company and the Transaction contemplated by the Agreement.

We have neither made nor obtained any independent evaluations or appraisals of the assets or the liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of Critical Path or affiliated entities, nor have we been furnished with any such materials. Our opinion does not address the underlying business decision of Critical Path to engage in the Transaction, nor do we express any opinion as to the underlying valuation, future performance or long-term viability of Critical Path following the Transaction. We have not been asked to consider, and our opinion does not address, the relative merits of the Transaction as compared to any alternative business strategies that might exist for Critical Path or the effect of any other transaction in which Critical Path might engage in the future. Our opinion is necessarily based upon information currently available to us, and the general economic, financial and stock market conditions and circumstances as they exist and can be evaluated by us on the date hereof. It should be understood that, although subsequent developments may affect our opinion, we do not have any obligation to update, revise or reaffirm the opinion, and we expressly disclaim any responsibility to do so.

As part of our investment banking business, we are continually engaged in performing valuations of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of our business, we and our affiliates may actively trade the securities (or related derivative securities) of Critical Path for our own account and for the accounts of customers and, accordingly, may at any time hold long or short positions of such securities.

We have been engaged by you to deliver our opinion as to the fairness, from a financial point of view, of the Transaction, but have not provided any other financial advisory services to Critical Path, the Board of Directors of Critical Path, or the Special Committee of the Board of Directors of Critical Path in connection with the Transaction. We will receive a fee for our services in rendering our opinion to you, no portion of which is contingent upon the consummation of the Transaction. In addition, Critical Path has agreed to indemnify us for certain liabilities arising from our engagement.

Based upon and subject to the foregoing and such other factors as we have deemed relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be paid to the Shareholders (excluding Rollover Shareholders) pursuant to the terms of the Agreement is fair, from a financial point of view, to the Shareholders (excluding Rollover Shareholders).

It is understood that this opinion letter has been prepared for the benefit of the Special Committee of the Board of Directors of Critical Path solely for use in its consideration of the fairness, from a financial point of view, of the Transaction Consideration to be paid to the Shareholders (excluding Rollover Shareholders) and does not constitute a recommendation to the Special Committee of the Board of Directors of Critical Path as to how to vote with respect to this Transaction. Accordingly, this letter is not to be used for any other purpose, or be reproduced, disseminated, quoted from, publicly disclosed or referred to at any time, in whole or in part, without prior written consent or Oppenheimer & Co. Inc.; provided, however, that this letter may be included in its entirety in (i) any prospectus, proxy statement or solicitation/recommendation statement, as the case may be, required to be distributed to the Company’s shareholders in connection with the Transaction and (ii) any disclosure document required to be filed by the Company with the Securities and Exchange Commission in connection with the Transaction. Any other description of or reference to Oppenheimer & Co. Inc. or summary of this opinion letter in any such document or filing must be in a form reasonably acceptable to Oppenheimer & Co. Inc. and its counsel. Our opinion is not a recommendation as to any matter to be presented to the shareholders of the Company.

Sincerely,

Oppenheimer & Co. Inc.

Annex G

Chapter 13 of California Corporations Code

1300. (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

(b) As used in this chapter, “dissenting shares” means shares which come within all of the following descriptions: (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the National Market System of the NASDAQ Stock Market, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class. (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting. (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301. (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

(c) As used in this chapter, “dissenting shareholder” means the recordholder of dissenting shares and includes a transferee of record.

1301. (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, that corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of that approval, accompanied by a copy of Sections 1300, 1302, 1303, and 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder’s right under those sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

(b) Any shareholder who has a right to require the corporation to purchase the shareholder’s shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase shares shall make written demand upon the corporation for the purchase of those shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (A) or (B) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders’ meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

(c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what that shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at that price.

1302. Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder’s certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

1303. (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

(b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

1304. (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

(b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

(c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

1305. (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

(b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

(c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

(d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

(e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys’ fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).

1306. To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

1307. Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

1308. Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

1309. Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following: (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys’ fees.

(b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

(c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

(d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder’s demand for purchase of the dissenting shares.

1310. If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

1311. This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

1312. (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

(b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder’s shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder’s shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days’ prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

(c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

1313. A conversion pursuant to Chapter 11.5 (commencing with Section 1150) shall be deemed to constitute a reorganization for purposes of applying the provisions of this chapter, in accordance with and to the extent provided in Section 1159.

Annex H

SECOND AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

CRITICAL PATH, INC.

The undersigned, [    ] and [    ], certify that:

1. They are the duly elected President and Secretary, respectively, of Critical Path, Inc., a California corporation.

2. Whereas, the Board of Directors of this corporation has deemed it advisable and in the best interest of this corporation to amend and restate this corporation’s Amended and Restated Articles of Incorporation, as amended to date (the “Original Articles of Incorporation”), to, among other things, (a) provide for action by written consent of the stockholders of this corporation, (b) increase the number of authorized shares of the Common Stock of this corporation, (c) eliminate the Special Voting Share and the Series F Redeemable Convertible Preferred Stock, and (d) make certain changes to the rights, preferences and privileges of the Series D Cumulative Redeemable Convertible Preferred Stock and the Series E Redeemable Convertible Preferred Stock.

3. The Original Articles of Incorporation are amended and restated to read in full as follows:

ARTICLE I

NAME

The name of this corporation is Critical Path, Inc. (hereinafter, the “Corporation”).

ARTICLE II

PURPOSES

The purpose of the Corporation is to engage in any lawful act or activity for which a Corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

ARTICLE III

STOCK

This Corporation is authorized to issue two classes of stock to be designated respectively, Common Stock (“Common Stock”) and Preferred Stock (“Preferred Stock”). The total number of shares of capital stock which the Corporation is authorized to issue is five hundred seventy-five million (575,000,000) shares, of which five hundred million (500,000,000) shares shall be Common Stock, and seventy-five million (75,000,000) shares shall be Preferred Stock. Both the Common Stock and the Preferred Stock shall have par value of $0.001 per share. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the “Board of Directors”) is expressly authorized, within the limitations and restrictions stated in these Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), to provide for the issue, in one or more series, of all or any of the remaining wholly unissued shares of the Preferred Stock, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares and as may be permitted by the General Corporation Law of California. The Board of Directors is also expressly authorized (unless forbidden in the resolution or resolutions providing for such issue) to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Stock subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE IV

COMMON STOCK

The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any shareholders’ meeting in accordance with the By-laws of this Corporation, and except as provided in Section 305(b) and Section 603(d) of the California Corporations Code, any action required by the California Corporations Code to be taken at any annual or special meeting of holders of Common Stock, voting as a separate class, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of the holders of Common Stock pursuant to this Article IV and shall be delivered (by hand or certified or registered mail, return receipt requested) to the Corporation by delivery to its registered office in the State of California, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of the holders of Common Stock are recorded. Every written consent shall bear the date of signature of each holder of Common Stock who signs the consent. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by applicable law, be given to those holders of Common Stock who have not consented in writing, and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

ARTICLE V

PREFERRED STOCK

For the purposes of this Article V only, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

“Affiliate” shall mean any Person who is an “affiliate” as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Apex Notes” means the convertible promissory notes with an aggregate principal amount of fifteen million dollars ($15,000,000) issued by the Corporation on January 16, 2004, to Permal U.S. Opportunities Limited, Zaxis Equity Neutral, L.P., Zaxis Institutional Partners, L.P., Zaxis Offshore Limited, Zaxis Partners, L.P. and Passport Master Fund, L.P., pursuant to the Convertible Note Purchase Agreement.

“Business Day” means any day except a Saturday, a Sunday or other day on which commercial banks in the State of New York or the State of California are authorized or required by law or executive order to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person’s capital stock (including, without limitation, common stock and preferred stock) and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

“Change of Control” means, except as set forth in the final sentence of this paragraph, (i) any merger, consolidation or other business combination transaction (or series of related transactions) in which the stockholders owning a majority of the voting securities of the Corporation prior to such transaction do not own a majority of the voting securities of the surviving entity, (ii) any tender offer, exchange offer or other transaction whereby any person or “group” other than the Investors obtains a majority of the outstanding shares of capital stock entitled to vote in the election of the Board of Directors, (iii) any proxy contest in which a majority of the Board of Directors (or persons appointed by such Board of Directors) prior to such contest do not constitute a majority of the Board of Directors after such contest, (iv) a sale of all or substantially all of the assets of the Corporation or (v) any other transaction described in any stockholder rights agreement or “poison pill”, if any, to which the Corporation is a party, which permits the holders of any rights or similar certificates to exercise the rights evidenced thereby and pursuant to which the Board of Directors does not waive the application of such stockholder rights agreement or “poison pill.” Notwithstanding the foregoing and for the avoidance of doubt, the transactions contemplated by the Merger Agreement (including, without limitation, the Merger) shall not be deemed to be a “Change of Control” for purposes of this Article V.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock Equivalent” shall mean any security or obligation which is by its terms convertible, exchangeable or exercisable into or for shares of Common Stock, including, without limitation, shares of Series D Preferred Stock, shares of Series E Preferred Stock and any option, warrant or other subscription or purchase right with respect to Common Stock or any Common Stock Equivalent.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation, contractual or otherwise (the “primary obligation”) of another Person (the “primary obligor”), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

“Conversion Amount” means the lower of (a) $1.70, (b) the most recent closing bid price of the Common Stock as of the Series E Closing Date or (c) the average closing bid prices of the Common Stock for the five trading days prior to the Series E Closing Date; provided, however, if the Conversion Amount as determined pursuant to this sentence is lower than $1.50, the Conversion Amount shall be $1.50.

“Convertible Note Purchase Agreement” means the Convertible Note Purchase Agreement, dated January 16, 2004, among the Corporation and Permal U.S. Opportunities Limited, Zaxis Equity Neutral, L.P., Zaxis Institutional Partners, L.P., Zaxis Offshore Limited, Zaxis Partners, L.P. and Passport Master Fund, L.P.

“Current Market Price” per share of Capital Stock of any Person shall mean, as of the date of determination, (a) the average of the daily Market Price under clause (a), (b) or (c), as applicable, of the definition thereof of such Capital Stock during the immediately preceding thirty (30) trading days ending on such date, and (b) if such Capital Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, then the Market Price under clause (d) of the definition thereof on such date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Indebtedness” means, as to any Person, (a) all obligations of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers’ acceptances, whether or not matured), (b) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (c) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (f) all indebtedness secured by any Lien (other than Liens in favor of lessors under leases other than leases included in (e) above) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person and (g) any Contingent Obligation of such Person.

“Investors” means General Atlantic Partners 74, L.P., GAP Coinvestment Partners II, L.P., GapStar, LLC, GAPCO GmbH & Co. KG, Campina Enterprises Limited, Cenwell Limited, Great Affluent Limited, Dragonfield Limited and Lion Cosmos Limited and the Affiliates of the foregoing, provided that Affiliates shall be deemed not to include any portfolio companies of any of the foregoing.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences).

“Liquidation” shall mean the voluntary or involuntary liquidation under applicable bankruptcy or reorganization legislation, or the dissolution or winding up of the Corporation.

“Market Price” shall mean, with respect to the Capital Stock of any Person, as of the date of determination, (a) if such Capital Stock is listed on a national securities exchange, the closing price per share of such Capital Stock on such date published in The Wall Street Journal (National Edition) or, if no such closing price on such date is published in The Wall Street Journal (National Edition), the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which such Capital Stock is then listed or admitted to trading; or (b) if such Capital Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the National Association of Securities Dealers, Inc., the last trading price of such Capital Stock on such date; or (c) if there shall have been no trading on such date or if such Capital Stock is not designated as a national market system security by the National Association of Securities Dealers, Inc., the average of the reported closing bid and asked prices of such Capital Stock on such date as shown by the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System and reported by any member firm of the New York Stock Exchange selected by the Corporation; or (d) if none of (a), (b) or (c) is applicable, the fair market value thereof as reasonably determined by the Board of Directors.

“Merger” means the merger of CP Merger Co. with and into the Corporation, pursuant to the terms of the Merger Agreement.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of December 5, 2007, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of February 19, 2008, in each case, by and among the Corporation, CP Holdco, LLC and CP Merger Co. as the same may be further amended, restated or modified from time to time.

“NASDAQ” shall mean The Nasdaq Stock Market, Inc.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

“Reverse Split” shall have the meaning ascribed to it in Section 1 of Article V.C hereof.

“Rights Offering” shall mean a rights offering for an aggregate amount of up to $21,000,000 of shares of Series E Preferred Stock pursuant to which the Corporation will distribute transferable rights to the Corporation’s holders of Common Stock as contemplated by the Convertible Note Purchase and Exchange Agreement, dated November 18, 2003, among the Corporation and certain other parties thereto.

“Rights Shares” means the shares of Series E Preferred Stock issuable upon exercise of the Series E Purchase Rights and the shares of the Common Stock issuable upon conversion of such shares of Series E Preferred Stock.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Series C Participating Preferred Stock” shall have the meaning ascribed to it in Article V.A hereof.

“Series D Accreted Value” shall mean as of any date, with respect to each share of Series D Preferred Stock, the Price Per Share (as defined in Article V.B hereof) plus the amount of dividends that have accrued and compounded thereto during the period beginning on the date of issuance of such share of Series D Preferred Stock and ending on the Series E Closing Date plus, during the period beginning on the first day after the Series E Closing Date and from and after such date, the amount of dividends that have accrued from the Series E Closing Date to the then most recent Series D Accrual Date pursuant to Section 3(a) of Article V.B hereof.

“Series D Automatic Redemption Date” shall have the meaning ascribed to it in Section 5(b)(i) of Article V.B.

“Series D Conversion Price” shall mean $1.50, as adjusted pursuant to Section 7(c) of Article V.B.

“Series D Liquidation Payment” shall mean, with respect to each share of Series D Preferred Stock, those amounts payable pursuant to Section 4(a)(i), 4(a)(ii), 4(b)(i) or 4(b)(ii) of Article V.B hereof, as the case may be.

“Series D Optional Redemption Date” shall have the meaning ascribed to it in Section 5(a)(ii) of Article V.B.

“Series D Optional Redemption Price” shall have the meaning ascribed to it in Section 5(a)(i) of Article V.B.

“Series D Preferred Stock” shall have the meaning ascribed to it in Article V.B hereof.

“Series D Redemption Price” shall have the meaning ascribed to it in Section 5(b) of Article V.B.

“Series E Accreted Value” shall mean as of any date, with respect to each share of Series E Preferred Stock, the Price Per Share (as defined in Article V.C hereof) plus the amount of dividends that have accrued from the Series E Closing Date to the then most recent Series E Accrual Date pursuant to Section 3(a) of Article V.C hereof. For the avoidance of doubt, any determination of the Series E Accreted Value after the Reverse Split (including, without limitation, for purposes of Sections 7(a) and 7(aa) of Article V.C hereof) shall give effect to the Reverse Split.

“Series E Automatic Redemption Date” shall have the meaning ascribed to it in Section 5(b) of Article V.C.

“Series E Closing Date” means the date the Series E Preferred Stock is first issued.

“Series E Conversion Price” shall mean $1.50, as adjusted pursuant to Section 7(c) of Article V.C.

“Series E Liquidation Payment” shall mean, with respect to each share of Series E Preferred Stock, those amounts payable pursuant to Section 4(a)(i) or 4(a)(ii) of Article V.C hereof, as the case may be.

“Series E Optional Redemption Price” shall have the meaning ascribed to it in Section 5(a)(i) of Article V.C hereof.

“Series E Preferred Stock” shall have the meaning ascribed to it in Article V.C hereof.

“Series E Purchase Rights” means those rights to purchase Series E Preferred Stock issued in the Rights Offering.

“Series E Redemption Price” shall have the meaning ascribed to it in Section 5(b) of Article V.C hereof.

“Stock Option Plans” means the Corporation’s stock option plans and employee purchase plans approved by the Board of Directors, pursuant to which shares of restricted stock and options to purchase shares of Series E Preferred Stock and/or Common Stock are reserved and available for grant to officers, directors, employees and consultants of the Corporation.

A. Series C Preferred Stock

1. Determination and Amount. The shares of such series shall be designated as “Series C Participating Preferred Stock.” The Series C Participating Preferred Stock shall have a par value of $0.001 per share, and the number of shares constituting such series shall be 75,000.

2. Proportional Adjustment. In the event that the Corporation shall at any time after the issuance of any share or shares of Series C Participating Preferred Stock (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Corporation shall simultaneously effect a proportional adjustment to the number of outstanding shares of Series C Participating Preferred Stock.

3. Dividends and Distributions.

(a) Subject to the prior and superior right of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series C Participating Preferred Stock with respect to dividends, the holders of shares of Series C Participating Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of February, May, August and November in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Participating Preferred Stock.

(b) The Corporation shall declare a dividend or distribution on the Series C Participating Preferred Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

(c) Dividends shall begin to accrue on outstanding shares of Series C Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series C Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series C Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series C Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

4. Voting Rights. The holders of shares of Series C Participating Preferred Stock shall have the following voting rights:

(a) Each share of Series C Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation.

(b) Except as otherwise provided herein or by law, the holders of shares of Series C Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(c) Except as required by law, the holders of Series C Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent that they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

5. Certain Restrictions.

(a) The Corporation shall not declare any dividend on, make any distribution on, or redeem or purchase or otherwise acquire for consideration any shares of Common Stock after the first issuance of a share or fraction of a share of Series C Participating Preferred Stock unless concurrently therewith it shall declare a dividend on the Series C Participating Preferred Stock as required by Section 3 of this Article V.A.

(b) Whenever quarterly dividends or other dividends or distributions payable on the Series C Participating Preferred Stock as provided in Section 3 of this Article V.A are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Participating Preferred Stock;

(ii) declare or pay dividends on, or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Participating Preferred Stock, except dividends paid ratably on the Series C Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series C Participating Preferred Stock;

(iv) purchase or otherwise acquire for consideration any shares of Series C Participating Preferred Stock, or any shares of stock ranking on a parity with the Series C Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(c) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 5 of Article V.A, purchase or otherwise acquire such shares at such time and in such manner.

6. Reacquired Shares. Any shares of Series C Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

7. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, the holders of shares of Series C Participating Preferred Stock shall be entitled to receive an aggregate amount per share equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock plus an amount equal to any accrued and unpaid dividends or such shares of Series C Participating Preferred Stock.

8. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series C Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

9. No Redemption. The shares of Series C Participating Preferred Stock shall not be redeemable.

10. Ranking. The Series C Participating Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

11. Amendment. The Articles of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preference or special rights of the Series C Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series C Participating Preferred Stock, voting separately as a series.

12. Fractional Shares. Series C Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Participating Preferred Stock.

B. Series D Preferred Stock

For the purposes of this Article V.B only, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

“Excluded Transaction” means (a) any issuance of shares of stock or options to purchase shares of Series E Preferred Stock or Common Stock pursuant to the Stock Option Plans and (b) any issuance of Common Stock (i) upon the conversion of shares of Series D Preferred Stock or shares of Series E Preferred Stock, (ii) as a dividend on shares of Series D Preferred Stock or shares of Series E Preferred Stock or (iii) upon conversion or exercise of any Common Stock Equivalents, (c) any issuance of Common Stock in connection with any Series D Liquidation Payment or Series E Liquidation Payment, (d) Capital Stock issued in consideration of an acquisition, approved by the Board of Directors, by the Company of another Person, (e) shares of Common Stock and Common Stock Equivalents issued in strategic transactions (which may not be private equity or venture capital financing transactions) approved by the Board of Directors to Persons that are not principally engaged in financial investing, (f) the issuance of the Series E Purchase Rights and the Rights Shares, (g) shares of Series E Preferred Stock issuable pursuant to agreements entered into prior to the Series E Closing Date and (h) shares of Common Stock issuable upon conversion of the Apex Notes in accordance with the terms of the Convertible Note Purchase Agreement.

“Junior Stock” shall have the meaning ascribed to it in Section 2(a) of this Article V.B.

“Price Per Share” means $13.75 (subject to anti-dilution adjustment for stock splits of, combinations of and capital reorganizations with respect to the Series D Preferred Stock).

“Transaction” shall have the meaning ascribed to it in Section 7(f) of this Article V.B.

1. Designation and Number of Shares. There shall be hereby created and established a series of preferred stock designated as “Series D Cumulative Redeemable Convertible Preferred Stock” (the “Series D Preferred Stock”). The authorized number of shares of Series D Preferred Stock shall be four million one hundred eighty-eight thousand five hundred eighty-seven (4,188,587).

2. Rank.

(a) Notwithstanding anything to the contrary in this Article V.B, the Series D Preferred Stock shall not be entitled to the payment of dividends, the Series D Liquidation Payment, the Series D Optional Redemption Price or the Series D Redemption Price until the issued and outstanding shares of Series E Preferred Stock shall have received all dividends, the Series E Liquidation Payment, the Series E Optional Redemption Price and the Series E Redemption Price due and owing under the terms thereof, provided, however, that notwithstanding the foregoing and for the avoidance of doubt, dividends shall accrue on the Series D Preferred Stock as provided in Section 3 of this Article V.B below. Subject to the foregoing sentence, the Series D Preferred Stock shall with respect to the payment of the Series D Liquidation Payment in the event of Liquidation or Change of Control and with respect to dividend and redemption rights rank senior to (i) all series of common stock of the Corporation (including, without limitation, the Common Stock), (ii) all series of preferred stock of the Corporation (excluding any shares of Series E Preferred Stock but including, without limitation, the Series C Participating Preferred Stock) and (iii) each other class or series of Capital Stock of the Corporation hereafter created which does not expressly rank pari passu with or senior to the Series D Preferred Stock (clauses (i), (ii) and (iii), together, the “Junior Stock”).

(b) Notwithstanding anything to the contrary contained in the Articles of Incorporation, the vote of the holders of a majority of the Series D Preferred Stock shall be a prerequisite to the designation or issuance of any shares of Capital Stock of the Corporation ranking pari passu with or senior to the Series D Preferred Stock in the event of a Liquidation or with respect to the payment of the Series D Liquidation Payment.

3. Dividends.

(a) Dividend Rate. During the period beginning on the date of issuance of such shares of Series D Preferred Stock and ending on the Series E Closing Date, the holders of shares of Series D Preferred Stock shall accrue dividends at an annual rate equal to eight percent (8%) of the Series D Accreted Value, calculated on the basis of a 360-day year, consisting of twelve 30-day months, and shall accrue on a daily basis from the date of issuance of such shares of Series D Preferred Stock until the Series E Closing Date, whether or not the Corporation has earnings or profits, whether or not there are funds legally available for the payment of dividends and whether or not declared by the Board of Directors. During the period beginning on the date of issuance thereof and ending on the Series E Closing Date, such accrued and unpaid dividends shall compound to the Series D Accreted Value on a semi-annual basis on December 31st and June 30th of each year (each such date, the “Series D Accrual Date”) whether or not declared by the Board of Directors. Following the Series E Closing Date, the holders of shares of Series D Preferred Stock shall accrue, out of funds legally available therefor, dividends at an annual rate equal to five and three-fourths percent (5  3/4%) of the Price Per Share with respect to each share of Series D Preferred Stock, calculated on the basis of a 360-day year, consisting of twelve 30-day months, and shall accrue on a daily basis from the Series E Closing Date, whether or not the Corporation has earnings or profits, whether or not there are funds legally available for the payment of dividends and whether or not declared by the Board of Directors. Such dividends shall not be paid in cash and shall instead be added to the Series D Accreted Value on the Series D Accrual Date. In addition, if the Corporation declares and pays any dividends on the Common Stock, then, in that event, the holders of shares of Series D Preferred Stock shall be entitled to share in such dividends on a pro rata basis, as if their shares had been converted into shares of Common Stock pursuant to Section 7(a) of this Article V.B below immediately prior to the record date for determining the stockholders of the Corporation eligible to receive such dividends.

(b) Change of Control; Optional Redemption. In the event of the occurrence of a Change of Control or an optional redemption of the shares of Series D Preferred Stock pursuant to Section 5(a) of this Article V.B below, the sum of (i) any dividends accrued at the rate and in the manner specified in Section 3(a) of this Article V.B since the previous Series D Accrual Date and prior to the date of the occurrence of a Change of Control or the Series D Optional Redemption Date plus (ii) any and all dividends that would have accrued at the rate and in the manner specified in Section 3(a) of this Article V.B from the closing date of such Change of Control or the Series D Optional Redemption Date through and until the Series D Automatic Redemption Date shall be added to the Series D Accreted Value on the closing date of such Change of Control or the Series D Optional Redemption Date, as the case may be.

(c) Other Dividends. The Corporation shall not declare or pay any dividends on, or make any other distributions with respect to or redeem, purchase or otherwise acquire for consideration, any other shares of Capital Stock unless and until all accrued and unpaid dividends on the Series D Preferred Stock have been paid in full.

4. Liquidation and Change of Control.

(a) Series D Liquidation Payment. Upon the occurrence of a Liquidation, after the payment of the full Series E Liquidation Payment of the issued and outstanding shares of Series E Preferred Stock, the holders of shares of Series D Preferred Stock shall be paid in cash for each share of Series D Preferred Stock held thereby, out of but only to the extent of, the assets of the Corporation legally available for distribution to its stockholders, an amount equal to the greater of (i) the sum of (A) the Series D Accreted Value of such share of Series D Preferred Stock on the date of such Liquidation plus (B) all dividends accrued since the previous Series D Accrual Date, (ii) the product of (x) 1.6 multiplied by (y) the Price Per Share or (iii) the aggregate consideration that would be paid to the holder of the number of shares of Common Stock into which such share of Series D Preferred Stock is convertible immediately prior to such Liquidation. If, after the payment of the full Series E Liquidation Payment of the issued and outstanding shares of Series E Preferred Stock, the assets of the Corporation available for distribution to the holders of shares of Series D Preferred Stock shall be insufficient to permit payment in full to such holders of the sums which such holders are entitled to receive in such case, then all of the assets available for distribution to holders of shares of Series D Preferred Stock shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

(b) Change of Control. In the event of a Change of Control, after the payment of the full Series E Liquidation Payment of the issued and outstanding shares of Series E Preferred Stock, the holders of shares of Series D Preferred Stock shall be paid for each share of Series D Preferred Stock held thereby, an amount equal to the greater of (i) the sum of (A) the Series D Accreted Value of such share of Series D Preferred Stock on the date of such Change of Control plus (B) all dividends that accrue and are payable pursuant to Section 3(b) of this Article V.B, (ii) the product of (x) 1.6 multiplied by (y) the Price Per Share or (iii) the aggregate consideration that would be paid to the holder of the number of shares of Common Stock into which such share of Series D Preferred Stock is convertible immediately prior to the closing of such Change of Control. Such amount shall be paid in the form of consideration paid in such Change of Control on the closing date of such Change of Control.

(c) Notice. Written notice of a Liquidation or Change of Control stating a payment or payments and the place where such payment or payments shall be payable, shall be delivered in person, mailed by certified mail, return receipt requested, mailed by overnight mail or sent by telecopier, not less than ten (10) days prior to the earliest payment date stated therein, to the holders of record of shares of Series D Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

5. Redemption.

(a) Optional Redemption.

(i) Series D Optional Redemption Period. The Corporation shall not have any right to redeem any shares of the Series D Preferred Stock on or prior to the third anniversary of the Series E Closing Date. If on any date after the third anniversary of the Series E Closing Date, but prior to the Series D Automatic Redemption Date, the average closing price per share of the Common Stock, as reported on NASDAQ or other nationally recognized securities exchange on which the shares of Common Stock trade, for any sixty (60) consecutive trading days after such third anniversary date, equals or exceeds four hundred percent (400%) of the Series D Accreted Value (the “Series D Optional Redemption Measurement Window”), the Corporation shall have the right, at its sole option and election, to redeem (unless otherwise prevented by law) within thirty (30) days following such Series D Optional Redemption Measurement Window (the “Series D Optional Redemption Period”), all, but not less than all, of the outstanding shares of Series D Preferred Stock in cash, at a price per share (the “Series D Optional Redemption Price”) equal to the sum of the Series D Accreted Value plus all dividends that accrue and are payable pursuant to Section 3(b) of this Article V.B.

(ii) Optional Redemption Payment. Written notice of any election by the Corporation to redeem the shares of Series D Preferred Stock pursuant to this Section 5(a) of Article V.B (with a closing date prior to the expiration of the Series D Optional Redemption Period selected for such redemption (the “Series D Optional Redemption Date”)), shall be delivered in person, mailed by certified mail, return receipt requested, mailed by overnight mail or sent by telecopier not less than ten (10), nor more than thirty (30), days prior to such Series D Optional Redemption Date to the holders of record of the shares of Series D Preferred Stock, such notice to be addressed to each such holder at its address as shown in the records of the Corporation. The Series D Optional Redemption Price shall be made with respect to each share of Series D Preferred Stock by wire transfer of immediately available funds as promptly as practicable and, in any event, within seven (7) days after receipt by the Corporation of the Series D Preferred Stock certificates to accounts designated in writing by the holders of such shares of Series D Preferred Stock after surrender of the Series D Preferred Stock certificates pursuant to the following sentence. Upon notice from the Corporation, each holder of shares of Series D Preferred Stock so redeemed shall promptly surrender to the Corporation, at any place where the Corporation shall maintain a transfer agent for its shares of Series D Preferred Stock, certificates representing the shares so redeemed, duly endorsed in blank or accompanied by proper instruments of transfer. Notwithstanding anything to the contrary set forth in this Article V.B, any holder of Series D Preferred Stock may convert its shares of Series D Preferred Stock pursuant to Section 7(a) of this Article V.B until the Series D Optional Redemption Price has been paid in full by the Corporation to such holder.

(iii) Termination of Rights. If shares of Series D Preferred Stock are redeemed in full on the Series D Optional Redemption Date, then after the Series D Optional Redemption Date, all rights of any holder of shares of Series D Preferred Stock shall cease and terminate, and such shares of Series D Preferred Stock shall no longer be deemed to be outstanding; provided, however, that, if the Corporation defaults in the payment in full of the Series D Optional Redemption Price, then, subject to Section 5(b) of this Article V.B, the Corporation may not redeem the shares of Series D Preferred Stock until the next Series D Optional Redemption Measurement Window.

(b) Automatic Redemption.

(i) Automatic Redemption Date and Payment. On the fourth anniversary of the Series E Closing Date (the “Series D Automatic Redemption Date”), all of the shares of Series D Preferred Stock shall automatically, with no further action required to be taken by the Corporation or the holder thereof, be redeemed (unless otherwise prevented by law) in cash, at a redemption price per share (the “Series D Redemption Price”) equal to the sum of the Series D Accreted Value plus all dividends accrued since the previous Series D Accrual Date. Written notice of the Series D Automatic Redemption Date shall be delivered in person, mailed by certified mail, return receipt requested, mailed by overnight mail or sent by telecopier not less than thirty (30), nor more than sixty (60), days prior to the Series D Automatic Redemption Date to the holders of record of the shares of Series D Preferred Stock, such notice to be addressed to each such holder at its address as shown in the records of the Corporation. The Series D Redemption Price shall be made with respect to each share of Series D Preferred Stock by wire transfer of immediately available funds as promptly as practicable and, in any event, within seven (7) days after receipt by the Corporation of the Series D Preferred Stock certificates to accounts designated in writing by the holders of such shares of Series D Preferred Stock after surrender of the Series D Preferred Stock certificates pursuant to the following sentence. Upon notice from the Corporation, each holder of such shares of Series D Preferred Stock so redeemed shall promptly surrender to the Corporation, at any place where the Corporation shall maintain a transfer agent for its shares of Series D Preferred Stock, certificates representing the shares so redeemed, duly endorsed in blank or accompanied by proper instruments of transfer. Notwithstanding anything to the contrary set forth in this Article V.B, any holder of Series D Preferred Stock may convert its shares of Series D Preferred Stock pursuant to Section 7(a) of this Article V.B until the Series D Redemption Price has been paid in full by the Corporation to any such holder.

(ii) Termination of Rights. If the shares of Series D Preferred Stock are redeemed in full on the Series D Automatic Redemption Date, then after the Series D Automatic Redemption Date, all rights of any holder of such shares of Series D Preferred Stock shall cease and terminate, and such shares of Series D Preferred Stock shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation; provided, however, that, if the Corporation defaults in the payment in full of the Series D Redemption Price, the rights of the holders of shares of Series D Preferred Stock shall continue until the Corporation cures such default.

(iii) Insufficient Funds for Redemption. If the funds of the Corporation available for redemption of the shares of Series D Preferred Stock on the Series D Automatic Redemption Date are insufficient to redeem in full the shares of Series D Preferred Stock, the holders of shares of Series D Preferred Stock shall share ratably in any funds available by law for redemption of such shares according to the respective amounts which would be payable with respect to the number of shares owned by them if the shares to be so redeemed on such Series D Automatic Redemption Date were redeemed in full. Any shares of Series D Preferred Stock that the Corporation does not redeem on the Series D Automatic Redemption Date due to insufficient funds shall continue to be outstanding until redeemed and dividends on such shares shall continue to accrue and cumulate until redeemed. The Corporation shall in good faith use all commercially reasonable efforts as expeditiously as possible to eliminate, or obtain an exception, waiver or exemption from, any and all restrictions that prevented the Corporation from paying the Series D Redemption Price and redeeming all of the shares of Series D Preferred Stock. At any time thereafter when additional funds of the Corporation are available by law for the redemption of the shares of Series D Preferred Stock, such funds shall be used as promptly as practicable to redeem the balance of such shares, or such portion thereof for which funds are available, on the basis set forth above.

(c) Rank. Notwithstanding anything to the contrary in this Section 5 of Article V.B, no redemption of shares of Series D Preferred Stock pursuant to this Section 5 of Article V.B shall occur (i) if there are any shares of Series E Preferred Stock issued and outstanding or (ii) unless and until the issued and outstanding shares of Series E Preferred Stock shall have received all payments due and owing under the terms thereof.

6. Voting Rights; Election of Director.

(a) General. In addition to the voting rights to which the holders of Series D Preferred Stock are entitled under or granted by California law, the holders of Series D Preferred Stock shall be entitled to vote, in person or by proxy, at a special or annual meeting of stockholders on all matters entitled to be voted on by holders of shares of Common Stock voting together as a single class with the Common Stock (and with other shares entitled to vote thereon, if any). With respect to any such vote, each share of Series D Preferred Stock shall entitle the holder thereof to cast that number of votes as is equal to the quotient of (i) the sum of the Series D Accreted Value plus all dividends accrued since the previous Series D Accrual Date divided by (ii) $4.20, subject to the same adjustments that are made to the Series D Conversion Price as provided in Section 7(c) of this Article V.B below.

(b) Directors. As long as at least 500,000 shares of Series D Preferred Stock are outstanding, if General Atlantic Partners 74, L.P., GAP Coinvestment Partners II, L.P., GapStar, LLC, GAPCO GmbH & Co. KG and/or any Affiliate thereof in the aggregate own at least a majority of the outstanding shares of Series D Preferred Stock, then the holders of shares of Series D Preferred Stock, voting as a separate class, shall be entitled to elect one (1) director of the Corporation.

(c) Elections. As long as at least 500,000 shares of Series D Preferred Stock are outstanding, the Series D Preferred Stock shall vote together as a single class with the Common Stock (and all other classes and series of stock of the Corporation entitled to vote thereon, if any) with respect to the election of all of the other directors of the Corporation. If the conditions set forth in Section 6(b) of this Article V.B necessary for the holders of shares of Series D Preferred Stock to vote as a separate class for the election of one director are not satisfied, then the Series D Preferred Stock shall vote together as a single class with the Common Stock (and all other classes and series of stock of the Corporation entitled to vote thereon, if any) with respect to the election of all of the directors of the Corporation. At any meeting held for the purpose of electing directors pursuant to Section 6(b) of this Article V.B at a time when the holders of shares of Series D Preferred Stock are entitled to vote as a separate class for the election of one director, the presence in person or by proxy of the holders of a majority of the shares of Series D Preferred Stock then outstanding shall constitute a quorum of the Series D Preferred Stock for the election of the director to be elected solely by the holders of shares of Series D Preferred Stock; the holders of shares of Series D Preferred Stock shall be entitled to cast one vote per share of Series D Preferred Stock in any such election; and the director to be elected exclusively by the holders of shares of Series D Preferred Stock shall be elected by the affirmative vote of the holders of Series D Preferred Stock. Subject to the provisions of Section 305(b) and Section 603(d) of the California Corporations Code, a vacancy in a directorship filled by the holders of the Series D Preferred Stock voting as a separate class pursuant to Section 6(b) of this Article V.B shall be filled only by vote or written consent of the holders of shares of Series D Preferred Stock. The director elected pursuant to Section 6(b) of this Article V.B may not be removed without the consent of a majority of the holders of shares of Series D Preferred Stock, except as otherwise provided by law.

(d) Action Without a Meeting. Except as provided in Section 305(b) and Section 603(d) of the California Corporations Code, any action required by the California Corporations Code to be taken at any annual or special meeting of holders of Series D Preferred Stock, voting as a separate class or series, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of Series D Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of the holders of Series D Preferred Stock and shall be delivered (by hand or certified or registered mail, return receipt requested) to the Corporation by delivery to its registered office in the State of California, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of the holders of Series D Preferred Stock are recorded. Every written consent shall bear the date of signature of each holder of Series D Preferred Stock who signs the consent. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by applicable law, be given to those holders of Series D Preferred Stock who have not consented in writing, and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

(e) Major Actions. Notwithstanding anything to the contrary set forth in the Articles of Incorporation or the By-laws of the Corporation, the affirmative vote of the holders of a majority of the outstanding shares of Series D Preferred Stock, acting in accordance with Section 6(d) of this Article V.B, voting as a separate class, shall be a prerequisite to:

(i) any amendment, modification or restatement of the Articles of Incorporation or the By-Laws of the Corporation, including, without limitation, by merger, consolidation, business combination or otherwise that is not a Change of Control;

(ii) the issuance, reservation for issuance or authorization of any Capital Stock of the Corporation or any right or option to acquire shares of Capital Stock ranking senior to the shares of Series D Preferred Stock or any increase or decrease in the authorized number of shares of Series D Preferred Stock; provided, that the Corporation may issue options or shares pursuant to the Stock Option Plans, (x) shares of Series E Preferred Stock (A) upon conversion of those certain convertible promissory notes, with an aggregate principal amount of ten million dollars ($10,000,000), issued by the Corporation on November 26, 2003, (B) in exchange for those certain 5  3/4% Convertible Subordinated Notes, due April 1, 2005, in the principal face amount of thirty-two million seven hundred ninety-five thousand dollars ($32,795,000), issued by the Corporation pursuant to the Corporation’s Indenture, dated March 31, 2000, (C) upon conversion of the Apex Notes and (D) issuable pursuant to agreements entered into prior to the Series E Closing Date, and (y) the Series E Purchase Rights and the Rights Shares;

(iii) the redemption of any Junior Stock other than the repurchase of unvested stock options or restricted stock from employees, officers, directors or consultants of the Corporation upon termination of service or in accordance with the Stock Option Plans;

(iv) any declaration, distribution or payment of any dividend or other distribution to any Junior Stock;

(v) the issuance, incurrence, assumption or guarantee by the Corporation or any Subsidiary of the Corporation of any funded Indebtedness (excluding capital leases incurred in the ordinary course of business but including the incurrence of any debt in connection with any borrowing arrangements with Silicon Valley Bank, provided that, with respect to the incurrence of any debt in connection with any borrowing arrangements with Silicon Valley Bank, if the holders of Series D Preferred Stock do not respond to a written request for consent by the Company within two Business Days of receiving such request, such holder shall be deemed to have consented); and

(vi) any amendment to this Section 6(e) of Article V.B.

7. Conversion.

(a) Optional Conversion. Any holder of shares of Series D Preferred Stock shall have the right, at its option, at any time and from time to time prior to the Effective Time (as such term is defined in the Merger Agreement), to convert, subject to the terms and provisions of this Section 7 of Article V.B, any or all of such holder’s shares of Series D Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is equal to the product of (i) the number of shares of Series D Preferred Stock being so converted multiplied by (ii) the quotient of (x) the sum of the Series D Accreted Value plus all dividends accrued since the previous Series D Accrual Date divided by (y) the Series D Conversion Price, subject to adjustment as provided in Section 7(c) of this Article V.B. Such conversion right shall be exercised by the surrender of certificate(s) representing the shares of Series D Preferred Stock to be converted to the Corporation at any time during usual business hours at its principal place of business maintained by it (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of shares of Series D Preferred Stock), accompanied by written notice that the holder elects to convert such shares of Series D Preferred Stock and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder on its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 7(i) of this Article V.B. All certificates representing shares of Series D Preferred Stock surrendered for conversion shall be delivered to the Corporation for cancellation and canceled by it. As promptly as practicable after the surrender of any shares of Series D Preferred Stock, in any event within seven (7) days of the receipt of such certificates, the Corporation shall (subject to compliance with the applicable provisions of federal and state securities laws) deliver to the holder of such shares so surrendered certificate(s) representing the number of fully paid and nonassessable shares of Common Stock into which such shares are entitled to be converted. At the time of the surrender of such certificate(s), the Person in whose name any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to be the holder of record of such shares of Common Stock on such date, notwithstanding that the share register of the Corporation shall then be closed or that the certificates representing such Common Stock shall not then be actually delivered to such Person.

(aa) Automatic Conversion. Each share of Series D Preferred Stock shall, upon the written request to the Corporation by holders of at least a majority of the then issued and outstanding Series D Preferred Stock, automatically be converted into such number of fully paid and nonassesable shares of Common Stock as is equal to the product of (i) the number of shares of Series D Preferred Stock being so converted multiplied by (ii) the quotient of (x) the Series D Accreted Value plus all dividends accrued since the previous Series D Accrual Date divided by (y) the Series D Conversion Price, subject to adjustment as provided in Section 7(c) of this Article V.B. Upon notice from the Corporation, each holder of Series D Preferred Stock so converted shall promptly surrender to the Corporation for cancellation, at any place where the Corporation shall maintain a transfer agent for its Series D Preferred Stock or Common Stock, certificates representing the shares of Series D Preferred Stock so converted, duly endorsed in blank or accompanied by proper instruments of transfer. As promptly as practicable after the surrender of any shares of Series D Preferred Stock, the Corporation shall (subject to compliance with the applicable provisions of federal and state securities laws) deliver to the holder of such shares so surrendered certificate(s) representing the number of fully paid and nonassessable shares of Common Stock into which such shares are entitled to be converted.

(b) Termination of Rights. On the date of such optional conversion pursuant to Section 7(a) of this Article V.B or automatic conversion pursuant to Section 7(aa) of this Article V.B, all rights with respect to the shares of Series D Preferred Stock so converted, including the rights, if any, to receive notices and vote, shall terminate, except only the rights of holders thereof to (i) receive certificates for the number of shares of Common Stock into which such shares of Series D Preferred Stock have been converted and (ii) exercise the rights to which they are entitled as holders of Common Stock.

(c) (i) Dividend, Subdivision, Combination or Reclassification of Common Stock. In the event that the Corporation shall at any time or from time to time, prior to conversion of shares of Series D Preferred Stock (w) pay a dividend or make a distribution on the outstanding shares of Common Stock payable in Capital Stock of the Corporation, (x) subdivide the outstanding shares of Common Stock into a larger number of shares, (y) combine the outstanding shares of Common Stock into a smaller number of shares or (z) issue any shares of its Capital Stock in a reclassification of the Common Stock (other than any such event for which an adjustment is made pursuant to another clause of this Section 7(c) of Article V.B), then, and in each such case, the Series D Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series D Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series D Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 7(c)(i) of Article V.B shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

(ii) Certain Distributions. In case the Corporation shall at any time or from time to time, prior to conversion of shares of Series D Preferred Stock, distribute to all holders of shares of the Common Stock (including any such distribution made in connection with a merger or consolidation in which the Corporation is the resulting or surviving Person and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation or another issuer or other assets (excluding cash dividends in which holders of shares of Series D Preferred Stock participate, in the manner provided in Section 3(c) of this Article V.B; dividends payable in shares of Common Stock for which adjustment is made under another paragraph of this Section 7(c) of Article V.B; and any distribution in connection with an Excluded Transaction) or rights or warrants to subscribe for or purchase of any of the foregoing, then, and in each such case, the Series D Conversion Price then in effect shall be adjusted (and any other appropriate actions shall be taken by the Corporation) by multiplying the Series D Conversion Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Current Market Price of the Common Stock immediately prior to the date of distribution less the then fair market value (as determined by the Board of Directors in the exercise of their fiduciary duties) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such rights or warrants applicable to one share of’ Common Stock and (y) the denominator of which shall be the Current Market Price of the Common Stock immediately prior to the date of distribution (but such fraction shall not be greater than one); provided, however, that no adjustment shall be made with respect to any distribution of rights or warrants to subscribe for or purchase securities of the Corporation if the holder of shares of Series D Preferred Stock would otherwise be entitled to receive such rights or warrants upon conversion at any time of shares of Series D Preferred Stock into Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

(iii) Other Changes. In case the Corporation at any time or from time to time, prior to the conversion of shares of Series D Preferred Stock, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in Sections 7(c)(i) or (ii) of this Article V.B above or Section 7(f) of this Article V.B below (but not including any action described in any such Section), the Board of Directors shall consider whether an adjustment should thereupon be made in the Series D Conversion Price. If the Board of Directors in good faith determines that it would be equitable in the circumstances to adjust the Series D Conversion Price as a result of such action, then, and in each such case, the Series D Conversion Price shall be adjusted in such manner and at such time as the Board of Directors in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of shares of Series D Preferred Stock).

(iv) No Adjustment. Notwithstanding anything herein to the contrary, no adjustment under this Section 7(c) of Article V.B need be made to the Series D Conversion Price if the Corporation receives written notice from holders of a majority of the outstanding shares of Series D Preferred Stock that no such adjustment is required.

(d) Abandonment. If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Series D Conversion Price shall be required by reason of the taking of such record.

(e) Certificate as to Adjustments. Upon any adjustment in the Series D Conversion Price, the Corporation shall within a reasonable period (not to exceed ten (10) Business Days) following any of the foregoing transactions deliver to each registered holder of shares of Series D Preferred Stock a certificate, signed by (i) the Chief Executive Officer of the Corporation and (ii) the Chief Financial Officer of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Series D Conversion Price then in effect following such adjustment.

(f) Reorganization, Reclassification. In case of any merger or consolidation of the Corporation (other than a Change of Control) or any capital reorganization, reclassification, or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value or a Change of Control) (each, a “Transaction”), the Corporation shall execute and deliver to each holder of shares of Series D Preferred Stock at least ten (10) Business Days prior to effecting such Transaction a certificate, signed by (i) the Chief Executive Officer of the Corporation and (ii) the Chief Financial Officer of the Corporation, stating that the holder of each share of Series D Preferred Stock shall have the right to receive in such Transaction, in exchange for each share of Series D Preferred Stock, a security identical to (and not less favorable than) the Series D Preferred Stock, and provision shall be made therefor in the agreement, if any, relating to such Transaction. Any certificate delivered pursuant to this Section 7(f) of Article V.B shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7 of Article V.B. The provisions of this Section 7(f) of Article V.B and any equivalent thereof in any such certificate similarly shall apply to successive transactions.

(g) Notices. In case at any time or from time to time:

(i) the Corporation shall declare a dividend (or any other distribution) on its shares of Common Stock;

(ii) the Corporation shall authorize the granting to the holders of its Common Stock rights or warrants to subscribe for or purchase any shares of Capital Stock of any class or of any other rights or warrants; or

(iii) there shall be any Transaction;

then the Corporation shall mail to each holder of shares of Series D Preferred Stock at such holder’s address as it appears on the transfer books of the Corporation, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or granting of rights or warrants are to be determined, or (B) the date on which such Transaction is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such Transaction. Notwithstanding the foregoing, in the case of any event to which Section 7(f) of this Article V.B above is applicable, the Corporation shall also deliver the certificate described in Section 7(f) of this Article V.B above to each holder of shares of Series D Preferred Stock at least ten (10) Business Days prior to effecting such reorganization or reclassification as aforesaid.

(h) Reservation of Common Stock. The Corporation shall at all times reserve and keep available for issuance upon the conversion of shares of Series D Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series D Preferred Stock, and shall take all action to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series D Preferred Stock; provided; that (x) the holders of shares of Series D Preferred Stock shall vote such shares in favor of any such action that requires a vote of stockholders and (y) such holders shall cause any directors elected by them pursuant to Section 6(b) of this Article V.B above to vote in favor of any such action that requires a vote of the Board of Directors.

(i) No Conversion Tax or Charge. The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series D Preferred Stock shall be made without charge to the converting holder of shares of Series D Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Series D Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series D Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

(j) Limitations on Conversions. Each holder of the Series D Preferred Stock’s right to convert its shares of Series D Preferred Stock into shares of Common Stock shall not be limited by any notice delivered by the Corporation of any proposed redemption, Change of Control or any other event that notwithstanding this subsection (j) shall purport to limit such conversion right.

8. Certain Remedies. Any registered holder of shares of Series D Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Article V.B and to enforce specifically the terms and provisions of this Article V.B in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

9. Business Day. If any payment shall be required by the terms hereof to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

C. Series E Preferred Stock

For the purposes of this Article V.C only, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

“Excluded Transaction” means (a) any issuance of shares of stock or options to purchase shares of Series E Preferred Stock or Common Stock pursuant to the Stock Option Plans, (b) any issuance of Common Stock (i) upon the conversion of shares of Series E Preferred Stock or shares of Series D Preferred Stock, (ii) as a dividend on shares of Series E Preferred Stock or shares of Series D Preferred Stock or (iii) upon conversion or exercise of any Common Stock Equivalents, (c) any issuance of Common Stock in connection with any Series E Liquidation Payment or Series D Liquidation Payment, (d) Capital Stock issued in consideration of an acquisition, approved by the Board of Directors, of another Person, (e) shares of Common Stock and Common Stock Equivalents issued in strategic transactions (which may not be private equity or venture capital financing transactions), approved by the Board of Directors, to Persons that are not principally engaged in financial investing, (f) the issuance of the Series E Purchase Rights and the Rights Shares, (g) shares of Series E Preferred Stock issuable pursuant to agreements entered into prior to the Series E Closing Date and (h) shares of Common Stock issuable upon conversion of the Apex Notes in accordance with the terms of the Convertible Note Purchase Agreement.

“Junior Stock” shall have the meaning ascribed to it in Section 2(a) of this Article V.C.

“Price Per Share” means $1.50 (subject to anti-dilution adjustment for stock splits of, combinations of and capital reorganizations with respect to the Series E Preferred Stock).

“Transaction” shall have the meaning ascribed to it in Section 7(f) of this Article V.C.

1. Designation and Number of Shares. There shall be hereby created and established a series of preferred stock designated as “Series E Redeemable Convertible Preferred Stock” (the “Series E Preferred Stock”). The authorized number of shares of Series E Preferred Stock shall be sixty-eight million (68,000,000).

Immediately after the consummation of the Merger (the “Reverse Split Effective Time”), each share of Series E Preferred Stock issued and outstanding immediately prior to the Reverse Split Effective Time (the “Old Series E Preferred Stock”) shall be, without any action of the holder thereof, automatically split up and converted into 1/70,000th share of Series E Preferred Stock (the “New Series E Preferred Stock”) (such split, the “Reverse Split”). After the Reverse Split Effective Time, all references to “Series E Preferred Stock” in this Article V.C shall refer to the New Series E Preferred Stock.

Notwithstanding the immediately preceding paragraph, no fractional shares of the New Series E Preferred Stock shall be issued to the holders thereof (the “Series E Distribution Holder”) immediately after the Reverse Split Effective Time in connection with the Reverse Split, and no certificates representing any such fractional shares shall be issued. In lieu of the issuance of any fractional shares, the Corporation will pay to each Series E Distribution Holder an amount in cash equal to the product of (x) the fractional shares of the New Series E Preferred Stock held by such Series E Distribution Holder, multiplied by (y) the quotient referred to in Section 7(a)(ii) of this Article V.C, as adjusted after the Reverse Split, multiplied by (z) cash in an amount equal to $0.102 (subject to adjustment for any stock splits, combinations or recapitalizations of the Common Stock and similar anti-dilution events involving the Common Stock) and, subject to Section 1.11(c) of the Merger Agreement, the Contingent Litigation Recovery Right (as such term is defined in the Merger Agreement), such payment to be made in accordance with Article II of the Merger Agreement.

Each stock certificate that, immediately prior to the Reverse Split Effective Time, represented shares of Old Series E Preferred Stock shall, from and after the Reverse Split Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of New Series E Preferred Stock into which the shares of Old Series E Preferred Stock represented by such certificate shall have been reclassified.

2. Rank. The Series E Preferred Stock shall with respect to the payment of the Series E Liquidation Payment in the event of Liquidation or Change of Control and with respect to dividend and redemption rights rank senior to (i) all series of Common Stock (ii) all series of preferred stock of the Corporation (including, without limitation, the Series C Participating Preferred Stock and the Series D Preferred Stock) and (iii) each other class or series of Capital Stock of the Corporation hereafter created which does not expressly rank pari passu with or senior to the Series E Preferred Stock (clauses (i), (ii) and (iii), together, the “Junior Stock”).

3. Dividends.

(a) Dividend Rate. The holders of shares of Series E Preferred Stock shall accrue dividends at an annual rate equal to five and three-fourths percent (5- 3/4%) of the Price Per Share, calculated on the basis of a 360-day year, consisting of twelve 30-day months, and shall accrue on a daily basis from the date of issuance thereof, whether or not the Corporation has earnings or profits, whether or not there are funds legally available for the payment of dividends and whether or not declared by the Board of Directors. Such dividends shall not be paid in cash and shall instead be added to the Series E Accreted Value on a semi-annual basis on December 31st and June 30th of each year (each such date, a “Series E Accrual Date”). In addition, if the Corporation declares and pays any dividends on the Common Stock, then, in that event, the holders of shares of Series E Preferred Stock shall be entitled to share in such dividends on a pro rata basis, as if their shares had been converted into shares of Common Stock pursuant to Section 7(a) of this Article V.C below immediately prior to the record date for determining the stockholders of the Corporation eligible to receive such dividends.

(b) Other Dividends. The Corporation shall not declare or pay any dividends on, or make any other distributions with respect to or redeem, purchase or otherwise acquire for consideration, any other shares of Capital Stock unless and until all accrued and unpaid dividends on the Series E Preferred Stock have been paid in full. Notwithstanding Section 2 of this Article V.C or this Section 3(b) of Article V.C, dividends shall accrue on the Series D Preferred Stock as provided in Section 3 of Article V.B hereof.

4. Liquidation and Change of Control.

(a) Series E Liquidation Payment. Upon the occurrence of a Liquidation, the holders of shares of Series E Preferred Stock shall be paid in cash for each share of Series E Preferred Stock held thereby, out of, but only to the extent of, the assets of the Corporation legally available for distribution to its stockholders, an amount equal to the greater of (i) the sum of (A) the Series E Accreted Value of such share of Series E Preferred Stock on the date of such Liquidation plus (B) all dividends accrued since the previous Series E Accrual Date or (ii) the aggregate consideration that would be paid to the holder of the number of shares of Common Stock into which such share of Series E Preferred Stock is convertible immediately prior to such Liquidation. If the assets of the Corporation available for distribution to the holders of shares of Series E Preferred Stock shall be insufficient to permit payment in full to such holders of the sums which such holders are entitled to receive in such case, then all of the assets available for distribution to holders of shares of Series E Preferred Stock shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

(b) Change of Control. In the event of a Change of Control, the holders of shares of Series E Preferred Stock shall be paid for each share of Series E Preferred Stock held thereby, an amount equal to the greater of (i) the sum of (A) the Series E Accreted Value of such share of Series E Preferred Stock on the date of such Change of Control plus (B) all dividends accrued since the previous Series E Accrual Date or (ii) the aggregate consideration that would be paid to the holder of the number of shares of Common Stock into which such share of Series E Preferred Stock is convertible immediately prior to the closing of such Change of Control. Such amount shall be paid in the form of consideration paid in such Change of Control on the closing date of such Change of Control.

5. Redemption.

(a) Optional Redemption.

(i) Series E Optional Redemption Period. The Corporation shall not have any right to redeem any shares of the Series E Preferred Stock on or prior to the third anniversary of the Series E Closing Date. If on any date after the third anniversary of the Series E Closing Date, but prior to the Series E Automatic Redemption Date, the average closing price per share of the Common Stock, as reported on NASDAQ or other nationally recognized securities exchange on which the shares of Common Stock trade, for any sixty (60) consecutive trading days after such third anniversary date, equals or exceeds four hundred percent (400%) of the Series E Accreted Value (the “Series E Optional Redemption Measurement Window”), the Corporation shall have the right, at its sole option and election, to redeem (unless otherwise prevented by law) within thirty (30) days following such Series E Optional Redemption Measurement Window (the “Series E Optional Redemption Period”), all, but not less than all, of the outstanding shares of Series E Preferred Stock in cash, at a price per share (the “Series E Optional Redemption Price”) equal to the sum of the Series E Accreted Value plus all dividends accrued since the previous Series E Accrual Date.

(ii) Optional Redemption Payment. Written notice of any election by the Corporation to redeem the shares of Series E Preferred Stock pursuant to this Section 5(a) of Article V.C (with a closing date prior to the expiration of the Series E Optional Redemption Period selected for such redemption (the “Series E Optional Redemption Date”)), shall be delivered in person, mailed by certified mail, return receipt requested, mailed by overnight mail or sent by telecopier not less than ten (10), nor more than thirty (30), days prior to such Series E Optional Redemption Date to the holders of record of the shares of Series E Preferred Stock, such notice to be addressed to each such holder at its address as shown in the records of the Corporation. The Series E Optional Redemption Price shall be made with respect to each share of Series E Preferred Stock by wire transfer of immediately available funds or check as promptly as practicable and, in any event, within seven (7) days after receipt by the Corporation of the Series E Preferred Stock certificates to accounts designated in writing by the holders of such shares of Series E Preferred Stock (in the case of wire transfer) after surrender of the Series E Preferred Stock certificates pursuant to the following sentence. Upon notice from the Corporation, each holder of shares of Series E Preferred Stock so redeemed shall promptly surrender to the Corporation, at any place where the Corporation shall maintain a transfer agent for its shares of Series E Preferred Stock, certificates representing the shares so redeemed, duly endorsed in blank or accompanied by proper instruments of transfer. Notwithstanding anything to the contrary set forth in this Article V.C, any holder of Series E Preferred Stock may convert its shares of Series E Preferred Stock pursuant to Section 7(a) of this Article V.C until the Series E Optional Redemption Price has been paid in full by the Corporation to such holder.

(iii) Termination of Rights. If shares of Series E Preferred Stock are redeemed in full on the Series E Optional Redemption Date, then after the Series E Optional Redemption Date, all rights of any holder of shares of Series E Preferred Stock shall cease and terminate, and such shares of Series E Preferred Stock shall no longer be deemed to be outstanding; provided, however, that, if the Corporation defaults in the payment in full of the Series E Optional Redemption Price, then, subject to Section 5(b) of this Article V.C, the Corporation may not redeem the shares of Series E Preferred Stock until the next Series E Optional Redemption Measurement Window.

(b) Automatic Redemption.

(i) Automatic Redemption Date and Payment. On the fourth anniversary of the Series E Closing Date (the “Series E Automatic Redemption Date”), all of the shares of Series E Preferred Stock shall automatically, with no further action required to be taken by the Corporation or the holder thereof, be redeemed (unless otherwise prevented by law) in cash, at a redemption price per share (the “Series E Redemption Price”) equal to the sum of the Series E Accreted Value plus all dividends accrued since the previous Series E Accrual Date. Written notice of the Series E Automatic Redemption Date shall be delivered in person, mailed by certified mail, return receipt requested, mailed by overnight mail or sent by telecopier not less than thirty (30), nor more than sixty (60), days prior to the Series E Automatic Redemption Date to the holders of record of the shares of Series E Preferred Stock, such notice to be addressed to each such holder at its address as shown in the records of the Corporation. The Series E Redemption Price shall be made with respect to each share of Series E Preferred Stock by wire transfer of immediately available funds or check as promptly as practicable and, in any event, within seven (7) days after receipt by the Corporation of the Series E Preferred Stock certificates to accounts designated (in the case of wire transfer) in writing by the holders of such shares of Series E Preferred Stock after surrender of the Series E Preferred Stock certificates pursuant to the following sentence. Upon notice from the Corporation, each holder of such shares of Series E Preferred Stock so redeemed shall promptly surrender to the Corporation, at any place where the Corporation shall maintain a transfer agent for its shares of Series E Preferred Stock, certificates representing the shares so redeemed, duly endorsed in blank or accompanied by proper instruments of transfer. Notwithstanding anything to the contrary set forth in this Article V.C, any holder of Series E Preferred Stock may convert its shares of Series E Preferred Stock pursuant to Section 7(a) of this Article V.C until the Series E Redemption Price has been paid in full by the Corporation to any such holder.

(ii) Termination of Rights. If the shares of Series E Preferred Stock are redeemed in full on the Series E Automatic Redemption Date, then after the Series E Automatic Redemption Date, all rights of any holder of such shares of Series E Preferred Stock shall cease and terminate, and such shares of Series E Preferred Stock shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation; provided, however, that, if the Corporation defaults in the payment in full of the Series E Redemption Price, the rights of the holders of shares of Series E Preferred Stock shall continue until the Corporation cures such default.

(iii) Insufficient Funds for Redemption. If the funds of the Corporation available for redemption of the shares of Series E Preferred Stock on the Series E Automatic Redemption Date are insufficient to redeem in full the shares of Series E Preferred Stock, the holders of shares of Series E Preferred Stock shall share ratably in any funds available by law for redemption of such shares according to the respective amounts which would be payable with respect to the number of shares owned by them if the shares to be so redeemed on such Series E Automatic Redemption Date were redeemed in full. Any shares of Series E Preferred Stock that the Corporation does not redeem on the Series E Automatic Redemption Date due to insufficient funds shall continue to be outstanding until redeemed and dividends on such shares shall continue to accrue and cumulate until redeemed. The Corporation shall in good faith use all commercially reasonable efforts as expeditiously as possible to eliminate, or obtain an exception, waiver or exemption from, any and all restrictions that prevented the Corporation from paying the Series E Redemption Price and redeeming all of the shares of Series E Preferred Stock. At any time thereafter when additional funds of the Corporation are available by law for the redemption of the shares of Series E Preferred Stock, such funds shall be used as promptly as practicable to redeem the balance of such shares, or such portion thereof for which funds are available, on the basis set forth above.

6. Voting Rights.

(a) General. In addition to the voting rights to which the holders of Series E Preferred Stock are entitled under or granted by California law, the holders of Series E Preferred Stock shall be entitled to vote, in person or by proxy, at a special or annual meeting of stockholders on all matters entitled to be voted on by holders of shares of Common Stock voting together as a single class with the Common Stock (and with other shares entitled to vote thereon, if any), including, without limitation, the election of all of the directors of the Corporation other than the director elected solely by the holders of the shares of Series D Preferred Stock pursuant to Section 6(b) of Article V.B hereof. With respect to any such vote, each share of Series E Preferred Stock shall entitle the holder thereof to cast that number of votes as is equal to the quotient of (i) the sum of the Series E Accreted Value plus all dividends accrued since the previous Series E Accrual Date divided by (ii) the Conversion Amount, subject to the same adjustments that are made to the Series E Conversion Price as provided in Section 7(c) of this Article V.C below.

(b) Series E Actions. At any meeting of the holders of shares of Series E Preferred Stock held for the purpose of voting upon any resolutions requiring the approval of the holders of shares of Series E Preferred

Stock, voting as a separate class or series, the presence in person or by proxy of the holders of a majority of the shares of Series E Preferred Stock then outstanding shall constitute a quorum of the Series E Preferred Stock; the holders of shares of Series E Preferred Stock shall be entitled to cast one vote per share of Series E Preferred Stock; and such resolution shall be deemed approved upon the affirmative vote of the holders of a majority of the outstanding shares of Series E Preferred Stock present in person or represented by proxy at such meeting.

(c) Action Without a Meeting. Except as provided in Section 305(b) and Section 603(d) of the California Corporations Code, any action required by the California Corporations Code to be taken at any annual or special meeting of holders of Series E Preferred Stock, voting as a separate class or series, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of Series E Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of the holders of Series E Preferred Stock and shall be delivered (by hand or certified or registered mail, return receipt requested) to the Corporation by delivery to its registered office in the State of California, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of the holders of Series E Preferred Stock are recorded. Every written consent shall bear the date of signature of each holder of Series E Preferred Stock who signs the consent. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by applicable law, be given to those holders of Series E Preferred Stock who have not consented in writing, and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

(d) Major Actions. Notwithstanding anything to the contrary set forth in the Articles of Incorporation or the By-laws of the Corporation, the affirmative vote of the holders of the outstanding shares of Series E Preferred Stock acting in accordance with Section 6(b) or 6(c) of this Article V.C, voting as a separate class, shall be a prerequisite to:

(i) any amendment to, restatement of or waiver of the terms of the Series E Preferred Stock, including, without limitation, by merger, consolidation, business combination or otherwise that is not a Change of Control;

(ii) the issuance, reservation for issuance or authorization of any Capital Stock of the Corporation or any right or option to acquire shares of Capital Stock ranking senior to the shares of Series E Preferred Stock or any increase or decrease in the authorized number of shares of Series E Preferred Stock; provided, that the Corporation may issue (w) options or shares pursuant to the Stock Option Plans, (x) shares of Series E Preferred Stock (A) upon conversion of those certain convertible promissory notes, with an aggregate principal amount of ten million dollars ($10,000,000), issued by the Corporation on November 26, 2003, (B) in exchange for those certain 5- 3/4% Convertible Subordinated Notes, due April 1, 2005, in the principal face amount of thirty-two million seven hundred ninety-five thousand dollars ($32,795,000), issued by the Corporation pursuant to the Corporation’s indenture, dated March 31, 2000, (C) upon conversion of the Apex Notes and (D) issuable pursuant to agreements entered into prior to the Series E Closing Date, and (y) the Series E Purchase Rights and the Rights Shares;

(iii) the redemption of any Junior Stock other than the repurchase of unvested stock options or restricted stock from employees, officers, directors or consultants of the Corporation upon termination of service or in accordance with the Stock Option Plans;

(iv) prior to the payment in full of the Series E Liquidation Payment, any distribution or payment of any dividend or other distribution to any Junior Stock, provided that, no consent of the holders of Series E Preferred Stock shall be required for the accrual of dividends on the Series D Preferred Stock as provided in Section 3 of Article V.B hereof; and

(v) any amendment to this Section 6(d) of Article V.C.

7. Conversion.

(a) Optional Conversion. Any holder of shares of Series E Preferred Stock shall have the right, at its option, at any time and from time to time prior to the Effective Time (as such term is defined in the Merger Agreement), to convert, subject to the terms and provisions of this Section 7 of Article V.C, any or all of such holder’s shares of Series E Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is equal to the product of (i) the number of shares of Series E Preferred Stock being so converted multiplied by (ii) the quotient of (x) the Series E Accreted Value divided by (y) the Series E Conversion Price, subject to adjustment as provided in Section 7(c) of this Article V.C below. Such conversion right shall be exercised by the surrender of certificate(s) representing the shares of Series E Preferred Stock to be converted to the Corporation at any time during usual business hours at its principal place of business maintained by it (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of shares of Series E Preferred Stock), accompanied by written notice that the holder elects to convert such shares of Series E Preferred Stock and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 7(i) of this Article V.C below. All certificates representing shares of Series E Preferred Stock surrendered for conversion shall be delivered to the Corporation for cancellation and canceled by it. As promptly as practicable after the surrender of any shares of Series E Preferred Stock, in any event within seven (7) days of the receipt of such certificates, the Corporation shall (subject to compliance with the applicable provisions of federal and state securities laws) deliver to the holder of such shares so surrendered certificate(s) representing the number of fully paid and nonassessable shares of Common Stock into which such shares are entitled to be converted. At the time of the surrender of such certificate(s), the Person in whose name any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to be the holder of record of such shares of Common Stock on such date, notwithstanding that the share register of the Corporation shall then be closed or that the certificates representing such Common Stock shall not then be actually delivered to such Person.

(aa) Automatic Conversion. Each share of Series E Preferred Stock shall, upon the written request to the Corporation by holders of at least a majority of the then issued and outstanding Series E Preferred Stock, automatically be converted into such number of fully paid and nonassesable shares of Common Stock as is equal to the product of (i) the number of shares of Series E Preferred Stock being so converted, multiplied by (ii) the quotient of (x) the Series E Accreted Value divided by (y) the Series E Conversion Price, subject to adjustment as provided in Section 7(c) of this Article V.C below. Upon notice from the Corporation, each holder of Series E Preferred Stock so converted shall promptly surrender to the Corporation for cancellation, at any place where the Corporation shall maintain a transfer agent for its Series E Preferred Stock or Common Stock, certificates representing the shares of Series E Preferred Stock so converted, duly endorsed in blank or accompanied by proper instruments of transfer. As promptly as practicable after the surrender of any shares of Series E Preferred Stock, the Corporation shall (subject to compliance with the applicable provisions of federal and state securities laws) deliver to the holder of such shares so surrendered certificate(s) representing the number of fully paid and nonassessable shares of Common Stock into which such shares are entitled to be converted.

(b) Termination of Rights. On the date of such optional conversion pursuant to Section 7(a) of this Article V.C above or automatic conversion pursuant to Section 7(aa) of this Article V.C above, all rights with respect to the shares of Series E Preferred Stock so converted, including the rights, if any, to receive notices and vote, shall terminate, except only the rights of holders thereof to (i) receive certificates for the number of shares of Common Stock into which such shares of Series E Preferred Stock have been converted and (ii) exercise the rights to which they are entitled as holders of Common Stock.

(c) (i) Dividend, Subdivision, Combination or Reclassification of Common Stock. In the event that the Corporation shall at any time or from time to time, prior to conversion of shares of Series E Preferred Stock

(w) pay a dividend or make a distribution on the outstanding shares of Common Stock payable in Capital Stock of the Corporation, (x) subdivide the outstanding shares of Common Stock into a larger number of shares, (y) combine the outstanding shares of Common Stock into a smaller number of shares or (z) issue any shares of its Capital Stock in a reclassification of the Common Stock (other than any such event for which an adjustment is made pursuant to another clause of this Section 7(c) of Article V.C), then, and in each such case, the Series E Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series E Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series E Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 7(c)(i) of Article V.C shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

(ii) Certain Distributions. In case the Corporation shall at any time or from time to time, prior to conversion of shares of Series E Preferred Stock, distribute to all holders of shares of the Common Stock (including any such distribution made in connection with a merger or consolidation in which the Corporation is the resulting or surviving Person and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation or another issuer or other assets (excluding cash dividends in which holders of shares of Series E Preferred Stock participate, in the manner provided in Section 3(b) of this Article V.C above; dividends payable in shares of Common Stock for which adjustment is made under another paragraph of this Section 7(c) of Article V.C; and any distribution in connection with an Excluded Transaction) or rights or warrants to subscribe for or purchase of any of the foregoing, then and in each such case, the Series E Conversion Price then in effect shall be adjusted (and any other appropriate actions shall be taken by the Corporation) by multiplying the Series E Conversion Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Current Market Price of the Common Stock immediately prior to the date of distribution less the then fair market value (as determined by the Board of Directors in the exercise of their fiduciary duties) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such rights or warrants applicable to one share of Common Stock and (y) the denominator of which shall be the Current Market Price of the Common Stock immediately prior to the date of distribution (but such fraction shall not be greater than one); provided, however, that no adjustment shall be made with respect to any distribution of rights or warrants to subscribe for or purchase securities of the Corporation if the holder of shares of Series E Preferred Stock would otherwise be entitled to receive such rights or warrants upon conversion at any time of shares of Series E Preferred Stock into Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

(iii) Other Changes. In case the Corporation at any time or from time to time, prior to the conversion of shares of Series E Preferred Stock, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in Sections 7(c)(i) or (ii) of this Article V.C above or Section 7(f) of this Article V.C below (but not including any action described in any such Section), the Board of Directors shall consider whether an adjustment should thereupon be made in the Series E Conversion Price. If the Board of Directors in good faith determines that it would be equitable in the circumstances to adjust the Series E Conversion Price as a result of such action, then, and in each such case, the Series E Conversion Price shall be adjusted in such manner and at such time as the Board of Directors in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of shares of Series E Preferred Stock).

(iv) No Adjustment. Notwithstanding anything herein to the contrary, no adjustment under this Section 7(c) of Article V.C need be made to the Series E Conversion Price if the Corporation receives written notice from holders of a majority of the outstanding shares of Series E Preferred Stock that no such adjustment is required.

(d) Abandonment. If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Series E Conversion Price shall be required by reason of the taking of such record.

(e) Certificate as to Adjustments. Upon any adjustment in the Series E Conversion Price, the Corporation shall within a reasonable period (not to exceed ten (10) Business Days) following any of the foregoing transactions deliver to each registered holder of shares of Series E Preferred Stock a certificate, signed by (i) the Chief Executive Officer of the Corporation and (ii) the Chief Financial Officer of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Series E Conversion Price then in effect following such adjustment.

(f) Reorganization, Reclassification. In case of any merger or consolidation of the Corporation (other than a Change of Control) or any capital reorganization, reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value or a Change of Control) (each, a “Transaction”), the holder of each share of Series E Preferred Stock shall have the right to receive in such Transaction, in exchange for each share of Series E Preferred Stock, a security identical to (and not less favorable than) the Series E Preferred Stock, and provision shall be made therefor in the agreement, if any, relating to such Transaction.

(g) Reservation of Common Stock. The Corporation shall at all times reserve and keep available for issuance upon the conversion of shares of Series E Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series E Preferred Stock, and shall take all action to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series E Preferred Stock; provided, that the holders of shares of Series E Preferred Stock shall vote such shares in favor of any such action that requires a vote of stockholders.

(h) No Conversion Tax or Charge. The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series E Preferred Stock shall be made without charge to the converting holder of shares of Series E Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Series E Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series E Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

(i) Limitations on Conversions. Each holder of the Series E Preferred Stock’s right to convert its shares of Series E Preferred Stock into shares of Common Stock shall not be limited by any notice delivered by the Corporation of any proposed redemption, Change of Control or any other event that notwithstanding this subsection (i) shall purport to limit such conversion right.

8. Certain Remedies. Any registered holder of shares of Series E Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Article V.C and to enforce specifically the terms and provisions of this Article V.C in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

9. Business Day. If any payment shall be required by the terms hereof to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

ARTICLE VI

LIABILITY OF DIRECTORS

AND INDEMNIFICATION OF AGENTS

A. Limitation on Directors’ Liability. The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

B. Indemnification of Corporate Agents. The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California General Corporation Law) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California General Corporation Law, subject only to the applicable limits set forth in Section 204 of the California General Corporation Law with respect to actions for breach of duty to the Corporation and its shareholders.

C. Repeal or Modification. Any repeal or modification of the foregoing provisions of this Article VI by the shareholders of the Corporation shall not adversely affect any right or protection of an agent of the Corporation existing at the time of such repeal or modification.

4. The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the Board of Directors.

5. The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Sections 902 and 903 of the California Corporations Code. As of the record date for the special meeting of the shareholders in which the foregoing amendment and restatement of the Articles of Incorporation was approved, the total number of outstanding shares of Common Stock of the Corporation was [ ], there were no outstanding shares of Series C Participating Preferred Stock, the total number of outstanding shares of Series D Cumulative Redeemable Convertible Preferred Stock of the Corporation was [ ], the total number of outstanding shares of Series E Redeemable Convertible Preferred Stock of the Corporation was [ ], there were no outstanding shares of Series F Redeemable Convertible Preferred Stock outstanding and the Special Voting Share was not outstanding. The number of shares voting in favor of the foregoing amendment and restatement equaled or exceeded the vote required. The percentage vote required under the law and the Articles of Incorporation in effect at the time the foregoing amendment and restatement was approved was more than 50% of the outstanding shares of Common Stock, voting as a separate class; more than 50% of the outstanding shares of Series D Cumulative Redeemable Convertible Preferred Stock, voting as a separate class; more than 50% of the outstanding shares of Series E Redeemable Convertible Preferred Stock, voting as a separate class, and more than 50% of the outstanding shares of Common Stock, Series D Cumulative Redeemable Convertible Preferred Stock and Series E Redeemable Convertible Preferred Stock, voting together as a single class, with each share of Common Stock outstanding being entitled to one vote and each share of Series D Cumulative Redeemable Convertible Preferred Stock and Series E Redeemable Convertible Preferred Stock being entitled to that number of votes determined in accordance with applicable law, the Articles of Incorporation and the Corporation’s By-laws.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: [    ], [    ]

/s/ [ ]
[ ], President

/s/ [ ]
[ ], Secretary

Annex J

BYLAWS

OF

CP MERGER CO.

J-i

J-ii

BYLAWS

Bylaws For The Regulation, Except

As Otherwise Provided By Statute Or

The Articles of Incorporation, Of

CP Merger Co.

a California corporation

ARTICLE 1

OFFICES

Section 1.1 PRINCIPAL OFFICE.

The principal office of the corporation is hereby fixed and located at c/o General Atlantic Service Company, LLC, 3 Pickwick Plaza, Greenwich, CT 06830.

The Board of Directors (“Board”) is hereby granted full power and authority to change said principal office from one location to another. Any such change shall be noted on the Bylaws opposite this Section, or this Section may be amended to state the new location.

Section 1.2 OTHER OFFICES.

Branch or subordinate offices may at any time be established by the Board at any place or places.

ARTICLE 2

MEETINGS OF SHAREHOLDERS

Section 2.1 PLACE OF MEETINGS.

Meetings of shareholders shall be held at the principal office of the corporation or at any other place within or without the State of California which may be designated either by the Board or by the written consent of all persons entitled to vote thereat, given either before or after the meeting and filed with the Secretary.

Section 2.2 MEETINGS BY ELECTRONIC TRANSMISSION OR ELECTRONIC VIDEO SCREEN COMMUNICATION

If authorized by the Board (and subject to the requirement of consent in clause (b) of Section 20 of the California Corporations Code, and any guidelines and procedures adopted by the Board), shareholders not physically present in person or by proxy at a meeting of shareholders may, by electronic transmission by and to the corporation or by electronic video screen communication, participate in a meeting of shareholders, be deemed present in person or by proxy, and vote at a meeting of shareholders, whether that meeting is to be held at a designated place or in whole or in part by means of electronic transmission by and to the corporation or by electronic video screen communication.

For any meeting of shareholders conducted in whole or in part by electronic transmission by and to the corporation, or by electronic video screen communication, the corporation shall (i) implement reasonable measures to provide shareholders (in person or by proxy) a reasonable opportunity to participate in the meeting and to vote on matters submitted to shareholders, including an opportunity to read or hear the proceedings of the meeting concurrently with those proceedings; and (ii) maintain a record of vote or action if any shareholder votes or other shareholder action is taken at the meeting by means of electronic transmission to the corporation or electronic video screen communication.

Any request by the corporation to a shareholder, pursuant to clause (b) of Section 20 of the California Corporations Code, for consent to conduct a meeting of shareholders by electronic transmission by and to the corporation shall include a notice that, absent consent, the meeting will be held at a physical location.

Section 2.3 ANNUAL MEETINGS.

The annual meeting of shareholders shall be held on the first Tuesday of November of each year, at the hour of 10:00 a.m. local time, or such other date or such other time as may be fixed by the Board; provided, however, that should said day fall upon a Saturday, Sunday or, legal holiday observed by the corporation at its principal office, then any such annual meeting of shareholders shall be held at the same time and place on the next day thereafter ensuing which is a full business day. If the annual meeting shall not be held on the date above specified, the Board shall cause a meeting in lieu thereof to be held as soon thereafter as convenient, and, in any case, not later than sixty (60) days after the date designated above, and any business transacted or election held at such meeting shall be valid as if transacted or held at the annual meeting. At such meetings, Directors shall be elected, reports on the affairs of the corporation shall be considered, and any other proper matter may be presented and business transacted that is within the power of the shareholders.

Section 2.4 SPECIAL MEETINGS.

Special meetings of the shareholders may be called at any time by the Board, the Chairman of the Board, the President or by the holders of shares entitled to cast not less than ten percent (10%) of the votes at such meeting. Upon request in writing to the corporation addressed to the attention of the Chairman of the Board, the President, any Vice President, or the Secretary by any person (other than the Board) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) days and no more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the persons entitled to call the meeting may give the notice.

Section 2.5 NOTICE OF SHAREHOLDERS’ MEETINGS.

All notices of meetings of shareholders shall be given in accordance with Section 2.6 of this Article II not less than ten (10) days (or, if sent by third-class mail, thirty (30) days) and no more than sixty (60) days before the date of the meeting. The notice shall specify the place, date, and hour of the meeting and the means of electronic transmission by and to the corporation, or electronic video screen communication, if any, by which the shareholders may participate in that meeting. In the case of a special meeting, the notice shall state the general nature of the business to be transacted, and that no other business may be transacted. In the case of an annual meeting, the notice shall state those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, and that any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees intended at the time of the notice to be presented by the Board for election.

If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the California Corporations Code, (ii) an amendment of the Articles of Incorporation, pursuant to Section 902 of that Code, (iii) a corporate conversion, pursuant to Section 1152 of that Code, (iv) a reorganization of the corporation, pursuant to Section 1201 of that Code, (v) a voluntary dissolution of the corporation, pursuant to Section 1900 of that Code, or (vi) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of that Code, the notice shall also state the general nature of that proposal.

Section 2.6 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.

Notice of any meeting of shareholders shall be given either personally, by first-class mail, postage prepaid, by electronic transmission by the corporation that complies with Section 20 of the California Corporations Code, or, in the case of a corporation with outstanding shares held of record by five hundred (500) or more persons on the record date for the shareholders’ meeting, notice may be sent by third-class mail or by other means of written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation’s books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or other written communication to the corporation’s principal office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally, sent by electronic communication by the corporation, deposited in the mail, or sent by other means of written communication.

If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder upon written demand of the shareholder at the principal office of the corporation for a period of one year from the date of the giving of the notice. An affidavit of the mailing or other means of giving notice of any shareholders’ meeting shall be executed by the Secretary, Assistant Secretary, or any transfer agent of the corporation giving the notice and shall be filed and maintained in the minute book of the corporation.

Notice shall not be given by electronic transmission by the corporation if the corporation has been unable to deliver two consecutive notices to the shareholder by that means, or if the inability to deliver the notices to the shareholder by electronic transmission by the corporation becomes known to the Secretary, any Assistant Secretary, the transfer agent, or other person responsible for giving notice.

Section 2.7 QUORUM.

A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. The affirmative vote of a majority of the shares represented and voting at a duly called meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required herein. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 2.8 ADJOURNED MEETING AND NOTICE THEREOF.

Any shareholders’ meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum (except as provided in Section 2.7 of this Article) no other business may be transacted at such meeting. It shall not be necessary to give any notice of the time and place of the adjourned meeting, the means of electronic transmission by and to the corporation or electronic video screen communication, if any, by which the shareholders may participate, or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken; provided, however, when any shareholders’ meeting is adjourned for more than forty-five (45) days, or if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting as in the case of an original meeting. At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting.

Section 2.9 VOTING.

The shareholders entitled to notice of any meeting or to vote at any such meeting shall be only persons in whose name shares stand on the stock records of the corporation on the record date determined in accordance with Section 2.10 of this Article.

Voting shall in all cases be subject to the provisions of Chapter 7 of the California Corporations Code and to the following provisions:

(a) Subject to clause (f), shares held by an administrator, executor, guardian, conservator or custodian may be voted by such holder either in person or by proxy, without a transfer of such shares into the holder’s name; and shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into the trustee’s name.

(b) Shares standing in the name of a receiver may be voted by such receiver; and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver’s name if authority to do so is contained in the order of the court by which such California General Corporation Law receiver was appointed.

(c) Subject to the provisions of Section 705 of the California Corporations Code and except where otherwise agreed in writing between the parties, a shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(d) Shares standing in the name of a minor may be voted and the corporation may treat all rights incident thereto as exercisable by the minor, in person or by proxy, whether or not the corporation has notice, actual or constructive, of the non-age, unless a guardian of the minor’s property has been appointed and written notice of such appointment given to the corporation.

(e) If authorized to vote the shares by the power of attorney by which the attorney in fact was appointed, shares held by or under the control of an attorney in fact may be voted and the corporation may treat all rights incident thereto as exercisable by the attorney in fact, in person or by proxy, without the transfer of the shares into the name of the attorney in fact.

(f) Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy holder as the bylaws of the other corporation may prescribe or, in the absence of such provision, as the board of the other corporation may determine or, in the absence of such determination, by the chairman of the board, president or any vice president of such other corporation, or by any other person authorized to do so by the board, president, or any vice president of such other corporation. Shares that are purported to be voted or any proxy purported to be executed in the name of a corporation (whether or not any title of the person signing is indicated) shall be presumed to be voted or the proxy executed in accordance with the provisions of Chapter 7 of the California Corporations Code, unless the contrary is shown.

(g) Shares of the corporation owned by its subsidiary shall not be entitled to vote on any matter.

(h) Shares held by the corporation in a fiduciary capacity, and shares of the corporation held in a fiduciary capacity by any subsidiary, if any, shall not be entitled to vote on any matter, except (i) to the extent that the settlor or beneficial owner possesses and exercises a right to vote or to give the corporation binding instructions as to how to vote such shares and (ii) where there are one or more cotrustees who are not affected by the prohibitions of this subdivision, the cotrustees may vote the shares as if it or they are the sole trustee.

(i) If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a shareholder voting agreement or otherwise, or if two or more persons (including proxy holders) have the same fiduciary relationship respecting the same shares, unless the Secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

(i) If only one votes, such act binds all;

(ii) If more than one vote, the act of the majority so voting binds all;

(iii) If more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately. If the instrument so filed or the registration of the shares shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this section shall be a majority or even split in interest.

Subject to the following sentence and to the provisions of Section 708 of the California Corporations Code, every shareholder entitled to vote at any election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are normally entitled, or distribute the shareholder’s votes on the same principle among as many candidates as the shareholder thinks fit. No shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such shareholder normally is entitled to cast) for any candidate or candidates pursuant to the preceding sentence unless such candidate or candidates’ names have been placed in nomination prior to the voting and the shareholder has given notice, at the meeting prior to the voting, of the shareholder’s intention to cumulate the shareholder’s votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Elections for directors need not be by ballot; provided however, that all elections for directors must be by ballot upon demand made by a shareholder at the meeting and before the voting begins. In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected; votes against the director and votes withheld shall have no legal effect.

Section 2.10 RECORD DATE.

The Board may fix, in advance, a record date for the determination of the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or enacted to exercise any rights in respect of any other lawful action. The record date so fixed shall be not more than sixty (60) nor less than ten (10) days prior to the date of the meeting nor more than sixty (60) days prior to any other action. When a record date is so fixed, only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting. The Board shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.

If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining shareholders for any purpose other than set forth in this Section 2.10 or Section 2.12 of this Article shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth day prior to the date of such other action, whichever is later.

The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting as provided for in Section 2.12 herein, when no prior action by the Board has been taken, shall be the day on which the first written consent is given.

Section 2.11 WAIVER OF NOTICE OR CONSENT OF ABSENTEES.

The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, are as valid as though they had been taken at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, who was not present in person or by proxy, provides a waiver of notice, or a consent to the holding of the meeting, or an approval of the minutes thereof in writing. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully convened. Attendance at a meeting is not a waiver of any right to object to the consideration of those certain matters required to be included in the notice by Section 2.5 of this Article but not so included, if such objection is expressly made at the meeting. Neither the business to be transacted, nor the purpose of any regular or special meeting of shareholders, need be specified in any written waiver of notice, consent to the holding of the meeting, or approval of the minutes thereof, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 2.5 of this Article, the waiver of notice or consent shall state the general nature of the proposal.

Section 2.12 SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

Unless otherwise provided in the Articles, any action that may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. In the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that shareholders may elect a director at any time to fill any vacancy on the Board that has not been filled by the directors. Any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote. All such consents shall be filed with the Secretary and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder’s proxy holders, or a transferee of the shares, or a personal representative of the shareholder or their respective proxy holders, may revoke the consent personally or by proxy by a writing received by the Secretary prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders shall not have been received, the Secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. This notice shall be given in the manner specified in Section 2.6 of this Article. In the case of approval of (i) contracts or transactions in which a director has a direct or indirect financial interest, pursuant to Section 310 of the California Corporations Code, (ii) indemnification of agents of the corporation, pursuant to Section 317 of that Code, (iii) a corporate conversion, pursuant to Section 1152 of that Code, (iv) a reorganization of the corporation, pursuant to Section 1201 of that Code, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of that Code, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

Section 2.13 PROXIES.

Every person entitled to vote shares has the right to do so either in person or by one or more persons authorized by a written proxy executed by such shareholder and filed with the Secretary. Any proxy duly executed continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or, as to any meeting, by attendance at such meeting and voting in person by the person executing the proxy; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the Corporations Code of California.

Section 2.14 INSPECTORS OF ELECTION.

In advance of any meeting of shareholders, the Board may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any such meeting may, and on the request of any shareholder or shareholder’s proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors shall be appointed.

The duties of such inspectors shall be as prescribed by Section 707(b) of the California Corporations Code and shall include: determining the number of shares outstanding and the voting power of each; determining the number of shares represented at the meeting and the existence of a quorum; determining the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls shall close; determining the result of any vote; doing such acts as may be proper to conduct the election or vote with fairness to all shareholders; and performing his, her, or their duties impartially, in good faith, to the best of his, her, or their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

ARTICLE 3

DIRECTORS

Section 3.1 POWERS.

Subject to limitations of the Articles of Incorporation, these Bylaws, and the California Corporations Code relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day to day operation of the business of the corporation to a management company or other person provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Board shall have the following powers in addition to the other powers enumerated in these Bylaws:

(a) To select and remove all the other officers, agents, and employees of the corporation, prescribe the powers and duties for them as may not be inconsistent with law, or with the Articles of Incorporation or these Bylaws, fix their compensation and require from them security for faithful service.

(b) To conduct, manage, and control the affairs and business of the corporation and to make such rules and regulations therefor not inconsistent with law, or with the Articles of Incorporation or these Bylaws, as they may deem best.

(c) To adopt, make, and use a corporate seal, to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time as in their judgment they may deem best.

(d) To authorize the issuance of shares of stock of the corporation from time to time, upon such terms and for such consideration as may be lawful.

(e) To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidences of debt and securities therefor.

Section 3.2 NUMBER OF DIRECTORS.

The authorized number of directors of the corporation shall be two, until changed by a duly adopted amendment to the Articles of Incorporation or by amendment to this Bylaw adopted by the vote or written consent of a majority of the outstanding shares entitled to vote. However, if the then authorized number of directors is five or greater, an amendment reducing the minimum number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting of the shareholders, or the shares not consenting in the case of action by written consent, are equal to more than sixteen and two thirds percent (16 2/3%) of the outstanding shares entitled to vote.

Section 3.3 ELECTION AND TERM OF OFFICE.

The directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. Each director shall hold office until the next annual meeting and until a successor has been elected and qualified.

Section 3.4 REMOVAL.

The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or who has been convicted of a felony.

Any or all of the directors may be removed without cause if such removal is approved by the outstanding shares, as that term is defined in Section 152 of the California Corporations Code, subject to the following:

(a) No director may be removed (unless the entire Board is removed) when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director’s most recent election were then being elected; and

(b) When by the provisions of the Articles of Incorporation the holders of the shares of any class or series, voting as a class or series, are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.

Any reduction of the authorized number of directors does not, by itself, remove any director prior to the expiration of such director’s term of office.

Section 3.5 VACANCIES.

Any director may resign effective upon giving written notice to the Chairman of the Board, the President, Secretary, or the Board, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Vacancies on the Board, including those existing as a result of a removal of a director, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the next annual meeting and until such director’s successor has been elected and qualified.

A vacancy or vacancies on the Board shall be deemed to exist in case of the death, resignation, or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the total authorized number of directors to be voted for at that meeting.

The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent, other than to fill a vacancy created by removal, requires the consent of a majority of the outstanding shares entitled to vote. If the Board accepts the resignation of a director tendered to take effect at a future time, the Board or the shareholders shall have power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director’s term of office.

Section 3.6 PLACE OF MEETING.

Regular or special meetings of the Board may be held at any place within or without the State of California which has been designated from time to time by the Board. In the absence of such designation, regular meetings shall be held at the principal office of the corporation.

Section 3.7 REGULAR MEETINGS.

Immediately following each annual meeting of shareholders, the Board shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business.

Other regular meetings of the Board shall be held without call at such time as shall from time to time be fixed by the Board. This Bylaw hereby expressly dispenses with call and notice of all regular meetings of the Board.

Section 3.8 SPECIAL MEETINGS.

Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the President, any Vice President, the Secretary, or by any two directors.

Notice of the time and place of special meetings shall be delivered personally or by telephone, including a voice messaging system or by electronic transmission by the corporation, to each director, or sent by first class mail addressed to each director at such director’s address as it is shown upon the records of the corporation or as may have been given to the corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail, postage prepaid, at least four (4) days prior to the time of the holding of the meeting. In case such notice is delivered personally, or by telephone (including by voice messaging system or by electronic transmission by the corporation), it shall be delivered personally or by telephone at least forty-eight (48) hours prior to the holding of the meeting. Any oral notice given personally or by telephone may be communicated to either the director or to a person in the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. A notice need not specify the purpose of any meeting of the Board.

Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mail, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

Section 3.9 QUORUM.

A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, subject to the provisions of Section 310 and subdivision (e) of Section 317 of the California Corporations Code and unless a greater number be required by law or by the Articles of Incorporation. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

Section 3.10 OFF-SITE PARTICIPATION IN MEETINGS.

Members of the Board may participate in a meeting through use of conference telephone, electronic video screen communication, or electronic transmission by and to the corporation. Participation in a meeting through the use of conference telephone or electronic video screen communication shall constitute presence in person at the meeting, so long as all members participating in such meeting can hear one another. Participation through electronic transmission by or to the corporation (other than by conference telephone and electronic video screen communication) constitutes presence in person if: (a) each member participating in the meeting can communicate with all of the other members concurrently; and (b) each member is provided the means of participating in all matters before the Board of Directors, including, without limitation, the capacity to propose, or to interpose an objection to, a specified action to be taken by the corporation.

Section 3.11 WAIVER OF NOTICE.

Notice of any meeting need not be given to any director who provides a waiver of notice, or a consent to holding the meeting, or an approval of the minutes thereof in writing, whether before or after the meeting, or who attends the meeting without protesting, prior to the meeting or at its commencement, the lack of notice to that director. Any waiver of notice need not specify the purpose of the meeting. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting to which they pertain.

Section 3.12 ADJOURNMENT.

A majority of the directors present, whether or not a quorum is present, may adjourn any directors’ meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

Section 3.13 FEES AND COMPENSATION.

Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board.

Section 3.14 ACTION WITHOUT MEETING.

Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action and if the number of members of the Board serving at the time constitutes a quorum. Such consent or consents shall have the same effect as a unanimous vote of the Board and shall be filed with the minutes of the proceedings of the Board.

Section 3.15 RIGHTS OF INSPECTION.

Every director shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of every kind and to inspect the physical properties of the corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and obtain extracts.

Section 3.16 COMMITTEES.

The Board may appoint one or more committees, each consisting of two (2) or more directors, to serve at the pleasure of the Board, and may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The Board may delegate to such committees any of the authority of the Board except with respect to the following on which the committee may make recommendations but for which Board approval is necessary:

(c) The approval of any action for which the California Corporations Code also requires shareholders’ approval or approval of the outstanding shares.

(d) The filling of vacancies on the Board or on any committee.

(e) The fixing of compensation of the directors for serving on the Board or on any committee.

(f) The amendment or repeal of Bylaws or the adoption of new Bylaws.

(g) The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable.

(h) A distribution to the shareholders of the corporation except at a rate or in a periodic amount or within a price range determined by the Board.

(i) The appointment of other committees of the Board or the members thereof.

Members and alternate members of a committee must be appointed by resolution adopted by a majority of the authorized number of directors and such committee may be designated an Executive Committee or such other name as the Board shall specify. The Board shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. In the absence of any such prescription, such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board or such committee shall otherwise provide, the regular and special meetings and other actions of any such committee shall be governed by the provisions of this Article applicable to meetings and actions of the Board. Minutes shall be kept of each meeting of each committee.

ARTICLE 4

OFFICERS

Section 4.1 OFFICERS.

The officers of the corporation shall be a President, a Secretary, and a Chief Financial Officer. The corporation may also have, at the discretion of the Board, a Chairman of the Board, Chief Executive Officer, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as may be elected or appointed in accordance with the provisions of Section 4.3 of this Article. One person may hold two or more offices, but one person may not be both President and Vice President. In its discretion, the Board may leave an office unfilled for any period it may fix, except the offices of President, Secretary, or Chief Financial Officer.

Section 4.2 ELECTION.

The officers of the corporation, except such officers as may be elected or appointed in accordance with the provisions of Section 4.3 or Section 4.5 of this Article, shall be chosen annually by, and shall serve at the pleasure of, the Board, and shall hold their respective offices until their resignation, removal, or other disqualification from service, or until their respective successors shall be elected.

Section 4.3 SUBORDINATE OFFICERS.

The Board may elect, and may empower the President to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board may, by resolution, from time to time determine.

Section 4.4 REMOVAL AND RESIGNATION.

Any officer may be removed, either with or without cause, by the Board at any time, or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment of the officer.

Any officer may resign at any time by giving written notice to the corporation, but without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.5 VACANCIES.

A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.

Section 4.6 CHAIRMAN OF THE BOARD.

The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned by the Board or prescribed by law or by these Bylaws.

Section 4.7 CHIEF EXECUTIVE OFFICER.

Subject to the control of the Board of Directors, the Chief Executive Officer, if there shall be such an officer, shall have general supervision, direction and control of the business and officers of the corporation. Subject to the Board of Directors, the Chief Executive Officer shall be the final arbiter in all differences between the officers of the corporation and his decision as to any matter affecting the corporation shall be final and binding as between the officers of the corporation. He shall preside at all meetings of the shareholders and at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the office of Chief Executive Officer of a corporation and shall have such other powers and duties as may be prescribed from time to time by the Board of Directors or prescribed by the Bylaws.

Section 4.8 PRESIDENT.

Subject to the control of the Board of Directors and the Chief Executive Officer of the corporation, if there be such an officer, the President of the corporation shall perform such duties as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer or prescribed by the Bylaws. The President of the corporation shall report to the Chief Executive Officer of the corporation, if there be such an officer.

Section 4.9 VICE PRESIDENTS.

In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these Bylaws, the President or Chairman of the Board.

Section 4.10 SECRETARY.

The Secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and shareholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings thereof. Minutes must be kept in written form or in another form capable of being converted into clearly legible tangible form, or in any combination thereof.

The Secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and class of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation. The register shall be kept in written form, or in another form capable of being converted into clearly legible tangible form, or in any combination thereof.

The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required to be given by law or by these Bylaws. He shall keep the seal of the corporation, if one be adopted, in safe custody. The Secretary shall not be deemed an executive officer of the corporation and shall be limited in his responsibilities and authority to the types of ministerial acts described in this Section 4.10 and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

Section 4.11 CHIEF FINANCIAL OFFICER.

The Chief Financial Officer shall have general supervision, direction, and control of the financial affairs of the corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. In the absence of a named Treasurer, the Chief Financial Officer shall be authorized and empowered to sign as Treasurer in any case where such officer’s signature is required. The Chief Financial Officer shall keep or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the corporation, including its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books and records of account shall be kept either in written form or in another form capable of being converted into clearly legible tangible form or in any combination thereof and shall at all reasonable times be open to inspection by any director.

The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the corporation and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

ARTICLE 5

OTHER PROVISIONS

Section 5.1 INSPECTION OF BYLAWS.

The corporation shall keep in its principal office the original or a copy of these Bylaws as amended to date, which shall be open to inspection by shareholders at all reasonable times during office hours. If the principal office of the corporation is outside the State of California and the corporation has no principal business office in such state, it shall upon the written notice of any shareholder furnish to such shareholder a copy of these Bylaws as amended to date. The original or a copy of the Bylaws certified to be a true copy by a person purporting to be the Secretary or an Assistant Secretary of the corporation is prima facie evidence of the adoption of such Bylaws and of the matter stated in them. The original or copy may be in writing or in any other form capable of being converted into clearly legible tangible form.

Section 5.2 ENDORSEMENT OF DOCUMENTS; CONTRACTS.

Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, initial transaction statement or written statement, conveyance, or other instrument in writing and any assignment or endorsement thereof, executed or entered into between this corporation and any other person, when signed by the Chairman of the Board, the President or any Vice President, and the Secretary or any Assistant Secretary, the Chief Financial Officer or any Assistant Treasurer of this corporation shall be valid and binding on this corporation in the absence of actual knowledge on the part of the other person that the signing officers had no authority to execute the same. Any such instruments may be signed by any other person or persons and in such manner as from time to time shall be determined by the Board and, unless so authorized by the Board, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

Section 5.3 CERTIFICATES OF STOCK.

Every holder of shares of the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chairman of the Board, the President or a Vice President, and by the Chief Financial Officer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. If any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent, or registrar at the date of issue.

Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board may provide; provided, however, that on any certificate issued to represent any partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.

Except as provided in this Section, no new certificate for shares shall be issued in lieu of an old one unless the latter is surrendered and canceled at the same time. The Board may, however, in case any certificate for shares is alleged to have been lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof, and the corporation may require that the corporation be given a bond or other adequate security sufficient to indemnify it against any claim that may be made against it (including expense or liability) on account of the alleged loss, theft, or destruction of such certificate or the issuance of such new certificate.

Section 5.4 REPRESENTATION OF SHARES OF OTHER CORPORATIONS.

The President or any other officer or officers authorized by the Board or the President are each authorized to vote, represent, and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

Section 5.5 STOCK PURCHASE PLANS.

The corporation may adopt and carry out a stock purchase plan or agreement or stock option plan or agreement providing for the issue and sale for such consideration as may be fixed of its unissued shares, or of issued shares acquired or to be acquired, to one or more of the employees or directors of the corporation or of a subsidiary or to a trustee on their behalf and for the payment for such shares in installments or at one time, and may provide for aiding any such persons in paying for such shares by compensation for services rendered, promissory notes or otherwise.

Any such stock purchase plan or agreement, or stock option plan or agreement, may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the reservation of title until full payment therefor, the effect of the termination of employment, option or obligation on the part of the corporation to repurchase the shares upon termination of employment, restrictions upon transfer of the shares, the time limits of and termination of the plan, and any other matters not in violation of applicable law, as may be included in the plan as approved or authorized by the Board or any committee of the Board.

Section 5.6 ANNUAL REPORT TO SHAREHOLDERS.

Until such time as the corporation has more than 100 holders of record of its shares, determined as provided in Section 605 of the California Corporations Code, the annual report to shareholders referred to in Section 1501 of the Code is expressly waived, but nothing herein shall be interpreted as prohibiting the Board from issuing annual or other periodic reports to shareholders. If the Board decides to issue reports, the reports and any accompanying materials may be sent by electronic transmission by the corporation, as provided in Section 20 of the California Corporations Code.

Section 5.7 CONSTRUCTION AND DEFINITIONS.

Unless the context otherwise requires, the general provisions, rules of construction, and definitions contained in the General Provisions of the California Corporations Code and in the California General Corporation Law shall govern the construction of these Bylaws.

ARTICLE 6

INDEMNIFICATION

Section 6.1 RIGHT OF INDEMNIFICATION.

The corporation shall have power to indemnify each of its agents to the fullest extent permissible by the California Corporations Code. Without limiting the generality of the foregoing sentence, the corporation:

(a) is authorized to provide indemnification of agents in excess of that otherwise permitted by Section 317 of the California Corporations Code for those agents of the corporation for breach of duty to the corporation and its shareholders; provided, however, that the corporation is not authorized to provide indemnification of any agent for any acts or omissions or transactions from which a director may not be relieved of liability as set forth in the exception to Section 204(a)(10) of the California Corporations Code or as to circumstances in which indemnity is expressly prohibited by Section 317 of the California Corporations Code; and

(b) shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such, whether or not the corporation would have the power to indemnify the agent against such liability under the provisions of Section 317 of the California Corporations Code, and shall have power to advance the expenses reasonably expected to be incurred by such agent in defending any such proceeding upon receipt of the undertaking required by subdivision (f) of such section.

Section 6.2 DEFINITION OF AGENT.

The term “agent” used in this Article shall have the same meaning as such term in Section 317 of the California Corporations Code.

ARTICLE 7

AMENDMENTS

Section 7.1 AMENDMENT BY SHAREHOLDERS.

New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that such Bylaws may not contain any provision in conflict with the law or with the Articles of Incorporation of the corporation and, provided further, that a Bylaw reducing the number of Directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting of shareholders or the shares not consenting in the case of action by written consent are equal to more than sixteen and two-thirds (16 2/3) percent of the outstanding shares entitled to vote.

Section 7.2 AMENDMENT BY DIRECTORS.

Subject to the rights of the shareholders as provided in Section 7.1 of this Article to adopt, amend, or repeal Bylaws, Bylaws may be adopted, amended, or repealed by the Board; provided, however, that such Bylaws may not contain any provision in conflict with the law or with the Articles of Incorporation of the corporation and, provided further, that any amendment changing the maximum or minimum number of directors or changing from a variable to a fixed board may only be adopted by approval of the outstanding shares, as that term is defined in Section 152 of the California Corporations Code, pursuant to Section 3.2 of Article 3

Annex K

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K

(Mark One)

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended: December 31, 2006

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from              to             .

Commission File Number 000-25331

CRITICAL PATH, INC.

(Exact name of Registrant as specified in its charter)

California	911788300
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2 Harrison Street, 2nd Floor San Francisco, California	94105
(address of principal executive offices)	(zip code)

(415) 541-2500

(Registrant’s telephone number, including area code)

None

(Securities registered pursuant to Section 12(b) of the Act)

Common Stock, Series C

Participating Preferred Stock Purchase Rights

(Securities registered pursuant to Section 12(g) of the Act and Title of Class)

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.    Yes  ☐    No  ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 of Section 15(d) of the Act.    Yes  ☐    No  ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.    ☐

Indicate by check mark whether Registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Act.    Large accelerated filer  ☐    Accelerated Filer  ☐    Non-accelerated filer  ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).    Yes  ☐    No  ☒

The aggregate market value of voting and non-voting common stock held by non-affiliates of the Registrant was approximately $6,617,318 as of June 30, 2006, based on the closing price of the Common Stock as reported on the OTC Bulletin Board for that date. Shares of common stock held as of June 30, 2006 by each director and executive officer of the Registrant, as well as shares held by each holder of more than 10% of the common stock known to the Registrant, have been excluded for purposes of the foregoing calculation. This determination of affiliate status is not a conclusive determination for other purposes.

There were 37,197,646 shares of the Registrant’s Common Stock issued and outstanding on March 1, 2007.

Critical Path, Inc.

K-i

This Annual Report and the following disclosure contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended and in effect from time to time. The words “anticipates,” “expects,” “intends,” “plans,” “believes,” “seek,” “proposed,” and “estimate” and similar expressions are intended to identify forward-looking statements. These are statements that relate to future periods and include statements regarding our ability to operate in the future, our ability to obtain funding, the adequacy of funds to meet anticipated operating needs, our future strategic, operational and financial plans, possible financing, strategic or business combination transactions, anticipated or projected revenues for our overall business or specific parts of our business, expenses and operational growth, markets and potential customers for our products and services, the continued seasonality of our business, development and timing of release of new and upgraded products and service offerings, plans related to sales strategies and global sales efforts, the anticipated benefits of our relationships with strategic partners, growth of our competition, our ability to compete, investments in product development, our litigation strategy, use of future earnings, the features, benefits and performance of our current and future products and services, plans to reduce operating costs through continued expense management, the effect of the repayment of debt, our ability to improve our internal control over financial reporting, and our belief as to our ability to successfully emerge from the restructuring and refocusing of our operations. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that might cause future results to differ materially from those projected in the forward-looking statements include, but are not limited to, failure to meet sales and revenue forecasts, our management of expenses and restructuring activities, failure to obtain additional financing or to restructure our currently outstanding debt and preferred stock, on favorable terms or at all, the effect of the conversion of our preferred stock, the liquidation preference of our preferred stock, the accrual of dividends for our preferred stock, risks associated with our internal controls over financial reporting and our ability to address any material weaknesses in our internal controls over financial reporting, difficulties of forecasting future results due to our evolving business strategy, the emerging nature of the market for our products and services, turnover within and integration of senior management, board of directors, members and other key personnel, difficulties in our strategic plans to exit certain products and services offerings, failure to expand our sales and marketing activities, potential difficulties associated with strategic relationships, general economic conditions in markets in which we do business, risks associated with our international operations, inability to predict future trading prices of our common stock which have fluctuated significantly in the past, foreign currency fluctuations, unplanned system interruptions and capacity constraints, software defects, and those discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” and elsewhere in this report. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements speak only as of the date hereof. We expressly disclaim any obligation to publicly release the results of any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing.

All references to “Critical Path,” “we,” “our,” or the “Company” mean Critical Path, Inc. and its subsidiaries, except where it is clear from the context that such terms mean only the parent company and excludes subsidiaries.

This Annual Report on Form 10-K includes numerous trademarks and registered trademarks of Critical Path. Products or service names of other companies mentioned in this Annual Report on Form 10-K may be trademarks or registered trademarks of their respective owners.

PART I

ITEM 1. BUSINESS

Subsequent Event

In December 2004, we entered into a Note and Warrant Purchase Agreement pursuant to which we issued an aggregate of $18.0 million principal amount of unsecured promissory notes bearing interest at a rate of 13.9% per year (the 13.9% Notes). On March 5, 2007, we entered into an Amendment to Notes (the 13.9% Notes Amendment) with the holders of the 13.9% Notes whereby we agreed with the holders of the 13.9% Notes to extend the maturity date of all of the 13.9% Notes from December 30, 2007 to June 30, 2008. A copy of the 13.9% Notes Amendment was filed with the United States Securities and Exchange Commission in a current report on Form 8-K on March 9, 2007. The remaining provisions of the 13.9% Notes remain in full force and effect unchanged. The terms of the 13.9% Notes and a form of such notes were originally disclosed in our current report on Form 8-K filed on January 3, 2005.

Overview

We deliver software and services that enable the rapid deployment of highly scalable value-added solutions for consumer messaging and identity management. Our messaging and identity management solutions help organizations expand the range of digital communications services they provide while helping to reduce overall costs. Our messaging solutions provide integrated access to a broad range of communication and collaboration applications from wireless devices, web browsers, desktop clients, and voice systems. Our identity management solutions are designed to reduce burdens on helpdesks, simplify the deployment of key security infrastructure, enable compliance with new regulatory mandates, and help reduce the cost and effort of deploying applications and services to distributed organizations, mobile users, suppliers, and customers.

Messaging. Our messaging applications are typically licensed by telecommunications carriers, service providers and some government agencies, and some highly distributed enterprises for deployment in their data centers. These licenses are usually sold as a perpetual license on a per-user basis, one for each person who might access the capabilities provided by the software. Revenues from our anti-abuse applications are generally recognized over a term of twelve months.

Identity management. Our identity management software is typically licensed by large enterprises, government agencies, and telecommunications carriers and is deployed on site in their data centers. Our identity management software is usually sold as a perpetual license according to the number of data elements and different business systems being managed. These layered applications are usually licensed per user.

Hosted messaging. Our current hosted messaging offering, branded as SuperNews, provides access to “usenet newsgroups” over the Internet and wireless networks for enterprises, telecommunications operators, and consumers. In 2005, we also offered our messaging solutions as hosted services, where we provided access to and hosted email, personal information management such as calendar, contacts and resource scheduling however, in January 2006, we sold the assets that supported our messaging solutions offered as a hosted service and no longer offer these services.

Professional services. We offer a range of professional services designed to help our customers make more effective use of our products and services. Our licensed messaging and identity management software often requires installation, migration and integration with customers’ existing infrastructure or customization to provide special features or capabilities. In addition, our consultants offer expertise and experience in designing and delivering new services that our customers can use to supplement their own resources.

Maintenance and support. We offer a variety of software support and maintenance plans that enable customers of our licensed software to receive expedited technical support and access to new releases of our software. Typically, customers initially subscribe to these services for one year when purchasing our software and then renew their subscriptions on an annual basis.

Critical Path’s Products and Services

Our messaging solutions are designed to provide integrated access to a broad range of communication and collaboration applications from wireless devices, web browsers, desktop clients and voice systems. Our messaging solutions can integrate with third-party applications and systems, enabling customers to protect existing investments and maintain flexibility to adapt to future needs. Our target markets for our messaging solutions include fixed line, broadband and wireless providers as well as some enterprises and government agencies.

In 2004, we began to focus our marketing and product development efforts in the messaging market on consumer messaging solutions for service providers. In order to communicate this focus to the marketplace, we introduced a new brand of solutions and new brand image in February 2005. The new brand—Memova®—is used with our messaging solutions, including Memova® Messaging, Memova® Mobile and Memova® Anti-Abuse. The Memova brand is intended to bring with it a more innovative, consumer-oriented image for us, better differentiating us from our competitors and strengthening the market’s perception of us as a provider of mobile and broadband messaging solutions for the consumer mass market.

Our identity management solutions are designed to lower helpdesk costs and create the benefits of increased security and easier implementation of regulatory compliance for an organization’s applications, databases, directories and systems. Identity data, such as names, user ids, passwords, email addresses, phone numbers, group affiliations, roles and access rights are critical to our messaging solutions. This data tends to be scattered throughout disparate systems within organizations, and our solutions allow the data to be consolidated according to highly customizable business rules into a consistent, accurate profile of each user. Then, using customer-specified policies, appropriate portions of this clean identity data are automatically distributed to all applications and systems that depend upon having accurate, up-to-date information about each user. This reduces the need for manual processes, reducing errors and delays that can add costs and make organizations less secure. Our target markets for our identity management solutions include some carriers, enterprises, carrier service providers and governments.

Messaging Solutions

Our messaging solutions include: Memova Messaging, Memova Mobile and Memova Anti-Abuse.

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Memova® Messaging—An integrated platform for service providers that provides email, as well as other value-added messaging services that are accessible via wireless devices, the web, and desktop email clients, such as Microsoft® Outlook®. Value-added messaging services enabled by the Memova Messaging platform include:

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Universal Contacts—centrally stores end-user contact lists on the service provider’s network server so that contacts can be integrated with other applications, including email, instant messaging, text messaging and VoIP. The centralized contact list is also universally accessible from any device, including PCs, mobile phones and PDAs and is kept synchronized across applications and devices.

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Digital Life—enables users to easily exchange photos, videos, music and other multimedia content with members of their online community. The multimedia content is stored on the service provider’s network server and is tied to the user’s universal contact list.

•	Media Mail—enables email users to share very large files without replicating data storage.

Memova Messaging software components, which can be sold individually or bundled to provide specific solutions, such as those described above, include:

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Critical Path Messaging Server—Highly scalable messaging server that enables the delivery of services from email and multimedia messaging services to unified messaging and next generation voicemail services.

•	Critical Path Personal Address Book Server—Provides centralized storage of contact information used by our messaging applications.

•	Critical Path Calendar Server—Offers sophisticated collaboration features such as group scheduling and availability lookup and shared access to calendars and task lists.

•	Critical Path Internet File Server—Provides global sharing of files, both for enterprise collaboration and for extending MMS multimedia files to the web for easy storage and sharing.

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Critical Path Notification Server—Automatically generates alerts via SMS, WAP Push, email, or instant messaging over AOL®, Yahoo!® or MSN® Instant Messaging based on user-specified events in Critical Path and third-party applications.

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Critical Path Presentation Server—Standards-based, carrier-class application server that enables the delivery of tightly integrated collaborative applications into a highly customized and personalized interface.

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Critical Path Short Message Service (SMS) Access Server—Provides a bridge that connects the various incompatible SMS operator systems to create a single, common environment for delivering enhanced services to help drive traffic and create new revenue opportunities.

•	Critical Path SyncML Server—Open, standards-based software server that enables the synchronization of contacts, events and tasks among wireless devices and integrated carrier applications.

•	Critical Path Directory Server—Provides a highly scalable, central repository for user profile information and other data shared by multiple systems and applications

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Memova® Mobile—Allows delivery of low-cost “push” email to simple, inexpensive mass-market mobile telephones that support MMS. Consumers can choose to have selected email messages from any POP, IMAP or webDAV-enabled email account pushed to their mobile phone, and they can select which senders to allow on the mobile device. The Memova® Mobile solution offers simplified configuration, using standard text messages or a Web/WAP-based user interface. No software installation is required on the handset. In February 2006, we announced an extension of Memova Mobile, that allows simple content discovery from a mobile device and the ability to push content, such as music, blogs, news and other multimedia content—in addition to email—to inexpensive mass-market mobile devices based on user subscriptions to the specific content.

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Memova® Anti-Abuse—Provides protection against spam, viruses and other malicious attacks before they can enter or exit the end-customer’s mail system. For convenience, the product is offered as an appliance and combines sophisticated mail traffic shaping with third-party content analysis to deliver a high overall abuse capture rate at a low total cost of ownership. Additionally, we offer premium third-party software services as a deployment option for our messaging customers.

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In late 2004 we launched the first release of the Memova® Anti-Abuse Appliance (branded as the A-1000), which features Critical Path traffic management capabilities and integrated third-party anti-virus and anti-spam protection. More than sixteen global service providers and large enterprise customers have implemented the A-1000 appliance since its initial release.

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In the second quarter of 2006, we introduced the C-2000 appliance. The Memova® Anti-Abuse C-2000 is a premium anti-abuse offering targeted at service providers and enterprises who wish to offer their customers a higher level of anti-spam protection with the additional benefit of anti-phishing protection.

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In the fourth quarter of 2006, we introduced the A-1200 appliance. The Memova® Anti-Abuse A-1200 is an entry level anti-abuse offering targeted at service providers and enterprises who wish to offer their customers a basic level of anti-spam and anti-virus protection at high scale and data throughput.

We currently offer messaging solutions as licensed software for on-premise deployment. Our licensed software and professional consultants help customers integrate products into their other applications and systems and offer a wide range of options for customization. In 2005,our messaging solutions were available as both licensed software and as hosted services. In January 2006, we completed the sale of certain assets related to the hosting portion of our email messaging solutions (the Hosted Assets) to Tucows.com Co. (Tucows). As a result, we no longer intend to provide our email messaging solutions on a hosted basis.

Identity Management Solutions

Critical Path’s identity management solutions organize and manage user identity information, such as names, user ids, passwords, email addresses, telephone numbers, group affiliations, roles and access rights, for applications, databases, directories and operating systems. They offer high scalability, capable of supporting millions of entries with a single deployment.

Our identity management solutions include:

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Data & Directory Integration—Assists organizations to reduce costs and improve the accuracy of information by consolidating critical data that are typically scattered throughout various business data systems into centralized profiles of each user. In addition, allows business rules for updating this data to be established and enforced so that accurate, current information can be synchronized and distributed to all appropriate applications and systems. This enables applications such as whitepages directories to be deployed easily and reliably and for operating system infrastructure, such as Microsoft’s Active Directory, to be integrated with services from other vendors.

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User Provisioning—Assists organizations in reducing the cost of administering user accounts and increases information security by consolidating user profiles and centralizing processes for provisioning and de-provisioning user accounts across applications and systems. Allows employees, contractors, partners and customers to be granted access to crucial information resources, or have access removed, quickly and accurately.

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Password Management—Assists organizations in improving security and reduces helpdesk calls by automating and providing self-service interfaces for deploying passwords for each user across multiple applications and systems. Administrators can update passwords for all of a user’s applications, databases and operating systems from a central location. Users can take advantage of self-service interfaces to change passwords or reset forgotten passwords without requiring assistance from helpdesk or IT personnel. Automating such labor-intensive tasks reduces errors and frees up helpdesk staff for other activities, leading to a variety of potential benefits such as cost savings, increased user productivity and reduced security vulnerabilities.

Individual software components used in our Identity Management solutions include:

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Critical Path Directory Server—Provides a highly scalable, central repository for user profile information and other data shared by multiple systems and applications. This high volume LDAP directory is deployed in numerous critical environments, including security infrastructure for enterprise intranets and extranets, online banking services, Internet postal services, telecommunications carriers and government services. Optional hot-standby support provides automatic failover and disaster recovery.

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Critical Path Meta-Directory Server—Consolidates user identity information that is scattered among disparate data systems and integrates it according to highly customizable business rules into a consistent, accurate profile for each user. Then, using customer-specified policies, appropriate portions of this clean identity data are automatically distributed to all applications and systems that depend upon having accurate, up-to-date information about each user. This can reduce errors and delays that drive up helpdesk costs.

Target Markets, Customers and Strategic Alliances

Customers and Target Markets

We offer messaging and identity management solutions to enterprises, wireless carriers and telecommunications providers, broadband companies and service providers, enterprises and other governmental agencies throughout the world.

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Wireless Carriers and Telecommunications Providers—We believe that wireless carriers are looking for ways to deliver differentiated services that will spur consumption of data and voice traffic, enable new premiums to be charged, attract new subscribers and retain subscribers longer. We offer a broad range of rich, integrated messaging and collaboration applications as well as identity management infrastructure that work together to share and process data. With a proven ability to scale up to millions of subscribers per installation and a dedication to open standards that provide extensibility and investment protection, our software enables carriers to deliver a wide range of customized services, such as email, personal information management, premium MMS and SMS services, and unified communications, to both consumers and business users from a single platform.

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Broadband Companies and Service Providers—We believe that broadband providers such as cable, satellite and DSL operators are continually looking to offer differentiated services that can take advantage of the high bandwidth they are providing to their subscribers. Our messaging solutions enable multimedia content to be integrated with rich messaging and collaboration applications designed to create premium services that attract new subscribers, increase loyalty and retain subscribers longer. We believe ease of deployment of our software enables providers to reliably and incrementally roll out new services as their business expands. Our scalability can handle growing subscriber bases smoothly.

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Government Agencies and Postal Authorities—Governments and postal authorities are increasingly becoming providers of digital services, both internally for employees, contractors and suppliers as well as externally to citizens and residents. Delivering services on a national scale to highly distributed users depends upon having strongly-managed identities and robust communications. Our identity management solutions enable agencies to create centralized repositories of identity information for keeping track of which users are allowed access to which services, particularly for Web-based infrastructure. Our messaging solutions are used worldwide, particularly by postal authorities, to provide “email for life.” These messaging solutions can enable agencies to significantly reduce the cost of providing email, personal information management and collaboration services to users across the country and around the world.

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Enterprises—Our identity management solutions are designed to help enterprises reduce helpdesk costs and strengthen security infrastructure (particularly for single sign-on and access control for Web-based portals) with solutions for data and directory integration, user profile management, user provisioning and password synchronization.

Strategic Alliances

A key element of our sales strategy is to expand distribution channels through strategic reseller or joint sales relationships. These alliances can provide access to a greater range of markets and customers by increasing the breadth of offerings that incorporate our products and services:

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Systems Integrators—For many large enterprises and telecommunications carriers, our offerings are part of a larger solution. To provide the level of service required to bring together and implement such larger offerings, particularly for customers who require global coverage, we have allied with a number of systems integrators in the industry.

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Solution Providers—Our technology is embedded into the solutions sold by a variety of companies. We believe these relationships enable our products to address a wider range of needs and, in many cases, provide access for follow-on sales of our other products.

Information regarding customers and sales by geographic area is included in Note 15—Product and Geographic Information in the Notes to Consolidated Financial Statements.

Sales and Marketing

Sales Strategies

Direct Sales. We maintain a direct sales force to introduce prospective customers and channel partners to our products and services and to work in tandem with our business partners. Our worldwide direct sales team is organized around our target markets in each of our key geographic regions. Currently, we have sales staff located in domestic offices in or near San Francisco and other cities that cover North America. Internationally we have members of our sales organization located in or around our offices in Stockholm, Madrid, Paris, Berlin, Turin, London, Dublin, Zurich, Jakarta, Singapore and Hong Kong which cover Europe, Southeast Asia, China, India, Hong Kong, Middle East and Africa.

Channel Sales. We actively embrace sales alliances with specialized technology and service firms in a variety of channels in order to increase our presence and share in our target markets. Our flexible, customizable solutions are well suited for these firms and channel delivery, offering numerous opportunities for adding value through consulting services and integration with complementary products. We team with global system integrators, or SIs, independent software vendors, or ISVs, original equipment manufacturers, or OEMs, and hardware vendors.

Marketing Strategies. Our global marketing team is focused on product definition, lead generation, sales support and public relations to better equip our sales force and companies with whom we have sales alliances and to educate our key markets about the business value of our messaging and identity management solutions. We intend to continue to focus on targeted industry events, particularly in conjunction with our strategic alliances, to promote our brand presence and acquire customers.

Competition

Although we are not aware of any one company that directly competes with every one of our products and services, we face a different set of competitors in each of our lines of business. The primary competitors of our messaging solutions include OpenWave Systems Inc., Sun Microsystems’ Sun ONE software division (formerly iPlanet), Microsoft Corporation, Comverse, Inc., Mirapoint Inc. and IronPort Systems, Inc., as well as a variety of smaller product suppliers. In the market for mobile email services, we are competing in an emerging market and face new competitors as the market develops. We currently compete with Comverse, Inc., OpenWave Systems, Inc., Seven Networks, Inc. and Oz Communications, Inc. as well as with small, local technology providers such as O3sis IT AG, Inexbee and Axis Mobile however; we expect to encounter competition from Microsoft Corporation, Yahoo! Inc. and Google Inc. in the future as they seek to mobilize their existing portal services. In the identity management market, we compete primarily with Sun Microsystems’ Sun ONE software division (formerly iPlanet), IBM Corporation, Microsoft Corporation, Novell Corporation, Siemens Corporation and Computer Associates, as well as various small identity management application vendors.

While these competitors and others exist in each of our individual lines of business, we believe our overall solution of products and services serves as a competitive advantage. Our products and services are designed to help customers easily integrate our broad range of products into their infrastructure, selecting multiple products and services from us as their requirements demand.

We believe that competitive factors affecting the market for our communications solutions include:

•	total cost of ownership and operation;

•	Solution orientation of messaging of offerings that allow deployment with limited customization;

•	breadth of platform features and functionality;

•	ease of integration and deployment into customers’ existing applications and systems;

•	scalability, reliability, performance and ease of expansion and upgrade;

•	ability to extensively customize, personalize and tailor solutions to different classes of users across multiple markets;

•	a full range of support services including market research, marketing planning and technology planning; and

•	perceived long-term stability of the vendor.

The relative importance of each of these factors depends upon the specific customer environment. Although we believe that our products and services currently compete favorably with respect to such factors, we may not be able to maintain our competitive position against current and potential competitors.

We believe competition will increase as current competitors increase the sophistication of their offerings, as new participants enter the market and as the market continues to grow, becoming increasingly attractive. Many current and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we do and may enter into strategic or commercial relationships with larger, more established and better-financed companies. Any delay in the development or introduction of products or services or updates, would also allow additional time for our competitors to improve their service or product offerings, and for new competitors to develop messaging and identity management products and services for our target markets. Increased competition could result in pricing pressures, reduced operating margins and loss of market share, any of which could cause our business to suffer.

Technology

Messaging

Our suite of Memova solutions for messaging (comprised of Memova Messaging, Memova Mobile and Memova Anti-Abuse) includes a range of tools and software development kits, or SDKs, that provide extensive customization and easy integration with third-party technologies. These components can be used on a standalone basis or together in many combinations, enabling us to deliver flexible solutions. Our Memova solutions operate on Sun Microsystems’ Solaris and Red Hat’s distribution of the Linux operating system. Additional support is available in some components on HP’s HP-UX IBM’s AIX and Microsoft’s Windows operating systems.

We separate the construction and presentation of user interfaces for each application into a separate, highly extensible application server framework called Presentation Server. This approach enables the creation of customized, personalized application user interfaces to the Memova solution components and third-party technologies through a powerful SDK. It offers mixed mode communications, so that services can be accessed from a multitude of devices ranging from the desktop, laptop, PDA, mobile handset or telephone using text, voice, and video. The Presentation Server is based on Java 2 Enterprise Edition, or J2EE, and Java Server Pages, or JSP, technologies, and supports Hypertext Markup Language, or HTML, Wireless Markup Language, or WML, VoiceXML and a range of other interface markup languages.

Our SyncML Server is a flexible engine for synchronizing information between server-based applications such as our messaging applications and client devices such as wireless phones. Our Short Message Service Access Server is a powerful application framework that enables the development of premium text messaging applications that send Short Message Service, or SMS, messages. The SMS Access Server includes an application development SDK, or SMASI, that applications can use to drive SMS traffic through all of the major SMS Center, or SMSC, operations software systems. Our SMS Access Server also includes WAP Push support to enable next generation wireless applications like premium Multimedia Messaging Service, or MMS, services.

Our Messaging Server is a scalable, standards-based, messaging server with a powerful native POP/IMAP mail store and SMTP relay. Its advanced architecture allows single or multiple domains to be split over multiple servers, distributed geographically as well as setup as clusters. It also has support for security features including secure-socket-layer, or SSL as well as anti-virus and anti-spam filtering.

Identity Management

The Critical Path Directory Server provides a common store of user or resource information that can be accessed via standard LDAP and X.500 protocols. The Directory can be used to store user profiles, digital certificates from PKI software and eBusiness systems. The Directory can be distributed over multiple systems to provide improved performance and ease of replication and updates.

At the core of our Meta-Directory technology is an engine for gathering data about users from a variety of business systems, including the various components of our Memova solutions. Our Meta-Directory comes with plug-in “connectors” for a wide range of systems including Sybase’s SQL Server, Microsoft’s Exchange, Lotus Notes, and products from Oracle Corporation (including systems developed by the former Peoplesoft Corporation and Siebel Systems, now a part of Oracle Corporation) and mainframe applications. It also connects to all of the major directory systems on the market, including Critical Path’s Directory Server, Microsoft’s Active Directory, Novell’s eDirectory and iPlanet’s Directory Server. Meta-Directory also includes a powerful SDK that enables the development of custom connectors using Perl, Java, XML and SOAP, freeing customers from having to learn proprietary scripting languages. Critical Path’s Directory and Meta-Directory both incorporate security technology like SSL for secure transport and authentication.

We also offer a layered application called Critical Path Password Management. This software provides easy-to-use graphical interfaces for managing multiple passwords from a centralized location.

Research and Development

Our products and services are primarily based on systems that were internally developed or acquired through acquisitions.

We invested $9.8 million, $15.3 million and $21.0 million in research and development in 2006, 2005 and 2004, respectively, or 30%, 32% and 33% our total operating expenses for such periods. We anticipate that we will continue to devote significant resources to product development in the future as we add new features and functionality to our products and services. The market in which we compete is characterized by rapidly changing technology, evolving industry standards, frequent new service and product announcements, introductions and enhancements and changing customer demands. Accordingly, our future success will depend on our ability to adapt to rapidly changing technologies, to adapt our services to evolving industry standards and to continually improve the performance, features and reliability of our products and services. The failure to adapt to such changes would harm our business. In addition, the widespread adoption of new Internet, networking or telecommunications technologies or other technological changes could require us to undertake substantial expenditures to modify or adapt our services or infrastructure.

Intellectual Property

We regard the protection of our trade secrets, patents, patent applications, copyrights and trademarks as critical to our success. We rely on a combination of statute, common law and contractual restrictions to establish and protect our proprietary rights and developed intellectual property in our product and service offerings. We have filed several patent applications covering features of the Memova® Mobile product offering. We have entered into proprietary information and invention assignment agreements with our employees, contractors and consultants, and nondisclosure agreements with customers, partners and third parties to whom we disclose confidential and proprietary information. Despite our efforts in this regard, former employees or third parties may infringe or misappropriate our proprietary rights that could harm our business. The validity, enforceability and scope of protection of our intellectual property can be tested and in some areas is still evolving.

We have registered “Critical Path” “Memova” and “Messages That Matter” as trademarks in the United States. We have also registered and used “Critical Path” and “Memova” in a variety of foreign countries where we have operations or do business. We plan to continue to enforce those marks and other trademarks in both the United States and internationally, although protection of the marks cannot be assured.

We license our software and proprietary service offerings and despite all efforts to protect that property and ensure the quality of our brand and patented or copyrighted products or processes, current or future licensees could take actions that might harm the value of our intellectual property portfolio, our brand or reputation.

We have been involved in claims by third parties of patent, copyright and trademark infringement against us in the past. Any claim like this, regardless of the merits, could be time consuming to defend, result in costly and distracting litigation, cause delays in rollouts of services, products or updates or require us to enter into licensing agreements with third parties. Such licensing agreements may include payment of significant royalties or may not be available to us on commercially reasonable terms. Additionally, enforcing our intellectual property rights could entail significant expense, with such costs also potentially harming our results of operations.

Employees

At December 31, 2006, we had 246 employees, including 84 in services and operations, 38 in sales and marketing, 75 in research and development and 49 in general corporate and administration. Our employee base decreased by 85 employees from December 31, 2005 primarily due to the sale of the Hosted Assets in January 2006. As a result of the sale, approximately 35 employees were transferred to Tucows and approximately 18 positions related to the support of the Hosted Assets were eliminated because they were not acquired by nor transferred to Tucows as part of the sale. Our future success depends, in significant part, upon the continued service of our key technical and senior management personnel and our continuing ability to attract and retain highly qualified and experienced technical, sales and managerial personnel. Competition for such personnel can be intense, and we cannot guarantee that we can retain our key technical and managerial employees or that we will be able to attract, assimilate or retain other highly qualified technical, sales and managerial personnel in the future. None of our employees are represented by a labor union. We have not experienced any work stoppages and consider our relations with our employees to be good.

Government Regulation

Although there are currently a limited number of laws and regulations directly applicable to the Internet and the operation of commercial messaging services, it is probable that laws and regulations will continue to be adopted with respect to the Internet or commercial email services covering issues such as user privacy, pricing, content, copyrights, distribution, antitrust and characteristics and quality of products and services. Further, the growth and development of the market for online and mobile email may prompt calls for more stringent consumer and copyright protection and privacy laws that may impose additional burdens on those companies conducting business online. The adoption of any additional laws or regulations may impair the growth of the

Internet or commercial online services, which could, in turn, decrease the demand for our products and services and increase our cost of doing business, or otherwise harm our business, operating results and financial condition. Moreover, the applicability to the Internet of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve. Any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business or the application of existing laws and regulations to the Internet could harm our business, operating results and financial condition.

Certain of our service offerings include operations subject to the Digital Millennium Copyright Act of 1998, or DMCA. We have expended resources and implemented processes and controls in order to remain in compliance with DMCA, but there can be no assurance that our efforts will be sufficient or new legislation and case law will not affect the operation of and liability associated with a portion of our services.

Geographic Information

A summary of domestic and international financial data is set forth in Note 15—Product and Geographic Information in the Notes to the Consolidated Financial Statements in Item 8 of this Annual Report on Form 10-K, which is incorporated herein by reference. A discussion of factors potentially affecting our domestic and international operations is set forth in Item 1A. Risk Factors of this Annual Report on Form 10-K, which is incorporated herein by reference.

SEC Filings and Other Available Information

We were incorporated in California in 1997. We file reports with the United States Securities and Exchange Commission, or SEC, including without limitation annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934. The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at (202) 551-8090. In addition, we are an electronic filer. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC at the website address located at http://www.sec.gov.

Our telephone number is 415-541-2500 and our website address is located at http://criticalpath.net. The information contained in our website does not form any part of this Annual Report on Form 10-K. However, we make available free of charge through our website our Annual Report on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file this material with, or furnish it to, the SEC. In addition, we also make available on http://criticalpath.net our Code of Ethics and Business Conduct for Employees, Officers and Directors. This Code is also available in print without charge to any person who requests it by writing to:

Critical Path, Inc.

Corporate Secretary

2 Harrison Street, 2nd Floor

San Francisco, CA 94105

ITEM 1A. RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information contained in this report, you should consider the following risk factors before investing in our securities.

We expect that we will need to raise additional capital, initiate other operational strategies and/or revise our existing debt obligations to continue our operations.

If we are unable to significantly increase our revenues, reduce the amount of cash used by our operating activities and generate positive cash flow from our operating activities, we may be required to raise additional funds or undertake additional restructuring initiatives to continue our operations. Additionally, as we approach the June 30, 2008 maturity of the $18.0 million principal amount of our 13.9% Notes we anticipate that we will need to restructure our debt or seek additional financing in order to satisfy or delay payment of the 13.9% Notes upon maturity. We will also be required to redeem our outstanding preferred stock in July 2008, which could require us to pay a substantial amount of cash to our holders of preferred stock. As we approach the redemption date, we anticipate that we may need to modify the terms of our preferred stock to delay redemption of our preferred stock. The holders of a majority of our outstanding preferred stock consist of the holders of a majority of our 13.9% Notes .Our ability to incur additional indebtedness, which financing may not be available in sufficient amounts or on terms acceptable to us, requires consent from the holders of two-thirds in principal amount of our outstanding 13.9% Notes and our preferred stockholders. The delisting of our common stock from the Nasdaq Global Market also impairs our ability to raise additional capital. Additionally, we face a number of challenges in operating our business, including our ability to overcome viability questions raised to our prospective customers by our competitors given our current capital needs.

We have a history of losses, expect continuing losses and may never achieve profitability.

We have not achieved profitability on a U.S. GAAP basis in any period and expect to continue to incur net losses in accordance with generally accepted accounting principles for the foreseeable future. In addition, we intend to continue to spend resources on maintaining and strengthening our business, and this may, in the near term, cause our operating expenses to increase and our operating results to decline.

In past quarters, we have spent heavily on technology and infrastructure development. We may continue to spend substantial financial and other resources to further develop and introduce new messaging solutions, and to improve our sales and marketing organizations, strategic relationships and operating infrastructure. We expect that our cost of revenues, sales and marketing expenses, general and administrative expenses, operations, research and customer support expenses and depreciation and amortization expenses could increase in absolute dollars and may increase as a percent of revenues. In future periods, we may also incur significant non-cash charges related to stock-based compensation. If revenues do not correspondingly increase, our operating results could decline. If we continue to incur net losses in future periods, we may not be able to retain employees, or fund investments in capital equipment, sales and marketing programs, and research and development to successfully compete. We also may never obtain sufficient revenues to exceed our cost structure and achieve profitability. In the event we are unable to improve our financial condition, current and future customers may determine not to do business with us which would cause our revenues to further decline. If we do achieve profitability, we may not be able to sustain or increase profitability in the future.

Certain of our cash resources are not readily available for our operations.

We face restrictions on our ability to use cash that we currently hold outside of the United States for purposes other than the operation of each of our respective foreign subsidiaries that hold such cash. For example, our ability to use cash held in a given European subsidiary for any reason other than the operation of that subsidiary may result in certain tax liabilities and are subject to local laws that could prevent the transfer of cash from that subsidiary to any other foreign or domestic account. At December 31, 2006, approximately $8.8 million was held outside of the

United States. Our inability to utilize this cash could slow our ability to operate and grow our business and reach our business objectives. We may also be forced to incur certain costs, such as tax liabilities, to be able to use this cash for domestic operations, which could cause our expenses to increase and our operating results to decline.

Our failure to continue to carefully manage expenses could require us to use substantial resources and cause our operating results to decline.

In the past, our management of operational expenses, including the restructurings of our operations, have placed significant strain on managerial, operational and financial resources and contributed to our history of losses. In addition, we may need to improve or replace our existing operational, customer service and financial systems, procedures and controls and incur incremental costs of compliance with legislation, such as the Sarbanes-Oxley Act of 2002. Any failure to properly manage these systems and procedural transitions or these incremental compliance costs could impair our ability to attract and service customers, and could cause us to incur higher operating costs and delays in the execution of our business plan. If we cannot manage restructuring activities and expenses effectively, our business and operating results could decline.

Our $18.0 million in principal amount of 13.9% Notes and a substantial liquidation preference to the holders of our preferred stock could significantly impact the return to common equity holders.

In the event of liquidation, dissolution, winding up or change of control of Critical Path, we must repay the principal and accrued interest of the 13.9% Notes and satisfy the liquidation preferences of our outstanding preferred stock. The holders of Series E Redeemable Convertible Preferred Stock (Series E preferred stock) would be entitled to receive $1.50 per share of Series E preferred stock plus all accrued dividends on such shares before any proceeds from a liquidation, dissolution or winding up is paid with respect to any other series or class of our capital stock. Accordingly, at December 31, 2006, the approximately 48.8 million shares of Series E preferred stock outstanding had an aggregate liquidation preference of approximately $83.6 million. The aggregate amount of the preference will increase as the shares of Series E preferred stock accrue dividends based on simple interest at an annual rate of 5 3/4%. After all of the then outstanding shares of Series E preferred stock have received payment of their liquidation preference, the holders of the approximately 3.5 million shares of outstanding Series D Cumulative Redeemable Convertible Preferred Stock (Series D preferred stock) would be entitled to receive the greater of $13.75 per share of Series D preferred stock plus all accrued dividends on such shares (which, as of December 31, 2006, would result in an aggregate liquidation preference of approximately $67.3 million) or $22 per share (which currently would equal a liquidation preference of $77.5 million) before any proceeds from the liquidation, dissolution, winding up or change in control is paid to holders of our common stock. The combined liquidation preference of our Series D and Series E preferred stock is $161.1 million. We also would be required to satisfy the liquidation preference of our Series F Redeemable Convertible Preferred Stock (Series F preferred stock) however, as of December 31, 2006, there were no shares of Series F preferred stock outstanding, but there are outstanding warrants to purchase an aggregate of 0.4 million shares of Series F preferred stock. As of December 31, 2006, the aggregate amount of outstanding principal and interest on our 13.9% Notes was $23.4 million. Holders of our common stock will not receive any proceeds from a liquidation, winding up or dissolution, including from a change of control, until after the holders of the $18.0 million in principal amount of our 13.9% Notes have been repaid and the liquidation preferences of our preferred stock are paid in full. Consequently, although we would likely be required under applicable law to obtain the separate class approval of the holders of our common stock for a change of control or the sale of all or substantially all of the shares of Critical Path, it is possible that such a transaction could result in all or substantially all of the proceeds of such transaction being distributed to the holders of our 13.9% Notes and our preferred stock.

The debt and significant equity ownership by the General Atlantic Investors and the Cheung Kong Investors may result in potential conflicts of interests, which could adversely affect the holders of our common stock, delay a change in control and depress our stock price.

The debt and significant equity ownership by each of the General Atlantic Investors and the Cheung Kong Investors could create conflicts of interest between these majority shareholders and our other shareholders and between the General Atlantic Investors and the Cheung Kong Investors. For example, the General Atlantic Investors and the Cheung Kong Investors may only approve a change in control transaction that results in the payment of their liquidation preference even if our other shareholders oppose the transaction, which could depress the price of our common stock. Alternatively, the General Atlantic Investors and the Cheung Kong Investors may prevent or delay a corporate transaction that is favored by our other shareholders. In addition, it is also possible that the risk that the General Atlantic Investors and the Cheung Kong Investors may disagree on approving a significant corporate transaction, for example a change in control transaction, could limit the number of potential partners willing to pursue such a transaction with us or limit the price that investors might be willing to pay for future shares of our common stock.

The debt and significant equity ownership by the General Atlantic Investors and the Cheung Kong Investors may limit the ability of our other shareholders to influence significant corporate decisions which could delay or prevent a change of control or depress our stock price.

As of December 31, 2006, the General Atlantic Investors beneficially own approximately 29.7% of our outstanding securities (which represents approximately 18.4% of the voting power) and the Cheung Kong Investors beneficially own approximately 15.5% of our outstanding securities (which represents approximately 13.0% of the voting power). As a result, the General Atlantic Investors and the Cheung Kong Investors, although not affiliated, may have the ability, as shareholders acting together, to control the outcome of shareholder votes, including votes concerning the election of a majority of our directors, approval of merger transactions involving us and the sale of all or substantially all of our assets or other business combination transactions, charter and bylaw amendments and other significant corporate actions, which could delay or prevent a change in control or depress our stock price.

The General Atlantic Investors and the Cheung Kong Investors also hold a significant portion of our outstanding 13.9% Notes, which require us to obtain their consent before taking certain corporate actions (for example, incurring indebtedness or selling assets) that would not otherwise require the consent of our shareholders. As a result, we may not be able to execute a transaction favored by management or beneficial to our other shareholders if we are not able to obtain their consent.

The conversion of our preferred stock would result in a substantial number of additional shares of common stock outstanding, which could decrease the price of our common stock.

Our preferred stock can be converted into common stock at anytime in the discretion of the holder of preferred stock. For example, during the three months ended September 30, 2005, at the request of certain holders of our Series E preferred stock, we converted approximately 2.1 million shares of Series E preferred stock into approximately 2.2 million shares of common stock. As of December 31, 2006, there were approximately 3.5 million shares of Series D preferred stock outstanding, which were convertible into approximately 44.9 million shares of common stock. In addition, we have approximately 48.8 million shares of Series E preferred stock outstanding, which are convertible as of December 31, 2006, at the option of the holders, into approximately 55.7 million shares of common stock. We also have outstanding warrants to purchase 0.4 million shares of Series F preferred stock which, if exercised, would initially be convertible into approximately 3.9 million shares of common stock. Any conversion of our preferred stock into common stock would increase the number of additional shares of common stock that may be sold into the market, which could substantially decrease the price of our common stock.

As the preferred stock accrues dividends, the number of shares of common stock issuable upon conversion will increase, which may increase the dilution to our holders of common stock and further decrease the price of our common stock.

Currently, shares of Series D preferred stock and shares of Series E preferred stock accrue dividends at a rate of 5 3/4% per year. If the maximum amount of dividends accrue on the outstanding shares of Series D preferred stock and Series E preferred stock prior to the automatic call for redemption date, the number of shares of common stock issuable upon conversion will increase by approximately 7.7 million shares to approximately 108.3 million shares of common stock. Further, if we are legally unable to redeem the Series E preferred stock and our Series D preferred stock on the redemption date, the value of these preferred shares will continue to accrue dividends and be convertible into an even greater number of shares until such time as they are converted or redeemed.

We will be required to redeem our outstanding preferred stock in July 2008, which could require us to pay a substantial amount of cash to our holders of preferred stock.

We will be required to redeem our outstanding shares of our Series D preferred stock, Series E preferred stock and Series F preferred stock, to the extent any Series F preferred stock is outstanding, in July 2008 to the extent that we have cash legally available to pay for the redemption as determined in accordance with applicable law. We anticipate that we may need to modify the terms of our preferred stock to delay redemption of our preferred stock. However, we may be unable to modify these terms or do so on new terms reasonably acceptable to us. The amount we are required to pay for these shares will be equal to the accreted value of the shares at the time of redemption. As of the redemption date in July 2008, the redemption price per share that we will be required to pay will be $20.58 per share of Series D preferred stock, $1.84 per share of Series E preferred stock and $14.00 plus any accrued dividends per share of Series F preferred stock. If no holders of shares of our preferred stock elect to convert their shares into common stock prior to the redemption date, we would be required to pay an aggregate of $162.5 million in order to redeem the outstanding shares of preferred stock in July 2008. If we do not meet specified criteria under applicable law that allows a corporation to use its cash to redeem outstanding shares of capital stock, we will not be allowed to redeem these shares in July 2008. If we are legally unable to redeem our outstanding preferred stock on the redemption date, the redemption cost of these outstanding preferred shares will continue to increase as these shares will continue to accrue dividends until the shares are either converted or redeemed. Any cash payments we are required to make to redeem our outstanding preferred stock could harm our ability to operate and grow our business or reach our business objectives.

From time to time we engage in discussions with or receive proposals from third parties relating to a potential change of control of Critical Path.

We may enter into a transaction that constitutes a change of control of Critical Path. Any such transaction could happen at any time, could be material to our business and could take any number of forms, including, for example, a merger or a sale of all or substantially all of our assets. We will in the future continue to evaluate potential business combinations or strategic transactions which, if consummated, may constitute a change of control and trigger the repayment of outstanding debt and liquidation preference payments described below.

Our common stock is listed on the OTC Bulletin Board, and thus the liquidity of our common stock is low and our ability to obtain future financing may be further impaired.

In November 2005, we were delisted from the Nasdaq Global Market due to noncompliance with Marketplace Rule 4450(b)(4), which requires companies listed to have a minimum bid price of $1.00 per share, and Rule 4450(b)(3), which requires companies listed to maintain a minimum market value of publicly held securities of at least $15 million.

Our common stock now trades in the over-the-counter market on the OTC Bulletin Board owned by the Nasdaq Stock Market, Inc., which was established for securities that do not meet the listing requirements of the Nasdaq Global Market or the Nasdaq Capital Market. The OTC Bulletin Board is generally considered less efficient than the Nasdaq Global Market. Consequently, selling our common stock is likely more difficult because of diminished liquidity in smaller quantities of shares likely being bought and sold, transactions could be delayed, and securities analysts’ and news media coverage of us may be further reduced. These factors could result in lower prices and larger spreads in the bid and ask prices for shares of common stock.

Our listing on the OTC Bulletin Board, or further declines in our stock price, may greatly impair our ability to raise additional capital, should it be necessary, through equity or debt financing, and significantly increase the dilution to our current stockholders caused by any issuance of equity in financing or other transactions. The price at which we would issue shares in such transactions is generally based on the market price of our common stock and a decline in the stock price could result in our need to issue a greater number of shares to raise a given amount of funding.

In addition, as our common stock is not listed on a principal national exchange, we are subject to Rule 15g-9 under the Securities and Exchange Act of 1934, as amended. That rule imposes additional sales practice requirements on broker-dealers that sell low-priced securities to persons other than established customers and institutional accredited investors. Consequently, the rule may affect the ability of broker-dealers to sell our common stock and affect the ability of holders to sell their shares of our common stock in the secondary market. Moreover, investors may be less interested in purchasing low-priced securities because the brokerage commissions, as a percentage of the total transaction value, tend to be higher for such securities, and some investment funds will not invest in low-priced securities (other than those which focus on small-capitalization companies or low-priced securities).

We may be unable to grow our business through effective sales and marketing, which could cause our operating results to decline.

Our ability to increase revenues will depend on our ability to successfully recruit, train and retain experienced and effective sales and marketing personnel and for our personnel to achieve results once they are employed with us. Competition for experienced and effective personnel in certain markets is intense and we may not be able to hire and retain personnel with relevant experience. The complexity and implementation of our messaging and identity management infrastructure products and services require highly trained sales and marketing personnel to educate prospective customers regarding the use and benefits of our services. Current and prospective customers, in turn, must be able to educate their end-users. Any delays or difficulties encountered in our staffing and training efforts would impair our ability to attract new customers and enhance our relationships with existing customers, and ultimately, grow revenues. This would also adversely impact the timing and extent of our revenues from quarter to quarter and overall or could jeopardize sales altogether. Because we have experienced turnover in our sales force and have fewer resources than many of our competitors, our sales and marketing organizations may not be able to compete successfully against the sales and marketing organizations of our competitors. Moreover, our competitors frequently have larger and more established sales forces calling upon potential enterprise customers with more frequency. In addition, certain of our competitors have longer and closer relationships with the senior management of customers who decide whose technologies and solutions to deploy. If we do not successfully operate and grow our sales and marketing activities, our revenues and operating results could decline and the price of our common stock could continue to decline.

We have identified material weaknesses in our disclosure controls and procedures and our internal control over financial reporting, which, if not remedied effectively, could have an adverse effect on the trading price of our common stock and otherwise seriously harm our business.

Management through, in part, the documentation, testing and assessment of our internal control over financial reporting has concluded in the past that our disclosure controls and procedures and our internal control over financial reporting had material weaknesses as of December 31, 2004. Management has not performed similar documentation, testing and assessments of our internal control over financial reporting as of December 31, 2005 or as of December 31, 2006, because we are not currently required to comply with Section 404 of the Sarbanes-Oxley Act of 2002. However, we take disclosure controls and procedures seriously and have taken certain actions to begin to address those material weaknesses which were identified in connection with the assessment of our internal controls undertaken as of December 31, 2004. Our inability to remedy our material weaknesses promptly and effectively could have a material adverse effect on our business, results of operations and financial condition, as well as impair our ability to meet our quarterly and annual reporting requirements in a timely manner. These effects could in turn adversely affect the trading price of our common stock. Prior to the remediation of these material weaknesses, there remains risk that the transitional controls on which we currently rely will fail to be sufficiently effective, which could result in a material misstatement of our financial position or results of operations and require a restatement. In addition, even if we are successful in strengthening our controls and procedures, such controls and procedures may not be adequate to prevent or identify irregularities or facilitate the fair presentation of our financial statements or SEC reporting.

Failure or circumvention of our controls and procedures could seriously harm our business.

We are making significant changes in our internal control over financial reporting and our disclosure controls and procedures. Any system of controls, however well designed and operated, is based in part on certain assumptions and can provide only reasonable, and not absolute, assurances that the objectives of the system are met. In addition, the effectiveness of our remediation efforts and of our internal controls is subject to limitations, including the assumptions used in identifying the likelihood of future events and the inability to eliminate misconduct completely. As a result, our remediation efforts to improve our internal control over financial reporting may not prevent all improper acts or ensure that all material information will be made known to management in a timely fashion. In addition, because substantial additional costs may be necessary to implement these remedial measures, our limited resources may cause a further delay in the remediation of all of our material weaknesses. The failure or circumvention of our controls, policies and procedures or of our remediation efforts could have a material adverse effect on our business, results of operations and financial condition.

Due to our evolving business strategy and the nature of the markets in which we compete, our future revenues are difficult to predict and our quarterly operating results may fluctuate.

We cannot accurately forecast our revenues as a result of our evolving business strategy and the emerging nature of the messaging and directory infrastructure market. Forecasting is further complicated by recent strategic and operational restructurings, such as the sale of assets relating to our hosted messaging services, and may continue to be complicated by future restructurings. In addition, our reliance on large dollar value transactions, as well as market fluctuations, can complicate our ability to forecast accurately. Our revenues in some past quarters fell and could continue to fall short of expectations if we experience delays or cancellations of even a small number of orders. We often offer volume-based pricing, which may affect our operating margins. A number of factors are likely to cause fluctuations in operating results, including, but not limited to:

•	the demand for licensed solutions for messaging and identity management products;

•	our ability to attract and retain qualified personnel with industry expertise, particularly sales personnel;

•	our ability to attract and retain customers and maintain customer satisfaction;

•	the ability to upgrade, develop and maintain our systems and infrastructure and to effectively respond to the rapid technology change of the messaging and identity management infrastructure market;

•	the budgeting and payment cycles of our customers and potential customers;

•	the amount and timing of operating costs and capital expenditures relating to expansion of business and infrastructure;

•	our ability to quickly handle and alleviate technical difficulties or system outages;

•	the announcement or introduction of new or enhanced services by competitors;

•	general economic and market conditions and their effect on our operations and the operations of our customers; and

•	the effect of war, terrorism and any related conflicts or similar events worldwide.

In addition to the factors set forth above, our GAAP financial results have been and will continue to be impacted by the extent to which we incur non-cash charges associated with stock-based arrangements with employees and non-employees. In particular, during the year ended December 31, 2006, we incurred stock-based compensation expense of approximately $[0.6 million] primarily relating to the issuance of common stock and the grant of options and warrants to employees and non-employees. Grants of options and warrants also may be dilutive to existing shareholders.

Our revenues and operating results have declined and could continue to decline as a result of the elimination of product or service offerings through termination, sale or other disposition. Future decisions to eliminate, revise or limit any other offerings of a product or service would involve other factors that could cause our revenues to decline and our expenses to increase, including the expenditure of capital, the realization of losses, further reductions in our workforce, facility consolidation or the elimination of revenues along with the associated costs.

As a result of the foregoing, we do not believe that period-to-period comparisons of operating results are a good indication of future performance. It is likely that operating results in some quarters will be below market expectations. In this event, the price of our common stock is likely to prove volatile or subject to further declines.

We have in the past evaluated, and will continue to evaluate in the future, the strategic value of our business operations and, where appropriate, invest further in certain business operations, and reduce investment in or divest other business operations.

In the past, we have elected to divest or discontinue certain business operations through termination, sale or other disposition. For example, in January 2006, we sold substantially all of the assets relating to our hosted messaging business which contributed to a decline in our revenues for the year ending December 31, 2006 as compared to the previous year ending December 31, 2005. Furthermore, we may choose to divest certain business operations based on our management’s perception of their strategic value to our business, even if such operations have been profitable historically. Decisions to eliminate or limit certain business operations have involved in the past, and could in the future involve, the expenditure of capital, consumption of management resources, realization of losses, transition and wind-up expenses, further reduction in workforce, facility consolidation and the elimination of revenues along with associated costs, any of which could cause our operating results to decline and may fail to yield the expected benefits.

A limited number of customers and markets account for a high and increasing percentage of our revenues and if we lose a major customer, are unable to attract new customers, or the markets which we serve suffer financial difficulties, our revenues could decline.

We expect that sales of our products and services to a limited number of customers will continue to account for a high percentage of our revenue for the foreseeable future. For example, for the years ended December 31, 2006, 2005 and 2004, our top ten customers accounted for approximately 41%, 35% and 34%, respectively, of our total revenues. During the year ended December 31, 2006, we did not have any customers which accounted for 10% or more of our total revenues. Our future success depends on our ability to retain our current customers, and to attract new customers, in our target markets. The loss of one or several major customers, whether through termination of agreements, acquisitions or bankruptcy, could significantly reduce our revenues. Our agreements with our customers typically have terms of one to three years often with automatic one-year renewals and can be terminated without cause upon certain notice periods that vary among our agreements and range from a period of 30 to 120 days notice.

The telecommunications industry during the years ended December 31, 2006, 2005 and 2004, accounted for approximately 74%, 32% and 57%, respectively, of the revenues from our top ten customers. If the relative financial performance of our customers deteriorates, it will impact our sales cycles and our ability to attract new business. If our customers terminate their agreements for any reason before the end of the contract term, the loss of the customer would reduce our current and future revenues. Also, if we are unable to enter into agreements with new customers and develop business with our existing customers, our business will not grow and we will not generate additional revenues.

Our sales cycle is lengthy, and any delays or cancellations in orders in a particular quarter could cause our operating results to be below expectations, which may cause our stock price to decline.

Because we sell complex and sophisticated technology, our sales cycle, in particular with respect to our software solutions, can be long and unpredictable, often taking between four to 18 months. Because of the nature of our product and service offerings it can take many months of customer education and product evaluation before a purchase decision is made. Further, and particularly with regard to newer subscription based offerings, the deployment process following customer trials can add several months prior to the generation of revenue. In addition, many factors can influence the decision to purchase our product and service offerings including budgetary constraints and decreases in capital expenditures, quarterly fluctuations in operating results of customers and potential customers, the emerging and evolving nature of the internet-based services and wireless services markets. Furthermore, general global economic conditions, and weakness in global securities markets, continuing recessionary spending levels, and a protracted slowdown in technology spending in particular, have further lengthened and affected our sales cycle. Such factors have led to and could continue to lead to delays and postponements in purchasing decisions and in many cases cancellations of anticipated orders. Any delay or cancellation in sales of our products or services could cause our operating results to be lower than those projected and cause our stock price to decline.

If we are unable to successfully compete in our product market, our ability to retain our customers and attract new customers could decline as would our revenues.

Competition for the products we provide and services we offer is intense. Although we are not aware of any one company that directly competes with every one of our products and services, we face a different set of competitors in each of our lines of business. The primary competitors of our messaging solutions include OpenWave Systems Inc., Sun Microsystems’ Sun ONE software division (formerly iPlanet), Microsoft Corporation, Comverse, Inc., Mirapoint Inc. and IronPort Systems, Inc., as well as a variety of smaller product suppliers. In the market for mobile email services, we are competing in an emerging market and face new competitors as the market develops. We currently compete with Comverse, Inc., OpenWave Systems, Inc., Seven Networks, Inc. and Oz Communications, Inc. as well as with small, local technology providers such as O3sis IT AG, Inexbee and Axis Mobile however; we expect to encounter competition from Microsoft Corporation, Yahoo! Inc. and Google Inc. in the future as they seek to mobilize their existing portal services. In the identity management market, we compete primarily with Sun Microsystems’ Sun ONE software division (formerly iPlanet), IBM Corporation, Microsoft Corporation, Novell Corporation, Siemens Corporation and Computer Associates, as well as various small identity management application vendors. If our existing customers and other consumers prefer the products and services offered by our competitors over ours, our revenues will decline.

We believe competition will increase as current competitors increase the sophistication of their offerings, as new participants enter the market and as the market continues to grow, becoming increasingly attractive. Many current and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we do and may enter into strategic or commercial relationships with larger, more established and better-financed companies. Any delay in the development or introduction of products or services or updates, would also allow additional time for our competitors to improve their service or product offerings, and for new competitors to develop messaging and identity management products and services for our target markets. Increased competition could result in pricing pressures, reduced operating margins and loss of market share, any of which could cause our business to suffer.

We depend on strategic relationships with our customers and others and the loss of such relationships could cause our revenues to decline.

We depend on strategic relationships with our customers and others to expand distribution channels and opportunities and to undertake joint marketing efforts. Our ability to increase revenues depends upon aggressively marketing our services through new and existing strategic relationships. We also depend on the ability of our customers to aggressively sell and market our services to their end-users. If we lose any strategic relationships, fail to fully exploit our relationships, or fail to develop new strategic relationships, we could encounter increased difficulty in selling our products and services.

We may not be able to respond to the rapid technological change of the messaging industry.

The messaging industry is characterized by rapid technological change, changes in user and customer requirements and preferences, and the emergence of new industry standards and practices that could render our existing services, proprietary technology and systems obsolete. We must continually develop or introduce and improve the performance, features and reliability of our services, particularly in response to competitive offerings. Our success depends, in part, on our ability to develop new functionality, technology and services that address the increasingly sophisticated and varied needs of prospective customers. We believe that revenue from our Memova applications, for example the Memova Mobile application that we launched in the first quarter of 2005, is an important source of future revenues and we have made significant investments in their development. However, revenues from our Memova Mobile application from initial launch in the first quarter of 2005 to date have been immaterial. If we do not properly identify the feature preferences of prospective customers, or if we fail to deliver email features that meet the standards of these customers, our ability to market our service successfully and to increase revenues could be impaired. The development of proprietary technology and necessary service enhancements entails significant technical and business risks and requires substantial expenditures and lead-time. We may not be able to keep pace with the latest technological developments. We may also be unable to use new technologies effectively or adapt services to customer requirements or emerging industry standards.

We have experienced significant turnover of senior management and our current management team has been together for a limited time, which could slow the growth of our business and cause our operating results to decline.

Throughout 2006, 2005 and 2004, we announced a series of changes in our management that included the departure of senior executives and changes in our board of directors. Two of our executive officers departed in 2006, two of our directors joined us in 2005 and many of the members of our current board of directors and senior executives joined us in 2004. Further, we may continue to make additional changes to our senior management team. If our new management team is unable to accomplish our business objectives, our ability to grow our business and successfully meet operational challenges could be severely impaired. It is possible that this high turnover at our senior management levels may also continue for a variety of reasons. The loss of the services of one or more of our key senior executive officers could also affect our ability to successfully implement our business objectives, which could slow the growth of our business and cause our operating results to decline. For these reasons, our shareholders may lose confidence in our management team and decide to dispose of our common stock, which could cause the price of our common stock to decline.

We may experience difficulty in attracting and retaining key personnel, which may negatively affect our ability to develop new products or services or retain and attract customers.

The loss of the services of key personnel may create a negative perception of our business and adversely affect our ability to achieve our business goals. Our success also depends on our ability to recruit, retain and motivate highly skilled sales and marketing, operational, technical and managerial personnel. Competition for these people is intense and we may not be able to successfully recruit, train or retain qualified personnel. If we fail to do so, we may be unable to develop new products or services or continue to provide a high level of customer service, which could result in the loss of customers and revenues. In addition, volatility and declines in our stock price may also affect our ability to retain key personnel, all of whom have been granted stock-based incentive compensation. Over the past year we have reduced our work force and eliminated jobs to balance the size of our employee base with anticipated revenue levels. Reductions in our workforce could make it difficult to motivate and retain remaining employees or attract needed new employees, and could also affect our ability to deliver products and solutions in a timely fashion and to provide a high level of customer service and support. We do not have long-term employment agreements with any of our key personnel. In addition, we do not maintain key person life insurance on our employees and have no plans to do so. The loss of the services of one or more of our current key personnel could make it difficult to successfully implement our business objectives.

If we are not successful in implementing strategic plans for our operations, our expenses may not be offset by our corresponding sales and our financial results could significantly decline.

In 2004, we restructured several significant contracts, consolidated certain activities to offices in Toronto, Canada and Dublin, Ireland from higher cost areas such as the San Francisco Bay Area, eliminated approximately 20% of employee positions and reduced use of third-party contractors. In 2005, we restructured the lease for, and relocated, our headquarter facilities. In 2006, we completed the sale of the assets related to our hosted messaging services, terminated our headquarters’ facility lease, reduced the amount of space for our headquarters facility and entered into a sublease of the same headquarter facilities, and most recently in the fourth quarter of 2006, we moved our U.S. based accounting operations from our headquarters facility to Dublin, Ireland. We expect to continue to make determinations about the strategic future of our business and operations, and our ability to execute on such plans effectively could affect our future operations. A failure to execute successfully on such plans and to plan appropriately could cause our expenses to continue to outpace our revenues and our financial condition to significantly decline.

We may experience a decrease in market demand due to concerns of international terrorism, war and social and political instability.

Turmoil and war in the Middle East have increased the uncertainty in the global economy and may contribute to a decline in the international business environment. A substantial portion of our business is derived from international sales, and a decline in the global economy could have a more severe impact on our financial results than on the results of some of our competitors. The effects of terrorist attacks, particularly in Europe where we derive a significant portion of our revenue, and other similar events and the war in Iraq could affect demand for goods and services, including digital communications software and services.

We currently license many third-party technologies and may need to license further technologies, which could delay and increase the cost of product and service developments, expose us to increased risk of third-party infringement claims, and could cause our business and operating results to suffer.

We intend to continue to license certain technologies from third parties and incorporate them into our products and services, including web server technology, virus and anti-spam solutions, storage and encryption technology and billing and customer tracking solutions. The market is evolving and we may need to license additional technologies to remain competitive. We may not be able to license these technologies on commercially reasonable terms or at all. Many of these suppliers are small and may not have the ability to continue to provide us with necessary technologies. To the extent we cannot license needed technologies or solutions, we may have to devote our resources to the development of such technologies, which could delay and increase the cost of product and service developments.

We selectively incorporate or distribute with our software solutions third-party software components licensed under so-called “open source” licenses. Some of these licenses contain requirements that the source code to the modifications or derivative works we create using the open source software must be made available under the terms of a particular open source license granting licensees rights in addition to our commercial licenses. Further, if we combine our proprietary software with open source software in a certain manner, we could, under certain of the open source licenses, be required to make the source code of our proprietary software available to licensees at no charge. In addition, because technical support is not generally available for most open source software and licensors generally do not provide warranties or controls on the origin of open source software, there is a potential for added development costs and potentially greater risk of infringement claims than using third-party commercial software. If we are required to release our proprietary source code or if a third party claims we have infringed its intellectual property rights by using open source software code, our business and financial performance could suffer.

In addition, we may fail to integrate successfully any licensed or hosted technology into our services. These third-party in-licenses may expose us to increased risks, including risks related to the integration of new technology, potential patent and copyright infringement issues, the diversion of resources from the development of proprietary technology, and an inability to generate revenues from new or existing technology sufficient to offset associated acquisition and maintenance costs. In addition, an inability to obtain or use needed licenses could delay product and service development until equivalent technology can be identified, licensed and integrated. Any delays in services or integration problems could hinder our ability to retain and attract customers and cause our business and operating results to suffer.

Unplanned system interruptions and capacity constraints could reduce our ability to provide services and could harm our business reputation.

Our customers have, in the past, experienced some interruptions in our hosted services. We believe that these interruptions will continue to occur from time to time. Our ability to retain existing customers and attract new customers will suffer and our revenues will decline if we experience frequent or long system interruptions that result in the unavailability or reduced performance of systems or networks or reduce our ability to provide usenet newsgroup hosting services. We expect to experience occasional temporary capacity constraints due to unanticipated sharply increased traffic, which may cause unanticipated system disruptions, slower response times, impaired quality and degradation in levels of customer service. If this were to continue to happen, our ability to retain existing customers and attract new customers could suffer dramatically and our revenues would decline.

Changes in the regulatory environment for the operation of our business or those of our customers could pose risks.

Few laws currently apply directly to activity on the Internet and the messaging business; however, new laws are proposed and other laws made applicable to Internet communications every year. In particular, the operations of our business face risks associated with privacy, confidentiality of user data and communications, consumer protection, taxation, content, copyright, trade secrets, trademarks, antitrust, defamation and other legal issues. In particular, legal concerns with respect to communication of confidential data have affected our financial services and health care customers due to newly enacted federal legislation. The growth of the industry and the proliferation of Internet-based messaging devices and services may prompt further legislative attention to our industry and thus invite more regulatory control of our business. The imposition of more stringent protections or new regulations and application of laws to our business could burden our company and those with which we do business. Any decreased generalized demand for our services or the loss of, or decrease, in business by a key partner due to regulation or the expense of compliance with any regulation, could either increase the costs associated with our business or affect revenue, either of which could cause our financial condition or operating results to decline. Certain of our service offerings include operations subject to the Digital Millennium Copyright Act of 1998 and the European Union’s recent privacy directives. Our efforts to remain in compliance with DMCA and the EU privacy and data directives may not be sufficient. New legislation and case law may also affect our products and services and the manner in which we offer them, which could cause our revenues to decline.

In addition, the applicability of laws and regulations directly applicable to the businesses of our customers, particularly customers in the fields of banking and health care, will continue to affect us. The security of information about our customers’ end-users continues to be an area where a variety of laws and regulations with respect to privacy and confidentiality are enacted. As our customers implement the protections and prohibitions with respect to the transmission of end user data, our customers will look to us to assist them in remaining in compliance with this evolving area of regulation. In particular, in the United States, the Gramm-Leach-Bliley Act contains restrictions with respect to the use and protection of banking records for end-users whose information may pass through our system and the Health Insurance Portability and Accountability Act contains provisions that require our customers to ensure the confidentiality of their customers’ health care information. In Europe, the EU Directive on Data Protection and laws implementing it enacted by the European member states place restrictions on the collection, use and transfer of any personal data of EU residents.

Finally, the Sarbanes-Oxley Act of 2002 and new rules subsequently implemented by the Securities and Exchange Commission have required changes in corporate governance practices of public companies. We are currently reviewing all of our accounting policies and practices, legal disclosure and corporate governance policies under the new legislation, including those related to our relationships with our independent registered public accounting firm, enhanced financial disclosures, internal controls, board and board committee practices, corporate responsibility and loan practices, and intend fully to comply with such laws. We expect these new rules and regulations to increase our general and administrative expenses and to make it more difficult for us to attract and retain qualified executive officers and qualified members of our board of directors, particularly to serve on our various committees of the Board including, in particular, the audit committee.

We may have liability for Internet content and we may not have adequate liability insurance.

As a provider of usenet newsgroup hosting, we face potential liability for defamation, negligence, copyright, patent or trademark infringement and other claims based on the nature and content of the materials transmitted via our services. We do not screen the content generated by our users or their customers, and we could be exposed to liability with respect to this content. Furthermore, some foreign governments, such as Germany, have enforced laws and regulations related to content distributed over the Internet that are more strict than those currently in place in the United States. In some instances, we may be subject to criminal liability in connection with Internet content transmission.

Our current insurance may not cover claims of these types or may not be adequate to indemnify us for all liability that may be imposed. There is a risk that a single claim or multiple claims, if successfully asserted against us, could exceed the total of our coverage limits. There also is a risk that a single claim or multiple claims asserted against us may not qualify for coverage under our insurance policies as a result of coverage exclusions that are contained within these policies. Should either of these risks occur, capital contributed by our shareholders might need to be used to settle claims. Any imposition of liability, particularly liability that is not covered by insurance or is in excess of insurance coverage could result in substantial out-of-pocket costs to us, or could result in the imposition of criminal penalties.

Unknown software defects could disrupt our services and harm our business and reputation.

Our software products are inherently complex. Additionally, our product and service offerings depend on complex software, both internally developed and licensed from third parties. Complex software often contains defects or errors in translation, particularly when first introduced or when new versions are released or localized for international markets. We may not discover software defects in our products or that affect new or current services or enhancements until after they are deployed. Despite testing, it is possible that defects may occur in the software. These defects could cause service interruptions, which could damage our reputation or increase service costs, cause us to lose revenue, delay market acceptance or divert development resources.

If our system security is breached, our reputation could suffer and our revenues could decline.

A fundamental requirement for online communications is the secure transmission of confidential information over public networks. Third parties may attempt to breach our security or that of our customers. If these attempts are successful, customers’ confidential information, including customers’ profiles, passwords, financial account information, credit card numbers or other personal information could be breached. We may be liable to our customers for any breach in security and a breach could harm our reputation. We rely on encryption technology licensed from third parties. Our servers are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays or loss of data. We may be required to expend significant capital and other resources to license encryption technology and additional technologies to protect against security breaches or to alleviate problems caused by any breach. Failure to prevent security breaches may make it difficult to retain and attract customers and cause us to spend additional resources that could cause our operating results to decline.

We rely on trademark, copyright, trade secret laws, contractual restrictions and patents to protect our proprietary rights, and if these rights are not sufficiently protected, our ability to compete and generate revenue could be harmed.

We rely on a combination of trademark, copyright and trade secret laws, contractual restrictions, such as confidentiality agreements and licenses, and patents to establish and protect our proprietary rights, which we view as critical to our success. Our ability to compete and grow our business could suffer if these rights are not adequately protected. Despite the precautionary measures we take, unauthorized third parties may infringe or copy portions of our services or reverse engineer or obtain and use information that we regard as proprietary, which could harm our competitive position and market share. In addition, we have a number of patents issued and several patents pending in the United States and may seek additional patents in the future. However, the status of United States patent protection in the software industry is not well defined and will evolve as the U.S. Patent and Trademark Office grants additional patents. We do not know if our patent applications or any of our future patent applications will be issued with the scope of the claims sought, if at all, or whether any patents we have received or will receive will be challenged or invalidated.

Our proprietary rights may not be adequately protected because:

•	laws and contractual restrictions may not prevent misappropriation of our technologies or deter others from developing similar technologies;

•	policing unauthorized use of our products and trademarks is difficult, expensive and time-consuming, and we may be unable to determine the extent of this unauthorized use; and

•	end user license provisions in our contracts that protect us against unauthorized use, copying, transfer and disclosure of the licensed program may be unenforceable.

In addition, the laws of some foreign countries may not protect proprietary rights to the same extent as do the laws of the United States. Our means of protecting proprietary rights in the United States or abroad may not be adequate and competitors may independently develop similar technology. Additionally, we cannot be certain that our products do not infringe issued patents that may relate to our products. In addition, because patent applications in the United States are not publicly disclosed at filing and in some cases until the patent is issued, applications may have been filed which relate to our software products.

If we do not successfully address the risks inherent in the conduct of our international operations, our revenues and financial results could decline.

We derived 77%, 74% and 70% of our revenues from international sales in the years ended December 31, 2006, 2005 and 2004, respectively. We intend to continue to operate in international markets and to spend significant financial and managerial resources to do so. If revenues from international operations do not exceed the expense of establishing and maintaining these operations, our business and our ability to increase revenue and improve our operating results could suffer. We have limited experience in international operations and may not be able to compete or operate effectively in international markets. We face certain risks inherent in conducting business internationally, including:

•	difficulties and costs of staffing and managing international operations;

•	fluctuations in currency exchange rates and imposition of currency exchange controls;

•	differing technology standards and language and translation issues;

•	difficulties in collecting accounts receivable and longer collection periods;

•	changes in regulatory requirements, including U.S. export restrictions on encryption technologies;

•	political and economic instability;

•	potential adverse tax consequences; and

•	significantly reduced protection for intellectual property rights in some countries.

Any of these factors could harm our international operations and, consequently, our business and consolidated operating results. Specifically, failure to successfully manage international growth could result in higher operating costs than anticipated or could delay or preclude altogether our ability to generate revenues in key international markets.

The use of our net operating losses (NOLs) could be limited if an ownership change occurred during the preceding three-year period.

The use of our net operating losses could be limited if an “ownership change” is deemed to have occurred during the preceding three-year period as a result of, for example, the issuance of Series E preferred stock upon conversion of the 10% Notes, the amendment to the terms of the Series D preferred stock or the exercise of the subscription rights. In general, under applicable federal income tax rules, an “ownership change” is considered to have occurred if the percentage of the value of our stock owned by our “5% shareholders” increased by more than 50 percentage points over the lowest percentage of the value of our stock owned by such shareholders over the preceding three-year period.

Due to the fact that a full valuation allowance has been provided for the net deferred tax asset relating to our net operating losses, we have never analyzed whether events such as the issuance of Series E preferred stock upon conversion of the 10% notes, the amendment to the terms of the Series D preferred stock or the exercise of the subscription rights in the rights offering caused us to undergo an ownership change for federal income tax purposes.

If such an ownership change were considered to have occurred, our use of our pre-change net operating losses would generally be limited annually to the product of the long-term tax-exempt rate as of the time the ownership change occurred and the value of our company immediately before the ownership change. (The long-term tax-exempt rate as of December 2006 was 4.90%.) This could increase our federal income tax liability if we generate taxable income in the future. There can be no assurance that the Internal Revenue Service would not be able to successfully assert that we have undergone one or more ownership changes in the preceding three-year period.

Changes in accounting rules for employee stock options could significantly impact our financial results.

Accounting policies affecting many aspects of our business, including rules relating to employee stock option grants, have recently been revised or are under review. The Financial Accounting Standards Board (FASB) and other agencies have finalized changes to U.S. generally accepted accounting principles (U.S. GAAP) that require us to record a charge to earnings for employee stock option grants and other equity incentives. We may have significant and ongoing accounting charges resulting from option grant and other equity incentive expensing that could significantly harm our net results. In addition, since we historically have used equity-related compensation as a component of our total employee compensation program, the accounting change could make the use of equity-related compensation less attractive to us and therefore make it more difficult to attract and retain employees.

Our stock price has demonstrated volatility and overall declines during recent quarters and continued volatility in the stock market may cause further fluctuations and/or decline in our stock price.

The trading price of our common stock has been and may continue to experience volatility, wide fluctuations and declines. For example, during the fourth quarter of 2006, the closing sale prices of our common stock on the OTC Bulletin Board ranged from $0.18 per share on October 17, 2006 to $0.11 per share on December 26, 2006. Our stock price may further decline or fluctuate in response to any number of factors and events, such as a reduction in the liquidity of our common stock as a result of moving from the Nasdaq Global Market to the OTC Bulletin Board, announcements related to technological innovations, intense regulatory scrutiny and new corporate and securities and other legislation, strategic and sales relationships, new product and service offerings by us or our competitors, litigation outcomes, changes in senior management, changes in financial estimates and recommendations of securities analysts, the operating and stock price performance of other companies that investors may deem comparable, news reports relating to trends in our markets and the market for our stock, media interest in accounting scandals and corporate governance questions, overall market conditions and domestic and international economic factors unrelated to our performance. In addition, the stock market in general, particularly with respect to technology stocks, has experienced extreme volatility and a significant cumulative decline in recent quarters. This volatility and decline has affected many companies, including our company, irrespective of the specific operating performance of such companies. These broad market influences and fluctuations may adversely affect the price of our stock, regardless of our operating performance or other factors.

A decline in our stock price could result in securities class action litigation against us that could divert management’s attention and harm our business.

We have been in the past and may in the future be subject to shareholder lawsuits, including securities class action lawsuits. In the past, securities class action litigation has often been brought against a company after periods of volatility in the market price of securities. In the future, we may be a target of similar litigation. Securities litigation could result in substantial costs and divert our management’s attention and resources, which in turn could harm our ability to execute our business plan.

Our articles of incorporation and bylaws contain provisions that could delay or prevent a change in control.

Our articles of incorporation and bylaws contain provisions that could delay or prevent a change in control of our company. These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. Some of these provisions:

•

authorize the issuance of preferred stock that can be created and issued by our board of directors without prior shareholder approval, commonly referred to as “blank check” preferred stock, with rights senior to those of our common stock;

•	prohibit shareholder action by written consent; and

•	establish advance notice requirements for submitting nominations for election to our board of directors and for proposing matters that can be acted upon by shareholders at a meeting.

In March 2001, we adopted a shareholder rights plan or “poison pill.” This plan could cause the acquisition of our company by a party not approved by our board of directors to be prohibitively expensive.

In addition, the General Atlantic Investors and the Cheung Kong Investors own a sufficient amount of our securities to be able to control the outcome of matters submitted to a vote of our shareholders, which could have the effect of discouraging or impeding an acquisition proposal.

Limitations of our director and officer liability insurance may cause us to use our capital resources, which could cause our financial results to decline or slow our growth.

Our current director and officer liability insurance may not be adequate for the liabilities and expenses potentially incurred in connection with future claims. To the extent liabilities, expenses or settlements exceed the limitations or are outside of the scope of coverage, our business and financial condition could materially decline. Under California law, in connection with our charter documents and indemnification agreements we entered into with our executive officers and directors, we must indemnify our current and former officers and directors to the fullest extent permitted by law. The indemnification covers any expenses and liabilities reasonably incurred in connection with the investigation, defense, settlement or appeal of legal proceedings.

ITEM 1B. UNRESOLVED STAFF COMMENTS

None.

ITEM 2. PROPERTIES

The following table sets forth the materially important facilities that we currently lease:

Location	Square feet	Lease term	Lease expiration	Option to renew	Primary use
San Francisco, California	6,965	5 years	June 28, 2008	No	Corporate headquarters: selling, marketing, research and development, operations and general and administrative

Toronto, Canada	9,789	5 years	June 30, 2012	No	Marketing, research and development and operations

Dublin, Ireland	23,995	15 years	July 4, 2014	No	Selling, marketing, research and development, general and administrative

Turin, Italy	5,382	6 years	October 1, 2007	No	Selling, marketing and general and administrative

In addition to the facilities listed above, we also lease other facilities in the United States and Europe. In the United States, we lease other facilities in the states of California, Georgia and Washington D.C., which are used primarily for selling, marketing and general and administrative purposes. In Europe, we lease other facilities in Britain, France, Germany, Italy, Spain and Sweden, which are used primarily for selling, marketing, research and development and general and administrative purposes. We believe that these facilities are adequate to meet our business requirements for the near-term and that additional space will be available on commercially reasonable terms, if required.

ITEM 3. LEGAL PROCEEDINGS

From time to time, we have been subject to litigation including the pending litigation described below. Our current estimated range of liability related to some of the pending litigation below is based on claims for which we can estimate the amount and range of loss. Because of the uncertainties related to both the amount and range of loss on the remaining pending litigation, we are unable to make a reasonable estimate of the liability that could result from an unfavorable outcome. As additional information becomes available, we will assess our potential liability and revise our estimates. Pending or future litigation could be costly, could cause the diversion of management’s attention and could upon resolution, have a material adverse effect on our business, results of operations, financial condition and cash flow. Moreover, the results of complex legal proceedings are difficult to predict. Other than as described below, we are not a party to any other material legal proceedings.

Action in the Superior Court of San Diego. In April 2006, we were added as a named defendant in a lawsuit previously filed by a former shareholder of Extricity, Inc. against current and former officers and directors of Peregrine Systems, Inc., Peregrine’s former accountants, some of Peregrine’s customers, including us and various other unnamed defendants. In February 2007, the plaintiff filed a third amended complaint, which for the first time contains certain allegations and claims raised against us. The complaint alleges that certain of the named defendants including us, as Peregrine’s customers, engaged in fraudulent transactions with Peregrine that were not accounted for by Peregrine in conformity with U.S. GAAP and that this substantially inflated the value of Peregrine securities issued as consideration in Extricity’s merger with Peregrine. We believe the allegations continue to be without merit. We are in the process of demurring to all claims and intend to defend ourselves vigorously. We have not recorded a liability against this claim as of December 31, 2006.

Securities Class Action in Southern District of New York. Beginning in July 2001, a number of securities class action complaints were filed against us, and certain of our former officers and directors and underwriters connected with our initial public offering (IPO) of common stock in the U.S. District Court for the Southern District of New York (In re Initial Public Offering Sec. Litig.). The purported class action complaints were filed by individuals who allege that they purchased our common stock at the initial and secondary public offerings between March 29, 1999 and December 6, 2000. The complaints allege generally that the prospectus under which such securities were sold contained false and misleading statements with respect to discounts and excess commissions received by the underwriters as well as allegations of “laddering” whereby underwriters required their customers to purchase additional shares in the aftermarket in exchange for an allocation of IPO shares. The complaints seek an unspecified amount in damages on behalf of persons who purchased our common stock during the specified period. Similar complaints have been filed against 55 underwriters and more than 300 other companies and other individuals. The over 1,000 complaints have been consolidated into a single action. We have reached an agreement in principle with the plaintiffs to resolve the cases. The proposed settlement involves no monetary payment by us and no admission of liability. The settlement has been preliminarily approved by the Court. However, the settlement is subject to final approval by the Court which has not yet occurred. We have not recorded a liability against this claim as of December 31, 2006.

Cable & Wireless Liquidating Trust. In December 2005, we were named in a complaint for avoidance and recovery of preferential transfers filed by Cable & Wireless Liquidating Trust, or the Trust, in respect of the Trust’s claim that Cable & Wireless, USA, Inc. made a preferential payment to the Company of approximately $1.1 million within the 90-day preference period before Cable & Wireless filed for bankruptcy protection. We settled this claim in October 2006, recorded an expense of $0.3 million and paid the amount to the Trust.

The uncertainty associated with these and other unresolved or threatened lawsuits could seriously harm our business and financial condition. In particular, the lawsuits or the lingering effects of previous lawsuits and the now completed SEC investigation could harm relationships with existing customers and our ability to obtain new customers and partners. The continued defense of lawsuits could also result in the diversion of management’s time and attention away from business operations, which could harm our business. Negative developments with respect to the settlements or the lawsuits could cause the price of our common stock to further decline significantly. In addition, although we are unable to determine the amount, if any, that we may be required to pay in connection with the resolution of these lawsuits, and although we maintain adequate and customary insurance, the size of any such payments could seriously harm our financial condition.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On December 13, 2006, we held our Annual Meeting of Shareholders to vote upon the following proposals:

(1) Elect six directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified; and

(2) Ratify the audit committee’s appointment of Burr, Pilger & Mayer LLP as our independent registered public accounting firm for the 2006 fiscal year.

Each of the proposals listed above passed with the following votes as set forth in the tables below:

		Common stock		Series D preferred stock		Series E preferred stock
		For	Withheld	For	Withheld	For	Withheld
Proposal (1)	Mark J. Ferrer	25,990,707	87,484	14,171,049	—	30,177,804	4,136
	Mario Bobba	25,904,194	173,997	14,171,049	—	30,177,804	4,136
	Edmond Ip Tak Chuen	25,899,320	178,871	14,171,049	—	30,177,723	4,217
	Ross M. Dove	25,897,530	180,661	14,171,049	—	30,177,723	4,217
	Frost R.R. Prioleau	25,898,323	179,868	14,171,049	—	30,177,723	4,217
	Michael J. Shannahan	25,898,920	179,271	14,171,049	—	30,177,804	4,136

Mr. Tom Tinsley’s term as a director continued after the meeting as the designee of the Series D preferred stock.

		For	Against	Abstain
Proposal (2)	Common stock	25,903,799	153,089	21,303
	Series D preferred stock	14,171,049	—	—
	Series E preferred stock	30,165,840	16,000	100

There were no broker non-votes for any of the proposals.

PART II

ITEM 5. MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

Our common stock was traded on the Nasdaq Global Market under the symbol “CPTH” from March 1999 to November 2005. Since November 2005, our common stock has been traded on the OTC Bulletin Board under the symbol “CPTH.” For the periods indicated from the fiscal quarter ended March 31, 2005 to the fiscal quarter ended September 30, 2005, the following table presents the high and low sale price per share of our common stock as reported on the Nasdaq Global Market. For the fiscal quarter ended December 31, 2005, the following presents the high and law sale price per share of our common stock as reported on the Nasdaq Global Market or the OTC Bulletin Board, as appropriate. For the quarterly periods indicated in the year ended December 31, 2006, the following table presents the high and low sale price per share of our common stock as reported on the OTC Bulletin Board.

	Fiscal year 2005		Fiscal year 2006
	High	Low	High	Low
First fiscal quarter ended March 31	$1.85	$0.64	$0.39	$0.15
Second fiscal quarter ended June 30	0.80	0.39	0.34	0.19
Third fiscal quarter ended September 30	0.65	0.30	0.21	0.12
Fourth fiscal quarter ended December 31	0.57	0.27	0.18	0.11

Holders

We have only one class of common stock and as of March 1, 2007, there were approximately 1,107 holders of record of our common stock. Most shares of our common stock are held by brokers and other institutions on behalf of our shareholders.

Dividend Policy

We have never declared or paid any dividends on our common stock nor do we anticipate paying any cash dividends in the foreseeable future. We currently intend to retain future earnings, if any, to finance the operations and any expansion of our business. Currently, the affirmative vote of the holders of a majority of the outstanding Series D preferred stock and holders of a majority of the outstanding Series E preferred stock shall be a prerequisite for the payment of dividends on our common stock. In addition, we are required to pay all accrued and unpaid dividends of our Series D preferred stock and Series E preferred stock before declaring or paying dividends on our common stock. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will depend upon our financial condition, operating results, capital requirements and other factors our Board of Directors deems relevant.

Sales of Unregistered Securities and Purchases of Equity Securities

During the three months and year ended December 31, 2006, we did not sell any equity securities that were not registered under the Securities Act nor did we repurchase any of our equity securities.

Stock Price Performance Graph

The graph below compares the cumulative total shareholder return of our Common Stock with the cumulative total return on the Nasdaq Composite Index and the S&P Internet Software & Services Index. The period shown commences on December 31, 2000 and ends on December 31, 2006, the end of our last fiscal year. The graph assumes an investment of $100 on December 31, 2000, and the reinvestment of any dividends. The interim investment points show the value of $100 invested on December 31, 2000 as of the end of each year between 2001 and 2006.

The information presented above in the stock performance graph shall not be deemed to be “soliciting material” or to be “filed” with the Commission or subject to Regulation 14A or 14C, except to the extent that we subsequently specifically request that such information be treated as soliciting material or specifically incorporate it by reference into a filing under the Securities Act or Exchange Act.

ITEM 6. SELECTED CONSOLIDATED FINANCIAL DATA

The selected consolidated statement of operations data during the five fiscal years ended December 31, 2006, 2005, 2004, 2003 and 2002 and selected consolidated balance sheet data at December 31, 2006, 2005, 2004, 2003 and 2002 have been derived from our audited consolidated financial statements. The 2006, 2005 and 2004 consolidated statement of operations data and the 2006 and 2005 consolidated balance sheet data are derived from the audited consolidated financial statements presented herein. The data set forth below should be read in conjunction with the audited consolidated financial statements and notes thereto included elsewhere in this Annual Report on Form 10-K.

	Year ended December 31,
	2006	2005	2004	2003	2002
	(in thousands, except per share amount)
Consolidated statement of operations data:
Net revenues (a)	$46,430	$66,832	$71,072	$72,297	$87,133
Cost of net revenues	20,961	35,329	48,552	48,284	70,422

Gross profit	25,469	31,503	22,520	24,013	16,711
Operating expenses (b)	32,335	47,427	63,924	74,884	122,105

Operating loss	(6,866)	(15,924)	(41,404)	(50,871)	(105,394)
Interest and other income (expense) (c)	(3,233)	3,210	(9,481)	(10,406)	(11,538)

Loss before provision for income taxes	(10,099)	(12,714)	(50,885)	(61,277)	(116,932)
Provision for income taxes	(867)	(938)	(1,112)	(856)	(979)

Net loss	(10,966)	(13,652)	(51,997)	(62,133)	(117,911)
Dividends and accretion on redeemable preferred stock (d)	(14,117)	(18,730)	(14,565)	(12,446)	(13,904)

Net loss attributable to common shareholders	$(25,083)	$(32,382)	$(66,562)	$(74,579)	$(131,815)

Net loss per share attributable to common shareholders—basic and diluted	$(0.69)	$(1.01)	$(3.15)	$(3.73)	$(6.78)

Weighted average shares—basic and diluted	36,174	31,933	21,123	20,020	19,445

	December 31,
	2006	2005	2004	2003	2002
	(in thousands)
Consolidated balance sheet data:
Cash and cash equivalents (e)	$14,542	$18,707	$23,239	$18,984	$43,071
Working capital	(452)	4,644	2,683	1,876	19,961
Goodwill (f)	7,460	7,047	6,613	6,613	6,613
Total assets	38,003	45,424	69,199	67,725	104,006
Current liabilities	27,704	29,352	44,790	38,652	45,968
Notes payable (g)	22,396	18,493	5,565	38,360	38,360
Capital lease obligations, long-term	—	50	—	1,295	1,332
Redeemable preferred stock	134,406	120,293	122,377	30,411	14,210
Shareholders’ deficit (h)	(147,344)	(125,008)	(112,189)	(77,242)	(8,554)

(a)	Revenues decreased for the year ended December 31, 2006 from 2005 primarily as a result of the sale of the Hosted Assets (see Note 2—Sale of Hosted Assets in the Notes to Consolidated Financial Statements) and decreased license sales of our identity management and messaging software.
(b)

For the year ended December 31, 2006, operating expenses include a net $1.3 million charge related to costs incurred with strategic restructuring activities (see also Note 3—Strategic Restructuring in the Notes to Consolidated Financial Statements), stock-based expense of $0.7 million in connection with our adoption of Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004) (SFAS 123R), Share-Based Payment, which revised SFAS 123, Accounting for Stock-Based Compensation (see also Note 12—

Shareholders’ Equity (Deficit), Stock Based Compensation, in the Notes to Consolidated Financial Statements) and a gain on sale of assets of $3.2 million related to the sale of the Hosted Assets in January 2006 (see also Note 2—Sale of Hosted Assets, Gain on Sale of Assets, in the Notes to Consolidated Financial Statements).

For the year ended December 31, 2005, operating expenses include a net $2.2 million charge related to costs incurred with strategic restructuring activities, primarily related to $1.3 million lease termination payment (see also Note 3—Strategic Restructuring in the Notes to Consolidated Financial Statements) and stock-based expense of $0.9 million related to amortization of restricted stock grants (see also Note 12—Shareholders’ Equity (Deficit), Stock Based Compensation, in the Notes to Consolidated Financial Statements).

For the year ended December 31, 2004, operating expenses include a net $3.4 million charge related to costs incurred with strategic restructuring activities, stock-based expenses of $1.8 million primarily related to the severance agreement with our former chief executive officer and a $2.0 million charge to fully reserve a note receivable with a former officer that we have deemed uncollectible. The restructuring charge was partially offset by the reversal of $2.3 million in restructuring expenses recorded in the year ended December 31, 2001 related to the anticipated disposition of certain capital assets.

For the year ended December 31, 2003, operating expenses include a net $8.1 million charge related to costs incurred in connection with strategic restructuring activities. This charge was partially offset by the reversal of $1.2 million in restructuring expenses recorded in the years ended December 31, 2001 and 2002 because it was determined that these amounts would not be paid in the future (see also Note 3—Strategic Restructuring in the Notes to Consolidated Financial Statements). Additionally, operating expenses include a charge for the settlement of litigation totaling $5.1 million.

For the year ended December 31, 2002, operating expenses include a $3.2 million charge related to costs incurred in connection with strategic restructuring activities.

(c)	For the year ended December 31, 2005, interest and other income (expense) include $0.5 million gain for final release of escrow fund related to the acquisition of The docSpace Company (docSpace).

For the year ended December 31, 2004, interest and other income (expense) include a $12.8 million charge for loss on extinguishment of debt taken in connection with the conversion of approximately $32.8 million of convertible notes payable into 21.9 million shares of Series E preferred stock (see also Note 11— Redeemable Preferred Stock, Series E Redeemable Convertible Preferred Stock, in the Notes to Consolidated Financial Statements).

For the year ended December 31, 2003, interest and other income (expense) include a gain of $3.8 million related to the early release of escrow funds related to the acquisition of docSpace.

(d)	The accretion on redeemable preferred stock in the consolidated statement of operations data table represents the dividends accrued and accretion of the beneficial conversion feature related to the shares of Series D and Series E preferred stock issued and outstanding. In the year ended December 31, 2004 we issued approximately 55.9 million shares of Series E preferred stock in connection with the conversion of certain of our outstanding notes payable and the rights offering. During the years ended December 31, 2003 and 2001 we issued in aggregate, a total of approximately 4.2 million shares of Series D preferred stock in connection with certain financing activities and a litigation settlement (see also Note 11—Redeemable Preferred Stock in the Notes to Consolidated Financial Statements).

The redeemable preferred stock in the consolidated balance sheet data table represents the value of the outstanding Series D and E preferred stock at the years ended December 31, 2006, 2005, 2004, 2003 and 2002 (see also Note 11—Redeemable Preferred Stock in the Notes to Consolidated Financial Statements).

(e)	See the discussion of Liquidity and Capital resources in Part II, Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations.
(f)	See Note 6—Goodwill in the Notes to Consolidated Financial Statements.
(g)	The amounts at December 31, 2006 and 2005 are related to our outstanding 13.9% Notes (see also Note 8—Notes Payable, 13.9% Notes, in the Notes to Consolidated Financial Statements).

During 2005, the $5.6 million balance of the notes payable outstanding at December 31, 2004 was paid on maturity. During the year ended December 31, 2004, $32.8 million of convertible subordinated notes converted to shares of Series E preferred stock (see also Note 11—Redeemable Preferred Stock, Series E Redeemable Convertible Preferred Stock, in the Notes to Consolidated Financial Statements).

(h)	In connection with our adoption of Staff Accounting Bulletin (SAB) No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, in 2006 and electing to use the one-time transitional adjustment allowed under SAB 108, we made adjustments of $10.7 million to the beginning balance of our accumulated deficit as of January 1, 2006 (see also Note 1—The Company and Summary of Significant Accounting Policies, Adoption of Staff Accounting Bulletin 108, in the Notes to Consolidated Financial Statements). The effect of these adjustments on our prior year financial statements were not material.

ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Subsequent Event

In December 2004, we entered into a Note and Warrant Purchase Agreement pursuant to which we issued an aggregate of $18.0 million principal amount of 13.9% Notes. On March 5, 2007, we entered into the 13.9% Notes Amendment with the holders of the 13.9% Notes whereby we agreed with the holders of the 13.9% Notes to extend the maturity date of all of the 13.9% Notes from December 30, 2007 to June 30, 2008. A copy of the Notes Amendment was filed with the United States Securities and Exchange Commission in a current report on Form 8-K on March 9, 2007. The remaining provisions of the 13.9% Notes remain in full force and effect unchanged. The terms of the 13.9% Notes and a form of such notes were originally disclosed in our current report on Form 8-K filed on January 3, 2005.

Overview

We deliver software and services that enable the rapid deployment of highly scalable value-added solutions for messaging and identity management. Our messaging and identity management solutions help organizations expand the range of digital communications services they provide while helping to reduce overall costs. Our messaging solutions, which were available in 2005 and prior years both as licensed software and as hosted services, provide integrated access to a broad range of communication and collaboration applications from wireless devices, web browsers, desktop clients, and voice systems. In January 2006, we sold the assets related to our hosted messaging business to Tucows and do not intend to directly offer hosted messaging services, other than our usenet newsgroup services, in the future. Our identity management solutions are designed to reduce burdens on helpdesks, simplify the deployment of key security infrastructure, enable compliance with new regulatory mandates, and help reduce the cost and effort of deploying applications and services to distributed organizations, mobile users, suppliers, and customers.

The target markets for our messaging and identity management solutions include wireless carriers and telecommunications providers, broadband companies and service providers, government and postal agencies and enterprises. We generate most of our revenues from telecommunications providers and from large enterprises. We believe wireless carriers, Internet service providers, or ISPs, and fixed-line service providers purchase our products and services primarily to offer new services to their subscribers. While they may also purchase our products and services to lower their cost of operating existing services or infrastructure, their spending is often tied to the level of investment they are willing to make on new revenue-generating services. Large enterprises typically buy our products and services to reduce their costs of operations particularly for handling distributed workforces or consolidations of multiple organizations, improve the security of their infrastructure, facilitate compliance with new regulatory mandates, and to enable new applications to be deployed for their employees or users.

We generate revenues from four primary sources:

Software license sales. Our Memova® Messaging applications are primarily sold as a perpetual license on a per-user basis, one for each person who might access the capabilities provided by the software. Revenue from our Memova® Anti-Abuse (anti-spam and anti-virus) application is generally recognized over a term of twelve months. Our Memova® Mobile applications, a newly released set of solutions, have recently been sold primarily as a perpetual license on a per-user basis, however, we also intend to license the Memova Mobile application on a subscription type basis. Our identity management software is usually sold as a perpetual license, on a per user basis, according to the number of data elements and different business systems being managed. We believe that revenue from our Memova applications, for example the Memova Mobile application that we launched in the first quarter of 2005, is an important source of future revenues and we have made significant investments in the development and enhancements of such applications; however, revenues from Memova Mobile have to date, been immaterial.

Hosted messaging services. For the hosted messaging services we offered prior to our sale of the Hosted Assets, customers paid initial setup fees and regular monthly, quarterly or annual subscriptions for the services they wanted to be able to access. In connection with the sale of the Hosted Assets to Tucows in January 2006, we sold our hosted email, calendar and reserve solutions and as a result hosted revenues going forward will only be comprised of our usenet newsgroup service.

Professional services. We offer a range of different services designed to help our customers make more effective use of our products and services. Our licensed messaging and identity management software often require integration with customers’ existing infrastructure or customization to provide special features or capabilities. In addition, our consultants offer expertise and experience in designing and delivering new services that our customers can use to supplement their own resources.

Maintenance and support services. We offer a variety of software support and maintenance plans that enable customers of our licensed software to receive expedited technical support and access to new releases of our software. Most customers initially subscribe to these services when purchasing our software and then renew their subscriptions on a regular basis.

We believe that wireless carriers and telecommunication providers are increasingly seeking to offer more differentiated services and diversify into new markets. In addition, enterprises and government agencies are faced with similar needs to deliver a broader range of information services while reducing the costs of operating such services and ensuring that privacy and security are maintained. We believe this provides a growth opportunity for the messaging and directory infrastructure market. However, the growth of this market and our business is also faced with many challenges, including the emerging nature of the market, the demand for licensed solutions for messaging and identity management products and outsourced messaging services, rapid technological change and competition.

Restructuring Initiatives

We have operated at a loss since our inception and as of December 31, 2006, we had an accumulated deficit of approximately $2.3 billion, which includes a $1.3 billion charge for impairment of goodwill and other long-lived assets that we recorded in fiscal year 2000. We have undertaken numerous restructuring initiatives in an effort to align our operating structure not only to the business and economic environments through which we have operated but also in response to our changing business in an effort to generate net income. Our restructuring activities in 2006, 2005 and 2004 were as follows:

•

During 2006, we recorded restructure charges totaling $1.3 million, of which, $0.3 million in connection with the sale of the Hosted Assets, $0.6 million related to the reorganization of our sales force, $0.2 million related to the transitioning of our U.S. based accounting operations to Dublin, Ireland and $0.2 million related to certain facility consolidation costs. These restructure charges are primarily related to facility consolidation costs and employee severance benefits.

•

During 2005, we recorded restructuring charges totaling $2.2 million, of which, $1.3 million was related to the relocation of our headquarters facility and the balance related to consolidation of data centers and the elimination of certain employee positions.

•

During 2004, we recorded restructuring charges totaling $3.6 million primarily related to the reduction of fixed costs through the restructuring of contracts, consolidation of certain activities to offices in Toronto, Canada and Dublin, Ireland from higher cost areas such as the San Francisco Bay Area, the elimination of approximately 20% of our workforce and the reduced use of third-party contractors. Included in the $3.6 million charge is a credit of approximately $2.3 million related to the adjustment of a restructure charge accrued in 2001 for the disposal of certain capital assets.

In addition to these formal restructuring initiatives, we have sought to aggressively manage our cost structure, identifying incremental savings where possible. We intend to continue to aggressively manage our expenses while maintaining strong service levels to our customers.

Critical Accounting Policies

The following discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities at the date of our financial statements. Actual results may differ from these estimates under different assumptions or conditions. We believe our most critical accounting policies and estimates include:

Revenue recognition. Our revenues are derived from four primary sources: software license sales, hosted messaging services, professional services and maintenance and support services. Revenues are recognized once the related products or services have been delivered and collection of the associated fees is considered probable.

•

Software license revenues are generated from the sale of our messaging and identity management products as well as the resale of third-party software under perpetual and term licenses. Software license revenues are recognized when persuasive evidence of an arrangement exists, delivery of the licensed software to the customer has occurred and the collection of a fixed or determinable license fee is considered probable. We generally recognize license revenue from the sale of perpetual licenses upfront after the preceding criteria have been met while we recognize license revenue from the sale of term licenses ratably over the term of such licenses. Our revenue recognition policies require that revenues recognized from software arrangements be allocated to each undelivered element of the arrangement based on the fair values of the elements, such as post contract customer support, installation, training or other services.

•

We also sell our license software products through resellers. Revenues from reseller agreements may include a nonrefundable, advance royalty which is payable upon the signing of the contract and license fees based on the contracted value of our products purchased by the reseller. Additionally, revenues from reseller agreements may include nonrefundable fees related to software license products and related services for an identified customer of the reseller. Guaranteed license fees from resellers, where no right of return exists, are recognized when persuasive evidence of an arrangement exists, delivery of the licensed software has occurred and the collection of a fixed or determinable license fee is considered probable. Non-guaranteed per-copy license fees from resellers are initially deferred and are recognized when they are reported as sold to end-users by the reseller.

•

Hosted messaging revenues are generated from fees for hosting services we offer related to our usenet newsgroup service. These are primarily based upon monthly contractual per unit rates for the services involved, which are recognized on a monthly basis over the term of the contract normally beginning with the month in which service delivery starts.

•

Professional service revenues are generated from fees primarily related to training, installation and configuration services associated with implementing and maintaining our license software products for our customers. Professional service revenues are recognized in the period in which the services are performed.

•

Maintenance and support service revenues are generated from fees for post-contract customer support agreements associated primarily with our software license products. Maintenance services typically include rights to future update and upgrade product releases and dial-up phone services and the associated fees are typically paid up-front by the customer, deferred and recognized ratably over the term of the support contract, which is generally one year.

We also enter into arrangements that include multiple products and services where the services are deemed essential to the functionality of a delivered element, under such circumstances we normally recognize the entire arrangement fee using the percentage of completion method. Under this method, individual contract revenues are recorded based on the percentage relationship of the contract input hours incurred as compared to management’s estimate of the total input hours to complete the contract.

Estimating allowance for doubtful accounts and contingencies. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and contingencies at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. For this reason, actual results could differ from those estimates. Management must make estimates surrounding their ability to collect revenues and related accounts receivable. Management specifically analyzes accounts receivable, historical and current economic trends, previous bad debts, customer concentrations, credit worthiness of customers, and payment terms of customer accounts, when evaluating adequacy of the allowance for doubtful accounts.

Management estimates liabilities and contingencies at the end of each period. The current financial statement presentation reflects management’s best estimates of liabilities and pending litigation which are probable and where the amount and range of loss can be estimated. We record the minimum liability related to those claims where there is a range of loss. Because of the uncertainties related to the probability of loss and the amount and range of loss on the pending litigation, management may not be able to make an accurate estimate of the liability that could result from an unfavorable outcome. As additional information becomes available, we will continue to assess the potential exposure related to our pending litigation and update our estimates and related disclosures. Such future revisions in our estimates could materially impact our financial results.

Valuation and impairment of long-lived assets and identifiable intangible assets. Finite-lived intangible assets are presented at cost, net of accumulated amortization. Amortization is calculated using the straight-line method over estimated useful lives of the assets, which has historically been between 3 and 5 years. We will record an impairment charge on finite-lived intangibles or long-lived assets when we determine that the carrying value of intangibles and long-lived assets may not be recoverable. Factors considered important which could trigger impairment, include, but are not limited to:

•	significant under performance relative to expected historical or projected future operating results;

•	significant changes in the manner of our use of the acquired assets or the strategy for our overall business;

•	significant negative industry or economic trends;

•	significant decline in our stock price for a sustained period; and

•	our market capitalization relative to net book value.

Based upon the existence of one or more of the above indicators of impairment, we measure any impairment based on a projected discounted cash flow method using a discount rate determined by our management to be commensurate with the risk inherent in our current business model.

Stock-based compensation. Effective January 1, 2006, we adopted SFAS 123R. SFAS 123R requires all share-based payment transactions with employees, including grants of employee stock options, to be recognized as compensation expense over the requisite service period based on their relative fair values. SFAS 123R is a new and very complex accounting standard, the application of which requires significant judgment and the use of estimates, particularly surrounding Black-Scholes assumptions such as stock price volatility and expected option lives, as well as expected option forfeiture rates, to value equity-based compensation. There is little experience or guidance available with respect to developing these assumptions and models. There is also uncertainty as to how the standard will be interpreted and applied as more companies adopt the standard and companies and their advisors gain experience with the standard. SFAS 123R requires the recognition of the fair value of stock compensation in net income. Prior to the adoption of SFAS 123R, stock-based compensation expense related to employee stock options was not recognized in the statement of operations. There was no cumulative effect of adoption. See also Note 12—Shareholders’ Equity (Deficit), Stock Based Compensation, in the Notes to the Consolidated Financial Statements for further discussion and analysis with respect to impact the adoption of SFAS 123R had on our financial statements.

Liquidity and Capital Resources

We have focused on capital financing initiatives in order to maintain current and planned operations. We have operated at a loss since inception and our history of losses from operations and cash flow deficits, in combination with our cash balances, raise concerns about our ability to fund our operations. Our primary sources of capital have come from both debt and equity financings that we have completed over the past several years and the sale of the Hosted Assets in January 2006. In 2003 and 2004, we secured additional funds through several rounds of financing that involved the sale of senior secured convertible notes all of which converted into Series E preferred stock in 2004. In the third quarter of 2004, we completed a rights offering, and, in the fourth quarter of 2004, we secured and drew $11.0 million from an $18.0 million round of 13.9% debt financing and in March 2005, we drew down the remaining $7.0 million. We are not required to make any payments of principal or interest under this $18.0 million debt financing until maturity in June 2008, at which time all principal and interest will become due. In January 2006, we sold our Hosted Assets for $6.3 million, and in September 2006 and December 2006, we received from amounts held in escrow $1.0 million and $0.1 million, respectively, in connection with the satisfaction of certain post-closing conditions related to the sale. Additionally, in January 2007, we received $0.1 million, the last of the amounts held in escrow as all post-closing conditions related to the sale of the Hosted Assets had been satisfied.

If we are unable to increase our revenues or if we are unable to reduce the amount of cash used by our operating activities during 2007 and into 2008, we may be required to undertake additional restructuring alternatives, sell certain operating assets or seek additional debt financing. In June 2008, we will be required to repay the outstanding amount of principal and interest on our 13.9% Notes. As of December 31, 2006, the outstanding principal and interest on these notes was $23.4 million. In July 2008, we may also be required to redeem our outstanding shares of our Series D and Series E preferred stock to the extent the payment of cash to redeem shares is permitted by applicable law at that time. If no holders of our Series D and Series E preferred stock elect to convert their shares of preferred stock into common stock before the redemption date, we could be required to pay an aggregate of $162.5 million in July 2008 if allowed by applicable law. However, our ability to incur additional indebtedness is subject to certain limitations as discussed in the section below captioned “Ability to incur additional indebtedness” and we do not believe equity financing on terms reasonably acceptable to us is currently available. Additionally, our common stock now trades in the over-the-counter market on the OTC Bulletin Board owned by the Nasdaq Stock Market, Inc., which was established for securities that do not meet the listing requirements of the Nasdaq Global Market or the Nasdaq Capital Market. The OTC Bulletin Board is generally considered less efficient than the Nasdaq Global Market. Consequently, selling our common stock is likely more difficult because of diminished liquidity in smaller quantities of shares likely being bought and sold, transactions could be delayed, and securities analysts’ and news media coverage of us may be further reduced. We believe our listing on the OTC Bulletin Board, or further declines in our stock price, may greatly impair our ability to raise additional capital, should it be necessary, through equity or debt financing.

The following table sets forth our net losses attributable to common shareholders and the cash used by our operating activities for the periods indicated:

	Year ended December 31,
		Year over year change			Year over year change
	2006	$	%	2005	$	%	2004
	(in thousands)
Net loss attributable to common shareholders	$(25,083)	$7,299	-23%	$(32,382)	$34,180	-51%	$(66,562)
Net cash used by operating activities	$(8,483)	$(2,983)	54%	$(5,500)	$26,827	-83%	$(32,327)

Our principal sources of liquidity include our cash and cash equivalents. As of December 31, 2006, we had cash and cash equivalents available for operations totaling $14.5 million, of which $8.8 million was located in accounts outside the United States and which is not readily available for our domestic operations however, we have developed a cash repatriation program which has made access to our foreign cash more efficient. Accordingly, at December 31, 2006 our readily available cash resources in the United States were $5.7 million. Additionally, as of December 31, 2006, we had cash collateralized letters of credit totaling approximately $0.2 million which is recorded as restricted cash on our balance sheet and is not readily available for our operations.

Based on our financing activities, continued restructuring activities and management’s projections as to our operating results, we believe that we have sufficient cash to meet our cash operating requirements for the next 12 months as well as the on-going investments in capital equipment to support our research and development efforts and usenet newsgroup operations. We believe these projections are reasonable; however, these projections are subject to risks and uncertainties, some of which are beyond our control, such as the amount of revenues that will be generated. As a result, actual results could differ materially from such projections. In addition, as we approach the June 2008 maturity of the 13.9% Notes, we anticipate that we will need to restructure our debt or seek additional financing in order to pay the 13.9% Notes upon maturity. We also anticipate that we may need to restructure our outstanding preferred stock in order to delay the redemption of these preferred shares. However, any restructuring alternative that we may agree to may not be on terms that are reasonably acceptable to us. We have no present understandings, commitments or agreements for any material acquisitions of, or investments in, other complementary businesses, products or technologies. We continually evaluate potential acquisitions of, or investments in, other businesses, products and technologies, and may in the future utilize our cash resources or may require additional equity or debt financing to accomplish any acquisitions or investments. These alternatives could increase liquidity through the infusion of investment capital by third-party investors or decrease liquidity as a result of our seeking to fund expansion into these markets. Such expansions might also cause an increase in capital expenditures and operating expenses. For the long-term, we believe future improvements in our operating activities will be necessary to provide the liquidity and capital resources sufficient to support our business.

Cash and cash equivalents

The following table sets forth our cash and cash equivalents balances as of the dates indicated:

	December 31,		Year over year change
	2006	2005	$	%
	(in thousands)
Cash and cash equivalents	$14,542	$18,707	$(4,165)	-22%

Total cash and cash equivalents decreased during the year ended December 31, 2006 primarily as a result of the cash used by our operating activities partially offset by cash provided by our investing activities, primarily generated by the sale of the Hosted Assets, as well as the beneficial effect of foreign exchange rates as set forth in the table below (in thousands):

Beginning balance at December 31, 2005	$18,707
Net cash used by operating activities	(8,483)
Net cash provided by investing activities	3,854
Net cash used by financing activities	(65)

Net decrease in cash and cash equivalents	(4,694)
Effect of exchange rates on cash and cash equivalents	529

Ending balance at December 31, 2006	$14,542

Net cash used by operating activities. Our operating activities used cash during the year ended December 31, 2006. This cash was used to support our net loss of $11.0 million which, when adjusted for non-cash items such as: depreciation and amortization of $2.3 million, a $0.9 million gain due to the decrease in the fair value of embedded derivative liabilities, amortization of stock-based expenses of $0.7 million as well as the gain on the sale of the Hosted Assets of $3.2 million and accrued interest and accretion on our 13.9% Notes of $3.9 million; totaled $8.3 million. Additionally, cash was used by our operating activities in connection with a $0.2 million net change in assets and liabilities. This change is primarily related to a $2.1 million decrease in other liabilities, a $0.4 million increase in accounts receivable and a $0.2 million decrease in deferred revenue partially offset by a $1.3 million increase in accounts payable, a $0.8 million decrease in prepaid expenses and other assets and a $0.5 million increase in accrued compensation and benefits.

Our primary source of operating cash flow is the collection of accounts receivable from our customers and the timing of payments to our vendors and service providers. We measure the effectiveness of our collections efforts by an analysis of the average number of days our accounts receivable are outstanding, or DSOs. The following table sets forth our accounts receivable balances and DSOs as of the dates indicated:

	December 31,		Year over year change
	2006	2005	$	%
	(dollars in thousands; DSOs in days)
Accounts receivable, net	$10,283	$10,096	$187	2%
DSOs	74	60	14	23%

Accounts receivable balances and days sales outstanding (DSOs) increased from December 31, 2005 primarily due to the greater proportion of revenues being generated by European customers during the three months ended December 31, 2006 as compared to the same period in the prior year which, while within the norms in such region, typically have longer payment terms than do our customers in the United States as well as poor collection performance.

A number of non-cash items, such as: depreciation and amortization, stock-based expenses, deferred interest on debt and certain restructuring charges have been charged to expense and impacted our net results during the years ended December 31, 2006 and 2005. To the extent these non-cash items increase or decrease in amount and increase or decrease our future operating results, there will be no corresponding impact on our cash flows. Our operating cash flows will be impacted in the future based on our operating results, our ability to collect our accounts receivable on a timely basis, and the timing of payments to our vendors for accounts payable.

We face restrictions on our ability to use cash held outside of the United States for purposes other than the operation of each of our respective foreign subsidiaries that hold that cash. For example, our ability to use cash held in a given European subsidiary for any reason other than the operation of this subsidiary may result in certain tax liabilities and may be subject to local laws that could prevent the transfer of cash from Europe to any other foreign or domestic account. Additionally, we are exposed to foreign currency exchange rate risk inherent in our sales commitments, anticipated sales, contracts with vendors, and working capital, as a significant portion or our worldwide operations have a functional currency other than the United States dollar. The impact of future exchange rate fluctuations cannot be predicted adequately. To date, we have not sought to hedge the risks associated with fluctuations in exchange rates.

Revenue generated from the sale of our products and services may not increase to a level that exceeds our expenses or could fluctuate significantly as a result of changes in customer demand or acceptance of future products. Although we expect to continue to review our operating expenses, if we are not successful in achieving cost reductions or generating sufficient revenues, our cash flow from operations will continue to be negatively impacted.

Net cash provided by investing activities. Our investing activities provided $3.9 million of cash during the year ended December 31, 2006 primarily as a result of the proceeds from the sale of the Hosted Assets. The cash provided from the sale of the Hosted Assets was partially offset by purchases of equipment totaling $1.9 million primarily used to support our remaining hosted usenet newsgroup service infrastructure and research and development efforts. We believe we will be required to continue to make investments in capital equipment during 2007 and in 2008 and we expect to fund these purchases through the use of our available cash resources. We do not believe leasing arrangements on terms we find reasonably acceptable are currently available.

Ability to incur additional indebtedness

Subject to limited exceptions, we must seek the consent of our preferred shareholders and debt holders in order to incur any additional indebtedness.

Contractual Obligations and Commitments

The table below sets forth our significant cash obligations and commitments as of December 31, 2006.

	Year ended December 31,
	Total	2007	2008	2009	2010	2011	Thereafter
	(in thousands)
Redeemable preferred stock (a)	$162,509	$—	$162,509	$—	$—	$—	$—
13.9% Notes (b)	28,674	—	28,674	—	—	—	—
Operating lease obligations	8,534	2,206	1,543	1,111	1,051	1,049	1,574
Capital lease obligations	13	13	—	—	—	—	—
Other purchase obligations ( c)	5,262	3,775	1,487	—	—	—	—

	$204,991	$5,993	$194,213	$1,111	$1,051	$1,049	$1,574

(a)	Includes dividends totaling $10.0 million (see also Note 11—Redeemable Preferred Stock in the Notes to Consolidated Financial Statements) due in July 2008.
(b)	Includes interest totaling $10.7 million due in June 2008.
(c)	Represents certain contractual obligations related to royalty obligations incurred in connection with sales of third-party software products, the future purchase of maintenance related to hardware and software products being utilized within engineering and usenet newsgroup operations, the management of data center operations and network infrastructure storage for our usenet newsgroup operations and the use of third-party developers.

Results of Operations

In view of the rapidly evolving nature of our business, prior acquisitions, organizational restructuring, and limited operating history, we believe that period over period comparisons of revenues and operating results, including gross profit margin and operating expenses as a percentage of total net revenues, are not meaningful and should not be relied upon as indications of future performance. We do not believe that our historical fluctuations in revenues, expenses, or personnel are indicative of future results.

The following table sets forth our results of operations for the fiscal years ended December 31, 2006, 2005 and 2004.

	Year ended December 31,
	2006	Year over year change		2005	Year over year change		2004
		$	%		$	%
	(in thousands, except per share amounts)
NET REVENUES
Software licensing	$12,876	$(6,202)	-33%	$19,078	$(248)	-1%	$19,326
Hosted messaging	4,775	(10,423)	-69%	15,198	(2,644)	-15%	17,842
Professional services	10,539	(2,220)	-17%	12,759	(70)	-1%	12,829
Maintenance and support	18,240	(1,557)	-8%	19,797	(1,278)	-6%	21,075

Total net revenues	46,430	(20,402)	-31%	66,832	(4,240)	-6%	71,072
COST OF NET REVENUES
Software licensing	4,447	(396)	-8%	4,843	(620)	-11%	5,463
Hosted messaging	3,142	(11,953)	-79%	15,095	(10,337)	-41%	25,432
Professional services	8,156	(1,175)	-13%	9,331	(2,655)	-22%	11,986
Maintenance and support	5,216	(844)	-14%	6,060	564	10%	5,496
Restructuring and other expenses	—	—	0%	—	(175)	-100%	175

Total cost of net revenues	20,961	(14,368)	-41%	35,329	(13,223)	-27%	48,552

GROSS PROFIT	25,469	(6,034)	-19%	31,503	8,983	40%	22,520

OPERATING EXPENSES
Selling and marketing	12,515	(4,010)	-24%	16,525	(6,226)	-27%	22,751
Research and development	9,815	(5,436)	-36%	15,251	(5,759)	-27%	21,010
General and administrative	11,914	(1,539)	-11%	13,453	(3,306)	-20%	16,759
Restructuring and other expenses	1,278	(920)	-42%	2,198	(1,206)	-35%	3,404
Gain on sale of assets	(3,187)	(3,187)	0%	—	—	0%	—

Total operating expenses	32,335	(15,092)	-32%	47,427	(16,497)	-26%	63,924

OPERATING LOSS	(6,866)	9,058	-57%	(15,924)	25,480	-62%	(41,404)

Other income, net	421	(6,203)	-94%	6,624	(657)	-9%	7,281
Interest income	522	51	11%	471	66	16%	405
Interest expense	(4,176)	(291)	7%	(3,885)	499	-11%	(4,384)
Loss on extinguishment of debt	—	—	0%	—	12,783	-100%	(12,783)

Loss before provision for income taxes	(10,099)	2,615	-21%	(12,714)	38,171	-75%	(50,885)
Provision for income taxes	(867)	71	-8%	(938)	174	-16%	(1,112)

NET LOSS	(10,966)	2,686	-20%	(13,652)	38,345	-74%	(51,997)

Dividends and accretion on redeemable preferred stock	(14,117)	4,613	-25%	(18,730)	(4,165)	29%	(14,565)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(25,083)	$7,299	-23%	$(32,382)	$34,180	-51%	$(66,562)

Net loss per share attributable to common shareholders—basic and diluted	$(0.69)	$0.32	-32%	$(1.01)	$2.14	-68%	$(3.15)

Weighted average shares—basic and diluted	36,174	4,383	14%	31,933	10,810	51%	21,123

NET REVENUES

Total net revenues decreased in 2006 from 2005 as a result of the substantial decrease in revenues from hosted messaging services due to the sale of our Hosted Assets as well as decreased revenues from software licenses, professional services and maintenance and support services. Total net revenues decreased in 2005 from 2004 primarily as a result of decreased revenue from our hosted messaging solutions and maintenance and support services.

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Software licensing. Software license revenues decreased in 2006 from 2005 primarily due to fewer large licensing transactions of our identity management and messaging software platforms (each marketed as components of Memova Messaging). We closed two large transactions for our identity management software and one large transaction for our messaging software during 2005 with no similarly large transactions during 2006, and we had decreased license revenue from the third-party products we sell. These decreases were partially offset by increased revenue recognized from Memova Anti-Abuse as a result of sales made during 2005 and 2006. We recognize revenue from the sale of our Memova Anti-Abuse product is ratably over a twelve-month period. We introduced our Memova Anti-Abuse product during the first quarter of 2005.

Software license revenues decreased in 2005 from 2004 primarily due to decreased revenue from licenses of our messaging software platform offset by an increase in sales of our identity management software which is marketed as a component of our Memova Messaging offering as well as revenue recognized from sales of our Memova Anti-Abuse offering which we did not offer during 2004 or 2003.

During the years ended December 31, 2006 and 2005, we recognized an immaterial amount of revenue from the sale of Memova Mobile.

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Hosted messaging. Hosted messaging revenues decreased in 2006 from 2005 primarily due to the sale of our Hosted Assets in January 2006. The revenue reported as hosted messaging revenue during 2006 is related to our hosted usenet newsgroup service, Supernews, which we retained. We believe revenues from our Supernews service will remain approximately $1.2 million per quarter during 2007.

Hosted messaging revenues decreased in 2005 from 2004 primarily due to customers terminating or reducing their hosted messaging services with us as a result of new competitors entering the market for hosted email services with lower cost, lower functionality products that may be more suited to our customer’s needs or customers terminating the email service offerings they sell to their end users.

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Professional services. Professional services revenues decreased in 2006 from 2005 primarily as a result of a large engagement nearing completion with a customer in Sweden and the conclusion of an engagement with a customer in Switzerland as well as reduction in revenues from the repeat delivery of previously developed professional service solutions to our customers.

Professional services revenues decreased slightly in 2005 from 2004 primarily as a result of decreased revenue from smaller engagements around the world. However, this decrease was almost equally offset by increased revenue from one large engagement with a customer in Sweden, which accounted for approximately 14% of total professional services revenue in 2005, and increased revenues from the repeat delivery of previously developed professional service solutions to our customers.

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Maintenance and support. Maintenance and support revenues decreased in 2006 from 2005 primarily due to maintenance contracts that renewed at lower rates and the expiration of maintenance contracts in Europe that were not renewed.

Maintenance and support revenues decreased in 2005 from 2004 primarily due to late renewals in early 2004, which generated increased revenue in the first quarter of 2004, which did not recur in 2005 and certain customers either not renewing maintenance or renewing at lower rates partially offset by new maintenance revenue associated with new license contracts.

The following table sets forth our total revenues by region for the fiscal years ended December 31, 2006, 2005 and 2004:

	Year ended December 31,
	2006	% of total	Year over year change		2005	% of total	Year over year change		2004	% of total
			$	%			$	%
	(in thousands)
North America	$10,610	23%	$(7,019)	-40%	$17,629	26%	$(3,488)	-17%	$21,117	30%
Europe	34,854	75%	(11,947)	-26%	46,801	70%	6	0%	46,795	66%
Latin America	267	1%	(884)	-77%	1,151	2%	(378)	-25%	1,529	2%
Asia Pacific	699	2%	(552)	-44%	1,251	2%	(380)	-23%	1,631	2%

Subtotal international	35,820	77%	(13,383)	-27%	49,203	74%	(752)	-2%	49,955	70%

	$46,430	100%	$(20,402)	-31%	$66,832	100%	$(4,240)	-6%	$71,072	100%

North American revenues decreased in total and as a proportion of total revenue in 2006 from 2005 primarily due to the sale of the Hosted Assets because the majority of our hosted messaging customers were located in North America. International revenues, although a greater portion of total revenue, decreased in total in 2006 from 2005 primarily due to decreased licensing of our messaging and identity management platforms, decreased professional services revenue as a result of decreased revenues from a customer in Sweden and Switzerland and decreased maintenance revenues primarily due to the expiration of maintenance contracts in Europe that were renewed at lower rates and maintenance contracts that were not renewed.

European revenues grew slightly in 2005 from 2004, and have increased as a proportion of our total revenues primarily due to lower revenues in North America. Revenues in North America decreased in total and as a proportion of our total revenue in 2005 from 2004 primarily due to decreased sales of hosted messaging services as a result of customers terminating or reducing their hosted messaging services as well as decreased maintenance and support revenues.

For the years ended December 31, 2006, 2005 and 2004, we did not have any customers which accounted for 10% of our total annual net revenues.

COST OF NET REVENUES AND GROSS MARGIN

Total cost of net revenues decreased in 2006 from 2005 primarily as a result of our sale of Hosted Assets as well as decreased costs from our software licensing, professional services and maintenance and support services.

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Software licensing. Software license cost of revenues currently consists primarily of third-party royalty costs. Software license costs of revenues decreased in 2006 from 2005 and in 2005 from 2004 primarily due to an increased proportion of revenue from our lower cost Memova Anti-Abuse products, which is replacing sales of the lower margin third-party products that we resell.

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Hosted messaging. Hosted messaging cost of revenues consists primarily of costs incurred in the delivery and support of hosted messaging services, including equipment rental costs, depreciation and amortization expenses, employee-related costs, Internet connection and co-location charges, maintenance costs as well as other direct and allocated indirect costs. Hosted messaging costs and staff decreased in 2006 from 2005 primarily due to the sale of the Hosted Assets in January 2006.

Hosted messaging costs decreased in 2005 from 2004 primarily due to $8.7 million decrease in outsourcing and equipment rental costs partially offset by $0.3 million increase in employee-related costs as a result of the transition to performing our hosted services in-house rather than being outsourced, which was one of the restructuring activities undertaken in 2004 and which continued into 2005. Additionally, hardware and software maintenance expense was reduced by $0.5 million and depreciation expense reduced by $0.7 million due to consolidation of the hosted data centers which reduced the number of systems being used and the support on these systems.

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Professional services. Professional services cost of revenues consists primarily of employee-related and third-party contractor costs providing installation, migration, training services and custom engineering for our licensed solutions as well as other direct and allocated indirect costs. Professional services costs decreased in 2006 from 2005 primarily due to a $0.3 million decrease in commission costs, a $0.8 million decrease in third-party contractor costs and $0.4 million decrease in employee-related costs partially offset by increase in facility and information technology (IT) related costs $0.3 million.

Professional services costs decreased during 2005 from 2004 primarily due to a $0.8 million decrease in employee-related costs as a result of our restructuring activities during 2004 and a $1.2 million decrease in the use of third-party contractors. There was also an additional decrease of $0.8 million due to certain professional services employees performing maintenance and support functions.

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Maintenance and support. Maintenance and support cost of revenues consists primarily of employee-related and third-party contractor costs related to the customer support functions for our licensed solutions as well as other direct and allocated indirect costs. Maintenance and support costs decreased in 2006 from 2005 primarily due to a $0.9 million decrease in employee-related costs and a $0.1 million decrease in third-party contractor costs offset slightly by increase in facility and information technology (IT) related costs of $0.1 million .

Maintenance and support costs increased in 2005 from 2004 primarily due to increased employee-related costs associated with professional services employees performing maintenance and support functions and increased third-party contractor costs, each partially offset by lower facility costs.

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Restructuring expense. We had no cost of revenue related to restructuring expense in 2006 or 2005. Restructuring expense in 2004 is related to the write-off of certain purchased technology after we decided not to pursue development of the product incorporating the licensed technology as a result of refocusing our operations on our core products and technology.

Our total gross margin, which is our gross profit divided by our total net revenues, increased to 55% in 2006 from 47% in 2005 primarily due to an increase in our hosted messaging margin as a result of the sale of our Hosted Assets (the Hosted Assets in general, generated gross margins that were significantly less than the gross margins generated by our software products) partially offset by decreased gross margins in our software licenses and professional services as a result of our decreased revenues as discussed above. Total gross margin increased to 47% in 2005 from 32% in 2004 primarily due to an increase in our software license, hosted messaging and professional services gross margins primarily due to the cost reductions discussed above partially offset by decreased gross margins in our maintenance and support services primarily due to the cost increases discussed above.

OPERATING EXPENSES

Total operating expenses decreased in 2006 from 2005 primarily due to reduced selling and marketing costs, research and development costs, general and administrative expense, restructuring costs and the gain on the sale of our Hosted Assets. Total operating expenses decreased in 2005 from 2004 primarily due to reduced selling and marketing costs, research and development costs, general and administrative expense and restructuring costs.

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Sales and marketing. Sales and marketing expenses consist primarily of employee costs, including commissions, travel and entertainment, third-party contractor costs, advertising, public relations, other marketing related costs as well as other direct and allocated indirect costs. Sales and marketing expenses decreased in 2006 from 2005 primarily as a result of a $1.9 million decrease in employee-related costs including lower commission costs due to lower revenues and declines in our sales and marketing staff, which decreased by 7 employees to an average of 43 employees in 2006 from an average of 50 employees in 2005; as well as a $0.9 million decrease in facility and IT related costs; and a $0.3 million decrease in each of travel and entertainment costs, third-party contractor costs and a $0.2 million decrease in depreciation expense.

Sales and marketing expenses decreased in 2005 from 2004 primarily as a result of a $3.9 million decrease in employee-related expenses and a $0.5 million decrease in travel and entertainment expenses primarily as a result of the termination of employees through our restructuring activities and alignment of incentives with license fee revenue growth. Our sales and marketing staff decreased by 21 employees to an average of 50 employees in 2005 from an average of 71 employees in 2004. Additionally, facility-related costs decreased $1.0 million and third-party contractor expenses decreased $0.4 million during 2005 from 2004.

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Research and development. Research and development expenses consist primarily of employee-related costs, depreciation and amortization of capital equipment associated with research and development activities, facility-related costs, third-party contractor costs as well as other direct and allocated indirect costs. Research and development expenses decreased in 2006 from 2005 primarily as a result of a $2.5 million decrease in depreciation expense, a $1.6 million decrease in employee-related costs, a $0.5 million decrease in third-party contractor costs and a $0.8 million decrease in facility and IT-related costs. These decreases are primarily attributable to the sale of the Hosted Assets and the related costs being eliminated. Our research and development staff decreased by 14 employees, 9 of which were related to development of the Hosted Assets, to an average of 74 employees in 2006 from an average of 88 employees in 2005.

Research and development expenses decreased in 2005 from 2004 primarily as a result of a $2.8 million decrease in employee-related expenses and a decrease of $1.2 million in third-party contractor costs, primarily as a result of our restructuring activities which focused our development efforts on our core messaging products. Our research and development staff decreased by 32 employees, most of which were related to development of non-core solutions, to an average of 88 employees in 2005 from an average of 120 employees in 2004. Additionally, depreciation expense decreased $1.5 million during 2005 as compared to 2004 primarily as a result of the acceleration of depreciation on certain assets during 2004 related to a messaging provisioning platform after it was determined the assets would be taken out of service before the end of their originally estimated useful life and the expiration of the useful life of other assets used in our research and development efforts.

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General and administrative. General and administrative expenses consist primarily of employee-related costs, fees for outside professional services and other direct and allocated indirect costs. General and administrative expenses decreased in 2006 from 2005 primarily due to a $1.7 million decrease in accounting costs primarily as a result of compliance costs incurred in connection with our initial efforts to comply with the attestation requirements of Section 404 of the Sarbanes-Oxley Act during 2005, a $0.3 million decrease in legal expenses due to reversal of prior period legal liabilities and a $0.4 million decrease in insurance costs partially offset by a $0.3 million settlement related to the Cable & Wireless bankruptcy and a $0.6 million increase in bad debt expense. During 2006, our general and administrative staff decreased by 4 employees to an average of 51 employees in 2006 from an average of 55 employees in 2005.

General and administrative expenses decreased in 2005 from 2004 primarily due to $0.6 million decrease in employee-related costs, a $2.0 million decrease in non-cash severance related to a 2004 reserve on a former officer’s note receivable, a $0.9 million decrease in connection with the severance agreement for our former chief executive officer during 2004, a $0.4 million decrease in our corporate insurance and a decrease of $0.7 million in our taxes and licenses partially offset by a $1.3 million increase in accounting related fees related to our Sarbanes-Oxley 404 compliance project, and an increase in our legal expenses $0.3 million. During 2005, our general and administrative staff decreased by 1 employee to an average of 55 employees in 2005 from an average of 56 employees in 2004.

In December 2005, we suspended our on-going testing efforts after the SEC adopted certain rules that did not require us to comply with Section 404 for the fiscal years ended December 31, 2006 and 2005; however, we intend to continue our efforts to remediate the material weaknesses identified in connection with our initial 2004 implementation and compliance efforts with Section 404. As a result of our on-going remediation of material weaknesses and significant deficiencies resulting from our initial compliance efforts and as a result of current rules which require us to comply with Section 404 during 2007, we expect that general and administrative expenses may increase in future periods.

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Restructuring expense. Restructuring expenses consist primarily of employee severance costs as well as facility consolidation and lease termination costs incurred primarily as a result of our restructuring actions. The following table provides additional information with respect to the types of restructuring charges included in our operating expenses for the periods indicated (see also Note 3—Strategic Restructuring in the Notes to Consolidated Financial Statements for additional information with respect to our restructuring activities).

	Year ended December 31,
	2006	% of total	Year over year change		2005	% of total	Year over year change		2004	% of total
			$	%			$	%
	(in millions)
Employee severance benefits	$1.0	77%	$0.6	150%	$0.4	18%	$(4.0)	-91%	$4.4	129%
Facility and operations consolidations	0.3	23%	(1.4)	-82%	1.7	77%	0.8	89%	0.9	26%
Non-core product divestitures	0.0	0%	(0.1)	-100%	0.1	5%	(0.3)	-75%	0.4	12%
Adjustments	—	0%	—	0%	—	0%	2.3	-100%	(2.3)	-68%

	$1.3	100%	$(0.9)	-41%	$2.2	100%	$(1.2)	-35%	$3.4	100%

During the year ended December 31, 2006, our restructuring expenses were primarily comprised of severance benefits paid to employees terminated in connection with the sale of the Hosted Assets, employees terminated in connection with the reorganization of our sales force and employees terminated in connection with the transition of our U.S. accounting operations to Dublin, Ireland. At December 31, 2006, we carried a remaining restructuring liability of $0.1 million, the majority of which is expected to be utilized by June 30, 2007.

During the year ended December 31, 2005, our restructuring expenses were primarily related to the relocation of our headquarters facility as well as the consolidation of data centers and the elimination of certain employee positions. On May 5, 2005, we entered into the Second Amendment to Lease (the Second Amendment) with PPF Off 345 Spear Street, L.P. (PPF Off 345 Spear), to amend the Lease dated as of November 16, 2001, as amended (the Lease), under which we leased our headquarter facilities in San Francisco, California, located at 350 The Embarcadero. Under the terms of the Second Amendment, on June 29, 2005 we vacated our facility at 350 The Embarcadero and moved into new office space located at 2 Harrison Street, 2nd Floor, San Francisco, California. In addition, in connection with the Second Amendment, we made a lease termination payment related to the facility at 350 The Embarcadero totaling approximately $1.3 million during the three months ended June 30, 2005. Our office space at 2 Harrison Street was initially comprised of two suites consisting of approximately 22,881 square feet with a lease for a term of five years. Approximately 15,000 square feet of such space was utilized by us as our headquarters facilities, and the remaining approximately 8,000 square feet was utilized as storage space. On June 28, 2006, we terminated the Lease with PPF 345 Off Spear, and Babcock & Brown LP (Babcock & Brown) signed a lease with PPF 345 Off Spear to become the new tenant of the office space occupied by us at 2 Harrison Street. On June 28, 2006, we entered into a Sublease Agreement (the Sublease) with Babcock & Brown to lease 15,000 square feet of our existing headquarters facilities at 2 Harrison Street. The Sublease has a two-year term and had monthly rent of approximately $39,000. In November 2006, the square footage we occupied of the subleased premises was reduced by approximately 9,000 square feet and the monthly rent was also reduced to approximately $21,000 per month in accordance with the terms of the Sublease. As a result of our facility consolidations and restructurings we reduced our annual facility lease costs by approximately $1.5 million in 2006 and $1.2 million in 2005.

During the year ended December 31, 2004, our restructuring charges were primarily related to the reduction of fixed costs through the restructuring of contracts, consolidation of certain activities to offices in Toronto, Canada and Dublin, Ireland from higher cost areas such as the San Francisco Bay area, the elimination of approximately 20% of our workforce and the reduced use of third-party contractors. Included in the 2004 restructure charge is a credit of approximately $2.3 million related to the adjustment of a restructure charge accrued in 2001 for the disposal of certain capital assets.

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Gain on the sale of Hosted Assets. In December 2005, we entered into an Asset Purchase Agreement with Tucows for the sale of our Hosted Assets and we completed the sale in January 2006. Under the Agreement, Tucows also acquired a software license for Memova Messaging and assumed certain contractual liabilities related to the Hosted Assets. Upon completion of the sale in January 2006, Tucows paid us $6.3 million in cash, of which $0.8 million was allocated to deferred revenue for future maintenance and support services to be provided by us in connection with the Memova Messaging license provided to Tucows under the Asset Purchase Agreement. In addition, we received certain contingent consideration of $1.1 million in 2006 and $0.1 million in January 2007 upon satisfaction of the remaining post-closing conditions related to the sale of the Hosted Assets.

The gain on the sale of the Hosted Assets is calculated as follows (in thousands):

Net proceeds from sale of the Hosted Assets	$6,635
Less: Net assets sold	(2,492)
Transaction costs	(956)

Gain on sale of the Hosted Assets	$3,187

Other income, net

Other income, net consists primarily of gains and losses on foreign exchange transactions and changes in the fair value of the embedded derivatives in the Series D preferred stock that we issued in connection with a financing transaction in December 2001 and the Series F preferred stock warrants that we issued in connection with the 13.9% Notes financing transaction in 2004 and 2005. The following table sets forth the components of other income (expense), net for the periods indicated.

	Year ended December 31,
	2006	Year over year change		2005	Year over year change		2004
		$	%		$	%
	(in thousands)
Foreign exchange gain (loss)	$(542)	$(3,063)	-121%	$2,521	$(534)	-17%	$3,055
docSpace escrow funds	—	(473)	-100%	473	473	0%	—
Gain from changes in the fair value of embedded derivative instruments	922	(2,866)	-76%	3,788	(555)	-13%	4,343
Other	41	199	-126%	(158)	(41)	35%	(117)

	$421	$(6,203)	-94%	$6,624	$(657)	-9%	$7,281

Our foreign exchange gain (loss) is primarily driven by the revaluation of our foreign entities assets and liabilities, which are not U.S. dollar denominated. In general, as the U.S. dollar loses value against the currencies of our foreign entities, a foreign currency loss will be generated, however; as the U.S. dollar increases in value against the currencies of our foreign entities, a foreign currency gain will be generated. The amount of the loss or gain in any period is a result of the value of the U.S. dollar against such currencies and the asset and liability balances of our foreign entities.

For the year ended December 31, 2005, interest and other income (expense) include $0.5 million gain for final release of docSpace escrow funds, which related to our 2000 acquisition of docSpace as a result of the expiration of the escrow account per the original acquisition agreement.

In accordance with the provisions of SFAS No. 133, Accounting for Derivative Instruments, we are required to adjust the carrying value of the derivatives to their fair value at each balance sheet date and recognize any change since the prior balance sheet date as a component of other income or expense. The estimated fair value of the embedded derivative at December 31, 2006, 2005 and 2004 was $0.6 million, $1.5 million and $3.0 million, respectively.

Interest income

Interest income consists primarily of interest earnings on cash, cash equivalents and short-term investments. Interest income increased in 2006 from 2005 due to increase in cash balances in the beginning of 2006 which resulted from the sale of the Hosted Assets to Tucows in January 2006. Interest income remained relatively unchanged 2005 from 2004 primarily as a result of our cash balances remaining relatively consistent during 2005 and 2004.

Interest expense

Interest expense consists primarily of the interest expense and amortization of issuance costs related to our outstanding notes payable as well as interest and fees on a line of credit facility we had and interest on certain capital leases and other long-term obligations. The following table sets forth the components of interest expense for the periods indicated.

	Year ended December 31,
	2006	Year over year change		2005	Year over year change		2004
		$	%		$	%
	(in thousands)
13.9% notes	$2,985	$605	25%	$2,380	$2,372	29650%	$8
5 3/4% notes	—	(80)	-100%	80	(1,225)	-94%	1,305
Senior notes	—	—	0%	—	(1,979)	-100%	1,979
Amortization of debt discount and issuance costs	1,100	193	21%	907	471	108%	436
Line of credit facility	—	(206)	-100%	206	(164)	-44%	370
Capital leases and other long-term obligations	91	(221)	-71%	312	26	9%	286

	$4,176	$291	7%	$3,885	$(499)	-11%	$4,384

Interest expense increased in 2006 from 2005 primarily as a result full year accrual of interest and amortization of debt issuance costs related to the 13.9% Notes issued in December 2004 and March 2005.

Interest expense decreased in 2005 from 2004 primarily as a result of the conversion of the 10% Senior Convertible Notes (Senior Notes) to shares of Series E preferred stock in July 2004 and the retirement of the 5 3/4% Notes in April 2005 partially offset by interest and amortization of debt issuance costs related to the 13.9% Notes issued in December 2004 and March 2005. See Note 8—Notes Payable, 10% Senior Secured Convertible Notes and 5 3/4% Convertible Subordinated Notes, in the Notes to Consolidated Financial Statements for additional information with respect to the conversion of the majority of our outstanding debt into shares of Series E preferred stock.

Loss on extinguishment of debt

Loss on extinguishment of debt in 2004 is a non-cash charge taken in connection with the conversion of approximately $32.8 million of convertible notes payable into 21.9 million shares of Series E preferred stock. See Note 9—Notes Payable, 5 3/4% Convertible Subordinated Notes, in the Notes to Consolidated Financial Statements for additional information with respect to our loss on extinguishment of debt.

Provision for income taxes

The provision for income taxes in 2006, 2005 and 2004 primarily represents the tax on the income generated by certain of our European subsidiaries operations. Since our inception, we have incurred net operating losses for income tax purposes in the U.S. and have incurred taxes only in those states which levy taxes on a state minimum or franchise tax basis. Additionally, no deferred provision or benefit for federal or state income taxes has been recorded as we are in a net deferred tax asset position for which a full valuation allowance has been provided due to uncertainty of realization.

Dividends and accretion on redeemable preferred stock

Dividends and accretion on redeemable preferred stock represents the accrued dividends and accretion of the beneficial conversion features of our outstanding Series D and E preferred stock as well as the accretion to the redemption value of the outstanding Series D preferred stock (see Note 11 – Redeemable Preferred Stock in the Notes to Consolidated Financial Statements).

The following table sets forth the components of the dividends and accretion on redeemable preferred stock for the periods indicated.

	Year ended December 31,
		Year over year change			Year over year change
	2006	$	%	2005	$	%	2004
	(in thousands)
Accrued dividends	$7,598	$(291)	-4%	$7,889	$573	8%	$7,315
Accretion to the redemption value and of the beneficial conversion feature	6,519	(4,322)	-40%	10,841	3,592	50%	7,250

	$14,117	$(4,613)	-25%	$18,730	$4,165	29%	$14,565

Dividends and accretion on redeemable preferred stock has decreased during in 2006 as compared to 2005 primarily as a result of the conversions of Series E and Series D preferred stock into shares of common stock, at the owners’ election. Due to these conversions, the total number of outstanding shares of preferred stock decreased which as a result lowers the amount of dividends that accrue and the outstanding accretion.

Dividends and accretion on redeemable preferred stock has increased during 2005 as compared to 2004 primarily due to the fact that the Series E and Series D preferred stock was outstanding for only six months in 2004 while they were outstanding for the entire year of 2005.

Recent Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115, which permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.

SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. We have not yet determined the impact, if any, that the implementation of SFAS No. 159 will have on our financial position and results of operations.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. Under the standard, fair value measurements would be separately disclosed by level within the fair value hierarchy. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. We have not yet determined the impact, if any, that the implementation of SFAS No. 157 will have on our financial position and results of operations.

In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109, (FIN 48), which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that we recognize in our financial statements the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective as of the beginning of our 2007 fiscal year, with the cumulative effect, if any, of the change in accounting principle recorded as an adjustment to opening retained earnings. We have completed a preliminary analysis of our FIN 48 tax position and currently estimate that there will be no financial statement impact associated with our adoption of FIN 48.

Adoption of Staff Accounting Bulletin 108

In September 2006, the SEC issued Staff Accounting Bulletin (SAB) No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements. SAB No. 108 provides interpretive guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment.

Traditionally, there have been two widely-recognized methods for quantifying the effects of financial statements misstatements: the “roll-over” method and the “iron curtain” method. The roll-over method focuses primarily on the impact of a misstatement on the income statement including the reversing effect of prior year misstatements, but its use can lead to the accumulation of misstatements in the balance sheet. The iron curtain method, on the other hand, focuses primarily on the effect of correcting the period-end balance sheet with less emphasis on the reversing effects of prior year errors on the income statement. We use the roll-over method for quantifying identified financial statement misstatements.

In SAB 108, the SEC staff established an approach that requires quantification of financial statement misstatements based on the effects of the misstatements on each of our financial statements and the related financial statement disclosures. This model is commonly referred to as a “dual approach” because it requires quantification of errors under both the iron curtain and the roll-over methods.

SAB 108 is effective for fiscal years ending after November 15, 2006, allowing a one-time transitional cumulative effect adjustment to beginning retained earnings as of January 1, 2006 for errors that were not previously deemed material as they were being evaluated under a single method (in our case, the roll-over method), but are material when evaluated under the dual approach proscribed by SAB 108. We adopted SAB 108 in connection with the preparation of our financial statements for the year ended December 31, 2006. As a result of adopting SAB 108 during the three months ended December 31, 2006 and electing to use the one-time transitional adjustment, we made adjustments to the beginning balance of our accumulated deficit as of January 1, 2006 during the three months ended December 31, 2006 for the following errors:

Stock-Based Compensation. In connection with the preparation of our financial statements for the year ended December 31, 2006, we reviewed our history of accounting for stock-based compensation in connection with our option granting practices. As a result of the review, we determined that the fair value of our common shares used to measure the intrinsic value under APB 25 of certain option grants to our officers and other employees in 2004, 2002 and 2001 was incorrect. As a result, we have determined that an additional $12.0 million of stock-based compensation expense should have been recorded in connection with these option grants and that there is no related tax effect. This additional stock-based compensation expense would have resulted in additional expense of $0.6 million, $1.4 million, $1.9 million, $4.3 million and $3.8 million in the fiscal years ended December 31, 2005, 2004, 2003, 2002 and 2001, respectively. Additionally, there was no compensation expense related to this adjustment in 2006 nor will there be in any future periods. This error was corrected through an increase in additional paid-in capital of $12.0 million with a corresponding increase in accumulated deficit.

Overstated Liability. In connection with the preparation of the financial statements for the three months ended December 31, 2006, we discovered that we had not properly evaluated the resolution of a liability that originated in 2001 but was no longer required as of December 31, 2002. As a result, a reduction of general and administrative expense of $1.3 million should have been recorded in 2002. This error was corrected through a reduction of other accrued liabilities of $1.3 million with a corresponding decrease in accumulated deficit.

The effects of these adjustments on our prior year financial statements were not material.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The following table presents the hypothetical changes in fair value in the 13.9% Notes at December 31, 2006. The value of the instrument is sensitive to changes in interest rates. The modeling technique used measures the change in fair values arising from hypothetical parallel shifts in the yield curve of plus or minus 50 basis points (bps), 100 bps and 150 bps over a twelve-month time horizon. The base value represents the estimated traded fair market value of the notes.

	Valuation of borrowing given an interest rate decrease of X basis points			No change in interest rate	Valuation of borrowing given an interest rate increase of X basis points
	150 bps	100 bps	50 bps		50 bps	100 bps	150 bps
	(in thousands)
13.9% Notes	$14,363	$14,325	$14,287	$14,250	$14,213	$14,176	$14,139

As of December 31, 2006, we had cash and cash equivalents of $14.5 million and no investments in marketable securities and our long-term obligations consisted of our $18.0 million three year, 13.9% Notes due June 30, 2008 and certain fixed rate capital leases. Accordingly, an immediate 10% change in interest rates would not affect our long-term obligations or our results of operations.

A significant portion of our international operations has a functional currency other than the United States dollar. Accordingly, we are exposed to foreign currency exchange rate risk inherent in our sales commitments, anticipated sales, and assets and liabilities of these operations. Fluctuations in exchange rates may harm our results of operations and could also result in exchange losses. The impact of future exchange rate fluctuations cannot be predicted with any certainty; however, our exposure to foreign currency exchange rate risk is primarily associated with fluctuations in the Euro. We realized a net loss on foreign exchange of $0.5 million during 2006. To date, we have not sought to hedge the risks associated with fluctuations in exchange rates.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Financial Statements

Reference is made to the Index of Consolidated Financial Statements that appears in Item 15(a)(1) of this report. The Report of Independent Registered Accounting Firm, Consolidated Financial Statements, Notes to Consolidated Financial Statements and Financial Statement Schedule which are listed in the Index of Consolidated Financial Statements and which appear beginning on page 86 of this report are incorporated into this Item 8.

Supplementary Data

The selected unaudited consolidated quarterly statement of operations data during the two fiscal years ended December 31, 2006 and 2005 is set forth below. The data set forth below should be read in conjunction with the audited consolidated financial statements and notes thereto included elsewhere in this Annual Report on Form 10-K.

	Three months ended
	Dec-06	Sep-06	Jun-06	Mar-06	Dec-05	Sep-05	Jun-05	Mar-05
	(in thousands, except per share amounts)
Net revenues
Software licensing	$3,779	$2,688	$3,481	$2,928	$4,269	$5,593	$4,771	$4,445
Hosted messaging	1,166	1,220	1,167	1,222	3,150	3,309	3,528	5,211
Professional services	2,879	2,257	2,828	2,575	2,829	3,119	3,727	3,084
Maintenance and support	4,716	4,687	4,548	4,289	4,955	5,059	5,083	4,700

Total net revenues	12,540	10,852	12,024	11,014	15,203	17,080	17,109	17,440
Cost of net revenues
Software licensing	976	1,105	1,060	1,306	1,236	1,364	1,035	1,208
Hosted messaging	867	740	758	777	3,144	3,047	3,780	5,124
Professional services	2,017	1,943	2,220	1,976	2,252	2,307	2,346	2,426
Maintenance and support	1,395	1,303	1,224	1,294	1,460	1,457	1,551	1,592
Restructuring and other expenses	—	—	—	—	—	—	—	—

Total cost of net revenues	5,255	5,091	5,262	5,353	8,092	8,175	8,712	10,350

Gross profit	7,285	5,761	6,762	5,661	7,111	8,905	8,397	7,090
Operating expenses
Selling and marketing	2,971	2,728	3,326	3,490	3,673	4,239	3,956	4,657
Research and development	2,595	2,375	2,525	2,320	3,671	3,013	3,656	4,911
General and administrative	2,776	2,850	3,019	3,269	3,083	2,714	3,526	4,130
Restructuring and other expenses	100	137	126	915	351	40	168	1,639
Gain on sale of assets (a)	(209)	(1,007)	—	(1,971)	—	—	—	—

Total operating expenses	8,233	7,083	8,996	8,023	10,778	10,006	11,306	15,337

Operating loss	(948)	(1,322)	(2,234)	(2,362)	(3,667)	(1,101)	(2,909)	(8,247)
Other income, net	(126)	469	537	(459)	1,026	1,357	2,395	1,846
Interest income	142	135	110	135	102	101	130	138
Interest expense	(1,132)	(1,046)	(1,010)	(988)	(1,031)	(1,019)	(1,037)	(798)

Loss before provision for income taxes	(2,064)	(1,764)	(2,597)	(3,674)	(3,570)	(662)	(1,421)	(7,061)
Provision for income taxes	(274)	(280)	(45)	(268)	(150)	(364)	(116)	(308)

Net loss	(2,338)	(2,044)	(2,642)	(3,942)	(3,720)	(1,026)	(1,537)	(7,369)
Accretion on redeemable preferred stock	(3,600)	(3,551)	(3,505)	(3,461)	(3,418)	(3,519)	(6,516)	(5,277)

Net loss attributable to common shareholders (b)	$(5,938)	$(5,595)	$(6,147)	$(7,403)	$(7,138)	$(4,545)	$(8,053)	$(12,646)

Basic and diluted net loss per share attributable to common shareholders	$(0.16)	$(0.15)	$(0.17)	$(0.21)	$(0.20)	$(0.13)	$(0.27)	$(0.46)

Shares used in the basic and diluted per share calculations	36,302	36,191	36,085	35,928	35,841	34,557	29,369	27,256

(a)	Represents the net gains related to the sale of the Hosted Assets in January 2006 (see also Note 2—Sale of Hosted Assets, Gain on Sale of Assets, in the Notes to Consolidated Financial Statements).
(b)	The three months ended December 31, 2005 includes adjustments related to the first three quarters of 2005 which were not material to the prior quarters. The impact of these adjustments increased net loss attributable to common shareholders by $0.5 million.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

(a) Previous independent registered public accounting firm

On September 15, 2006, the Audit Committee of our Board of Directors approved the dismissal of PricewaterhouseCoopers LLP (PwC) as the Company’s independent registered public accounting firm.

PwC’s reports on our consolidated financial statements for the fiscal years ended December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 31, 2005 and 2004 and through September 15, 2006, there had been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their reports on our financial statements for such years. During the fiscal years ended December 31, 2005 and 2004 and through September 15, 2006, except as noted below, there have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

In the Item 4 section of our Form 10-Q for the quarter ended June 30, 2006 and in the Item 9A section of our Form 10-K for the year ended December 31, 2005, our management indicated that our controls were not effective and disclosed the existence of four material weaknesses in internal controls as of June 30, 2006 and 2005, March 31, 2006 and 2005, September 30, 2005 and December 31, 2005. Such material weaknesses are as follows: (1) Lack of expertise and resources to analyze and apply generally accepted accounting principles to significant non-routine transactions; (2) Inadequate controls over period-end financial reporting processes; (3) Inadequate segregation of duties; and (4) Inadequate controls over access to financial applications and data.

Refer to the Item 9A(T) section of this Form 10-K for a description of our remediation initiatives for the four material weaknesses described above. We have authorized PwC to respond fully to the inquiries of the successor accountant concerning the subject matter of each of the four material weaknesses described above.

A copy of PwC’s letter addressed to the SEC stating whether or not it agrees with the above statements, dated September 19, 2006 was filed as Exhibit 16.1 to our Form 8-K filed with the SEC on September 21, 2006.

(b) New independent registered public accounting firm

On September 15, 2006, the Audit Committee approved the engagement of Burr, Pilger & Mayer LLP (BPM) to serve as our principal independent registered accounting firm to audit our financial statements for the year ending December 31, 2006. Prior to the engagement of BPM, we had no consultations or discussions with BPM regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of opinion that might be rendered by them on our financial statements. Further, prior to their engagement, we received no oral or written advice of any kind from BPM pursuant to Item 304(a)(2)(i) and Item 304(a)(2)(ii) of Regulation S-K.

ITEM 9A(T). CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

We maintain “disclosure controls and procedures,” as such term is defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934 (the “Exchange Act”) designed to ensure information required to be disclosed by us in reports that we file or submit under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in Securities and Exchange Commission rules and forms, and that such information is accumulated and communicated to our management, including our chief executive officer and chief financial officer, as appropriate, to allow timely decisions regarding required disclosure.

As of the end of the period covered by this report, we carried out an evaluation, under the supervision and with the participation of our disclosure committee and management, including our chief executive officer and chief financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures pursuant to Exchange Act Rules 13a-15(b) and 15d-15(b). During this evaluation, management considered the impact any material weaknesses and other deficiencies in our internal control over financial reporting might have on our disclosure controls and procedures. In accordance with Section 404 of the Sarbanes-Oxley Act and the rules and regulations promulgated under this section, we were required for our Annual Report on Form 10-K for the year ended December 31, 2004 to evaluate and report on our internal control over financial reporting. In our report contained in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004, we reported the following material weaknesses related to our:

(1)	Lack of expertise and resources to analyze and apply generally accepted accounting principles to significant non-routine transactions;

(2)	Inadequate controls over period-end financial reporting processes;

(3)	Inadequate segregation of duties; and

(4)	Inadequate controls over access to financial applications and data.

Because the material weaknesses identified in connection with the assessment of our internal control over financial reporting as of December 31, 2004, have not yet been remediated, our Chief Executive Officer and our Chief Financial Officer concluded our disclosure controls and procedures were not effective as of December 31, 2006. Notwithstanding the material weaknesses described above, management believes the consolidated financial statements included in this report fairly present in all material respects our financial condition, results of operations and cash flows for the periods presented.

The certifications of our Chief Executive Officer and our Chief Financial Officer required in accordance with Section 302 of the Sarbanes-Oxley Act of 2002 are attached as exhibits to this Annual Report on Form 10-K. The disclosures set forth in this Item 9A contain information concerning the evaluation of our disclosure controls and procedures, referred to in paragraph 4 of the certifications. Those certifications should be read in conjunction with this Item 9A for a more complete understanding of the matters covered by the certifications.

Change in Accelerated Filer Status

On December 21, 2005 the United States Securities and Exchange Commission issued Release No. 33-8644 “Revisions to Accelerated Filer Definition and Accelerated Deadlines For Filing Periodic Reports.” On December 15, 2006, the Securities and Exchange Commission issued Release No. 33-8760 “Internal Control over Financial Reporting in Exchange Act Periodic Reports of Non-Accelerated Filers and Newly Public Companies.” In accordance with the provisions of these releases, management has not included in this Annual Report on Form 10-K an assessment of the effectiveness of our internal control over financial reporting for the year ended December 31, 2006.

Management’s Remediation Initiatives

Although we are not required to include in this Form 10-K a report on our internal control over financial reporting, we take our internal control over financial reporting and our system of disclosure controls and procedures very seriously.

Accordingly, during 2005 and 2006 we made the following changes to our system of internal controls:

(a)	In an effort to address the inadequate controls over access to financial applications and data, during the three months ended March 31, 2005, we began requiring passwords, which are changed every 90 days, to access critical systems and financial applications.

(b)	During the three month period ended September 30, 2005, we engaged an external third-party as our expert resource to assist us in the application of generally accepted accounting principles to our significant non-routine accounting transactions. In addition to requiring password changes to access critical systems and financial applications to address inadequate controls over access to financial applications and data, we implemented monthly reviews of our employee’s access to critical systems and financial applications and change control procedures with respect to our critical systems and financial applications.

(c)	During the three months ended December 31, 2005, we:

•	Implemented an IT security and acceptable use policy;

•	Implemented a change management and monitoring procedures for Critical Path’s corporate infrastructure;

•	Implemented a quarterly review process for access to critical IT systems;

•	Deployed an employee record system to track employee access and separation requests;

•	Upgraded firewall infrastructure to eliminate the non-supported systems;

•	Completed external vulnerability testing for key corporate offices;

•	Moved critical servers to facilities where systems can be protected by universal power supply and fire suppression systems; and

•	Completed a risk assessment of critical systems and developed risk mitigation plans for each environment.

(d)	During the three months ended December 31, 2006, we transitioned our U.S. accounting operations to Dublin, Ireland, which reduces our significant accounting locations from four at December 31, 2004 to two upon completion of the transition. Additionally, in October 2006 we completed the evaluation and selection of new core business software related to accounting and professional services. We implemented the new accounting software in our Dublin, Ireland subsidiary during the fourth quarter of 2006. We will implement the new accounting software in our Turin, Italy subsidiary and will implement the new professional services software on a worldwide basis during the first half of 2007. We believe these actions will facilitate the application of uniform accounting controls and processes among our locations if and when implemented in the first half of 2007, and will be key to the remediation of items (2) and (4) in the above section titled “Evaluation of Disclosure Controls and Procedures.”

We intend to continue to devote resources to the improvement of our internal control over financial reporting and our system of disclosure controls and procedures.

Changes in Internal Control over Financial Reporting

Other than as described above, there were no other changes in our internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) during our last fiscal quarter that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

ITEM 9B. OTHER INFORMATION

5.02(e) Entry Into or Modification of Compensation Arrangements

On April 13, 2007, the Compensation Committee of the Board of Directors of Critical Path, Inc. (“Critical Path”) approved increases in the base salaries of the named executive officers, to the following amounts:

Named Executive Officer	2007 Base Salary

Mark J. Ferrer Chief Executive Officer	$437,000

James A. Clark Executive Vice President and Chief Financial Officer	$287,000

Mark E. Palomba Executive Vice President, Worldwide Sales and Field Operations	$325,000

Donald Dew Chief Technology Officer and Executive Vice President, Product Management	$270,000

Barry Twohig Senior Vice President, Engineering	$282,000

Also on April 13, 2007, the Compensation Committee approved a new commission incentive plan for Mr. Palomba, increasing his annual commission potential to $260,000 (up to $65,000 each quarter) if 100% of his individual worldwide sales, revenue and gross margin targets, and our corporate level financial performance targets are attained in each quarter of 2007. The commission potential is divided among four categories of targets measured each quarter, with potential incentive payments of $30,000 for each quarter in which 100% of the worldwide license fee target is reached; $10,000 for each quarter in which 100% of the worldwide revenue target is reached; $10,000 for each quarter in which 100% of the worldwide professional services gross margin target is reached; and $15,000 for each quarter in which we achieve profitability on an EBITDA basis. For each target (except profitability) there is a threshold percentage below which no incentive payment is awarded; once the minimum target is reached, the incentive amount is awarded incrementally on a sliding scale measured against the target for the quarter.

PART III

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

The executive officer and directors of Critical Path and their ages as of March 1, 2007 are as follows:

Name	Age	Position
Mark Ferrer	47	Chairman of the Board of Directors and Chief Executive Officer
James A. Clark	50	Executive Vice President and Chief Financial Officer
Donald Dew	45	Chief Technology Officer and Executive Vice President, Product Management
Mark Palomba	48	Executive Vice President, Worldwide Sales and Field Operations
Barry Twohig	39	Executive Vice President, Engineering
Mario Bobba	58	Director
Ross M. Dove (1)(2)(3)	54	Director
Frost R. R. Prioleau (1)(2)(3)	46	Director
Michael J. Shannahan (1)	58	Director
Tom Tinsley (2)(4)	53	Director
Ip Tak Chuen Edmond	54	Director

(1)	Member of the Audit Committee of the Board of Directors.
(2)	Member of the Compensation Committee of the Board of Directors.
(3)	Member of the Nominating and Corporate Governance Committee.
(4)	Lead Director

Mark J. Ferrer has served as Chief Executive Officer since the end of March 2004, as a director since May 2004 and as Chairman of the Board since February 2005. Prior to joining Critical Path, Mr. Ferrer served as president and chief executive officer of Vastera, Inc. from February 2002 to November 2003 and prior to that as its president and chief operating officer from December 1999 to November 2003. From April 1998 to December 1999, Mr. Ferrer held various management positions with the Baan Company, serving as president of Baan Americas and as chief operating officer of Aurum Software. From June 1982 to April 1998, Mr. Ferrer served in various roles at IBM Corporation. Mr. Ferrer serves on the board of directors of Plateau Systems, a private company, and of Teach for America, DC, a not-for-profit corporation.

James A. Clark has served as Executive Vice President and Chief Financial Officer since February 2004. Prior to joining Critical Path, from January 2002 to October 2003, he was the chief financial officer at Diversified Healthcare Services, Inc., which was acquired by Fair Isaac Corporation. Before that, he was the chief financial officer at several software and services businesses, including StellarNet, Inc. from February 2001 to January 2002, Netopia, Inc. from November 1994 to February 2001 and Integral Systems, Inc. from November 1985 to November 1994. He is a certified public accountant.

Donald Dew has served as Chief Technology Officer since January 2006. From March 2000 to January 2006, Mr. Dew served Critical Path in various capacities in the engineering department and in the office of the Chief Technology Officer and, most recently, as Vice President, Product Management.

Mark E. Palomba has served as Executive Vice President, Worldwide Sales and Field Operations since January 2006. From May 2004 to January 2006, Mr. Palomba served as our Executive Vice President, Worldwide Services, Support and Asia Pacific. Prior to joining Critical Path, Mr. Palomba served as Senior Vice President, Global Operations at Vastera, Inc. from February 2000 to December 2003. Prior to joining Vastera, Mr. Palomba served as Senior Vice President of Consulting for Baan Americas, a software company from January 1999 to February 2000 and as Vice President of Consulting, Client Services for Aurum Software from July 1998 to January 1999. From 1982 to July 1998, Mr. Palomba held numerous positions with the IBM Corporation.

Barry Twohig has served as Executive Vice President, Engineering since October 2002 and as Vice President, Messaging since November 2000, after joining us as a result of the acquisition of ISOCOR Corporation, where he held Director of Engineering and other engineering management positions, since February 1995. From August 1988 to January 1995, Mr. Twohig served in various roles at Retix Corporation.

Mario Bobba has served as a director since July 2005. From February 2005 to June 2005, Mr. Bobba served as General Manager, Worldwide Sales of Critical Path. From January 2003 to February 2005, Mr. Bobba served in various sales management positions for Critical Path, covering the European, Middle Eastern, African and Latin American regions.

Ross M. Dove has served as a director since April 2003. Mr. Dove is the Executive Chairman of DoveBid, Inc. From 1980 to August 2005, Mr. Dove served as chairman and chief executive officer of DoveBid.

Frost R. R. Prioleau has served as director since February 2004. From September 2003 to the present, he has served as the managing partner of Blue Bridge Capital. Since January 2004, Mr. Prioleau has served as the Chief Executive Officer of Nova Media GP, LLC. Mr. Prioleau also serves as the Chief Executive Officer of Personifi GP, LLC. From December 2000 to August 2002, Mr. Prioleau served as the President of Intraware, Inc., an internet software/services company. From May 2000 to December 2000, Mr. Prioleau served as the Executive Vice President of eServices of Intraware, Inc. From 1989 to 1998, Mr. Prioleau served as the President and Chief Executive Officer of Plynetics Express Corporation, a company that provides rapid-response prototyping and manufacturing services.

Michael J. Shannahan has served as a director since May 2004. Since February 2005, Mr. Shannahan has served as Chief Financial Officer of Medsphere Systems Corporation. Prior to joining Medsphere Systems, Mr. Shannahan held the position of chief financial officer at a variety of companies, including Chordiant Software, MySimon, Inc., Tri Strata, Inc., Net Objects, Inc. and Broderbund Software, Inc. From February 2001 until August 2001, Mr. Shannahan served as Chief Financial Officer of Broadband Office, which filed for bankruptcy in May 2001. Before that, he was a partner at KPMG Peat Marwick. He serves on the board of directors and audit committee of Kana Software, Inc.

Ip Tak Chuen Edmond has served as a director since January 2005. Mr. Ip has been an Executive Director of Cheung Kong (Holdings) Limited (Cheung Kong) since 1993 and Deputy Managing Director of Cheung Kong since 2005. He is also an Executive Director and Deputy Chairman of Cheung Kong Infrastructure Holdings Limited, the Senior Vice President and Chief Investment Officer of CK Life Sciences Int’l., (Holdings) Inc., a Non-executive Director of TOM Group Limited and a Director of ARA Asset Management (Singapore) Limited and ARA Trust Management (Suntec) Limited. He holds a Bachelor of Arts degree in Economics and a Master of Science degree in Business Administration. Pursuant to the terms of the Stockholders Agreement, certain holders of Critical Path Series D Preferred Stock and Series E Preferred Stock hold a right to cause the nomination of one director to the Board. Critical Path agreed to cause the nomination of Mr. Ip as the nominee of these holders to the Board pursuant to the obligations set forth in the Stockholders Agreement.

Tom Tinsley has served as a director since May 2004 and as Lead Director of the Board of Directors since January 2005. Mr. Tinsley is a Managing Director of General Atlantic LLC, a global private equity firm that provides capital for innovative companies where information technology or intellectual property is a key driver of growth. Prior to joining General Atlantic, Mr. Tinsley served in a variety of executive positions with Baan Company, NV, including chairman and chief executive officer of Baan Company’s management board. Before that, he was a director at McKinsey & Company. In addition, Mr. Tinsley is a director at Xchanging, BMC Software and Philanthropic Research, Inc and serves on the Advisory Board of the Kellogg Institute for International Studies at the University of Notre Dame. Mr. Tinsley was appointed to the Board of Directors in May 2004 by the holders of a majority of the outstanding shares of Series D preferred stock will serve until the earlier of his resignation, his removal by holders of a majority of the outstanding shares of Series D preferred stock or such time as there are fewer than 500,000 shares of Series D preferred stock outstanding.

There are no family relationships between any director, executive officer, or person nominated or that we have chosen to become a director or executive officer.

Audit Committee

We have an audit committee that is comprised of Frost R.R. Prioleau, Ross Dove and Michael Shannahan. All members of our audit committee are “independent directors” as determined in accordance with the Nasdaq Stock Market listing standards. All of the members of the Audit Committee are financially literate. Our board of directors has determined that Michael Shannahan is an “audit committee financial expert” within the applicable definition of the United States Securities and Exchange Commission.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Specific due dates for these reports have been established and we are required to identify in this Annual Report those persons who failed to timely file these reports. To our knowledge, we believe that during the fiscal year ended December 31, 2006, our officers, directors and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements, other than Mr. Palomba who filed one late Form 4 in connection with the sale of Common Stock pursuant to a previously adopted Rule 10b-5(1) trading plan and Messrs. Bobba, Dew, Clark, Dove, Ferrer, lp, Palomba, Prioleau, Shannahan, Twohig and Zukerman who each filed one late Form 4 in connection with the surrender of their outstanding options and the receipt of new options in connection with our option exchange tender offer pursuant to the Schedle TO filed with the Securities and Exchange Commission on May 31, 2006. In making this statement, we have relied upon the written representations of our directors and officers.

Code of Ethics

We have adopted the Critical Path, Inc. Code of Ethics and Business Conduct for Officers, Employees and Directors (the “code of ethics”). The code of ethics applies to our directors, principal executive officer, principal financial officer and principal accounting officer and all our other employees and is publicly available on our website at www.criticalpath.net. If we make any amendments to the code of ethics or grant any waiver, including any implicit waiver, from a provision of the code to our principal executive officer, principal financial officer and principal accounting officer that requires disclosure under applicable SEC rules, we intend to disclose the nature of such amendment or waiver on our website.

Procedures by which Shareholders may Recommend Nominees to the Board of Directors

There were no material changes made in 2006 to the procedures by which our shareholders may recommend nominees to our Board of Directors.

ITEM 11. EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Philosophy and Overview of Compensation

The following discussion describes our philosophy, goals and objectives in compensating our Chief Executive Officer, our Chief Financial Officer, our three other most highly compensated executive officers as of December 31, 2006, and one other most highly compensated executive officer who was employed during 2006, but not employed as of December 31, 2006. We refer to this group of executive officers in this annual report as our “named executive officers.” The goals of our compensation program are to align compensation with business objectives and performance, and to enable us to attract, retain and reward executive officers whose contributions are critical to our long-term success.

Our compensation program for named executive officers is based on the same four principles applicable worldwide to compensation decisions for all of our employees:

•

We compensate our employees competitively. We are committed to maintaining a compensation program that helps attract and retain the best people in the industry. To ensure that pay is competitive, we compare our compensation levels with those of other companies and set our compensation parameters based in part on this review.

•

We compensate and incentivize employees for sustained performance. Executive officers are rewarded based upon corporate performance, business unit performance and individual performance. Corporate performance and business unit performance are evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as steps toward attaining profitability, controlling and decreasing spend levels, managing toward target operating results and cash flow, performance against target revenues and gross margins, responsiveness to business challenges and timely new product introductions. Individual performance is evaluated by reviewing organizational and management development progress against set objectives.

•

We strive for fairness in the administration of compensation. We strive to compensate a particular individual equitably compared to other executives at similar levels both inside our organization and at comparable companies.

•

We believe that employees, including named executive officers, should understand our performance evaluation and compensation administration process. The process of assessing an employee’s performance is as follows: (i) at the beginning of the performance cycle, which is typically annual based upon the anniversary of the hire date of the employee, our evaluating manager and the employee, or our Compensation Committee and our named executive officer, evaluate general performance and discuss objectives and key goals; (ii) our evaluating manager gives the employee ongoing feedback on performance; (iii) at the end of the performance cycle, our manager evaluates general performance and the accomplishment of objectives and key goals; (iv) our evaluating manager communicates the comparative results to the employee; and (v) the comparative results affect decisions on total compensation, consisting of base salary and, if applicable, cash bonus or stock incentives.

Total Compensation

We have historically used a simple total compensation program that consists primarily of cash and equity-based compensation. Our compensation program allows us to attract and retain key employees, which best positions us to provide useful products and services to our customers, enhance shareholder value, and motivate technological innovation, foster teamwork, and adequately reward employees. The compensation package offered to each named executive officer is comprised of four elements:

•	base salary;

•	annual variable performance bonus awards payable in cash;

•	long-term stock-based incentive awards; and

•	employee benefits and perquisites.

These are described in more detail below.

The Role of the Compensation Committee

The Compensation Committee has the primary authority to determine our compensation philosophy and to establish compensation for our named executive officers. In determining each element of compensation and the total package, the Compensation Committee reviews information from a variety of sources and considers performance and other relevant factors to determine and set compensation.

Our CEO aids the Compensation Committee by providing annual recommendations regarding the compensation of all named executive officers, other than himself. Each named executive officer and other senior executive management team members, in turn, participates in an annual performance review with the CEO to provide input about his or her contributions to our success for the period being assessed. The performance of our CEO and senior executive management team as a group is reviewed annually by the Compensation Committee to determine whether a bonus, salary increase or other compensation is appropriate based on company performance and individual performance.

Our Compensation Committee and management periodically consult independent compensation surveys and other publicly available information about competitive executive positions to assist them in determining market pay practices for compensating named executive officers. Our Compensation Committee establishes salary ranges and other compensation for named executive officers by reviewing aggregate compensation levels for competitive positions in the market. Our Compensation Committee uses this market compensation data to establish a total compensation range for each named executive officer with a midpoint based on the median level of overall compensation for a comparable executive officer position. Our Compensation Committee then establishes the total compensation package for each named executive officer using this range, according to that officer’s overall individual performance, level of responsibility and his or her years of experience.

As described above, overall individual performance is measured against the following factors: long-term strategic corporate goals, short-term business goals, the development and utilization of employees and the fostering of teamwork and other corporate values. In both setting goals and measuring a named executive officer’s performance against those goals, we take into account general economic and market conditions. Generally, none of the factors included in our strategic and business goals is assigned a specific weight. Instead, our Compensation Committee recognizes that these factors and the relative importance of these factors for any individual officer may change in order to adapt to specific business challenges and to changing economic and marketplace conditions.

Moreover, we strongly believe in retaining the best talent among our named executive officers. Therefore, our Compensation Committee may approve total compensation packages for senior executive management that are at or above the upper end of the established compensation range based on the factors outlined above. For example, if an officer consistently receives favorable performance ratings over successive years, accumulates years of service and expertise with us or has significant other experience, his or her total compensation may be set above the established salary range. Additionally, the balance of compensation among the key elements discussed above may vary. Our Compensation Committee also considers our resources available to fund and determine the elements and relative amounts of compensation offered. In general, our Compensation Committee believes that our compensation programs, as structured, currently are within market range, based on its review of market compensation information.

Base Compensation

As discussed above, we provide our named executive officers with a base salary that is comparable to base salaries offered by similarly sized companies in our industry, but will vary from such level based on:

•	industry experience, knowledge and qualifications;

•	the importance of the individual to the execution of our strategic operating plan;

•	the salary levels in effect for comparable positions within our industry;

•	level of responsibility or any change in responsibilities;

•	other elements of compensation; and

•	internal comparability with the compensation of our other named executive officers.

Increases in base salary from year to year are based upon the performance of the named executive officers and any change in the above factors, as well as market positioning considerations, as assessed by our CEO (for executive officers other than our CEO) and approved by the Compensation Committee. The Compensation Committee assesses these factors with respect to the CEO.

In April 2007, our Compensation Committee approved increases to the base salaries paid to our named executive officers. This decision was based on a determination that the increased rates of base salary were competitive with the levels paid by our competitors for executive talent and appropriate for executives with the level of responsibilities held by our named executive officers. In particular, our Compensation Committee recognized that our named executive officers were responsible for implementing and continuing our strategic restructuring initiatives and business alignment that began in 2004, continuing management of cash flow and operating expenses, implementing additional cost savings measures, moving forward with our strategic operating plan, and attaining business objectives. Our Compensation Committee also focused on the importance of retaining key management personnel critical to focusing our business direction and implementing our strategic operating plan.

The total base salary budget approved by the Board for named executive officers for 2007 is an increase of 5% over the total base salary paid for 2006, which percentage increase was consistent with the market data reviewed. The base salary to be paid to our Chief Executive Officer for 2007 was increased to $437,000, an increase of 2.8% over base salary paid in 2006. The base salary to be paid to our Chief Financial Officer for 2007 was increased to $287,000, an increase of 4.2% over base salary paid in 2006. The base salary to be paid to our Executive Vice President Engineering for 2007 was increased to $282,000, an increase of 5.6% over base salary paid in 2006. The base salary paid to our Executive Vice President, Worldwide Sales and Field Operations for 2007 was increased to $325,000, an increase of 8.3% over base salary paid in 2006, in part as an acknowledgement of his central role in repositioning the sales force more effectively to align with our strategic plans and expanding customer relationships with our Memova Mobile solution. The base salary paid to our Chief Technology Officer and Executive Vice President, Product Management, for 2007 was increased to $270,000, an increase of 12.5% over base salary paid in 2006, in part as an acknowledgement of his role in executing on our refocused strategic marketing plan, increased responsibilities and in part to bring his salary to a level commensurate with other comparably situated executives.

Performance-Based Compensation

Performance Goals

It is our Compensation Committee’s objective to have a significant portion of each officer’s compensation based upon overall corporate performance as well as upon his or her own level of responsibility and contribution towards that performance. This allows named executive officers to receive bonus compensation in the event certain specified corporate and individual performance measures are achieved or exceeded.

In determining the performance compensation awarded to each named executive officer, we evaluate our overall corporate and the individual executive’s performance in a number of areas. Our corporate performance is measured on both a short-term and long-term basis, so performance compensation is linked to specific, measurable corporate and individual goals intended to create value for stockholders.

In prior years, general criteria for evaluating overall corporate performance included such measures as software license and service revenue, product development milestones, completion of significant transactions, continued restructuring efforts, achievement of breakeven results on an adjusted EBITDA basis, cash flow, profitability and gross margin targets, and expense control. Individual performance goals included completion of certain projects and achievement of individual targets in support of our overall company goals, by area of responsibility. These include adherence to budget and financial performance targets, and on-time, high-quality execution of recurring responsibilities.

Annual Performance-Based Cash Compensation

The annual performance-based cash bonus consists of a cash award based on overall performance. The potential performance cash bonus for our CEO is up to 150% of base salary and for the other named executive officers is up to two-thirds of base salary.

Annual bonuses are determined predominantly on the basis of our achievement of overall corporate performance targets (discussed above) and secondarily on individual performance targets established for each named executive officer. For each named executive officer, the entire annual award is conditioned on overall corporate performance and resources relating to cash flow, profitability targets, and quarterly revenue. Once overall company performance and resources are known at year-end, our Compensation Committee and our CEO discuss a potential overall bonus pool to be allocated among employees and management, subject to completion of our annual audit without material changes to results. Once the Compensation Committee approves the overall bonus pool, they allocate a portion of the pool among the named executive officers considering the factors discussed above.

For 2006 (to be paid in 2007), the Compensation Committee determined that our named executive officers achieved performance based compensation in the amounts listed below in the “Bonus” column of the Summary Compensation Table. The bonus amounts listed for our CEO, CFO and our Executive Vice President, Worldwide Sales include bonus incentive payments awarded in connection with the January closing of the sale of the Hosted Assets to Tucows as indicated in the footnotes to the table.

Our Compensation Committee has not yet established an overall bonus pool for 2007. However, they approved a new commission incentive plan for our Executive Vice President, Worldwide Sales and Field Operations, increasing Mark Palomba’s annual commission potential to $260,000 (up to $65,000 each quarter) if 100% of his individual worldwide sales, revenue and gross margin targets, and our corporate level financial performance targets are attained in each quarter of 2007. The commission potential is divided among four categories of targets measured each quarter, with potential incentive payments of $30,000 for each quarter in which 100% of the worldwide license fee target is reached; $10,000 for each quarter in which 100% of the worldwide revenue target is reached; $10,000 for each quarter in which 100% of the worldwide professional services gross margin target is reached; and $15,000 for each quarter in which we achieve profitability on an EBITDA basis. For each target (except profitability) there is a threshold percentage below which no incentive payment is awarded; once the minimum target is reached, the incentive amount is awarded incrementally on a sliding scale measured against the target for the quarter.

Long-Term Performance-Based Equity Incentive Program

In accordance with our compensation philosophy, our long-term, performance-based compensation is based on equity ownership. Our Compensation Committee believes that equity ownership in Critical Path is important to tie the level of each named executive officer’s compensation to the performance of our stock and stockholder gains in order to create an incentive for sustained growth. To meet this objective, we may award our named executive officers with additional grants of performance-based equity compensation, which are based upon achieving the same performance criteria described above for cash incentive awards. Under our 1998 Stock Option Plan (the “1998 Plan”), each grant allows the officer to acquire shares of common stock at the market price on the grant date and typically vests over a four-year period. Accordingly, the option will provide a return to the executive officer only if the market price of the shares appreciates over the vesting term.

When awarded, long-term equity incentive grants are designed to align the interests of our named executive officers with those of our shareholders and provide each individual with a significant incentive to manage our business from the perspective of an owner with an equity stake in the business. We believe that long-term equity compensation provides additional incentives to named executive officers to maintain a long-term perspective and work towards maximizing shareholder value. We also recognize that equity compensation incentives are a necessary element of a competitive compensation package for our named executive officers. Our Compensation Committee also views granting options as a retention device, and therefore we utilize extended vesting periods to encourage named executive officers to continue in our employ. Our Compensation Committee also reviews the status of vesting and number of vested versus unvested options from prior grants at the time of each new grant. The amounts of stock options and restricted stock awards granted to each named executive officer are determined by our Compensation Committee based upon several factors, including our overall capital structure, the named executive officer’s level of responsibility, performance and the value of the stock option at the time of grant. These grants also consider the level of annual option grants and total holdings for similar positions at similarly sized companies in our industry, adjusted using the above factors and taking into consideration such equivalency factors as our number of shares outstanding and market capitalization. Additional grants may be made following a significant change in job responsibility or in recognition of a significant achievement.

In 2006, in order to re-incent and retain employees after a significant decline in our share price, we commenced a tender offer to our employees, consultants and directors who, as of May 31, 2006, were actively employed by or providing services to us to exchange some or all of their outstanding options granted under the 1998 Stock Option Plan (the “1998 Plan”) and the 1999 Nonstatutory Stock Option Plan for new options (the “New Options”) to purchase shares of common stock to be granted under the 1998 Plan. As a result of the significant decline in our share price, the exercise prices of outstanding options held by our employees, including named executive officers, consultants and directors were higher, in many cases significantly, than the current fair market value of our common stock.

Each of our named executive officers participated in the tender offer. Together, they received an aggregate of 3,193,880 New Options with an exercise price of $0.20 per share by exchanging an aggregate of 3,357,974 eligible options with a weighted average exercise price of $3.58 per share. See Note 12—Shareholders’ Equity (Deficit), 2006 Stock Option Exchange Program, in the Notes to Consolidated Financial Statements for a detailed description of the terms of our tender offer and option exchange.

During 2006, we made no other stock option grants or other equity incentive awards to the named executive officers.

Policies with Respect to Equity Compensation Awards

We grant all equity incentive awards based on the fair market value as of the date of grant. The exercise price for stock option grants and similar awards is determined by reference to the last quoted price per share on the OTC Bulletin Board owned by the Nasdaq Stock Market, Inc. at the close of business on the day prior to the date of grant. Option awards under the compensation programs discussed above are made at regular Compensation Committee meetings and at special meetings as needed. For example, a special meeting may be called if a regular meeting is cancelled or following the annual performance review process. The effective date for such grants is the date of such meeting at which our Compensation Committee approves the grants. We may also make grants of equity incentive awards at the discretion of our Compensation Committee or our Board of Directors in connection with the hiring of new executive officers and other employees.

Other Elements of Compensation and Perquisites

In order to attract, retain and pay market levels of compensation, we also provide our named executive officers and other employees the following benefits and perquisites.

Life and Disability Insurance. We provide each named executive officer disability, accidental death and life insurance as we in our sole discretion may from time to time make available to our other employees on a percentage of earnings basis subject to a cap. In some cases where the absolute coverage limits of our group life insurance policy do not cover the standard multiple of base salary coverage we provide to all employees, which for life insurance is two times base salary, at the base salary levels of our named executive officers, we have purchased supplemental policies for those named executive officers to provide the additional coverage.

401(k) Plan. We offer a Section 401(k) Savings/Retirement Plan (the “401(k) Plan”), a tax-qualified retirement plan, to all our employees, including named executive officers. The 401(k) Plan permits employees to defer from 1% to 100% of their annual eligible compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable in the 401(k) Plan. We currently do not make matching contributions to the 401(k) Plan, however, we do contribute to an individual pension fund for our Senior Vice President, Engineering, who is based in our Dublin, Ireland office, on the same percentage basis that we contribute for our other Irish-based employees.

Housing Allowance & Travel Costs. The employment agreement with our CEO provides that while he is performing company business in the San Francisco area (Bay area), he will have the use of a corporate apartment in the Bay area during his time spent working there (not to exceed $3,000 per month), and auto transportation in the Bay area in the form of a car lease not to exceed $500 per month. To date, Mr. Ferrer has chosen not to utilize either of those benefits and instead is reimbursed for his usual and ordinary expenses incurred during business travel. We do not expect that to change in 2007. As a result of our geographically diverse workforce and operations, we feel that the availability of benefits such as housing allowance is advisable in some cases in order to attract and retain management talent and to facilitate the need for management to spend significant time in our various offices around the world.

Other Employee Benefits. Our named executive officers participate along with all employees in our health, dental and vision insurance coverage, and Flexible Spending Account and Employee Assistance programs, as we may from time to time make available to our employees. We pay a portion of the premiums for these benefit plans for all employees. Our named executive officers are entitled to paid vacation and sick leave based on years of service in accordance with our policies and procedures in effect for all employees.

Severance and Change of Control Provisions. As described in more detail below in the next section entitled “Employment Contracts and Termination of Employment and Change-in-Control Arrangements,” some of our named executive officers will receive additional compensation or accelerated equity vesting in the event of a termination without cause or a change of control of Critical Path, including, depending on the circumstances, payment of up to 18 months of base salary, accelerated vesting of unvested options and restricted stock, and continuation of group health benefits for up to 18 months after the termination or change of control. Businesses in our industry face a number of risks, including the risk of being acquired in the future. We believe that entering into change of control and severance arrangements with certain of our executives has helped us attract and retain the best-possible executive talent. The terms of the change of control and severance arrangements were negotiated as part of the hiring process for certain of our executives or were made following promotion to named executive officer status. Without these provisions, these executives may not have chosen to accept employment with us or remain employed by us.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Effective on March 29, 2004, we entered into an employment agreement with Mark Ferrer, our Chief Executive Officer and Chairman of the Board. Under the terms of the employment agreement, Mr. Ferrer is eligible for a target bonus ranging from 50% to 150% of his base salary upon achieving performance criteria to be set by our Board of Directors. In connection with his hiring, we granted Mr. Ferrer two options to purchase an aggregate of 1,061,052 shares on March 29, 2004. These options vest 12.5% on September 29, 2004 and thereafter shall vest on a pro-rata monthly basis over the ensuing 42 months for so long as Mr. Ferrer continues to provide services to us. Mr. Ferrer also received a grant of 707,368 shares of restricted stock, which vests 12.5% on September 29, 2004 and thereafter vests on a pro-rata quarterly basis over the ensuing fourteen quarters. After the completion of our rights offering in 2004, we granted Mr. Ferrer an additional option to purchase 1,021,234 shares of common stock and an additional 680,823 shares of restricted stock. The additional option and shares of restricted stock have the same vesting schedule as the option and restricted stock discussed above, respectively, but the vesting start date for the additional grants was six months from August 16, 2004, the date of the grants. If Mr. Ferrer is terminated under certain circumstances, he will receive acceleration of twelve months worth of vesting of all of his options and restricted stock. If we are acquired and Mr. Ferrer’s options are not assumed in the acquisition, his options will become immediately vested in full. If we terminate Mr. Ferrer without cause (as that term is defined in his employment agreement) or due to his disability or if Mr. Ferrer resigns as a result of an uncured constructive termination (as that term is defined in his employment agreement) (each of these scenarios is referred to as a qualifying termination in Mr. Ferrer’s employment agreement), Mr. Ferrer is entitled to following severance benefits: (i) twelve monthly payments that in the aggregate equal (a) his base salary plus (b) a pro-rata payment based on the number of days Mr. Ferrer served as Chief Executive Officer in the fiscal year of termination) of Mr. Ferrer’s actual bonus, if any, paid to him for the fiscal year prior to termination; (ii) continuation of group health benefits for up to twelve months following termination; and (iii) twelve months of accelerated vesting of Mr. Ferrer’s unvested restricted shares. If a qualifying termination occurs within twelve months following a change of control of Critical Path or within three months before a change of control, then in lieu of the benefits described above, Mr. Ferrer shall be offered the following: (i) a single cash payment in amount equal to 1.5 times his base salary; (ii) continuation of medical benefits for up to eighteen months; and (iii) accelerated vesting of (a) the greater of 75% or twelve months of unvested restricted shares or (b) twelve months of accelerated vesting of Mr. Ferrer’s unvested stock options.

We entered into an employment agreement with James Clark, our Executive Vice President, Chief Financial Officer on February 2, 2004. Under the terms of Mr. Clark’s employment agreement, Mr. Clark is eligible for a bonus of up to 30% of his base salary. He is also entitled to a base salary increase to $300,000 per year once we are profitable on an EBITDA basis. In connection with his hiring, we granted Mr. Clark an option to purchase 350,000 shares which option vests over four years with 12.5% vesting six months after Mr. Clark commenced his employment and 1/48th vesting in equal monthly installments thereafter for so long as Mr. Clark continues to provide services to us. Under the terms of his employment agreement, in the event Mr. Clark is terminated without cause or Mr. Clark terminates his employment for good reason within 6 months following a change of control (each term as defined in his employment agreement), all of his unvested shares shall automatically become vested. If we terminate Mr. Clark other than for cause (as defined in his employment agreement) with or without a change of control, Mr. Clark is entitled to twelve months of his then current base salary.

We entered into an employment agreement with Mark Palomba, our Executive Vice President, Worldwide Services and Support and Executive Vice President Asia Pacific on May 17, 2004. In connection with his hiring, we granted Mr. Palomba an option to purchase 350,000 shares, which option vests over four years with 12.5% vesting six months after Mr. Palomba commenced his employment and 1/48th vesting in equal monthly installments thereafter for so long as Mr. Palomba continues to provide services to us. Under the terms of his employment agreement, in the event Mr. Palomba is terminated without cause or Mr. Palomba terminates his employment for good reason within 6 months following a change of control (each term as defined in his employment agreement), all of his unvested shares shall automatically become vested. If we terminate Mr. Palomba other than for cause (as defined in his employment agreement), Mr. Palomba is entitled to nine months of his then current base salary and continuation of group health benefits for nine months following termination.

We entered into an employment agreement with Donald Dew, our Chief Technology Officer and Executive Vice President, Product Management, in March 2000. If we terminate Mr. Dew other than for cause, we believe we may be required to pay severance under applicable Canadian common law, ranging from a minimum of seven weeks of base salary to a possible maximum of one year’s base salary, the prior year’s bonus and the value of his accrued vacation at the time of termination.

We entered into an employment agreement with Barry Twohig, Executive Vice President Engineering, in January 2000. On March 1, 2003, we entered into a change of control severance agreement with Mr. Twohig. Under the terms of this agreement, if Mr. Twohig is involuntarily or constructively terminated within 1 year following a change in control, then all of his unvested shares shall automatically become vested. On February 23, 2007, in connection with his relocation to our Dublin, Ireland office, Mr. Twohig signed an employment agreement with our affiliate, Critical Path B.V.

We entered into an employment agreement with Michael Zukerman, then our Executive Vice President, General Counsel and Secretary, in June 2001, which was amended in 2002 and 2003. If he were employed with us at December 31, 2006, Mr. Zukerman would have otherwise qualified as one of the named executive officers. On May 29, 2003, we entered into a change of control severance agreement with Mr. Zukerman. Under the terms of this agreement, if Mr. Zukerman voluntarily resigns within 180 days following a change in control, then he was entitled to (i) one times his annual base salary in effect on the date of termination, and (ii) one times the highest annual bonus that could have been paid to Mr. Zukerman by Critical Path under the bonus plan or agreement applicable to him for the preceding five fiscal years, whether or not such bonus was actually paid. Mr. Zukerman voluntarily resigned from Critical Path on September 30, 2006, and we made no severance payments to him as a result of his voluntary resignation. Upon his resignation, we retained Mr. Zukerman on a consulting basis until November 15, 2006.

Except as described above with respect to severance obligations, all of our employment relationships with our named executive officers are at-will, as interpreted in the localities in which they are employed.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee currently consists of Ross Dove, Frost Prioleau and Tom Tinsley. None of the members of our Compensation Committee were officers or employees of Critical Path at any time during 2006 or at any other time. During 2006, no current named executive officer of Critical Path served as a member of the board of directors or compensation committee of any other entity whose executive officer(s) served on Critical Path’s Board of Directors or Compensation Committee.

Compensation Recovery

The Board of Directors may evaluate in appropriate circumstances whether to seek the reimbursement of certain compensation awards paid to an executive officer if such executive engages in misconduct that caused or partially caused a restatement of financial results, in accordance with section 304 of the Sarbanes-Oxley Act of 2002. If circumstances warrant, we will seek the repayment of appropriate portions of the executive officer’s compensation for the relevant period, as provided by law.

Policies Regarding Tax Deductibility of Compensation

Within our performance-based compensation program, we aim to compensate the named executive officers in a manner that is tax-effective for the company. Section 162(m) of the Internal Revenue Code restricts the ability of publicly held companies to take a federal income tax deduction for compensation paid to certain of their executive officers to the extent that compensation exceeds $1.0 million per covered officer in any fiscal year. However, this limitation does not apply to compensation that is performance-based. The non-performance based compensation paid in cash to the our named executive officers for the 2006 fiscal year did not exceed the $1.0 million limit per officer, and our Compensation Committee does not anticipate that the non-performance based compensation to be paid in cash to the named executive officers for fiscal 2007 will exceed that limit.

SUMMARY COMPENSATION TABLE

The following table sets forth compensation for services rendered in all capacities to us for the year ended December 31, 2006 for our Chief Executive Officer, our Chief Financial Officer, the three other most highly compensated executive officers as of December 31, 2006, and one other most highly compensated executive officer who was employed during 2006, but not employed as of December 31, 2006, all of whose total annual salary and bonus for fiscal year 2006 exceeded $100,000:

Name & Principal position	Year	Salary	Bonus	Stock awards (1)	Option awards (2)	Non-equity incentive plan compensation	Change in pension value and non-qualified deferred compensation earnings	All other compensation	Total
		(in United States dollars ($))
Mark J. Ferrer	2006	$420,833	$63,000	$68,802	$350,241	$—	$—	$606	$903,482
Chief Executive Officer (3)

James A. Clark	2006	272,917	45,000	8,020	62,234	—	—	—	388,171
Executive Vice President and Chief Financial Officer (4)

Donald Dew	2006	240,698	15,000	837	12,762	—	—	—	269,298
Chief Technology Officer and Executive Vice President, Product Management (5)

Mark Palomba	2006	300,000	58,000	9,660	62,234	20,000	—	—	449,894
Executive Vice President, Worldwide Sales and Field Operations (6)

Barry Twohig	2006	250,887	15,000	6,250	30,836	—	—	26,534	329,507
Executive Vice President, Engineering (7)

Michael J. Zukerman	2006	204,167	25,000	10,025	18,904	—	—	12,956	271,052
Former Executive Vice President, General Counsel and Secretary (8)

Footnotes to Summary Compensation Table

(1)	Represents the value of restricted stock awards which vested during 2006.
(2)	See Note 12—Shareholders’ Equity (Deficit), Stock-Based Compensation, in the Notes to Consolidated Financial Statements for the valuation assumptions used in determining the fair value of the Option Awards.
(3)	Mr. Ferrer’s bonus amount includes 2006 performance-based cash bonus of $35,000, still to be paid in 2007, as well as a bonus incentive payment previously awarded and paid in connection with the January 2006 closing of the sale of the Hosted Assets. Mr. Ferrer’s all other compensation consists of incremental premium payments related to providing Mr. Ferrer life insurance coverage at two times his annual salary. Mr. Ferrer does not receive any compensation for his services as a director.
(4)	Mr. Clark’s bonus amount includes 2006 performance-based cash bonus of $20,000, still to be paid in 2007, as well as a bonus incentive payment previously awarded and paid in connection with the January 2006 closing of the sale of the Hosted Assets.
(5)	Mr. Dew is compensated in Canadian dollars. His compensation data was translated to United States dollars using an average of the foreign currency exchange rate from the Canadian dollar to the United States dollar during the period January 1, 2006 to December 31, 2006.
(6)

Mr. Palomba’s bonus amount includes 2006 performance-based cash bonus of $30,000, still to be paid in 2007, as well as a bonus incentive payment previously awarded and paid in connection with the January

2006 closing of the sale of the Hosted Assets. Mr. Palomba’s non-equity incentive plan compensation includes $10,000 payable in connection with his performance under the Critical Path 2006 Sales Incentive Plan that will be paid in April 2007.

(7)	Mr. Twohig was compensated in United States dollars until February 28, 2006. On March 1, 2006, Mr. Twohig began being compensated in Euros. His compensation data was translated to United States dollars using an average of the foreign currency exchange rate from the Euro to the United States dollar during the period March 1, 2006 to December 31, 2006. Mr. Twohig’s all other compensation consists of amounts related to our contribution to a private pension fund on Mr. Twohig’s behalf as well as amounts paid for private health insurance, disability benefits, life insurance and relocation costs.
(8)	Mr. Zukerman voluntarily resigned from Critical Path on September 30, 2006, and therefore was not eligible for a performance cash bonus for 2006. His bonus amount represents a bonus incentive payment awarded in connection with the January closing of the sale of the Hosted Assets to Tucows. Upon his resignation, we retained Mr. Zukerman on a consulting basis until November 15, 2006. Mr. Zukerman’s all other compensation consists of the payout of the value of accrued but unused vacation.

2006 GRANTS OF PLAN-BASED AWARDS

The following table sets forth information on grants of options to purchase shares of our common stock in fiscal year 2006 to the named executive officers.

Name	Grant date	Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards: number of shares of stock or units	All other option awards: number of securities underlying options	Exercise or base price of option awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
Mark J. Ferrer (1)	June 29, 2006	$—	$—	$—	—	—	—	—	236,965	$0.20
	June 29, 2006	—	—	—	—	—	—	—	824,087	0.20
	June 29, 2006	—	—	—	—	—	—	—	1,021,234	0.20

James A. Clark (1)	June 29, 2006	—	—	—	—	—	—	—	350,000	0.20
	June 29, 2006	—	—	—	—	—	—	—	20,000	0.20

Donald Dew (1)	June 29, 2006	—	—	—	—	—	—	—	18,750	0.20
	June 29, 2006	—	—	—	—	—	—	—	1,500	0.20
	June 29, 2006	—	—	—	—	—	—	—	12,500	0.20
	June 29, 2006	—	—	—	—	—	—	—	3,125	0.20
	June 29, 2006	—	—	—	—	—	—	—	2,500	0.20
	June 29, 2006	—	—	—	—	—	—	—	37,500	0.20

Mark Palomba (1)	June 29, 2006	—	—	—	—	—	—	—	350,000	0.20
	June 29, 2006(3)	—	—	—	—	—	—	—	20,000	0.20
		—	200,000	(4)	—	—	—	—	—	—

Barry Twohig (1)	June 29, 2006	—	—	—	—	—	—	—	20,000	0.20
	June 29, 2006	—	—	—	—	—	—	—	12,500	0.20
	June 29, 2006	—	—	—	—	—	—	—	112,500	0.20
	June 29, 2006	—	—	—	—	—	—	—	4,687	0.20
	June 29, 2006	—	—	—	—	—	—	—	49	0.20
	June 29, 2006	—	—	—	—	—	—	—	7	0.20
	June 29, 2006	—	—	—	—	—	—	—	235	0.20
	June 29, 2006	—	—	—	—	—	—	—	66	0.20
	June 29, 2006	—	—	—	—	—	—	—	1,250	0.20
	June 29, 2006	—	—	—	—	—	—	—	35	0.20
	June 29, 2006	—	—	—	—	—	—	—	750	0.20
	June 29, 2006	—	—	—	—	—	—	—	12,500	0.20
	June 29, 2006	—	—	—	—	—	—	—	18,750	0.20

Michael J. Zukerman (1,2)	June 29, 2006	—	—	—	—	—	—	—	7291	0.20
	June 29, 2006	—	—	—	—	—	—	—	14,820	0.20
	June 29, 2006	—	—	—	—	—	—	—	12,988	0.20
	June 29, 2006	—	—	—	—	—	—	—	11,666	0.20
	June 29, 2006	—	—	—	—	—	—	—	21,875	0.20
	June 29, 2006	—	—	—	—	—	—	—	43,750	0.20

Footnotes to Grants of Plan-Based Awards Table

(1)	Our named executive officers, 2006 option awards were given in connection with our option exchange offer as discussed in the section above titled Long-Term Performance-Based Equity Incentive Program. See Note 12—Shareholders’ Equity (Deficit), 2006 Stock Option Exchange Program, in the Notes to Consolidated Financial Statements for a detailed description of the terms of our tender offer and option exchange.
(2)	Mr. Zukerman resigned on September 30, 2006. Upon his resignation, we retained Mr. Zukerman on a consulting basis until November 15, 2006.
(3)	Represents amounts in connection with the Critical Path 2006 Sales Incentive Plan for Mr. Palomba.
(4)	This amount cannot be calculated as a result of certain features of the Critical Path 2006 Sales Incentive Plan for Mr. Palomba that do not have a limit on earnings potential. These features are related to (i) license fee revenue achievement which, above 90% achievement, would pay an additional 2% of the target incentive for every 1% of achievement greater than the 90% limit, (ii) total revenue achievement which, above 95% achievement, would pay on a straight-line basis as a percent of the target achieved, and (iii) the generation of certain non-standard transactions which the incentive payment is at the discretion of the Sales Compensation Committee.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following sets forth information regarding outstanding equity-based awards, including the potential dollar amounts realizable with respect to each award.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options - amount exercisable	Number of securities underlying unexercised options - amount unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested
Mark J. Ferrer	1,301,428	780,858	—	$0.20	June 28, 2013	221,053	$24,316	—	$—
James A. Clark	231,250	138,750	—	0.20	June 28, 2013	—	—	—	—
Donald Dew	47,419	28,456	—	0.20	June 28, 2013	—	—	—	—
	5,000	—	—	0.65	November 5, 2014
Mark Palomba	231,250	138,750	—	0.20	June 28, 2013	—	—	—	—
Barry Twohig	114,577	68,752	—	0.20	June 28, 2013	—	—	—	—
Michael J. Zukerman (1)	112,390	—	—	0.20	June 28, 2013	—	—	—	—

Footnotes to Outstanding Equity Awards at Fiscal Year-End Table

(1)	Mr. Zukerman resigned on September 30, 2006. Upon his resignation, we retained Mr. Zukerman on a consulting basis until November 15, 2006.

OPTION EXERCISES AND STOCK VESTING TABLE

The following table sets forth the dollar amounts realized pursuant to the vesting or exercise of equity-based awards during the latest fiscal year.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise	Value realized on exercise	Number of shares acquired on vesting	Value realized on vesting
Mark J. Ferrer	—	$—	176,842	$35,368
James A. Clark	—	—	40,000	8,020
Donald Dew	—	—	4,234	849
Mark Palomba	—	—	35,000	7,018
Barry Twohig	—	—	50,000	10,025
Michael J. Zukerman (1)	—	—	50,000	10,025

Footnotes to Option Exercises and Stock Vesting Table

(1)	Mr. Zukerman resigned on September 30, 2006. Upon his resignation, we retained Mr. Zukerman on a consulting basis until November 15, 2006.

NONQUALIFIED DEFERRED COMPENSATION TABLE

The Company does not provide a non-qualified deferred compensation plan for any of its executive officers.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

		Before change in control	After change in control
Name	Benefit	Termination w/o cause or for good reason (2)	Termination w/o cause or for good reason (2)	Voluntary termination	Death	Disability (2)	Change in control (2)
Mark J. Ferrer (1)	Severance	$425,000	$637,500	$—	$—	$425,000	$—
	Bonus	65,000	—	—	—	—	—
	Stock option vesting acceleration (3)	87,560	87,560	—	—	—	131,340
	Restricted stock vesting acceleration (4)	38,175	42,810	—	—	—	—
	Health care benefits continuation	13,144	13,144	—	—	—	—

James A. Clark (1)	Severance	275,000	275,000	—	—	—	—
	Stock option vesting acceleration (3)	—	23,338	—	—	—	—

Donald Dew (1)	Severance (5)	268,065	268,065	—	—	—	—

Mark Palomba (1)	Severance	225,000	225,000	—	—	—	—
	Stock option vesting acceleration (3)	—	23,338	—	—	—	—
	Health care benefits continuation	12,620	12,620	—	—	—	—

Barry Twohig (1)	Stock option vesting acceleration (3)	—	11,564	—	—	—	—

Michael J. Zukerman	(6)	—	—	—	—	—	—
Footnotes to Potential Payments Upon Termination or Change in Control Table

(1)	See section above titled “Employment Contracts and Termination of Employment and Change-in-Control Arrangements” for full discussions of the termination and change-in-control benefits the named officers are eligible to receive pursuant to their employment contracts.

(2)	The values of the benefits are calculated based upon an assumed termination or change-in-control date as of December 31, 2006.
(3)	The value of the stock option vesting acceleration is the product of the named officer’s unvested stock options as of December 31, 2006 multiplied by the FAS 123R grant date value of the options. See Note 12—Shareholders’ Equity (Deficit), Stock-Based Compensation, in the Notes to Consolidated Financial Statements for the valuation assumptions used in determining the fair value of the Option Awards.
(4)	The value of the restricted stock vesting acceleration is the product of the named officer’s unvested restricted stock award multiplied by our closing stock price as of December 31, 2006.
(5)	Mr. Dew’s severance is an estimate of the maximum severance we believe we might be required to pay by applying Canadian common law, comprised of one year’s base salary, the prior year’s bonus and the value of his accrued vacation at December 31, 2006. We believe the minimum severance that could be paid in compliance with applicable Canadian employment standards is seven weeks of base salary.
(6)	As a result of Mr. Zukerman’s employment resignation on September 30, 2006, and the end of his consulting engagement with us on November 15, 2006, he was not eligible for any severance or change in control benefits as of December 31, 2006.

DIRECTORS COMPENSATION TABLE

The following table provides information related to the compensation of our non-employee directors for fiscal 2006.

Name	Fees earned or paid in cash (1)	Stock awards	Option awards (2)	Non-equity incentive plan compensation	Change in pension value and nonqualified deferred compensation earnings	All other compensation	Total
Tom Tinsley	$27,500	$—	$4,113	$—	$—	$—	$31,613
Ross M. Dove	32,500	—	18,611	—	—	—	51,111
Frost R.R. Prioleau	37,000	—	18,621	—	—	—	55,621
Michael J. Shannahan	31,000	—	18,495	—	—	—	49,495
Edmond Ip Tak Chuen	7,500	—	15,845	—	—	—	23,345
Mario Bobba	12,500	—	41,839	—	—	—	54,339

Footnotes to Director Compensation Table

(1)	Fees earned for annual retainers and services on board committees see section below titled Narrative to Director Compensation Table below.
(2)	See Note 12—Shareholders’ Equity (Deficit), Stock-Based Compensation, in the Notes to Consolidated Financial Statements for the valuation assumptions used in determining the fair value of the Option Awards.

Narrative to Director Compensation Table

Our non-employee directors receive an annual retainer of $5,000 for serving as a director, paid incrementally on a quarterly basis. The following additional annual cash retainers are paid for services on board committees:

Non-chair Member of Compensation Committee	$2,500
Non-chair Member of Nominating & Corporate Governance Committee	$2,500
Non-chair Member of Audit Committee	$5,000
Chair of Compensation Committee	$5,000
Chair of Nominating & Corporate Governance Committee	$5,000
Chair of Audit Committee	$10,000

All of these cash payments are paid incrementally on a quarterly basis. Each non-employee director is also paid $2,000 for each full board meeting attended in person, $1,000 for each committee meeting attended in person and $500 for each meeting attended by telephone.

Upon appointment to the Board of Directors, non-employee directors receive an initial grant of an option to purchase 75,000 shares of our common stock under the terms of our Amended and Restated 1998 Stock Incentive Plan (our 1998 Plan). These options become exercisable over a four-year period, at a rate of 1/48th per month. Thereafter, following the conclusion of each regular annual meeting of shareholders, each non-employee director receives a grant of an option to purchase 15,000 shares of our common stock under the terms of our 1998 Plan, if, on such date, he or she will continue to serve on our Board of Directors. These annual option grants become exercisable over a three-year period, at a rate of 1/36th per month. We do not pay additional compensation to any employee-director for their services on the Board.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding beneficial ownership of Common Stock as of March 1, 2007 by:

•	each person or entity known to us to own beneficially more than 5% of our Common Stock;

•	each of our directors;

•	our Named Executive Officers; and

•	all executive officers and directors as a group.

BENEFICIAL OWNERSHIP TABLE

	Amount and nature of beneficial owner
Name and address of beneficial owner(1)	Shares of common stock beneficially owned		Shares of Series D preferred stock beneficially owned	Shares of Series E preferred stock beneficially owned	Right to acquire ownership of common stock within 60 Days of March 1, 2007		Total of common stock(2)	Percent of common stock(2)	Percent of Series D preferred stock(2)	Percent of Series E preferred stock(2)	Percent of common stock, Series D preferred stock and Series E preferred stock (as converted)(2)
5% SHAREHOLDERS
Entities affiliated with General Atlantic LLC(3) 3 Pickwick Plaza Greenwich, CT	—		2,545,455	7,333,332	43,410,519		43,410,519	—	72.3%	15.0%	53.9%
Cheung Kong (Holdings) Limited and affiliates(4) 8th Floor, Cheung Kong Center 2 Queen’s Road Central Hong Kong	—		872,727	8,946,667	23,517,428		23,517,428	—	24.8%	18.3%	38.7%
Ace Paragon Holdings Limited and affiliates(5) 80 Robinson Road, 27th Floor Singapore 068898	—		—	12,916,667	15,004,503		15,004,503	—	—	26.5%	28.7%
Zaxis Equity Neutral and affiliates(6) 25 Orinda Way, Suite 300 Orinda, CA 94563	—		—	5,673,325	6,590,356		6,590,356	—	—	11.6%	15.1%
Crosslink Crossover Fund IV, L.P. Two Embarcadero Center, Suite 2200 San Francisco, California 94111	—		—	3,445,370	4,002,276		4,002,276	—	—	7.1%	9.7%
Permal U.S. Opportunities Limited(7) 25 Orinda Way, Suite 300 Orinda, CA 94563	—		—	3,334,673	3,873,686		3,873,686	—	—	6.8%	9.4%
Passport Master Fund., L.P.(8) One Sansome Street 39th Floor San Francisco, California 94104				2,620,833	3,044,462		3,044,462	—	—	5.4%	7.6%
Vectis-CP Holdings, LLC 345 California St, Suite 2600 San Francisco, California 94104	5,672,378		—	—	—		5,672,378	15.2%	—	—	15.2%
Peter Kellner and affiliated entities(9) c/o The Office of Peter Kellner 10563 Brunswick Road, Suite 7 Grass Valley, CA 95945	2,155,259		—	1,666,666	2,251,361		4,406,620	5.8%	—	3.4%	11.2%
DIRECTORS AND NAMED EXECUTIVE OFFICERS
Mark J. Ferrer	1,178,024	(10)	—	—	1,474,952	(11)	2,493,752	3.2%	—	—	6.9%
James A. Clark	33,880		—	—	262,082	(12)	295,962	*	—	—	0.8%
Mark E. Palomba	41,570		—	—	262,082	(13)	303,652	*	—	—	0.8%
Barry Twohig	59,638				129,855	(14)	189,493	*	—	—	0.5%
Michael J. Zukerman	—		—	—	—	(15)	—	—	—	—	0.0%
Mario Bobba	—		—	—	147,304	(16)	147,304	—	—	—	0.4%
Ross Dove	—		—	—	91,250	(17)	91,250	—	—	—	0.2%
Tom Tinsley (18)	—		2,545,455	7,333,332	43,505,519	(19)	43,505,519	—	72.3%	15.0%	53.9%
Michael J. Shannahan	—		—	—	70,937	(20)	70,937	—	—	—	0.2%
Frost R.R. Prioleau	—		—	—	79,375	(21)	79,375	—	—	—	0.2%
Edmond Ip Tak Chuen	—		—	—	47,187	(22)	47,187	—	—	—	0.1%
All Named Executive Officers and current directors, and executive officers as a group (11 persons)(23)	1,325,792		2,545,455	7,333,332	46,129,285		47,295,853	3.6%	72.3%	15.0%	57.0%

*	Amount represents less than 1% of the indicated class or classes of stock.
(1)	Unless otherwise indicated, the address for each of the executive officers and directors is c/o Critical Path, Inc., 2 Harrison Street, 2nd Floor, San Francisco, California 94105.
(2)	Applicable percentage ownership of Common Stock is based on 37,197,646 shares of Common Stock issued and outstanding as of March 1, 2007. Applicable percentage ownership of Series D preferred stock is based on 3,520,537 shares of Series D preferred stock issued and outstanding on March 1, 2007. Applicable percentage ownership of Series E preferred stock is based on 48,811,945 shares of Series E preferred stock issued and outstanding on March 1, 2007. In calculating the percentage ownership of the Common Stock, as a separate class of stock, we have excluded any shares of preferred stock and any shares of common stock that person has a right to acquire within 60 days of March 1, 2007 held by such person that is convertible into shares of common stock. Beneficial ownership, as noted in the far right column above, is determined in accordance with the rules and regulations of the United States Securities and Exchange Commission (SEC). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or preferred stock convertible into such shares of Common Stock, held by that person, that are currently exercisable or convertible or exercisable or convertible within 60 days of March 1, 2006 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of another person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name.
(3)	According to a Schedule 13D/A filed on April 1, 2005, General Atlantic LLC (GA LLC), General Atlantic Partners 74, L.P. (GAP 74), GapStar, LLC (GapStar), GAP Coinvestment Partners II, L.P. (GAPCO II), GAPCO Management GmbH (Management GmbH) and GAPCO GmbH & Co. KG (KG), in the aggregate, beneficially own 2,545,455 shares of Series D preferred stock, 7,333,332 shares of Series E preferred stock and Series F warrants to purchase 176,784 shares of Series F preferred stock. The Schedule 13D/A also reports ownership of warrants to purchase 624,999 shares of Common Stock, which expired on November 8, 2006. GA LLC is the general partner of GAP 74 and the sole member of GapStar. The general partners of GAPCO II are also Managing Directors of GA LLC. Management GmbH is the general partner of KG. The Managing Directors of GA LLC have investment and voting power over KG and Management GmbH. GAP 74, GA LLC, GapStar, GAPCO II, KG and Management GmbH (collectively, the GA Group) are a “group” within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as amended. Because the GA Group beneficially owns, in the aggregate, in excess of the 10% of our outstanding shares of Common Stock, the GA Group is considered an affiliate. The address of the GA Group (other than KG and Management GmbH) is c/o General Atlantic Service Company, LLC, 3 Pickwick Plaza, Greenwich, Connecticut 06830. The address of KG and Management GmbH is c/o General Atlantic Partners GmbH, Koenigsallee 62, 40212 Duesseldorf, Germany. The number of shares of Common Stock into which the Series D preferred stock and the Series E preferred stock convert as reflected in the table includes the accretion of dividends through May 1, 2007.
(4)	Based on our records, Cheung Kong (Holdings) Limited (Cheung Kong) and its affiliates beneficially own 872,727 shares of Series D preferred stock, 8,946,667 shares of Series E preferred stock and Series F warrants to purchase 176,784 shares of Series F preferred stock, and the number of shares of Common Stock into which the Series D preferred stock and the Series E preferred stock convert as reflected in the table includes the accretion of dividends through May 1, 2007.
(5)	According to a Schedule 13D/A filed on December 21, 2006 by Ace Paragon Holdings Limited (Ace), Strategic Global Asset Management PCC Limited (PCC), The March Charitable Trust (March Trust), and SG Hambros Trust Company (Channel Islands) Limited f/k/a SG Hambros Trust Company (Guernsey) Limited (SG Trust, and together with Ace, PCC and March Trust, the Reporting Persons), report beneficial ownership of 12,916,667 shares of Series E preferred stock. PCC as the sole shareholder of Ace, the March Trust as the sole shareholder of the management shares of PCC and SG Trust as the trustee of the March Trust and as investment advisor to PCC report shared voting and dispositive power with respect to and beneficially own 12,916,667 shares of Series E preferred stock. As of the date of the Schedule 13D/A, Societe Generales, S.A. (SG) is the ultimate parent company of the Reporting Persons, and SG, its executive officers and directors, and its direct and indirect subsidiaries (other than Reporting Persons), may be deemed to beneficially own the shares held by the Reporting Persons. The number of shares of Common Stock into which the Series E preferred stock convert as reflected in the table includes the accretion of dividends through May 1, 2007.
(6)

Based on our records, Zaxis Equity Neutral, L.P., Zaxis Institutional Partners, L.P., Zaxis Offshore Limited, Zaxis Institutional Offshore, and Zaxis Partners, L.P. (collectively, Zaxis) in the aggregate own 5,673,325 shares of Series E preferred stock. According to a Schedule 13G/A filed on February 9, 2007 by Apex Capital, LLC and Sanford J. Colen (Colen) (collectively, Apex), report shared voting and dispositive power over the portion of the securities beneficially owned by Zaxis and Permal U.S. Opportunities Limited equal to 9.9% of our then outstanding shares of Common Stock. The number of shares of Common Stock into which the Series E preferred stock convert as reflected in the table includes the accretion of dividends through May 1, 2007.

(7)	According to a Schedule 13G/A filed on February 9, 2007 by Apex, reports shared voting and dispositive power over the portion of the securities beneficially owned by Permal U.S. Opportunities Limited and Zaxis equal to 9.9% of our then outstanding shares of Common Stock.
(8)	According to a Schedule 13G/A filed on February 16, 2007 by Passport Global Master Fund SPC Ltd. for and on behalf of Portfolio A - Global Strategy (Fund I), Passport Management, LLC (Passport Management), Passport Holdings, LLC (Passport Holdings), Passport Capital, LLC (Passport Capital) and John Burbank (Burbank), report beneficial ownership of 2,620,833 shares of Series E preferred stock. Burbank is the sole managing member of Passport Capital, and Passport Capital is the sole managing member of Passport Holdings and Passport Management. Passport Management is the investment manager to Fund I. As a result, each of Passport Management, Passsport Holdings, Passport Capital and Burbank may be considered to share the power to vote or direct the vote of, and the power to dispose or direct the disposition of, the shares owned of record by Fund I. The number of shares of Common Stock into which the Series E preferred stock convert as reflected in the table includes the accretion of dividends through May 1, 2007.
(9)	According to a Schedule 13D/A, filed on December 12, 2006 by Peter Kellner (Mr. Kellner), Richmond I, LLC (Richmond LLC), and Richmond III, LLC (Richmond III), report beneficial ownership of 4,143,345 shares of Common Stock of which 696,056 and 1,988,086 shares of Common Stock are beneficially owned by Richmond I and Richmond III, respectively. Of the amount of shares of Common Stock beneficially owned by Richmond III, 321,420 are issuable upon conversion of shares of our Series F preferred stock issuable upon currently exercisable Series F warrants and 1,666,666 are issuable upon conversion of shares of Series E preferred stock. Mr. Kellner is the managing partner of Richmond I and Richmond III and has voting and dispositive power over the shares owned by Richmond I and Richmond III. The number of shares of Common Stock into which the Series E preferred stock convert as reflected in the table includes the accretion of dividends through May 1, 2007.
(10)	Includes 476,362 shares subject to the right of repurchase as of March 1, 2007, which lapses over time and 611,736 shares held by Mr. Ferrer’s spouse.
(11)	Consists of 1,474,952 shares subject to options exercisable within 60 days of March 1, 2007.
(12)	Consists of 262,082 shares subject to options exercisable within 60 days of March 1, 2007.
(13)	Consists of 262,082 shares subject to options exercisable within 60 days of March 1, 2007.
(14)	Consists of 129,855 shares subject to options exercisable within 60 days of March 1, 2007.
(15)	Michael J. Zukerman resigned from his position as Executive Vice President, General Counsel and Secretary effective as of September 30, 2006.
(16)	Consists of 147,304 shares subject to options exercisable within 60 days of March 1, 2007
(17)	Consists of 91,250 shares subject to options exercisable within 60 days of March 1, 2007.
(18)	Mr. Tinsley is a Managing Director of GA LLC and a general partner of GAPCO II. See footnote 3 above. The address of Mr. Tinsley is 2401 Pennsylvania Avenue, NW, Washington, D.C. 20037.
(19)	Includes 33,123,995 shares issuable upon the conversion of the Series D preferred stock, 8,518,684 shares issuable upon the conversion of the Series E preferred stock and the Series F warrants which are convertible into 1,767,840 shares of Common Stock. See footnote 3 above. Mr. Tinsley has no pecuniary interest in any of the securities owned by KG. Mr. Tinsley disclaims beneficial ownership of the securities described in footnote 3 above except to the extent of his pecuniary interest therein. Also includes 95,000 shares subject to options exercisable within 60 days of March 1, 2007.
(20)	Consists of 70,937 shares subject to options exercisable within 60 days of March 1, 2007.
(21)	Consists of 79,375 shares subject to options exercisable within 60 days of March 1, 2007.
(22)	See footnote 4. Mr. Ip disclaims beneficial ownership of the securities described in footnote 4 above except to the extent of his pecuniary interest therein. Includes 47,187 shares subject to options exercisable within 60 days of March 1, 2007.
(23)	Includes shares beneficially owned by the directors, and executive officers as a group including the named executive officers and Donald Dew (Mr. Dew). “Shares of common stock beneficially owned” includes an aggregate of 15,322 shares of Common Stock beneficially owned by Mr. Dew and “right to acquire ownership of common stock within 60 days of March 31, 2007” includes 58,742 shares subject to options exercisable within 60 days of March 1, 2007 held by Mr. Dew. Includes 2,660,024 shares subject to options exercisable within 60 days of March 1, 2007 held by the directors and named executive officers.

Equity Compensation Plan Information

The following table provides information with respect to our compensation plans under which equity securities are authorized for issuance as of our fiscal year ended December 31, 2006.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plan approved by shareholders(a)	8,665,225	$1.94	9,451,007
Equity compensation plan not approved by shareholders	486,008	2.19	5,853,399

Total	9,151,233	$1.96	15,304,406

(a)	As a result of our previous business acquisition activities, there are 1,855 shares of common stock to be issued upon the exercise of outstanding options at an average exercise price of approximately $41.98 per share. Additionally, the number of shares reserved for issuance under our shareholder approved plan, the 1998 Stock Option Plan (the 1998 Plan), is subject to an annual increase on January 1 of each year by an amount equal to 2% of the total number of our common stock authorized for issuance. As a result, we added 4,000,000 options to the 1998 Plan for future issuance to purchase shares of our common stock in January 2007. The aggregate number of shares of common stock which may be issued under the 1998 Plan shall at all times be subject to adjustment as a result of stock splits, dividends payable in shares, combinations or consolidations of outstanding stock, recapitalizations, mergers or reorganizations. Stock options, restricted stock, restricted stock units or stock appreciation rights may be awarded under the 1998 Plan.

See Note 12—Shareholders’ Equity (Deficit), Stock Options, in the Notes to Consolidated Financial Statements for a brief summary of the material features of the 1999 Nonstatutory Stock Option Plan, our non-shareholder approved equity compensation plan.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Loans to Officers

During 2001 and in connection with his employment agreement, we made a loan and held a note receivable from David C. Hayden, our former Executive Chairman. See Note 7—Related Party Transaction, Notes Receivable From Officers, in the Notes to Consolidated Financial Statements.

Investment Transactions

In December 2004, we received aggregate proceeds of $11.0 million from a group of investors, consisting of affiliates of General Atlantic Partners 74, L.P., GapStar, LLC and GAP Coinvestment Partners II, L.P. (collectively with certain of its other affiliates, “General Atlantic”), which entities are associated with Tom Tinsley, one of our current directors, Cheung Kong (Holdings) Limited and its affiliated entities (collectively with certain of its other affiliates, “Cheung Kong”), which entities are associated with Edmond Ip Tak Chuen, one of our current directors, and Richmond III, LLC (an affiliate of Peter Kellner), each of which was a current shareholder of Critical Path, in exchange for promissory notes issued in the aggregate principal amount of $11.0 million and warrants to purchase an aggregate of 235,712 shares of Series F redeemable convertible preferred stock (Series F preferred stock). The warrants are exercisable for Series F preferred stock at a per share purchase price of $14.00 per share, which is equivalent to $1.40 per share on a common equivalent basis. In March 2005, we issued the remaining $7.0 million of these notes and warrants to purchase 149,998 shares of Series F preferred stock. The promissory notes accrue interest at a rate of 13.9% per annum, however, we are not obligated to make interest payments on the notes prior to their maturity. On March 15, 2007, we entered into an Amendment to the 13.9% Notes with the holders of these notes whereby we agreed with the holders of the 13.9% Notes to extend the maturity date of all of the 13.9% Notes from December 30, 2007 to June 28, 2008. The remaining provisions of the 13.9% Notes remain in full force and effect unchanged. Accordingly, the notes are due and payable on the earlier to occur of the maturity date on June 30, 2008, when declared due and payable upon the occurrence of an event of default, or a change of control of Critical Path. As of December 31, 2006, the following amounts of principal and interest were outstanding under the 13.9% Notes (in thousands):

Shareholder	Outstanding Indebtedness
General Atlantic	$10,752
Cheung Kong	10,752
Peter Kellner	1,870

The Series F preferred stock issuable upon exercise of the warrants described above will rank equally with the Series E preferred stock, and will rank senior to all other capital stock with respect to rights on liquidation, dissolution and winding up. The Series F preferred stock will accrue dividends at a simple annual rate of 5 3/4% of the purchase price of $14.00, whether or not declared by our board of directors. The holders of Series F preferred stock will be entitled to vote as a separate class on any amendment to the terms or authorized number of shares of Series F preferred stock, the issuance of any equity security ranking senior to the Series F preferred stock and the redemption of or payment of a dividend in respect of any junior security. At any time, holders of Series F preferred stock may elect to convert their Series F preferred stock into shares of common stock. As of December 31, 2006, no shares of Series F preferred stock were outstanding and warrants to purchase 385,710 shares of Series F preferred stock were outstanding.

Indemnification

Our articles of incorporation limit the liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the California Corporations Code. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our bylaws provide that we may indemnify our directors and officers to the fullest extent permitted by California law, including in circumstances in which indemnification is otherwise discretionary under California law. We have also entered into indemnification agreements with our officers and directors containing provisions that may require us, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors’ and officers’ insurance if available on reasonable terms.

Board Independence

The board of directors has determined in accordance with the Nasdaq Stock Market listing standards that the following directors are independent: Ross Dove, Edmond Ip Tak Chuen, Frost R.R. Prioleau, Michael Shannahan and Tom Tinsley.

ITEM 14. PRINCIPAL ACCOUNTING FEES AND SERVICES

On September 15, 2006, Burr, Pilger & Mayer LLP replaced PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Audit Fees

The aggregate fees for professional services billed by PricewaterhouseCoopers LLP and Burr, Pilger & Mayer LLP, as applicable, in connection with their audit of our consolidated financial statements, reviews of the consolidated financial statements included in its quarterly reports on Form 10-Q and related statutory and regulatory filings were:

	PricewaterhouseCoopers LLP	Burr, Pilger & Mayer LLP
Year ended December 31:
2006	$1,058,400	$228,669
2005	$1,198,500	$—

Audit-Related Fees

The aggregate fees billed by PricewaterhouseCoopers LLP and Burr, Pilger & Mayer LLP, as applicable, for assurance and related services related to the performance of their audit and review of our financial statements that are not included in the “audit fees” above were:

	PricewaterhouseCoopers LLP	Burr, Pilger & Mayer LLP
Year ended December 31:
2006	$181,000	$—
2005	$—	$—

These audit-related fees billed by PricewaterhouseCoopers LLP were incurred in connection with the sale of the Hosted Assets.

Tax Fees

The aggregate fees billed by PricewaterhouseCoopers LLP and Burr, Pilger & Mayer LLP, as applicable, for professional services related to tax compliance, tax advice and tax planning were:

	PricewaterhouseCoopers LLP	Burr, Pilger & Mayer LLP
Fiscal year ended December 31:
2006	$10,400	$—
2005	$303,412	$—

These professional service fees billed by PricewaterhouseCoopers LLP related to tax compliance work for domestic and international tax filings, consultation on sales, use and franchise tax filings and audits, consultation on foreign statutory compliance. These professional service fees billed by PricewaterhouseCoopers LLP related to tax compliance decreased in 2006 from 2005 due to a change we made in professional tax service providers.

All Other Fees

There were no fees billed by PricewaterhouseCoopers LLP and Burr, Pilger & Mayer LLP, as applicable, for any other products and services not included in “audit fees,” “audit-related fees,” and tax fees.

Pre-Approval Policies and Procedures

The Audit Committee charter and SEC rules require the Audit Committee, or a committee of the Audit Committee, to pre-approve the provision of all auditing and non-audit services to us and our subsidiaries by our independent registered public accounting firm and all audit and non-audit engagement fees and terms. The Audit Committee must also pre-approve the engagement of non-audit services to be performed by other certified public accounting firms that are not our independent registered public accounting firm. In connection with the approval of non-audit services, the Audit Committee must consider whether the independent registered public accounting firm’s performance of any non-audit services is compatible with the independence of its auditors. In fiscal years 2006 and 2005, the Audit Committee pre-approved 100% of the services performed by our independent registered public accounting firm relating to “audit-related fees,” “tax fees,” and “all other fees.”

PART IV

ITEM 15. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)(1) Index to Consolidated Financial Statements

Please see the Index to Consolidated Financial Statements that appears below.

(a)(2) Financial Statement Schedule

Schedules have been omitted because the information required to be set forth therein is not applicable or the information is otherwise included in the Financial Statements or notes thereto.

(a)(3) Exhibits

Exhibits

The following exhibits are filed as part of, or are incorporated by reference into, this Annual Report on Form 10-K:

3(i).1	Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-111559) filed on December 24, 2003).

3(i).2	Certificate of the Powers, Designations, Preferences and Rights of the Series D Cumulative Redeemable Convertible Participating Preferred Stock dated November 6, 2001 (Incorporated by reference to Exhibit 3(i).3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001).

3(i).3	Form of Amended and Restated Certificate of Determination of Preferences of Series D Redeemable Convertible Preferred Stock of the Company (Incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed March 10, 2004).

3(i).4	Form of Certificate of Determination of Preferences of Series E Redeemable Convertible Preferred Stock of the Company (Incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K filed March 10, 2004).

3(i).5	Certificate of Determination of Preferences of Series F Redeemable Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 10, 2004).

3(ii)	Amended and Restated Bylaws. (Incorporated by reference to Exhibit 3(ii)(b) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003).

4.1	Form of Common Stock Certificate. (Incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003).

4.2	Preferred Stock Rights Agreement dated as of March 19, 2001 between Registrant and ComputerShare Trust Company, Inc., including the Certificate of Determination, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B and C respectively (Incorporated by reference to Exhibit 4.5 of Registrant’s Form 8-A filed on May 7, 2001).

4.3	Amendment No. 1 to Preferred Stock Rights Agreement dated as of November 6, 2001 between the Registrant and Computershare Trust Company, Inc., as Rights Agent (Incorporated by reference to Exhibit 4.2 to the Registrant’s Amendment No. 1 to the Company’s Registration Statement on Form 8-A filed on January 21, 2004 (File No. 000-25331)).

4.4	Amendment No. 2 to Preferred Stock Rights Agreement dated as of November 18, 2003 between the Registrant and Computershare Trust Company, Inc., as Rights Agent (Incorporated by reference to Exhibit 4.3 to the Registrant’s Amendment No. 1 to the Company’s Registration Statement on Form 8-A filed on January 21, 2004 (File No. 000-25331)).

4.5	Amendment No. 3 to Preferred Stock Rights Agreement dated as of January 16, 2004 between Registrant and Computershare Trust Company, Inc., as Rights Agent (Incorporated by reference to Exhibit 4.4 to the Registrant’s Amendment No. 1 to the Company’s Registration Statement on Form 8-A filed on January 21, 2004 (File No. 000-25331)).

4.6	Amendment No. 4 to Preferred Stock Rights Agreement dated as of March 9, 2004 between Critical Path, Inc. and Computershare Trust Company, Inc., as Rights Agent (Incorporated by reference to Exhibit 4.5 to the Registrant’s Amendment No. 2 to the Company’s Registration Statement on Form 8-A filed on March 10, 2004 (File No. 000-25331)).

4.7	Amendment No. 5 to Preferred Stock Rights Agreement dated as of June 24, 2004 between Critical Path, Inc. and Computershare Trust Company, Inc., as Rights Agent (Incorporated by reference to Exhibit 4.6 to Amendment No. 3 to the Company’s Registration Statement on Form 8-A (File No. 000-25331)).

4.8	Amendment No. 6 to Preferred Stock Rights Agreement dated as of December 29, 2004, between the Company and Computershare Trust Company, Inc. (Incorporated by reference to Exhibit 4.9 to the Registrant’s Current Report on Form 8-K filed January 3, 2004).

4.9	Amendment No. 7 to Preferred Stock Rights Agreement dated as of February 10, 2005 between the Company and Computershare Trust Company, Inc. (Incorporated by reference to Exhibit 4.8 to the Registrant’s Current Report on Form 8-K filed February 24, 2005).

4.10	Warrant to Purchase Common Stock dated March 29, 2001 issued by the Registrant to Vectis Group LLC (Incorporated by reference to Exhibit 4.3 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).

4.11	Warrant to Purchase Common Stock dated January 29, 1999 issued by the Registrant to America Online, Inc. (Incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-71499)).

4.12	Warrant to Purchase up to 25,000 Shares of Common Stock dated as of December 29, 1999 by and between Ecker Folsom Properties, LLC (Incorporated by reference to Exhibit 4.6 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001).

4.13	Warrant to Purchase up to 834,000 Shares of Common Stock dated as of June 2000 by and between Worldsport Networks Europe Ltd. (Incorporated by reference to Exhibit 4.7 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001).

4.14	Stock and Warrant Purchase and Exchange Agreement dated as of November 8, 2001 by and among Registrant and General Atlantic Partners 74, LP, GAP Coinvestment Partners II, LP, Gapstar, LLC, Vectis CP Holdings, LLC, Cenwell Limited, Campina Enterprises Limited (Incorporated by reference to Exhibit 4.8 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001).

4.15	Escrow Agreement dated as of November 8, 2001 by and among Registrant and General Atlantic Partners 74, L.P., GAP Coninvestment Partners II, LP, Gapstar, LLC, Vectis CP Holdings, LLC, Cenwell Limited, Campina Enterprises Limited (Incorporated by reference to Exhibit 4.11 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001).

4.16	Amended and Restated Stockholders Agreement, dated November 26, 2003, among Registrant, General Atlantic Partners 74, L.P., GAP Coinvestment Partners II, L.P., GapStar, LLC, GAP-W, LLC, GAPCO GmbH & Co. KG, Cenwell Limited, Campina Enterprises Limited, Great Affluent Limited, Dragonfield Limited, Lion Cosmos Limited and Vectis CP Holdings, LLC (Incorporated by reference to Exhibit 4.20 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003).

4.17	Third Amended and Restated Registration Rights Agreement, dated March 9, 2004, among Registrant, General Atlantic Partners 74, L.P., GAP Coinvestment Partners II, L.P., GapStar, LLC, GAPCO GmbH & Co. KG, Cenwell Limited, Campina Enterprises Limited, Great Affluent Limited, Dragonfield Limited, Lion Cosmos Limited, Vectis CP Holdings, LLC, Permal U.S. Opportunities Limited, Zaxis Equity Neutral, L.P., Zaxis Institutional Partners, L.P., Zaxis Offshore Limited, Zaxis Partners, L.P., Guggenheim Portfolio Company XIII, Passport Master Fund, L.P., Crosslink Crossover Fund IV, L.P., Sagamore Hill Hub Fund, Ltd., Criterion Capital Partners, Ltd., Criterion Capital Partners, Institutional, Criterion Capital Partners, L.P. and Capital Ventures International (Incorporated by reference to Exhibit 4.44 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003).

4.18	Note Amendment Agreement dated March 12, 2004, by and among Registrant, Cenwell Limited, Campina Enterprises Limited, Great Affluent Limited, Dragonfield Limited and Lion Cosmos Limited (Incorporated by reference to Exhibit 4.45 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003).

4.19	Warrant to Purchase up to 100,000 Shares of Common Stock dated March 12, 2004 issued by the Registrant to Silicon Valley Bank (Incorporated by reference to Exhibit 4.47 to the Registrant’s Annual Report on Form 10-Q for the year ended March 30, 2004).

4.20	Form of Warrant to Purchase up to 100,000 shares of Common Stock, by and between Max Limited and the Registrant (Incorporated by reference to Exhibit 4.47 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004).

4.21	Form of Note dated as of December 30, 2004 (Incorporated by reference to Exhibit 4.1 of Registrant’s Current Report on Form 8-K filed on January 3, 2005).

4.22	Amendment to Notes dated as of March 5, 2007 (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on March 9, 2007).

4.23	Form of Warrant to Purchase Series F Redeemable Convertible Preferred Stock of the Company dated December 30, 2004 (Incorporated by reference to Exhibit 4.2 of Registrant’s Current Report on Form 8-K filed on January 3, 2005).

10.1	Hills Plaza I Office Lease dated as of November 16, 2001 by and between Registrant and SRI Hills Plaza Venture, LLC (Incorporated by reference to Exhibit 10.4 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001).

10.2	First Amendment to Lease dated November 17, 2003 by and between the Registrant and SRI Hills Plaza Venture, LLC (Incorporated by reference to Exhibit 10.60 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003).

10.3	Second Amendment to Lease dated May 5, 2005 by and between the Registrant and PPF Off 345 Spear Street, LP (Incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005).

10.4	Asset Purchase Agreement dated as of December 14, 2005 by and between the Registrant and Tucows.com Co. (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on December 19, 2005).

10.5#	Employee Stock Purchase Plan. (Incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 filed on June 15, 2001 (File No. 333-63080)).

10.6#	Amended and Restated 1998 Stock Plan. (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 filed on June 15, 2001 (File No. 333-63080)).

10.7#	1999 Stock Option Plan and forms of agreements thereunder (Incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-8 filed on September 22, 1999 (File No. 333-87553)).

10.8#	Critical Path, Inc. Amended and Restated 1998 Stock Plan Notice of Restricted Stock Award (Incorporated by reference to Exhibit 10.68 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004).

10.9#	Form of Indemnification Agreement by and between the Registrant and each of its directors and officers. (Incorporated by reference to Exhibit 10.32 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2000).

10.10#	Employment Agreement dated February 4, 2004 by and between the Registrant and James Clark (Incorporated by reference to Exhibit 10.48 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003).

10.11#	Employment Agreement, dated June 11, 2001 by and between the Registrant and Michael Zukerman (Incorporated by reference to Exhibit 10.21 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004).

10.12#	Amendment to Employment Agreement, dated December 20, 2002, by and between the Registrant and Michael Zukerman (Incorporated by reference to Exhibit 10.63 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004).

10.13#	Change of Control Severance Agreement, dated as of May 29, 2003, by and between the Registrant and Michael J. Zukerman (Incorporated by reference to Exhibit 10.64 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004).

10.14#	Waiver Agreement made and entered into as of December 23, 2003, by and between Registrant and Michael J. Zukerman (Incorporated by reference to Exhibit 10.66 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004).

10.15#	Amendment to Employment Agreement, dated December 23, 2003, by and between the Registrant and Michael J. Zukerman (Incorporated by reference to Exhibit 10.65 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004).

10.16	Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of April 15, 2004 by and between Registrant and Silicon Valley Bank (Incorporated by reference to Exhibit 10.68 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004).

10.17#	Nonstatutory Stock Option Agreement by and between the Registrant and Mark Ferrer for grant effective March 29, 2004 (Incorporated by reference to Exhibit 10.70 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

10.18#	Incentive Stock Option Agreement by and between the Registrant and Mark Ferrer for grant effective March 29, 2004 (Incorporated by reference to Exhibit 10.71 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

10.19#	Restricted Stock Agreement by and between the Registrant and Mark Ferrer for grant effective March 29, 2004 (Incorporated by reference to Exhibit 10.72 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

10.20#	Nonstatutory Stock Option Agreement by and between the Registrant and Mark Ferrer for grant effective August 16, 2004 (Incorporated by reference to Exhibit 10.73 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

10.21#	Restricted Stock Agreement by and between the Registrant and Mark Ferrer for grant effective August 16, 2004 (Incorporated by reference to Exhibit 10.74 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

10.22#	Employment Agreement dated as of March 29, 2004 by and between Registrant and Mark Ferrer. (Incorporated by reference to Exhibit 10.61 to the Registrant’s Annual Report on Form 10-K/A for the year ended December 31, 2003).

10.23	Note and Warrant Purchase Agreement dated as of December 29, 2004, between the Company and the Investors. (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 3, 2005).

10.24#	Employment Agreement dated as of May 17, 2004 by and between Registrant and Mark Palomba (Incorporated by reference to Exhibit 10.34 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004).

10.26#	Employment Agreement dated as of January 19, 2000 by and between Registrant and Barry Twohig (Incorporated by reference to Exhibit 10.36 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004).

10.27#	Employment Agreement dated as of February 23, 2007 by and between Critical Path B.V. and Barry Twohig.

10.28#	Employment Agreement dated as of March 21, 2000 by and between Registrant and Donald Dew (Incorporated by reference to Exhibit 10.27 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006).

21.1	List of Subsidiaries (Incorporated by reference to Exhibit 21.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003).

23.1	Consent of Burr, Pilger & Mayer LLP, Independent Registered Public Accounting Firm.

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (see the signature page of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006).

31.1	Certification of Chief Executive Officer pursuant to Rule 13a-14(a) and 15d-14(a), as adopted pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002.

31.2	Certification of Chief Financial Officer pursuant to Rule 13a-14(a) and 15d-14(a), as adopted pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002.

32.1*	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2*	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

#	Indicates management contract or compensatory plan or arrangement.
*	The material contained in Exhibits 32.1 and 32.2 shall not be deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Critical Path under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof irrespective of any general incorporation language contained in such filing, except to the extent that the registrant specifically incorporates it by reference.

(b) Exhibits

The exhibits set forth in (a)(3) above are filed or incorporated by reference as part of this report on Form 10-K.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders

of Critical Path, Inc.:

We have audited the accompanying consolidated balance sheet of Critical Path, Inc. and subsidiaries (the “Company”) as of December 31, 2006 and the related consolidated statements of operations, shareholders’ deficit and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor have we been engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Critical Path, Inc. and subsidiaries as of December 31, 2006, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, on January 1, 2006, the Company changed its method of accounting for stock-based compensation as a result of adopting Statement of Financial Accounting Standards No. 123(R), “Share Based Payment” applying the modified prospective method. Also, as discussed in Note 1 to the consolidated financial statements, in the fourth quarter of 2006 the Company adopted the provisions of Securities and Exchange Commission Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements”, pursuant to which the Company recorded a cumulative effect adjustment to opening accumulated deficit effective January 1, 2006 for the correction of prior period errors.

/s/ BURR, PILGER & MAYER LLP

San Francisco, California April 13, 2007

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders

of Critical Path, Inc.:

In our opinion, the consolidated balance sheet as of December 31, 2005 and the related consolidated statements of operations, shareholder’s deficit and cash flows for each of two years in the period ended December 31, 2005 present fairly, in all material respects, the financial position of Critical Path, Inc. and its subsidiaries at December 31, 2005 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 30, 2006

CRITICAL PATH, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

	December 31,
	2006	2005
ASSETS
Current assets
Cash and cash equivalents	$14,542	$18,707
Accounts receivable, net	10,283	10,096
Current assets held for sale	—	2,782
Prepaid and other current assets	2,427	2,411

Total current assets	27,252	33,996
Property and equipment, net	2,612	2,625
Goodwill	7,460	7,047
Restricted cash	212	277
Other assets	467	1,479

Total assets	$38,003	$45,424

LIABILITIES, REDEEMABLE PREFERRED STOCK AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$3,995	$2,726
Accrued compensation and benefits	5,056	4,569
Income and other tax liabilities	3,724	3,837
Other accrued liabilities	8,057	11,321
Current liabilities held for sale	—	219
Deferred revenue, current portion	6,848	6,574
Capital lease and other obligations, current	24	106

Total current liabilities	27,704	29,352
Deferred revenue, long-term	229	710
Notes payable, long-term	22,396	18,493
Capital lease and other obligations, long-term	—	50
Embedded derivative liability	612	1,534

Total liabilities	50,941	50,139

Redeemable preferred stock	134,406	120,293

Commitments and contingencies (see Note 10)
Shareholders’ deficit
Common stock and additional paid-in-capital, par value $0.001; shares authorized: 200,000; shares issued and outstanding 37,228 and 37,280, respectively	2,181,099	2,177,177
Common stock warrants	—	5,947
Unearned compensation	—	(537)
Accumulated deficit	(2,326,055)	(2,304,377)
Accumulated other comprehensive loss	(2,388)	(3,218)

Total shareholders’ deficit	(147,344)	(125,008)

Total liabilities, redeemable preferred stock and shareholders’ deficit	$38,003	$45,424

The accompanying notes are an integral part of these consolidated financial statements.

CRITICAL PATH, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Year ended December 31,
	2006	2005	2004
Net revenues
Software licensing	$12,876	$19,078	$19,326
Hosted messaging	4,775	15,198	17,842
Professional services	10,539	12,759	12,829
Maintenance and support	18,240	19,797	21,075

Total net revenues	46,430	66,832	71,072
Cost of net revenues
Software licensing	4,447	4,843	5,463
Hosted messaging	3,142	15,095	25,432
Professional services	8,156	9,331	11,986
Maintenance and support	5,216	6,060	5,496
Restructuring and other expenses	—	—	175

Total cost of net revenues	20,961	35,329	48,552

Gross profit	25,469	31,503	22,520
Operating expenses
Selling and marketing	12,515	16,525	22,751
Research and development	9,815	15,251	21,010
General and administrative	11,914	13,453	16,759
Restructuring and other expenses	1,278	2,198	3,404
Gain on sale of assets	(3,187)	—	—

Total operating expenses	32,335	47,427	63,924

Operating loss	(6,866)	(15,924)	(41,404)
Other income, net	421	6,624	7,281
Interest income	522	471	405
Interest expense	(4,176)	(3,885)	(4,384)
Loss on extinguishment of debt	—	—	(12,783)

Loss before provision for income taxes	(10,099)	(12,714)	(50,885)
Provision for income taxes	(867)	(938)	(1,112)

Net loss	(10,966)	(13,652)	(51,997)
Dividends and accretion on redeemable preferred stock	(14,117)	(18,730)	(14,565)

Net loss attributable to common shareholders	$(25,083)	$(32,382)	$(66,562)

Net loss per share attributable to common shareholders—basic and diluted	$(0.69)	$(1.01)	$(3.15)

Weighted average shares—basic and diluted	36,174	31,933	21,123

The accompanying notes are an integral part of these consolidated financial statements.

CRITICAL PATH, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ DEFICIT

	Redeemable preferred stock			Common stock and additional paid in capital	Common stock warrants	Notes receivable from shareholder	Unearned compensation	Accumulated deficit and other comprehensive loss	Total
	Series D	Amended Series D	Series E
	(in thousands)
Balance at December 31, 2003	$30,411	$—	$—	$2,154,295	$5,947	$(870)	$—	$(2,236,614)	$(77,242)
Conversion of Series D preferred stock to amended Series D preferred stock	(37,277)	56,355	1,244	(2,490)	—	—	—	—	(2,490)
Accretion of dividend on redeemable preferred stock	3,174	1,876	2,266	(7,316)	—	—	—	—	(7,316)
Accretion of beneficial conversion feature on redeemable preferred stock	3,917	—	1,431	(5,348)	—	—	—	—	(5,348)
Accretion to redemption value for redeemable preferred stock	—	1,344	557	(1,901)	—	—	—	—	(1,901)
Issuance of Series E preferred stock upon conversion of notes payable and accrued interest, net of issuance costs	—	—	57,304	28,798	—	—	—	—	28,798
Revaluation of amended Series D warrant	(225)	—	—	225	—	—	—	—	225
Employee stock purchase plan	—	—	—	242	—	—	—	—	242
Exercise of stock options and warrants	—	—	—	780	—	—	—	—	780
Proceeds from issuance of Series E preferred stock rights offering	—	—	—	3,965	—	—	—	—	3,965
Issuance of restricted stock	—	—	—	2,279	—	—	—	—	2,279
Payment of taxes on vested restricted stock	—	—	—	(26)	—	—	—	—	(26)
Issuance of warrants to purchase common stock	—	—	—	344	—	—	—	—	344
Stock-based compensation associated with stock option grants	—	—	—	66	—	—	—	—	66
Lapse of early exercise repurchase rights	—	—	—	460	—	—	—	—	460
Reclassification of vested portion of shareholder notes	—	—	—	—	—	(145)	—	—	(145)
Forgiveness of shareholder note	—	—	—	123	—	1,015	—	—	1,138
Unearned compensation related to grants of restricted stock	—	—	—	—	—	—	(2,279)	—	(2,279)
Amortization of unearned compensation	—	—	—	—	—	—	926	—	926
Foreign currency translation adjustments	—	—	—	—	—	—	—	(2,668)	(2,668)
Net loss	—	—	—	—	—	—	—	(51,997)	(51,997)

Balance at December 31, 2004	—	59,575	62,802	2,174,496	5,947	—	(1,353)	(2,291,279)	(112,189)
Accretion of dividend on redeemable preferred stock	—	3,397	4,492	(7,889)	—	—	—	—	(7,889)
Accretion of beneficial conversion feature on redeemable preferred stock	—	—	5,842	(5,842)	—	—	—	—	(5,842)
Accretion to redemption value for redeemable preferred stock	—	3,528	1,471	(4,999)	—	—	—	—	(4,999)
Conversion of preferred stock to common stock	—	(9,593)	(11,221)	21,249	—	—	—	—	21,249
Issuance cost of preferred stock	—	—	—	(46)	—	—	—	—	(46)
Employee stock purchase plan	—	—	—	13	—	—	—	—	13
Issuance of restricted stock	—	—	—	280	—	—	—	—	280
Payment of taxes on vested restricted stock	—	—	—	(85)	—	—	—	—	(85)
Unearned compensation related to grants of restricted stock	—	—	—	—	—	—	(255)	—	(255)
Amortization of unearned compensation	—	—	—	—	—	—	1,071	—	1,071
Foreign currency translation adjustments	—	—	—	—	—	—	—	(2,664)	(2,664)
Net loss	—	—	—	—	—	—	—	(13,652)	(13,652)

CRITICAL PATH, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ DEFICIT—(Continued)

	Redeemable preferred stock			Common stock and additional paid in capital	Common stock warrants	Notes receivable from shareholder	Unearned compensation	Accumulated deficit and other comprehensive loss	Total
	Series D	Amended Series D	Series E
	(in thousands)
Balance at December 31, 2005	—	56,907	63,386	2,177,177	5,947	—	(537)	(2,307,595)	(125,008)
Equity based compensation charge upon adoption of SAB 108	—	—	—	11,972	—	—	—	(11,972)	—
General and administrative credit upon adoption of SAB 108	—	—	—	—	—	—	—	1,260	1,260

Balance at January 1, 2006 upon adoption of SAB 108	—	56,907	63,386	2,189,149	5,947	—	(537)	(2,318,307)	(123,748)
Accretion of dividend on redeemable preferred stock	—	3,388	4,210	(7,598)	—	—	—	—	(7,598)
Accretion of beneficial conversion feature on redeemable preferred stock	—	—	4,000	(4,000)	—	—	—	—	(4,000)
Accretion to redemption value for redeemable preferred stock	—	2,519	—	(2,519)	—	—	—	—	(2,519)
Conversion of preferred stock to common stock	—	—	(4)	4	—	—	—	—	4
Employee Stock Purchase Plan	—	—	—	(2)	—	—	—	—	(2)
Stock-based compensation associated with stock option grants	—	—	—	30	—	—	—	—	30
Stock-based compensation associated with June, 2006 stock option exchange	—	—	—	218	—	—	—	—	218
Stock-based compensation associated with restricted stock grants	—	—	—	407	—	—	—	—	407
Expiration of common stock purchase warrants	—	—	—	5,947	(5,947)	—	—	—	—
Reclassification of unamortized unearned restricted stock compensation pursuant to adoption of SFAS 123R	—	—	—	(537)	—	—	537	—	—
Foreign currency translation adjustments	—	—	—	—	—	—	—	830	830
Net loss	—	—	—	—	—	—	—	(10,966)	(10,966)

Balance at December 31, 2006	$—	$62,814	$71,592	$2,181,099	$—	$—	$—	$(2,328,443)	$(147,344)

The accompanying notes are an integral part of these consolidated financial statements.

CRITICAL PATH, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2006	2005	2004
Cash flow from operating activities:
Net loss	$(10,966)	$(13,652)	$(51,997)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision (credit) for allowance for doubtful accounts	86	(363)	(195)
Depreciation	1,951	7,133	9,763
Stock-based costs and expenses	655	1,097	1,915
Gain on sale of certain Hosted Assets	(3,187)	—	—
Amortization of start up costs	—	330	489
Amortization of debt issuance costs	182	86	112
Loss on disposal of property and equipment	17	270	—
Change in fair value of embedded derivative liability	(922)	(3,788)	(4,343)
Accrued interest and accretion—notes payable	3,903	3,200	88
Provision for note receivable allowance	—	—	1,950
Loss on extinguishment of debt	—	—	12,783
Gain on release of funds held in escrow	—	(473)	—
Provision (credit) for restructured operations	—	—	(1,589)
Changes in assets and liabilities:
Accounts receivable	(385)	5,386	(4,639)
Prepaid expenses and other assets	814	709	512
Accounts payable	1,269	(1,905)	(792)
Accrued compensation and benefits	487	(216)	2,177
Income and other tax liabilities	(113)	(468)	1,053
Other accrued liabilities	(2,067)	(983)	858
Deferred revenue	(207)	(1,863)	(472)

Net cash used by operating activities	(8,483)	(5,500)	(32,327)

Cash flow from investing activities:
Proceeds from sale of certain Hosted Assets, net of transaction costs of $956	5,679	—	—
Property and equipment purchases	(1,890)	(1,668)	(4,155)
Restricted cash	65	2,422	(2,702)
Proceeds from the release of funds held in escrow	—	473	—
Notes receivable from officers	—	—	240

Net cash provided (used) by investing activities	3,854	1,227	(6,617)

Cash flow from financing activities:
Proceeds from issuance of Common Stock	—	13	1,022
Proceeds from issuance of convertible notes, net	—	7,000	41,045
Proceeds from rights offering	—	—	3,965
Principal payments against line of credit facility	—	—	(2,298)
Repayment of borrowings	—	(5,565)	—
Principal payments on note and lease obligations	(65)	(768)	(1,129)

Net cash provided (used) by financing activities	(65)	680	42,605

Net increase (decrease) in cash and cash equivalents	(4,694)	(3,593)	3,661
Effect of exchange rates on cash and cash equivalents	529	(939)	594
Cash and cash equivalents at beginning of year	18,707	23,239	18,984

Cash and cash equivalents at end of year	$14,542	$18,707	$23,239

Supplemental cash flow disclosure:
Cash paid for interest	$3	$143	$1,823
Cash paid for income taxes, net of refunds	892	1,431	746
Non-cash investing and financing activities:
Retirement of notes payable through issuance of preferred stock	$—	$—	$45,484

The accompanying notes are an integral part of these consolidated financial statements.

CRITICAL PATH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1—The Company and Summary of Significant Accounting Policies

The Company

Critical Path, Inc. was incorporated in California on February 19, 1997. Critical Path, along with its subsidiaries (collectively referred to herein as the “Company”), delivers software and services that enable the rapid deployment of highly scalable valued-added solutions for messaging and identity management. The Company’s messaging and identity management solutions help organizations expand the range of digital communications services they provide while helping to reduce overall costs. The Company’s messaging solutions provide integrated access to a broad range of communication and collaboration applications from wireless devices, web browsers, desktop clients, and voice systems. The Company’s identity management solutions are designed to reduce burdens on helpdesks, simplify the deployment of key security infrastructure, enable compliance with new regulatory mandates, and help reduce the cost and effort of deploying applications and services to distributed organizations, mobile users, suppliers, and customers.

Liquidity

The Company has focused on capital financing initiatives in order to maintain current and planned operations. The Company has operated at a loss since inception and its history of losses from operations and cash flow deficits, in combination with its cash balances, raise concerns about the Company’s ability to fund its operations. The Company’s primary sources of capital have come from both debt and equity financings that it has completed over the past several years and the sale of the Hosted Assets in January 2006. In 2003 and 2004, the Company secured additional funds through several rounds of financing that involved the sale of senior secured convertible notes all of which converted into Series E Redeemable Convertible Preferred Stock (Series E preferred stock) in 2004. In the third quarter of 2004, the Company completed a rights offering, and, in the fourth quarter of 2004, the Company secured and drew $11.0 million from an $18.0 million round of 13.9% debt financing (the 13.9% Notes) and in March 2005, the Company drew down the remaining $7.0 million. The Company is not required to make any payments of principal or interest under this $18.0 million debt financing until maturity in June 2008, at which time all principal and interest will become due. In January 2006, the Company sold its Hosted Assets for $6.3 million, and in September 2006 and December 2006 the Company received from amounts held in escrow $1.0 million and $0.1 million, respectively, in connection with the satisfaction of certain post-closing conditions related to the sale. Additionally, in January 2007 the Company received $0.1 million, the last of the amounts held in escrow as all post-closing conditions related to the sale of the Hosted Assets had been satisfied.

If the Company is unable to increase its revenues or if it is unable to reduce the amount of cash used by its operating activities during 2007 and into 2008, the Company may be required to undertake additional restructuring alternatives, sell certain operating assets or seek additional debt financing. In June 2008, the Company will be required to repay the outstanding amount of principal and interest on its 13.9% Notes. As of December 31, 2006, the outstanding principal and interest on these notes was $23.4 million. In July 2008, the Company may also be required to redeem its outstanding shares of Series D and Series E preferred stock to the extent the payment of cash to redeem shares is permitted by applicable law at that time. If no holders of the Company’s Series D and Series E preferred stock elect to convert their shares of preferred stock into common stock before the redemption date, the Company could be required to pay an aggregate of $162.5 million in July 2008 if allowed by applicable law. However, the Company’s ability to incur additional indebtedness is subject to certain limitations as discussed in the section below captioned “Ability to incur additional indebtedness” and the Company does not believe equity financing on terms reasonably acceptable is currently available. Additionally, the Company’s common stock now trades in the over-the-counter market on the OTC Bulletin Board owned by the Nasdaq Stock Market, Inc., which was established for securities that do not meet the listing requirements of

CRITICAL PATH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

the Nasdaq Global Market or the Nasdaq Capital Market. The OTC Bulletin Board is generally considered less efficient than the Nasdaq Global Market. Consequently, selling the Company’s common stock is likely more difficult because of diminished liquidity in smaller quantities of shares likely being bought and sold, transactions could be delayed, and securities analysts’ and news media coverage of the Company may be further reduced. The Company believes its listing on the OTC Bulletin Board, or further declines in its stock price, may greatly impair its ability to raise additional capital, should it be necessary, through equity or debt financing.

The following table sets forth the Company’s net losses attributable to common shareholders and the cash used by its operating activities for the periods indicated:

	Year ended December 31,
	2006	2005	2004
	(in thousands)
Net loss attributable to common shareholders	$(25,083)	$(32,382)	$(66,562)
Net cash used by operating activities	$(8,483)	$(5,500)	$(32,327)

The Company’s principal sources of liquidity include its cash and cash equivalents. As of December 31, 2006, the Company had cash and cash equivalents available for operations totaling $14.5 million, of which $8.8 million was located in accounts outside the United States and which is not readily available for its domestic operations; however, the Company has developed a cash repatriation program which has made access to its foreign cash more efficient. Accordingly, at December 31, 2006 the Company’s readily available cash resources in the United States were $5.7 million. Additionally, as of December 31, 2006, the Company had cash collateralized letters of credit totaling approximately $0.2 million which is recorded as restricted cash on its balance sheet and is not readily available for operations.

Based on the Company’s financing activities, continued restructuring activities and management’s projections as to the Company’s operating results, the Company believes that it has sufficient cash to meet its cash operating requirements for the next 12 months as well as the on-going investments in capital equipment to support research and development efforts and news group operations. The Company believes these projections are reasonable; however, these projections are subject to risks and uncertainties, some of which are beyond the Company’s control, such as the amount of revenues that will be generated. As a result, actual results could differ materially from such projections. In addition, as the Company approaches the June 2008 maturity of the 13.9% Notes, the Company anticipates that it will need to restructure its debt or seek additional financing in order to pay the 13.9% Notes upon maturity. Additionally, the Company also anticipates that it may need to restructure its outstanding preferred stock in order to delay the redemption of these preferred shares. However, any restructuring alternative that the Company may agree to may not be on terms that are reasonably acceptable. The Company has no present understandings, commitments or agreements for any material acquisitions of, or investments in, other complementary businesses, products or technologies. The Company continually evaluates potential acquisitions of, or investments in, other businesses, products and technologies, and may in the future utilize its cash resources or may require additional equity or debt financing to accomplish any acquisitions or investments. These alternatives could increase liquidity through the infusion of investment capital by third-party investors or decrease liquidity as a result of the Company seeking to fund expansion into these markets. Such expansions might also cause an increase in capital expenditures and operating expenses. For the long-term, the Company believes future improvements in its operating activities will be necessary to provide the liquidity and capital resources sufficient to support its business.

CRITICAL PATH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Ability to incur additional indebtedness

Subject to limited exceptions, the Company must seek the consent of its preferred shareholders and debt holders in order to incur any additional indebtedness.

During 2005, the Company’s line of credit facility with Silicon Valley Bank had expired.

Basis of Presentation

The consolidated financial statements include the accounts of the Company, and its wholly-owned and majority-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. The equity method is used to account for investments in unconsolidated entities if the Company has the ability to exercise significant influence over financial and operating matters, but does not have the ability to control such entities. The cost method is used to account for equity investments in unconsolidated entities where the Company does not have the ability to exercise significant influence over financial and operating matters.

Reclassifications

Certain amounts previously reported have been reclassified to conform to the current period presentation and such reclassifications did not have an effect on the prior period’s net loss attributable to common shareholders.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and judgments that affect the reported amounts in the financial statements and accompanying notes. These estimates form the basis for judgments the Company makes about the carrying values of assets and liabilities that are not readily apparent from other sources. The Company bases its estimates and judgments on historical experience and on various other assumptions that the Company believes are reasonable under the circumstances. However, future events are subject to change and the best estimates and judgments routinely require adjustment. United States generally accepted accounting principles (US GAAP) requires the Company to make estimates and judgments in several areas, including those related to impairment of intangible assets, revenue recognition, recoverability of accounts receivable, the fair value of derivative financial instruments, the recording of various accruals (including accruals for restructuring charges), the useful lives of long-lived assets such as property and equipment, income taxes and potential losses from contingencies and litigation. Actual results could differ from those estimates.

Cash Equivalents and Restricted Cash

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash equivalents consist primarily of deposits in money market funds. Restricted cash is composed of amounts held on deposit that are required as collateral related to certain lease obligations of the Company.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents, restricted cash and accounts receivable. Cash and cash equivalents and restricted cash are deposited with financial institutions that management believes are creditworthy. While the Company’s accounts receivable are derived from product and service transactions with geographically dispersed companies that operate in a number of horizontal markets, certain customers may be negatively impacted as a result of an economic downturn or other industry or market related conditions.

CRITICAL PATH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Valuation Allowance for Doubtful Accounts

The Company performs ongoing credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current creditworthiness, as determined by the Company’s review of their current credit information. The Company continually monitors collections and payments from customers and maintains a provision for estimated credit losses based on a percentage of its accounts receivable, the historical experience and any specific customer collection issues that the Company has identified. While such credit losses have historically been within the Company’s expectations and appropriate reserves have been established, the Company cannot guarantee that it will continue to experience the same credit loss rates that the Company has experienced in the past. Material differences may result in the amount and timing of revenue and or expenses for any period if management made different judgments or utilized different estimates.

Fair Value of Financial Instruments

The Company’s financial instruments, including cash and cash equivalents, restricted cash, accounts receivable and accounts payable, are carried at cost, which approximates fair value due to the short maturity of these instruments. The fair value of the Company’s note payable is discussed in Note 8—Notes Payable and the fair value of the Company’s derivative instruments are discussed below.

Derivative Instruments

The Company accounts for derivative instruments in accordance with the provisions of Statement of Financial Accounting Standard (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, and its related interpretations and complies with SFAS No. 138, Accounting for Certain Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133. SFAS No. 133 and SFAS No. 138 establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities.

The Company’s Series D preferred stock contains an embedded derivative instrument, related to the change-in-control feature of the Series D preferred stock, which is recorded as a liability on the Company’s balance sheet in accordance with current authoritative guidance. In accordance with the provisions of SFAS No. 133, Accounting for Derivative Instruments, the Company is required to adjust the carrying value of the instrument to its fair value at each balance sheet date and recognize any change since the prior balance sheet date as a component of Other Income (Expense). At December 31, 2006 and 2005 the estimated fair value of the embedded derivative liability was $0.5 million and $1.1 million, respectively. See also Note 11—Mandatorily Redeemable Preferred Stock.

The Company also carries a derivative instrument associated with warrants which were issued as part of the 13.9% Notes. The proceeds from the financing transaction were allocated to the notes and warrants based upon their relative estimated fair values. In accordance with SFAS No. 133, Accounting for Derivative Instruments, the Company is required to adjust the carrying value of the instrument to its fair value at each balance sheet date and recognize any change since the prior balance sheet date as a component of Other Income (Expense). At December 31, 2006 and 2005 the estimated fair value of the warrant derivative liability was $0.1 million and $0.4 million, respectively. See also Note 8—Notes Payable.

CRITICAL PATH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Prepaid Expenses and Other Current Assets

The following table sets forth the components of the Company’s prepaid and other current assets as of the dates indicated:

	December 31,
	2006	2005
	(in thousands)
Prepaid expenses	$1,382	$1,596
Other current assets	1,045	815

	$2,427	$2,411

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the shorter of the estimated useful lives of the assets or the remaining lease term. The Company generally depreciates computer equipment and software, and furniture and fixtures over useful lives of three years. Gains and losses on disposals are included in results of operations at amounts equal to the difference between the net book value of the disposed assets and the proceeds received upon disposal. Expenditures for replacements and improvements are capitalized, while expenditures for maintenance and repairs are charged to operations as incurred.

Software Costs for Internal Use

The Company capitalizes costs related to software for internal use. These costs primarily include purchased software and qualifying external consulting fees and are amortized over their estimated useful lives, generally three years. The amortization expense is included in general and administrative expenses. During 2006, 2005 and 2004, approximately $0.3 million, $12,000 and $0.2 million, respectively, of internal use software costs were capitalized, and amortization of $0.4 million, $0.2 million and $0.4 million, respectively, was charged to expense.

Software Costs for Products

Development costs related to software products are expensed as incurred, as research and development costs, until technological feasibility of the product has been established. The Company has defined the establishment of technological feasibility as the completion of a working model. There is typically a relatively short time period between technological feasibility and product release, and the amount of costs incurred during such period is insignificant; as a result, capitalization of software development costs has been infrequent and insignificant. There were no capitalized software development costs in 2006 and 2005.

Goodwill

In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, goodwill cannot be amortized; however, it must be tested annually for impairment. This impairment test is calculated at the reporting unit level, which is the digital communications software and service segment for the Company’s goodwill. The goodwill impairment test has two steps. The first identifies potential impairments by comparing the fair value of a reporting unit with its book value, including goodwill. If the fair value of the reporting unit exceeds the carrying amount, goodwill is not impaired and the second step is not necessary. If the carrying value exceeds the fair

CRITICAL PATH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

value, the second step calculates the possible impairment loss by comparing the implied fair value of goodwill with the carrying amount. If the implied goodwill is less than the carrying amount, a write-down is recorded.

See Note 6—Goodwill for a discussion of the results of the Company’s 2006 impairment review.

Finite-lived Intangibles and Long-lived Assets

Finite-lived intangible assets are presented at cost, net of accumulated amortization. Amortization is calculated using the straight-line method over estimated useful lives of the assets, which has historically been between 3 and 5 years. The Company will record an impairment charge on finite-lived intangibles or long-lived assets when it determines that the carrying value of intangibles and long-lived assets may not be recoverable. Factors considered important which could trigger an impairment, include, but are not limited to:

•	significant under performance relative to expected historical or projected future operating results;

•	significant changes in the manner of the Company’s use of the acquired assets or the strategy for the Company’s overall business;

•	significant negative industry or economic trends;

•	significant decline in the Company’s stock price for a sustained period; and

•	the Company’s market capitalization relative to net book value.

Based upon the existence of one or more of the above indicators of impairment, the Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by the Company’s management to be commensurate with the risk inherent in the Company’s current business model. See also Note 5—Property and Equipment and Note 6—Goodwill.

Revenue Recognition

The Company recognizes revenue related to the sale of the Company’s licensed software products, hosted messaging and communication services, professional services and post-contract customer maintenance and support services. Revenue is recognized once the related products and services have been delivered and collection of all fees is considered probable.

•	License Revenues

Software license. The Company derives software license revenues from perpetual and term licenses for the Company’s messaging and identity management solutions and for third-party software which the Company resells. License revenues are recognized when persuasive evidence of an arrangement exists, delivery of the licensed software to the customer has occurred and the collection of a fixed or determinable license fee is considered probable.

The Company’s revenue recognition policies require that revenues recognized from software arrangements be allocated to each element of the arrangement based on the fair values of the elements, such as software products, post contract customer support, installation, training or other services. License software sales that involve multiple elements, including software license and undelivered maintenance and support and professional services, are recognized such that the Company allocates revenue to the delivered elements of the arrangement using the residual value method based on evidence of the fair value of the undelivered elements. The vendor specific objective evidence of fair values for the ongoing maintenance obligations are based upon the prices paid for the separate renewal of these services by the customer or upon substantive renewal rates stated in the contractual arrangements.

CRITICAL PATH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Vendor specific objective evidence of the fair value of other services, primarily professional services, is based upon substantive rates stated in the contractual arrangements or upon separate sales of these services at substantive rates.

If an arrangement includes specific customization or modification services that are deemed essential to the functionality of the product, the Company recognizes the entire arrangement fee using the percentage of completion method. Under this method, individual contract revenues are recorded based on the percentage relationship of the contract costs incurred as compared to management’s estimate of the total cost to complete the contract. If fair value cannot be determined for more than one individual element of a multiple element arrangement, revenue is recognized ratably over the term of the agreement.

License fees are also received from resellers under arrangements that do not provide product return or exchange rights. Revenues from reseller agreements may include a nonrefundable, advance royalty which is payable upon the signing of the contract and license fees based on the contracted value of the Company’s products purchased by the reseller. Guaranteed license fees from resellers, where no right of return exists, are recognized when persuasive evidence of an arrangement exists, delivery of the licensed software has occurred and the collection of a fixed or determinable license fee is considered probable. Non-guaranteed per-copy license fees from resellers are initially deferred and are recognized when they are reported as sold to end-users by the reseller.

•	Service Revenues

Hosted messaging services. During 2006, as a result of the sale of the Hosted Assets, the Company derived its hosted messaging revenues from fees for hosting services related to its newsgroup service. During 2005, the Company derived hosted messaging revenues from fees for hosting services it offers related to its email messaging and newsgroup services. These revenues are primarily based upon monthly contractual per unit rates for the services involved, which are recognized on a monthly basis over the term of the contract beginning with the month in which service delivery starts. Amounts billed or received in advance of service delivery, including but not limited to branding and set-up fees, are initially deferred and subsequently recognized on a ratable basis over the expected term of the relationship beginning with the month in which service delivery starts.

Professional services. The Company derives professional service revenues from fees primarily related to training, installation and configuration services. The associated revenues are recognized in the period in which the services are performed.

Maintenance and support. The Company derives maintenance and support service revenues from fees for post-contract customer support agreements associated with product licenses. Such services typically include rights to future update and upgrade product releases and dial-up and on-site support services. Fees are deferred and recognized ratably over the term of the support contract, generally one year.

Advertising Expense

Advertising and promotion costs are expensed as incurred however, during 2006 and 2005 the Company did not incur any advertising expense and in 2004, advertising expense totaled $36,000. Costs associated with the development of print or other media campaigns are deferred until the period that includes the first commercial use of the media campaign. Costs associated with industry trade shows and customer conferences are deferred until the period that includes the applicable trade show or conference.

CRITICAL PATH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Research and Development

Research and development costs include expenses incurred by the Company to develop and enhance its digital communications software and services. Research and development costs are recognized as expense when incurred.

Stock-Based Compensation

The Company adopted SFAS No. 123R (revised in 2004), Share-based payment, on January 1, 2006. SFAS 123R requires the measurement and recognition of compensation expense, using a fair-value based method, for all share-based awards made to the Company’s employees and directors, including grants of stock options, restricted stock and other stock-based plans. The application of this standard requires significant judgment and the use of estimates, particularly surrounding Black-Scholes assumptions such as stock price volatility and expected option lives, as well as expected option forfeiture rates, to value equity-based compensation. The Company recognizes the stock compensation expense over the requisite service period of the individual grants, which generally equals the vesting period.

The Company elected to follow the modified prospective transition method in adopting SFAS 123R. Under this method, the provisions of SFAS 123R were applied to all awards granted or modified after the date of adoption and the Company’s prior period consolidated financial statements have not been restated to reflect the impact of SFAS 123R.

In March 2005, the SEC issued Staff Accounting Bulletin (SAB) No. 107, Share-Based Payment , which provided guidance on the adoption of SFAS 123R as it relates to certain SEC rules and regulations. The Company has applied the provisions of SAB 107 in its adoption of SFAS 123R.

See Note 12—Shareholders’ Equity (Deficit), Stock-Based Compensation.

Income Taxes

Income taxes are computed using an asset and liability approach, which requires the recognition of taxes payable or refundable for the current year and deferred tax assets and liabilities for the future tax consequences of events that have been recognized in the Company’s consolidated financial statements or tax returns. The measurement of current and deferred tax assets and liabilities are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. Deferred tax assets are reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are more likely than not to be realized.

Net Loss Per Share Attributed to Common Shares

Basic net loss per share attributed to common shares is computed by dividing the net loss attributable to common shares for the period by the weighted average number of common shares outstanding during the period. Shares subject to repurchase by the Company and shares held in escrow in connection with certain acquisition agreements are excluded from the basic calculation. Diluted net loss per share attributed to common shares is computed by dividing the net loss attributable to common shares for the period by the weighted average number of common and potential common shares outstanding during the period, if the effect of each class of potential common shares is dilutive. Potential common shares include restricted Common Stock, shares held in escrow, Common Stock subject to repurchase rights, and incremental Common and Preferred shares issuable upon the exercise of stock options and warrants and upon conversion of Series D and E preferred stock. See also Note 14—Net Loss Per Share Attributed to Common Shares.

CRITICAL PATH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Comprehensive Income (Loss)

The Company accounts for and reports comprehensive income or loss and its components in its financial statements. Comprehensive income (loss), as defined, includes the Company’s net income or loss and all other changes in equity (net assets) during the period from non-owner sources.

Changes in accumulated other comprehensive loss during 2006, 2005 and 2004 were as follows:

Cumulative translation adjustment
(in thousands)
Balance at December 31, 2003	$2,114
Foreign currency translation adjustments	(2,668)

Balance at December 31, 2004	(554)
Foreign currency translation adjustments	(2,664)

Balance at December 31, 2005	(3,218)
Foreign currency translation adjustments	830

Balance at December 31, 2006	$(2,388)

There were no tax effects allocated to any components of other comprehensive loss during 2006, 2005 or 2004.

The following table sets forth the Company’s comprehensive loss for the periods indicated:

	Year ended December 31,
	2006	2005	2004
	(in thousands)
Net loss—as reported	$(10,966)	$(13,652)	$(51,997)
Foreign currency translation adjustments	830	(2,664)	(2,668)

Comprehensive loss	$(10,136)	$(16,316)	$(54,665)

Foreign Currency

The Company considers the local currencies of each of its foreign operations to be the functional currency in those operations. Assets and liabilities recorded in foreign currencies are translated at the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates of exchange prevailing during the period. Translation adjustments are charged or credited to other comprehensive income, a component of shareholders’ equity (deficit). Gains and losses on foreign currency transactions are included in other income (expense). The Company recognized a net loss from foreign currency transactions in the amount of $0.5 million in 2006 and a net gain from foreign currency transactions in the amount of $2.5 million and $3.1 million in 2005 and 2004.

Segment and Geographic Information

The Company currently manages its business in a manner that requires it to report financial results for one segment: Digital communications software and services. The management of the Company primarily uses one measure of profitability to measure the performance of this segment—Adjusted EBITDA. Adjusted EBITDA is a non-GAAP measure which represents the Company’s earnings before interest income and interest expense,

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

provision for income taxes, depreciation and amortization and is adjusted to exclude other items such as gain on sale of assets, restructuring and other expenses, other income (expense), net, loss on extinguishment of debt, stock-based compensation expenses and accretion on mandatorily redeemable preferred stock. See also Note 15—Product and Geographic Information.

Recent Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115, which permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company has not yet determined the impact, if any, that the implementation of SFAS No. 159 will have on its financial position and results of operations.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. Under the standard, fair value measurements would be separately disclosed by level within the fair value hierarchy. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company has not yet determined the impact, if any, that the implementation of SFAS No. 157 will have on its financial position and results of operations.

In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109, (FIN 48), which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that the Company recognizes in its financial statements the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective as of the beginning of the Company’s 2007 fiscal year, with the cumulative effect, if any, of the change in accounting principle recorded as an adjustment to opening retained earnings. The Company has completed a preliminary analysis of it’s FIN 48 tax position and currently estimates that there will be no financial statement impact associated with the adoption of FIN 48.

Adoption of Staff Accounting Bulletin 108

In September 2006, the SEC issued Staff Accounting Bulletin (SAB) No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements. SAB No. 108 provides interpretive guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment.

Traditionally, there have been two widely-recognized methods for quantifying the effects of financial statements misstatements: the “roll-over” method and the “iron curtain” method. The roll-over method focuses primarily on the impact of a misstatement on the income statement including the reversing effect of prior year misstatements, but its use can lead to the accumulation of misstatements in the balance sheet. The iron curtain method, on the other hand, focuses primarily on the effect of correcting the period-end balance sheet with less emphasis on the reversing effects of prior year errors on the income statement. The Company uses the roll-over method for quantifying identified financial statement misstatements.

CRITICAL PATH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In SAB 108, the SEC staff established an approach that requires quantification of financial statement misstatements based on the effects of the misstatements on each of the Company’s financial statements and the related financial statement disclosures. This model is commonly referred to as a “dual approach” because it requires quantification of errors under both the iron curtain and the roll-over methods.

SAB 108 is effective for fiscal years ending after November 15, 2006, allowing a one-time transitional cumulative effect adjustment to beginning retained earnings as of January 1, 2006 for errors that were not previously deemed material as they were being evaluated under a single method (in the Company’s case, the roll-over method), but are material when evaluated under the dual approach proscribed by SAB 108. The Company adopted SAB 108 in connection with the preparation of its financial statements for the year ended December 31, 2006. As a result of adopting SAB 108 during the three months ended December 31, 2006 and electing to use the one-time transitional adjustment, the Company made adjustments to the beginning balance of its accumulated deficit as of January 1, 2006 during the three months ended December 31, 2006 for the following errors:

Stock-Based Compensation. In connection with the Company’s preparation of the financial statements for the year ended December 31, 2006, the Company reviewed its history of accounting for stock-based compensation in connection with its option granting practices. As a result of the review, the Company determined that the fair value of its common shares used to measure the intrinsic value under APB 25 of certain option grants to its officers and other employees in 2004, 2002 and 2001 was incorrect. As a result, the Company has determined that an additional $12.0 million of stock-based compensation expense should have been recorded in connection with these option grants and that there is no related tax effect. This additional stock-based compensation expense would have resulted in additional expense of $0.6 million, $1.4 million, $1.9 million, $4.3 million and $3.8 million in the fiscal years ended December 31, 2005, 2004, 2003, 2002 and 2001, respectively. Additionally, there was no compensation expense related to this adjustment in 2006 nor will there be in any future periods. This error was corrected through an increase in additional paid-in capital of $12.0 million with a corresponding increase in accumulated deficit.

Overstated Liability. In connection with the preparation of the financial statements for the three months ended December 31, 2006, the Company discovered that it had not properly evaluated the resolution of a liability that originated in 2001 but was no longer required as of December 31, 2002. As a result, a reduction of general and administrative expense of $1.3 million should have been recorded in 2002. This error was corrected through a reduction of other accrued liabilities of $1.3 million with a corresponding decrease in accumulated deficit.

The effects of these adjustments on the Company’s prior year financial statements were not material.

Note 2—Sale of Hosted Assets

On December 14, 2005, the Company entered into an Asset Purchase Agreement with Tucows.com (Tucows) for the sale of a portion of the Company’s hosted messaging assets, including a portion of its hosted messaging customer base, assembled hosted messaging workforce, and hosted messaging hardware (the Hosted Assets). On January 3, 2006, the Company completed the sale of its Hosted Assets. Under the Agreement, Tucows also acquired a software license for the Company’s Memova ® product and assumed certain contractual liabilities related to the Hosted Assets. Upon completion of the sale in January 2006, Tucows paid the Company $6.3 million in cash, of which $0.8 million was allocated to deferred revenue for future maintenance and support services to be provided by the Company in connection with the Memova Messaging license provided to Tucows under the Asset Purchase Agreement. In addition, the Company received certain contingent consideration of $1.1 million in 2006 and $0.1 million in January 2007 upon satisfaction of the remaining post-closing conditions related to the sale of the Hosted Assets.

CRITICAL PATH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Assets Held for Sale

As of December 31, 2005 assets and liabilities held for sale related to the sale of the Hosted Assets are as follows (in thousands):

Assets held for sale
Prepaid expenses	$327
Property and equipment, net	2,455

$2,782

Liabilities held for sale
Accounts payable	$23
Accrued liabilities	32
Deferred revenue	164

$219

Gain on Sale of Assets

In connection with the sale of these assets, the Company recognized a gain of approximately $3.2 million during the year ended December 31, 2006. Additionally, in connection with the Asset Purchase Agreement, the Company also agreed to perform certain transition services during a six month period following the close of the transaction. The Company agreed to provide such services to insure a smooth transition of the hosted email service to Tucows in an effort to minimize customer disruption. The Company estimated the cost of these services to be approximately $0.2 million which were recorded as a reduction to the gain on sale.

In connection with the Asset Purchase Agreement, the Company also provided Tucows with a license to the Company’s Memova product. This license was for a fixed number of users and provided two years of free maintenance and support services. In connection with this free support, the Company recorded approximately $0.8 million of the proceeds received from the sale to deferred revenue based upon the maintenance renewal rate provided in the license agreement. This deferred revenue will be amortized over a period of two years beginning from the closing date of the sale. During the year ended December 31, 2006, the Company recognized in its maintenance and support revenues approximately $0.4 million of this deferred revenue.

The gain on the sale of the Hosted Assets is calculated as follows (in thousands):

Net proceeds from sale of the Hosted Assets	$6,635
Less: Net assets sold	(2,492)
Transaction costs	(956)

Gain on sale of the Hosted Assets	$3,187

During the three months ended June 30, 2006, Tucows purchased an additional license to the Company’s Memova product. This license was for a fixed number of users and provided free maintenance and support until December 2007 in accordance with the Asset Purchase Agreement. In connection with this free support, the Company recorded approximately $0.1 million of the license fee to deferred revenue, which will be amortized ratably through December 2007, and the balance of approximately $0.4 million was recorded to license fee revenue during the three months ended June 30, 2006.

CRITICAL PATH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 3—Strategic Restructuring

The following tables summarize strategic restructuring costs incurred by the Company during the three years ended December 31, 2004, 2005 and 2006:

	Workforce reduction	Facility and operations consolidation and other charges	Non-core product and service sales and divestitures	Total
	(in millions)
Liability at December 31, 2003	$0.2	$0.6	$—	$0.8
Total gross charges	4.4	0.9	0.6	5.9
Adjustments	0.1	(0.1)	(2.3)	(2.3)

Total net charge	4.5	0.8	(1.7)	3.6
Cash payments	(4.5)	(0.6)	(0.1)	(5.2)
Non-cash charges	—	(0.2)	1.8	1.6

Liability at December 31, 2004	0.2	0.6	—	0.8
Total gross charges	0.4	1.7	0.1	2.2
Adjustments	0.1	(0.1)	—	—

Total net charge	0.5	1.6	0.1	2.2
Cash payments	(0.4)	(1.8)	(0.1)	(2.3)
Non-cash charges	(0.2)	(0.1)	—	(0.3)

Liability at December 31, 2005	0.1	0.3	—	0.4
Total gross charges	1.0	0.3	0.0	1.3

Total net charge	1.0	0.3	0.0	1.3
Cash payments	(1.1)	(0.5)	—	(1.6)

Liability at December 31, 2006	—	0.1	—	0.1

In January 2003, the Company announced a restructuring initiative designed to further reduce its expense levels in an effort to achieve operating profitability. The plan included the consolidation of certain office locations and a global workforce reduction of approximately 175 positions, or approximately 30% of the workforce. The headcount reduction was partially offset by outsourcing approximately 75 positions to lower cost service providers. The Company incurred aggregate charges of approximately $8.0 million resulting from the cost reduction plan, inclusive of $7.0 million in cash and $1.0 million in non-cash expenses. Included in this plan were approximately $1.7 million in charges incurred in the fourth quarter of 2002, comprised of approximately $0.7 million in severance and related costs and $1.0 million in facilities lease termination costs. During the first quarter of 2004, this initiative was completed and there was no remaining balance accrued at December 31, 2004.

In November 2003, the Company announced that it was restructuring certain of its facility lease obligations in an effort to reduce its long-term cash obligations. In addition, the Company identified an additional 16 positions, primarily held by management-level employees, which were to be eliminated. Costs totaling $1.9 million were recognized during the fourth quarter of 2003 associated with these initiatives, including $1.4 million in lease restructuring and termination costs and $0.5 million in severance and related headcount reduction costs. Costs totaling $1.1 million were recognized during the first quarter of 2004 associated with these initiatives, including $0.1 million in lease restructuring and termination costs and $1.0 million in severance and related headcount reduction costs. Additionally, costs totaling $1.3 million were recognized during the second quarter of 2004, including $0.8 million in severance and related headcount reduction costs and $0.5 million in

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

facility consolidation and other related costs. During 2004, this initiative was completed and there was no remaining balance accrued at December 31, 2004.

In August 2004, the Company expanded its restructuring activities in an effort to reduce both short-term and long-term cash requirements. These activities included the reduction of fixed costs through the restructuring of contracts, consolidation of certain activities to offices in Toronto, Canada and Dublin, Ireland from higher cost areas such as the San Francisco Bay area and the elimination of approximately 20% of employee positions and reduced use of third-party contractors. This effort began in August 2004 and continued into the first quarter of 2005. During the three months ended September 30, 2004, the Company recorded restructuring charges related to these activities totaling $2.6 million, consisting primarily of $2.1 million for employee severance costs and $0.5 million for costs related to the closure or consolidation of certain facilities and operations. Additional restructuring charges totaling $0.9 million were recorded during the three months ended December 31, 2004, primarily associated with the restructuring of the Company’s hosted messaging operations. These restructuring activities were completed during 2005 and there was no remaining balance accrued at December 31, 2005.

During the year ended December 31, 2005, the Company recorded restructuring charges totaling $2.2 million, of which, $1.3 million was related to the relocation of the Company’s headquarter facility as discussed below, the consolidation of two data centers, the restructuring of other facility obligations and the elimination of certain employee positions a portion of which was related to the sale of the Hosted Assets.

On May 5, 2005, the Company entered into the Second Amendment to Lease (the Second Amendment) with PPF Off 345 Spear Street, L.P. (PPF Off 345 Spear), to amend the Lease dated as of November 16, 2001, as amended (the Lease), under which the Company leased its headquarter facilities in San Francisco, California, located at 350 The Embarcadero. Under the terms of the Second Amendment, on June 29, 2005 the Company vacated its facility at 350 The Embarcadero and moved into new office space located at 2 Harrison Street, 2nd Floor, San Francisco, California. In addition, in connection with the Second Amendment, the Company made a lease termination payment related to the facility at 350 The Embarcadero totaling approximately $1.3 million during the three months ended June 30, 2005. The Company’s office space at 2 Harrison Street was initially comprised of two suites consisting of approximately 22,881 square feet with a lease for a term of five years. Approximately 15,000 square feet of such space was utilized by the Company as its headquarters facilities, and the remaining approximately 8,000 square feet was utilized as storage space. On June 28, 2006, the Company terminated the Lease with PPF 345 Off Spear, and Babcock & Brown LP (Babcock & Brown) signed a lease with PPF 345 Off Spear to become the new tenant of the office space formerly occupied by the Company at 2 Harrison Street. On June 28, 2006, the Company entered into a Sublease Agreement (the Sublease) with Babcock & Brown to lease 15,000 square feet of the existing headquarters facilities at 2 Harrison Street. The Sublease has a two-year term and had monthly rent of approximately $39,000. In November 2006, the square footage the Company occupied of the subleased premises was reduced by approximately 9,000 square feet and the monthly rent was also reduced to approximately $21,000 per month in accordance with the terms of the Sublease.

During the year ended December 31, 2006, the Company recorded restructuring expenses totaling $1.3 million primarily related to severance benefits paid to employees terminated in connection with the sale of the Hosted Assets as well as employees terminated in connection with the reorganization of the Company’s sales force and transition of the Company’s U.S. accounting operations to Dublin, Ireland. At December 31, 2006, the Company carried a restructuring liability of $0.1 million, the majority of which is expected to be utilized by June 30, 2007.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 4—Accounts Receivable

Accounts receivable

The Company maintains reserves for potential credit losses on customer accounts when deemed necessary. The Company analyzes specific accounts receivable, historical bad debts, customer concentrations, customer credit-worthiness, current economic trends and changes in the Company’s customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. The following table sets forth the Company’s account receivable balances for the periods indicated:

	December 31,
	2006	2005
	(in thousands)
Accounts receivable	$10,603	$10,377
Allowance for doubtful accounts	(320)	(281)

	$10,283	$10,096

At December 31, 2006 the Company had one customer that accounted for approximately 12% of its accounts receivable. At December 31, 2005, the Company did not have any customers that accounted for more than 10% of its accounts receivable.

Allowance for doubtful accounts

	Balance at beginning of period	Additions charged to costs and expenses	Deductions and write-offs	Balance at end of period
	(in thousands)
Year ended December 31,
2006	$281	$86	$(47)	$320
2005	835	(363)	(191)	281
2004	1,654	(195)	(624)	835

Note 5—Property and Equipment

The following table sets forth the Company’s property and equipment balances as of the periods indicated:

	December 31,
	2006	2005
	(in thousands)
Computer equipment and software	$47,078	$62,069
Furniture and fixtures	3,725	3,674
Leasehold improvements	2,071	2,028

	52,874	67,771
Less accumulated depreciation and amortization	(50,262)	(65,146)

	$2,612	$2,625

CRITICAL PATH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

At each of December 31, 2006 and 2005, property and equipment included $0.2 million of assets under capital leases and related accumulated amortization totaled $0.2 million at each of December 31, 2006 and 2005, respectively. All assets under capital leases relate to computer equipment and software.

During 2006, the Company retired fixed assets which were taken out of service primarily as a result of the sale of the Hosted Assets. Fixed assets having a total original cost of $34.1 million and accumulated depreciation of $34.0 million were retired. The fixed assets which were retired were primarily computer equipment and software located in the Company’s United States ($32.4 million) and European ($1.7 million) operations.

During 2005, the Company retired fixed assets which were taken out of service due primarily to consolidation of data centers. Fixed assets having a total original cost of $38.1 million and accumulated depreciation of $37.8 million were retired. The fixed assets which were retired were primarily computer equipment and software, located in the Company’s United States ($36.0 million) and European ($2.1 million) operations. Additionally, in connection with the sale of the Company’s Hosted Assets to Tucows.com, the Company reclassified into assets held for sale at December 31, 2005, fixed assets having a total original cost of $21.9 million and accumulated depreciation of $19.4 million.

Depreciation expense totaled $1.8 million, $7.1 million and $9.8 million during 2006, 2005 and 2004, respectively.

Note 6—Goodwill

At December 31, 2006 and 2005, the Company was carrying goodwill of $7.5 million and $7.0 million, respectively, which in accordance with SFAS No. 142, is no longer being amortized. During the fourth quarter of 2006, the Company performed its annual impairment review, at which time it determined that the goodwill was not impaired. The results of Step 1 of the goodwill impairment analysis showed that goodwill was not impaired as the market value of the Company’s one reporting unit exceeded its carrying value, including goodwill. Accordingly, Step 2 was not performed. The market value of the reporting unit was estimated by multiplying the number of fully diluted shares of Company stock (which includes the Company’s common stock, preferred stock on an as-converted basis, and in the money stock options and warrants) outstanding on the analysis date by the most recent stock market closing price. The Company will continue to test for impairment on an annual basis and on a more frequent basis if events occur or circumstances change that would more likely than not reduce the fair value of any of the Company’s reporting units below their carrying value. See also Note 1—The Company and Summary of Significant Accounting Policies, Goodwill.

There was no amortization expense related to the Company’s intangible assets in 2006, 2005 and 2004. The change in the balance after December 31, 2005 was due to the revaluation of foreign currency denominated goodwill balances.

Note 7—Related Party Transactions

General Atlantic Partners

In November 2003, the Company issued $10.0 million in 10% Senior Secured Convertible Notes (10% Senior Notes) to General Atlantic Partners. Upon shareholder approval in July 2004, these notes plus accrued and unpaid interest were converted into approximately 7.3 million shares of Series E preferred stock. See Note 8—Notes Payable, 10% Senior Secured Convertible Notes.

In December 2004, the Company received aggregate proceeds of $11.0 million from a group of investors, including affiliates of General Atlantic Partners and the Cheung Kong Group, in exchange for notes issued in the

CRITICAL PATH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

amount of $11.0 million principal and warrants to purchase 235,712 shares of Series F Redeemable Convertible Preferred Stock (Series F preferred stock) and in March 2005, the Company received aggregate proceeds of $7.0 million from the same investors, in exchange for notes issued in the amount of $7.0 million principal and warrants to purchase 149,998 shares of Series F preferred stock.

The Company also leased a small amount of office space from the General Atlantic Partners on a month-to-month basis for $2,500 per month in Washington D.C., which was utilized by Critical Path employees who are based in that region of the country. The Company terminated this lease and moved out of this facility in 2006.

Cheung Kong Group

In November 2003, the Company executed an agreement, subject to shareholder approval, to exchange approximately $32.8 million in face value of its 5 3/4% Convertible Subordinated Notes (5 3/4% Notes), which were held by a group of investors led by Cheung Kong Group and its Hutchison Whampoa Limited affiliates, for approximately 21.9 million shares of Series E preferred stock. At a special meeting in July 2004, the Company received shareholder approval for this transaction. See Note 8—Notes Payable, 5 3/4% Convertible Subordinated Notes.

In December 2004, the Company received aggregate proceeds of $11.0 million from a group of investors, including affiliates of General Atlantic Partners and the Cheung Kong Group, in exchange for notes issued in the amount of $11.0 million principal and warrants to purchase 235,712 shares of Series F preferred stock and in March 2005, the Company received aggregate proceeds of $7.0 million the same investors, in exchange for notes issued in the amount of $7.0 million principal and warrants to purchase 149,998 shares of Series F preferred stock.

Release of The docSpace Company Escrow Funds

The docSpace escrow account was initially established in February 2000 with $5.0 million to be used to reimburse the former shareholders of The docSpace Company for certain qualifying expenses related to the establishment, maintenance and dissolution of the various holding companies established by the sellers in connection with the structuring of The docSpace Company acquisition.

In June 2003, the Company entered into an agreement with the former shareholders of The docSpace Company, Inc. to release back to the Company approximately $3.8 million of approximately $4.7 million in remaining funds held in escrow related to the Company’s acquisition of The docSpace Company in 2000. The funds were remitted to the Company in June 2003, and the Company recognized a gain of $3.8 million in Other Income during the second quarter of 2003. In December 2005, the remaining escrow funds totaling approximately $0.5 million were released to the Company and were recognized as a gain in Other Income during the fourth quarter of 2005.

Notes Receivable From Officers

During 2001 and in connection with his employment agreement, the Company advanced a loan to and held a note receivable from David Hayden, a former Executive Chairman and Director of the Company, in the amount of $1.5 million. The full recourse note accrues interest at the rate of 6.75% per annum and could be repaid by the achievement of performance-based milestones described in Mr. Hayden’s employment agreement and performance loan agreement. The loan was also subject to forgiveness upon certain change of control events. In February 2002, the Board approved an amendment of Mr. Hayden’s employment agreement that eliminated the

CRITICAL PATH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

original performance-based milestones in favor of a single performance-based milestone tied to a change of control event. In addition, the Board increased the amount available under the loan agreement by an additional $0.5 million, which was funded in March 2002. The loan amount was secured by a first priority security interest in all of Mr. Hayden’s shares and options in the Company, with all other terms of the loan and other agreements unchanged. In July 2002, in connection with the settlement of the terms and conditions of Mr. Hayden’s termination of employment with the Company, some of the terms of the loan were altered as described in this section below under “Termination Agreements.” During 2004, as a result of a decline in the value of the underlying collateral and concerns about the ultimate collectability of the note, the Company established a balance sheet allowance in the amount of $2.0 million, which was recorded as a component of general and administrative operating expenses.

In December 2001, the Board approved a fully secured loan to William McGlashan, Jr., the Company’s Chief Executive Officer, of up to $4.0 million in connection with the purchase of a principal residence in the San Francisco Bay Area. In May 2002, the Compensation Committee of the Board and Mr. McGlashan agreed to amend the agreement in order to reduce the amount of the loan commitment to $1.5 million. No portion of the loan commitment was funded. In connection with the reduction of the loan commitment, in May 2002 Mr. McGlashan was granted an option to purchase 1.0 million shares of the Company’s Common Stock, at an exercise price of $1.74 per share, which was the fair market value on the date of grant. The option was immediately exercisable subject to the Company’s lapsing right of repurchase at a price equal to the exercise price per share over a three year period. Mr. McGlashan exercised his right to early purchase the shares through a promissory note and stock pledge agreement in May 2002. As such, the Company held a promissory note in the amount of $1.7 million secured by shares of Common Stock. The promissory note accrues interest at the adjustable quarterly reference rate of Fidelity Investments or similar banking entity as the shares vest with respect to that portion of the purchase price representing the purchase price of the “vested” shares.

In accordance with EITF Issue No. 00-23, the early exercise of these options is not considered a substantive exercise, for accounting purposes, until the repurchase right lapses. Accordingly, the total exercise price of these options was initially recognized as an asset, in Other assets, and as a liability, in Capital lease and other obligations. These balances have been reclassified to shareholders’ deficit, in Notes receivable from shareholders, Common Stock and Paid in Capital, as the right of repurchase lapses. One third lapsed in May 2003, and one thirty-sixth lapses monthly thereafter.

In April 2004, in connection with the settlement of the terms and conditions of Mr. McGlashan’s termination of employment with the Company, the Company forgave the note receivable. At the date of Mr. McGlashan’s termination in April 2004, options associated with $1.0 million of the note receivable balance had vested and this portion of the note had been reclassified to Notes receivable from shareholders in shareholders’ deficit. The remaining $0.7 million was associated with the unvested portion of his options and was classified in Other assets. See the separate discussion below under “Termination Agreements.”

Termination Agreements

In May 2002, David Hayden resigned his employment with the Company and from the Board of Directors. In connection with a separation agreement finalized in July 2002, Mr. Hayden received a lump sum separation payment of $0.4 million plus applicable taxes, continuation of health and welfare benefits until May 31, 2003, an extension to repay the $2.0 million loan with the Company until no later than June 30, 2005, an extension of the period within which he may exercise his vested stock options until no later than June 30, 2005, acceleration of a portion of his unvested options if a change of control of the Company occurs prior to September 30, 2003 and reimbursement for $50,000 of legal fees incurred. In connection with the provision of these benefits, Mr. Hayden agreed to (i) forfeit the right under the severance provisions of his employment agreement to an additional one

CRITICAL PATH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

year extension of the $2.0 million loan until August 2006; (ii) pay all proceeds (net of taxes) from the sale of any shares held by him in the Company to reduce the principal balance of the $2.0 million loan; and (iii) forfeit his right to receive a $2.5 million loan from the Company to exercise certain of his stock options. All sales of common stock of the Company by Mr. Hayden will be made under a publicly filed trading plan. In addition, Mr. Hayden and the Company executed a mutual release of claims. As a result of Mr. Hayden’s separation, the Company recorded aggregate one-time charges of $2.6 million, included in operating expenses, inclusive of $0.6 million related to the separation payment and legal fee reimbursements made to Mr. Hayden and $2.0 million in stock-based expenses related to the extension of the exercise period on Mr. Hayden’s vested stock options.

In April 2004, the Company entered into a separation agreement with William McGlashan, Jr., the Company’s Chief Executive Officer. Under the terms of the agreement, Mr. McGlashan received a lump sum payment of $0.4 million and the Company forgave a note receivable in the amount of $1.7 million. Mr. McGlashan surrendered 250,000 shares of the Company’s common stock, but received an extension of the exercise period for options to purchase 0.4 million shares of Critical Path common stock to April 2007. As a result, the Company recorded compensation expense of $1.5 million during the second quarter of 2004.

Note 8—Notes Payable

Notes payable at December 31, 2006 and 2005 consisted only of the Company’s 13.9% Notes.

13.9% Notes

In December 2004, the Company issued $11.0 million in principal amount of 13.9% Notes to General Atlantic Partners 74, L.P., Gapstar, LLC, GAP Coinvestment Partners II, L.P., GAPCO GmbH & Co. KG., Cenwell Limited, Campina Enterprises Limited, Great Affluent Limited, Dragonfield Limited, Lion Cosmos Limited and Richmond III, LLC (referred to collectively as the 13.9% Note Investors). As part of the financing transaction, the Company issued warrants to purchase 235,712 shares of Series F preferred stock at a per share purchase price of $14 per share, which is equivalent to $1.40 per share on a common equivalent basis. In March 2005, the Company issued the remaining $7.0 million of the 13.9% Notes to the 13.9% Note Investors. As part of this financing transaction, the Company issued warrants to purchase 149,998 shares of Series F preferred stock.

On March 5, 2007, the Company and the 13.9% Note Investors entered into an Amendment to Notes (the 13.9% Notes Amendment) whereby the Company and the holders of the 13.9% Notes agreed to extend the maturity date of all of the 13.9% Notes from December 30, 2007 to June 30, 2008

The 13.9% Notes accrue interest at a rate of 13.9% per annum, however; the Company is not obligated to make interest payments on the notes prior to their maturity date of June 30, 2008. The Notes are due and payable on the earlier to occur of the maturity of the 13.9% Notes on June 30, 2008, when declared due and payable upon the occurrence of an event of default, or a change of control of the Company.

The $18.0 million in proceeds from the financing transaction were allocated to the 13.9% Notes and warrants based upon their relative estimated fair values. The estimated fair value of the warrants has been classified as a derivative instrument and recorded as a liability on the Company’s balance sheet in accordance with current authoritative guidance. In accordance with the provisions of SFAS No. 133, Accounting for Derivative Instruments, the Company is required to adjust the carrying value of the instrument to its fair value at each balance sheet date and recognize any change since the prior balance sheet date as a component of Other Income (Expense). The warrant derivative liability is being carried on the Company’s books at its fair value of $0.1 million at December 31, 2006.

CRITICAL PATH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

These 13.9% Notes are carried on the balance sheet as long-term “Notes payable” as follows:

	At December 31,
	2006	2005
	(in thousands)
Proceeds from the issuance of the 13.9% Notes	$18,000	$18,000
Less proceeds allocated to the fair value of the Series F preferred stock warrant derivative instrument	(2,711)	(2,711)
Add accretion to redemption value	1,735	816
Add accrued interest	5,372	2,388

Carrying value of the 13.9% Notes	$22,396	$18,493

For the years ended December 31, 2006, 2005 and 2004, the Company recorded accrued interest of $3.0 million, $2.4 million and $8,000, respectively. These notes are carried at cost and had an approximate fair value of $14.3 million at December 31, 2006.

10% Senior Secured Convertible Notes

In November 2003, the Company issued $10.0 million in 10% Senior Secured Convertible Notes (10% Senior Notes) to General Atlantic Partners 74, L.P., GAP Coinvestment Partners II, L.P., GapStar, LLC and GAPCO GmbH & Co. K.G. (referred to collectively as the General Atlantic Investors). In January 2004, the Company issued $15.0 million in principal amount of the 10% Senior Notes to Permal U.S. Opportunities Limited, Zaxis Equity Neutral, L.P., Zaxis Institutional Partners, L.P., Zaxis Offshore Limited, Zaxis Partners, L.P. and Passport Master Fund, L.P (collectively, the January 2004 Investors). In March 2004, the Company issued $18.5 million in principal amount of the 10% Senior Notes to investment entities affiliated with Crosslink Capital, Criterion Capital Management, Heights Capital Management and Apex Capital (collectively, the March 2004 Investors).

At a special meeting in July 2004, the Company received approval from its shareholders to convert all of the 10% Senior Notes plus accrued and unpaid interest, into Series E preferred stock at $1.50 per share. The following table provides the number of shares of Series E preferred stock that were issued upon conversion:

	Senior notes			Converted into shares of Series E Preferred Stock
	Principal	Accrued Interest	Total
	(in thousands)
General Atlantic Investors	$10,000	$628	$10,628	7,333
January 2004 Investors	15,000	729	15,729	10,483
March 2004 Investors	18,500	627	19,127	12,748

	$43,500	$1,984	$45,484	30,564

As a result of this conversion, there was no outstanding principal or interest related to the 10% Senior Notes as of December 31, 2006 or 2005.

CRITICAL PATH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

5 3/ 4 % Convertible Subordinated Notes

During 2000, the Company issued $300.0 million of five-year, 5 3/4% Convertible Subordinated Notes (5 3/4% Notes) due April 2005, to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933. Holders were able to convert the 5 3/4% Notes into shares of Common Stock at any time before their maturity or the business day before their redemption or repurchase by the Company. The conversion rate was 9.8546 shares per $1,000 principal amount of 5 3/4% Notes subject to adjustment in certain circumstances. This rate was equivalent to a conversion price of approximately $405.92 per share. On or after the third business day after April 1, 2003, through March 31, 2004, the Company had the option to redeem all or a portion of the 5 3/4% Notes that had not been previously converted at the redemption price equal to 102.3% of the principal amount. During the period from April 1, 2004 through March 31, 2005, the Company had the option to redeem all or a portion of the 5 3/4% Notes that had been previously converted at the redemption price equal to 101.2% of the principal amount. Thereafter the redemption price is equal to 100% of the principal amount. The 5 3/4% Notes were non-callable for three years. In the event of a “Change in Control,” as defined in 5 3/4% Notes’ Offering Circular, the 5 3/4% Notes holders had the option of requiring the Company to repurchase any 5 3/4% Notes held at a price of 100% of the principal amount of the 5 3/4% Notes plus accrued interest to the date of repurchase.

The Company incurred approximately $10.8 million in debt issuance costs, consisting primarily of underwriting discount and legal and other professional fees. These costs were capitalized and were recognized as a component of interest expense on a straight-line basis, which approximates the effective interest method, over the five-year term of the 5 3/4% Notes. During 2006, 2005 and 2004, the Company recorded interest expense related to the amortization of the debt issuance costs of $0, $0.1 million and $0.4 million, respectively.

During 2001, the Company retired $261.4 million of face value of the 5 3/4% Notes, which resulted in gain on retirement of $179.3 million, inclusive of $6.8 million in write-downs of related debt issuance costs. The Company used cash of $53.1 million and equity in order to retire this portion of the 5 3/4% Notes, inclusive of approximately $4.4 million in accrued interest.

In November 2003, the Company executed an agreement to exchange approximately $32.8 million in face value of the 5 3/4% Notes, held by a group of investors led by the Cheung Kong Group and its Whampoa Limited affiliates including Campina Enterprises Limited, Cenwell Limited, Great Affluent Limited, Dragonfield Limited and Lion Cosmos Limited (referred to collectively as the Cheung Kong Investors), for approximately 21.9 million shares of Series E preferred stock. At a special meeting in July 2004, the Company received shareholder approval for this transaction. As a result of the conversion, during the third quarter of 2004 a non-cash charge of $12.8 million equal to the fair value of the Series E preferred stock less the carrying value of the related Subordinated Notes, net of unamortized issuance costs, was recorded as of the date of the exchange as loss on extinguishment of debt in the statement of operations.

In April 2005, the remaining outstanding balance of the 5 3/4% Notes was paid and the 5 3/4% Notes were retired.

Interest was payable on April 1 and October 1 of each year. At December 31, 2006, there was no interest payable outstanding however, during 2006, 2005 and 2004, the Company recorded interest expense related to the 5 3/4% Notes of $0, $80,000 and $1.3 million, respectively.

CRITICAL PATH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 9—Income Taxes

The Company did not provide any deferred federal or state income tax benefit for any of the periods presented because it has experienced operating losses since inception. The Company has provided a full valuation allowance on its net deferred tax assets, consisting primarily of net operating loss carryforwards, because of uncertainty regarding its realizability.

At December 31, 2006, the Company had approximately $402 million of federal and $156 million of state net operating loss carryforwards available to offset future taxable income. Federal and state net operating loss carryforwards expire in varying amounts through 2026 for federal and 2016 for state purposes. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating loss carryforwards may be impaired or limited in certain circumstances. Events which cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50%, as defined, over a three year period.

Since inception, the Company has incurred several ownership changes which have limited the Company’s ability to utilize loss carryforwards as defined in IRC Section 382. Based on an ownership change which took place in January 2000, the losses are subject to a limitation of $324 million per year. Further ownership changes subsequent to January 2001 could have occurred and could place further limitations on the utilization of losses and credits.

At December 31, 2006, the Company had federal and state tax credit carryforwards for income tax purposes of approximately $6 million and $10 million, respectively. If not utilized, the federal credits will expire through 2026. State tax credit carryforwards of $6 million, if unused, will expire through 2011. The remaining state tax credit carryforwards of $4 million have an indefinite life.

Loss before provision for income taxes consists of the following (in thousands):

	2006	2005	2004
Domestic	$(5,492)	$(11,164)	$(45,853)
Foreign	(4,607)	(1,550)	(5,032)

Total	$(10,099)	$(12,714)	$(50,885)

The components of the provision for income taxes are as follows (in thousands):

	December 31,
	2006	2005	2004
Current:
Federal	$—	$—	$—
State	49	7	39
Foreign	818	931	1,073

	$867	$938	$1,112

CRITICAL PATH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Deferred tax assets consist of the following (in thousands):

	December 31,
	2006	2005
Deferred tax assets
Net operating loss carryforwards	$145,811	$147,126
Tax credits	12,542	12,495
Fixed assets	(1,482)	178
Intangible assets	2,763	3,385
Accrued liabilities	1,014	1,247

Gross deferred tax assets	$160,648	$164,431

Valuation allowance	$(160,648)	$(164,431)

Net deferred tax assets	$—	$—

In 2006 and 2005, the valuation allowance decreased by $3.8 million and $0.4 million, respectively. The valuation allowance increased by $9.7 million in 2004.

Reconciliation of the statutory federal income tax rate to the Company’s effective tax rate:

	December 31
	2006	2005	2004
Tax at federal statutory rate	(34)%	(34)%	(34)%
State, net of federal benefit	(4)%	(4)%	(6)%
Stock-based expenses	2%	3%	1%
Research and development credits	1%	1%	0%
Change in valuation allowance	21%	7%	30%
Change in state deferred rate	—	32%	—
Foreign taxes	25%	13%	7%
Loss on extinguishment of debt	—	—	8%
Change in value of embedded derivatives	(3)%	(10)%	(3)%
Other	1	(1)%	(1)%

Provision for income taxes	9%	7%	2%

CRITICAL PATH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 10—Commitments and Contingencies

Leases

The Company leases office space and equipment under noncancelable operating and capital leases with various expiration dates through 2014. Rent expense during 2006, 2005 and 2004, totaled $2.5 million, $4.0 million and $5.2 million, respectively. Future minimum lease payments under noncancelable operating and capital leases are as follows:

	Capital leases	Operating leases
	(in thousands)
Year ending December 31,
2007	$13	$2,206
2008	—	1,543
2009	—	1,111
2010	—	1,051
2011	—	1,049
Thereafter	—	1,574

Total minimum lease payments	13	$8,534
Less amount representing interest	(1)

Present value of capital lease obligations	$12

In connection with the Company’s acquisition of Critical Path Pacific in September 2002, the Company assumed a capital lease with a termination date of August 2006 however, during 2004; the Company negotiated the early termination of this capital lease and made final capital lease payments totaling approximately $0.8 million during 2005.

Other Contractual Obligations

The Company entered into other contractual obligations which total $5.3 million at December 31, 2006. These obligations are primarily associated with the future purchase of equipment and software, the maintenance of hardware and software products being utilized within engineering and hosted operations, and the management of data center operations and network infrastructure storage for the Company’s hosted operations. These obligations are expected to be completed over the next 2 years, including $3.8 million in 2007.

Relocation of San Francisco offices

During 2005, the Company recorded restructuring charges totaling $2.2 million, of which, $1.3 million is related to the relocation of its headquarters facility as follows:

On May 5, 2005, the Company entered into the Second Amendment to Lease (the Second Amendment) with PPF Off 345 Spear Street, L.P. (PPF Off 345 Spear), to amend the Lease dated as of November 16, 2001, as amended (the Lease), under which the Company leased its headquarter facilities in San Francisco, California, located at 350 The Embarcadero. Under the terms of the Second Amendment, on June 29, 2005 the Company vacated its facility at 350 The Embarcadero and moved into new office space located at 2 Harrison Street, 2nd Floor, San Francisco, California. In addition, in connection with the Second Amendment, the Company made a lease termination payment related to the facility at 350 The Embarcadero totaling approximately $1.3 million during the three months ended June 30, 2005. The new office space at 2 Harrison Street was comprised of two

CRITICAL PATH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

suites consisting of approximately 22,881 square feet with a lease for a term of five years. Approximately 15,000 square feet of such space was utilized by the Company as its headquarters facilities, and the remaining approximately 8,000 square feet was utilized as storage space. On June 28, 2006, the Company terminated the Lease with PPF 345 Off Spear, and Babcock & Brown LP (Babcock & Brown) signed a lease with PPF 345 Off Spear to become the new tenant of the office space formerly occupied by the Company at 2 Harrison Street. On June 28, 2006, the Company entered into a Sublease Agreement (the Sublease) with Babcock & Brown to lease 15,000 square feet of the existing headquarters facilities at 2 Harrison Street. The sublease with Babcock & Brown has a two-year term and monthly rent of approximately $39,000. In November 2006, the square footage the Company occupied of the sub leased premises was reduced by approximately 9,000 square feet and the monthly rent was also reduced to approximately $21,000 per month in accordance with the terms of the Sublease.

Service Level Agreements

Certain net revenues are derived from contractual relationships that typically have one to three year terms. Certain agreements require minimum performance standards regarding the availability and response time of email services. If these standards are not met, such contracts are subject to termination and the Company could be subject to monetary penalties.

Litigation and Investigations

The Company is a party to lawsuits in the normal course of its business. Litigation in general, and securities and intellectual property litigation in particular, can be expensive and disruptive to normal business operations. Moreover, the results of complex legal proceedings are difficult to predict. Other than as described below, the Company is not a party to any other material legal proceedings.

Action in the Superior Court of San Diego. In April 2006, the Company was added as a named defendant in a lawsuit previously filed by a former shareholder of Extricity, Inc. against current and former officers and directors of Peregrine Systems, Inc., Peregrine’s former accountants, some of Peregrine’s customers, including the Company and various other unnamed defendants. In February 2007, the plaintiff filed a third amended complaint, which for the first time contains certain allegations and claims raised against the Company. The complaint alleges that certain of the named defendants including the Company, as Peregrine’s customers, engaged in fraudulent transactions with Peregrine that were not accounted for by Peregrine in conformity with U.S. GAAP and that this substantially inflated the value of Peregrine securities issued as consideration in Extricity’s merger with Peregrine. The Company believes the allegations continue to be without merit. The Company is in the process of demurring to all claims and intends to defend itself vigorously. The Company has not recorded a liability against this claim as of December 31, 2006.

Securities Class Action in Southern District of New York. Beginning in July 2001, a number of securities class action complaints were filed against the Company, and certain of its former officers and directors and underwriters connected with the Company’s initial public offering (IPO) of common stock in the U.S. District Court for the Southern District of New York (In re Initial Public Offering Sec. Litig.). The purported class action complaints were filed by individuals who allege that they purchased the Company’s common stock at the initial and secondary public offerings between March 29, 1999 and December 6, 2000. The complaints allege generally that the prospectus under which such securities were sold contained false and misleading statements with respect to discounts and excess commissions received by the underwriters as well as allegations of “laddering” whereby underwriters required their customers to purchase additional shares in the aftermarket in exchange for an allocation of IPO shares. The complaints seek an unspecified amount in damages on behalf of persons who purchased the Company’s common stock during the specified period. Similar complaints have been filed against

CRITICAL PATH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

55 underwriters and more than 300 other companies and other individuals. The over 1,000 complaints have been consolidated into a single action. The Company has reached an agreement in principle with the plaintiffs to resolve the cases. The proposed settlement involves no monetary payment by the Company and no admission of liability. The settlement has been preliminarily approved by the Court. However, the settlement is subject to final approval by the Court which has not yet occurred. The Company has not recorded a liability against this claim as of December 31, 2006.

Cable & Wireless Liquidating Trust. In December 2005, the Company was named in a complaint for avoidance and recovery of preferential transfers filed by Cable & Wireless Liquidating Trust, or the Trust, in respect of the Trust’s claim that Cable & Wireless, USA, Inc. made a preferential payment to the Company of approximately $1.1 million within the 90-day preference period before Cable & Wireless filed for bankruptcy protection. The Company settled this claim in October 2006, and recorded an expense of $0.3 million and paid the amount to the Trust.

The uncertainty associated with these and other unresolved or threatened lawsuits could seriously harm the Company’s business and financial condition. In particular, the lawsuits or the lingering effects of previous lawsuits and the now completed SEC investigation could harm relationships with existing customers and the Company’s ability to obtain new customers and partners. The continued defense of lawsuits could also result in the diversion of management’s time and attention away from business operations, which could harm the Company’s business. Negative developments with respect to the settlements or the lawsuits could cause the price of the Company’s common stock to further decline significantly. In addition, although the Company is unable to determine the amount, if any, that it may be required to pay in connection with the resolution of these lawsuits, and although the Company maintains adequate and customary insurance, the size of any such payments could seriously harm the Company’s financial condition.

Indemnifications. The Company provides general indemnification provisions in its license agreements. In these agreements, the Company generally states that it will defend or settle, at its own expense, any claim against the customer by a third-party asserting a patent, copyright, trademark, trade secret or proprietary right violation related to any products that the Company has licensed to the customer. The Company agrees to indemnify its customers against any loss, expense or liability, including reasonable attorney’s fees, from any damages alleged against the customer by a third-party in its course of using products sold by the Company. The Company has not received any claims under this indemnification and does not know of any instances in which such a claim may be brought against the Company in the future. Additionally, in connection with the sale of a portion of the Company’s hosted messaging assets to Tucows.com, the Company agreed to indemnify Tucows.com and its affiliates for all losses (limited to the amount of the purchase price) incurred by them in connection with certain breaches of covenants, representations and warranties the Company made to Tucows.com relating to the sufficiency of the assets and rights being transferred; certain liabilities relating to the hosted business that were not assumed by Tucows.com; and noncompliance by the Company with any law or regulation relating to the hosted business or the sale of assets.

Under California law, in connection with the Company’s charter documents and indemnification agreements the Company entered into with its executive officers and directors, the Company must indemnify its current and former officers and directors to the fullest extent permitted by law. The indemnification covers any expenses and liabilities reasonably incurred in connection with the investigation, defense, settlement or appeal of legal proceedings. The Company has made payments in connection with the indemnification of officers and directors in connection with past lawsuits and governmental investigations.

CRITICAL PATH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 11—Redeemable Preferred Stock

As of December 31, 2006 and 2005 redeemable preferred stock was comprised of the following (in thousands, except for amounts authorized and issued):

		December 31, 2006			December 31, 2005
	Authorized	Issued	Carrying value	Liquidity value	Issued	Carrying value	Liquidity value
Series D(a)	4,188,587	3,520,537	$62,814	$77,452	3,520,537	$56,907	$77,452
Series E	68,000,000	48,811,945	71,592	83,623	48,814,588	63,386	79,417
Series F	450,000	—	—	—	—	—	—

Total	72,638,587	52,332,482	$134,406	$161,075	52,335,125	$120,293	$156,869

(a)	Series D liquidation value at $22 per share. See Series D Cumulative Redeemable Convertible Preferred Stock below.

Series D Cumulative Redeemable Convertible Preferred Stock

In December 2001, the Company completed a financing transaction with a group of investors and their affiliated entities. In connection with this financing transaction, the Company issued 4.0 million shares of its Series D Cumulative Redeemable Convertible Preferred Stock (Series D preferred stock), in a private offering, resulting in gross cash proceeds of approximately $30.0 million, and the simultaneous retirement of approximately $65.0 million in face value of the Company’s outstanding convertible subordinated notes. The investors were led by General Atlantic Partners LLC and affiliates and included Hutchison Whampoa Limited and affiliates and Vectis Group LLC and affiliates. In addition, General Atlantic LLC was granted warrants to purchase 0.6 million shares of the Company’s Common Stock in connection with this offering.

At issuance, costs of $3.1 million were recorded as a reduction of the carrying amount of the Series D preferred stock and will accrete over the term of the Series D preferred stock. Additionally, at issuance, the Series D preferred stock was deemed to have an embedded beneficial conversion feature which was limited to the net proceeds allocable to preferred stock of approximately $42.0 million. The value of the beneficial conversion feature, at issuance, was initially recorded as a reduction of the carrying amount of the Series D preferred stock and will accrete over the term of the Series D preferred stock.

The Series D preferred stock issued in the financing transaction ranks senior to all of the Company’s Common Stock in priority of dividends, rights of redemption and payment upon liquidation. The fair value ascribed to the preferred stock was based on actual cash paid by independent investors and the approximate fair value of the 5 3/4% Notes retired in connection with the offering. The principal terms of the preferred stock included an automatic redemption on November 8, 2006, cumulative dividends at a rate of 8% per year, compounded on a semi-annual basis and payable in cash or additional shares of Series D preferred stock, conversion into shares of Common Stock calculated based on the Accreted Value which is, the purchase price plus accrued dividends divided by $4.20, and preference in the return of equity in any liquidation or change of control.

The purchase agreement provides for a preferential return of equity to the Series D preferred stockholders, before any return of equity to the common shareholders, and also provides for the Series D preferred stockholders to participate on a pro rata basis with the common shareholders, in any remaining equity, once the preferential return has been satisfied. Under the terms of this provision, the preferential return of equity is equal to the purchase price of the Series D preferred stock plus all dividends that would have accrued during the term

CRITICAL PATH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

of the preferred stock, even if a change in control occurs prior to the redemption date. The right to receive a preferential return lapses if either: (i) Critical Path is sold for a price per share of Series D preferred stock, had each such share been converted into Common Stock prior to change in control of at least four times the Accreted Value, or (ii) Critical Path’s stock trades on NASDAQ for 60 days prior to the change-in-control at an average price of not less than four times the Accreted Value. As part of the Company’s November 2003 private placement of the 10% Senior Notes, the Company agreed to seek shareholder approval to amend the terms of the Series D preferred stock to, among other things, amend the Series D preferred stock liquidation preference upon a liquidation and change of control, to eliminate the participation feature, to reduce the conversion price from $4.20 to $1.50 and to reduce the amount of dividends to which the holders of Series D preferred stock are entitled.

A portion of the proceeds received for the Series D preferred stock was allocated to the warrants issued to General Atlantic and the preferred stock, based upon their relative fair market values. As a result of this allocation, approximately $5.3 million of the proceeds were allocated to the warrants, which was recorded as a reduction of the carrying value of the Series D preferred stock. Using the Black-Scholes option pricing model, assuming a four-year term, 200% volatility, a risk-free rate of 6.0% and no dividend yield, the fair market value of the warrants was $6.2 million. As part of the Company’s November 2003 private placement of the 10% Senior Notes, the Company agreed to seek shareholder approval to amend the warrants to reduce the exercise price per share from $4.20 to $1.50. These warrants expired unexercised in November 2006.

In July 2004, at a special meeting of shareholders, the Company’s shareholders approved proposals to amend and restate the certificate of determination of preferences of Series D preferred stock (the Amended Series D). As part of this amendment, the automatic redemption date was changed to July 2008 and the dividend accrual rate was reduced to 5 3/4%. The dividends which had accrued on the Series D preferred stock totaling approximately $12.2 million were recorded as a reduction to the carrying value of the Amended Series D. This amount was recorded as a reduction of the carrying amount of the Amended Series D and will accrete over the term of the Amended Series D. As of December 31, 2006 if the holders of Amended Series D preferred stock voluntarily opt to redeem, the conversion value of all Amended Series D preferred stock, as accreted is $67.3 million. Additionally, the Amended Series D preferred stock contains a liquidation preference of $22 per share.

In January 2005, the Company converted approximately 0.6 million shares of Series D preferred stock, plus accrued dividends of $2.0 million, held by the Vectis Group LLC and affiliates into 6.7 million shares of common stock.

The following table sets forth the carrying value and liquidation values of the Amended Series D preferred stock (in thousands):

Beginning balance—amended Series D preferred stock at December 31, 2004	$59,575
Add amortization and accretion	6,925
Deduct value of amended Series D preferred stock converted into common stock during the year ended December 31, 2005	(9,593)

Ending balance—amended Series D preferred stock at December 31, 2005	56,907
Add amortization and accretion	5,907

Ending balance—amended Series D preferred stock at December 31, 2006	$62,814

Liquidation value of the amended Series D preferred stock at December 31, 2006	$77,452

CRITICAL PATH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Series E Redeemable Convertible Preferred Stock

During the three months ended September 30, 2004, the Company issued a total of approximately 55.9 million shares of Series E Redeemable Convertible Preferred Stock (Series E preferred stock). In July 2004, the Company issued approximately 30.6 million shares of Series E preferred stock to convert $45.5 million of the 10% Senior Notes plus accrued interest, issued 21.9 million shares of Series E preferred stock to convert $32.8 million of the 5 3/4% Notes and issued approximately 0.8 million shares of Series E preferred stock to convert certain holders of Series D preferred stock into Series E preferred stock. In August 2004, the Company issued approximately 2.6 million shares of Series E preferred stock in connection with its rights offering from which the Company received gross proceeds of approximately $4.0 million.

The Series E preferred stock ranks senior to all preferred and common stock of the Company in priority of dividends, rights of redemption and payment upon liquidation. The principal terms of the Series E preferred stock include an automatic redemption on July 9, 2008, cumulative dividends at a rate of 5 3/4% per year, dividends are not paid in cash but are added to the value of the Series E preferred stock on June 30 and December 31 each year, and conversion into shares of common stock calculated based on the quotient of the Series E accreted value divided by the Series E conversion price, $1.50.

At issuance, the total amount of costs associated with converting the Company’s debt into Series E preferred stock and costs associated with the rights offering, totaling approximately $4.6 million, will accrete over the term of the Series E preferred stock. Additionally, the conversion of the $45.5 million 10% Senior Notes into the Series E preferred stock was deemed to have a beneficial conversion feature totaling approximately $16.3 million. The value of the beneficial conversion feature, at issuance, was initially recorded as a reduction of the carrying amount of the Series E preferred stock and will accrete over the term of the Series E preferred stock. During the year ended December 31, 2006 and 2005, upon receiving notice from certain investors, the Company converted approximately 2,643 and approximately 7.1 million shares of Series E preferred stock and accrued dividends into approximately 2,973 and approximately 7.5 million shares of the Company’s Common Stock in 2006 and 2005, respectively. As of December 31, 2006, there were approximately 48.8 million shares of Series E preferred stock outstanding. The carrying value of the Series E preferred stock is as follows (in thousands):

Beginning balance—Series E preferred stock at December 31, 2004	$62,802
Add amortization and accretion	11,805
Deduct value of Series E preferred stock converted into common stock during the year ended December 31, 2005	(11,221)

Ending balance—Series E preferred stock at December 31, 2005	63,386
Add amortization and accretion	8,210
Deduct value of Series E preferred stock converted into common stock during the year ended December 31, 2006	(4)

Ending balance—Series E preferred stock at December 31, 2006	$71,592

Liquidation value of the Series E preferred stock at December 31, 2006	$83,623

Series F Redeemable Convertible Preferred Stock

In December 2004, the Company’s Board of Directors authorized the issuance of up to 0.5 million shares of Series F Redeemable Convertible Preferred Stock (Series F preferred stock). The Series F preferred stock will rank equally with the Series E preferred stock, and will rank senior to all other capital stock with respect to rights on liquidation, dissolution and winding up. The Series F preferred stock will accrue dividends at a simple annual

CRITICAL PATH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

rate of 5 3/4% of the purchase price of $14.00 (equivalent to $1.40 per share on a common equivalent basis), whether or not declared by the board of directors. Dividends in respect of the Series F preferred stock will not be paid in cash but will be added to the value of the Series F preferred stock and will be taken into account for purposes of determining the liquidation and change in control preference, conversion rate and voting rights.

The Company must declare or pay dividends on the Series F preferred stock when the Company declares or pay dividends to the holders of common stock. Holders of Series F preferred stock are entitled to notice of all shareholders’ meetings and are entitled to vote on all matters submitted to the Shareholders for a vote, voting together with the holders of the common stock and all other classes of capital stock entitled to vote, voting as a single class (except where a separate vote is required by the Company’s amended and restated articles of incorporation, its bylaws or California law). The holders of Series F preferred stock will be entitled to vote as a separate class on any amendment to the terms or authorized number of shares of Series F preferred stock, the issuance of any equity security ranking senior to the Series F preferred stock and the redemption of or the payment of a dividend in respect of any junior security. At any time, holders of Series F preferred stock may elect to convert their Series F preferred stock into shares of common stock. Each share of Series F preferred Stock is currently convertible into ten shares of common stock. After three years from the date the Series E preferred stock is first issued, the Company may call for redemption of the Series F preferred stock under certain circumstances. On the fourth anniversary of the date the Series E preferred stock is first issued, the Company must call for redemption of the Series F preferred stock.

At December 31, 2006, no shares of Series F preferred stock have been exercised or were outstanding. Warrants to purchase 0.4 million shares of Series F preferred stock were issued and outstanding as of December 31, 2006 in connection with the issuance of the 13.9% Notes.

MBCP Peerlogic

In November 2003, the Company issued 188,587 shares of Series D preferred stock to MBCP Peerlogic (MBCP Shares) related to the settlement of certain litigation, resulting in a charge of $3.8 million. Additionally, 69,149 of these shares were automatically convertible into Series E preferred stock to the extent such preferred stock was issued in the future. In July 2004 the Company received shareholder approval to issue shares of Series E preferred stock, and the Company exchanged 86,232 shares of Series D preferred stock (including accrued dividends) held by the various named plaintiff shareholders comprising MBCP Peerlogic for 829,873 shares of Series E preferred stock. The exchange of Series D for Series E preferred stock did not result in any charge to the Company.

Accretion on Redeemable Preferred Stock

Accretion on redeemable preferred stock represents the accrued dividends and accretion of the beneficial conversion features of the Company’s outstanding Series D and E preferred stock as well as the accretion to the redemption value of the outstanding Series D preferred stock. The following table sets forth the accretion on redeemable preferred stock for the periods indicated:

	Year ended December 31,
	2006	2005	2004
	(in thousands)
Accrued dividends	$7,598	$7,889	$7,315
Accretion to the redemption value and of the beneficial conversion feature	6,519	10,841	7,250

	$14,117	$18,730	$14,565

CRITICAL PATH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Preferred Stock Rights Offering

In August 2004, the Company consummated a rights offering pursuant to which 2.6 million shares of Series E preferred stock were issued at a purchase price of $1.50 per share. The offering generated gross proceeds to the Company of approximately $4.0 million, exclusive of costs incurred associated with the offering.

Note 12—Shareholders’ Equity (Deficit)

Preferred Stock

The Company’s Articles of Incorporation, as amended, authorize the Company to issue 5 million shares of Preferred Stock, at $0.001 par value. The holders of Preferred Stock have various voting and dividend rights as well as preferences in the event of liquidation.

Preferred Stock Rights Agreement

On March 19, 2001 pursuant to a Preferred Stock Rights Agreement (the “Rights Agreement”) between the Company and Computershare Trust Company, Inc., as Rights Agent (the “Rights Agent”), the Company’s Board of Directors (i) declared a dividend of one right (a “Right”) to purchase one one-thousandth share of the Company’s Series C Participating Preferred Stock (“Series C Preferred”) for each outstanding share of Common Stock, par value $0.001 per share (“Common Shares”), of the Company, and (ii) authorized the issuance to each holder of Exchangeable Shares (as defined below) of one Right for each exchangeable Share held. An “Exchangeable Share” is a share of Class A Non-Voting Preferred Shares of Critical Path Messaging Co., an unlimited liability company existing under the laws of the Province of Nova Scotia and a wholly-owned subsidiary of the Company. Each Exchangeable Share is exchangeable for one Common Share. The Rights were issued on May 15, 2001 (the “Record Date”), to shareholders of record as of the close of business on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series C Preferred at an exercise price of $25.00 (the “Purchase Price”), subject to adjustment.

The Rights will become exercisable following the tenth day after a person or group announces the acquisition of 15% or more of the Company’s common stock or announces commencement of a tender or exchange offer, the consummation of which would result in ownership by the person or group of 15% or more of the common stock of the Company. The Company will be entitled to redeem the Rights at $0.01 per Right at any time on or before the fifth day following acquisition by a person or group of 15% or more of the Company’s common stock. The Rights will expire on the earlier of May 15, 2011 or exchange or redemption of the Rights. As of December 31, 2006, no rights were exercised.

Common Stock

The Company’s Articles of Incorporation, as amended, authorize the Company to issue 200 million shares of Common Stock at $0.001 par value.

Changes in shares of Common Stock outstanding were as follows:

	Year Ended December 31,
	2006	2005	2004
	(In thousands)
Common Stock Shares outstanding, beginning of year	37,280	23,040	20,968
Issuance of common stock	92	14,414	2,032
Exercise of stock options	1	—	313
Purchase of common stock	(145)	(174)	(273)

Shares outstanding, end of year	37,228	37,280	23,040

CRITICAL PATH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Of the 273,000 shares of common stock repurchased by the Company during 2004, 250,000 shares were surrendered by Mr. McGlashan as part of his April 2004 separation agreement with the Company. See Note 7— Related Party Transactions, for a further discussion.

Restricted stock

The Company has granted shares of restricted stock and restricted stock units to certain key employees and executive officers through its 1998 Plan. In March and August 2004, the Company issued 707,368 and 680,823 shares of restricted stock, respectively, to Mark Ferrer, the Company’s Chief Executive Officer, in connection with Mr. Ferrer’s employment agreement. In November 2004, the Company issued 515,000 shares of restricted stock and 277,708 restricted stock units to Executive Officers and certain key employees of the Company. During the twelve months ended December 31, 2005, the Company issued 130,000 shares of restricted stock and 20,000 restricted stock units to certain key employees. The Company did not issue any shares of restricted stock or restricted stock units during the twelve month period ended December 31, 2006.

The restricted stock gives employees certain ownership rights, including the right to vote on shareholder matters; whereas, restricted stock units do not convey any voting rights, but present the holder with the right to receive shares of the Company’s common stock as the underlying units vest. The restricted stock and restricted stock units vest 25 percent every 6 months over a term of 2 years, with any unvested shares/units forfeited if a recipient terminates his or her employment with the Company.

The following table reflects the activity associated with shares of unvested restricted stock and restricted stock units (in thousands, except per share fair value amounts):

	Shares	Weighted Average Grant Date Fair Value
Unvested restricted shares at December 31, 2003	—
Granted	2,181	$1.11
Vested	(133)	$2.11
Forfeited	(2)	$0.65
Unvested restricted shares at December 31 ,2004	2,046	$1.04
Granted	150	$0.53
Vested	(800)	$0.95
Forfeited	(99)	$0.65
Unvested restricted shares at December 31, 2005	1,297	$1.07
Granted	—	—
Vested	(686)	$1.05
Forfeited	(65)	$0.62

Unvested restricted shares at December 31, 2006	546	$1.21

The fair value of restricted stock and restricted stock units which vested during the twelve months ended December 31, 2006 totaled approximately $144,000.

As of December 31, 2006, there was approximately $0.1 million in total unrecognized compensation cost associated with the unvested shares of restricted stock and restricted stock units. The cost is expected to be recognized over the future weighted average vesting period of 1.3 years.

CRITICAL PATH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Employee Stock Purchase Plan

During 1999, the Board of Directors adopted and the shareholders approved the 1999 Employee Stock Purchase Plan (“ESPP”). Under the ESPP, eligible employees could select a rate of payroll deduction up to 15% of their compensation subject to certain maximum purchase limitations per period and other statutory limitations. The ESPP was implemented in a series of overlapping twenty-four month offering periods beginning on the effective date of the Company’s initial public offering with subsequent offering periods beginning on the first trading day on or after May 1 and November 1 of each year. Purchases occurred on each April 30 and October 31 (the “Purchase Dates”) during each participation period. Under the ESPP, eligible employees had the opportunity to purchase shares of Common Stock at a purchase price equal to 85% of the fair market value per share of Common Stock on either the start date of the offering period or the Purchase Date of the related purchase period, whichever is less. Stock purchases under the ESPP in 2006, 2005 and 2004 were zero, 29,810 and 48,059 shares, respectively, at a price of $0.55 and $0.32 per share in 2005, and $1.99 and $0.59 in 2004. In January 2006, the Company terminated its Employee Stock Purchase Plan (ESPP). No shares of stock were purchased nor compensation expense recognized under the ESPP during 2006.

Stock Options

During 1998 and 1999, the Company’s Board of Directors adopted the 1998 Stock Option Plan and the 1999 Nonstatutory Stock Option Plan, respectively (together, the “Option Plans” and each a “Plan”). The 1998 Plan provides for the granting of options to purchase up to 21,113,183 shares of common stock to employees, officers, directors and consultants, with an increase annually on January 1 of each year by an amount equal to 2% of the total number of shares of the Company’s Common Stock authorized for issuance at the end of the most recently concluded fiscal year, and the 1999 Plan provides for the granting of up to 6,337,198 shares of common stock to non-executive officer employees or the initial employment grant for executive officers. In November 2001, the Board approved an increase of 2,812,500 to the number of option shares reserved for grant to non-executive officer employees under the 1999 Plan. The 1998 Plan is a shareholder approved plan and allows for options to be granted as either incentive stock options (“ISOs”) or nonqualified stock options (“NSOs”). Options granted under the 1999 Plan may only be nonqualified stock options (“NSOs”). ISOs may be granted only to Company employees, including officers and employee directors. NSOs may be granted to Company employees, non-employee directors and consultants. At December 31, 2006, the total number of shares of common stock available for option grants was 11,929,815 and 5,851,190 under the 1998 Plan and the 1999 Plan, respectively.

The Company has, in connection with the acquisition of various companies, assumed the stock option plans of each acquired company. At December 31, 2006 and 2005, a total of 1,855 and 36,925 shares, respectively, of the Company’s Common Stock were reserved for issuance upon exercise of outstanding options issued under the assumed plans, and the related options are included in the table below.

Options under the 1998 Plan may be granted at prices no less than 85% of the estimated fair market value of the shares on the date of grant as determined by the Board of Directors, provided, however, that (i) the exercise price of an ISO may not be less than 100% of the fair market value of the shares on the date of grant, and (ii) the exercise price of an ISO granted to a 10% shareholder may not be less than 110% of the fair market value of the shares on the date of grant. Option grants under the Company’s Option Plans generally vest 25% per year and are generally exercisable for a maximum period of ten years from the date of grant.

CRITICAL PATH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Changes in stock options outstanding, granted, exercisable, canceled and available, during 2004, 2005 and 2006 under the option plans are identified below. The Company only grants new options from the 1998 Plan and 1999 Plan. Accordingly, the Options or Awards Available information provided below includes only stock option information related to the 1998 and 1999 Plans (shares in thousands).

	Options or Awards Available Under the 1998 And 1999 Plans	Outstanding Option Grants
		Number of Shares	Weighted Average Exercise Price
Balance at December 31, 2003	6,133	13,021	$17.07
Additional shares reserved	2,500
Granted and assumed	(7,971)	7,971	$1.45
Exercised		(313)	$2.56
Restricted stock issued	(2,181)
Canceled	5,807	(5,792)	$11.04

Balance at December 31, 2004	4,288	14,887	$11.25
Additional shares reserved	4,000	—	—
Granted and assumed	(1,136)	1,136	$0.74
Exercised	—	—	—
Restricted stock issued	(150)	—	—
Canceled	4,504	(4,586)	$6.92

Ending balance at December 31, 2005	11,506	11,437	$11.49
Additional shares issued	4,000	—	—
Granted not in connection with 2006 exchange program	(675)	675	$0.21
Granted in 2006 exchange program	(7,097)	7,097	$0.20
Exercised	—	(1)	$0.08
Canceled not in connection with 2006 exchange program	2,528	(2,528)	$12.64
Canceled in 2006 exchange program	7,520	(7,555)	$11.01

Ending balance at December 31, 2006	17,782	9,125	$1.96

Outstanding Options Exercisable:
December 31, 2004		7,543	$27.01
December 31, 2005		11,437	$20.57
December 31, 2006		6,181	$2.80

During the twelve months ended December 31, 2006 and 2005, 921 and zero stock options were exercised, respectively. The stock options exercised during the twelve months ended December 31, 2006, had an insignificant aggregate intrinsic value. The aggregate intrinsic value represents the difference between the option exercise price and the closing stock price on the date of exercise for each option exercised during the period.

The aggregate intrinsic value of stock options outstanding and vested stock options at December 31, 2006 and 2005 was zero. The aggregate intrinsic value, for purposes of this calculation, represents, on a pretax basis, the difference between the Company’s closing stock price as of December 31, 2006 and 2005, respectively, and the option exercise price, multiplied by the number of options outstanding or exercisable. Stock options with exercise prices which are greater than or equal to the closing quarter end stock price are excluded from this calculation.

CRITICAL PATH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table summarizes information about stock options outstanding at December 31, 2006 (options in thousands):

	Options Outstanding			Options Exercisable
	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$ 0.11 - $ 0.19	137	7.23	$0.16	17	$0.17
$ 0.20 - $ 0.20	7,011	6.34	0.20	4,226	0.20
$ 0.21 - $ 0.75	300	8.39	0.50	261	0.53
$ 0.76 - $ 2.00	580	5.63	1.56	580	1.56
$ 2.01 - $ 5.00	378	6.04	3.22	378	3.22
$ 5.01 - $ 10.30	669	4.93	8.81	669	8.81
$10.31 - $300.00	50	3.54	165.73	50	165.73

	9,125	5.54	$1.96	6,181	$2.80

2005 Stock Option Vesting Acceleration

On December 27, 2005, the Compensation Committee of the Board of Directors (the “Committee”) of Critical Path, Inc. (the “Company”) approved accelerating the vesting of all currently unvested stock options awarded to employees, officers and directors under its stock option plans, all of which had an exercise price greater than $0.28, the closing price of the Company’s common stock on the date of acceleration. As a result of the action taken by the Committee, options with respect to approximately 4.8 million shares were subject to acceleration and all outstanding options to purchase shares of the Company’s common stock became fully vested as of December 27, 2005. The number of shares and exercise prices of the options subject to the acceleration remain unchanged.

The purpose of the accelerated vesting was to enable the Company to avoid recognizing in its consolidated statement of operations non-cash compensation expense associated with these options in future periods upon the implementation in January 2006 of Financial Accounting Standards Board (FASB) SFAS No. 123-R, Share Based Payment. In addition, the accelerated vesting enabled the Company to avoid certain costs associated with the implementation of SFAS 123R. As a result of the acceleration, based on a Black-Scholes calculation, the Company expected to avoid recognition of up to approximately $2.9 million of compensation expense over the course of the original vesting periods. Although acceleration did not result in any compensation expense for the fourth quarter of 2005 in the statement of operations, it did result in an additional expense of $0.2 million under the fair value method which is included in the pro forma net loss attributable to common shares.

2006 Stock Option Exchange Program

Due to the significant decline in the Company’s share price, the exercise price of outstanding options held by its employees, consultants and directors was higher, in many cases significantly, than the current fair market value of the Company’s common stock. On May 31, 2006, the Company commenced a tender offer (the Option Exchange Offer) to Company employees, consultants and directors who, as of May 31, 2006, were actively employed by or providing services to the Company and had outstanding options granted under the Option Plans to exchange some or all of their outstanding options granted under the Option Plans for new options (the New Options) to purchase shares of common stock to be granted under the 1998 Plan. Each New Option issued has substantially the same terms and conditions as the eligible option cancelled in exchange for the New Option, except as follows:

•	all New Options expire June 28, 2013, seven years after the New Option grant date;

•	the exercise price per share for each New Option is $0.20;

CRITICAL PATH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

•

the New Options issued to eligible employees and consultants have a four-year vesting period adjusted as follows: (1) 50% of the New Options issued to eligible employees and consultants that provided services to the Company as of May 31, 2006 for two or more years immediately vested with the remaining portion vesting in equal monthly installments for each full month of continuous service over the subsequent 24-month period; and (2) 25% of the New Options issued to eligible employees and consultants that provided services to the Company as of May 31, 2006 for less than two years immediately vested with the remaining portion vesting in equal monthly installments for each full month of continuous service over the subsequent 36-month period;

•

the New Options issued to eligible directors retained the vesting schedule and vesting commencement date that would have been in effect for their tendered eligible options in the absence of the acceleration of vesting that occurred on December 27, 2005;

•

for certain eligible participants in the exchange offer, the number of shares of common stock underlying their New Options was less than the number of shares of common stock underlying their eligible options (as described below); and

•	eligible participants who held eligible options issued under the 1999 Stock Option Plan received New Options issued from the 1998 Plan.

The number of shares subject to the New Option received in exchange for a tendered eligible option depended on the per share exercise price in effect under the tendered option. If the exercise price per share of an eligible option was at least $0.19 but not more than $4.00, the number of shares subject to the New Option was the same as the number of shares subject to the tendered eligible option. If the exercise price per share of an eligible option was at least $4.01 but not more than $5.00, the number of shares subject to the New Option was determined by dividing the number of shares subject to the tendered eligible option by two, rounded down to the nearest whole number. If the exercise price per share of an eligible option was more than $5.01, the number of shares subject to the New Option was determined by dividing the number of shares subject to the tendered eligible option by five, rounded down to the nearest whole number.

The exchange offer expired on June 28, 2006. Eligible participants tendered, and the Company accepted for cancellation, eligible options to purchase an aggregate of 7,554,590 shares of common stock, representing 85.5% of the total shares of common stock underlying options eligible for exchange in the exchange offer. As a result of the exchange ratios described above, the Company issued replacement options to purchase an aggregate of 7,096,570 shares of common stock in exchange for the cancellation of the tendered eligible options.

Stock Warrants

Silicon Valley Bank

In connection with the March 2004 amendment of the Company’s line of credit facility with Silicon Valley Bank, the Company agreed to issue warrants to purchase up to 100,000 shares of its common stock to the Bank. These warrants were fully exercisable upon grant, had an exercise price of $2.07 per share and have an expiration date in March 2011. The warrants were valued using the Black-Scholes option pricing model, assuming volatility of 146%, a risk-free interest rate of 3% and a seven-year term. In connection with the issuance of this warrant, the Company recorded a charge of $0.2 million to interest expense during the first quarter of 2004. This warrant expires in March 2011 and as of December 31, 2006, these warrants remain unexercised.

Equity Office Management LLC

In November 2003, the Company entered into an agreement with one of its landlords, Equity Office Management LLC, pursuant to which the lease covering the Company’s Santa Monica facility was restructured.

CRITICAL PATH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

As part of the agreement, Equity Office Management LLC agreed to early terminate the Company’s lease obligation in exchange for $0.4 million in cash and warrants to purchase 25,000 shares of Common Stock. The warrants were fully vested upon issuance and are exercisable over a five year period beginning on December 1, 2003, at a price of $2.49 per share. Using the Black-Scholes option pricing model and assuming a term of five years and expected volatility of 138%, the fair value of the warrants on the effective date of the agreement approximated $48,000, which was recorded in restructuring and other expenses in the fourth quarter of 2003. These warrants expire on November 30, 2008 and as of December 31, 2006, these warrants remain unexercised.

Telco

In January 2000, docSpace entered into an agreement with a major telecommunications company (Telco) pursuant to which docSpace would provide secure messaging services to the Telco’s customers. As part of the agreement, Telco agreed to provide marketing, publicity, and promotional services to docSpace. As a result of the completion of the Company’s acquisition of docSpace, the Company assumed warrants that allowed Telco to purchase up to a maximum of 87,280 shares of the Company’s Common Stock upon attainment of each of three milestones. Subsequent to the acquisition, the Company entered into discussions with Telco to modify their relationship. Accordingly, the vesting provisions of the proposed agreement were modified to reflect the requirements of the new relationship. As of December 31, 2006, none of the vesting milestones of the original agreement had been attained and none of the milestones are considered probable. Accordingly no deferred expense associated with the warrants has been recognized. The Company expects that future changes in the trading price of the Company’s Common Stock at the end of each quarter, and at the time certain milestones are achieved, may cause substantial changes in the ultimate amount of the related stock-based charges. This warrant expires on March 9, 2007 and as of December 31, 2006, these warrants remain unexercised.

Litigation Settlement

In February 2002, the Court gave preliminary approval to the settlement of the principal class action litigation. In June 2002, the Court entered its final approval of the settlement. In connection with the settlement, the Company agreed to issue warrants to purchase up to 850,000 shares of the Company’s common stock at $10.00 per share, and recorded a charge of $0.7 million to operating expense related to the fair value of these warrants. As a result of the Company’s one-for-four reverse stock split in 2003, these warrants were exercisable into 212,500 shares of the Company’s common stock at an exercise price of $40.00 per share. The warrants expired unexercised in June 2005.

Stock-Based Compensation

Accounting for stock-based compensation

The Company adopted SFAS No. 123R (revised in 2004), Share-based payment , on January 1, 2006. SFAS 123R requires the measurement and recognition of compensation expense, using a fair-value based method, for all share-based awards made to the Company’s employees and directors, including grants of stock options, restricted stock and other stock-based plans. The Company recognizes the stock compensation expense over the requisite service period of the individual grants, which generally equals the vesting period.

The Company has elected to follow the modified prospective transition method in adopting SFAS 123R. Under this method, the provisions of SFAS 123R apply to all awards granted or modified after the date of adoption and the Company’s prior period consolidated financial statements have not been restated to reflect the impact of SFAS 123R.

CRITICAL PATH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In March 2005, the SEC issued Staff Accounting Bulletin (SAB) No. 107, Share-Based Payment , which provided guidance on the adoption of SFAS 123R as it relates to certain SEC rules and regulations. The Company has applied the provisions of SAB 107 in its adoption of SFAS 123R.

The adoption of SFAS 123R did not have any impact upon the Company’s income tax expense or cash flows.

Valuation of stock options granted

The Company utilized the Black-Scholes valuation model to estimate the fair value of stock options granted and stock-based compensation expense recognized for the year ended December 31, 2006, and as presented in the pro-forma disclosure below for 2004 and 2005, as required under SFAS 123. The Company used the following weighted-average assumptions:

	Year Ended December 31,
	2006	2005	2004
Risk-free interest rate	3.7-4.8%	3.7-4.4%	2.4-3.5%
Expected lives (in years)	4-6.25	6.0	6.0
Dividend yield	0.0%	0.0%	0.0%
Expected volatility	122.0-137.0%	121.8-142.0%	119.6-138.5%

The risk-free interest rate was derived from the U.S. treasury zero-coupon rate in effect at the end of the quarter in which the stock option was granted, utilizing the yield offered by an instrument with a maturity approximating the expected life of the option. The expected life assumption for 2006 option grants utilizes the “simplified method” provided under SAB 107, which allows companies with traditional service-based option grants to use an expected life assumption equal to the midpoint between the vesting period and contractual term of the options. The 2005 expected life assumption was based upon the weighted average period the stock options were expected to remain outstanding for stock options granted during the period. The dividend yield of zero is based on the fact that the Company has never paid cash dividends and has no present intention to pay cash dividends. The expected volatility assumption is based upon the historical volatility of the Company’s common stock.

The weighted average fair value of options granted were $0.17, $0.68 and $1.20 during 2006, 2005 and 2004, respectively.

The Company calculated the fair value of the activity under the Employee Stock Purchase Plan for 2005 and 2004 in the pro-forma disclosure presented below using the Black-Scholes option pricing model, as prescribed by SFAS 123, using the following assumptions:

	Year Ended December 31,
	2005	2004
Risk-free interest rate	3.7-4.4%	2.3-2.6%
Expected lives (in years)	1.0	1.2
Dividend yield	0.0%	0.0%
% Expected volatility	109.0-132.9%	132.9-139.8%

The aggregate fair value of ESPP purchase rights granted in 2005 and 2004 was approximately $6,000 and $1.0 million, respectively, which equates to a per share purchase right of $0.21 and $1.77, respectively, during 2005 and 2004.

CRITICAL PATH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Stock-based Compensation Expense

As a result of the consummation of the Company’s stock option exchange program on June 28, 2006, in accordance with SFAS 123R, compensation cost associated with the incremental fair value of these option awards was calculated at approximately $358,000 using the Black-Scholes valuation model. To this total was added the remaining unamortized fair value of any exchanged options originally granted in 2006 of $28,000, to arrive at a total fair value of $386,000 to be amortized to expense over the vesting period of these newly exchanged options. Of this amount, $218,000 has been recognized as compensation expense within the Company’s Consolidated Statement of Operations for the year ended December 31, 2006, associated with the vesting of these option awards. The remaining fair value of these option awards of $154,000, net of estimated forfeitures, will be recognized as expense on a straight-line basis over the remaining weighted average vesting period of 1.6 years.

Also under the provisions of SFAS 123R, the Company recognized in its consolidated statement of operations 2006 stock-based compensation associated with non-exchange program related 2006 stock option grants of $30,000. Because the Company accelerated the vesting of all outstanding options held by employees as of December 27, 2005, there was no remaining unamortized expense associated with any stock option awards as of the date of the Company’s adoption of SFAS 123R. The Company also recognized compensation expense associated with the vesting of restricted stock and restricted stock units in the amount of $0.4 million, $1.1 million and $0.9 million in the years ended December 31, 2006, 2005 and 2004, respectively.

During 2006, 2005 and 2004, the Company incurred stock-based charges of approximately zero, $25,000 and $1.0 million, respectively, in connection with certain severance agreements for terminated employees and non-employee contractor arrangements. These charges were included in operating expenses based on the functions of the related employees and contractors.

The following stock-based compensation amounts, as reported in the Company’s Consolidated Statement of Operations for 2006, 2005 and 2004, are further detailed on a product or functional basis as follows:

	Year Ended December 31,
	2006	2005	2004
	(In thousands)
Stock-based expense reported in cost of net revenues:
Hosted messaging	$10	$52	$28
Professional services	54	123	47
Maintenance and support	15	18	1

Total stock-based expense reported in cost of net revenues	79	193	76

Stock-based expense reported in operating expenses:
Sales and marketing	62	87	48
Research and development	72	149	37
General and administrative	442	668	1,754

Total stock-based expense reported in operating expenses	576	904	1,839

Total stock-based expenses	$655	$1,097	$1,915

Stock-based compensation expense recognized in the Consolidated Statement of Operations for the twelve months ended December 31, 2006 was calculated based upon awards ultimately expected to vest and has been reduced for estimated forfeitures. SFAS 123R requires forfeitures to be estimated at the time of grant, and revised, if necessary, in subsequent periods if actual forfeitures differ from estimates.

CRITICAL PATH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The value of the portion of the stock awards that is ultimately expected to vest is recognized as expense on a straight-line basis over the requisite service periods. Including the unvested portion of the fair value of the June 28, 2006 option exchange, total stock-based compensation of stock options granted but not yet vested, as of December 31, 2006, was approximately $0.2 million, which is expected to be recognized as expense over the future weighted average vesting period of 2.0 years.

Pro Forma Information Under SFAS 123 for Periods Prior to 2006

Prior to January 1, 2006, the Company followed the intrinsic value method for stock-based awards to employees and directors in accordance with Accounting Principles Board (APB) Opinion 25, Accounting for Stock Issued to Employees , as allowed under SFAS No. 123, Accounting for Stock-based Compensation . Under the intrinsic value method, stock-based compensation expense was recognized in the Company’s Condensed Consolidated Statement of Operations for the fair value of restricted stock granted prior to January 1, 2006. However, no stock-based compensation expense had been recognized in the Company’s Condensed Consolidated Statement of Operations for any period prior to the Company’s adoption of SFAS 123R on January 1, 2006, for stock options granted to employees and directors, when the exercise price of the stock options granted equaled the fair market value of the underlying stock at the date of grant.

SFAS 123R requires the Company to present pro forms information for the comparative periods prior to the adoption as if it had accounted for all of its stock options under the fair value method of SFAS 123. Had compensation cost been recognized based on the fair value at the date of grant for options granted and activities under the Company’s Employee Stock Purchase Plan (ESPP), the pro forma amounts of the Company’s net loss and net loss per share would have been as follows:

	2005	2004
Net loss attributable to common shares—as reported	$(32,382)	$(66,562)
Add:
Stock-based employee compensation expense included in reported net loss attributable to common shares,	1,097	1,915
Deduct:
Total stock-based employee compensation expense determined under a fair value based method for all grants	(6,872)	(8,571)

Net loss attributable to common shares—pro forma	$(38,157)	$(73,218)

Basic and diluted net loss per share attributable to common shares—as reported	$(1.01)	$(3.15)

Basic and diluted net loss per share attributable to common shares—pro forma	$(1.19)	$(3.47)

Note 13—Defined Contribution Plan

The Company maintains a defined contribution plan, the Critical Path 401(k) Plan, under which its employees are eligible to participate. Participants may make voluntary contributions based on a percentage of their compensation, within certain limitations. Under the plan, discretionary contributions may be made by the Company. Participants are fully vested in the Company’s contributions after a specified number of years of service, as defined under the plan. No contributions have been made by the Company since its inception.

In certain of the European countries where Critical Path has subsidiaries, the Company makes contributions to pension funds for their employees. During 2006, 2005 and 2004, the Company made contributions totaling $0.6 million, $0.4 million and $0.6 million, respectively.

CRITICAL PATH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 14—Net Loss Per Share Attributed to Common Shares

Net loss per share is calculated as follows:

	Year ended December 31,
	2006	2005	2004
	(in thousands)
Net loss attributable to common shareholders
Net loss	$(10,966)	$(13,652)	$(51,997)
Accretion on redeemable preferred stock	(14,117)	(18,730)	(14,565)

Net loss attributable to common shareholders	$(25,083)	$(32,382)	$(66,562)

Weighted average shares outstanding
Weighted average shares outstanding	36,174	31,933	21,363
Weighted average shares subject to repurchase agreements	—	—	(240)
Weighted average shares held in escrow related to acquisitions	—	—	—

Shares used in the computation of basic and diluted net loss attributable to common shareholders	36,174	31,933	21,123

Basic and diluted net loss per share attributable to common shareholders	$(0.69)	$(1.01)	$(3.15)

At December 31, 2006, 2005 and 2004, there were 114,672,033, 113,028,439 and 125,371,459, respectively, potential common shares that were excluded from the determination of diluted net loss per share, as the effect of such shares on a weighted average basis is anti-dilutive. The weighted average exercise prices of the potential common shares excluded from the determination of diluted net loss per share at December 31, 2006, 2005 and 2004 were $2.86, $3.93 and $4.01, respectively.

Note 15—Product and Geographic Information

Revenue information on a product basis is as follows:

	Year ended December 31,
	2006	2005	2004
	(in thousands)
Net revenues
Software license
Messaging server and identity management solutions	$4,225	$10,928	$13,128
Memova anti-abuse	3,651	1,899	96
Memova mobile	385	251	—
Third-party and other software	4,615	6,000	6,102

Total software license	12,876	19,078	19,326
Service
Hosted messaging	4,775	15,198	17,842
Professional services	10,539	12,759	12,829
Maintenance and support	18,240	19,797	21,075

Total service	33,554	47,754	51,746

	$46,430	$66,832	$71,072

CRITICAL PATH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Information regarding revenues and long-lived assets attributable to the Company’s primary geographic regions are as follows:

	Year ended December 31,
	2006	2005	2004
	(in thousands)
Revenues:
United States	$10,610	$17,629	$21,117
Europe	34,854	46,801	46,795
Latin America	267	1,151	1,529
Asia Pacific	699	1,251	1,631

	$46,430	$66,832	$71,072

	December 31,
	2006	2005
	(in thousands)
Long-Lived Assets:
United States	$1,282	$1,200
Other (a)	1,330	1,425

	$2,612	$2,625

(a)	Included at December 31, 2006, are long-lived assets in both Canada and Ireland that account for 11% and 33%, respectively, of the Company’s total long-lived assets and included at December 31, 2005, are long-lived assets in both Canada and Ireland that account for 23% and 17%, respectively, of the Company’s total long-lived assets.

The long-lived assets in the table above represent the Company’s total property and equipment presented on a geographic basis at each period end. For each of the periods presented, the Company did not have any other long-lived assets to present on a geographic basis. Goodwill is excluded from this analysis.

During 2006, 2005 and 2004, the Company did not have any customers that accounted for more than 10% of its revenues.

Note 16—Subsequent Events

In December 2004, the Company entered into a Note and Warrant Purchase Agreement pursuant to which the Company issued an aggregate of $18.0 million principal amount of unsecured promissory notes bearing interest at a rate of 13.9% per year (the 13.9% Notes). On March 5, 2007, the Company entered into an Amendment to Notes (the 13.9% Notes Amendment) with the holders of the 13.9% Notes whereby the Company agreed with the holders of the 13.9% Notes to extend the maturity date of all of the 13.9% Notes from December 30, 2007 to June 30, 2008. A copy of the 13.9% Notes Amendment was filed with the United States Securities and Exchange Commission in a current report on Form 8-K on March 9, 2007. The remaining provisions of the 13.9% Notes remain in full force and effect unchanged. The terms of the 13.9% Notes and a form of such notes were originally disclosed in the Company’s current report on Form 8-K filed on January 3, 2005.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 13, 2007

Critical Path, Inc.

/s/ MARK J. FERRER
Mark J. Ferrer Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark J. Ferrer and James A. Clark and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Annual Report on Form 10-K, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARK J. FERRER Mark J. Ferrer	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	April 13, 2007

/s/ JAMES A. CLARK James A. Clark	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 13, 2007

/s/ TOM TINSLEY Tom Tinsley	Director	April 13, 2007

Edmond Ip Tak Chuen	Director

/s/ MARIO BOBBA Mario Bobba	Director	April 13, 2007

/s/ ROSS M. DOVE Ross M. Dove	Director	April 13, 2007

/s/ FROST R.R. PRIOLEAU Frost R.R. Prioleau	Director	April 13, 2007

/s/ MICHAEL J. SHANNAHAN Michael J. Shannahan	Director	April 13, 2007

EXHIBIT INDEX

3(i).1	Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-111559) filed on December 24, 2003).

3(i).2	Certificate of the Powers, Designations, Preferences and Rights of the Series D Cumulative Redeemable Convertible Participating Preferred Stock dated November 6, 2001 (Incorporated by reference to Exhibit 3(i).3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001).

3(i).3	Form of Amended and Restated Certificate of Determination of Preferences of Series D Redeemable Convertible Preferred Stock of the Company (Incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed March 10, 2004).

3(i).4	Form of Certificate of Determination of Preferences of Series E Redeemable Convertible Preferred Stock of the Company (Incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K filed March 10, 2004).

3(i).5	Certificate of Determination of Preferences of Series F Redeemable Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 10, 2004).

3(ii)	Amended and Restated Bylaws. (Incorporated by reference to Exhibit 3(ii)(b) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003).

4.1	Form of Common Stock Certificate. (Incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003).

4.2	Preferred Stock Rights Agreement dated as of March 19, 2001 between Registrant and ComputerShare Trust Company, Inc., including the Certificate of Determination, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B and C respectively (Incorporated by reference to Exhibit 4.5 of Registrant’s Form 8-A filed on May 7, 2001).

4.3	Amendment No. 1 to Preferred Stock Rights Agreement dated as of November 6, 2001 between the Registrant and Computershare Trust Company, Inc., as Rights Agent (Incorporated by reference to Exhibit 4.2 to the Registrant’s Amendment No. 1 to the Company’s Registration Statement on Form 8-A filed on January 21, 2004 (File No. 000-25331)).

4.4	Amendment No. 2 to Preferred Stock Rights Agreement dated as of November 18, 2003 between the Registrant and Computershare Trust Company, Inc., as Rights Agent (Incorporated by reference to Exhibit 4.3 to the Registrant’s Amendment No. 1 to the Company’s Registration Statement on Form 8-A filed on January 21, 2004 (File No. 000-25331)).

4.5	Amendment No. 3 to Preferred Stock Rights Agreement dated as of January 16, 2004 between Registrant and Computershare Trust Company, Inc., as Rights Agent (Incorporated by reference to Exhibit 4.4 to the Registrant’s Amendment No. 1 to the Company’s Registration Statement on Form 8-A filed on January 21, 2004 (File No. 000-25331)).

4.6	Amendment No. 4 to Preferred Stock Rights Agreement dated as of March 9, 2004 between Critical Path, Inc. and Computershare Trust Company, Inc., as Rights Agent (Incorporated by reference to Exhibit 4.5 to the Registrant’s Amendment No. 2 to the Company’s Registration Statement on Form 8-A filed on March 10, 2004 (File No. 000-25331)).

4.7	Amendment No. 5 to Preferred Stock Rights Agreement dated as of June 24, 2004 between Critical Path, Inc. and Computershare Trust Company, Inc., as Rights Agent (Incorporated by reference to Exhibit 4.6 to Amendment No. 3 to the Company’s Registration Statement on Form 8-A (File No. 000-25331)).

4.8	Amendment No. 6 to Preferred Stock Rights Agreement dated as of December 29, 2004, between the Company and Computershare Trust Company, Inc. (Incorporated by reference to Exhibit 4.9 to the Registrant’s Current Report on Form 8-K filed January 3, 2004).

4.9	Amendment No. 7 to Preferred Stock Rights Agreement dated as of February 10, 2005 between the Company and Computershare Trust Company, Inc. (Incorporated by reference to Exhibit 4.8 to the Registrant’s Current Report on Form 8-K filed February 24, 2005).

4.10	Warrant to Purchase Common Stock dated March 29, 2001 issued by the Registrant to Vectis Group LLC (Incorporated by reference to Exhibit 4.3 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).

4.11	Warrant to Purchase Common Stock dated January 29, 1999 issued by the Registrant to America Online, Inc. (Incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-71499)).

4.12	Warrant to Purchase up to 25,000 Shares of Common Stock dated as of December 29, 1999 by and between Ecker Folsom Properties, LLC (Incorporated by reference to Exhibit 4.6 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001).

4.13	Warrant to Purchase up to 834,000 Shares of Common Stock dated as of June 2000 by and between Worldsport Networks Europe Ltd. (Incorporated by reference to Exhibit 4.7 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001).

4.14	Stock and Warrant Purchase and Exchange Agreement dated as of November 8, 2001 by and among Registrant and General Atlantic Partners 74, LP, GAP Coinvestment Partners II, LP, Gapstar, LLC, Vectis CP Holdings, LLC, Cenwell Limited, Campina Enterprises Limited (Incorporated by reference to Exhibit 4.8 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001).

4.15	Escrow Agreement dated as of November 8, 2001 by and among Registrant and General Atlantic Partners 74, L.P., GAP Coninvestment Partners II, LP, Gapstar, LLC, Vectis CP Holdings, LLC, Cenwell Limited, Campina Enterprises Limited (Incorporated by reference to Exhibit 4.11 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001).

4.16	Amended and Restated Stockholders Agreement, dated November 26, 2003, among Registrant, General Atlantic Partners 74, L.P., GAP Coinvestment Partners II, L.P., GapStar, LLC, GAP-W, LLC, GAPCO GmbH & Co. KG, Cenwell Limited, Campina Enterprises Limited, Great Affluent Limited, Dragonfield Limited, Lion Cosmos Limited and Vectis CP Holdings, LLC (Incorporated by reference to Exhibit 4.20 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003).

4.17	Third Amended and Restated Registration Rights Agreement, dated March 9, 2004, among Registrant, General Atlantic Partners 74, L.P., GAP Coinvestment Partners II, L.P., GapStar, LLC, GAPCO GmbH & Co. KG, Cenwell Limited, Campina Enterprises Limited, Great Affluent Limited, Dragonfield Limited, Lion Cosmos Limited, Vectis CP Holdings, LLC, Permal U.S. Opportunities Limited, Zaxis Equity Neutral, L.P., Zaxis Institutional Partners, L.P., Zaxis Offshore Limited, Zaxis Partners, L.P., Guggenheim Portfolio Company XIII, Passport Master Fund, L.P., Crosslink Crossover Fund IV, L.P., Sagamore Hill Hub Fund, Ltd., Criterion Capital Partners, Ltd., Criterion Capital Partners, Institutional, Criterion Capital Partners, L.P. and Capital Ventures International (Incorporated by reference to Exhibit 4.44 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003).

4.18	Note Amendment Agreement dated March 12, 2004, by and among Registrant, Cenwell Limited, Campina Enterprises Limited, Great Affluent Limited, Dragonfield Limited and Lion Cosmos Limited (Incorporated by reference to Exhibit 4.45 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003).

4.19	Warrant to Purchase up to 100,000 Shares of Common Stock dated March 12, 2004 issued by the Registrant to Silicon Valley Bank (Incorporated by reference to Exhibit 4.47 to the Registrant’s Annual Report on Form 10-Q for the year ended March 30, 2004).

4.20	Form of Warrant to Purchase up to 100,000 shares of Common Stock, by and between Max Limited and the Registrant (Incorporated by reference to Exhibit 4.47 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004).

4.21	Form of Note dated as of December 30, 2004 (Incorporated by reference to Exhibit 4.1 of Registrant’s Current Report on Form 8-K filed on January 3, 2005).

4.22	Amendment to Notes dated as of March 5, 2007 (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on March 9, 2007).

4.23	Form of Warrant to Purchase Series F Redeemable Convertible Preferred Stock of the Company dated December 30, 2004 (Incorporated by reference to Exhibit 4.2 of Registrant’s Current Report on Form 8-K filed on January 3, 2005).

10.1	Hills Plaza I Office Lease dated as of November 16, 2001 by and between Registrant and SRI Hills Plaza Venture, LLC (Incorporated by reference to Exhibit 10.4 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001).

10.2	First Amendment to Lease dated November 17, 2003 by and between the Registrant and SRI Hills Plaza Venture, LLC (Incorporated by reference to Exhibit 10.60 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003).

10.3	Second Amendment to Lease dated May 5, 2005 by and between the Registrant and PPF Off 345 Spear Street, LP (Incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005).

10.4	Asset Purchase Agreement dated as of December 14, 2005 by and between the Registrant and Tucows.com Co. (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on December 19, 2005).

10.5#	Employee Stock Purchase Plan. (Incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 filed on June 15, 2001 (File No. 333-63080)).

10.6#	Amended and Restated 1998 Stock Plan. (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 filed on June 15, 2001 (File No. 333-63080)).

10.7#	1999 Stock Option Plan and forms of agreements thereunder (Incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-8 filed on September 22, 1999 (File No. 333-87553)).

10.8#	Critical Path, Inc. Amended and Restated 1998 Stock Plan Notice of Restricted Stock Award (Incorporated by reference to Exhibit 10.68 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004).

10.9#	Form of Indemnification Agreement by and between the Registrant and each of its directors and officers. (Incorporated by reference to Exhibit 10.32 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2000).

10.10#	Employment Agreement dated February 4, 2004 by and between the Registrant and James Clark (Incorporated by reference to Exhibit 10.48 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003).

10.11#	Employment Agreement, dated June 11, 2001 by and between the Registrant and Michael Zukerman (Incorporated by reference to Exhibit 10.21 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004).

10.12#	Amendment to Employment Agreement, dated December 20, 2002, by and between the Registrant and Michael Zukerman (Incorporated by reference to Exhibit 10.63 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004).

10.13#	Change of Control Severance Agreement, dated as of May 29, 2003, by and between the Registrant and Michael J. Zukerman (Incorporated by reference to Exhibit 10.64 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004).

10.14#	Waiver Agreement made and entered into as of December 23, 2003, by and between Registrant and Michael J. Zukerman (Incorporated by reference to Exhibit 10.66 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004).

10.15#	Amendment to Employment Agreement, dated December 23, 2003, by and between the Registrant and Michael J. Zukerman (Incorporated by reference to Exhibit 10.65 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004).

10.16	Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of April 15, 2004 by and between Registrant and Silicon Valley Bank (Incorporated by reference to Exhibit 10.68 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004).

10.17#	Nonstatutory Stock Option Agreement by and between the Registrant and Mark Ferrer for grant effective March 29, 2004 (Incorporated by reference to Exhibit 10.70 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

10.18#	Incentive Stock Option Agreement by and between the Registrant and Mark Ferrer for grant effective March 29, 2004 (Incorporated by reference to Exhibit 10.71 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

10.19#	Restricted Stock Agreement by and between the Registrant and Mark Ferrer for grant effective March 29, 2004 (Incorporated by reference to Exhibit 10.72 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

10.20#	Nonstatutory Stock Option Agreement by and between the Registrant and Mark Ferrer for grant effective August 16, 2004 (Incorporated by reference to Exhibit 10.73 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

10.21#	Restricted Stock Agreement by and between the Registrant and Mark Ferrer for grant effective August 16, 2004 (Incorporated by reference to Exhibit 10.74 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

10.22#	Employment Agreement dated as of March 29, 2004 by and between Registrant and Mark Ferrer. (Incorporated by reference to Exhibit 10.61 to the Registrant’s Annual Report on Form 10-K/A for the year ended December 31, 2003).

10.23	Note and Warrant Purchase Agreement dated as of December 29, 2004, between the Company and the Investors. (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 3, 2005).

10.24#	Employment Agreement dated as of May 17, 2004 by and between Registrant and Mark Palomba (Incorporated by reference to Exhibit 10.34 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004).

10.26#	Employment Agreement dated as of January 19, 2000 by and between Registrant and Barry Twohig (Incorporated by reference to Exhibit 10.36 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004).

10.27#	Employment Agreement dated as of February 23, 2007 by and between Critical Path B.V. and Barry Twohig.

10.28#	Employment Agreement dated as of March 21, 2000 by and between Registrant and Donald Dew (Incorporated by reference to Exhibit 10.27 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006).

21.1	List of Subsidiaries (Incorporated by reference to Exhibit 21.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003).

23.1	Consent of Burr, Pilger & Mayer LLP, Independent Registered Public Accounting Firm.

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (see the signature page of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006).

31.1	Certification of Chief Executive Officer pursuant to Rule 13a-14(a) and 15d-14(a), as adopted pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002.

31.2	Certification of Chief Financial Officer pursuant to Rule 13a-14(a) and 15d-14(a), as adopted pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002.

32.1*	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2*	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

#	Indicates management contract or compensatory plan or arrangement.
*	The material contained in Exhibits 32.1 and 32.2 shall not be deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Critical Path under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof irrespective of any general incorporation language contained in such filing, except to the extent that the registrant specifically incorporates it by reference.

Annex L

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the three months ended September 30, 2007

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to                     .

Commission File Number: 000-25331

Critical Path, Inc.

A California Corporation	I.R.S. Employer No. 91-1788300

2 Harrison Street, 2nd Floor

San Francisco, California 94105

415-541-2500

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. Check one:

Large Accelerated Filer  ☐                Accelerated Filer  ☐                Non-accelerated Filer  ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

As of November 1, 2007, the Company had outstanding 37,682,065 shares of common stock, $0.001 par value per share.

L-i

PART I - FINANCIAL INFORMATION

ITEM 1.	UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

CRITICAL PATH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2007	December 31, 2006(a)
	(in thousands, unaudited)
ASSETS
Current assets
Cash and cash equivalents	$11,341	$14,542
Accounts receivable, net	10,794	10,283
Prepaid and other current assets	2,680	2,427

Total current assets	24,815	27,252
Property and equipment, net	2,325	2,612
Goodwill	7,766	7,460
Restricted cash	212	212
Other assets	167	467

Total assets	$35,285	$38,003

LIABILITIES, REDEEMABLE PREFERRED STOCK AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$4,292	$3,995
Accrued compensation and benefits	3,565	3,796
Income and other tax liabilities	1,308	4,079
Other accrued liabilities	8,121	8,962
Deferred revenue	8,066	6,848
Notes payable, short-term	25,638	—
Capital lease and other obligations, current	8	24

Total current liabilities	50,998	27,704
Deferred revenue, long-term	660	229
Notes payable, long-term	—	22,396
Income and other tax liabilities, long-term	3,600	—
Embedded derivative liability	430	612

Total liabilities	55,688	50,941

Redeemable preferred stock	144,821	134,406

Commitments and contingencies (see Note 5)
Shareholders’ deficit
Common stock and additional paid-in-capital, par value $0.001; shares authorized: 200,000; shares issued and outstanding 37,198 and 37,228, respectively	2,170,874	2,181,099
Accumulated deficit	(2,335,495)	(2,326,055)
Accumulated other comprehensive loss	(603)	(2,388)

Total shareholders’ deficit	(165,224)	(147,344)

Total liabilities, redeemable preferred stock and shareholders’ deficit	$35,285	$38,003

(a)	The condensed consolidated balance sheet at December 31, 2006 has been derived from the audited financial statements at that date.

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

CRITICAL PATH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
	(in thousands, except per share amounts, unaudited)
Net revenues
Software licensing	$3,157	$2,688	$11,158	$9,097
Hosted services	932	1,220	3,441	3,609
Professional services	2,353	2,257	7,176	7,660
Maintenance and support	4,781	4,687	13,811	13,524

Total net revenues	11,223	10,852	35,586	33,890
Cost of net revenues
Software licensing	1,203	1,105	3,672	3,470
Hosted services	756	740	2,236	2,275
Professional services	1,784	1,943	5,798	6,139
Maintenance and support	1,409	1,303	4,193	3,820

Total cost of net revenues	5,152	5,091	15,899	15,704

Gross profit	6,071	5,761	19,687	18,186
Operating expenses
Selling and marketing	3,001	2,728	9,257	9,544
Research and development	2,356	2,375	7,075	7,219
General and administrative	2,595	2,850	8,316	9,140
Restructuring expense	65	137	194	1,178
Gain on sale of assets	—	(1,007)	(129)	(2,978)

Total operating expenses	8,017	7,083	24,713	24,103

Operating loss	(1,946)	(1,322)	(5,026)	(5,917)
Other income (expense), net	(1,033)	469	(974)	547
Interest income (expense), net	(1,058)	(911)	(3,120)	(2,664)

Loss before provision for income taxes	(4,037)	(1,764)	(9,120)	(8,034)
Provision for income taxes	(56)	(280)	(320)	(594)

Net loss	(4,093)	(2,044)	(9,440)	(8,628)
Dividends and accretion on redeemable preferred stock	(3,710)	(3,551)	(11,157)	(10,518)

Net loss attributable to common shareholders	$(7,803)	$(5,595)	$(20,597)	$(19,146)

Basic and diluted net loss per share attributable to common shareholders	$(0.21)	$(0.15)	$(0.56)	$(0.53)

Shares used in the basic and diluted per share calculations	37,375	36,533	36,957	36,248

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

CRITICAL PATH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine months ended September 30,
	2007	2006
	(in thousands)
Cash flows from operating activities:
Net loss	(9,440)	(8,628)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for allowance for doubtful accounts	(152)	80
Depreciation	1,417	1,276
Stock-based expense	190	550
Gain on sale of certain Hosted Assets	(129)	(2,978)
Amortization of debt issuance costs	118	97
(Gain) Loss on disposal of property and equipment	(7)	17
Change in fair value of embedded derivative liabilities	(182)	(844)
Accrued interest and accretion notes payable	3,242	2,974
Changes in assets and liabilities:
Accounts receivable	193	2,429
Prepaid expenses and other assets	(71)	351
Accounts payable	297	(60)
Accrued compensation and benefits	(231)	1,547
Income and other tax liabilities	993	370
Other accrued liabilities	(1,005)	(3,549)
Deferred revenue	1,649	2,047

Net cash used in operating activities	(3,118)	(4,321)

Cash flows from investing activities
Proceeds from sale of certain Hosted Assets, net of transaction costs of $956 in 2006	129	5,470
Purchases of property and equipment	(1,123)	(1,137)
Restricted cash	—	66

Net cash (used in) provided by investing activities	(994)	4,399

Cash flows from financing activities
Principal payments on note and lease obligations	(16)	(49)

Net cash used in financing activities	(16)	(49)

Net change in cash and cash equivalents	(4,128)	29
Effect of exchange rates on cash and cash equivalents	927	678
Cash and cash equivalents, beginning of period	14,542	18,707

Cash and cash equivalents, end of period	$11,341	$19,414

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

CRITICAL PATH, INC.

CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS’ DEFICIT

(in thousands)

	Redeemable preferred stock		Common stock and additional paid in capital	Accumulated deficit and other comprehensive loss	Total
	Amended Series D	Series E
Balance at December 31, 2006	$62,814	$71,592	$2,181,099	$(2,328,443)	$(147,344)
Accretion of dividend on redeemable preferred stock	2,541	3,146	(5,687)	—	(5,687)
Accretion to redemption value for redeemable preferred stock	1,990	3,554	(5,544)	—	(5,544)
Conversion to common stock	—	(816)	816	—	816
Stock-based compensation associated with grants of stock options and restricted stock	—	—	190	—	190
Foreign currency translation adjustments	—	—	—	1,785	1,785
Net loss	—	—	—	(9,440)	(9,440)

Balance at September 30, 2007	$67,345	$77,476	$2,170,874	$(2,336,098)	$(165,224)

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

CRITICAL PATH, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1—Basis of Presentation, Liquidity and Capital Resources and Recent Accounting Pronouncements

The Company

Critical Path, Inc. was incorporated in California on February 19, 1997. Critical Path, along with its subsidiaries (collectively referred to herein as the “Company”), delivers software and services that enable the rapid deployment of highly scalable valued-added solutions for messaging and identity management. The Company’s messaging and identity management solutions help organizations expand the range of digital communications services they provide while helping to reduce overall costs. The Company’s messaging solutions provide integrated access to a broad range of communication and collaboration applications from wireless devices, web browsers, desktop clients, and voice systems. The Company’s identity management solutions are designed to reduce burdens on helpdesks, simplify the deployment of key security infrastructure, enable compliance with new regulatory mandates, and help reduce the cost and effort of deploying applications and services to distributed organizations, mobile users, suppliers, and customers.

Basis of Presentation

The condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and judgments that affect the reported amounts in the financial statements and accompanying notes. These estimates form the basis for judgments the Company makes about the carrying values of assets and liabilities that are not readily apparent from other sources. The Company bases its estimates and judgments on historical experience and on various other assumptions that the Company believes are reasonable under the circumstances. However, future events are subject to change and the best estimates and judgments routinely require adjustment. United States generally accepted accounting principles (U.S. GAAP) requires the Company to make estimates and judgments in several areas, including those related to impairment of intangible assets, revenue recognition ,recoverability of accounts receivable, the fair value of derivative financial instruments, the recording of various accruals (including accruals for restructuring charges), the useful lives of long-lived assets such as property and equipment, income taxes and potential losses from contingencies and litigation. Actual results could differ from those estimates.

Reclassifications

Certain amounts previously reported have been reclassified to conform to the current period presentation and such reclassifications did not have an effect on the prior period’s net loss attributable to common shareholders.

Liquidity and Capital Resources

The Company has operated at a loss since inception and its history of losses from operations and cash flow deficits, in combination with its cash balances, raise concerns about the Company’s ability to fund its operations. The Company has focused on capital financing initiatives in order to maintain current and planned operations. The Company’s primary sources of capital have come from both debt and equity financings that it has completed over the past several years and the sale of the Hosted Assets in January 2006. In 2003 and 2004, the Company

secured additional funds through several rounds of financing that involved the sale of senior secured convertible notes all of which converted into Series E Redeemable Convertible Preferred Stock (Series E preferred stock) in 2004. In the third quarter of 2004, the Company completed a rights offering resulting in aggregate proceeds to the Company of approximately $4.0 million, and, in the fourth quarter of 2004, the Company secured and drew $11.0 million from an $18.0 million round of 13.9% debt financing (the 13.9% Notes) and in March 2005, the Company drew down the remaining $7.0 million. The Company is not required to make any payments of principal or interest under this $18.0 million debt financing until maturity in June 2008, at which time all principal and interest will become due. In January 2006, the Company sold its Hosted Assets for $6.3 million, and later in 2006 the Company received $1.1 million from amounts held in escrow in connection with the satisfaction of certain post-closing conditions related to the sale. Additionally, in January 2007 the Company received $0.1 million, the last of the amounts held in escrow as all post-closing conditions related to the sale of the Hosted Assets had been satisfied.

The Company’s principal sources of liquidity include its cash and cash equivalents. As of September 30, 2007, the Company had cash and cash equivalents available for operations totaling $11.3 million, of which $8.6 million was located in accounts outside the United States and that is not readily available for its domestic operations. Accordingly, at September 30 2007 the Company’s readily available cash resources in the United States were $2.7 million. Additionally, as of September 30, 2007, the Company had cash collateralized letters of credit totaling approximately $0.2 million which is recorded as restricted cash on its balance sheet and is not readily available for operations.

If the Company is unable to significantly increase its revenues, reduce the amount of cash used by its operating activities and generate positive cash flow from its operating activities, the Company will need to undertake additional restructuring initiatives to continue its operations. The Company believes that its existing capital resources are not sufficient to fund the Company’s current operations beyond the second quarter of 2008. Additionally, as the Company approaches the June 2008 maturity of the 13.9% Notes, the Company will need to restructure its debt to extend the maturity date or seek additional financing in order to pay the 13.9% Notes. As of September 30, 2007, the outstanding principal and interest on these notes was $25.6 million. The Company also will need to restructure its outstanding preferred stock in order to delay the redemption of these preferred shares beyond their current redemption date in July 2008. If the redemption date is not extended, in July 2008 the Company will be required to redeem its outstanding shares of Series D and Series E preferred stock to the extent the payment of cash to redeem shares is permitted by applicable law at that time. Based on the currently outstanding number of shares of Series D and Series E preferred stock, we would be required to pay an aggregate of $161.7 million in July 2008. The Company and the holders of the 13.9% Notes or the Series D and Series E preferred stock may be unable to agree on a structuring of these existing commitments. Moreover, the Company must obtain the consent from the holders of two-thirds in principal amount of the outstanding 13.9% Notes and the preferred stockholders in order to incur additional indebtedness. Even if the holders of the 13.9% Notes and the Series D and Series E preferred stock consent to the incurrence of additional indebtedness, such financing may not be available in sufficient amounts or on terms acceptable to the Company. The Company does not believe additional equity financing on terms reasonably acceptable is currently available. The Company’s common stock now trades in the over-the-counter market on the OTC Bulletin Board owned by the Nasdaq Stock Market, Inc., which was established for securities that do not meet the listing requirements of the Nasdaq Global Market or the Nasdaq Capital Market. The Company believes its listing on the OTC Bulletin Board, and its low stock price, greatly impair its ability to raise additional capital through equity or debt financing. If the Company’s efforts to significantly increase its revenues are unsuccessful, the Company will reduce the amount of cash used by its operating activities, liquidate assets, implement restructuring initiatives, which may include the previously announced proposal to go private currently under consideration by a special committee of the Company’s Board of Directors, seek the protection of applicable bankruptcy laws or some combination of the foregoing. See discussion of liquidity in the Company’s “Risk Factors.”

The Company continually evaluates potential acquisitions of, or investments in, other businesses, products and technologies, and may in the future utilize its cash resources or may require additional equity or debt financing to accomplish any acquisitions or investments. These alternatives could increase liquidity through the infusion of investment capital by third-party investors or decrease liquidity as a result of the Company seeking to fund expansion into these markets. Such expansions might also cause an increase in capital expenditures and operating expenses. The Company has no present understandings, commitments or agreements for any material acquisitions of, or investments in, other complementary businesses, products or technologies. For the long-term, the Company believes future improvements in its operating activities and additional financing will be necessary to provide the liquidity and capital resources sufficient to support its business. Additionally, in the past, the Company has elected to divest or discontinue certain business operations through termination, sale or other disposition. For example, in January 2006, the Company sold substantially all of the assets relating to its hosted messaging business. Furthermore, the Company may choose to divest certain business operations based on the Company’s perception of their strategic value to the Company, even if such operations have been profitable historically. Decisions to eliminate or limit certain business operations have involved in the past, and could in the future involve, the expenditure of capital, consumption of management resources, realization of losses, transition and wind-up expenses, further reduction in workforce, facility consolidation and the elimination of revenues along with associated costs, any of which could cause the Company’s operating results to decline and may fail to yield the expected benefits.

The following table sets forth the Company’s net losses attributable to common shareholders and the cash used by its operating activities for the periods indicated:

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
	(in thousands)		(in thousands)
Net loss attributable to common shareholders	$(7,803)	$(5,595)	$(20,597)	$(19,146)
Cash provided by (used in) operating activities	2,660	(998)	(3,118)	(4,321)

Recent Accounting Pronouncements

The Company adopted Financial Accounting Standards Board (FASB) Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109, (FIN 48) on January 1, 2007. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return that results in a tax benefit. Additionally, FIN 48 provides guidance on de-recognition, statement of operations classification of interest and penalties, accounting in interim periods, disclosure and transition. The Company’s policy is to recognize interest and penalties related to uncertain tax positions in its provision for income tax expense if warranted. After the adoption of FIN 48, the Company’s tax assets and liabilities did not differ from the assets and liabilities before adoption, therefore, the Company did not record any cumulative effect adjustment as of the adoption date. In addition, consistent with the provisions of FIN 48, the Company classified $3.8 million of income tax liabilities from current to non-current liabilities because payment of cash is not anticipated within one year of the balance sheet date and the Company is unable to make a reasonably reliable estimate when cash settlement with a taxing authority will occur.

In February 2007, the FASB issued Statement of Financial Accounting Standard (SFAS) No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115 , which permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company has not yet determined the impact, if any, that the implementation of SFAS No. 159 will have on its financial position and results of operations.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. Under the standard, fair value measurements would be separately disclosed by level within the fair value hierarchy. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company has not yet determined the impact, if any, that the implementation of SFAS No. 157 will have on its financial position and results of operations.

Note 2—Goodwill

At September 30, 2007, the Company was carrying $7.8 million of goodwill assets which, in accordance with SFAS No. 142, are not amortized. The change in the balance subsequent to December 31, 2006 is due to the revaluation of goodwill balances denominated in foreign currencies.

The Company tests its goodwill assets for impairment annually or on a more frequent basis if events occur or circumstances change that would more likely than not reduce the fair value of any of the Company’s reporting units below their carrying value.

Note 3—Notes Payable

Notes payable at September 30, 2007 and December 31, 2006 consisted only of the Company’s 13.9% Notes. The Company has recorded the 13.9% Notes as a short-term liability at September 30, 2007 since their maturity date is June 30, 2008.

13.9% Notes

In December 2004, the Company issued $11.0 million in principal amount of 13.9% Notes to General Atlantic Partners 74, L.P., Gapstar, LLC, GAP Coinvestment Partners II, L.P., (referred to collectively as the General Atlantic Investors) GAPCO GmbH & Co. KG., Cenwell Limited, Campina Enterprises Limited, Great Affluent Limited, Dragonfield Limited, Lion Cosmos Limited (referred to collectively as the Cheung Kong Investors) and Richmond III, LLC (referred to with the General Atlantic Investors and the Cheung Kong Investors collectively as the 13.9% Note Investors). As part of the financing transaction, the Company issued warrants to purchase 235,712 shares of Series F preferred stock at a per share purchase price of $14 per share, which is equivalent to $1.40 per share on a common equivalent basis. In March 2005, the Company issued the remaining $7.0 million of the 13.9% Notes to the 13.9% Note Investors. As part of this financing transaction, the Company issued warrants to purchase an additional 149,998 shares of Series F preferred stock.

On March 5, 2007, the Company and the 13.9% Note Investors entered into an Amendment to Notes (the 13.9% Notes Amendment) whereby the Company and the 13.9% Note Investors agreed to extend the maturity date of all of the 13.9% Notes from December 30, 2007 to June 30, 2008.

The 13.9% Notes accrue interest at a rate of 13.9% per annum; however, the Company is not obligated to make interest payments on the notes prior to their maturity date of June 30, 2008. The 13.9% Notes are due and payable on the earliest to occur of the maturity date (June 30, 2008) or when declared due and payable upon the occurrence of an event of default, or a change of control of the Company.

The $18.0 million in proceeds from the financing transaction were allocated to the 13.9% Notes and warrants based upon their relative estimated fair values. The estimated fair value of the warrants has been classified as a derivative instrument and recorded as a liability on the Company’s balance sheet in accordance with current authoritative guidance. In accordance with the provisions of SFAS No. 133, Accounting for Derivative Instruments, the Company is required to adjust the carrying value of the instrument to its fair value at each balance sheet date and recognize any change since the prior balance sheet date as a component of Other Income (Expense). The warrant derivative liability is being carried on the Company’s balance sheet at its fair value of $60,000 at September 30, 2007.

The 13.9% Notes are carried as a short-term liability on the September 30, 2007 balance sheet as short-term “Notes payable” and were carried as a long-term liability on the December 31, 2006 balance sheet as long-term “Notes payable” as follows:

	At September 30, 2007	At December 31, 2006
	(in thousands)
Proceeds from the issuance of the 13.9% Notes	$18,000	$18,000
Less proceeds allocated to the fair value of the Series F preferred stock warrant derivative instrument	(2,711)	(2,711)
Add accretion to redemption value	2,462	1,735
Add accrued interest	7,887	5,372

Carrying value of the 13.9% Notes	$25,638	$22,396

For the three and nine months ended September 30, 2007, the Company recorded accrued interest of $0.9 million and $2.5 million, respectively. For the three and nine months ended September 30, 2006, the Company recorded accrued interest of $0.8 million and $2.2 million, respectively. These notes are carried at cost and had an approximate fair value of $15.3 million at September 30, 2007.

Note 4—Redeemable Preferred Stock

As of September 30, 2007 and December 31, 2006 redeemable preferred stock was comprised of the following:

	Authorized	September 30, 2007			December 31, 2006
		Issued	Carrying value	Liquidity value	Issued	Carrying value	Liquidity value
	(in thousands, except for amounts authorized and issued)
Series D (a)	4,188,587	3,520,537	$67,345	$77,452	3,520,537	$62,814	$77,452
Series E	68,000,000	48,346,820	77,476	85,954	48,811,945	71,592	83,623
Series F	450,000	—	—	—	—	—	—

	72,638,587	51,867,357	$144,821	$163,406	52,332,482	$134,406	$161,075

(a)	Series D liquidation value at $22 per share. See Series D Cumulative Redeemable Convertible Preferred Stock below.

Series D Cumulative Redeemable Convertible Preferred Stock

In December 2001, the Company completed a financing transaction with a group of investors and their affiliated entities. In connection with this financing transaction, the Company issued 4.0 million shares of its Series D Cumulative Redeemable Convertible Preferred Stock (Series D preferred stock), in a private offering, resulting in gross cash proceeds of approximately $30.0 million, and the simultaneous retirement of approximately $65.0 million in face value of the Company’s outstanding convertible subordinated notes. The investors were led by General Atlantic Partners LLC and affiliates and included Hutchison Whampoa Limited and affiliates and Vectis Group LLC and affiliates. In addition, General Atlantic LLC was granted warrants to purchase 0.6 million shares of the Company’s Common Stock in connection with this offering. These warrants expired unexercised.

At issuance, costs of $3.1 million were recorded as a reduction of the carrying amount of the Series D preferred stock and will accrete over the term of the Series D preferred stock. Additionally, at issuance, the Series D preferred stock was deemed to have an embedded beneficial conversion feature which was limited to the net proceeds allocable to preferred stock of approximately $42.0 million. The value of the beneficial conversion feature, at issuance, was initially recorded as a reduction of the carrying amount of the Series D preferred stock and accretes over the term of the Series D preferred stock.

The Series D preferred stock issued in the financing transaction ranks senior to all of the Company’s Common Stock in priority of dividends, rights of redemption and payment upon liquidation. The fair value ascribed to the preferred stock was based on actual cash paid by independent investors and the approximate fair value of the 5 3/4% Notes retired in connection with the offering. The principal terms of the preferred stock included an automatic redemption on November 8, 2006, cumulative dividends at a rate of 8% per year, compounded on a semi-annual basis and payable in cash or additional shares of Series D preferred stock, conversion into shares of Common Stock calculated based on the Accreted Value which is, the purchase price plus accrued dividends divided by $4.20, and preference in the return of equity in any liquidation or change of control.

The terms of the Series D preferred stock provides for a preferential return of equity to the Series D preferred stockholders, before any return of equity to the common shareholders, and also provided for the Series D preferred stockholders to participate on a pro rata basis with the common shareholders in any remaining equity, once the preferential return has been satisfied. Under the terms of this provision, the preferential return of equity is equal to the purchase price of the Series D preferred stock plus all dividends that would have accrued during the term of the preferred stock, even if a change in control occurs prior to the redemption date. The right to receive a preferential return lapses if either: (i) Critical Path is sold for a price per share of Series D preferred stock, had each such share been converted into Common Stock prior to change in control of at least four times the Accreted Value, or (ii) Critical Path’s stock trades on NASDAQ for 60 days prior to the change-in-control at an average price of not less than four times the Accreted Value. As part of the Company’s November 2003 private placement of the 10% Senior Notes, the Company received shareholder approval to amend the terms of the Series D preferred stock to, among other things, amend the Series D preferred stock liquidation preference upon a liquidation and change of control, to eliminate the participation feature, to reduce the conversion price from $4.20 to $1.50 and to reduce the amount of dividends to which the holders of Series D preferred stock are entitled.

A portion of the proceeds received for the Series D preferred stock was allocated to the warrants issued to General Atlantic and the preferred stock, based upon their relative fair market values. As a result of this allocation, approximately $5.3 million of the proceeds were allocated to the warrant, which was recorded as a reduction of the carrying value of the Series D preferred stock. Using the Black-Scholes option pricing model, assuming a four-year term, 200% volatility, a risk-free rate of 6.0% and no dividend yield, the fair market value of the warrants was $6.2 million. As part of the Company’s November 2003 private placement of the 10% Senior Notes, the Company received shareholder approval to amend the warrants to reduce the exercise price per share from $4.20 to $1.50. These warrants expired unexercised in November 2006.

In July 2004, at a special meeting of shareholders, the Company’s shareholders approved proposals to amend and restate the certificate of determination of preferences of Series D preferred stock (the Amended Series D). As part of this amendment, the automatic redemption date was changed to July 2008 and the dividend accrual rate was reduced to 5 3/4%. The dividends which had accrued on the Series D preferred stock totaling approximately $12.2 million were recorded as a reduction to the carrying value of the Amended Series D. This amount was recorded as a reduction of the carrying amount of the Amended Series D and accretes over the term of the Amended Series D. As of the July 2008 mandatory redemption date, the redemption price of the outstanding Series D preferred stock will be approximately $72.5 million. Additionally, the current liquidation preference of the Amended Series D preferred stock is $22 per share, or approximately $77.5 million.

The following table sets forth the carrying value and liquidation values of the Amended Series D preferred stock (in thousands):

Beginning balance Series D preferred stock at December 31, 2006	$62,814
Add accrued dividends	2,541
Add amortization and accretion	1,990

Ending balance Series D preferred stock at September 30, 2007	$67,345

Liquidation value of the Series D preferred stock at September 30, 2007	$77,452

Series E Redeemable Convertible Preferred Stock

During the three months ended September 30, 2004, the Company issued a total of approximately 55.9 million shares of Series E Redeemable Convertible Preferred Stock (Series E preferred stock). In July 2004, the Company issued approximately 30.6 million shares of Series E preferred stock to convert $45.5 million of the 10% Senior Notes plus accrued interest, approximately 21.9 million shares of Series E preferred stock to convert $32.8 million of the 5 3/4% Notes and approximately 0.8 million shares of Series E preferred stock to convert certain shares of Series D preferred stock into Series E preferred stock. In August 2004, the Company issued approximately 2.6 million shares of Series E preferred stock in connection with its rights offering from which the Company received gross proceeds of approximately $4.0 million.

The Series E preferred stock ranks senior to all preferred and common stock of the Company in priority of dividends, rights of redemption and payment upon liquidation of the Company. The principal terms of the Series E preferred stock include an automatic redemption on July 9, 2008, cumulative dividends at a rate of 5 3/4% per year, dividends are not paid in cash but are added to the value of the Series E preferred stock on June 30 and December 31 each year, and conversion into shares of common stock calculated based on the quotient of the Series E accreted value divided by the Series E conversion price, $1.50.

At issuance, the total amount of costs associated with converting the Company’s debt into Series E preferred stock and costs associated with the rights offering, totaling approximately $4.6 million, accrete over the term of the Series E preferred stock. Additionally, the conversion of the $45.5 million 10% Senior Notes into the Series E preferred stock was deemed to have a beneficial conversion feature totaling approximately $16.3 million. The value of the beneficial conversion feature, at issuance, was initially recorded as a reduction of the carrying amount of the Series E preferred stock and will accrete over the term of the Series E preferred stock. As of the July 2008 mandatory redemption date, the redemption prices of the outstanding Series E preferred stock will be approximately $89.2 million. Additionally, the current liquidation preference of the Series E preferred stock is approximately $86.0 million. The carrying value of the Series E preferred stock is as follows (in thousands):

Beginning balance Series E preferred stock at December 31, 2006	$71,592
Add accrued dividends	3,146
Add amortization and accretion	3,554
Less converted to common stock	(816)

Ending balance Series E preferred stock at September 30, 2007	$77,476

Series F Redeemable Convertible Preferred Stock

In December 2004, the Company’s Board of Directors authorized the issuance of up to 0.5 million shares of Series F Redeemable Convertible Preferred Stock (Series F preferred stock). The Series F preferred stock will rank equally with the Series E preferred stock, and will rank senior to all other capital stock with respect to rights on liquidation, dissolution and winding up of the Company. The Series F preferred stock will accrue dividends at a simple annual rate of 5 3/4% of the purchase price of $14.00 per share (equivalent to $1.40 per share on a common equivalent basis), whether or not declared by the board of directors. Dividends in respect of the Series F preferred stock will not be paid in cash but will be added to the value of the Series F preferred stock and will be taken into account for purposes of determining the liquidation and change in control preference, conversion rate and voting rights.

The Company must declare or pay dividends on the Series F preferred stock when the Company declares or pay dividends to the holders of common stock. Holders of Series F preferred stock, if and when outstanding, are entitled to notice of all shareholders’ meetings and are entitled to vote on all matters submitted to the Shareholders for a vote, voting together with the holders of the common stock and all other classes of capital stock entitled to vote, voting as a single class (except where a separate vote is required by the Company’s amended and restated articles of incorporation, its bylaws or California law). The holders of Series F preferred stock will be entitled to vote as a separate class on any amendment to the terms or authorized number of shares of Series F preferred stock, the issuance of any equity security ranking senior to the Series F preferred stock and the redemption of or the payment of a dividend in respect of any junior security. At any time, holders of Series F preferred stock may elect to convert their Series F preferred stock into shares of common stock. Each share of Series F preferred Stock is currently convertible into ten shares of common stock. After three years from the date the Series E preferred stock is first issued, the Company may call for redemption of the Series F preferred stock under certain circumstances. On the fourth anniversary of the date the Series E preferred stock is first issued, the Company must call for redemption of the Series F preferred stock.

At September 30, 2007, no shares of Series F preferred stock have been issued or were outstanding. Warrants to purchase 0.4 million shares of Series F preferred stock issued in connection with the issuance of the 13.9% Notes, were outstanding as of September 30, 2007.

MBCP Peerlogic

In November 2003, the Company issued 188,587 shares of Series D preferred stock to MBCP Peerlogic (MBCP Shares) related to the settlement of certain litigation, resulting in a charge of $3.8 million. Additionally, 69,149 of these shares were automatically convertible into Series E preferred stock to the extent such preferred stock was issued in the future. In July 2004, the Company received shareholder approval to issue shares of Series E preferred stock, and the Company exchanged 86,232 shares of Series D preferred stock (including accrued dividends) held by the various named plaintiff shareholders comprising MBCP Peerlogic for 829,873 shares of Series E preferred stock. The exchange of Series D for Series E preferred stock did not result in any charge to the Company.

Dividends and Accretion on Redeemable Preferred Stock

Dividends and accretion on redeemable preferred stock represents the accrued dividends and accretion of the beneficial conversion features of the Company’s outstanding Series D and E preferred stock as well as the accretion to the redemption value of the outstanding Series D preferred stock. The following table sets forth the dividends and accretion on redeemable preferred stock for the periods indicated:

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
	(in thousands)
Accrued dividends	$1,889	$1,900	$5,687	$5,700
Accretion to the redemption value and of the beneficial conversion feature	1,821	1,651	5,470	4,818

	$3,710	$3,551	$11,157	$10,518

Note 5—Commitments and Contingencies

Leases

The Company leases office space and equipment under noncancelable operating leases with various expiration dates through 2014. Rent expense during the three and nine months ended September 30, 2007, totaled $0.5 million and $1.6 million, respectively. Rent expense during the three and nine months ended September 30, 2006, totaled $0.6 million and $2.0 million, respectively. Future minimum lease payments under noncancelable operating leases are as follows:

Operating leases
Year ending December 31,
2007	$735
2008	1,756
2009	1383
2010	1209
2011	1128
Thereafter	1691

Total minimum lease payments	$7,902

Other Contractual Obligations

The Company has other contractual obligations which total $1.0 million at September 30, 2007. These obligations are primarily associated with the future purchase of equipment and software, the maintenance of hardware and software products being utilized within engineering and hosted operations, and the management of data center operations and network infrastructure storage for the Company’s hosted operations. These obligations are expected to be completed over the next 2 years, including $0.6 million in the remainder of 2007.

San Francisco Offices

On June 28, 2006, the Company entered into a Sublease Agreement (the Sublease) to sublease from Babcock & Brown 15,000 square feet of the existing headquarters facilities at 2 Harrison Street. The sublease with Babcock & Brown has a two-year term and monthly rent of approximately $39,000. In November 2006, the square footage the Company occupied of the sub leased premises was reduced by approximately 9,000 square feet and the monthly rent was also reduced to approximately $21,000 per month in accordance with the terms of the Sublease. On November 1, 2007, the Company notified Babcock & Brown that it was terminating the sublease as of December 31, 2007 and would be vacating the subleased premises at that time.

Service Level Agreements

Certain net revenues are derived from contractual relationships that typically have one to three year terms. Certain agreements require minimum performance standards regarding the availability, response time, and days of storage of hosted use net newsgroup services. If these standards are not met, such contracts are subject to termination and the Company could be subject to monetary penalties.

Litigation and Investigations

The Company is a party to lawsuits in the normal course of its business. Litigation in general, and securities and intellectual property litigation in particular, can be expensive and disruptive to normal business operations. Moreover, the results of complex legal proceedings are difficult to predict. Other than as described below, the Company is not a party to any other material legal proceedings.

Action in the Superior Court of San Diego. In April 2006, the Company was added as a named defendant in a lawsuit previously filed by a former shareholder of Extricity, Inc. against current and former officers and directors of Peregrine Systems, Inc., Peregrine’s former accountants, some of Peregrine’s customers, including us and various other unnamed defendants. In February 2007, the plaintiff filed a third amended complaint, which for the first time contains certain allegations and claims raised against the Company. The complaint alleges that certain of the named defendants including the Company, as Peregrine’s customers, engaged in fraudulent transactions with Peregrine that were not accounted for by Peregrine in conformity with U.S. GAAP and that this substantially inflated the value of Peregrine securities issued as consideration in Extricity’s merger with Peregrine. The Company filed a demurrer to all claims, however, the court found the plaintiff’s allegations to be sufficient for the pleading stage, subject to further factual discovery. The Company has recorded a $0.2 million liability against this claim as of September 30, 2007. In October, the Company began settlement discussions with the plaintiff and entered into a settlement agreement on October 8, 2007. Under the agreement, the Company will make payments totaling significantly less than its expected costs for pursuing the next phase of litigation. Upon full payment by December 31, 2007, the complaint and all claims against the Company will be dismissed with prejudice.

Securities Class Action in Southern District of New York. Beginning in July 2001, a number of securities class action complaints were filed against the Company, and certain of the Company’s former officers and directors and underwriters connected with our initial public offering (IPO) of common stock in the U.S. District Court for the Southern District of New York (In re Initial Public Offering Sec. Litig.). The purported class action complaints were filed by individuals who allege that they purchased the Company’s common stock at the initial and secondary public offerings between March 29, 1999 and December 6, 2000. The complaints allege generally that the prospectus under which such securities were sold contained false and misleading statements with respect to discounts and excess commissions received by the underwriters as well as allegations of “laddering” whereby underwriters required their customers to purchase additional shares in the aftermarket in exchange for an allocation of IPO shares. The complaints seek an unspecified amount in damages on behalf of persons who purchased the Company’s common stock during the specified period. Similar complaints have been filed against 55 underwriters and more than 300 other companies and other individuals. The over 1,000 complaints have been consolidated into a single action. The Company reached an agreement in principle with the plaintiffs to resolve the cases. The proposed settlement involved no monetary payment by the Company and no admission of liability.

A final settlement approval hearing on the proposed issuer settlement was held on April 24, 2006, and the district court took the matter under submission. Meanwhile the consolidated case against the underwriters proceeded. On October 13, 2004, the district court had certified a class in the underwriters’ proceeding. On December 5, 2006, however, the Second Circuit reversed, holding that a class could not be certified. The plaintiffs petitioned the Second Circuit for rehearing of the Second Circuit’s decision, however, on April 6, 2007, the Second Circuit denied the petition for rehearing. At a status conference on April 23, 2007, the district court suggested that the issuers’ settlement could not be approved in its present form, given the Second Circuit’s ruling. On June 25, 2007 the district court issued an order terminating the settlement agreement. The plaintiffs are due to submit amended complaints and the issue of a new class definition for certification will be heard in the fall. In the meantime, the issuer defendants, including the Company, are working to reinstate the settlement agreement with the plaintiffs on substantially the same terms. The Company has not recorded a liability against this claim as of September 30, 2007.

Derivative Action in Western District of Washington. On July 17, 2007, the Company received a letter demanding on behalf of alleged Company stockholder Vanessa Simmonds that the Company’s board of directors prosecute a claim against the Company’s IPO underwriters, in addition to certain unnamed directors, key officers and certain other shareholders who allegedly engaged in short-swing trading during certain periods in 1999 and 2000 in violation of the Securities Exchange Act of 1934, section 13(d) and Rule 13d-5. The board declined to prosecute the claim on the grounds that it did not seem to have any merit and, even if it did, it would be time-barred and unlikely to result in any benefit to the Company and its stockholders. The Company has learned that on October 3, 2007 the plaintiff filed a complaint for recovery of short-swing profits under Section 16(b) of the

Exchange Act against BancBoston Robertson Stephens, Inc. and JP Morgan Chase & Co. Although the Company has not been served to date, the complaint purports to name the Company as a “nominal defendant”. No damages are alleged against or sought from the Company, and the Company has not recorded a liability against this claim as of September 30, 2007.

The uncertainty associated with these and other unresolved or threatened lawsuits could seriously harm the Company’s business and financial condition. In particular, the lawsuits or the lingering effects of previous lawsuits and the now completed United States Securities and Exchange Commission (SEC) investigation could harm relationships with existing customers and the Company’s ability to obtain new customers and partners. The continued defense of lawsuits could also result in the diversion of management’s time and attention away from business operations, which could harm the Company’s business. Negative developments with respect to the settlements or the lawsuits could cause the price of the Company’s common stock to further decline significantly. In addition, although the Company is unable to determine the amount, if any, that it maybe required to pay in connection with the resolution of these lawsuits, and although the Company maintains adequate and customary insurance, the size of any such payments could seriously harm the Company’s financial condition.

Indemnifications. The Company provides general indemnification provisions in its license agreements. In these agreements, the Company generally states that it will defend or settle, at its own expense, any claim against the customer by a third-party asserting a patent, copyright, trademark, trade secret or proprietary right violation related to any products that the Company has licensed to the customer. The Company agrees to indemnify its customers against any loss, expense or liability, including reasonable attorney’s fees, from any damages alleged against the customer by a third-party in its course of using products sold by the Company. The Company has not received any claims under this indemnification and does not know of any instances in which such a claim may be brought against the Company in the future. Additionally, in connection with the sale of a portion of the Company’s hosted messaging assets to Tucows.com, the Company agreed to indemnify Tucows.com and its affiliates for all losses (limited to the amount of the purchase price) incurred by them in connection with certain breaches of covenants, representations and warranties the Company made to Tucows.com relating to the sufficiency of title to the assets being transferred; that the Company had requisite authority and power to enter into and perform its obligations under the purchase agreement; and that the Company had filed tax returns and timely paid all taxes relating to the income or operations of the hosted business prior to the transfer.

In connection with the Company’s charter documents and indemnification agreements the Company entered into with its executive officers and directors, the Company must indemnify its current and former officers and directors to the fullest extent permitted by law. The indemnification covers any expenses and liabilities reasonably incurred in connection with the investigation, defense, settlement or appeal of legal proceedings. The Company has made payments in connection with the indemnification of officers and directors in connection with past lawsuits and governmental investigations.

Note 6—Geographic Information

Information regarding revenues attributable to the Company’s primary geographic regions is as follows:

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
	(in thousands)		(in thousands)
Net revenues
United States	$1,885	$2,679	$6,798	$8,078
Europe	9,076	7,849	27,901	25,098
Latin America	86	67	368	215
Asia Pacific	176	257	519	499

	$11,223	$10,852	$35,586	$33,890

During each of the three and nine months ended September 30, 2007 and 2006, the Company did not have any customers that accounted for more than 10% of its revenues. The following table sets forth the customers that accounted for more than 10% of the Company’s accounts receivable at September 30, 2007 and 2006.

	At September 30,
	2007	2006
As a percent of net accounts receivable Customer A	5.3%	12.9%

Information regarding long-lived assets attributable to the Company’s primary geographic regions is as follows:

	At September 30, 2007	At December 31, 2006
	(in thousands)
Net long-lived assets:
United States	$1,059	$1,282
Other (a)	1,266	1,330

	$2,325	$2,612

(a)	Included at September 30, 2007, are long-lived assets in both Canada and Ireland that account for 5% and 44%, respectively, of the Company’s total long-lived assets and included at December 31, 2006, are long-lived assets in both Canada and Ireland that account for 11% and 33%, respectively, of the Company’s total long-lived assets.

The long-lived assets in the table above represent the Company’s total property and equipment presented on a geographic basis at each period end. For each of the periods presented, the Company did not have any other material long-lived assets to present on a geographic basis. Goodwill is excluded from this analysis.

Note 7—Stock-Based Compensation

The Company adopted SFAS No. 123R (revised in 2004), Share-based payment, on January 1, 2006. SFAS 123R requires the measurement and recognition of compensation expense, using a fair-value based method, for all share-based awards made to the Company’s employees and directors, including grants of stock options, restricted stock and other stock-based plans. The Company recognizes the stock compensation expense over the requisite service period of the individual grants, which generally equals the vesting period.

In March 2005, the SEC issued Staff Accounting Bulletin (SAB) No. 107, Share-Based Payment, which provided guidance on the adoption of SFAS123R as it relates to certain SEC rules and regulations. The Company has applied the provisions of SAB 107 in its adoption of SFAS 123R.

Valuation of stock options granted

The Company utilized the Black-Scholes valuation model to estimate the fair value of stock options granted and stock-based compensation expense recognized in the second quarter and first nine months of 2007 and 2006. The Company used the following weighted-average assumptions:

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
Risk free interest rate	4.2%	4.6%	4.2%-4.9%	4.6-5.1%
Expected lives (in years)	4.75	4.75	4.75	4.0-4.75
Dividend yield	0.0%	0.0%	0.0%	0.0%
Expected volatility	123%	132%	123%	132-137%

The risk-free interest rate was derived from the U.S. treasury zero-coupon rate in effect at the end of the quarter in which the stock option was granted, utilizing the yield offered by an instrument with a maturity approximating the expected life of the option. The expected life assumptions utilize the “simplified method” provided under SAB 107, which allows companies with traditional service-based option grants to use an expected life assumption equal to the midpoint between the vesting period and contractual term of the options. The dividend yield of zero is based on the fact that the Company has never paid cash dividends and has no present intention to pay cash dividends. The expected volatility assumption is based upon the historical volatility of our common stock.

Stock-based compensation expense

The following table details stock-based compensation expense, related to the Company’s stock-based awards, on a functional basis as reported in the Company’s Consolidated Statement of Operations for the three and nine months ended September 30, 2007 and 2006.

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
	(in thousands)
Stock-based compensation expense reported in cost of net revenues:
Hosted services	$—	$1	$—	$10
Professional services	4	6	10	50
Maintenance and support	2	2	5	14

Total stock-based compensation expense reported in cost of net revenues	6	9	15	74

Stock-based compensation expense reported in operating expenses:
Sales and marketing	4	8	8	41
Research and development	7	9	19	65
General and administrative	28	90	147	370

Total stock-based compensation expense reported in operating expenses	39	107	174	476

Total stock-based compensation expenses	$45	$116	$189	$550

Stock-based compensation expense recognized in the Consolidated Statement of Operations for the third quarter and first nine months of 2007 and 2006 was calculated based upon awards ultimately expected to vest and has been reduced for estimated forfeitures. SFAS 123R requires forfeitures to be estimated at the time of grant, and revised, if necessary, in subsequent periods if actual forfeitures differ from estimates.

The value of the portion of the stock award that is ultimately expected to vest is recognized as expense on a straight-line basis over the requisite service periods. Including the unvested portion of the fair value of the June 2006 option exchange, total stock-based compensation of stock options granted but not yet vested, as of September 30, 2007, was approximately $0.1 million, which is expected to be recognized as expense over the future weighted average vesting period of 1.1 years.

Stock Plan Activity

Stock options

The Company grants stock options through its 1998 Stock Option Plan and the 1999 Non statutory Stock Option Plan, respectively (together, the “Option Plans” and each a “Plan”). The 1998 Plan grants options to purchase shares of common stock to employees, officers, directors and consultants, with an increase annually on January 1 of each year by an amount equal to 2% of the total number of shares of the Company’s Common Stock authorized for issuance at the end of the most recently concluded fiscal year. The 1999 Plan provides for the granting of options to purchase shares of common stock to non-executive officer employees or the initial employment grant for executive officers. The 1998 Plan is a shareholder approved plan and allows for options to be granted as either incentive stock options (ISOs) or nonqualified stock options (NSOs). Options granted under the 1999 Plan may only be nonqualified stock options (NSOs). ISOs may be granted only to Company employees, including officers and employee directors. NSOs may be granted to Company employees, non-employee directors and consultants. The 1998 Plan expires on December 31, 2007. Accordingly, the Company will not be able to grant additional options under the 1998 Plan after that time unless a new plan is approved by shareholders.

Stock options granted generally expire seven years from the date of grant and vest over four years. The Company has no stock option awards with market or performance conditions.

The following table summarizes activity under all stock option plans for the nine month period ended September 30, 2007 (in thousands, except for per share amounts):

	Shares Available for Grant	Number Outstanding	Weighted Average Exercise Price per Share
Balance at December 31, 2006	17,782	9,125	$1.96
Additional shares authorized	4,000	—
Options granted	(419)	419	0.09
Options exercised	—	—	—
Options forfeited	1,820	(1,820)	4.16

Balance at September 30, 2007	23,183	7,724	$1.37

Exercisable, September 30, 2007		5,849	$1.76

Based on the assumptions utilized in the Black-Scholes valuation model as discussed above, the weighted-average fair value of options granted under the stock option plans for the three months ended September 30, 2007 and 2006 was approximately $$0.02 and $0.04, respectively.

The Company issues new shares of common stock upon exercise of stock options. During the nine months ended September 30, 2007 and 2006, zero and 921 stock options were exercised, respectively. The stock options exercised during the nine months ended September 30, 2006, had an insignificant aggregate intrinsic value. The aggregate intrinsic value represents the difference between the option exercise price and the closing stock price on the date of exercise for each option exercised during the period.

Stock options outstanding as well as vested stock options at September 30, 2007 and 2006 had no aggregate intrinsic value. The aggregate intrinsic value, for purposes of this calculation, represents, on a pretax basis, the difference between the Company’s closing stock price as of the end of the third quarter of 2007 and 2006, respectively, and the option exercise price, multiplied by the number of options outstanding or exercisable. Stock options with exercise prices which are greater than the closing quarter end stock price are excluded from this calculation.

The following table summarizes information about stock options outstanding at September 30, 2007 (options in thousands):

		Options Outstanding		Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$ 0.10 - $ 0.19	505	6.65	$0.11	62	$0.15
$ 0.20 - $ 0.20	6,627	5.69	0.20	5,225	0.20
$ 0.21 - $ 0.75	249	6.90	0.48	219	0.51
$ 0.76 - $ 2.00	178	6.27	1.56	178	1.56
$ 2.01 - $ 5.00	74	4.50	3.65	74	3.65
$ 5.01 - $ 10.30	91	2.90	94.55	91	94.55

	7,724	5.79	$1.37	5,849	$1.76

As of September 30, 2006, there were 9,796,000 options outstanding and 6,204,000 options exercisable.

Restricted stock and other stock-based plans

The Company has granted shares of restricted stock and restricted stock units to certain key employees and executive officers through its 1998 Plan. The Company did not issue any shares of restricted stock or restricted stock units during the nine month period ended September 30, 2007.

The restricted stock gives employees certain ownership rights, including the right to vote on shareholder matters; whereas, restricted stock units do not convey any voting rights, but present the holder with the right to receive shares of Critical Path common stock as the underlying units vest. The restricted stock and restricted stock units vest 25 percent every 6 months over a term of 2 years, with any unvested shares/units forfeited if a recipient terminates their employment with the Company.

The following table reflects the activity associated with shares of unvested restricted stock and restricted stock units during the nine months ended September 30,2007 (in thousands):

	Shares	Weighted Average Grant Date Fair Value
Unvested restricted shares at December 31, 2006	546	$1.21
Granted	—	—
Vested	(280)	1.31
Forfeited	—	—

Unvested restricted shares at September 30, 2007	266	$1.12

The fair value of restricted stock and restricted stock units which vested during the nine month period ended September 30, 2007 totaled approximately $28,000.

As of September 30, 2007, there was approximately $30,000 in total unrecognized compensation cost associated with the unvested shares of restricted stock and restricted stock units. The cost is expected to be recognized over the future weighted average vesting period of 0.75 years.

Note 8—Strategic Restructuring

The following tables summarize strategic restructuring costs incurred by the Company.

	Workforce reduction	Facility and operations consolidation and other charges	Total
	(in thousands)
Liability at December 31, 2006	$25	$46	$71
Total gross charges	—	194	194
Cash payments	—	(240)	(240)

Liability at September 30, 2007	$25	$—	$25

The Company recorded restructuring expenses for the three and nine months ended September 30, 2007 primarily related to the closure of an office in the United Kingdom and Santa Monica, California as well as the transition of the U.S. accounting operations to Ireland.

Note 9—Net Loss Per Share Attributed to Common Shares

Net loss per share is calculated as follows:

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
	(in thousands)		(in thousands)
Net loss attributable to common shareholders
Net loss	$(7,803)	$(5,595)	$(20,597)	$(19,146)
Accrued dividends and accretion on redeemable preferred stock	(3,710)	(3,551)	(11,157)	(10,518)

Net loss attributable to common shareholders	$(11,513)	$(9,146)	$(31,754)	$(29,664)

Weighted average shares outstanding
Weighted average shares outstanding	37,725	37,696	37,503	37,521
Weighted average shares subject to repurchase agreements	(350)	(1,122)	(546)	(1,232)
Weighted average shares held in escrow related to acquisitions	—	(41)	—	(41)

Shares used in the computation of basic and diluted net loss attributable to common shareholders	37,375	36,533	36,957	36,248

Basic and diluted net loss per share attributable to common shareholders	$(0.31)	$(0.25)	$(0.86)	$(0.82)

At September 30, 2007 and 2006, there were 115.8 million and 114.7 million, respectively, potential common shares that were excluded from the determination of diluted net loss per share, as the effect of such shares on a weighted average basis is anti-dilutive. The weighted average exercise prices of the potential common shares excluded from the determination of diluted net loss per share at June 30, 2007 and 2006 were $2.69 and $2.93, respectively.

Note 10—Comprehensive Loss

The following table sets forth the Company’s comprehensive loss for the periods indicated:

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
	(in thousands)		(in thousands)
Net loss attributable to common shareholders	$(7,803)	$(5,595)	$(20,597)	$(19,146)
Foreign currency translation adjustments	1,431	(258)	1,787	563

Comprehensive loss	$(6,372)	$(5,853)	$(18,810)	$(18,583)

There were no tax effects allocated to any components of other comprehensive loss during the three and nine months ended September 30, 2007 and 2006.

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Quarterly Report on Form 10-Q and the following disclosure contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended and in effect from time to time. The words “anticipates,” “expects,” “intends,” “plans,” “believes,” “seek,” “proposed,” and “estimate” and similar expressions are intended to identify forward-looking statements. These are statements that relate to future periods and include statements regarding our ability to operate in the future, our ability to obtain funding, the adequacy and accessibility of funds to meet anticipated operating and capital needs, our future strategic, operational and financial plans, possible financing, strategic or business combination transactions, including (without limitation) the proposed going-private transaction, anticipated or projected revenues for our overall business or specific parts of our business, expenses and operational growth, markets and potential customers for our products and services, the continued seasonality of our business, development and timing of release of new and upgraded products and service offerings, plans related to license terms, sales strategies and global sales efforts, the anticipated benefits of our relationships with strategic partners, growth of our competition, our ability to compete, investments in product development, our litigation strategy, use of future revenues, the features, benefits and performance of our current and future products and services, plans to reduce operating costs through continued expense management, the effect of the repayment of debt, the significance of non-cash charges we may incur related to stock-based compensation, and our ability to improve our internal control over financial reporting. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that might cause future results to differ materially from those projected in the forward-looking statements include, but are not limited to, failure to meet sales and revenue forecasts, our management of expenses and restructuring activities, failure to agree on the terms of or to consummate the proposed going-private transaction, failure to obtain additional financing or to restructure our currently outstanding debt and preferred stock, on favorable terms or at all, inability to fund any cash deficits in our domestic operations with cash from abroad, the effect of the conversion of our preferred stock, the liquidation preference of our preferred stock, the accrual of dividends for our preferred stock, risks associated with our internal controls over financial reporting and our ability to address any material weaknesses in our internal controls over financial reporting, difficulties of forecasting future results due to our evolving business strategy, the emerging nature of the market for our products and services, turnover within and integration of senior management, board of directors, members and other key personnel, difficulties in our strategic plans to exit certain products and services offerings, failure to expand our sales and marketing activities, potential difficulties associated with strategic relationships, general economic conditions in markets in which we do business, risks associated with our international operations, inability to predict future trading prices of our common stock which have fluctuated significantly in the past, foreign currency fluctuations, unplanned system interruptions and capacity constraints, software defects, and those discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” and elsewhere in this report. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements speak only as of the date hereof. We expressly disclaim any obligation to publicly release the results of any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing.

All references to “Critical Path,” “we,” “our,” or the “Company” mean Critical Path, Inc. and its subsidiaries, except where it is clear from the context that such terms mean only the parent company and excludes subsidiaries.

This Quarterly Report on Form 10-Q includes numerous trademarks and registered trademarks of Critical Path. Products or service names of other companies mentioned in this Quarterly Report on Form 10-Q may be trademarks or registered trademarks of their respective owners.

Overview

We deliver software and services that enable the rapid deployment of highly scalable value-added solutions for messaging and identity management. Our messaging and identity management solutions help organizations expand the range of digital communications services they provide while helping to reduce overall costs. These solutions also provide integrated access to a broad range of communication and collaboration applications from wireless devices, web browsers, desktop clients, and voice systems. Our identity management solutions are designed to reduce burdens on helpdesks, simplify the deployment of key security infrastructure, enable compliance with new regulatory mandates, and help reduce the cost and effort of deploying applications and services to distributed organizations, mobile users, suppliers, and customers.

The target markets for our messaging and identity management solutions include wireless carriers and telecommunications providers, broadband companies and service providers, government and postal agencies and enterprises. We generate most of our revenues from telecommunications providers and from large enterprises. We believe wireless carriers, Internet service providers, or ISPs, and fixed-line service providers purchase our products and services primarily to offer new services to their subscribers. While they may also purchase our products and services to lower their cost of operating existing services or infrastructure, their spending is often tied to the level of investment they are willing to make on new revenue-generating services. Large enterprises typically buy our products and services to reduce their costs of operations particularly for handling distributed workforces or consolidations of multiple organizations, improve the security of their infrastructure, facilitate compliance with new regulatory mandates, and to enable new applications to be deployed for their employees or users.

As previously announced, we recently received a proposal from the General Atlantic Investors and the Cheung Kong Investors to take the Company private by acquiring all of the outstanding shares of the Company’s common stock. We formed a special committee to evaluate the proposal and the special committee determined to proceed with negotiating the terms of a potential transaction. However, no assurance can be given that a definitive agreement relating to this going private transaction will be executed, or if executed that any such transaction will be consummated. See the discussion below under the heading “Risk Factors.”

We generate revenues from four primary sources:

Software license sales. Our Memova®Messaging applications are primarily sold as a perpetual license on a per-user basis, one for each person who might access the capabilities provided by the software. Revenue from our Memova® Anti-Abuse (anti-spam and anti-virus) application is generally recognized over a term of twelve months. Our Memova® Mobile applications, a newly released set of solutions, have recently been sold primarily as a perpetual license on a per-user basis, however, we also intend to license the Memova Mobile application on a subscription type basis. Our identity management software is usually sold as a perpetual license, on a per user basis, according to the number of data elements and different business systems being managed. We believe that revenue from our Memova applications, for example the Memova Mobile application that we launched in the first quarter of 2005, is an important source of future revenues and we have made significant investments in the development and enhancements of such applications; however, revenues from Memova Mobile have to date, been immaterial.

Hosted services. Our hosted service is comprised of our usenet newsgroup hosting service which we call Supernews.

Professional services. We offer a range of different services designed to help our customers make more effective use of our products and services. Our licensed messaging and identity management software often require integration with customers’ existing infrastructure or customization to provide special features or capabilities. In addition, our consultants offer expertise and experience in designing and delivering new services that our customers can use to supplement their own resources.

Maintenance and support services. We offer a variety of software support and maintenance plans that enable customers of our licensed software to receive expedited technical support and access to new releases of our software. Most customers initially subscribe to these services when purchasing our software and then renew their subscriptions on a regular basis.

We believe that wireless carriers and telecommunication providers are increasingly seeking to offer more differentiated services and diversify into new markets. In addition, enterprises and government agencies are faced with similar needs to deliver a broader range of information services while reducing the costs of operating such services and ensuring that privacy and security are maintained. We believe this provides a growth opportunity for the messaging and directory infrastructure market. However, the growth of this market and our business is also faced with many challenges, including the emerging nature of the market, the demand for licensed solutions for messaging and identity management products and outsourced messaging services, rapid technological change and competition.

Restructuring Initiatives

We have operated at a loss since our inception and as of September 30, 2007, we had an accumulated deficit of approximately $2.3 billion, which includes a $1.3 billion charge for impairment of goodwill and other long-lived assets that we recorded in fiscal year 2000. We have undertaken numerous restructuring initiatives in an effort to align our operating structure not only to the business and economic environments through which we have operated but also in response to our changing business in an effort to generate net income. Our restructuring activities in 2006 and 2005 were as follows:

•

During 2006, we recorded restructure charges totaling $1.3 million, of which, $0.3 million in connection with the sale of the Hosted Assets, $0.6 million related to the reorganization of our sales force, $0.2 million related to the transitioning of our U.S. based accounting operations to Dublin, Ireland and $0.2 million related to certain facility consolidation costs. These restructure charges are primarily related to facility consolidation costs and employee severance benefits.

•

During 2005, we recorded restructuring charges totaling $2.2 million, of which, $1.3 million was related to the relocation of our headquarters facility and the balance related to consolidation of data centers and the elimination of certain employee positions.

In November 2007, we implemented a restructure plan whereby we plan to eliminate approximately 14% of our total workforce, primarily in North America, by February 2008 and downsize our office locations in San Francisco, California and Toronto, Canada. We estimate that these actions will eliminate approximately $3.6 million of costs from our operations during 2008 at a total cost of approximately $1.3 million. While we have not yet calculated the restructure charge associated with these actions, we believe that our results for the three months and fiscal year ended December 31, 2007 will be negatively affected by such charge.

In addition to these formal restructuring initiatives, we have sought to aggressively manage our cost structure, identifying incremental savings where possible. We intend to continue to aggressively manage our expenses while maintaining strong service levels to our customers.

Liquidity and Capital Resources

We have operated at a loss since inception and our history of losses from operations and cash flow deficits, in combination with our cash balance, raise concerns about our ability to fund our operations. We have focused on capital financing initiatives in order to maintain current and planned operations. Our primary sources of capital have come from both debt and equity financings that we have completed over the past several years and the sale of the Hosted Assets in January 2006. In 2003 and 2004, we secured additional funds through several rounds of financing that involved the sale of senior secured convertible notes all of which converted into Series E preferred stock in 2004. In the third quarter of 2004, we completed a rights offering, and, in the fourth quarter of 2004 resulting in aggregate proceeds to the Company of approximately $4.0 million, we secured and drew $11.0 million from an $18.0 million round of 13.9% debt financing and in March 2005, we drew down the remaining $7.0 million. We are not required to make any payments of principal or interest under this $18.0 million debt financing until maturity in June 2008, at which time all principal and interest will become due. In January 2006, we sold our Hosted Assets for $6.3 million, and in 2006 we received from amounts held in escrow $1.1 million in connection with the satisfaction of certain post-closing conditions related to the sale. Additionally, in January 2007 we received $0.1 million, the last of the amounts held in escrow as all post-closing conditions related to the sale of the Hosted Assets had been satisfied.

Our principal sources of liquidity include our cash and cash equivalents. As of September 30, 2007, we had cash and cash equivalents available for operations totaling $11.3 million, of which $8.6 million was located in accounts outside the United States and is not readily available for our domestic operations. Accordingly, at September 30, 2007, our readily available cash resources in the United States were $2.7 million. Additionally, as of September 30, 2007, we had cash collateralized letters of credit totaling approximately $0.2 million which is recorded as restricted cash on our balance sheet and is not readily available for our operations.

If we are unable to significantly increase our revenues, reduce the amount of cash used by our operating activities and generate positive cash flow from our operating activities, we will need to undertake additional restructuring initiatives to continue our operations. We believe that our existing capital resources are not sufficient to fund our current operations beyond the second quarter of 2008. Additionally, as we approach the June 2008 maturity of the 13.9% Notes, we will need to restructure our debt to delay the maturity date or seek additional financing in order to pay the 13.9% Notes. As of September 30, 2007, the outstanding principal and interest on these notes was $25.6 million. We also will need to restructure our outstanding preferred stock in order to delay the redemption of these preferred shares beyond their current redemption date in July 2008 otherwise. If the redemption date is not extended, in July 2008 we will also be required to redeem our outstanding shares of our Series D and Series E preferred stock to the extent the payment of cash to redeem shares is permitted by applicable law at that time. Based on the currently outstanding number of shares of Series D and Series E preferred stock, we would be required to pay an aggregate of $161.7 million in July 2008. The holders of a majority of our outstanding preferred stock are also the holders of a majority of our 13.9% Notes. We may be unable to agree on a restructuring of the 13.9% Notes or the Series D and Series E preferred stock with the holders of these existing commitments. Moreover, we must obtain the consent from the holders of two-thirds in principal amount of the outstanding 13.9% Notes and the preferred stockholder in order to incur additional indebtedness. Even if the holders of the 13.9% Notes and the Series D and Series E preferred stock consent to the incurrence of additional indebtedness, such financing may not be available in sufficient amounts or on terms acceptable to us. We do not believe additional equity financing on terms reasonably acceptable to us is currently available. Additionally, our common stock now trades in the over-the-counter market on the OTC Bulletin Board owned by the Nasdaq Stock Market, Inc., which was established for securities that do not meet the listing requirements of the Nasdaq Global Market or the Nasdaq Capital Market. We believe our listing on the OTC Bulletin Board, and our low stock price, greatly impair our ability to raise additional capital through equity or debt financing. If our efforts to significantly increase revenues are unsuccessful, we will reduce the amount of cash used by our operating activities, liquidate assets, implement restructuring initiatives, which may include the previously announced proposal to go private currently under consideration by a special committee of our Board of Directors, seek the protection of applicable bankruptcy laws or some combination of the foregoing. See discussion of liquidity in our “Risk Factors.”

We continually evaluate potential acquisitions of, or investments in, other businesses, products and technologies, and may in the future utilize our cash resources or may require additional equity or debt financing to accomplish any acquisitions or investments. These alternatives could increase liquidity through the infusion of investment capital by third-party investors or decrease liquidity as a result of our seeking to fund expansion into these markets. Such expansions might also cause an increase in capital expenditures and operating expenses. For the long-term, we believe future improvements in our operating activities and additional financing will be necessary to provide the liquidity and capital resources sufficient to support our business. Additionally, in the past, we have elected to divest or discontinue certain business operations through termination, sale or other disposition. For example, in January 2006, we sold substantially all of the assets relating to our hosted messaging business. Furthermore, we may choose to divest certain business operations based on our management’s perception of their strategic value to our business, even if such operations have been profitable historically. Decisions to eliminate or limit certain business operations have involved in the past, and could in the future involve, the expenditure of capital, consumption of management resources, realization of losses, transition and wind-up expenses, further reduction in workforce, facility consolidation and the elimination of revenues along with associated costs, any of which could cause our operating results to decline and may fail to yield the expected benefits.

The following table sets forth our net losses attributable to common shareholders and the cash used by our operating activities for the periods indicated:

	Three months ended September 30,		Change		Nine months ended September 30,		Change
	2007	2006	$	%	2007	2006	$	%
	(in thousands)				(in thousands)
Net loss attributable to common shareholders	$(7,803)	$(5,595)	$(2,208)	39%	$(20,597)	$(19,146)	$(1,451)	8%
Cash provided by (used in) operating activities	2,660	(998)	3,658	-367%	(3,118)	(4,321)	1,203	-28%

Cash and cash equivalents

The following table sets forth our cash and cash equivalents balances as of the dates indicated:

	At September 30, 2007	At December 31, 2006	Change
			$	%
	(in thousands)
Cash and cash equivalents	$11,341	$14,542	$(3,201)	-22%

Total cash and cash equivalents decreased during the nine months ended September 30, 2007 primarily as a result of the cash used by our operating and investing activities as set forth in the table below (in thousands):

Beginning balance at December 31, 2006	$14,542
Net cash used by operating activities	(3,118)
Net cash used by investing activities	(994)
Net cash used by financing activities	(16)

Net decrease in cash and cash equivalents	(4,128)
Effect of exchange rates on cash and cash equivalents	927

Ending balance at September 30, 2007	$11,341

Net cash used in operating activities. Our operating activities used cash during the nine months ended September 30, 2007. This cash was used to support our net loss of $9.4 million which, when adjusted for non-cash items such as: an increase in our provision for doubtful accounts of $0.2 million, depreciation of $1.4 million, a $0.2 million gain due to the decrease in the fair value of embedded derivative liabilities, amortization of stock-based expenses of $0.2 million, amortization of debt issuance costs of $0.1 million and accrued interest and accretion on our 13.9% Notes of $3.2 million; totaled $4.9 million. To offset the adjusted net loss, cash was provided by our operating activities in connection with a $1.8 million net change in assets and liabilities. This change is primarily due to a $1.6 million increase in deferred revenue and a $0.9 million increase in income and other tax liabilities partially offset by a $1.2 million decrease in accrued liabilities.

Our primary source of operating cash flow is the collection of accounts receivable from our customers and the timing of payments to our vendors and service providers. We measure the effectiveness of our collections efforts by an analysis of the average number of days our accounts receivable are outstanding, or DSOs. The following table sets forth our accounts receivable balances and DSOs as of the dates indicated:

	September 30, 2007	December 31, 2006	Change
			$	%
	(dollars in thousands; DSOs in days)
Accounts receivable, net	$10,794	$10,283	$511	5%
DSOs	87	74	13	17%

Accounts receivable balances and DSOs increased primarily due to an increased proportion of accounts receivable from a particular region whose customers typically have 90 to 120 day payment terms, as is customary in such region, and certain customers in Europe stretching their payment terms.

Our operating activities used cash during the nine months ended September 30, 2006. This cash was used to support our net loss of $8.6 million which, when adjusted for non-cash items such as: depreciation of $1.3 million, a $0.9 million gain due to the decrease in the fair value of embedded derivative liabilities, amortization of stock-based expenses of $0.6 million, accrued interest and accretion on our 13.9% Notes of $3.0 million as well as the gain on the sale of the Hosted Assets of $3.0 million; totaled $7.5 million. Additionally, cash was provided by our operating activities in connection with a $2.4 million decrease in accounts receivable primarily as a result of improved collections performance, a $2.0 million increase in deferred revenue, primarily a result of maintenance and third-party software billings for which the related revenue will be recognized ratably over the related service period, an increase in our accrued compensation and benefits of $1.5 million offset partially by decrease of $3.5 million in our accrued liabilities and an increase of $0.4 million in other assets.

A number of non-cash items, such as depreciation and amortization, stock-based expenses, deferred interest on debt and certain restructuring charges have been charged to expense and impacted our net results during the three and nine months ended September 30, 2007 and 2006. To the extent these non-cash items increase or decrease in amount and increase or decrease our future operating results, there will be no corresponding impact on our cash flows. Our operating cash flows will be impacted in the future based on our operating results, our ability to collect our accounts receivable on a timely basis, and the timing of payments to our vendors for accounts payable.

Net cash (used in) provided by investing activities. Our investing activities used $1.0 million of cash during the nine months ended September 30, 2007 primarily as a result of purchases of equipment totaling $1.1 million used to support our hosted usenet newsgroup service infrastructure and research and development efforts partially offset by $0.1 million received in connection with the sale of the Hosted Assets. During the nine months ended September 30, 2006, our investing activities provided $4.4 million of cash primarily as a result of cash proceeds totaling $5.5 million from the sale of the Hosted Assets. The cash provided from the proceeds of the sale was partially offset by purchases of equipment totaling $1.1 million primarily used to support our remaining hosted newsgroup service infrastructure and research and development efforts. We believe we will be required to continue to make investments in capital equipment during 2007 and in 2008 and we expect to fund these purchases through the use of our available cash resources. We do not believe leasing arrangements on terms we find reasonably acceptable are currently available.

Net cash used in financing activities. Our financing activities used $16,000 and $49,000 of cash during the nine months ended September 30, 2007 and 2006, respectively, in connection with certain leased equipment.

We face restrictions on our ability to use cash held outside of the United States for purposes other than the operation of each of our respective foreign subsidiaries that hold that cash. For example, our ability to use cash held in a given European subsidiary for any reason other than the operation of this subsidiary may result in certain tax liabilities and may be subject to local laws that could prevent the transfer of cash from Europe to any other foreign or domestic account. Additionally, we are exposed to foreign currency exchange rate risk inherent in our sales commitments, anticipated sales, contracts with vendors, and working capital, as a significant portion or our worldwide operations have a functional currency other than the United States dollar. The impact of future exchange rate fluctuations cannot be predicted adequately. To date, we have not sought to hedge the risks associated with fluctuations in exchange rates.

Revenue generated from the sale of our products and services may not increase to a level that exceeds our expenses or could fluctuate significantly as a result of changes in customer demand or acceptance of future products. Although we expect to continue to review our operating expenses, if we are not successful in achieving cost reductions or generating sufficient revenues, our cash flow from operations will continue to be negatively impacted.

Contractual Obligations and Commitments

The table below sets forth our significant cash obligations and commitments as of September 30, 2007.

	Total	Year ended December 31,
		2007 (a)	2008	2009	2010	2011	Thereafter
	(in thousands)
Redeemable preferred stock (b)	$161,651	$—	$161,651	$—	$—	$—	$—
13.9% Notes (c)	28,681	—	28,681	—	—	—	—
Operating lease obligations	7,902	735	1,756	1,383	1,209	1,128	1,692
Other purchase obligations (d)	995	555	440	—	—	—	—

Total Contractual Cash Obligations	$199,229	$1,290	$192,528	$1,383	$1,209	$41,128	$1,692

(a)	Amounts for remaining three months ending December 31, 2007.

(b)	Includes dividends totaling $30.5 million (see also Note 4—Redeemable Preferred Stock in the Notes to Consolidated Financial Statements) due in July 2008.

(c)	Includes interest totaling $10.7 million due in June 2008.

(d)	Represents certain contractual obligations related to royalty obligations incurred in connection with sales of third-party software products, the future purchase of maintenance related to hardware and software products being utilized within engineering and hosted usenet newsgroup operations, the management of data center operations and network infrastructure storage for our hosted usenet newsgroup operations and the use of third-party developers.

Results of Operations

In view of the rapidly evolving nature of our business, prior acquisitions, organizational restructuring, and limited operating history, we believe that period over period comparisons of revenues and operating results, including gross profit margin and operating expenses as a percentage of total net revenues, are not meaningful and should not be relied upon as indications of future performance. We do not believe that our historical fluctuations in revenues, expenses, or personnel are indicative of future results.

The following table sets forth our results of operations for the three and nine months ended September 30, 2007 and 2006.

	Three Months Ended September 30,		Change		Nine Months Ended September 30,		Change
	2007	2006	$	%	2007	2006	$	%
	(in thousands, except per share amounts)
NET REVENUE
Software licensing	$3,157	$2,688	$469	17%	$11,158	$9,097	$2,061	23%
Hosted services	932	1,220	(288)	-24%	3,441	3,609	(168)	-5%
Professional services	2,353	2,257	96	4%	7,176	7,660	(484)	-6%
Maintenance and support	4,781	4,687	94	2%	13,811	13,524	287	2%

Total net revenue	11,223	10,852	371	3%	35,586	33,890	1,696	5%
COST OF NET REVENUE
Software licensing	1,203	1,105	98	9%	3,672	3,470	202	6%
Hosted services	756	740	16	2%	2,236	2,275	(39)	-2%
Professional services	1,784	1,943	(159)	-8%	5,798	6,139	(341)	-6%
Maintenance and support	1,409	1,303	106	8%	4,193	3,820	373	10%

Total cost of net revenue	5,152	5,091	61	1%	15,899	15,704	195	1%

GROSS PROFIT	6,071	5,761	310	5%	19,687	18,186	1,501	8%
OPERATING EXPENSES
Selling and marketing	3,001	2,728	273	10%	9,257	9,544	(287)	-3%
Research and development	2,356	2,375	(19)	-1%	7,075	7,219	(144)	-2%
General and administrative	2,595	2,850	(255)	-9%	8,316	9,140	(824)	-9%
Restructuring expense	65	137	(72)	-53%	194	1,178	(984)	-84%
Gain on sale of assets	—	(1,007)	1,007	-100%	(129)	(2,978)	2,849	-96%

Total operating expenses	8,017	7,083	934	13%	24,713	24,103	610	3%

OPERATING LOSS	(1,946)	(1,322)	(624)	47%	(5,026)	(5,917)	891	-15%
Other income (expense), net	(1,033)	469	(1,502)	-320%	(974)	547	(1,521)	-278%
Interest income (expense), net	(1,058)	(911)	(147)	16%	(3,120)	(2,664)	(456)	17%

Loss before provision for income taxes	(4,037)	(1,764)	(2,273)	129%	(9,120)	(8,034)	(1,086)	14%
Provision for income taxes	(56)	(280)	224	-80%	(320)	(594)	274	-46%

NET LOSS	(4,093)	(2,044)	(2,049)	100%	(9,440)	(8,628)	(812)	9%
Accretion on redeemable preferred stock	(3,710)	(3,551)	(159)	4%	(11,157)	(10,518)	(639)	6%

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(7,803)	$(5,595)	$(2,208)	39%	$(20,597)	$(19,146)	$(1,451)	8%

Basic and diluted net loss per share	$(0.11)	$(0.06)	$(0.05)	96%	$(0.26)	$(0.24)	$(0.02)	7%

Basic and diluted net loss per share attributable to common shareholders	$(0.21)	$(0.15)	$(0.06)	36%	$(0.56)	$(0.53)	$(0.03)	6%

Shares used in the basic and diluted per share calculations	37,375	36,553	822	2%	36,957	36,248	709	2%

NET REVENUES

For the three months ended September 30, 2007, total net revenues increased primarily as a result of increased software license, professional services and maintenance and support revenues as well as the benefit from the increase in the value of foreign currencies, particularly the Euro, against the U.S. dollar partially offset by reduced hosted services revenue. For the nine months ended September 30, 2007, total net revenues increased primarily as a result of increased software license and maintenance support revenues as well as the benefit from the increase in the value of foreign currencies, particularly the Euro, against the U.S. dollar partially offset by reduced hosted services and professional services revenues.

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Software licensing. Software license revenues increased during the three months ended September 30, 2007 as compared to the same period in the prior year primarily due an increase in the volume of licenses for our Memova Messaging and identity management (marketed as a component of Memova Messaging) software platforms, as well as increased revenue from a license for Memova Mobile offset by decrease of revenue recognized from our Memova Anti-Abuse product.

Software license revenues increased during the nine months ended September 30, 2007 as compared to the same period in the prior year primarily due an increase in the volume of licenses for Memova Messaging and identity management (marketed as a component of Memova Messaging) software platforms, as well as increased revenue from Memova Mobile, increased revenue recognized from our Memova Anti-Abuse product and increased revenue from our third-party license sales.

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Hosted services. Hosted services revenues decreased during the three months and nine months ended September 30, 2007 as compared to the same periods in the prior year primarily due to the termination of service by some of our hosted usenet newsgroup customers. The revenue decrease from terminations for the nine months ended September 30, 2007 is partially offset by an early contract buyout during the three months ended March 31, 2007 related to one customer’s termination of service.

•

Professional services. Professional services revenues increased slightly during the three months ended September 30, 2007 as compared to the same periods in the prior year primarily a result of increased amount of revenue from the sale of previously developed professional service solutions.

Professional services revenues decreased during the nine months ended September 30, 2007 as compared to the same periods in the prior year primarily a result of fewer engagements

•	Maintenance and support. Maintenance and support revenues increased slightly during the three and nine months ended September 30, 2007 as compared to the same periods in the prior year.

The following table sets forth our total revenues by region for the three and nine months ended September 30, 2007.

	Three months ended September 30,				Change		Nine months ended September 30,				Change
	2007		2006		$	%	2007		2006		$	%

North America	$1,885	17%	$2,679	25%	$(794)	-30%	$6,798	19%	$8,078	24%	$(1,280)	-16%
Europe	9,076	81%	7,849	72%	1,227	16%	27,901	78%	25,098	74%	2,803	11%
Latin America	86	1%	67	1%	19	29%	368	1%	215	1%	153	71%
Asia Pacific	176	2%	257	2%	(81)	-32%	519	1%	499	1%	20	4%

Subtotal international	9,338	83%	8,173	75%	1,165	14%	28,788	81%	25,812	76%	2,976	12%

	$11,223	100%	$10,852	100%	$371	3%	$35,586	100%	$33,890	100%	$1,696	5%

International revenues increased in total and as a proportion of total revenue for the three months and nine months ended September 30, 2007 as compared to the same period in the prior year primarily due to an increase in the volume of licenses for our messaging and identity management software platforms in Europe as well as increased revenue from a license for Memova Mobile in Europe and increased revenue recognized from our Memova Anti-Abuse product in Europe.

COST OF NET REVENUES AND GROSS MARGIN

Cost of net revenues increased during the three months ended September 30, 2007 as compared to the same period in the prior year primarily due to increased software licensing and maintenance and support costs partially offset by decreased professional services costs and increased for the nine months ended September 30, 2007 as compared to the same period in the prior year primarily due to increased maintenance and support and software licensing costs partially offset by reduced professional services and hosted services costs.

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Software licensing. Software license cost of revenues consists primarily of royalties that we pay to third-parties for the resale of their product or related to third-party technologies incorporated in our products, Memova Mobile and Memova Anti-Abuse in particular .Software license cost of revenues increased during the three months ended September 30, 2007 as compared to the same period in the prior year primarily as a result of higher Memova Anti-Abuse costs.

Software license cost of revenues increased during the nine months ended September 30, 2007 as compared to the same period in the prior year primarily due to increased royalty costs associated with the third-party products we resell as well as increased royalty costs in connection with the increased revenues from Memova Mobile and Memova Anti-Abuse.

•

Hosted services. Hosted services cost of revenues consists primarily of costs incurred in the delivery and support of our usenet newsgroup service, including employee related costs, depreciation expenses, Internet co-location and connection fees, hardware maintenance costs as well as other direct and allocated costs. Hosted services costs increased slightly during the three months ended September 30, 2007 as compared to the same period in the prior year. Hosted services costs decreased during the nine months ended September 30, 2007 primarily as a result of lower facility and IT costs.

•

Professional services. Professional services cost of revenues consists primarily of employee related and third party contractor costs providing installation, migration, training services and custom engineering for our licensed solutions as well as other direct and allocated indirect costs. Professional services costs decreased during the three months ended September 30, 2007 as compared to the same period in the prior year primarily due to a $0.3 million decrease in employee costs partially offset by a $0.1 million increase in commission costs as a result of the increase in revenues. Total professional services employees decreased to an average of 50 employees for the three months ended September 30, 2007 from an average of 55 for the same period in the prior year.

Professional services costs decreased during the nine months ended September 30, 2007 as compared to the same period in the prior year primarily due to a $0.4 million decrease in employee costs and $0.1 million decrease in depreciation costs offset by a $0.2 million increase in commission costs as a result of over achievement of commission quotas in certain regions for the three months ended March 31, 2007. Total professional services employees decreased to an average of 51 employees for the nine months ended September 30, 2007 from an average of 56 for the same period in the prior year.

•

Maintenance and support. Maintenance and support cost of revenues consists primarily of employee related and third party contractor costs related to the customer support functions for our licensed solutions as well as other direct and allocated indirect costs. Maintenance and support costs increased during the three and nine months ended September 30, 2007 as compared to the same period in the prior year primarily due to increased labor and facility and IT costs.

Our total gross margin, which is gross profit divided by total net revenue, increased to 54% during the three months ended September 30, 2007, as compared to 53% during the same period in the prior year. This increase is primarily due to increased software license revenues, lower employee costs in professional services group partially offset by higher labor and facility and IT costs in support and maintenance. Our total gross margin increased to 55% during the nine months ended September 30, 2007, as compared to 54% during the same period in the prior year. This increase is primarily due to a increased software license revenues, lower hosted costs due to lower facility and IT costs as well as lower employee costs in professional services group partially offset by increased labor and facility and IT costs in support and maintenance.

OPERATING EXPENSES

Total operating expenses increased during the three months ended September 30, 2007 as compared to the same periods in the prior year primarily due to reduced gain on the sale of our Hosted Assets and increased selling and marketing costs as well as the unfavorable effect from the increase in the value of foreign currencies, particularly the Euro, against the U.S. dollar offset by reduced research and development costs, general and administrative expense and restructuring costs. Total operating expenses increased during the nine months ended September 30, 2007 as compared to the same periods in the prior year primarily due reduced gain on the sale of our Hosted Assets as well as the unfavorable effect from the increase in the value of foreign currencies, particularly the Euro, against the U.S. dollar offset by the reduced selling and marketing costs, research and development, general and administrative expense and restructuring costs.

•

Selling and marketing. Selling and marketing expense consists primarily of employee costs, including commissions, travel and entertainment, third party contractor costs, advertising, public relations, other marketing related costs as well as other direct and allocated costs. Selling and marketing expenses increased during the three months ended September 30, 2007 as compared to the same period in the prior year primarily as a result of a $0.1 million increase in employee related costs and $0.1 million increase in marketing costs. Total selling and marketing employees decreased to an average of 38 employees for the three months ended September 30, 2007 from an average of 41 for the same period in the prior year.

Selling and marketing expenses decreased during the nine months ended September 30, 2007 as compared to the same period in the prior year primarily as a result of a $0.1 million decrease in employee related costs, a $0.1 million decrease in recruiting costs, a $0.2 million decrease in facility and IT related costs, and a $0.2 million decrease in depreciation costs partially offset by a $0.3 million increase in commission costs as a result of increased revenues. Total selling and marketing employees decreased to an average of 37 employees for the nine months September 30, 2007 from an average of 44 for the same period in the prior year.

•

Research and development. Research and development expense consists primarily of employee related costs, depreciation and amortization of capital equipment associated with research and development activities, facility related costs, third-party contractor costs as well as other direct and allocated costs. Research and development expenses decreased during the three months ended September 30, 2007 as compared to the same period in the prior year primarily as a result of a $0.2 million decrease in facility and IT costs and $0.1 million decrease in depreciation expense offset by an $0.1 million increase in employee related expenses and $0.1 million increase in third party costs. Total research and development employees decreased to an average of 67 employees for the three months ended September 30, 2007 from an average of 74 for the same period in the prior year.

Research and development expenses decreased during the nine months ended September 30, 2007 as compared to the same period in the prior year primarily as a result of a $0.4 million decrease in facility and IT costs and a $0.2 million decrease in depreciation expense offset by an $0.2 million increase in employee related expenses and $0.2 million increase in third party costs. Total research and development employees decreased to an average of 70 employees for the nine months ended September 30, 2007 from an average of 73 for the same period in the prior year.

•

General and administrative. General and administrative expense consists primarily of employee-related costs, fees for outside professional services, insurance and other direct and allocated indirect costs. General and administrative expenses decreased during the three months ended September 30,

2007 as compared to the same period in the prior year primarily as a result of a $0.3 million decrease resulting from liability accrual during the three months ended September 30, 2006 for Cable and Wireless bankruptcy, a $0.1 million decrease in outside accounting fees, and a $0.1 million decrease in third-party contractor costs offset by a $0.2 million increase in depreciation costs and $0.1 million increase in legal costs as a result of the settlement of the action in the Superior Court of San Diego. Total general and administrative employees decreased to an average of 47 employees for the three months ended September 30, 2007 from an average of 49 for the same period in the prior year.

General and administrative expenses decreased during the nine months ended September 30, 2007 as compared to the same period in the prior year primarily as a result of a $0.3 million decrease in employee related costs, a $0.4 million decrease in outside accounting fees, a $0.2 million decrease in taxes and licenses which primarily resulted from an accrual during the three months ended June 30, 2006 for interest on a California sales and use tax audit, a $0.1 million decrease in general insurance costs, a $0.3 million decrease in third-party contractor costs, $0.1 million decrease in collocation costs, $0.2 million decrease in bad debt expense, $0.3 million decrease resulting from a liability accrual during the three months ended September 30, 2006 for the Cable and Wireless bankruptcy and a $0.2 million decrease in stock based expenses partially offset by a $0.8 million increase in legal costs and a $0.5 million increase in depreciation costs. Total general and administrative employees decreased to an average of 47 employees for the nine months ended September 30, 2007 from an average of 52 for the same period in the prior year.

•

Restructuring expense. Restructuring expenses consist primarily of employee severance costs as well as facility and operations consolidation and lease termination costs incurred primarily as a result of our restructuring actions. The following table provides additional information with respect to the types of restructuring charges included in our operating expenses for the periods indicated:

	Three months ended September 30,		Change		Nine months ended September 30,		Change
	2007	2006	$	%	2007	2006	$	%
	(in thousands)
Employee severance benefits	$—	$28	$(28)	-100%	$—	$1,010	$(1,010)	-100%
Facility and operations consolidations	65	109	(44)	-40%	194	168	26	15%

	$65	$137	$(72)	-53%	$194	$1,178	$(984)	-84%

During the three and nine months ended September 30, 2007, we recorded restructuring expense primarily related to the closure of an office in the United Kingdom and in Santa Monica, CA as well as the transition of our U.S. accounting operations to Ireland. At September 30, 2007, we carried a remaining restructuring liability of $25,000, the majority of which is expected to be utilized by December 31, 2007.

In November 2007, we implemented a restructure plan whereby we plan to eliminate approximately 14% of our total workforce, primarily in North America, by February 2008 and downsize our office locations in San Francisco, California and Toronto, Canada. We estimate that these actions will eliminate approximately $3.6 million of costs from our operations during 2008 at a total cost of approximately $1.3 million. While we have not yet calculated the restructure charge associated with these actions, we believe that our results for the three months and fiscal year ended December 31, 2007 will be negatively affected by such charge.

•

Gain on the Sale of Hosted Assets. During the nine months ended September 30, 2007, we recorded a gain of approximately $0.1 million associated with the sale of the Hosted Assets. The gain decreased in the three and nine months ended September 30, 2007 as compared to the same period in the prior year because the initial sale and payment was received in the three months ended March 31, 2006 and the gain during the three months ended March 31, 2007 is the last of the amounts held in escrow as all post-closing conditions related to the sale of the Hosted Assets had been satisfied.

OTHER INCOME, NET

Other income, net consists primarily of gains and losses on foreign exchange transactions and changes in the fair value of the embedded derivatives in the Series D preferred stock that we issued in connection with a financing transaction in December 2001 and the Series F preferred stock warrants that we issued in connection with the 13.9% Notes financing transaction in 2004 and 2005. The following table sets forth the components of other income, net for the periods indicated.

	Three months ended September 30,		Change		Nine months ended September 30,		Change
	2007	2006	$	%	2007	2006	$	%
	(in thousands)
Foreign exchange gain (loss)	$(1,077)	$(143)	$(934)	653%	$(1,221)	$340	$(1,561)	-459%
Gain from changes in the fair value of embedded derivative instruments	20	330	(310)	-94%	162	844	(682)	-81%
Other	24	282	(258)	-91%	85	(637)	722	-113%

	$(1,033)	$469	$(1,502)	-320%	$(974)	$547	$(1,521)	-278%

Our foreign exchange gain (loss) is primarily driven by the revaluation of our foreign entities assets and liabilities, which are not U.S. dollar denominated. In general, as the U.S. dollar loses value against the currencies of our foreign entities, a foreign currency loss will be generated, however; as the U.S. dollar increases in value against the currencies of our foreign entities, a foreign currency gain will be generated. The amount of the loss or gain in any period is a result of the value of the U.S. dollar against such currencies and the asset and liability balances of our foreign entities.

In accordance with the provisions of SFAS No. 133, Accounting for Derivative Instruments, we are required to adjust the carrying value of the derivatives to their fair value at each balance sheet date and recognize any change since the prior balance sheet date as a component of other income or expense. The estimated fair value of the embedded derivative at September 30, 2007 was $0.5 million.

INTEREST EXPENSE, NET

Interest expense, net consists primarily of interest earned on our cash and cash equivalents, interest expense and amortization of the debt discount and issuance costs related to the 13.9% Notes and interest on certain capital leases and other long-term obligations. The following table sets forth the components of interest expense, net for the periods indicated:

	Three months ended September 30,		Change		Nine months ended September 30,		Change
	2007	2006	$	%	2007	2006	$	%
	(in thousands)
Interest Income	$139	$135	$4	3%	$321	$374	$(53)	-14%
13.9% Notes interest expense	(876)	(764)	(112)	15%	(2,515)	(2,194)	(321)	15%
Amortization of debt discount and issuance costs	(246)	(264)	18	-7%	(727)	(780)	53	-7%
Capital leases and other long-term obligations	(75)	(18)	(57)	317%	(199)	(64)	(135)	211%

	$(1,058)	$(911)	$(147)	-16%	$(3,120)	$(2,664)	$(456)	-17%

Interest expense, net, increased primarily due to the increased interest expense related to our 13.9% Notes and decreased interest income as a result of our decreased cash balances.

PROVISION FOR INCOME TAXES

The provision for income taxes represents the tax on the income generated by certain of our European subsidiaries operations. Since our inception, we have incurred net operating losses for income tax purposes in the U.S. and have incurred taxes only in those states which levy taxes on a state minimum or franchise tax basis. Additionally, no deferred provision or benefit for federal or state income taxes has been recorded as we are in a net deferred tax asset position for which a full valuation allowance has been provided due to uncertainty of realization.

ACCRUED DIVIDENDS AND ACCRETION ON REDEEMABLE PREFERRED STOCK

Dividends and accretion on redeemable preferred stock represents the accrued dividends and accretion of the beneficial conversion features of our outstanding Series D and E preferred stock as well as the accretion to the redemption value of the outstanding Series D preferred stock (see Note 4– Redeemable Preferred Stock in the Notes to Condensed Consolidated Financial Statements). The following table sets forth the components of the dividends and accretion on redeemable preferred stock for the periods indicated.

	Three months ended September 30,		Change		Nine months ended September 30,		Change
	2007	2006	$	%	2007	2006	$	%
	(in thousands)
Accrued dividends	$1,889	$1,900	$(11)	-1%	$5,687	$5,700	$(13)	0%
Accretion to the redemption value and of the beneficial conversion feature	1,821	1,651	170	10%	5,470	4,818	652	14%

	$3,710	$3,551	$159	4%	$11,157	$10,518	$639	6%

Recent Accounting Pronouncements

We adopted Financial Accounting Standards Board (FASB) Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109, (FIN 48) on January 1, 2007. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return that results in a tax benefit. Additionally, FIN 48 provides guidance on de-recognition, statement of operations classification of interest and penalties, accounting in interim periods, disclosure and transition. Our policy is to recognize interest and penalties related to uncertain tax positions in our provision for income tax expense if warranted. After the adoption of FIN 48, our tax assets and liabilities did not differ from the assets and liabilities before adoption, therefore, we did not record any cumulative effect adjustment as of the adoption date. In addition, consistent with the provisions of FIN 48, we classified $3.8 million of income tax liabilities from current to non-current liabilities because payment of cash is not anticipated within one year of the balance sheet date and we are unable to make a reasonably reliable estimate when cash settlement with a taxing authority will occur.

In February 2007, the FASB issued Statement of Financial Accounting Standard (SFAS) No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115, which permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. We have not yet determined the impact, if any, that the implementation of SFAS No. 159 will have on our financial position and results of operations.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. Under the standard, fair value measurements would be separately disclosed by level within the fair value hierarchy. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. We have not yet determined the impact, if any, that the implementation of SFAS No. 157 will have on our financial position and results of operations.

ITEM 3.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The following table presents the hypothetical changes in fair value in the 13.9% Notes at September 30, 2007. The value of the instrument is sensitive to changes in interest rates. The modeling technique used measures the change in fair values arising from hypothetical parallel shifts in the yield curve of plus or minus 50 basis points (bps), 100 bps and 150 bps over a twelve-month time horizon. The base value represents the estimated traded fair market value of the notes.

	Valuation of borrowing given an interest rate decrease of X basis points			No change in interest rate	Valuation of borrowing given an interest rate increase of X basis points
	150 bps	100 bps	50 bps		50 bps	100 bps	150 bps
	(in thousands)
13.9% Notes	$18,035	$17,973	$17,911	$17,850	$17,789	$17,728	$17,667

As of September 30, 2007, we had cash and cash equivalents of $11.3 million and no investments in marketable securities and our long-term obligations consisted of our $18.0 million three year, 13.9% Notes due June 2008 and certain fixed rate capital leases. Accordingly, an immediate 10% change in interest rates would not affect our long-term obligations or our results of operations.

A significant portion of our international operations has a functional currency other than the United States dollar. Accordingly, we are exposed to foreign currency exchange rate risk inherent in our sales commitments, anticipated sales, and assets and liabilities of these operations. Fluctuations in exchange rates may harm our results of operations and could also result in exchange losses. The impact of future exchange rate fluctuations cannot be predicted with any certainty; however, our exposure to foreign currency exchange rate risk is primarily associated with fluctuations in the Euro. We realized a net loss on foreign exchange of $1.1 million during the three months ended September 30, 2007. Our foreign exchange gain (loss) is primarily driven by the revaluation of our foreign entities assets and liabilities, which are not U.S. dollar denominated. In general, as the U.S. dollar loses value against the currencies of our foreign entities, a foreign currency loss will be generated, however; as the U.S. dollar increases in value against the currencies of our foreign entities, a foreign currency gain will be generated. The amount of the loss or gain in any period is a result of the value of the U.S. dollar against such currencies and the asset and liability balances of our foreign entities. To date, we have not sought to hedge the risks associated with fluctuations in exchange rates.

ITEM 4.	CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

We maintain “disclosure controls and procedures,” as such term is defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934 (the Exchange Act) designed to ensure information required to be disclosed by us in reports that we file or submit under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in United States Securities and Exchange Commission (SEC) rules and forms, and that such information is accumulated and communicated to our management, including our chief executive officer and chief financial officer, as appropriate, to allow timely decisions regarding required disclosure.

As of the end of the period covered by this report, we carried out an evaluation, under the supervision and with the participation of our disclosure committee and management, including our chief executive officer and chief financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures pursuant to Exchange Act Rules 13a-15(b) and 15d-15(b). During this evaluation, management considered the impact any material weaknesses and other deficiencies in our internal control over financial reporting might have on our disclosure controls and procedures. In accordance with Section 404 of the Sarbanes-Oxley Act and the rules and regulations promulgated under this section, we were required for our Annual Report on Form 10-K for the year ended December 31, 2004 to evaluate and report on our internal control over financial reporting. In our report contained in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004, we reported the following material weaknesses related to our:

(1)	Lack of expertise and resources to analyze and apply generally accepted accounting principles to significant non-routine transactions;

(2)	Inadequate controls over period-end financial reporting processes;

(3)	Inadequate segregation of duties; and

(4)	Inadequate controls over access to financial applications and data.

Because the material weaknesses identified in connection with the assessment of our internal control over financial reporting as of December 31, 2004, have not yet been remediated, our Chief Executive Officer and our Chief Financial Officer concluded our disclosure controls and procedures were not effective as of September 30, 2007. Notwithstanding the material weaknesses described above, management believes the consolidated financial statements included in this report fairly present in all material respects our financial condition, results of operations and cash flows for the periods presented.

The certifications of our Chief Executive Officer and our Chief Financial Officer required in accordance with Section 302 of the Sarbanes-Oxley Act of 2002 are attached as exhibits to this Quarterly Report on Form 10-Q. The disclosures set forth in this Item 4 contain information concerning the evaluation of our disclosure controls and procedures, referred to in paragraph 4 of the certifications. Those certifications should be read in conjunction with this Item 4 for a more complete understanding of the matters covered by the certifications.

Change in Accelerated Filer Status

On December 21, 2005 the SEC issued Release No. 33-8644 “Revisions to Accelerated Filer Definition and Accelerated Deadlines For Filing Periodic Reports.” On December 15, 2006, the SEC issued Release No. 33-8760 “Internal Control over Financial Reporting in Exchange Act Periodic Reports of Non-Accelerated Filers and Newly Public Companies.” In accordance with the provisions of these releases, management was not required to, and did not, include in our Annual Report on Form 10-K for the fiscal years ending on or after December 31, 2005, an assessment of the effectiveness of our internal control over financial reporting.

Management’s Remediation Initiatives

Although we have not reported on the effectiveness of our internal control over financial reporting since our Annual Report on Form 10-K for the year ended December 31, 2004, we take our internal control over financial reporting and our system of disclosure controls and procedures very seriously.

Accordingly, during 2005, 2006 and the nine months ended September 30, 2007 we made the following changes to our system of internal controls:

(a)	In an effort to address the inadequate controls over access to financial applications and data, during the three months ended March 31, 2005, we began requiring passwords, which are changed every 90 days, to access critical systems and financial applications.

(b)	During the three month period ended September 30, 2005, we engaged an external third-party as our expert resource to assist us in the application of generally accepted accounting principles to our significant non-routine accounting transactions. In addition to requiring password changes to access critical systems and financial applications to address inadequate controls over access to financial applications and data, we implemented monthly reviews of our employee’s access to critical systems and financial applications and change control procedures with respect to our critical systems and financial applications.

(c)	During the three months ended December 31, 2005, we:

•	Implemented an IT security and acceptable use policy;

•	Implemented a change management and monitoring procedures for Critical Path’s corporate infrastructure;

•	Implemented a quarterly review process for access to critical IT systems;

•	Deployed an employee record system to track employee access and separation requests;

•	Upgraded firewall infrastructure to eliminate the non-supported systems;

•	Completed external vulnerability testing for key corporate offices;

•	Moved critical servers to facilities where systems can be protected by universal power supply and fire suppression systems; and

•	Completed a risk assessment of critical systems and developed risk mitigation plans for each environment.

(d)	During the three months ended December 31, 2006, we transitioned our U.S. accounting operations to Dublin, Ireland, which reduces our significant accounting locations from four at December 31, 2004 to two upon completion of the transition. Additionally, in October 2006 we completed the evaluation and selection of new core business software related to accounting and professional services. We implemented the new accounting software in our Dublin, Ireland subsidiary during the fourth quarter of 2006.

(e)	During the three months ended March 31, 2007, we implemented the new accounting software in our Turin, Italy subsidiary and during the three months ended September 30, 2007, completed the company-wide implementation of a new professional services software . We believe these actions will facilitate the application of uniform accounting controls and processes among our locations when implemented, and will be key to the remediation of items (2) and (4) in the above section titled “Evaluation of Disclosure Controls and Procedures.”

We intend to continue to devote resources to the improvement of our internal control over financial reporting and our system of disclosure controls and procedures.

Changes in Internal Control over Financial Reporting

There were no changes in our internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) during our last fiscal quarter that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

PART II - OTHER INFORMATION

ITEM 1.	LEGAL PROCEEDINGS

From time to time, we have been subject to litigation including the pending litigation described below. Our current estimated range of liability related to some of the pending litigation below is based on claims for which we can estimate the amount and range of loss. Because of the uncertainties related to both the amount and range of loss on the remaining pending litigation, we are unable to make a reasonable estimate of the liability that could result from an unfavorable outcome. As additional information becomes available, we will assess our potential liability and revise our estimates. Pending or future litigation could be costly, could cause the diversion of management’s attention and could upon resolution, have a material adverse effect on our business, results of operations, financial condition and cash flow. Moreover, the results of complex legal proceedings are difficult to predict. Other than as described below, we are not a party to any other material legal proceedings.

Action in the Superior Court of San Diego. In April 2006, we were added as a named defendant in a lawsuit previously filed by a former shareholder of Extricity, Inc. against current and former officers and directors of Peregrine Systems, Inc., Peregrine’s former accountants, some of Peregrine’s customers, including us and various other unnamed defendants. In February 2007, the plaintiff filed a third amended complaint, which for the first time contains certain allegations and claims raised against us. The complaint alleges that certain of the named defendants including us, as Peregrine’s customers, engaged in fraudulent transactions with Peregrine that were not accounted for by Peregrine in conformity with U.S. GAAP and that this substantially inflated the value of Peregrine securities issued as consideration in Extricity’s merger with Peregrine. We filed a demurrer to all claims, however, the court found the plaintiff’s allegations to be sufficient for the pleading stage, subject to further factual discovery. We have recorded a $0.2 million liability against this claim as of September 30, 2007. In October, we began settlement discussions with the plaintiff and entered into a settlement agreement on October 8, 2007. Under the agreement, we will make payments totaling significantly less than our expected costs for pursuing the next phase of litigation. Upon full payment by December 31, 2007, the complaint and all claims against us will be dismissed with prejudice.

Securities Class Action in Southern District of New York. Beginning in July 2001, a number of securities class action complaints were filed against us, and certain of our former officers and directors and underwriters connected with our initial public offering (IPO) of common stock in the U.S. District Court for the Southern District of New York (In re Initial Public Offering Sec. Litig.). The purported class action complaints were filed by individuals who allege that they purchased our common stock at the initial and secondary public offerings between March 29, 1999 and December 6, 2000. The complaints allege generally that the prospectus under which such securities were sold contained false and misleading statements with respect to discounts and excess commissions received by the underwriters as well as allegations of “laddering” whereby underwriters required their customers to purchase additional shares in the aftermarket in exchange for an allocation of IPO shares. The complaints seek an unspecified amount in damages on behalf of persons who purchased our common stock during the specified period. Similar complaints have been filed against 55 underwriters and more than 300 other companies and other individuals. The over 1,000 complaints have been consolidated into a single action. We reached an agreement in principle with the plaintiffs to resolve the cases. The proposed settlement involved no monetary payment by us and no admission of liability.

A final settlement approval hearing on the proposed issuer settlement was held on April 24, 2006, and the district court took the matter under submission. Meanwhile the consolidated case against the underwriters proceeded. On October 13, 2004, the district court had certified a class in the underwriters’ proceeding. On December 5, 2006, however, the Second Circuit reversed, holding that a class could not be certified. The plaintiffs petitioned the Second Circuit for rehearing of the Second Circuit’s decision, however, on April 6, 2007, the Second Circuit denied the petition for rehearing. At a status conference on April 23, 2007, the district court suggested that the issuers’ settlement could not be approved in its present form, given the Second Circuit’s ruling. On June 25, 2007 the district court issued an order terminating the settlement agreement. The plaintiffs are due to submit amended complaints and the issue of a new class definition for certification will be heard in the fall. In the meantime, the issuer defendants, including us, are working to reinstate the settlement agreement with the plaintiffs on substantially the same terms. We have not recorded a liability against this claim as of September 30, 2007.

Derivative Action in Western District of Washington. On July 17, 2007, the Company received a letter demanding on behalf of alleged Company stockholder Vanessa Simmonds that the Company’s board of directors prosecute a claim against the Company’s IPO underwriters, in addition to certain unnamed directors, key officers and certain other shareholders who allegedly engaged in short-swing trading during certain periods in 1999 and 2000 in violation of the Securities Exchange Act of 1934, section 13(d) and Rule 13d-5. The board declined to prosecute the claim on the grounds that it did not seem to have any merit and, even if it did, it would be time-barred and unlikely to result in any benefit to the Company and its stockholders. The Company has learned that on October 3, 2007 the plaintiff filed a complaint for recovery of short-swing profits under Section 16(b) of the Exchange Act against BancBoston Robertson Stephens, Inc. and JP Morgan Chase & Co. Although the Company has not been served to date, the complaint purports to name the Company as a “nominal defendant”. No damages are alleged against or sought from the Company, and the Company has not recorded a liability against this claim as of September 30, 2007.

The uncertainty associated with these and other unresolved or threatened lawsuits could seriously harm our business and financial condition. In particular, the lawsuits or the lingering effects of previous lawsuits and the now completed SEC investigation could harm relationships with existing customers and our ability to obtain new customers and partners. The continued defense of lawsuits could also result in the diversion of management’s time and attention away from business operations, which could harm our business. Negative developments with respect to the settlements or the lawsuits could cause the price of our common stock to further decline significantly. In addition, although we are unable to determine the amount, if any, that we may be required to pay in connection with the resolution of these lawsuits, and although we maintain adequate and customary insurance, the size of any such payments could seriously harm our financial condition.

ITEM 1A.	RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information contained in this report, you should consider the following risk factors before investing in our securities.

We will need to raise additional capital, initiate other operational strategies and/or revise our existing obligations to continue our operations.

If we are unable to significantly increase our revenues, reduce the amount of cash used by our operating activities and generate positive cash flow from our operating activities, we will need to undertake additional restructuring initiatives to continue our operations. We do not believe we have sufficient capital resources to fund our current operations beyond the second quarter of 2008. We face a number of challenges in operating our business and gaining new customers and maintaining existing ones, including our ability to overcome viability questions raised by prospective customers given our current capital needs. Additionally, as we approach the June 30, 2008 maturity of the $18.0 million principal amount of our 13.9% Notes we will need to restructure our debt to delay the maturity date or seek additional financing in order to satisfy payment of the 13.9% Notes upon maturity. We will also be required to redeem our outstanding preferred stock in July 2008, which could require us to pay a substantial amount of cash to our holders of preferred stock to the extent permitted by law. As we approach the redemption date, we will need to modify the terms of our preferred stock to delay redemption of our preferred stock beyond their current redemption date in July 2008. The holders of a majority of our outstanding preferred stock are also the holders of a majority of our 13.9% Notes. However, we may be unable to agree on a restructuring of the 13.9% Notes or the Series D and Series E preferred stock with the holders of these existing commitments. Moreover, in order to incur additional indebtedness, we must obtain the consent from the holders of two-thirds in principal amount of our outstanding 13.9% Notes and our preferred stockholders. Even if we obtain this consent, we do not believe that financing is available in sufficient amounts or on terms acceptable to us. The delisting of our common stock from the Nasdaq Global Market and our low stock price also impairs our ability to raise additional capital. If the Company’s efforts to significantly increase its revenues are unsuccessful, the Company will reduce the amount of cash used by its operating activities, liquidate assets, implement restructuring initiatives, which may include the previously announced proposal to go private currently under consideration by a special committee of the Company’s Board of Directors, seek the protection of applicable bankruptcy laws or some combination of the foregoing.

Certain of our cash resources are not readily available for our operations.

We face restrictions on our ability to use cash that we currently hold outside of the United States for purposes other than the operation of each of our respective foreign subsidiaries that hold such cash. For example, our ability to use cash held in a given European subsidiary for any reason other than the operation of that subsidiary may result in certain tax liabilities and are subject to local laws that could prevent the transfer of cash from that subsidiary to any other foreign or domestic account. Additionally, we may experience occasional funding deficits in our domestic operations during the next 12 months. We would fund any such deficit with resources from our international cash balances, however, due to the restrictions we face on our ability to use cash that we currently hold outside of the United States we may not be able to successfully fund any such deficits from our international cash resources. At September 30, 2007, approximately $2.7 million of cash was readily available for our domestic operations and $8.6 million was held outside of the United States. Our inability to utilize cash outside of the United States could slow our ability to operate and grow our business and reach our business objectives or impair our current operations. We may also be forced to incur certain costs, such as tax liabilities, to be able to use this cash for domestic operations, which could cause our expenses to increase and our operating results to decline.

The debt and significant equity ownership by the General Atlantic Investors and the Cheung Kong Investors may result in potential conflicts of interests, which could adversely affect the holders of our common stock and other investors, delay or cause a change in control and depress our stock price.

The debt and significant equity ownership by each of the General Atlantic Investors and the Cheung Kong Investors could create conflicts of interest between these majority shareholders and our other shareholders and between the General Atlantic Investors and the Cheung Kong Investors. For example, the General Atlantic Investors and the Cheung Kong Investors may only approve a change in control transaction that results in the payment of their liquidation preference or other terms satisfactory to them even if our other shareholders oppose the transaction, which could depress the price of our common stock or result in a transaction that causes our shareholders to receive consideration for their shares that is less than the price they paid.

As previously announced, the General Atlantic Investors and the Cheung Kong Investors recently submitted a proposal to take the Company private by acquiring all of the outstanding shares of our common stock. In response to the offer, we formed a special committee of independent directors to evaluate the offer. The special committee determined to proceed with discussions with these stockholders and has been engaged in ongoing negotiations regarding this potential transaction. However, no assurance can be given that a definitive agreement regarding this transaction will be reached or, if a definitive agreement is executed, that any such transaction will be consummated. If the transaction is consummated, the holders of outstanding stock may receive in the transaction consideration that is less than the price they paid for our shares. Alternatively, the General Atlantic Investors and the Cheung Kong Investors may prevent or delay a corporate transaction that is favored by our other shareholders. In addition, it is also possible that the risk that the General Atlantic Investors and the Cheung Kong Investors may disagree on approving a significant corporate transaction, for example a change in control transaction, could limit the number of potential partners willing to pursue such a transaction with us or limit the price that investors might be willing to pay for future shares of our common stock.

The debt and significant equity ownership by the General Atlantic Investors and the Cheung Kong Investors as well as the widely disseminated ownership of our common stock could delay, cause, or prevent a change of control or depress our stock price.

As of September 30, 2007, the General Atlantic Investors beneficially own approximately 30.0% of our outstanding securities (which represents approximately 18.6% of the voting power) and the Cheung Kong Investors beneficially own approximately 15.7% of our outstanding securities (which represents approximately 13.2% of the voting power). As a result, the General Atlantic Investors and the Cheung Kong Investors, although not affiliated, may have the ability, as shareholders acting together, to control the outcome of shareholder votes, including votes concerning the election of a majority of our directors, approval of merger transactions involving us, including the going-private transaction that these investors recently proposed to us, and the sale of all or substantially all of our assets or other business combination transactions, charter and bylaw amendments and other significant corporate actions, which could cause delay or prevent a change in control or depress our stock price.

The General Atlantic Investors and the Cheung Kong Investors also hold a significant portion of our outstanding 13.9% Notes, which require us to obtain their consent before taking certain corporate actions (for example, incurring indebtedness or selling assets) that would not otherwise require the consent of our shareholders. As a result, we may not be able to execute a transaction favored by management or beneficial to our other shareholders if we are notable to obtain their consent.

In addition, a significant majority of our outstanding shares of common stock are held by a large number of stockholders that individually own only a nominal amount of our stock. As a result, if we were to submit a non-routine significant transaction to our holders of common stock, as a separate class, for approval, we would need a very large number of stockholders to affirmatively vote in order to approve the transaction. In these instances, because we are a California corporation, any shares that are not voted are counted as votes against the transaction. Given that our common stock is no longer trading on the Nasdaq Global Market and the low trading price of our common stock, the value placed on the investment in our stock by these stockholders maybe minimal. As a result, we may be unable to obtain sufficient votes from the holders of our common stock to execute a transaction that is favored by management and a majority of our stockholders that return their votes, if the separate vote of the common stockholders is required.

We have a history of losses, expect continuing losses and may never achieve profitability.

We have not achieved profitability on a U.S. GAAP basis in any period and expect to continue to incur net losses in accordance with generally accepted accounting principles for the foreseeable future. In addition, we intend to continue to spend resources on maintaining and strengthening our business, and this may, in the near term, cause our operating expenses to increase and our operating results to decline.

In past quarters, we have spent heavily on technology and infrastructure development. We may continue to spend substantial financial and other resources to further develop and introduce new messaging solutions, and to improve our sales and marketing organizations, strategic relationships and operating infrastructure. We expect that our cost of revenues, sales and marketing expenses, general and administrative expenses, operations, research and customer support expenses and depreciation and amortization expenses could increase in absolute dollars and may increase as a percent of revenues. In future periods, we may also incur significant non-cash charges related to stock-based compensation. If revenues do not correspondingly increase, our operating results could decline. If we continue to incur net losses in future periods, we may not be able to retain employees, or fund investments in capital equipment, sales and marketing programs, and research and development to successfully compete. We also may never obtain sufficient revenues to exceed our cost structure and achieve profitability. In the event we are unable to improve our financial condition, current and future customers may determine not to do business with us which would cause our revenues to further decline. If we do achieve profitability, we may not be able to sustain or increase profitability in the future.

Our failure to continue to carefully manage expenses could require us to use substantial resources and cause our operating results to decline.

In the past, our management of operational expenses, including the restructurings of our operations, have placed significant strain on managerial, operational and financial resources and contributed to our history of losses. In addition, we may need to improve or replace our existing operational, customer service and financial systems, procedures and controls and incur incremental costs of compliance with legislation, such as the Sarbanes-Oxley Act of 2002. Any failure to properly manage these systems and procedural transitions or these incremental compliance costs could impair our ability to attract and service customers, and could cause us to incur higher operating costs and delays in the execution of our business plan. If we cannot manage restructuring activities and expenses effectively, our business and operating results could decline.

Our $18.0 million in principal amount of 13.9% Notes and a substantial liquidation preference to the holders of our preferred stock could significantly impact the return to common equity holders.

In the event of liquidation, dissolution, winding up or change of control of Critical Path, we must repay the principal and accrued interest of the 13. 9% Notes and satisfy the liquidation preferences of our outstanding preferred stock. As of September 30, 2007, the aggregate amount of outstanding principal and interest on our 13.9% Notes was $25.6 million. The holders of Series E preferred stock would be entitled to receive $1.50 per share of Series E preferred stock plus all accrued dividends on such shares before any proceeds from a liquidation, dissolution or winding up is paid with respect to any other series or class of our capital stock. Accordingly, at September 30, 2007, the approximately 48.3 million shares of Series E preferred stock outstanding had an aggregate liquidation preference of approximately $86.0 million. The aggregate amount of the preference will increase as the shares of Series E preferred stock accrue dividends based on simple interest at an annual rate of 5 3/4%. After all of the then outstanding shares of Series E preferred stock have received payment of their liquidation preference, the holders of the approximately 3.5 million shares of outstanding Series D preferred stock would be entitled to receive the greater of $13.75 per share of Series D preferred stock plus all accrued dividends on such shares (which, as of September 30, 2007, would result in an aggregate liquidation preference of approximately $69.8 million) or $22 per share (which currently would equal a liquidation preference of $77.5 million) before any proceeds from the liquidation, dissolution, winding up or change in control is paid to holders of our common stock. Thus, as of September 30, 2007, the combined liquidation preference of our Series D and Series E preferred stock is $163.5 million. We also would be required to satisfy the liquidation preference of our Series F Redeemable Convertible Preferred Stock (Series F preferred stock) however, as of September 30, 2007, there were no shares of Series F preferred stock outstanding, but there are outstanding warrants to purchase an aggregate of 0.4 million shares of Series F preferred stock. Holders of our common stock will not receive any proceeds from a liquidation, winding up or dissolution, including from a change of control, until after the holders of our 13.9% Notes have been repaid and the liquidation preferences of our preferred stock are paid in full. Consequently, although we would likely be required under applicable law to obtain the separate class approval of the holders of our common stock for a change of control or the sale of all or substantially all of the shares of Critical Path, it is possible that such a transaction could result in all or substantially all of the proceeds of such transaction being distributed to the holders of our 13.9% Notes and our preferred stock.

We will be required to redeem our outstanding preferred stock in July 2008, which could require us to pay a substantial amount of cash to our holders of preferred stock.

We will be required to redeem our outstanding shares of our Series D preferred stock, Series E preferred stock and Series F preferred stock, to the extent any Series F preferred stock is outstanding, in July 2008 to the extent that we have cash legally available to pay for the redemption as determined in accordance with applicable law. We anticipate that we will need to modify the terms of our preferred stock to delay redemption of our preferred stock. However, we may be unable to modify these terms or do so on new terms reasonably acceptable to us. The amount we are required to pay for these shares will be equal to the accreted value of the shares at the time of redemption. As of the redemption date in July 2008, the redemption price per share that we will be required to pay will be $20.58 per share of Series D preferred stock, $1.84 per share of Series E preferred stock and $14.00 plus any accrued dividends per share of Series F preferred stock. If no holders of shares of our preferred stock elect to convert their shares into common stock prior to the redemption date, we would be required to pay an aggregate of $161.7 million in order to redeem the outstanding shares of preferred stock in July 2008. If we do not meet specified criteria under applicable law that allows a corporation to use its cash to redeem outstanding shares of capital stock, we will not be allowed to redeem these shares in July 2008. If we are legally unable to redeem all or any portion of our outstanding preferred stock on the redemption date, the redemption cost of these outstanding preferred shares will continue to increase as these shares will continue to accrue dividends until the shares are either converted or redeemed. Any cash payments we are required to make to redeem our outstanding preferred stock could harm our ability to operate and grow our business or reach our business objectives.

The conversion of our preferred stock would result in a substantial number of additional shares of common stock outstanding, which could decrease the price of our common stock.

Our preferred stock can be converted into common stock at anytime in the discretion of the holder of preferred stock. For example, during the three months ended June 30, 2007, at the request of certain holders of our Series E preferred stock, we converted approximately 465,000 shares of Series E preferred stock into approximately 544,000 shares of common stock. As of September 30, 2007, there were approximately 3.5 million shares of Series D preferred stock outstanding, which were convertible into approximately 46.6 million shares of common stock. In addition, we have approximately 48.3 million shares of Series E preferred stock outstanding, which are convertible as of September 30, 2007, at the option of the holders, into approximately 57.3 million shares of common stock. We also have outstanding warrants to purchase 0.4 million shares of Series F preferred stock which, if exercised, would initially be convertible into approximately 3.9 million shares of common stock. Any conversion of our preferred stock into common stock would increase the number of additional shares of common stock that may be sold into the market, which could substantially decrease the price of our common stock.

As the preferred stock accrues dividends, the number of shares of common stock issuable upon conversion will increase, which may increase the dilution to our holders of common stock and further decrease the price of our common stock.

Currently, shares of Series D preferred stock and shares of Series E preferred stock accrue dividends at a rate of 5 3/4% per year. If the maximum amount of dividends accrue on the outstanding shares of Series D preferred stock and Series E preferred stock prior to the automatic call for redemption date, the number of shares of common stock issuable upon conversion will increase by approximately 3.9 million shares to approximately 107.8 million shares of common stock. Further, if we are legally unable to redeem the Series E preferred stock and our Series D preferred stock on the redemption date, the value of these preferred shares will continue to accrue dividends and be convertible into an even greater number of shares until such time as they are converted or redeemed.

From time to time we engage in discussions with or receive proposals from third parties relating to a potential change of control of Critical Path.

We may enter into a transaction that constitutes a change of control of Critical Path. Any such transaction could happen at any time, could be material to our business and could take any number of forms, including, for example, a merger or a sale of all or substantially all of our assets. We will in the future continue to evaluate potential business combinations or strategic transactions which, if consummated, may constitute a change of control and trigger the repayment of outstanding debt and liquidation preference payments described above and result in little or no payment to the holders of our common stock.

Our common stock is listed on the OTC Bulletin Board, and thus the liquidity of our common stock is low and our ability to obtain future financing may be further impaired.

In November 2005, we were delisted from the Nasdaq Global Market due to noncompliance with Marketplace Rule 4450(b)(4), which requires companies listed to have a minimum bid price of $1.00 per share, and Rule 4450(b)(3), which requires companies listed to maintain a minimum market value of publicly held securities of at least $15 million.

Our common stock now trades in the over-the-counter market on the OTC Bulletin Board owned by the Nasdaq Stock Market, Inc., which was established for securities that do not meet the listing requirements of the Nasdaq Global Market or the Nasdaq Capital Market. The OTC Bulletin Board is generally considered less efficient than the Nasdaq Global Market. Consequently, selling our common stock is likely more difficult because of diminished liquidity in smaller quantities of shares likely being bought and sold, transactions could be delayed, and securities analysts’ and news media coverage of us may be limited. These factors could result in lower prices and larger spreads in the bid and ask prices for shares of common stock.

Our listing on the OTC Bulletin Board, and our low stock price, greatly impair our ability to raise additional capital through equity or debt financing, and significantly increase the dilution to our current stockholders caused by any issuance of equity in financing or other transactions. Moreover, even if we were able to raise additional financing, because the price at which we would issue shares in such transactions is generally based on the market price of our common stock, we would need to issue a greater number of shares to raise a given amount of funding.

In addition, as our common stock is not listed on a principal national exchange, we are subject to Rule 15g-9 under the Securities and Exchange Act of 1934, as amended. That rule imposes additional sales practice requirements on broker-dealers that sell low-priced securities to persons other than established customers and institutional accredited investors. Consequently, the rule may affect the ability of broker-dealers to sell our common stock and affect the ability of holders to sell their shares of our common stock in the secondary market. Moreover, investors may be less interested in purchasing low-priced securities because the brokerage commissions, as a percentage of the total transaction value, tend to be higher for such securities, and some investment funds will not invest in low-priced securities (other than those which focus on small-capitalization companies or low-priced securities).

If we are unable to successfully compete in our product market, our ability to retain our customers and attract new customers could decline as would our revenues.

Competition for the products we provide and services we offer is intense. Although we are not aware of any one company that directly competes with every one of our products and services, we face a different set of competitors in each of our lines of business. The primary competitors of our messaging solutions include OpenWave Systems Inc., Sun Microsystems’ Sun ONE software division (formerly iPlanet), Microsoft Corporation, Google, Inc., Comverse, Inc., Mirapoint Inc. and the IronPort Systems division of Cisco Systems, Inc., as well as a variety of smaller product suppliers. In the market for mobile email services, we are competing in an emerging market and face new competitors as the market develops. We currently compete with Comverse, Inc., OpenWave Systems, Inc., Seven Networks, Inc. and Oz Communications, Inc. as well as with small, local technology providers such as O3sis IT AG, Consilient, Inexbee and AxisMobile; however, we expect to encounter competition from Microsoft Corporation, Yahoo! Inc. and Google Inc. in the future as they seek to mobilize their existing portal services. In the identity management market, we compete primarily with Sun Microsystems’ Sun ONE software division (formerly iPlanet), IBM Corporation, Microsoft Corporation, Novell Corporation, Siemens Corporation and Computer Associates, as well as various small identity management application vendors. If our existing customers and other consumers prefer the products and services offered by our competitors over ours, our revenues will decline.

Competition continues to increase as current competitor’s increase the sophistication of their offerings, as new participants enter the market and as the market continues to grow, becoming increasingly attractive. Many current and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we do and may enter into strategic or commercial relationships with larger, more established and better-financed companies. Given our limited capital resources, we may be unable to spend the necessary capital to offer services comparable to our competitors or to improve our product offering to compete effectively. For example, our hosted usenet newsgroup service may require significant capital investment in order to remain competitive. Any delay in the development or introduction of products or services or updates, would also allow additional time for our competitors to improve their service or product offerings, and for new competitors to develop messaging and identity management products and services for our target markets. Increased competition could result in pricing pressures, reduced operating margins and loss of market share, any of which could cause our business to suffer.

We may be unable to grow our business through effective sales and marketing, which could cause our operating results to decline.

Our ability to increase revenues will depend on our ability to successfully recruit, train and retain experienced and effective sales and marketing personnel and for our personnel to achieve results once they are employed with us. Competition for experienced and effective personnel in certain markets is intense and we may not be able to hire and retain personnel with relevant experience. The complexity and implementation of our messaging and identity management infrastructure products and services require highly trained sales and marketing personnel to educate prospective customers regarding the use and benefits of our services. Current and prospective customers, in turn, must be able to educate their end-users. Any delays or difficulties encountered in our staffing and training efforts would impair our ability to attract new customers and enhance our relationships with existing customers, and ultimately, grow revenues. This would also adversely impact the timing and extent of our revenues from quarter to quarter and overall or could jeopardize sales altogether. Because we have experienced turnover in our sales force and have fewer resources than many of our competitors, our sales and marketing organizations may not be able to compete successfully against the sales and marketing organizations of our competitors. Moreover, our competitors frequently have larger and more established sales forces calling upon potential enterprise customers with more frequency. In addition, certain of our competitors have longer and closer relationships with the senior management of customers who decide whose technologies and solutions to deploy. If we do not successfully operate and grow our sales and marketing activities, our revenues and operating results could decline and the price of our common stock could continue to decline.

We have identified material weaknesses in our disclosure controls and procedures and our internal control over financial reporting, which, if not remedied effectively, could have an adverse effect on the trading price of our common stock and otherwise seriously harm our business.

Management through, in part, the documentation, testing and assessment of our internal control over financial reporting has concluded in the past that our disclosure controls and procedures and our internal control over financial reporting had material weaknesses as of December 31, 2004. Management has not performed similar documentation, testing and assessments of our internal control over financial reporting as of December 31, 2005 or as of December 31, 2006, because we are not currently required to comply with Section 404 of the Sarbanes-Oxley Act of 2002. However, we take disclosure controls and procedures seriously and have taken certain actions to begin to address those material weaknesses which were identified in connection with the assessment of our internal controls undertaken as of December 31, 2004. Our inability to remedy our material weaknesses promptly and effectively could have a material adverse effect on our business, results of operations and financial condition, as well as impair our ability to meet our quarterly and annual reporting requirements in a timely manner. These effects could in turn adversely affect the trading price of our common stock. Prior to the remediation of these material weaknesses, there remains risk that the transitional controls on which we currently rely will fail to be sufficiently effective, which could result in a material misstatement of our financial position or results of operations and require a restatement. In addition, even if we are successful in strengthening our controls and procedures, such controls and procedures may not be adequate to prevent or identify irregularities or facilitate the fair presentation of our financial statements or SEC reporting.

Failure or circumvention of our controls and procedures could seriously harm our business.

We are making significant changes in our internal control over financial reporting and our disclosure controls and procedures. Any system of controls, however well designed and operated, is based in part on certain assumptions and can provide only reasonable, and not absolute, assurances that the objectives of the system are met. In addition, the effectiveness of our remediation efforts and of our internal controls is subject to limitations, including the assumptions used in identifying the likelihood of future events and the inability to eliminate misconduct completely. As a result, our remediation efforts to improve our internal control over financial reporting may not prevent all improper acts or ensure that all material information will be made known to management in a timely fashion. In addition, because substantial additional costs may be necessary to implement these remedial measures, our limited resources may cause a further delay in the remediation of all of our material weaknesses. The failure or circumvention of our controls, policies and procedures or of our remediation efforts could have a material adverse effect on our business, results of operations and financial condition.

Due to our evolving business strategy and the nature of the markets in which we compete, our future revenues are difficult to predict and our quarterly operating results may fluctuate.

We cannot accurately forecast our revenues as a result of our evolving business strategy and the emerging nature of the messaging and directory infrastructure market. Forecasting is further complicated by recent strategic and operational restructurings, such as the sale of assets relating to our hosted messaging services, and may continue to be complicated by future restructurings. In addition, our reliance on large dollar value transactions, as well as market fluctuations, can complicate our ability to forecast accurately. Our revenues in some past quarters fell and could continue to fall short of expectations if we experience delays or cancellations of even a small number of orders. We often offer volume-based pricing, which may affect our operating margins. A number of factors are likely to cause fluctuations in operating results, including, but not limited to:

•	the demand for licensed solutions for messaging and identity management products;

•	our ability to compete effectively with new market participants, particularly with respect to price competition, in the market for mobile email services;

•	our ability to attract and retain qualified personnel with industry expertise, particularly sales personnel;

•	our ability to attract and retain customers and maintain customer satisfaction;

•	the ability to upgrade, develop and maintain our systems and infrastructure and to effectively respond to the rapid technology change of the messaging and identity management infrastructure market;

•	the budgeting and payment cycles of our customers and potential customers;

•	the amount and timing of operating costs and capital expenditures relating to expansion of business and infrastructure;

•	our ability to quickly handle and alleviate technical difficulties or system outages;

•	the announcement or introduction of new or enhanced services by competitors;

•	general economic and market conditions and their effect on our operations and the operations of our customers; and

•	the effect of war, terrorism and any related conflicts or similar events worldwide.

In addition to the factors set forth above, our financial results on a U.S. GAAP basis have been and will continue to be impacted by the extent to which we incur non-cash charges associated with stock-based arrangements with employees and non-employees. In particular, during the three months ended September 30, 2007, we incurred stock-based compensation expense of approximately $0.2 million primarily relating to the issuance of common stock and the grant of options and warrants to employees and non-employees. Grants of options and warrants also may be dilutive to existing shareholders.

Our revenues and operating results have declined and could continue to decline as a result of the elimination of product or service offerings through termination, sale or other disposition. Future decisions to eliminate, revise or limit any other offerings of a product or service would involve other factors that could cause our revenues to decline and our expenses to increase, including the expenditure of capital, the realization of losses, further reductions in our workforce, facility consolidation or the elimination of revenues along with the associated costs.

As a result of the foregoing, we do not believe that period-to-period comparisons of operating results are a good indication of future performance. It is likely that operating results in some quarters will be below market expectations. In this event, the price of our common stock is likely to prove volatile or subject to further declines.

We have in the past evaluated, and will continue to evaluate in the future, the strategic value of our business operations and, where appropriate, invest further in certain business operations, and reduce investment in or divest other business operations.

In the past, we have elected to divest or discontinue certain business operations through termination, sale or other disposition. For example, in January 2006, we sold substantially all of the assets relating to our hosted messaging business which contributed to a decline in our revenues for the year ended December 31, 2006 as compared to the previous year ended December 31, 2005. Furthermore, we may choose to divest certain business operations based on our management’s perception of their strategic value to our business, even if such operations have been profitable historically. Decisions to eliminate or limit certain business operations have involved in the past, and could in the future involve, the expenditure of capital, consumption of management resources, realization of losses, transition and wind-up expenses, further reduction in workforce, facility consolidation and the elimination of revenues along with associated costs, any of which could cause our operating results to decline and may fail to yield the expected benefits.

A limited number of customers and markets account for a high and increasing percentage of our revenues and if we lose a major customer, are unable to attract new customers, or the markets which we serve suffer financial difficulties, our revenues could decline.

We expect that sales of our products and services to a limited number of customers will continue to account for a high percentage of our revenue for the foreseeable future. For example, for the three months ended September 30, 2007 and for the years ended December 31, 2006 and 2005, our top ten customers accounted for approximately 46%, 41% and 35%, respectively, of our total revenues. During the three months ended September 30, 2007, we did not have any customers which accounted for 10% or more of our total revenues. Our future success depends on our ability to retain our current customers, and to attract new customers, in our target markets. The loss of one or several major customers, whether through termination of agreements, acquisitions or bankruptcy, could significantly reduce our revenues. Our agreements with our customers typically have terms of one to three years often with automatic one-year renewals and can be terminated without cause upon certain notice periods that vary among our agreements and range from a period of 30 to 120 days notice.

The telecommunications industry during the three months ended September 30, 2007 and years ended December 31, 2006 and 2005, accounted for approximately 31%, 74% and 32%, respectively, of the revenues from our top ten customers. If the relative financial performance of our customers deteriorates, it will impact our sales cycles and our ability to attract new business. If our customers terminate their agreements for any reason before the end of the contract term, the loss of the customer would reduce our current and future revenues. Also, if we are unable to enter into agreements with new customers and develop business with our existing customers, our business will not grow and we will not generate additional revenues.

Our sales cycle is lengthy, and any delays or cancellations in orders in a particular quarter could cause our operating results to be below expectations, which may cause our stock price to decline.

Because we sell complex and sophisticated technology, our sales cycle, in particular with respect to our software solutions, can be long and unpredictable, often taking between four to 18 months. Because of the nature of our product and service offerings it can take many months of customer education and product evaluation before a purchase decision is made. Further, and particularly with regard to newer subscription based offerings, the deployment process following customer trials can add several months prior to the generation of revenue. In addition, many factors can influence the decision to purchase our product and service offerings including budgetary constraints and decreases in capital expenditures, quarterly fluctuations in operating results of customers and potential customers, the emerging and evolving nature of the internet-based services and wireless services markets. Furthermore, general global economic conditions, and weakness in global securities markets, continuing recessionary spending levels, and a protracted slowdown in technology spending in particular, have further lengthened and affected our sales cycle. Such factors have led to and could continue to lead to delays and postponements in purchasing decisions and in many cases cancellations of anticipated orders. Any delay or cancellation in sales of our products or services could cause our operating results to be lower than those projected and cause our stock price to decline.

We depend on strategic relationships with our customers and others and the loss of such relationships could cause our revenues to decline.

We depend on strategic relationships with our customers and others to expand distribution channels and opportunities and to undertake joint marketing efforts. Our ability to increase revenues depends upon aggressively marketing our services through new and existing strategic relationships. We also depend on the ability of our customers to aggressively sell and market our services to their end-users. If we lose any strategic relationships, fail to fully exploit our relationships, or fail to develop new strategic relationships, we could encounter increased difficulty in selling our products and services.

We may not be able to respond to the rapid technological change of the messaging industry.

The messaging industry is characterized by rapid technological change, changes in user and customer requirements and preferences, and the emergence of new industry standards and practices that could render our existing services, proprietary technology and systems obsolete. We must continually develop or introduce and improve the performance, features and reliability of our services, particularly in response to competitive offerings. Our success depends, in part, on our ability to develop new functionality, technology and services that address the increasingly sophisticated and varied needs of prospective customers. We believe that revenue from our Memova applications, for example the Memova Mobile application that we launched in the first quarter of 2005, is an important source of future revenues and we have made significant investments in their development. However, revenues from our Memova Mobile application from initial launch in the first quarter of 2005 to date have been immaterial. If we do not properly identify the feature preferences of prospective customers, or if we fail to deliver email features that meet the standards of these customers, our ability to market our service successfully and to increase revenues could be impaired. The development of proprietary technology and necessary service enhancements entails significant technical and business risks and requires substantial expenditures and lead-time. We may not be able to keep pace with the latest technological developments. We may also be unable to use new technologies effectively or adapt services to customer requirements or emerging industry standards.

We have experienced significant turnover of senior management and our current management team has been together for a limited time, which could slow the growth of our business and cause our operating results to decline.

Throughout 2007, 2006, 2005 and 2004, we announced a series of changes in our management that included the departure of senior executives and changes in our board of directors. Most recently in August 2007, one of our members of our board of directors resigned and was replaced with a new director, our chief executive officer resigned from that role in June 2007 but remains as chairman, two of our other executive officers departed in 2006, two of our directors joined us in 2005 and many of the members of our current board of directors and senior executives joined us in 2004. Further, we may continue to make additional changes to our senior management team. If our new management team is unable to accomplish our business objectives, our ability to grow our business and successfully meet operational challenges could be severely impaired. It is possible that this high turnover at our senior management levels may also continue for a variety of reasons. The loss of the services of one or more of our key senior executive officers could also affect our ability to successfully implement our business objectives, which could slow the growth of our business and cause our operating results to decline. For these reasons, our shareholders may lose confidence in our management team and decide to dispose of our common stock, which could cause the price of our common stock to decline.

We may experience difficulty in attracting and retaining key personnel, which may negatively affect our ability to develop new products or services or retain and attract customers.

The loss of the services of key personnel may create a negative perception of our business and adversely affect our ability to achieve our business goals. Our success also depends on our ability to recruit, retain and motivate highly skilled sales and marketing, operational, technical and managerial personnel. Competition for these people is intense and we may not be able to successfully recruit, train or retain qualified personnel. If we fail to do so, we may be unable to develop new products or services or continue to provide a high level of customer service, which could result in the loss of customers and revenues. In addition, volatility and declines in our stock price may also affect our ability to retain key personnel, all of whom have been granted stock-based incentive compensation. Over the past year we have reduced our work force and eliminated jobs to balance the size of our employee base with anticipated revenue levels. Reductions in our workforce could make it difficult to motivate and retain remaining employees or attract needed new employees, and could also affect our ability to deliver products and solutions in a timely fashion and to provide a high level of customer service and support. We do not have long-term employment agreements with any of our key personnel. In addition, we do not maintain key person life insurance on our employees and have no plans to do so. The loss of the services of one or more of our current key personnel could make it difficult to successfully implement our business objectives.

If we are not successful in implementing strategic plans for our operations, our expenses may not be offset by our corresponding sales and our financial results could significantly decline.

In 2004, we restructured several significant contracts, consolidated certain activities to offices in Toronto, Canada and Dublin, Ireland from higher cost areas such as the San Francisco Bay Area, eliminated approximately 20% of employee positions and reduced use of third-party contractors. In 2005, we restructured the lease for, and relocated, our headquarter facilities. In 2006, we completed the sale of the assets related to our hosted messaging services, terminated our headquarters’ facility lease, reduced the amount of space for our headquarters facility and entered into a sublease of the same headquarter facilities, and most recently in the fourth quarter of 2006, we moved our U.S. based accounting operations from our headquarters facility to Dublin, Ireland. We expect to continue to make determinations about the strategic future of our business and operations, and our ability to execute on such plans effectively could affect our future operations. A failure to execute successfully on such plans and to plan appropriately could cause our expenses to continue to outpace our revenues and our financial condition to significantly decline.

We may experience a decrease in market demand due to concerns of international terrorism, war and social and political instability.

Turmoil and war in the Middle East have increased the uncertainty in the global economy and may contribute to a decline in the international business environment. A substantial portion of our business is derived from international sales, and a decline in the global economy could have a more severe impact on our financial results than on the results of some of our competitors. The effects of terrorist attacks, particularly in Europe where we derive a significant portion of our revenue, and other similar events and the war in Iraq could affect demand for goods and services, including digital communications software and services.

We currently license many third-party technologies and may need to license further technologies, which could delay and increase the cost of product and service developments, expose us to increased risk of third-party infringement claims, and could cause our business and operating results to suffer.

We intend to continue to license certain technologies from third parties and incorporate them into our products and services, including web server technology, virus and anti-spam solutions, storage and encryption technology and billing and customer tracking solutions. The market is evolving and we may need to license additional technologies to remain competitive. We may not be able to license these technologies on commercially reasonable terms or at all. Many of these suppliers are small and may not have the ability to continue to provide us with necessary technologies. To the extent we cannot license needed technologies or solutions, we may have to devote our resources to the development of such technologies, which could delay and increase the cost of product and service developments.

We selectively incorporate or distribute with our software solutions third-party software components licensed under so-called “open source” licenses. Some of these licenses contain requirements that the source code to the modifications or derivative works we create using the open source software must be made available under the terms of a particular open source license granting licensees rights in addition to our commercial licenses. Further, if we combine our proprietary software with open source software in a certain manner, we could, under certain of the open source licenses, be obligated to make the source code of our proprietary software available to licensees at no charge in order to have continued rights to the open source components. In addition, because technical support is not generally available for most open source software and licensors generally do not provide warranties or controls on the origin of open source software, there is a potential for added development costs and potentially greater risk of infringement claims than using third-party commercial software. If we are obligated to release our proprietary source code or if a third party claims we have infringed its intellectual property rights by using open source software code, our business and financial performance could suffer.

In addition, we may fail to integrate successfully any licensed or hosted technology into our services. These third-party in-licenses may expose us to increased risks, including risks related to the integration of new technology, potential patent and copyright infringement issues, the diversion of resources from the development of proprietary technology, and an inability to generate revenues from new or existing technology sufficient to offset associated acquisition and maintenance costs. In addition, an inability to obtain or use needed licenses could delay product and service development until equivalent technology can be identified, licensed and integrated. Any delays in services or integration problems could hinder our ability to retain and attract customers and cause our business and operating results to suffer.

Unplanned system interruptions, capacity constraints and demand for storage could reduce our ability to provide services and could harm our business reputation.

Our customers have, in the past, experienced some interruptions in our hosted services. We believe that these interruptions will continue to occur from time to time. Our ability to retain existing customers and attract new customers will suffer and our revenues will decline if we experience frequent or long system interruptions that result in the unavailability or reduced performance of systems or networks or reduce our ability to provide usenet newsgroup hosting services. We expect to experience occasional temporary capacity and storage constraints due to unanticipated sharply increased traffic or sharply increased demand for storage, which may cause unanticipated system disruptions, slower response times, impaired quality and degradation in levels of customer service. If this were to continue to happen, our ability to retain existing customers and attract new customers could suffer dramatically and our revenues would decline.

Changes in the regulatory environment for the operation of our business or those of our customers could pose risks.

Few laws currently apply directly to activity on the Internet and the messaging business; however, new laws are proposed and other laws made applicable to Internet communications every year. In particular, the operations of our business face risks associated with privacy, confidentiality of user data and communications, consumer protection, taxation, content, copyright, trade secrets, trademarks, antitrust, defamation and other legal issues. In particular, legal concerns with respect to communication of confidential data have affected our financial services and health care customers due to newly enacted federal legislation. The growth of the industry and the proliferation of Internet-based messaging devices and services may prompt further legislative attention to our industry and thus invite more regulatory control of our business. The imposition of more stringent protections or new regulations and application of laws to our business could burden our company and those with which we do business. Any decreased generalized demand for our services or the loss of, or decrease, in business by a key partner due to regulation or the expense of compliance with any regulation, could either increase the costs associated with our business or affect revenue, either of which could cause our financial condition or operating results to decline. Certain of our service offerings include operations subject to the Digital Millennium Copyright Act of 1998 and the European Union’s recent privacy directives. Our efforts to remain in compliance with DMCA and the EU privacy and data directives may not be sufficient. New legislation and case law may also affect our products and services and the manner in which we offer them, which could cause our revenues to decline.

In addition, the applicability of laws and regulations directly applicable to the businesses of our customers, particularly customers in the fields of banking and health care, will continue to affect us. The security of information about our customers’ end-users continues to be an area where a variety of laws and regulations with respect to privacy and confidentiality are enacted. As our customers implement the protections and prohibitions with respect to the transmission of end user data, our customers will look to us to assist them in remaining in compliance with this evolving area of regulation. In particular, in the United States, the Gramm-Leach-Bliley Act contains restrictions with respect to the use and protection of banking records for end-users whose information may pass through our system and the Health Insurance Portability and Accountability Act contains provisions that require our customers to ensure the confidentiality of their customers’ health care information. In Europe, the EU Directive on Data Protection and laws implementing it enacted by the European member states place restrictions on the collection, use and transfer of any personal data of EU residents.

Finally, the Sarbanes-Oxley Act of 2002 and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. We are currently reviewing all of our accounting policies and practices, legal disclosure and corporate governance policies under the new legislation, including those related to our relationships with our independent registered public accounting firm, enhanced financial disclosures, internal controls, board and board committee practices, corporate responsibility and loan practices, and intend fully to comply with such laws. We expect these new rules and regulations to increase our general and administrative expenses and to make it more difficult for us to attract and retain qualified executive officers and qualified members of our board of directors, particularly to serve on our various committees of the Board including, in particular, the audit committee.

We may have liability for Internet content and we may not have adequate liability insurance.

As a provider of usenet newsgroup hosting, we face potential liability for defamation, negligence, copyright, patent or trademark infringement and other claims based on the nature and content of the materials transmitted via our services. We do not screen the content generated by our users or their customers, and we could be exposed to liability with respect to this content. Furthermore, some foreign governments, such as Germany, have enforced laws and regulations related to content distributed over the Internet that are more strict than those currently in place in the United States. In some instances, we may be subject to criminal liability in connection with Internet content transmission.

Our current insurance may not cover claims of these types or may not be adequate to indemnify us for all liability that may be imposed. There is a risk that a single claim or multiple claims, if successfully asserted against us, could exceed the total of our coverage limits. There also is a risk that a single claim or multiple claims asserted against us may not qualify for coverage under our insurance policies as a result of coverage exclusions that are contained within these policies. Should either of these risks occur, capital contributed by our shareholders might need to be used to settle claims. Any imposition of liability, particularly liability that is not covered by insurance or is in excess of insurance coverage could result in substantial out-of-pocket costs to us, or could result in the imposition of criminal penalties.

Unknown software defects could disrupt our services and harm our business and reputation.

Our software products are inherently complex. Additionally, our product and service offerings depend on complex software, both internally developed and licensed from third parties. Complex software often contains defects or errors in translation, particularly when first introduced or when new versions are released or localized for international markets. We may not discover software defects in our products or that affect new or current services or enhancements until after they are deployed. Despite testing, it is possible that defects may occur in the software. These defects could cause service interruptions, which could damage our reputation or increase service costs, cause us to lose revenue, delay market acceptance or divert development resources.

If our system security is breached, our reputation could suffer and our revenues could decline.

A fundamental requirement for online communications is the secure transmission of confidential information over public networks. Third parties may attempt to breach our security or that of our customers. If these attempts are successful, customers’ confidential information, including customers’ profiles, passwords, financial account information, credit card numbers or other personal information could be breached. We may be liable to our customers for any breach in security and a breach could harm our reputation. We rely on encryption technology licensed from third parties. Our servers are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays or loss of data. We may be required to expend significant capital and other resources to license encryption technology and additional technologies to protect against security breaches or to alleviate problems caused by any breach. Failure to prevent security breaches may make it difficult to retain and attract customers and cause us to spend additional resources that could cause our operating results to decline.

We rely on trademark, copyright, trade secret laws, contractual restrictions and patents to protect our proprietary rights, and if these rights are not sufficiently protected, our ability to compete and generate revenue could be harmed.

We rely on a combination of trademark, copyright and trade secret laws, contractual restrictions, such as confidentiality agreements and licenses, and patents to establish and protect our proprietary rights, which we view as critical to our success. Our ability to compete and grow our business could suffer if these rights are not adequately protected. Despite the precautionary measures we take, unauthorized third parties may infringe or copy portions of our services or reverse engineer or obtain and use information that we regard as proprietary, which could harm our competitive position and market share. In addition, we have a number of patents issued and several patents pending in the United States and may seek additional patents in the future. However, the status of United States patent protection in the software industry is not well defined and will evolve as the U.S. Patent and Trademark Office grants additional patents and the federal courts issue further rulings on patentability. We do not know if our patent applications or any of our future patent applications will be issued with the scope of the claims sought, if at all, or whether any patents we have received or will receive will be challenged or invalidated.

Our proprietary rights may not be adequately protected because:

•	laws and contractual restrictions may not prevent misappropriation of our technologies or deter others from developing similar technologies;

•	policing unauthorized use of our products and trademarks is difficult, expensive and time-consuming, and we may be unable to determine the extent of this unauthorized use; and

•	end user license provisions in our contracts that protect us against unauthorized use, copying, transfer and disclosure of the licensed program may be unenforceable.

In addition, the laws of some foreign countries may not protect proprietary rights to the same extent as do the laws of the United States. Our means of protecting proprietary rights in the United States or abroad may not be adequate and competitors may independently develop similar technology. Additionally, we cannot be certain that our products do not infringe issued patents that may relate to our products. In addition, because patent applications in the United States are not publicly disclosed at filing and in some cases until the patent is issued, applications may have been filed which relate to our software products.

If we do not successfully address the risks inherent in the conduct of our international operations, our revenues and financial results could decline.

We derived 83%, 77% and 74% of our revenues from international sales in the three months ended September 30, 2007 and years ended December 31, 2006 and 2005, respectively. We intend to continue to operate in international markets and to spend significant financial and managerial resources to do so. If revenues from international operations do not exceed the expense of establishing and maintaining these operations, our business and our ability to increase revenue and improve our operating results could suffer. We have limited experience in international operations and may not be able to compete or operate effectively in international markets. We face certain risks inherent in conducting business internationally, including:

•	difficulties and costs of staffing and managing international operations;

•	fluctuations in currency exchange rates and imposition of currency exchange controls;

•	differing technology standards and language and translation issues;

•	difficulties in collecting accounts receivable and longer collection periods;

•	changes in regulatory requirements, including U.S. export restrictions on encryption technologies;

•	political and economic instability;

•	potential adverse tax consequences; and

•	significantly reduced protection for intellectual property rights in some countries.

Any of these factors could harm our international operations and, consequently, our business and consolidated operating results. Specifically, failure to successfully manage international growth could result in higher operating costs than anticipated or could delay or preclude altogether our ability to generate revenues in key international markets.

The use of our net operating losses (NOLs) could be limited if an ownership change occurred during the preceding three-year period.

The use of our net operating losses could be limited if an “ownership change” is deemed to have occurred during the preceding three-year period as a result of, for example, the issuance of Series E preferred stock upon conversion of the 10% Notes, the amendment to the terms of the Series D preferred stock or the exercise of the subscription rights. In general, under applicable federal income tax rules, an “ownership change” is considered to have occurred if the percentage of the value of our stock owned by our “5% shareholders” increased by more than 50 percentage points over the lowest percentage of the value of our stock owned by such shareholders over the preceding three-year period.

Due to the fact that a full valuation allowance has been provided for the net deferred tax asset relating to our net operating losses, we have never analyzed whether events such as the issuance of Series E preferred stock upon conversion of the 10% notes, the amendment to the terms of the Series D preferred stock or the exercise of the subscription rights in the rights offering caused us to undergo an ownership change for federal income tax purposes.

If such an ownership change were considered to have occurred, our use of our pre-change net operating losses would generally be limited annually to the product of the long-term tax-exempt rate as of the time the ownership change occurred and the value of our company immediately before the ownership change. The long-term tax-exempt rate as of September 2007 was 4.50%. This could increase our federal income tax liability if we generate taxable income in the future. There can be no assurance that the Internal Revenue Service would not be able to successfully assert that we have undergone one or more ownership changes in the preceding three-year period.

Changes in accounting rules for employee stock options could significantly impact our financial results.

Accounting policies affecting many aspects of our business, including rules relating to employee stock option grants, have recently been revised or are under review. The FASB and other agencies have finalized changes to U.S. GAAP that require us to record a charge to earnings for employee stock option grants and other equity incentives. We may have significant and ongoing accounting charges resulting from option grant and other equity incentive expensing that could significantly harm our net results. In addition, since we historically have used equity-related compensation as a component of our total employee compensation program, the accounting change could make the use of equity-related compensation less attractive to us and therefore make it more difficult to attract and retain employees.

Our stock price has demonstrated volatility and overall declines during recent quarters and continued volatility in the stock market may cause further fluctuations and/or decline in our stock price.

The trading price of our common stock has been and may continue to experience volatility, wide fluctuations and declines. For example, during the three months ended September 30, 2007, the closing sale prices of our common stock on the OTC Bulletin Board ranged from $0.09 per share on July 2, 2007 to $0.07 per share on September 28, 2007. Our stock price may further decline or fluctuate in response to any number of factors and events, such as a reduction in the liquidity of our common stock as a result of moving from the Nasdaq Global Market to the OTC Bulletin Board, announcements related to technological innovations, intense regulatory scrutiny and new corporate and securities and other legislation, strategic and sales relationships, new product and service offerings by us or our competitors, litigation outcomes, changes in senior management, changes in financial estimates and recommendations of securities analysts, the operating and stock price performance of other companies that investors may deem comparable, news reports relating to trends in our markets and the market for our stock, media interest in accounting scandals and corporate governance questions, overall market conditions and domestic and international economic factors unrelated to our performance. In addition, the stock market in general, particularly with respect to technology stocks, has experienced extreme volatility and a significant cumulative decline in recent quarters. This volatility and decline has affected many companies, including our company, irrespective of the specific operating performance of such companies. These broad market influences and fluctuations may adversely affect the price of our stock, regardless of our operating performance or other factors.

A decline in our stock price could result in securities class action litigation against us that could divert management’s attention and harm our business.

We have been in the past and may in the future be subject to shareholder lawsuits, including securities class action lawsuits. In the past, securities class action litigation has often been brought against a company after periods of volatility in the market price of securities. In the future, we may be a target of similar litigation. Securities litigation could result in substantial costs and divert our management’s attention and resources, which in turn could harm our ability to execute our business plan.

Our articles of incorporation and bylaws contain provisions that could delay or prevent a change in control.

Our articles of incorporation and bylaws contain provisions that could delay or prevent a change in control of our company. These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. Some of these provisions:

•

authorize the issuance of preferred stock that can be created and issued by our board of directors without prior shareholder approval, commonly referred to as “blank check” preferred stock, with rights senior to those of our common stock;

•	prohibit shareholder action by written consent; and

•	establish advance notice requirements for submitting nominations for election to our board of directors and for proposing matters that can be acted upon by shareholders at a meeting.

In March 2001, we adopted a shareholder rights plan or “poison pill.” This plan could cause the acquisition of our company by a party not approved by our board of directors to be prohibitively expensive.

In addition, the General Atlantic Investors and the Cheung Kong Investors own a sufficient amount of our securities to be able to control the outcome of matters submitted to a vote of our shareholders, which could have the effect of discouraging or impeding an acquisition proposal.

Limitations of our director and officer liability insurance may cause us to use our capital resources, which could cause our financial results to decline or slow our growth.

Our current director and officer liability insurance may not be adequate for the liabilities and expenses potentially incurred in connection with future claims. To the extent liabilities, expenses or settlements exceed the limitations or are outside of the scope of coverage, our business and financial condition could materially decline. Under California law, in connection with our charter documents and indemnification agreements we entered into with our executive officers and directors, we must indemnify our current and former officers and directors to the fullest extent permitted by law. The indemnification covers any expenses and liabilities reasonably incurred in connection with the investigation, defense, settlement or appeal of legal proceedings.

ITEM 5.	OTHER INFORMATION

On November 13, 2007, the Board of Directors of the Company unanimously appointed Mark Palomba, the Company’s Chief Executive Officer, to fill a vacancy on the Board.

ITEM 6.	EXHIBITS

4.1	Amendment No. 8 to Preferred Stock Rights Agreement dated as of October 26, 2007 between the Registrant and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.9 to the Registrant’s Form 8-K filed on October 31, 2007).

10.1#	August 10, 2007 Memorandum of Amendment to Employment Agreement by and between the Registrant and Mark Palomba (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007).

10.2#	August 10, 2007 Memorandum of Amendment to Employment Agreement by and between the Registrant and James Clark (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007).

31.1	Certification of Chief Executive Officer pursuant to Rule 13a-14(a) and 15d-14(a), as adopted pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002

31.2	Certification of Chief Financial Officer pursuant to Rule 13a-14(a) and 15d-14(a), as adopted pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002

32.1*	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

32.2*	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

#	Indicates management contract or compensatory plan or arrangement.

*	In accordance with Item 601(b)(32)(ii) of Regulation S-K and SEC Release Nos. 33-8238 and 34-47986, Final Rule: Management’s Reports on Internal Control Over Financial Reporting and Certification of Disclosure in Exchange Act Periodic Reports, the certifications furnished in Exhibits 32.1 and 32.2 hereto are deemed to accompany this Quarterly Report on Form 10-Q and will not be deemed “filed” for purpose of Section 18 of the Exchange Act. Such certifications will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate them by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CRITICAL PATH, INC.

By:	/S/ JAMES A. CLARK
James A. Clark
Executive Vice President and Chief Financial Officer

Exhibit Index

4.1	Amendment No. 8 to Preferred Stock Rights Agreement dated as of October 26, 2007 between the Registrant and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.9 to the Registrant’s Form 8-K filed on October 31, 2007).

10.1#	August 10, 2007 Memorandum of Amendment to Employment Agreement by and between the Registrant and Mark Palomba (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007).

10.2#	August 10, 2007 Memorandum of Amendment to Employment Agreement by and between the Registrant and James Clark (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007).

31.1	Certification of Chief Executive Officer pursuant to Rule 13a-14(a) and 15d-14(a), as adopted pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002

31.2	Certification of Chief Financial Officer pursuant to Rule 13a-14(a) and 15d-14(a), as adopted pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002

32.1*	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

32.2*	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

#	Indicates management contract or compensatory plan or arrangement.

*	In accordance with Item 601(b)(32)(ii) of Regulation S-K and SEC Release Nos. 33-8238 and 34-47986, Final Rule: Management’s Reports on Internal Control Over Financial Reporting and Certification of Disclosure in Exchange Act Periodic Reports, the certifications furnished in Exhibits 32.1 and 32.2 hereto are deemed to accompany this Quarterly Report on Form 10-Q and will not be deemed “filed” for purpose of Section 18 of the Exchange Act. Such certifications will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate them by reference.

Using a black ink pen, mark your votes with an X as shown in	☒
this example. Please do not write outside the designated areas.

Special Meeting Proxy Card

Ú PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

A	Proposals — The Board of Directors recommends a vote FOR Proposals 1 – 9.

	For	Against	Abstain		For	Against	Abstain

1. To adopt an amendment to our Amended and Restated Articles of Incorporation to provide for a 70,000-to-1 reverse stock split of our Series E Redeemable Convertible Preferred Stock.	☐	☐	☐

2. To adopt an amendment to our Amended and Restated Articles of Incorporation to provide for the conversion of our Series D Cumulative Redeemable Convertible Preferred Stock and Series E Redeemable Convertible Preferred Stock into shares of our Common Stock upon the election of holders of a majority of the outstanding shares of each such series to convert.

					☐	☐	☐

3. To adopt an amendment to our Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock to 500,000,000.	☐	☐	☐	4. To adopt an amendment to our Amended and Restated Articles of Incorporation to permit shareholders to act by written consent.	☐	☐	☐

5. To adopt an amendment to our Amended and Restated Articles of Incorporation to terminate the authorization to issue Series F Redeemable Convertible Preferred Stock.	☐	☐	☐

6. To adopt an amendment to our Amended and Restated Articles of Incorporation to provide that the transactions described in the Proxy Statement do not constitute a change of control for purposes of the Second Amended and Restated Articles of Incorporation.

					☐	☐	☐

7. To adopt the Second Amended and Restated Articles of Incorporation as a whole.	☐	☐	☐

EACH OF PROPOSALS 1 THROUGH 7 IS CONDITIONED UPON THE APPROVAL OF THE OTHER PROPOSALS SET FORTH ABOVE AND IS REQUIRED FOR THE COMPLETION OF THE TRANSACTIONS.

8. To adopt the Agreement and Plan of Merger, dated as of December 5, 2007, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated February 19, 2008, by and among Critical Path, Inc., CP Holdco, LLC and CP Merger Co., and to approve the merger contemplated thereby.

	☐	☐	☐	9. To adjourn the Special Meeting, if necessary, to solicit additional votes for Proposals 1 through 8.	☐	☐	☐

PROPOSAL 8 IS CONDITIONED UPON THE APPROVAL OF PROPOSALS 1 THROUGH 7 AND IS REQUIRED FOR THE COMPLETION OF THE TRANSACTIONS.

In their discretion, the proxies of the undersigned are authorized to vote upon such other business as may properly come before the meeting or any postponements, continuations and adjournments thereof.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Ú PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.Ú

Proxy — CRITICAL PATH, INC.

PROXY SOLICITED BY BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 21, 2008

The undersigned hereby appoints James A. Clark and Mark E. Palomba, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Critical Path, Inc. which the undersigned may be entitled to vote at the Special Meeting of Shareholders of Critical Path, Inc. to be held at the offices of Paul, Hastings, Janofsky & Walker LLP, 55 Second Street, San Francisco, California on April 21, 2008 at 10:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters specified on the reverse and in accordance with the instructions specified by the undersigned.

Unless a contrary direction is indicated, this Proxy will be voted FOR Proposal 9 to adjourn the special meeting if necessary, to solicit additional votes, and in accordance with the discretion of the Proxies on any other matters as may properly come before the Special Meeting. If specific instructions are indicated, this Proxy will be voted in accordance therewith. If specific instructions are not given with respect to Proposals 1 through 8, it will have the same effect as a “No” vote on such Proposal.

The undersigned hereby acknowledges receipt of the notice of the Special Meeting and the proxy statement furnished herewith.

Please vote, date, sign and promptly return this proxy in the enclosed return envelope that is postage prepaid if mailed in the United States.